                      FORM S-4 REGISTRATION STATEMENT WRAP
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           SUN HEALTHCARE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          8051                  85-0410612
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                               101 SUN AVENUE, NE
                         ALBUQUERQUE, NEW MEXICO 87109
                                 (505) 821-3355
    (Name, address, including zip code, and telephone number, area code, of
                   Registrant's principal executive offices)

                                                  ROBERT F. MURPHY, ESQ.
         101 SUN AVENUE, N.E.                      101 SUN AVENUE, N.E.
    ALBUQUERQUE, NEW MEXICO 87109             ALBUQUERQUE, NEW MEXICO 87109
            (505) 821-3355                            (505) 821-3355
 (Name, address, including zip code,       (Name, address, including zip code,
 and telephone number, area code, of       and telephone number, area code, of
          agent for service)                        agent for service)

                         ------------------------------

                                   COPIES TO:

       MICHAEL J. KENNEDY, ESQ.                    STEVEN E. FOX, ESQ.
       STEVE L. CAMAHORT, ESQ.                     ROGERS & HARDIN LLP
        MICHAEL S. DORF, ESQ.                        PEACHTREE CENTER
   BROBECK, PHLEGER & HARRISON LLP               2700 INTERNATIONAL TOWER
          SPEAR STREET TOWER                    229 PEACHTREE STREET, N.E.
              ONE MARKET                          ATLANTA, GEORGIA 30303
   SAN FRANCISCO, CALIFORNIA 94105                    (404) 522-4700
            (415) 442-0900

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration
statement becomes effective and certain other conditions to the mergers proposed herein are satisfied.
                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                      PROPOSED MAXIMUM
                                                                   AMOUNT         PROPOSED MAXIMUM       AGGREGATE
                  TITLE OF EACH CLASS OF                           TO BE           OFFERING PRICE         OFFERING
              SECURITIES TO BE REGISTERED(1)                     REGISTERED           PER UNIT          PRICE(4)(5)
Common stock, par value $0.01 per share (including               8,983,648
  associated Preferred Stock Purchase Rights)(7)...........      shares(2)            $8.00(4)
Common stock, par value $0.01 per share (including               1,943,482
  associated Preferred Stock Purchase Rights)..............      shares(3)           $7.875(5)          $178,220,077
Series B Convertible Preferred Stock, par value $0.01 per
  share....................................................    298,334 shares         $13.576

                                                                 AMOUNT OF
                  TITLE OF EACH CLASS OF                        REGISTRATION
              SECURITIES TO BE REGISTERED(1)                       FEE(6)
Common stock, par value $0.01 per share (including
  associated Preferred Stock Purchase Rights)(7)...........
Common stock, par value $0.01 per share (including
  associated Preferred Stock Purchase Rights)..............        $2,616
Series B Convertible Preferred Stock, par value $0.01 per
  share....................................................

(1) This registration statement relates to securities of the Registrant issuable to holders of capital stock of Retirement Care Associates, Inc., a Colorado corporation ("RCA"), in the proposed merger of a wholly-owned subsidiary of the Registrant with and into RCA, and to holders of capital stock of Contour Medical, Inc., a Nevada corporation ("Contour"), in the proposed merger of a wholly-owned subsidiary of the Registrant with and into Contour.
(2) Based upon the number of shares of capital stock of RCA outstanding, on a fully diluted basis, as of May 20, 1998.
(3) Based upon the number of shares of capital stock of Contour outstanding, on a fully diluted basis, as of May 20, 1998.
(4) Pursuant to Rules 457(f)(i) and 457(c) under the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the registration fee was computed on the basis of the average of the high and low prices of the common stock, par value $.0001 per share, of RCA on The New York Stock Exchange on May 20, 1998.
(5) Pursuant to Rules 457(f)(i) and 457(c) under the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the registration fee was computed on the basis the average of the high and low bid prices of the common stock, par value $.001 per share, of Contour on The Nasdaq Small-Cap Market on May 20, 1998.
(6) Pursuant to Rule 457(b) under the Securities Act, the registration fee has been reduced by the $49,958.86 paid on May 28, 1997 upon the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of the proxy material of the Registrant and RCA and the information statement of the Registrant and Contour included herein.
(7) There are also being registered hereunder an indeterminate number of shares of Common Stock (including associated Preferred Stock Purchase Rights) as may be issuable upon conversion of the Series B Convertible Preferred Stock registered pursuant to this registration statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           SUN HEALTHCARE GROUP, INC.
                              101 SUN AVENUE, N.E.
                         ALBUQUERQUE, NEW MEXICO 87109

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders (the "Sun Special Meeting") of Sun Healthcare Group, Inc. ("Sun"), to be held at Sun's Rev. Dr. Kay M. Glaesner, Jr. Training Center, 101 Sun Avenue, N.E., Albuquerque, New Mexico, 87109, on June 26, 1998, at 10:00 a.m., local time.

    At the Sun Special Meeting you will be asked to consider and vote upon the following proposals:

         1. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998 (as amended, the "RCA Merger Agreement"), among Sun, Retirement Care Associates, Inc., a Colorado corporation ("RCA"), and Peach Acquisition Corporation, a Colorado corporation and a direct wholly-owned subsidiary of Sun ("RCA Merger Sub"), and to approve the merger (the "RCA Merger") of RCA Merger Sub with and into RCA pursuant to the RCA Merger Agreement and the issuance of Common Stock, par value $.01 per share, of Sun (together with the associated Preferred Share Purchase Rights, the "Sun Common Stock") and Series B Convertible Preferred Stock of Sun (the "Sun Preferred Stock") pursuant to the RCA Merger;

         2. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998 (as amended, the "Contour Merger Agreement"), among Sun, Contour Medical, Inc., a Nevada corporation ("Contour"), and Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly-owned subsidiary of Sun ("Contour Merger Sub"), and to approve the merger (the "Contour Merger") of Contour Merger Sub with and into Contour pursuant to the Contour Merger Agreement and the issuance of Sun Common Stock pursuant to the Contour Merger; and

         3. To approve an amendment to Sun's Certificate of Incorporation to increase the number of authorized shares of Sun Common Stock.

    THE BOARD OF DIRECTORS OF SUN HAS UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SUN VOTE FOR (I) THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER AND THE ISSUANCE OF SUN COMMON STOCK AND SUN PREFERRED STOCK PURSUANT THERETO, (II) THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER AND THE ISSUANCE OF SUN COMMON STOCK PURSUANT THERETO, AND (III) THE APPROVAL OF THE AMENDMENT TO SUN'S CERTIFICATE OF INCORPORATION.

    You are urged to read carefully the accompanying Joint Proxy
Statement/Prospectus/Information Statement for more detailed information concerning Sun, RCA, Contour, the RCA Merger Agreement and the RCA Merger, the Contour Merger Agreement and the Contour Merger, as well as the other matters enumerated above.

    Whether or not you plan to attend the Sun Special Meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus/Information Statement at any time before it has been voted at the Sun Special Meeting. If you attend the Sun Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. Your prompt cooperation will be greatly appreciated.

    We look forward to seeing you on June 26, 1998.

                                          Sincerely,
                                          Andrew L. Turner
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

May 28, 1998

                           SUN HEALTHCARE GROUP, INC.
                              101 SUN AVENUE, N.E.
                         ALBUQUERQUE, NEW MEXICO 87109

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998

                             ---------------------

To the Stockholders of Sun Healthcare Group, Inc.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Sun Special Meeting") of Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), will be held at Sun's Rev. Dr. Kay M. Glaesner, Jr. Training Center, 101 Sun Avenue, N.E., Albuquerque, New Mexico, 87109, on June 26, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998 (as amended, the "RCA Merger Agreement"), among Sun, Retirement Care Associates, Inc., a Colorado corporation ("RCA"), and Peach Acquisition Corporation, a Colorado corporation and a direct wholly-owned subsidiary of Sun ("RCA Merger Sub"), and to approve the merger (the "RCA Merger") of RCA Merger Sub with and into RCA pursuant to the RCA Merger Agreement and the issuance of Common Stock, par value $.01 per share, of Sun (together with the associated Preferred Share Purchase Rights, the "Sun Common Stock") and Series B Convertible Preferred Stock of Sun (the "Sun Preferred Stock") pursuant to the RCA Merger. At the effective time of the RCA Merger (the "RCA Effective Time"),
    (i) each outstanding share of Common Stock, par value $.0001 per share, of RCA (the "RCA Common Stock") will be converted into shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $10.00 per share (unless such average closing price exceeds $24.20 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, or unless such average closing price is less than $19.80 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.505 shares of Sun Common Stock), subject to adjustment under certain circumstances as described in the accompanying Joint Proxy Statement/Prospectus/Information Statement, (ii) each outstanding share of Series AA Redeemable Preferred Stock of RCA (the "RCA Series AA Preferred Stock") will be converted into shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $10.00 per share, (iii) each outstanding share of Series F Convertible Preferred Stock of RCA (the "RCA Series F Preferred Stock") will be converted into one share of Sun Preferred Stock, which shares of Sun Preferred Stock shall thereafter be convertible into the number of shares of Sun Common Stock that such shares of RCA Series F Preferred Stock would have been converted into if converted immediately prior to the RCA Effective Time, and (iv) RCA will become a wholly-owned subsidiary of Sun;

         2. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998 (as amended, the "Contour Merger Agreement"), among Sun, Contour Medical, Inc., a Nevada corporation ("Contour"), and Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly-owned subsidiary of Sun ("Contour Merger Sub"), and to approve the merger (the "Contour Merger") of Contour Merger Sub with and into Contour pursuant to the Contour Merger Agreement and the issuance of Sun Common Stock pursuant to the Contour Merger. At the effective time of the Contour Merger (the "Contour Effective Time") (i) each outstanding share of Common Stock, par value $.001 per share, of Contour (the "Contour Common Stock"), other than shares owned by RCA, will be converted into shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $8.50 per share, (ii) each outstanding share of Series A Convertible Preferred Stock of Contour (the "Contour Preferred Stock" and, together with the Contour Common Stock, the "Contour Capital Stock"), other than shares owned by RCA, will be converted into shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $4.00 per share, (iii) each outstanding share of Contour Capital Stock owned by RCA will not be exchanged in the Contour Merger and will remain outstanding (unless (x) the RCA Merger does not occur promptly after consummation of the Contour Merger, or (y) Sun does not undertake to contribute to RCA all shares of Contour Capital Stock acquired by Sun pursuant to the Contour Merger, in which event RCA would receive the same per share consideration as the other holders of Contour Capital Stock pursuant to (i) and (ii)), and (iv) Contour will become a wholly-owned subsidiary of Sun;

         3. To approve an amendment to Sun's Certificate of Incorporation to increase the number of authorized shares of Sun Common Stock; and

         4. To transact such other business as may properly come before the Sun Special Meeting or any adjournments or postponements thereof.

    The RCA Merger, the RCA Merger Agreement, the Contour Merger, the Contour Merger Agreement and the other matters enumerated above are more fully described in the accompanying Joint Proxy Statement/Prospectus/Information Statement.

    Only holders of record of Sun Common Stock on May 1, 1998 are entitled to notice of and to vote at the Sun Special Meeting and any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the Sun Special Meeting. However, to ensure your representation at the Sun Special Meeting, you are urged to complete, sign and date the accompanying proxy card and return it as promptly as possible in the enclosed postage-prepaid, self-addressed envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/ Prospectus/Information Statement at any time before it has been voted at the Sun Special Meeting. If you attend the Sun Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert F. Murphy
                                          SECRETARY

May 28, 1998

                        RETIREMENT CARE ASSOCIATES, INC.
                       6000 LAKE FORREST DRIVE, SUITE 200
                             ATLANTA, GEORGIA 30328

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders (the "RCA Special Meeting") of Retirement Care Associates, Inc. ("RCA"), to be held at RCA's principal offices located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328 on June 26, 1998, at 8:30 a.m., local time.

    At the RCA Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998 (as amended, the "RCA Merger Agreement"), among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), RCA and Peach Acquisition Corporation, a Colorado corporation and a direct wholly-owned subsidiary of Sun ("RCA Merger Sub"), and to approve the merger (the "RCA Merger") of RCA Merger Sub with and into RCA pursuant to the RCA Merger Agreement.

    THE BOARD OF DIRECTORS OF RCA HAS UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF RCA VOTE FOR THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER.

    You are urged to read carefully the accompanying Joint Proxy
Statement/Prospectus/Information Statement for more detailed information concerning RCA, Sun, the RCA Merger Agreement and the RCA Merger.

    Whether or not you plan to attend the RCA Special Meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus/Information Statement at any time before it has been voted at the RCA Special Meeting. If you attend the RCA Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Christopher F. Brogdon
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

May 28, 1998

                        RETIREMENT CARE ASSOCIATES, INC.
                       6000 LAKE FORREST DRIVE, SUITE 200
                             ATLANTA, GEORGIA 30328

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 26, 1998

                             ---------------------

To the Shareholders of Retirement Care Associates, Inc.:

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "RCA Special Meeting") of Retirement Care Associates, Inc., a Colorado corporation ("RCA"), will be held at RCA's principal offices located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 8:30 a.m., local time, for the following purposes:

         1. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998 (as amended, the "RCA Merger Agreement"), among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), RCA and Peach Acquisition Corporation, a Colorado corporation and a direct wholly-owned subsidiary of Sun ("RCA Merger Sub"), and to approve the merger (the "RCA Merger") of RCA Merger Sub with and into RCA pursuant to the RCA Merger Agreement. At the effective time of the RCA Merger (the "RCA Effective Time"), (i) each outstanding share of Common Stock, par value $.0001 per share, of RCA (the "RCA Common Stock") will be converted into shares of Common Stock, par value $.01 per share, of Sun (together with the associated Preferred Share Purchase Rights, the "Sun Common Stock") having a market value, based on an average closing price for the Sun Common Stock, equal to $10.00 per share (unless such average closing price exceeds $24.20 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, or unless such average closing price is less than $19.80 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.505 shares of Sun Common Stock), subject to adjustment under certain circumstances as described in the accompanying Joint Proxy Statement/ Prospectus/Information Statement,
    (ii) each outstanding share of Series AA Redeemable Preferred Stock of RCA (the "RCA Series AA Preferred Stock") will be converted into shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $10.00 per share, (iii) each outstanding share of Series F Convertible Preferred Stock of RCA (the "RCA Series F Preferred Stock") will be converted into one share of Series B Convertible Preferred Stock of Sun (the "Sun Preferred Stock"), which shares of Sun Preferred Stock shall thereafter be convertible into the number of shares of Sun Common Stock that such shares of RCA Series F Preferred Stock would have been converted into if converted immediately prior to the RCA Effective Time, and (iv) RCA will become a wholly-owned subsidiary of Sun; and

         2. To transact such other business as may properly come before the RCA Special Meeting or any adjournments or postponements thereof.

    The RCA Merger and the RCA Merger Agreement are more fully described in the accompanying Joint Proxy Statement/Prospectus/Information Statement.

    Only holders of record of RCA Common Stock, RCA Series AA Preferred Stock and RCA Series F Preferred Stock on May 12, 1998 are entitled to notice of and to vote at the RCA Special Meeting and any adjournments or postponements thereof.

    All shareholders are cordially invited to attend the RCA Special Meeting. However, to ensure your representation at the RCA Special Meeting, you are urged to complete, sign and date the accompanying proxy card and return it as promptly as possible in the enclosed postage-prepaid, self-addressed envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/

Prospectus/Information Statement at any time before it has been voted at the RCA Special Meeting. If you attend the RCA Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Edward E. Lane
                                          SECRETARY

May 28, 1998

                             CONTOUR MEDICAL, INC.
                                6025 SHILOH ROAD
                           ALPHARETTA, GEORGIA 30005

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders (the "Contour Special Meeting") of Contour Medical, Inc. ("Contour"), to be held at the principal offices of Retirement Care Associates, Inc., 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 10:00 a.m., local time.

    At the Contour Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998 (as amended, the "Contour Merger Agreement"), among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), Contour and Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly-owned subsidiary of Sun ("Contour Merger Sub"), and to approve the merger (the "Contour Merger") of Contour Merger Sub with and into Contour pursuant to the Contour Merger Agreement.

    Concurrently with the execution of the Contour Merger Agreement, Sun entered into a Stockholder Stock Option and Proxy Agreement (the "Contour Stock Option Agreement") with Retirement Care Associates, Inc. ("RCA"), pursuant to which RCA granted to Sun the right to vote all of the 5,222,003 shares of Contour Common Stock and 85,000 shares of Contour Preferred Stock owned by RCA in favor of the Contour Merger Agreement and the Contour Merger. AS A RESULT, SUN HAS THE RIGHT TO VOTE AT THE CONTOUR SPECIAL MEETING SUFFICIENT SHARES TO APPROVE THE CONTOUR MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER, THEREBY ASSURING THE APPROVAL OF THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER.

    The accompanying Joint Proxy Statement/Prospectus/Information Statement explains in detail the terms of the Contour Merger and the Sun Common Stock to be issued. ALTHOUGH YOU ARE NOT BEING ASKED FOR A PROXY AND ARE REQUESTED NOT TO SEND IN A PROXY, PLEASE READ THE ACCOMPANYING JOINT PROXY STATEMENT/ PROSPECTUS/INFORMATION STATEMENT CAREFULLY.

    THE BOARD OF DIRECTORS OF CONTOUR HAS UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER.

                                          Sincerely,

                                          Donald F. Fox
                                          PRESIDENT

May 28, 1998

                             CONTOUR MEDICAL, INC.
                                6025 SHILOH ROAD
                           ALPHARETTA, GEORGIA 30005

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998

                             ---------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                             ---------------------

To the Stockholders of Contour Medical, Inc.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Contour Special Meeting") of Contour Medical, Inc., a Nevada corporation ("Contour"), will be held at the principal offices of Retirement Care Associates, Inc., 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998 (as amended, the "Contour Merger Agreement"), among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), Contour and Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly-owned subsidiary of Sun ("Contour Merger Sub"), and to approve the merger (the "Contour Merger") of Contour Merger Sub with and into Contour pursuant to the Contour Merger Agreement. At the effective time of the Contour Merger (the "Contour Effective Time"), (i) each outstanding share of Common Stock, par value $.001 per share, of Contour (the "Contour Common Stock"), other than shares owned by Retirement Care Associates, Inc. ("RCA"), will be converted into shares of Common Stock, par value $.01 per share, of Sun (together with the associated Preferred Share Purchase Rights, the "Sun Common Stock"), having a market value, based on an average closing price for the Sun Common Stock, equal to $8.50 per share, (ii) each outstanding share of Series A Convertible Preferred Stock of Contour (the "Contour Preferred Stock"and, together with the Contour Common Stock, the "Contour Capital Stock"), other than shares owned by RCA, will be converted into shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $4.00 per share, (iii) each outstanding share of Contour Capital Stock owned by RCA will not be exchanged in the Contour Merger and will remain outstanding (unless (x) the RCA Merger does not occur promptly after consummation of the Contour Merger, or (y) Sun does not undertake to contribute to RCA all shares of Contour Capital Stock acquired by Sun pursuant to the Contour Merger, in which event RCA would receive the same per share consideration as the other holders of Contour Capital Stock pursuant to (i) and (ii)), and (iv) Contour will become a wholly-owned subsidiary of Sun; and

         2. To transact such other business as may properly come before the Contour Special Meeting or any adjournments or postponements thereof.

    The Contour Merger and the Contour Merger Agreement are more fully described in the accompanying Joint Proxy Statement/Prospectus/Information Statement.

    Only holders of record of Contour Common Stock and Contour Preferred Stock on May 1, 1998 are entitled to notice of and to vote at the Contour Special Meeting and any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the Contour Special
Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Philip M. Rees
                                          SECRETARY

May 28, 1998

                           SUN HEALTHCARE GROUP, INC.

                                      AND
                        RETIREMENT CARE ASSOCIATES, INC.
                             JOINT PROXY STATEMENT

                             ---------------------

                           SUN HEALTHCARE GROUP, INC.
                                   PROSPECTUS

                             ---------------------

                             CONTOUR MEDICAL, INC.
                             INFORMATION STATEMENT

                             ---------------------

    This Joint Proxy Statement/Prospectus/Information Statement is being furnished to stockholders of Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), in connection with the solicitation of proxies by the board of directors of Sun for use at a special meeting of stockholders (the "Sun Special Meeting") of Sun to be held at Sun's Rev. Dr. Kay M. Glaesner, Jr. Training Center, 101 Sun Avenue, N.E., Albuquerque, New Mexico, 87109, on June 26, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders of Sun.

    This Joint Proxy Statement/Prospectus/Information Statement is also being furnished to shareholders of Retirement Care Associates, Inc., a Colorado corporation ("RCA"), in connection with the solicitation of proxies by the board of directors of RCA for use at the special meeting of shareholders (the "RCA Special Meeting") of RCA to be held at RCA's principal offices located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 8:30 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of shareholders of RCA.

    This Joint Proxy Statement/Prospectus/Information Statement is also being furnished to stockholders of Contour Medical, Inc., a Nevada corporation ("Contour"), in connection with the special meeting of stockholders (the "Contour Special Meeting") of Contour to be held at RCA's principal offices located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 10:00 a.m., local time. STOCKHOLDERS OF CONTOUR ARE NOT BEING ASKED FOR A PROXY AND ARE REQUESTED NOT TO SEND CONTOUR A PROXY.

    This Joint Proxy Statement/Prospectus/Information Statement also constitutes a prospectus of Sun with respect to shares of Common Stock, par value $.01 per share, of Sun (together with the associated Preferred Share Purchase Rights, the "Sun Common Stock") and Series B Convertible Preferred Stock of Sun (the "Sun Preferred Stock") to be issued in connection with the merger (the "RCA Merger") of Peach Acquisition Corporation, a Colorado corporation and a direct wholly-owned subsidiary of Sun ("RCA Merger Sub"), with and into RCA pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998 (as amended, the "RCA Merger Agreement"), among RCA, Sun and RCA Merger Sub. At the effective time of the RCA Merger (the "RCA Effective Time"), (i) each outstanding share of Common Stock, par value $.0001 per share, of RCA (the "RCA Common Stock") will be converted into the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the average of the last reported sales prices of one share of Sun Common Stock on The New York Stock Exchange (the "NYSE") during the period of the 20 most recent trading days ending five business days before the RCA Effective Time (the "Sun Market Price") (unless the Sun Market Price exceeds $24.20 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, or unless the Sun Market Price is less than $19.80 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.505 shares of Sun Common Stock), subject to further adjustment under certain circumstances as described below (as adjusted, if at all, the "RCA Common Exchange Ratio"),
(ii) each outstanding share of Series AA Redeemable Preferred Stock of RCA (the "RCA Series AA Preferred Stock") will be converted into the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the Sun Market Price, (iii) each outstanding share of Series F Convertible Preferred Stock of RCA (the "RCA Series F Preferred Stock" and, together with the RCA Common Stock and RCA Series AA Preferred Stock, the "RCA Capital Stock") will be converted into one share of Sun Preferred Stock, which shares of Sun Preferred Stock shall thereafter be convertible into the number of shares of Sun Common Stock that such shares of RCA Series F Preferred Stock would have been converted into if converted immediately prior to the RCA Effective Time (see "Description of Sun Capital Stock--Series B Convertible Preferred Stock"), (iv) each outstanding option and warrant to purchase RCA Common Stock will be assumed by Sun and converted into an option or warrant, as the case may be, to purchase the number of shares of Sun Common Stock equal to the product of the number of shares of RCA Common Stock subject to such option or warrant immediately prior to the RCA Effective Time multiplied by the RCA Common Exchange Ratio, and (v) RCA will become a wholly-owned subsidiary of Sun.

    If the RCA Merger had been consummated on May 20, 1998, when the Sun Market Price was $17.725, each outstanding share of RCA Common Stock would have been converted into 0.505 shares of Sun Common Stock, each outstanding share of RCA Series AA Preferred Stock would have been converted into 0.564 shares of Sun Common Stock, each outstanding share of RCA Series F Preferred Stock would have been converted into one share of Sun Preferred Stock (each share of which would have been convertible into 0.857 shares of Sun Common Stock), and an aggregate of 8,983,648 shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) with an aggregate market value of approximately $158.9 million would have been issued to the holders of RCA Capital Stock in the RCA Merger (based upon the number of shares of RCA Capital Stock outstanding on a fully-diluted basis as of such date). In the event that the Sun Market Price is greater than $19.80 per share, but less than $24.20 per share, as of the RCA Effective Time, each outstanding share of RCA Common Stock will be converted into the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the Sun Market Price, and each outstanding share of RCA Series F Preferred Stock will be converted into one share of Sun Preferred Stock (each share of which would have been convertible into between .701 and .857 shares of Sun Common Stock). In the event that the Sun Market Price is greater than $24.20 per share as of the RCA Effective Time, each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, and each outstanding share of RCA Series F Preferred Stock will be converted into one share of Sun Preferred Stock (each share of which will be convertible into 0.701 shares of Sun Common Stock). In addition, the RCA Common Exchange Ratio is subject to adjustment in the event that the average of the last reported sales prices of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days ending on the fifth business day prior to the RCA Effective Time is less than $14.00. In such event, the RCA Common Exchange Ratio will decrease by the "Adjustment Amount" (as defined under "The RCA Merger--Conversion of RCA Capital Stock"). In the event that the Sun Market Price is below $19.80 per share or greater than $24.20 per share as of the RCA Effective Time, the number of shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock would receive in the RCA Merger will be fixed (subject to adjustment under certain circumstances as described herein), in which case, the value of the shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock will receive in the RCA Merger may increase or decrease prior to the RCA Effective Time cause the market price of the Sun Common Stock is subject to fluctuation. In the event that the Sun Market Price is greater than $19.80 per share but less than $24.20 per share as of the RCA Effective Time, the value of the shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital

Stock would receive in the RCA Merger will be fixed, in which case the number of shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock will receive in the RCA Merger may increase or decrease prior to the RCA Effective Time because the market price of the Sun Common Stock is subject to fluctuation. Holders of RCA Capital Stock are advised to obtain current market quotations for the Sun Common Stock. See "The RCA Merger--Conversion of RCA Capital Stock."

    The proposed RCA Merger is contingent upon, among other things, the approval of the holders of the requisite number of shares of Sun Common Stock and RCA Capital Stock, all as described in this Joint Proxy Statement/Prospectus/Information Statement. Concurrently with the execution of the RCA Merger Agreement, Sun entered into a Stockholders' Stock Option and Proxy Agreement (the "RCA Stock Option Agreement"), with Christopher F. Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes Inc., collectively owners as of such date of approximately 36% of the outstanding shares of RCA Capital Stock, pursuant to which each such stockholder agreed to vote, and granted to Sun an irrevocable proxy to vote, all voting securities of RCA held by such stockholders in favor of approval of the RCA Merger Agreement and the RCA Merger. The proposed RCA Merger will be consummated as soon as practicable after such approvals are obtained and the other conditions to the RCA Merger are satisfied or waived. It is expected that the RCA Merger will occur promptly after the consummation of the Contour Merger. THE CONSUMMATION OF THE CONTOUR MERGER DISCUSSED BELOW IS NOT A CONDITION TO THE RCA MERGER.

    This Joint Proxy Statement/Prospectus/Information Statement also constitutes a prospectus of Sun with respect to shares of Sun Common Stock to be issued in connection with the merger (the "Contour Merger") of Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly-owned subsidiary of Sun ("Contour Merger Sub"), with and into Contour pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998 (as amended, the "Contour Merger Agreement"), among Contour, Sun and Contour Merger Sub. At the effective time of the Contour Merger (the "Contour Effective Time"), (i) each outstanding share of Common Stock, par value $.001 per share, of Contour (the "Contour Common Stock"), other than shares owned by RCA, will be converted into the number of shares of Sun Common Stock equal to the quotient of $8.50 divided by the Sun Market Price (the "Contour Common Exchange Ratio"), (ii) each outstanding share of Series A Convertible Preferred Stock of Contour (the "Contour Preferred Stock" and, together with the Contour Common Stock, the "Contour Capital Stock"), other than shares owned by RCA, will be converted into the number of shares of Sun Common Stock equal to the quotient of $4.00 divided by the Sun Market Price, (iii) each outstanding share of Contour Capital Stock owned by RCA will not be exchanged in the Contour Merger and will remain outstanding (unless (x) the RCA Merger does not occur promptly after consummation of the Contour Merger, or (y) Sun does not undertake to contribute to RCA all shares of Contour Capital Stock acquired by Sun pursuant to the Contour Merger, in which event RCA would receive the same per share consideration as the other holders of Contour Capital Stock pursuant to (i) and
(ii)), (iv) each outstanding option and warrant to purchase Contour Common Stock will be assumed by Sun and converted into an option or warrant, as the case may be, to purchase the number of shares of Sun Common Stock equal to the product of the number of shares of Contour Common Stock subject to such option or warrant immediately prior to the Contour Effective Time multiplied by the Contour Common Exchange Ratio, and (v) Contour will become a wholly owned subsidiary of Sun.

    If the Contour Merger had been consummated on May 20, 1998, when the Sun Market Price was $17.725, each outstanding share of Contour Common Stock, other than shares owned by RCA, would have been converted into 0.480 shares of Sun Common Stock, each outstanding share of Contour Preferred Stock, other than shares owned by RCA, would have been converted into 0.226 shares of Sun Common Stock, and an aggregate of 1,943,482 shares of Sun Common Stock with an aggregate market value of approximately $34.4 million would have been issued to the holders of Contour Capital Stock (other than RCA, which owns approximately 65% of the issued and outstanding Contour Capital Stock) in the Contour Merger (based upon the number of shares of Contour Capital Stock outstanding on a fully-diluted basis as of such date). Because the value of the shares of Sun Common Stock that holders of Contour Capital Stock will receive in the Contour Merger is fixed and because the market price of the Sun Common Stock is subject to fluctuation, the number of shares of Sun Common Stock that holders of Contour Capital Stock will receive in the Contour Merger may increase or decrease prior to the Contour Effective Time. The number of shares of Sun Common Stock that will be issued in exchange for the Contour Common Stock in the Contour Merger is not subject to any cap or floor. Holders of Contour Capital Stock are advised to obtain current market quotations for the Sun Common Stock. See "The Contour Merger--Conversion of Contour Capital Stock."

    The proposed Contour Merger is contingent upon, among other things, the approval of the holders of the requisite number of shares of Sun Common Stock and Contour Capital Stock, as described in this Joint Proxy Statement/Prospectus/Information Statement. Concurrently with the execution of the Contour Merger Agreement, Sun entered into a Stockholder Stock Option and Proxy Agreement (the "Contour Stock Option Agreement") with RCA, pursuant to which RCA agreed to vote, and granted to Sun an irrevocable proxy to vote, all of the 5,222,003 shares of Contour Common Stock and 85,000 shares of Contour Preferred Stock owned by RCA in favor of the Contour Merger Agreement and the Contour Merger. AS A RESULT, SUN HAS THE RIGHT TO VOTE AT THE CONTOUR SPECIAL MEETING SUFFICIENT SHARES TO APPROVE THE CONTOUR MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER, THEREBY ASSURING THE APPROVAL OF THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER. The proposed Contour Merger will be consummated as soon as practicable after such approvals are obtained and the other conditions to the Contour Merger are satisfied or waived. It is expected that the Contour Merger will occur immediately prior to the consummation of the RCA Merger. THE CONSUMMATION OF THE RCA MERGER IS NOT A CONDITION TO THE CONTOUR MERGER.

    On February 14, 1997, the last full trading day prior to the public announcement of the execution of the RCA Merger Agreement and the Contour Merger Agreement, the last reported sale prices on the NYSE of Sun Common Stock and RCA Common Stock were $14.00 and $9.00, respectively, and the last reported bid price on The Nasdaq Small-Cap Market of Contour Common Stock was $7.00. On November 25, 1997, the last full trading day prior to the public announcement of the execution of Amendment No. 3 to the RCA Merger Agreement (which Amendment established the consideration to be received by the holders of RCA Capital Stock in the RCA Merger), the last reported sale prices on the NYSE of Sun Common Stock and RCA Common Stock were $21.00 and $8.25, respectively.

    RCA owns approximately 65% of the issued and outstanding Contour Capital Stock as of the date of this Joint Proxy Statement/Prospectus/Information Statement. Following the consummation of each of the RCA Merger and the Contour Merger, each of RCA and Contour will be wholly-owned subsidiaries of Sun.

    BASED ON THE CLOSING PRICE AND THE NUMBER OF OUTSTANDING SHARES OF SUN COMMON STOCK ON MAY 20, 1998, AND ASSUMING THE CONVERSION INTO COMMON STOCK, OR ISSUANCE OF COMMON STOCK UPON EXERCISE, OF ALL "IN THE MONEY" SECURITIES OF RCA AND CONTOUR, THE MAXIMUM NUMBER OF SHARES OF SUN COMMON STOCK THAT WILL BE OUTSTANDING, NET OF TREASURY SHARES, UPON CONSUMMATION OF THE RCA MERGER AND THE CONTOUR MERGER IS 60,192,612.

    All information contained in this Joint Proxy Statement/Prospectus/Information Statement relating to Sun, RCA Merger Sub and Contour Merger Sub has been supplied by Sun. All information contained in this Joint Proxy Statement/Prospectus/Information Statement relating to RCA has been supplied by RCA. All information contained in this Joint Proxy Statement/Prospectus/Information Statement relating to Contour has been supplied by Contour.

    This Joint Proxy Statement/Prospectus/Information Statement and the accompanying forms of proxy are first being mailed to stockholders of Sun and shareholders of RCA on or about May 28, 1998. This Joint Proxy
Statement/Prospectus/Information Statement is first being mailed to stockholders of Contour on or about May 28, 1998.

                            ------------------------

    STOCKHOLDERS OF CONTOUR ARE NOT BEING ASKED FOR A PROXY AND ARE REQUESTED NOT TO SEND CONTOUR A PROXY.

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 42 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY SUN STOCKHOLDERS, RCA SHAREHOLDERS AND CONTOUR STOCKHOLDERS.

                             ---------------------

    THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

 THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT IS MAY
                                   28, 1998.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................          11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          11

TRADEMARKS.................................................................................................          12

SUMMARY....................................................................................................          13
  The Companies............................................................................................          13
    Sun....................................................................................................          13
    RCA....................................................................................................          15
    Contour................................................................................................          15
  Overview of the RCA Merger...............................................................................          15
  Overview of the Contour Merger...........................................................................          17
  The Sun Special Meeting..................................................................................          18
  The RCA Special Meeting..................................................................................          19
  The Contour Special Meeting..............................................................................          20
  Recommendation of Sun's Board of Directors...............................................................          22
  Recommendation of RCA's Board of Directors...............................................................          22
  Recommendation of Contour's Board of Directors...........................................................          22
  Opinions of Sun's Financial Advisor......................................................................          22
  Lack of Financial Advisor to RCA.........................................................................          23
  Opinion of Contour's Financial Advisor...................................................................          23
  The RCA Merger...........................................................................................          23
    Effective Time of the RCA Merger.......................................................................          23
    Conditions to the RCA Merger...........................................................................          23
    Termination............................................................................................          23
    Regulatory Matters.....................................................................................          24
    Dissenters' Rights.....................................................................................          24
    Interests of Certain Persons in the RCA Merger.........................................................          24
    Accounting Treatment...................................................................................          25
    Fees and Expenses......................................................................................          25
    Certain Federal Income Tax Consequences................................................................          25
    Exchange of Share Certificates.........................................................................          26
    Operations Following the RCA Merger....................................................................          26
    Amendments to the RCA Merger Agreement.................................................................          26
    RCA Stockholders' Stock Option and Proxy Agreement.....................................................          27
  The Contour Merger.......................................................................................          27
    Effective Time of the Contour Merger...................................................................          27
    Conditions to the Contour Merger.......................................................................          27
    Termination............................................................................................          28
    Regulatory Matters.....................................................................................          28
    Dissenters' Rights.....................................................................................          28
    Interests of Certain Persons in the Contour Merger.....................................................          28
    Accounting Treatment...................................................................................          28
    Fees and Expenses......................................................................................          29
    Certain Federal Income Tax Consequences................................................................          29
    Exchange of Share Certificates.........................................................................          29
    Operations Following the Contour Merger................................................................          29
    Amendments to the Contour Merger Agreement.............................................................          29
    Contour Stockholder Stock Option and Proxy Agreement...................................................          29

                                                                                                                PAGE
                                                                                                                -----
MARKETS AND MARKET PRICES..................................................................................          31

SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION....................          33

COMPARATIVE PER SHARE DATA.................................................................................          39

RISK FACTORS...............................................................................................          42
  Risk Factors Concerning the Mergers......................................................................          42
    Difficulty of Integrating Acquired Operations..........................................................          42
    Lack of a Fairness Opinion in Connection with the RCA Merger...........................................          43
    Adverse Effects of Failure to Consummate the Mergers...................................................          44
    Uncertain Federal Income Tax Consequences of the Contour Merger........................................          46
    Management of Growth...................................................................................          47
  Risk Factors Concerning Sun..............................................................................          47
    Substantial Leverage; Ability to Service Debt..........................................................          47
    Risks Associated with the Development and Expansion of Ancillary Services..............................          48
    Risk of Adverse Effect of Future Healthcare Reform.....................................................          48
    Risks Related to Prospective Payment System............................................................          49
    Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on
     Future Operating Results..............................................................................          50
    Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable..........          51
    Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities.................          52
    Risks Associated with Related Party Transactions.......................................................          52
    Potential Adverse Effect of Change in Revenue Sources..................................................          53
    Investigations; Uncertain Impact on Future Operating Results...........................................          53
    Potential Adverse Impact from Extensive Regulation.....................................................          55
    No Assurance of Continued Rapid Growth.................................................................          56
    Financial Results Subject to Fluctuation...............................................................          57
    Risk of Expansion of International Operations; Foreign Exchange Risk...................................          57
    Year 2000 Risk.........................................................................................          58
    Increased Labor Costs and Availability of Personnel....................................................          58
    Substantial Competition................................................................................          59
    Potential Conflicts of Interest from Related Party Transactions........................................          59
    Adequacy of Certain Insurance..........................................................................          59
    Health Insurance and Workers' Compensation Insurance...................................................          59
    Additional Shares to Be Issued by Sun; Shares Eligible for Future Sale.................................          60
    Concentration of Ownership.............................................................................          60
    Anti-Takeover Provisions; Possible Issuance of Preferred Stock; Voting by Grantor Trust................          60
    Potential Volatility of Stock Price....................................................................          61
  Risk Factors Concerning RCA and Contour..................................................................          61
    Resignation of Independent Accountants; Restatement of Financial Statements............................          61
    Shareholder Litigation.................................................................................          62
    Other Litigation.......................................................................................          63
    Deterioration of RCA's Recent Financial Condition; Noncompliance with Certain Covenants; Delinquent
     Property Taxes........................................................................................          63
    Deterioration of Contour's Recent Financial Condition; Noncompliance with Certain Covenants............          64
    Conflicts of Interest and Related Party Transactions Involving RCA.....................................          65
    Advances by RCA to and from Facilities Controlled by Affiliates........................................          65
    Contour's Dependence on RCA............................................................................          66

                                                                                                                PAGE
                                                                                                                -----
THE MEETINGS...............................................................................................          67
  The Sun Special Meeting..................................................................................          67
  The RCA Special Meeting..................................................................................          68
  The Contour Special Meeting..............................................................................          70
  Proxies..................................................................................................          71

THE RCA MERGER.............................................................................................          73
  General..................................................................................................          73
  Conversion of RCA Capital Stock..........................................................................          73
  Background of the Mergers................................................................................          75
  Sun's Reasons for the RCA Merger; Recommendation of Sun's Board of Directors.............................          85
  RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors.............................          87
  Opinion of Sun's Financial Advisor.......................................................................          90
  Certain Federal Income Tax Consequences..................................................................          94
  Limitations on Resales by Affiliates.....................................................................          95
  Accounting Treatment.....................................................................................          95
  Interests of Certain Persons in the RCA Merger...........................................................          96
  Loan Agreements..........................................................................................          97
  Management Agreement.....................................................................................          99
  Ancillary Service Agreements.............................................................................          99
  Regulatory Matters.......................................................................................          99
  Operations Following the RCA Merger......................................................................         100
  Dissenters' Rights.......................................................................................         100
  Exchange of Shares.......................................................................................         102

THE RCA MERGER AGREEMENT...................................................................................         104
  RCA Effective Time.......................................................................................         104
  Corporate Matters........................................................................................         104
  Conversion of Securities.................................................................................         104
  Options and Warrants to Purchase RCA Common Stock........................................................         104
  Representations and Warranties...........................................................................         105
  Conduct of Business Pending the RCA Merger...............................................................         105
  Notices of Certain Events................................................................................         106
  Access to Information; Confidentiality...................................................................         106
  No Solicitation of Transactions..........................................................................         106
  Pooling of Interests.....................................................................................         107
  Plan of Reorganization...................................................................................         107
  Further Action; Consents; Filings........................................................................         107
  NYSE Listing.............................................................................................         108
  Agreements of RCA Affiliates.............................................................................         108
  Directors' and Officers' Indemnification.................................................................         108
  Conditions to the RCA Merger.............................................................................         109
  Termination..............................................................................................         110
  Termination Fees and Expenses............................................................................         110
  Amendment and Waiver.....................................................................................         111
  Amendments to the RCA Merger Agreement...................................................................         111

THE RCA STOCKHOLDERS' STOCK OPTION AND PROXY AGREEMENT.....................................................         113

THE CONTOUR MERGER.........................................................................................         115
  General..................................................................................................         115
  Conversion of Contour Capital Stock......................................................................         115

                                                                                                                PAGE
                                                                                                                -----
  Background of the Contour Merger.........................................................................         116
  Sun's Reasons for the Contour Merger; Recommendation of Sun's Board of Directors.........................         116
  Contour's Reasons for the Contour Merger; Recommendation of Contour's Board of Directors.................         118
  Opinion of Sun's Financial Advisor.......................................................................         120
  Opinion of Contour's Financial Advisor...................................................................         124
  Certain Federal Income Tax Consequences..................................................................         127
  Limitations on Resales by Affiliates.....................................................................         128
  Accounting Treatment.....................................................................................         129
  Interests of Certain Persons in the Contour Merger.......................................................         129
  Regulatory Matters.......................................................................................         130
  Operations Following the Contour Merger..................................................................         130
  Dissenters' Rights.......................................................................................         130
  Contour Convertible Debentures...........................................................................         132
  Exchange of Shares.......................................................................................         132

THE CONTOUR MERGER AGREEMENT...............................................................................         134
  Contour Effective Time...................................................................................         134
  Corporate Matters........................................................................................         134
  Conversion of Securities.................................................................................         134
  Options and Warrants to Purchase Contour Common Stock....................................................         134
  Representations and Warranties...........................................................................         135
  Conduct of Business Pending the Contour Merger...........................................................         135
  Notices of Certain Events................................................................................         136
  Access to Information; Confidentiality...................................................................         136
  No Solicitation of Transactions..........................................................................         136
  Further Action; Consents; Filings........................................................................         137
  NYSE Listing.............................................................................................         138
  Agreements of Contour Affiliates.........................................................................         138
  Directors' and Officers' Indemnification.................................................................         138
  Conditions to the Contour Merger.........................................................................         138
  Termination..............................................................................................         139
  Termination Fees and Expenses............................................................................         140
  Amendment and Waiver.....................................................................................         140
  Amendments to the Contour Merger Agreement...............................................................         140

THE CONTOUR STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT...................................................         141

SUN........................................................................................................         143

RCA........................................................................................................         145

CONTOUR....................................................................................................         146
  Business.................................................................................................         146
    Background.............................................................................................         146
    Products...............................................................................................         147
    Sales, Marketing and Markets...........................................................................         147
    Customers..............................................................................................         148
    Competition............................................................................................         148
    Patents and Trademarks.................................................................................         148
    Employees..............................................................................................         148
    Properties.............................................................................................         148
  Legal Proceedings........................................................................................         149
  Management's Discussion and Analysis of Financial Condition and Results of Operations....................         149

                                                                                                                PAGE
                                                                                                                -----
    Results of Operations..................................................................................         149
    Liquidity and Capital Resources........................................................................         153
    Seasonality and Inflation..............................................................................         154
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................................................         155
DESCRIPTION OF SUN CAPITAL STOCK...........................................................................         177
  Sun Common Stock.........................................................................................         177
  Preferred Stock..........................................................................................         177
  Series B Convertible Preferred Stock.....................................................................         178
  Transfer Agent and Registrar.............................................................................         179
COMPARISON OF STOCKHOLDER RIGHTS...........................................................................         180
ADDITIONAL MATTERS SUBMITTED TO A VOTE OF SUN STOCKHOLDERS.................................................         187
  Additional Proposal No. 1--Approval of the Amendment to the Sun Certificate of Incorporation.............         187
  Description of the Proposal..............................................................................         187
  Vote Required: Recommendation of the Board of Directors..................................................         188
OTHER INFORMATION REGARDING SUN............................................................................         189
  Executive Officers and Directors.........................................................................         189
  Equity Ownership of Management...........................................................................         192
  Equity Ownership of Principal Stockholders...............................................................         193
OTHER INFORMATION REGARDING RCA............................................................................         194
  Directors and Executive Officers.........................................................................         194
  Equity Ownership of Principal Shareholders and Management................................................         195
OTHER INFORMATION REGARDING CONTOUR........................................................................         196
  Directors and Executive Officers.........................................................................         196
  Equity Ownership of Principal Stockholders and Management................................................         197
OTHER MATTERS..............................................................................................         199
EXPERTS....................................................................................................         199
LEGAL MATTERS..............................................................................................         199
STOCKHOLDER PROPOSALS......................................................................................         200
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................................................         F-1

APPENDIX A:       RCA MERGER AGREEMENT
APPENDIX A-1:     AMENDMENT NO. 1 TO THE RCA MERGER AGREEMENT
APPENDIX A-2:     AMENDMENT NO. 2 TO THE RCA MERGER AGREEMENT
APPENDIX A-3:     AMENDMENT NO. 3 TO THE RCA MERGER AGREEMENT
APPENDIX A-4:     AMENDMENT NO. 4 TO THE RCA MERGER AGREEMENT
APPENDIX B:       OPINION OF J.P. MORGAN SECURITIES INC. DATED NOVEMBER 24, 1997
                    REGARDING THE RCA MERGER
APPENDIX C:       ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT
APPENDIX D:       CONTOUR MERGER AGREEMENT
APPENDIX D-1:     AMENDMENT NO. 1 TO THE CONTOUR MERGER AGREEMENT
APPENDIX D-2:     AMENDMENT NO. 2 TO THE CONTOUR MERGER AMENDMENT
APPENDIX D-3:     AMENDMENT NO. 3 TO THE CONTOUR MERGER AGREEMENT
APPENDIX E:       OPINION OF J.P. MORGAN SECURITIES INC. DATED FEBRUARY 17, 1997
                    REGARDING THE CONTOUR MERGER
APPENDIX F:       OPINION OF STERNE, AGEE & LEACH, INC. DATED APRIL 8, 1997 REGARDING
                    THE CONTOUR MERGER
APPENDIX G:       CHAPTER 92A OF THE NEVADA REVISED STATUTES
APPENDIX H:       CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SUN
                    HEALTHCARE GROUP, INC.

                             AVAILABLE INFORMATION

    Sun, RCA and Contour are each subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, Sun, RCA and Contour are each required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Electronic filings are publicly available on the Commission's World Wide Web site within 24 hours of acceptance. The address of such site is http://www.sec.gov. The Sun Common Stock and the RCA Common Stock are each listed on The New York Stock Exchange. Reports, proxy and information statements and other information filed by Sun and RCA with The New York Stock Exchange may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Contour Common Stock is quoted on The Nasdaq Small-Cap Market. Reports, proxy and information statements and other information filed by Contour with The Nasdaq Small-Cap Market may also be inspected at the offices of the National Association Securities Dealers, Inc. (the "NASD"), Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

    Sun has filed with the Commission a registration statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued by Sun to holders of RCA Capital Stock and Contour Capital Stock. This Joint Proxy Statement/Prospectus/Information Statement does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus/Information Statement as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Sun with the Commission are incorporated by reference in this Joint Proxy Statement/Prospectus/Information
Statement:

     1. Sun's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (as amended by Form 10-K/A-1 filed April 30, 1998) and Form 10-K/A-2 filed May 22, 1998;

     2. Sun's Current Reports on Form 8-K filed March 20, 1998, April 10, 1998, April 16, 1998 and April 29, 1998, amended Current Report on Form 8-K/A-2 filed April 16, 1998 (amending Sun's Current Report on Form 8-K filed October 23, 1997, as amended by Form 8-K/A-1 filed December 22,
        1997) Current Report on Form 8-K/A-1 filed May 15, 1998 (amending Sun's Current Report Form 8-K filed March 28, 1997) and Current Report on Form 8-K/A-2 filed May 15, 1998 (amending Sun's Current Report on Form 8-K filed August 30, 1996 as amended by Form 8-K/A-1 filed October 29,
        1996);

     3. Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (as amended by Form 10-K/A filed May 22, 1998); and

     4. The description of Sun's capital stock contained in Sun's Registration Statement on Form 10 filed on June 1, 1993, and the description of Sun's Preferred Stock Purchase Rights contained in its

        Registration Statement on Form 8-A filed on June 6, 1995, as amended by Form 8-A/A-1 filed on August 17, 1995.

    The following documents previously filed by RCA with the Commission are incorporated by reference in this Joint Proxy Statement/Prospectus/Information
Statement:

     1. RCA's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (as amended by Form 10-K/A filed March 11, 1998 and Form 10-K/A filed April 9, 1998);

     2. RCA's Current Reports on Form 8-K filed August 21, 1997, August 29, 1997 (as amended by Form 8-K/A filed September 9, 1997), December 5, 1997 and April 14, 1998; and

     3. RCA's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1998, September 30, 1997 (as amended by Form 10-Q/A filed March 11, 1998 and Form 10-Q/A filed April 9, 1998) and December 31, 1997 (as amended by Form 10-Q/A filed March 11, 1998 and Form 10-Q/A filed April 9, 1998).

    All documents filed by Sun and RCA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus/Information Statement and prior to the date of the Sun Special Meeting, the RCA Special Meeting and the Contour Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus/Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus/Information Statement.
                            ------------------------

    THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR SUN DOCUMENTS SHOULD BE DIRECTED TO SUN HEALTHCARE GROUP, INC., 101 SUN AVENUE, N.E., ALBUQUERQUE, NEW MEXICO 87109 (TELEPHONE (505) 821-3355), ATTENTION:
INVESTOR RELATIONS. REQUESTS FOR RCA DOCUMENTS SHOULD BE DIRECTED TO RETIREMENT CARE ASSOCIATES, INC., 6000 LAKE FORREST DRIVE, SUITE 200, ATLANTA, GEORGIA 30328 (TELEPHONE (404) 255-7500), ATTENTION: INVESTOR RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SUN SPECIAL MEETING, THE RCA SPECIAL MEETING AND THE CONTOUR SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO JUNE 19, 1998.
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT IN CONNECTION WITH THE OFFERING AND THE SOLICITATIONS MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUN, RCA MERGER SUB, RCA, CONTOUR MERGER SUB OR CONTOUR. THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF ANY OF SUN, RCA OR CONTOUR SINCE THE DATE HEREOF.
                            ------------------------

                                   TRADEMARKS

    This Joint Proxy Statement/Prospectus/Information Statement contains trademarks of Sun, RCA and Contour, as well as trademarks of other companies.
                            ------------------------

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS/INFORMATION STATEMENT. THIS SUMMARY IS NOT, AND IS NOT INTENDED TO BE, A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF SUN, SHAREHOLDERS OF RCA AND STOCKHOLDERS OF CONTOUR ARE URGED TO READ CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

    OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/ INFORMATION STATEMENT, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO BE REALIZED AS A RESULT OF THE RCA MERGER AND THE CONTOUR MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE, AND THE ANALYSES PERFORMED BY THE FINANCIAL ADVISORS TO SUN AND CONTOUR, CONSTITUTE FORWARD-LOOKING STATEMENTS. HOLDERS OF RCA CAPITAL STOCK, CONTOUR CAPITAL STOCK AND SUN COMMON STOCK ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, WHICH SPEAK ONLY AS OF THE DATE HEREOF. NEITHER SUN, RCA NOR CONTOUR UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. SEE "THE RCA MERGER--SUN'S REASONS FOR THE RCA MERGER; RECOMMENDATION OF SUN'S BOARD OF DIRECTORS," "--RCA'S REASONS FOR THE RCA MERGER; RECOMMENDATION OF RCA'S BOARD OF DIRECTORS," "--OPINION OF SUN'S FINANCIAL ADVISOR," "THE CONTOUR MERGER--SUN'S REASONS FOR THE CONTOUR MERGER; RECOMMENDATION OF SUN'S BOARD OF DIRECTORS," "--CONTOUR'S REASONS FOR THE CONTOUR MERGER; RECOMMENDATION OF CONTOUR'S BOARD OF DIRECTORS," "--OPINION OF SUN'S FINANCIAL ADVISOR," "--OPINION OF CONTOUR'S FINANCIAL ADVISOR," "SUN," "RCA" AND "CONTOUR." THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THOSE SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS/ INFORMATION STATEMENT UNDER "RISK FACTORS."

THE COMPANIES

    SUN

    Sun Healthcare Group, Inc., through its direct and indirect subsidiaries (collectively referred to herein as "Sun"), is a leading provider of high-quality and cost-efficient long-term, subacute and related specialty healthcare services in the United States and the United Kingdom, and also has operations in Spain, Germany and Australia. At March 31, 1998, Sun operated 318 long-term and subacute care facilities (which includes assisted living and managed facilities) with 36,488 licensed beds in the United States and 177 long-term and acute care facilities with 11,132 licensed beds internationally. Sun is one of the largest providers of ancillary services to long-term care providers in the United States, including the provision of rehabilitation therapy (the provision of physical, occupational and speech therapy), respiratory therapy (the provision of respiratory therapy and the distribution of related equipment and supplies), temporary therapy staffing services and pharmaceutical products and services. Sun provides these services to over 1,500 affiliated and nonaffiliated long-term and subacute care facilities in the United States. After giving pro forma effect to the Regency Acquisition (as defined), which closed in the fourth quarter of 1997, Sun's revenues for the year ended December 31, 1997 would have been approximately $2.5 billion.

    Sun's inpatient care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care operations have experienced significant growth since Sun's inception in 1989, primarily from acquisitions of additional facilities. Sun believes its inpatient care operations provide it with a platform to expand its therapy and pharmaceutical businesses (which include dispensing pharmaceuticals for such purposes as infusion therapy, pain management, antibiotic therapy and parenteral nutrition) to affiliated and nonaffiliated long-term and subacute care facilities. Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.

    Through CareerStaff Unlimited, Inc. ("CareerStaff"), Sun is a nationwide provider of temporary therapy staffing. CareerStaff provides licensed therapists skilled in the areas of physical, occupational and speech therapy primarily to hospitals and nursing home contract service providers. At March 31, 1998, Sun had 29 division offices providing temporary therapy staffing services in major metropolitan areas and four division offices specializing in placements of temporary traveling therapists in smaller cities and rural areas.

    Through SunScript Pharmacy Corporation ("SunScript"), as of March 31, 1998, Sun operated 42 pharmacies and one pharmaceutical billing and consulting center which together provided pharmaceutical products and services to a total of 840 long-term and subacute care facilities in 27 states, 576 of which were nonaffiliated. In addition, Sun operated 19 pharmacies and one supply distribution center in the United Kingdom at December 31, 1997.

    In October 1997, Sun acquired (the "Regency Acquistion") Regency Health Services, Inc. ("Regency"), an operator of skilled nursing facilities and a diversified provider of rehabilitation therapy, institutional pharmacy and home health services, for approximately $575 million, including approximately $345 million in cash ($22.00 per Regency share) and the assumption or refinancing of approximately $230 million of Regency's indebtedness. See "Unaudited Pro Forma Combined Financial Statements." Pursuant to the Regency Acquisition, Sun acquired 110 long-term care facilities with 11,440 beds, 26 outpatient rehabilitation therapy clinics and eight institutional pharmacies. As of September 30, 1997, Regency had rehabilitation therapy contracts with 202 facilities and pharmacy contracts with 162 facilities. Sun financed the Regency Acquisition, as well as the repayment of Sun's outstanding borrowings under Sun's prior $490 million revolving credit facility, through borrowings under a new $1.2 billion credit facility (the "Credit Facility") and $83 million of net proceeds received from the sale and leaseback of 30 facilities owned by Regency prior to its acquisition by Sun. In connection with the Regency Acquisition, Sun also acquired in a tender offer $160 million of Regency's subordinated debt, which was subsequently retired. See "Risk Factors -- Difficulty of Integrating Acquired Operations."

    In 1997, Sun expanded its international operations by acquiring 83 facilities in the United Kingdom, Spain, Australia and Germany. Sun operates 152 facilities with 8,517 licensed beds as of March 31, 1998. Sun's growth in the United Kingdom is due in large part to its acquisitions of APTA Healthcare PLC ("APTA") in December 1996 and Ashbourne PLC ("Ashbourne") in January 1997, which together added 81 long-term care facilities with 4,877 licensed beds to Sun's operations.

    In July 1997, Sun acquired a majority interest in Eurosar, S.A. ("Eurosar"), a privately-owned operator of eight long-term care facilities in Spain with 1,328 licensed beds. In August 1997, Sun acquired 38% of the equity of Alpha Healthcare Limited ("Alpha"), a publicly held acute care provider in Australia that operated ten facilities with 686 licensed beds. In November 1997, Sun acquired from Moran Health Care Group Pty Ltd. ("Moran") a majority interest in six hospitals in Australia. In December 1997, Sun acquired a majority interest in Heim Plan -- Uternehmensgruppe, an operator of 11 long-term facilities with 930 licensed beds in Germany.

    The principal executive offices of Sun are located at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, and its telephone number at that location is
(505) 821-3355. As used in this Joint Proxy Statement/Prospectus/Information Statement, the term "Sun" refers to Sun Healthcare Group, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

    RCA

    Retirement Care Associates, Inc. ("RCA") is a leading provider in the southeastern United States of senior residential care services, which include long-term care, assisted living and independent living services. As of March 31, 1998, RCA's 74 owned, leased or managed long-term care facilities provided skilled nursing care, specialty care services and ancillary services to patients, while its 36 owned, leased or managed assisted/independent living centers provided services to residents in need of varying degrees of assistance with the activities of daily living. RCA's facilities are located primarily in rural and non-urban areas in the southeastern United States, and it is the largest provider of senior residential care services in Georgia. See "RCA."

    The principal executive offices of RCA are located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, and its telephone number at that location is (404) 255-7500. As used in this Joint Proxy
Statement/Prospectus/Information Statement, the term "RCA" refers to Retirement Care Associates, Inc. and its subsidiaries, unless the context otherwise requires.

    CONTOUR

    Contour Medical, Inc. ("Contour") distributes disposable surgical and special procedure products and bulk medical supplies, and also provides third-party billing services to the nursing home and home healthcare markets. See "Contour."

    The principal executive offices of Contour are located at 6025 Shiloh Road, Alpharetta, Georgia 30005, and its telephone number at that location is (770) 886-2600. As used in this Joint Proxy Statement/ Prospectus/Information Statement, the term "Contour" refers to Contour Medical, Inc. and its subsidiaries, unless the context otherwise requires.

OVERVIEW OF THE RCA MERGER

    Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998 (as amended, the "RCA Merger Agreement"), among RCA, Sun and Peach Acquisition Corporation ("RCA Merger Sub"), RCA Merger Sub will be merged (the "RCA Merger") with and into RCA, and at the effective time thereof (the "RCA Effective Time") (i) each outstanding share of Common Stock, par value $.0001 per share, of RCA (the "RCA Common Stock") will be converted into the number of shares of Common Stock, par value $.01 per share, of Sun (together with the associated Preferred Share Purchase Rights, the "Sun Common Stock") equal to the quotient of $10.00 divided by the average of the last reported sales prices of one share of Sun Common Stock on The New York Stock Exchange (the "NYSE") during the period of the 20 most recent trading days ending five business days before the RCA Effective Time (the "Sun Market Price") (unless the Sun Market Price exceeds $24.20 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, or unless the Sun Market Price is less than $19.80 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.505 shares of Sun Common Stock), subject to further adjustment under certain circumstances as described below (the "RCA Common Exchange Ratio"), (ii) each outstanding share of Series AA Redeemable Preferred Stock of RCA (the "RCA Series AA Preferred Stock") will be converted into the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the Sun Market Price, (iii) each outstanding share of Series F Convertible Preferred Stock of RCA (the "RCA Series F Convertible Preferred Stock" and, together with the RCA Common Stock and RCA Series AA Preferred Stock, the "RCA Capital Stock") will be converted into one share of Series B Convertible Preferred Stock of Sun (the "Sun Preferred Stock"), which shares of Sun Preferred Stock shall thereafter be convertible into the number of shares of Sun Common Stock that such shares of RCA Series F Preferred Stock would have been converted into if converted immediately prior to the RCA Effective Time, see "Description of Sun Capital Stock--Series B Convertible Preferred Stock," (iv) each outstanding option and warrant to purchase RCA Common Stock will be assumed by Sun and converted into an option or warrant, as the case may be, to purchase the number of shares of Sun Common Stock equal to the product of the number of shares of RCA Common Stock subject to such option or warrant immediately prior to the RCA Effective Time multiplied by the RCA Common Exchange Ratio (as defined below), and (v) RCA will become a wholly-owned subsidiary of Sun. See "The RCA Merger" and "The RCA Merger Agreement."

    If the RCA Merger had been consummated on May 20, 1998, when the RCA Market Price was $17.725, each outstanding share of RCA Common Stock would have been converted into 0.505 shares of Sun Common Stock, each outstanding share of RCA Series AA Preferred Stock would have been converted into 0.564 shares of Sun Common Stock, each outstanding share of RCA Series F Preferred Stock would have been converted into one share of Sun Preferred Stock (each share of which would have been convertible into 0.857 shares of Sun Common Stock, and an aggregate of 8,983,648 shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) with an aggregate market value of approximately $158.9 million would have been issued to the holders of RCA Capital Stock in the RCA Merger (based upon the number of shares of RCA Capital Stock outstanding on a fully-diluted basis as of such date). In the event that the Sun Market Price is greater than $19.80 per share, but less than $24.20 per share, as of the RCA Effective Time, each outstanding share of RCA Common Stock will be converted into the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the Sun Market Price, and each outstanding share of RCA Series F Preferred Stock will be converted into one share of Sun Preferred Stock (each share of which would have been convertible into between .701 and .857 shares of Sun Common Stock. In the event that the Sun Market Price is greater than $24.20 per share as of the RCA Effective Time, each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, and each outstanding share of RCA Series F Preferred Stock will be converted into one share of Sun Preferred Stock (each share of which will be convertible into 0.701 shares of Sun Common Stock). In addition, the RCA Common Exchange Ratio is subject to adjustment in the event that the average of the last reported sales prices of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days ending on the fifth business day prior to the RCA Effective Time is less than $14.00. In such event, the RCA Common Exchange Ratio will decrease by the "Adjustment Amount" (as defined under "The RCA Merger--Conversion of RCA Capital Stock"). In the event that the Sun Market Price is below $19.80 per share or greater than $24.20 per share as of the RCA Effective Time, the number of the shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock would receive in the RCA Merger will be fixed, in which case the number of shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock will receive in the RCA Merger may increase or decrease prior to the RCA Effective Time cause the market price of the Sun Common Stock is subject to fluctuation. In the event that the Sun Market Price is greater than $19.80 per share but less than $24.20 per share as of the RCA effective time, the number of the shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock would receive in the RCA Merger will be fixed, in which case the number of shares of Sun Common stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that holders of RCA Capital Stock will receive in the RCA Merger may increase or decrease prior to the RCA Effective Time because the market price of the Sun Common Stock is subject to fluctuation. Holders of RCA Capital Stock are advised to obtain current market quotations for the Sun Common Stock. See "The RCA Merger-- Conversion of RCA Capital Stock."

    The following table sets forth the number of shares of Sun Common Stock (including shares of Sun Common Stock issuable upon conversion of the shares of Sun Preferred Stock issued in the RCA Merger) that each share of RCA Capital Stock would be converted into upon consummation of the RCA Merger at each of the hypothetical Sun Market Prices set forth below.

                                 SUN SHARES PER      SUN SHARES PER
              SUN SHARES PER        SHARE OF            SHARE OF
SUN MARKET     SHARE OF RCA       RCA SERIES AA       RCA SERIES F
   PRICE       COMMON STOCK      PREFERRED STOCK   PREFERRED STOCK(B)
-----------  -----------------  -----------------  -------------------
 $   10.00           0.502(a)           1.000               0.854(a)
 $   12.50           0.502(a)           0.800               0.855(a)
 $   15.00           0.505              0.667               0.857
 $   17.50           0.505              0.571               0.857
 $   20.00           0.500              0.500               0.848
 $   22.50           0.444              0.444               0.753
 $   25.00           0.413              0.400               0.701
 $   27.50           0.413              0.364               0.701
 $   30.00           0.413              0.333               0.701

------------------------

(a) Based on the number of shares of RCA Common Stock and RCA Series AA Preferred Stock outstanding as of May 20, 1998 and gives effect to the decrease in the RCA Common Exchange Ratio by the Adjustment Amount. See "The RCA Merger--Conversion of RCA Capital Stock."

(b) Assumes that the RCA Merger has been consummated on May 20, 1998. Because the conversion price of the RCA Series F Preferred Stock is based in part on the average closing bid price of the RCA Common Stock on the NYSE for the five consecutive trading days immediately prior to the RCA Effective Time, the number of shares of Sun Common Stock issuable upon conversion of each share of Sun Preferred Stock issued with respect to shares of RCA Series F Preferred Stock may differ from that set forth above. See "Description of Sun Capital Stock--Series B Convertible Preferred Stock."

OVERVIEW OF THE CONTOUR MERGER

    Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998 (as amended, the "Contour Merger Agreement"), among Contour, Sun and Nectarine Acquisition Corporation ("Contour Merger Sub"), Contour Merger Sub will be merged (the "Contour Merger") with and into Contour, and at the effective time thereof (the "Contour Effective Time") (i) each outstanding share of Common Stock, par value $.001 per share, of Contour (the "Contour Common Stock"), other than shares owned by RCA, will be converted to receive the number of shares of Sun Common Stock equal to the quotient of $8.50 divided by the Sun Market Price (the "Contour Common Exchange Ratio"), (ii) each outstanding share of Series A Convertible Preferred Stock of Contour (the "Contour Preferred Stock" and, together with the Contour Common Stock, the "Contour Capital Stock"), other than shares owned by RCA, will be converted to receive the number of shares of Sun Common Stock equal to the quotient of $4.00 divided by the Sun Market Price, (iii) each outstanding share of Contour Capital Stock owned by RCA will not be exchanged in the Contour Merger and will remain outstanding (unless (x) the RCA Merger does not occur promptly after consummation of the Contour Merger, or (y) Sun does not undertake to contribute to RCA all shares of Contour Capital Stock acquired by Sun pursuant to the Contour Merger, in which event RCA would receive the same per share consideration as the other holders of Contour Capital Stock pursuant to (i) and
(ii)), (iv) each outstanding option and warrant to purchase Contour Common Stock will be assumed by Sun and converted into an option or warrant, as the case may be, to purchase the number of shares of Sun Common Stock equal to the product of the number of shares of Contour Common Stock subject to such option or warrant immediately prior to the Contour Effective Time multiplied by the

Contour Common Exchange Ratio, and (v) Contour will become a wholly-owned subsidiary of Sun. See "The Contour Merger" and "The Contour Merger Agreement."

    If the Contour Merger had been consummated on May 20, 1998, when the Sun Market Price was $17.725, each outstanding share of Contour Common Stock, other than shares owned by RCA, would have been converted into 0.480 shares of Sun Common Stock, each outstanding share of Contour Preferred Stock, other than shares owned by RCA, would have been converted into 0.226 shares of Sun Common Stock, and an aggregate of 1,943,482 shares of Sun Common Stock with an aggregate market value of approximately $34.4 million would have been issued to the holders of Contour Capital Stock (other than RCA, which owns approximately 65% of the issued and outstanding Contour Capital Stock) in the Contour Merger (based upon the number of shares of Contour Capital Stock outstanding on a fully-diluted basis as of such date). Because the value of the shares of Sun Common Stock that holders of Contour Capital Stock will receive in the Contour Merger is fixed and because the market price of the Sun Common Stock is subject to fluctuation, the number of shares of Sun Common Stock that holders of Contour Capital Stock will receive in the Contour Merger may increase or decrease prior to the Contour Effective Time. The number of shares of Sun Common Stock that will be issued in exchange for the Contour Common Stock in the Contour Merger is not subject to any cap or floor. Holders of Contour Capital Stock are advised to obtain current market quotations for the Sun Common Stock. See "The Contour Merger--Conversion of Contour Capital Stock."

    The following table sets forth the number of shares of Sun Common Stock that shares of Contour Capital Stock would be converted into upon consummation of the Contour Merger at each of the hypothetical Sun Market Prices set forth below.

                                   SUN SHARES PER
               SUN SHARES PER         SHARE OF
SUN MARKET    SHARE OF CONTOUR         CONTOUR
   PRICE        COMMON STOCK       PREFERRED STOCK
-----------  -------------------  -----------------
 $   10.00            0.850               0.400
 $   12.50            0.680               0.320
 $   15.00            0.567               0.267
 $   17.50            0.486               0.229
 $   20.00            0.425               0.200
 $   22.50            0.378               0.178
 $   25.00            0.340               0.160
 $   27.50            0.309               0.145
 $   30.00            0.283               0.133

THE SUN SPECIAL MEETING

    DATE AND PLACE OF THE MEETING. The special meeting of stockholders of Sun (the "Sun Special Meeting") will be held at Sun's Rev. Dr. Kay M. Glaesner, Jr. Training Center, 101 Sun Avenue, N.E., Albuquerque, New Mexico, 87109, on June 26, 1998, at 10:00 a.m., local time.

    STOCKHOLDERS ENTITLED TO VOTE. The record date for determination of holders of Sun Common Stock entitled to vote at the Sun Special Meeting is May 1, 1998 (the "Sun Record Date"). As of the close of business on the Sun Record Date, 49,593,954 shares of Sun Common Stock were outstanding, held by approximately 4,993 holders of record. Only holders of record of Sun Common Stock as of the close of business on the Sun Record Date are entitled to notice of and to vote at the Sun Special Meeting and any adjournments or postponements thereof.

    PURPOSE OF THE MEETING. The purpose of the Sun Special Meeting is to consider and vote upon proposals (i) to approve and adopt the RCA Merger Agreement and to approve the RCA Merger and the issuance of Sun Common Stock and Sun Preferred Stock pursuant thereto; (ii) to approve and adopt the

Contour Merger Agreement and to approve the Contour Merger and the issuance of Sun Common Stock pursuant thereto; (iii) to approve an amendment to Sun's Certificate of Incorporation to increase the number of authorized shares of Sun Common Stock; and (iv) to transact such other business as may properly come before the Sun Special Meeting or any adjournments or postponements thereof.

    VOTE REQUIRED. The approval of the RCA Merger Agreement, and the RCA Merger, and the issuance of shares of Sun Common Stock and Sun Preferred Stock pursuant to the RCA Merger, and the approval of the Contour Merger Agreement and the Contour Merger, and the issuance of shares of Sun Common Stock pursuant to the Contour Merger, will each require the affirmative vote of a majority of the shares of Sun Common Stock present in person or represented by properly executed proxy at the Sun Special Meeting. The approval of the amendment to Sun's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Sun Common Stock. See "The Meetings--The Sun Special Meeting--Voting; Vote Required."

    Shares of Sun Common Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the Sun Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the Sun Common Stock present in person or represented by proxy at the Sun Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Joint Proxy Statement/Prospectus/Information Statement will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to a particular matter, other than with respect to the approval of the amendment to Sun's Certificate of Incorporation, which approval will require the affirmative vote of a majority of the outstanding shares of Sun Common Stock.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of the close of business on the Sun Record Date, directors and executive officers of Sun and their respective affiliates may be deemed to be the beneficial owners of shares of Sun Common Stock representing approximately 15.5% of the outstanding voting power of Sun. Each of the directors and executive officers of Sun has indicated that such person intends to vote or direct the vote of all the shares of Sun Common Stock over which such person has voting control in favor of the RCA Merger Agreement, and the RCA Merger, and the issuance of shares of Sun Common Stock and Sun Preferred Stock pursuant to the RCA Merger, the Contour Merger Agreement and the Contour Merger, and the issuance of shares of Sun Common Stock pursuant to the Contour Merger, and the approval of the amendment to Sun's Certificate of Incorporation.

THE RCA SPECIAL MEETING

    DATE AND PLACE OF THE MEETING. The special meeting of shareholders of RCA (the "RCA Special Meeting") will be held at RCA's principal offices located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 8:30 a.m., local time.

    SHAREHOLDERS ENTITLED TO VOTE. The record date for determination of holders of RCA Capital Stock entitled to vote at the RCA Special Meeting is May 12, 1998 (the "RCA Record Date"). As of the close of business on the RCA Record Date, (i) 14,798,525 shares of RCA Common Stock were outstanding, held by approximately 269 holders of record; (ii) 120,000 shares of RCA Series AA Preferred Stock were outstanding, held by approximately seven holders of record; and (iii) 298,334 shares of RCA Series F Preferred Stock were outstanding, held by approximately three holders of record. Only holders of record of RCA Capital Stock as of the close of business on the RCA Record Date are entitled to notice of and to vote at the RCA Special Meeting and any adjournments or postponements thereof.

    PURPOSE OF THE MEETING. The purpose of the RCA Special Meeting is to consider and vote upon proposals (i) to approve and adopt the RCA Merger Agreement and to approve the RCA Merger; and (ii) to transact such other business as may properly come before the RCA Special Meeting or any adjournments or postponements thereof.

    VOTE REQUIRED. The approval of the RCA Merger Agreement and the RCA Merger will require the affirmative vote of a majority of the outstanding shares of RCA Capital Stock (with the RCA Series AA Preferred Stock and RCA Series F Preferred Stock voting on an as-converted basis), voting together as a single class. See "The Meetings--The RCA Special Meeting--Voting; Vote Required." Concurrently with the execution of the RCA Merger Agreement, Sun entered into a Stockholders' Stock Option and Proxy Agreement (the "RCA Stock Option Agreement") with Christopher F. Brogdon, Connie B. Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes Inc., collectively owners as of such date of approximately 36% of the outstanding shares of RCA Capital Stock, pursuant to which each such stockholder agreed to vote, and granted to Sun an irrevocable proxy to vote, all voting securities of RCA held by such stockholders in favor of approval of the RCA Merger Agreement and the RCA Merger. See "The RCA Stockholders' Stock Option and Proxy Agreement."

    Shares of RCA Capital Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the RCA Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the RCA Capital Stock present in person at the RCA Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Abstentions and broker non-votes will have the same effect as a vote against the approval of the RCA Merger Agreement and the RCA Merger, which approval will require the affirmative vote of a majority of the outstanding shares of RCA Capital Stock (with the RCA Series AA Preferred Stock and RCA Series F Preferred Stock voting on an as-converted basis), voting together as a single class.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of the close of business on the RCA Record Date, directors and executive officers of RCA and their respective affiliates may be deemed to be the beneficial owners of shares of RCA Capital Stock representing approximately 31.9% of the outstanding voting power of RCA. Each of the directors and executive officers of RCA has indicated that such person intends to vote or direct the vote of all the shares of RCA Capital Stock over which such person has voting control in favor of the RCA Merger Agreement and the RCA Merger. In addition, concurrently with the execution of the RCA Merger Agreement, Sun and the owners as of such date of approximately 36% of the outstanding shares of RCA Capital Stock entered into the RCA Stock Option Agreement, pursuant to which each such stockholder granted to Sun the right to vote all of the voting securities of RCA held by such stockholders in favor of the RCA Merger Agreement and the RCA Merger. See "The RCA Stockholders' Stock and Proxy Option Agreement."

THE CONTOUR SPECIAL MEETING

    DATE AND PLACE OF THE MEETING. The special meeting of stockholders of Contour (the "Contour Special Meeting") will be held at the principal offices of RCA, located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 10:00 a.m., local time.

    STOCKHOLDERS ENTITLED TO VOTE. The record date for determination of holders of Contour Capital Stock entitled to vote at the Contour Special Meeting is May 1, 1998 (the "Contour Record Date"). As of the close of business on the Contour Record Date, (i) 8,309,081 shares of Contour Common Stock were outstanding, held by approximately 104 holders of record and (ii) 120,000 shares of Contour Preferred

Stock were outstanding, held by approximately six holders of record. Only holders of record of Contour Capital Stock as of the close of business on the Contour Record Date are entitled to notice of and to vote at the Contour Special Meeting and any adjournments or postponements thereof.

    PURPOSE OF THE MEETING. The purpose of the Contour Special Meeting is to consider and vote upon proposals (i) to approve and adopt the Contour Merger Agreement and to approve the Contour Merger; and (ii) to transact such other business as may properly come before the Contour Special Meeting or any adjournments or postponements thereof.

    VOTE REQUIRED. The approval of the Contour Merger Agreement and the Contour Merger will require the affirmative vote of a majority of the outstanding shares of Contour Capital Stock (with the Contour Preferred Stock voting on an as-converted basis), voting together as a single class. See "The Meetings--The Contour Special Meeting--Voting; Vote Required." Concurrently with the execution of the Contour Merger Agreement, Sun entered into a Stockholder Stock Option and Proxy Agreement (the "Contour Stock Option Agreement") with RCA, pursuant to which RCA agreed to vote, and granted to Sun an irrevocable proxy to vote, all of the 5,222,003 shares of Contour Common Stock and 85,000 shares of Contour Preferred Stock owned by RCA in favor of the Contour Merger Agreement and the Contour Merger. See "The Contour Stockholder Stock Option and Proxy Agreement." AS A RESULT, SUN HAS THE RIGHT TO VOTE AT THE CONTOUR SPECIAL MEETING SUFFICIENT SHARES TO APPROVE THE CONTOUR MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER, THEREBY ASSURING THE APPROVAL OF THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER.

    Shares of Contour Capital Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the Contour Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the Contour Capital Stock present in person at the Contour Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Abstentions will have the same effect as a vote against the approval of the Contour Merger Agreement and the Contour Merger, which approval will require the affirmative vote of a majority of the outstanding shares of Contour Capital Stock (with the Contour Preferred Stock voting on an as-converted basis), voting together as a single class.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of the close of business on the Contour Record Date, directors and executive officers of Contour and their respective affiliates, including RCA, may be deemed to be the beneficial owners of shares of Contour Capital Stock representing approximately 66.7 percent of the outstanding voting power of Contour. Each of the directors and executive officers of Contour has indicated that such person intends to vote or direct the vote of all the shares of Contour Capital Stock over which such person has voting control in favor of the Contour Merger Agreement and the Contour Merger. In addition, concurrently with the execution of the Contour Merger Agreement, Sun and RCA entered into the Contour Stock Option Agreement, pursuant to which RCA granted to Sun the right to vote all of the 5,222,003 shares of Contour Common Stock and 85,000 shares of Contour Preferred Stock owned by RCA in favor of the Contour Merger Agreement and the Contour Merger. See "The Contour Stockholder Stock Option and Proxy Agreement." As a result, Sun has the right to vote at the Contour Special Meeting sufficient shares to approve the Contour Merger Agreement without the affirmative vote of any other stockholder, thereby assuring the approval of the Contour Merger Agreement and the Contour Merger.

    STOCKHOLDERS OF CONTOUR ARE NOT BEING ASKED FOR A PROXY AND ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF SUN'S BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF SUN HAS UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SUN VOTE FOR (I) THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER AND THE ISSUANCE OF SUN COMMON STOCK AND SUN PREFERRED STOCK PURSUANT THERETO; (II) THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER AND THE ISSUANCE OF SUN COMMON STOCK PURSUANT THERETO; AND (III) THE APPROVAL OF THE AMENDMENT TO SUN'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUN COMMON STOCK. See "The RCA Merger--Sun's Reasons for the RCA Merger; Recommendation of Sun's Board of Directors," and "The Contour Merger--Sun's Reasons for the Contour Merger; Recommendation of Sun's Board of Directors."

RECOMMENDATION OF RCA'S BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF RCA HAS UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF RCA VOTE FOR THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER. Shareholders of RCA, in evaluating whether to approve and adopt the RCA Merger Agreement and approve the RCA Merger, should consider the fact that the board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to make such recommendation. See "Risk Factors--Risk Factors Concerning the Mergers--Lack of a Fairness Opinion in Connection with the RCA Merger" and "The RCA Merger--RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors."

RECOMMENDATION OF CONTOUR'S BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF CONTOUR HAS UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CONTOUR VOTE FOR THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER. See "The Contour Merger--Contour's Reasons for the Contour Merger; Recommendation of Contour's Board of Directors."

OPINIONS OF SUN'S FINANCIAL ADVISOR

    In making its recommendation with respect to the RCA Merger, the board of directors of Sun considered, among other things, the oral opinion, dated November 24, 1997 (which was later confirmed in writing), of J.P. Morgan Securities Inc. ("J.P. Morgan"), Sun's financial advisor, to the effect that, based upon and subject to the various assumptions and considerations set forth in such opinion, as of the date of such opinion, the consideration to be paid by Sun in the RCA Merger was fair, from a financial point of view, to Sun. In making its recommendation with respect to the Contour Merger, the board of directors of Sun considered, among other things, the written opinion, dated February 17, 1997, the date of the Contour Merger Agreement, of J.P. Morgan to the effect that, based upon and subject to the various assumptions and considerations set forth in such opinion, as of the date of such opinion, the consideration to be paid by Sun in the Contour Merger was fair, from a financial point of view, to Sun. A copy of J.P. Morgan's opinion letter dated November 24, 1997 with respect to the RCA Merger is attached to this Joint Proxy Statement/ Prospectus/Information Statement as Appendix B. A copy of J.P. Morgan's opinion letter dated February 17, 1997 with respect to the Contour Merger is attached to this Joint Proxy Statement/Prospectus/ Information Statement as Appendix E. J.P. Morgan's opinion letters, which set forth the assumptions made, procedures followed and matters considered by J.P. Morgan, and the scope of J.P. Morgan's reviews, should be read carefully in their entirety. See "The RCA Merger--Opinion of Sun's Financial Advisor" and "The Contour Merger--Opinion of Sun's Financial Advisor."

    For services rendered in connection with and including the delivery of its opinions on the RCA Merger, Sun paid J.P. Morgan an engagement fee of $250,000 upon execution of the engagement letter dated February 6, 1997, as amended April 3, 1998, and has agreed to pay J.P. Morgan a fee of $1,850,000 (including the $250,000 engagement fee) payable upon consummation of the RCA Merger. J.P. Morgan will not receive any additional compensation in connection with the Contour Merger.

LACK OF FINANCIAL ADVISOR TO RCA

    The board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to recommend that the shareholders of RCA approve and adopt the RCA Merger Agreement and approve the RCA Merger. See "Risk Factors--Risk Factors Concerning the Mergers--Lack of a Fairness Opinion in Connection with the RCA Merger" and "The RCA Merger-- RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors."

OPINION OF CONTOUR'S FINANCIAL ADVISOR

    Sterne, Agee & Leach, Inc. ("SALI"), Contour's financial advisor, has rendered a written opinion dated as of April 8, 1997, to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by Sun in the Contour Merger was fair, from a financial point of view, to the holders of Contour Common Stock. A copy of SALI's opinion is attached to this Joint Proxy Statement/Prospectus/Information Statement as Appendix F. SALI's opinion, which sets forth the assumptions made, procedures followed and other matters considered by SALI, and the limits of SALI's review, should be read carefully in its entirety. For services rendered in connection with and including the delivery of its opinion on the Contour Merger, Contour has agreed to pay SALI a fee of $100,000. The fee includes a $25,000 retainer and a $75,000 payment upon the filing of this Joint Proxy Statment/Prospectus/Information Statement with the Commission. See "The Contour Merger--Opinion of Contour's Financial Advisor."

THE RCA MERGER

    EFFECTIVE TIME OF THE RCA MERGER

    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the RCA Merger Agreement, the parties thereto will file a certificate of merger with the Secretary of State of the State of Colorado. The RCA Merger will become effective upon such filing. See "The RCA Merger Agreement--RCA Effective Time."

    CONDITIONS TO THE RCA MERGER

    Consummation of the RCA Merger is subject to the satisfaction of certain conditions, including, without limitation, (i) the approval and adoption of the RCA Merger Agreement and the approval of the RCA Merger by the requisite vote of the stockholders of Sun and the shareholders of RCA; (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions preventing or making illegal the consummation of the RCA Merger; and (iii) the receipt by Sun and RCA of certain opinions regarding tax and accounting matters. The consummation of the Contour Merger is not a condition to the RCA Merger. See "The RCA Merger Agreement--Conditions to the RCA Merger."

    TERMINATION

    The RCA Merger Agreement may be terminated and the RCA Merger may be abandoned prior to the RCA Effective Time notwithstanding approval by the stockholders of Sun and/or the shareholders of RCA under the circumstances specified in the RCA Merger Agreement, including by mutual written agreement of Sun and RCA and termination by either party if the RCA Merger is not consummated by June 30, 1998. See "The RCA Merger Agreement--Termination." Neither Sun nor RCA has the right to terminate the RCA Merger Agreement and abandon the RCA Merger based on the market price of the Sun Common Stock.

    REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the RCA Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. The waiting period first applicable to the RCA Merger under the HSR Act was terminated early and thus expired on May 16, 1997. However, Sun's and RCA's first HSR notices expired on May 16, 1998. Sun and RCA each filed additional HSR notices for which the waiting period expired on May 20, 1998. See "The RCA Merger--Regulatory Matters."

    In addition, Sun and RCA are required to file notices with, and in some jurisdictions obtain approvals or consents from, various state agencies responsible for the licensure or certification of healthcare facilities in states where Sun or RCA conduct their respective businesses.

    DISSENTERS' RIGHTS

    Holders of RCA Series AA Preferred Stock and RCA Series F Preferred Stock who do not vote such shares in favor of the RCA Merger may be entitled to certain dissenters' rights under Colorado law. Holders of RCA Common Stock do not have dissenters' rights under Colorado law. See "The RCA Merger--Dissenters' Rights."

    INTERESTS OF CERTAIN PERSONS IN THE RCA MERGER

    In considering the recommendation of the board of directors of RCA with respect to the RCA Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of the management of RCA and the board of directors of RCA have certain interests in the RCA Merger that are in addition to the interests of shareholders of RCA in general. These interests arise from, among other things, certain employment agreements and benefit plans, settlement of certain outstanding litigation and indemnification arrangements and certain other matters that Sun has agreed to assume after the RCA Merger.

    Pursuant to the terms of their respective employment agreements, if any of Philip M. Rees, General Counsel of RCA, John R. Mack, Senior Vice President of a subsidiary of RCA, or Jeffrey Andrews, President of a subsidiary of RCA, is terminated by Sun other than for "cause" or any such officer terminates his employment for "good reason" (as each such term is defined in the respective officer's employment agreement), and subject to each such officer's compliance with the terms of his employment agreement, then each such officer will have the right thereafter to receive such officer's salary and benefits enumerated in such officer's employment agreement for the remainder of the term. Under such conditions, in the event of such termination, Mr. Rees would be entitled to receive an annual salary of $200,000 until July 1, 1998, $225,000 until July 1, 1999, $247,500 until July 1, 2000, and, as a result of RCA's failure prior to May 1, 1998 to notify Mr. Rees of the termination, contingent on consummation of the RCA Merger, of his employment agreement, $272,250 until July 1, 2001, immediately vested and exercisable nonqualified stock options to purchase 25,000 shares of RCA Common Stock during each year of the employment agreement, and certain other benefits; Mr. Mack would be entitled to receive an annual salary of $192,000 until June 30, 1998, and $212,000 until June 30, 1999, immediately vested and exercisable nonqualified stock options to purchase 25,000 shares of RCA Common Stock during each year of the employment agreement, and certain other benefits; and Mr. Andrews would be entitled to receive an annual salary of $180,000 until July 1, 1998, and $220,000 until July 1, 1999, immediately vested and exercisable nonqualified stock options to purchase 50,000 shares of RCA Common Stock during each year of the employment agreement, and certain other benefits. Any stock option granted pursuant to such employment agreements will expire five years from the date of grant.

    Between August 25, 1997 and October 24, 1997, ten putative class action lawsuits were filed in the United States District Court for the Northern District of Georgia on behalf of persons who purchased RCA Common Stock, naming RCA and certain of its officers and directors as defendants. On November 25, 1997, RCA, Sun and representatives of the plaintiffs entered into a memorandum of understanding, pursuant to which Sun has agreed to pay $9 million into an interest-bearing escrow account maintained by Sun to settle these actions. See "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation" and "The RCA Merger--Background of the Mergers." In addition, pursuant to the RCA Merger Agreement Sun has agreed to provide indemnification to RCA's officers and directors under certain circumstances. See "The RCA Merger--Interests of Certain Persons in the RCA Merger" and "The RCA Merger Agreement--Directors' and Officers' Indemnification."

    As of May 1, 1997, directors and executive officers of RCA beneficially owned (i) 4,910,321 shares of RCA Common Stock for which they will receive the same consideration as other RCA shareholders and (ii) unexercised options to acquire 1,099,152 shares of RCA Common Stock, which will be treated as described below under "The RCA Merger--Interests of Certain Persons in the RCA Merger." In addition, employees (or former employees) of RCA held unexercised options to purchase an aggregate of 1,437,171 shares of RCA Common Stock at a weighted average exercise price of $6.77 per share (at exercise prices ranging from $4.647 to $15.95 per share). See "The RCA Merger--Interests of Certain Persons in the RCA Merger."

    ACCOUNTING TREATMENT

    Both Sun and RCA believe that the RCA Merger will qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the RCA Merger is conditioned upon the receipt by each of Sun and RCA of a letter from Arthur Andersen LLP, independent public accountants of Sun, stating that the RCA Merger, in its opinion, will qualify for pooling of interests accounting treatment. See "The RCA Merger--Accounting Treatment" and "The RCA Merger Agreement--Conditions to the RCA Merger."

    FEES AND EXPENSES

    Under certain circumstances, either Sun or RCA may be required to pay a termination fee and to reimburse the other party for its reasonable out-of-pocket expenses if the RCA Merger Agreement is terminated. See "The RCA Merger Agreement--Termination Fees and Expenses."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The RCA Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, holders of RCA Capital Stock will not recognize gain or loss for federal income tax purposes by reason of the conversion of RCA Capital Stock into Sun Common Stock, except for cash received in lieu of fractional shares. It is a condition to Sun's and RCA's obligations to consummate the RCA Merger that each shall have received opinions from its respective tax counsel, which opinions shall not have been withdrawn or modified in any material respect, to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Code, and that each of Sun, RCA Merger Sub and RCA will be a party to the reorganization within the meaning of Section 368(b) of the Code. The RCA Merger will not have any tax consequences to Sun stockholders. See "The RCA Merger--Certain Federal Income Tax Consequences."

    EXCHANGE OF SHARE CERTIFICATES

    If the RCA Merger becomes effective, Sun will mail a letter of transmittal with instructions to all holders of record of RCA Capital Stock as of the RCA Effective Time for use in surrendering their stock certificates in exchange for certificates representing Sun Common Stock and a cash payment in lieu of fractional shares. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. See "The RCA Merger--Exchange of Shares."

    OPERATIONS FOLLOWING THE RCA MERGER

    Sun plans to integrate promptly the operations, facilities and personnel of Sun and RCA following the RCA Merger. The general result will be to combine administrative organizations with a reduced headcount and overhead structure and to eliminate duplicative or unnecessary corporate functions. Sun will assume management of all RCA operations upon completion of the RCA Merger. None of the directors or executive officers of RCA is expected to continue in the management of the combined operations. Sun expects to incur a charge of approximately $30 million in connection with the Mergers, consisting of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions, the write-off of certain intangibles and property and equipment and the settlement of certain class action lawsuits. In addition, there can be no assurance that Sun will not incur additional charges in subsequent quarters to reflect costs associated with the Mergers. See "Risk Factors--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations," "The RCA Merger--Operations Following the RCA Merger" and "Unaudited Pro Forma Combined Financial Statements."

    AMENDMENTS TO THE RCA MERGER AGREEMENT

    On May 27, 1997, the RCA Merger Agreement was amended by Amendment No.1 thereto, which (i) eliminated a provision in the RCA Merger Agreement that granted to Christopher F. Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. an option to purchase the shares of In-House Rehab Corporation (formerly known as Perennial Development Corporation) ("In-House") owned by RCA; (ii) prohibited Sun from selling the shares of In-House owned by RCA, subject to certain exceptions, or acquiring additional shares of capital stock of In-House, for a period of 24 months following the RCA Effective Time and required Sun to vote such shares for the election of director candidates with In-House's management; (iii) increased the original RCA common exchange ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock to the first amended RCA common exchange ratio of 0.68265 shares of Sun Common Stock for each share of RCA Common Stock; and (iv) added to the RCA Merger Agreement additional representations and warranties and covenants related to the accounts receivable and accounts payable of RCA.

    On August 21, 1997 the RCA Merger Agreement was amended by Amendment No.2 thereto, which (i) decreased the first amended RCA common exchange ratio from
0.68265 shares of Sun Common Stock for each share of RCA Common Stock to the second amended RCA common exchange of 0.520 shares of Sun Common Stock for each share of RCA Common Stock; (ii) contained certain provisions requiring RCA to revise and restate its fiscal 1997 financial statements; (iii) waived certain representations and warranties which had become incorrect since the date of the RCA Merger Agreement and quantified the materiality threshold applicable to the defined term "Company Material Adverse Effect"; (iv) contained certain provisions relating to the resignation of RCA's independent auditors; (v) amended the provisions of the RCA Merger Agreement related to indemnification of RCA's officers and directors; and (vi) extended the date after which either party may freely terminate the RCA Merger Agreement from September 30, 1997 to November 30, 1997 (or, under certain circumstances, to December 31, 1997).

    On November 25, 1997, the RCA Merger Agreement was amended by Amendment No.3 thereto, which (i) decreased the second amended RCA common exchange ratio from
0.520 shares of Sun Common

Stock for each share of RCA Common Stock to the RCA Common Exchange Ratio; (ii) waived certain representations and warranties which had become incorrect since the date of the RCA Merger Agreement; (iii) modified the definition of "Company Material Adverse Effect" to relate only to changes in the assets or liabilities of RCA; (iv) contained provisions relating to Sun and its affiliates providing ancillary services to RCA and its affiliates; (v) contained provisions allowing RCA to obtain up to $15 million in working capital financing under certain conditions; (vi) contained provisions relating to certain related company leases; (vii) modified the conditions to Sun's obligations to consummate the RCA Merger related to RCA's representations and warranties and made corresponding modifications in Sun's termination rights; (viii) provided for a termination fee payable to RCA in the event Sun's board of directors changes its recommendation of the RCA Merger in a manner adverse to RCA; (ix) contained certain other technical provisions; and (x) extended the date after which either party may freely terminate the RCA Merger Agreement to March 31, 1998.

    On April 3, 1998, the RCA Merger Agreement was amended by Amendment No. 4 thereto, which (i) added as a condition to Sun's obligation to consummate the RCA Merger a requirement that the Memorandum of Understanding entered into in connection with the settlement of certain shareholder litigation involving RCA remain in effect (see "Risk Factors--Risks Concerning RCA and Contour-- Shareholder Litigation"); and (ii) extended the date after which either party may freely terminate the RCA Merger Agreement from March 31, 1998 to June 30, 1998. See "The RCA Merger--Background of the Mergers" and "The RCA Merger Agreement--Amendments to the RCA Merger Agreement."

    RCA STOCKHOLDERS' STOCK OPTION AND PROXY AGREEMENT

    Concurrent with the execution of the RCA Merger Agreement and as an inducement to Sun to enter into the RCA Merger Agreement, Sun and Christopher F. Brogdon, Connie B. Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. (each a "Stockholder") entered into a Stockholders Stock Option and Proxy Agreement, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of November 25, 1997, pursuant to which each Stockholder granted to Sun an option to purchase each Stockholder's shares of RCA Capital Stock, representing approximately 36 percent of the shares of the RCA Capital Stock issued and outstanding on the date of grant, at a purchase price of $10.00 per share of RCA Common Stock and RCA Series F Preferred Stock and $10.00 per share of RCA Series AA Preferred Stock (the "RCA Stock Option Agreement"). On June 4, 1997, Ms. Brogdon sold 101,871 shares of RCA Common Stock (representing approximately two percent of the shares of RCA Capital Stock subject to the option) in apparent violation of the RCA Stock Option Agreement. According to documents filed by Ms. Brogdon with the Commission in connection with such sale, such shares were sold pursuant to Rule 144 of the Securities Act at a price of $10.0023 per share. Sun has not yet determined what action, if any, it will take in response to such transaction. See "The RCA Stockholders' Stock Option and Proxy Agreement."

THE CONTOUR MERGER

    EFFECTIVE TIME OF THE CONTOUR MERGER

    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Contour Merger Agreement, the parties thereto will file a certificate of merger with the Secretary of State of the State of Nevada. The Contour Merger will become effective upon such filing. See "The Contour Merger Agreement--Contour Effective Time."

    CONDITIONS TO THE CONTOUR MERGER

    Consummation of the Contour Merger is subject to the satisfaction of certain conditions, including, without limitation, (i) the approval and adoption of the Contour Merger Agreement and the approval of the Contour Merger by the requisite vote of the stockholders of both Sun and Contour; (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions preventing or making illegal the consummation of the Contour Merger; and (iii) the continuing accuracy of the representations and warranties made in the Contour Merger Agreement at and as of the Contour Effective Time. The consummation of the RCA Merger is not a condition to the Contour Merger. See "The Contour Merger Agreement--Conditions to the Contour Merger."

    TERMINATION

    The Contour Merger Agreement may be terminated and the Contour Merger may be abandoned prior to the Contour Effective Time notwithstanding approval by the stockholders of Sun and/or Contour under the circumstances specified in the Contour Merger Agreement, including by mutual written agreement of Sun and Contour and termination by either party if the Contour Merger is not consummated by June 30, 1998. See "The Contour Merger Agreement--Termination." Neither Sun nor Contour has the right to terminate the Contour Merger Agreement and abandon the Contour Merger based on the market price of the Sun Common Stock.

    REGULATORY MATTERS

    Other than the filing with respect to the RCA Merger, no separate filing is required under the HSR Act, and no other filing with or approval of any federal or state governmental entity is required in connection with the Contour Merger.

    DISSENTERS' RIGHTS

    Stockholders of Contour who do not vote their shares in favor of the Contour Merger may be entitled to certain dissenters' rights under Nevada law. See "The Contour Merger--Dissenters' Rights."

    INTERESTS OF CERTAIN PERSONS IN THE CONTOUR MERGER

    In considering the recommendation of the board of directors of Contour with respect to the RCA Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Contour and the board of directors of Contour have certain interests in the Contour Merger that are in addition to the interests of stockholders of Contour in general. These interests arise from, among other things, certain benefit plans and indemnification arrangements which Sun has agreed to assume after the Contour Merger.

    Not including 5,440,878 shares of Contour Common Stock beneficially held by RCA, as of May 1, 1998, directors and executive officers of Contour beneficially owned (i) 164,577 shares of Contour Common Stock for which they will receive the same consideration as other Contour stockholders, (ii) unexercised options to acquire 344,250 shares of Contour Common Stock, and (iii) fully vested, unexercised warrants to acquire 52,500 shares of Contour Common Stock at an exercise price equal to $3.00 per share prior to June 30, 1999, which will be treated as described below under "The Contour Merger--Interests of Certain Persons in the Contour Merger." In addition, employees (or former employees) of Contour held unexercised options to purchase an aggregate of 654,250 shares of Contour Common Stock at a weighted average exercise price of $3.63 per share (at exercise prices ranging from $1.905 to $5.50 per share). See "The Contour Merger--Interests of Certain Persons in the Contour Merger."

    ACCOUNTING TREATMENT

    If the shareholders of RCA approve the proposed RCA Merger, the acquisition of the interest in Contour not owned by RCA is expected to be accounted for as a purchase. If the shareholders of RCA do not approve the proposed RCA Merger, the acquisition of all of Contour is expected to be accounted for as a purchase. See "The Contour Merger--Accounting Treatment."

    FEES AND EXPENSES

    Under certain circumstances, either Sun or Contour may be required to pay a termination fee and to reimburse the other party for its reasonable out-of-pocket expenses if the Contour Merger Agreement is terminated. See "The Contour Merger Agreement--Termination Fees and Expenses."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The tax treatment of the Contour Merger to the holders of Contour Capital Stock is uncertain. HOLDERS OF CONTOUR CAPITAL STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE CONTOUR MERGER. Shearman & Sterling will deliver to Sun an opinion to the effect that assuming the RCA Merger occurs promptly after consummation of the Contour Merger, the Contour Merger would more likely than not qualify as a tax-free reorganization. In such a case, the holders of Contour Capital Stock will not recognize gain or loss for federal income tax purposes on the conversion of Contour Capital Stock into Sun Common Stock, except for cash received in lieu of fractional shares. Alternatively, if the Contour Merger does not qualify as a tax-free reorganization, the holders of Contour Capital Stock will recognize gain or loss for federal income tax purposes on the conversion of Contour Capital Stock into Sun Common Stock. See "The Contour Merger--Certain Federal Income Tax Consequences."

    EXCHANGE OF SHARE CERTIFICATES

    If the Contour Merger becomes effective, Sun will mail a letter of transmittal with instructions to all holders of record of Contour Capital Stock as of the Contour Effective Time for use in surrendering their stock certificates in exchange for certificates representing Sun Common Stock and a cash payment in lieu of fractional shares. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. See "The Contour Merger--Exchange of Shares."

    OPERATIONS FOLLOWING THE CONTOUR MERGER

    Following the Contour Merger, Contour will be managed by the same executive officers and will continue its operations substantially as such operations were conducted prior to the Contour Merger. See "The Contour Merger--Operations Following the Contour Merger."

    AMENDMENTS TO THE CONTOUR MERGER AGREEMENT

    On August 21, 1997, the Contour Merger Agreement was amended by Amendment No. 1 thereto, which extended the date after which either party could freely terminate the Contour Merger Agreement from September 30, 1997 to November 30, 1997 (or, under certain circumstances, to December 31, 1997).

    On November 25, 1997, the Contour Merger Agreement was amended by Amendment No. 2 thereto, which extended the date after which either party may freely terminate the Contour Merger Agreement to March 31, 1998 and contained certain other technical provisions.

    On April 3, 1998, the Contour Merger Agreement was amended by Amendment No. 3 thereto, which extended the date after which either party may freely terminate the Contour Merger Agreement from March 31, 1998 to June 30, 1998. See "The RCA Merger--Background of the Mergers" and "The Contour Merger Agreement--Amendments to the Contour Merger Agreement."

    CONTOUR STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT

    Concurrent with the execution of the Contour Merger Agreement and as an inducement to Sun to enter into the Contour Merger Agreement, Sun and RCA entered into the Contour Stock Option Agreement, pursuant to which RCA granted to Sun an option to purchase shares of Contour Capital Stock, representing approximately 65% of the shares of the Contour Capital Stock issued and outstanding on the date of grant, at a purchase price of $8.50 per share of Contour Common Stock and $4.00 per share of Contour Preferred Stock. See "The Contour Stockholder Stock Option and Proxy Agreement."

RECENT DEVELOPMENTS CONCERNING SUN

    On May 4, 1998, Sun completed a private placement of $125.0 million ($150.0 million if the over-allotment option is exercised in full) aggregate principal amount of its 9 3/8% Senior Subordinated Notes due 2008 (the "Debt Offering") (having an aggregate liquidation amount of $345.0 million). Concurrently with the Debt Offering, Sun Financing I, a statutory business trust formed under the laws of the State of Delaware and a wholly-owned subsidiary of Sun, completed a separate private placement of 13,800,000 shares of its 7% Convertible Trust Issued Preferred Securities (liquidation amount $25 per share) having an aggregate liquidation amount of $345.0 million, the proceeds of which were loaned to Sun (the "Convertible Securities Offering" and, together with the Debt Offering, the "Offerings"). A portion of the net proceeds from the Convertible Securities Offering were used to repay approximately $300.0 million of outstanding borrowings under the term loan portion of Sun's $1.2 billion credit facility (the "Credit Facility"). The remaining net proceeds from the Offerings were used to reduce outstanding borrowings under the revolving credit portion of the Credit Facility, which amounts may be subsequently reborrowed.

    On or about January 23, 1996, two former stockholders of SunCare, John Brennan and Susan Bird, filed a lawsuit (the "SunCare Litigation") against Sun and certain of its officers and directors in the United States District Court for the Southern District of Indiana. Plaintiffs allege, among other things, that Sun did not disclose material facts concerning the investigation by the OIG and that Sun's financial results were misstated. The complaints purport to state claims, INTER ALIA, under Federal and state securities laws and for breach of contract, including a breach of a registration rights agreement pursuant to which Sun agreed to register the shares of Sun's common stock issued to such former stockholders of SunCare in the acquisition. On May 21, 1998, Sun and the plaintiffs reached an agreement in principle to settle the action for $7.4 million. The settlement is subject to the execution of definitive documentation. The settlement of $7.4 million will be recorded by Sun as a pretax charge during the second quarter of 1998.

                           MARKETS AND MARKET PRICES

    The Sun Common Stock is traded on the NYSE under the symbol "SHG." The following table shows the high and low sales prices for the Sun Common Stock as reported by the NYSE for the periods indicated.

                                                                               HIGH        LOW
                                                                             ---------  ---------
Fiscal Year Ended December 31, 1996
  First Quarter............................................................  $   14.25  $   11.25
  Second Quarter...........................................................      15.63      12.88
  Third Quarter............................................................      14.63      11.63
  Fourth Quarter...........................................................      13.63      11.50
Fiscal Year Ended December 31, 1997
  First Quarter............................................................  $   16.25  $   12.75
  Second Quarter...........................................................      20.81      13.88
  Third Quarter............................................................      23.44      19.63
  Fourth Quarter...........................................................      22.94      18.07
Fiscal year Ended December 31, 1998
  First Quarter............................................................  $   20.31  $   17.88
  Second Quarter (through May 20, 1998)....................................  $   19.31  $   10.56

    Sun has not paid nor declared any dividends on the Sun Common Stock since its inception and presently intends to continue a policy of retaining any earnings for reinvestment in its business. The payment of any future dividends will be at the discretion of Sun's board of directors and will depend upon, among other things, future earnings, the success of Sun's business activities, regulatory and capital requirements, the general financial condition of Sun and general business conditions. Furthermore, Sun's Credit Facility and the indenture governing Sun's 9 1/2% Senior Subordinated Notes due 2007 restrict the payment of cash dividends by Sun. See "Description of Sun Capital Stock."

    Since December 18, 1995, the RCA Common Stock has been listed on the NYSE under the symbol "RCA." The RCA Common Stock was previously traded on the over-the-counter market, and from April 7, 1994 through December 15, 1995, it was quoted on The Nasdaq National Market. The following table sets forth the high and low bid prices for the RCA Common Stock as reported on The Nasdaq National Market through December 15, 1995, and the high and low sales prices for the RCA Common Stock as reported by the NYSE after that date, for the periods indicated. RCA did not pay any cash dividends with respect to the RCA Common Stock during any of the periods indicated below.

                                                                               HIGH        LOW
                                                                             ---------  ---------
Fiscal Year Ended June 30, 1996
  First Quarter............................................................  $   17.03  $    9.40
  Second Quarter...........................................................      12.86       7.80
  Third Quarter............................................................      11.67       9.28
  Fourth Quarter...........................................................      13.75       9.64
Fiscal Year Ended June 30, 1997
  First Quarter............................................................  $   12.13  $    6.88
  Second Quarter...........................................................      10.00       5.25
  Third Quarter............................................................      10.38       7.63
  Fourth Quarter...........................................................      12.50       8.13
Fiscal Year Ended June 30, 1998
  First Quarter............................................................  $   13.13  $    7.38
  Second Quarter...........................................................       9.50       6.75
  Third Quarter............................................................       8.50       7.56
  Fourth Quarter (through May 20, 1998)....................................       8.19       7.13

    The Contour Common Stock is traded on the over-the-counter market, and since September 21, 1995, has been traded on The Nasdaq Small-Cap Market under the Symbol "CTMI." The following table sets forth the high and low bid prices for the Contour Common Stock as reported on the OTC Bulletin Board through September 16, 1995, and on The Nasdaq Small-Cap Market after that date, for the periods indicated. Contour did not pay any cash dividends with respect to the Contour Common Stock during any of the periods listed below. Contour (i) declared a 5% stock dividend on the Contour Common Stock outstanding in February 1994, (ii) declared an additional 5% stock dividend in January 1995, and (iii) effected a 1.05-for-1 stock split in April 1996.

                                                                               HIGH        LOW
                                                                             ---------  ---------
Fiscal Year Ended June 30, 1996
  First Quarter............................................................  $    7.63  $    5.36
  Second Quarter...........................................................       6.19       3.92
  Third Quarter............................................................       6.50       4.17
  Fourth Quarter...........................................................       6.13       4.25
Fiscal Year Ended June 30, 1997
  First Quarter............................................................  $    6.13  $    4.13
  Second Quarter...........................................................       5.50       4.00
  Third Quarter............................................................       8.13       4.38
  Fourth Quarter...........................................................       7.88       7.00
Fiscal Year Ended June 30, 1998
  First Quarter............................................................  $    7.81  $    6.63
  Second Quarter...........................................................       7.75       6.38
  Third Quarter............................................................       7.75       6.75
  Fourth Quarter (through May 20, 1998)....................................       8.13       7.19

    As of December 31, 1997, the number of record holders of Sun Common Stock, RCA Common Stock and Contour Common Stock was approximately 3,265, 298 and 197, respectively.

    The following table sets forth the closing prices per share of Sun Common Stock and RCA Common Stock on the NYSE and Contour Common Stock on The Nasdaq Small-Cap Market, on February 14, 1997, the last full trading day prior to the public announcement of the execution of the RCA Merger Agreement and the Contour Merger Agreement; on November 25, 1997, the last full trading day prior to the public announcement of the execution of Amendment No. 3 to the RCA Merger Agreement (which Amendment established the consideration to be received by the holders of RCA Capital Stock in the RCA Merger); and on May 20, 1998, the latest practicable trading day prior to the printing of this Joint Proxy Statement/ Prospectus/Information Statement. The following table also sets forth the equivalent market value of RCA Common Stock based on the then-effective RCA Common Exchange Ratio and the equivalent market value of Contour Common Stock and the then-effective Contour Common Exchange Ratio (assuming that the Sun Market Price is equal to the closing price per share of Sun Common Stock on the NYSE on such date).

                                                                                                                     CONTOUR
                                                               RCA COMMON                  CONTOUR                   COMMON
                                     SUN COMMON   RCA COMMON    EXCHANGE        RCA        COMMON       CONTOUR     EXCHANGE
DATE                                    STOCK        STOCK        RATIO     EQUIVALENT      STOCK     EQUIVALENT      RATIO
-----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
February 14, 1997..................   $    14.00   $    9.00        0.663    $    9.28    $    7.00    $    8.50       0.607
November 25, 1997..................   $    21.00   $    8.25        0.476    $   10.00    $    7.13    $    8.50       0.405
May 20, 1998.......................   $    17.69   $    8.00        0.505    $    8.93    $    7.88    $    8.50       0.480

                        SELECTED HISTORICAL CONSOLIDATED
             AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following selected historical consolidated financial information of Sun, Regency, RCA and Contour has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are included or incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement. See "Incorporation of Certain Documents by Reference" and "Index to Consolidated Financial Statements." Selected historical consolidated financial information of Sun is presented as of and for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, for the three months ended March 31, 1997 and 1998, and as of March 31, 1998. Selected historical consolidated financial information of Regency is presented as of and for the fiscal years ended December 31, 1993, 1994, 1995 and 1996, for the nine months ended September 30, 1996 and 1997, and as of September 30, 1997. Selected historical consolidated financial information of RCA is presented as of and for the fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997, for the nine-month periods ended March 31, 1997 and 1998 and as of March 31, 1998. Contour changed its fiscal year-end from December 31 to June 30 during 1995. Selected historical consolidated financial information of Contour is presented as of and for the fiscal years ended December 31, 1992, 1993 and 1994 and June 30, 1996 and 1997, for the nine-month periods ended March 31, 1997 and 1998 and as of March 31, 1998.

    The following selected unaudited pro forma combined financial information of Sun, Regency, RCA and Contour has been derived from the unaudited pro forma combined financial statements that give effect to (1) the sale by Sun of (i) $250 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007; (ii) $125 million aggregate principal amount of its 9 3/8% Senior Subordinated Notes due 2008, and (iii) $345 million aggregate liquidation amount of 7% Convertible Trust Issued Preferred Securities as if they had occurred on January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings and, for (ii) and (iii), as if they occurred on March 31, 1998 for the unaudited Pro Forma Combined Balance Sheet; (2) the Regency Acquisition accounted for as a purchase as if it had occurred on January 1, 1997 for the Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 1997; (3) the RCA Merger accounted for as a pooling of interests as if the RCA Merger had occurred on March 31, 1998 for the Unaudited Pro Forma Combined Balance Sheet and January 1, 1995 for the Unaudited Pro Forma Combined Statements of Earnings; and (4) the Contour Merger accounted for as a purchase as if the Contour Merger had occurred on March 31, 1998 for the Unaudited Pro Forma Combined Balance Sheet and January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings. The following selected unaudited pro forma combined financial information is presented as follows:

    - "Sun Adjusted" presents items (1) and (2).

    - "Sun Adjusted" and Contour Only presents items (1), (2) and (4). This presentation assumes that only the Contour Merger is consummated.

    - "Sun Adjusted" and RCA and Contour presents items (1), (2), (3) and (4). This presentation assumes that both the RCA Merger and the Contour Merger are consummated.

    - Sun and RCA Only presents item (3) for the years ended December 31, 1995 and 1996.

    The selected Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the notes thereto, which are included in this Joint Proxy Statement/Prospectus/Information Statement. See "Unaudited Pro Forma Combined Financial Statements." The Unaudited Pro Forma Combined Financial Statements are based on the respective historical financial statements and the notes thereto of Sun, Regency, RCA and Contour, which are included or incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement. Sun and Regency have a fiscal year end of December 31. RCA and Contour have a fiscal year end of

June 30. RCA's and Contour's historical financial statements have been recast to present their financial statements on a December 31 fiscal year-end for purposes of combining with Sun in accordance with Article 11 of Regulation S-X. The Unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Regency Acquisition, the RCA Merger and the Contour Merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of Sun, RCA and Contour. The Unaudited Pro Forma Combined Statements of Earnings do not reflect the integration costs related to the Regency Acquisition, the RCA Merger and the Contour Merger or the benefits or cost savings anticipated to result from the Regency Acquisition, the RCA Merger and the Contour Merger.

    Costs to be incurred in connection with the RCA Merger and the Contour Merger are expected to be significant and will be charged against earnings of the combined company. The charge is currently estimated to be approximately $30 million, and is expected to consist of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions, the write-off of certain intangibles and property and equipment and the settlement of certain class action lawsuits. See "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation." Approximately $25 million of the estimated charges are expected to be charged to operations in the fiscal quarter in which the RCA Merger is consummated. The remaining approximately $5 million of the estimated charges relating to the integration expenses are expected to be expensed as incurred, as these costs are expected to benefit future combined operations. Pursuant to the memorandum of understanding entered into by RCA, Sun and representatives of the plaintiffs in such class action lawsuits, Sun has agreed to pay $9 million into an interest-bearing account to settle such lawsuits. The settlement will be expensed upon resolution of the conditions to the memorandum of understanding which is expected to occur in the quarter that the RCA Merger is consummated. The estimated integration charges and settlement costs have not been reflected in the Unaudited Pro Forma Combined Financial Statements. These amounts are preliminary estimates only and are therefore subject to change. In addition, there can be no assurance that Sun will not incur additional charges in subsequent quarters to reflect costs associated with the RCA Merger and the Contour Merger. The components of the charges are expected to be as follows:

Transaction costs and advisory fees............................  $6,250,000
Transitional costs, including severance, closing RCA's
 corporate offices and related relocation......................   8,250,000
Write-off of certain hardware and software costs and other
 assets........................................................   1,500,000
Settlement of class action lawsuits............................   9,000,000
Other related charges, including training, system
 implementation and regulatory costs...........................   5,000,000
                                                                 ----------
    Total......................................................  $30,000,000
                                                                 ----------
                                                                 ----------

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        SUN

                                                                                                                         THREE
                                                                                                                        MONTHS
                                                                                                                         ENDED
                                                                          YEARS ENDED DECEMBER 31,                     MARCH 31,
                                                       --------------------------------------------------------------  ---------
                                                         1993     1994(3)(7)   1995(4)(5)(7)  1996(6)(7)    1997(8)      1997
                                                       ---------  -----------  -------------  -----------  ----------  ---------
HISTORICAL CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Net revenues.........................................  $ 230,815   $ 673,354    $ 1,135,508    $1,316,308  $2,010,820    398,636
Net earnings (loss) before extraordinary loss(1).....     13,463      19,561        (20,568)      21,536       54,729     15,937
Net earnings (loss) per common and common equivalent
  share before extraordinary loss(1)(2)
    Basic............................................       0.73        0.63          (0.43)        0.46         1.18       0.35
    Diluted..........................................       0.72        0.61          (0.43)        0.46         1.12       0.33
Weighted average number of common and common
  equivalent shares:
    Basic............................................     18,374      31,038         47,419       46,360       46,329     46,119
    Diluted..........................................     18,608      31,830         47,419       46,868       51,851     51,352
Cash dividends per share.............................     --          --            --            --           --         --


                                                         1998
                                                       ---------
HISTORICAL CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Net revenues.........................................  $ 741,490
Net earnings (loss) before extraordinary loss(1).....     18,387
Net earnings (loss) per common and common equivalent
  share before extraordinary loss(1)(2)
    Basic............................................       0.39
    Diluted..........................................       0.37
Weighted average number of common and common
  equivalent shares:
    Basic............................................     46,905
    Diluted..........................................     52,381
Cash dividends per share.............................     --

                                                          AS OF DECEMBER 31,
                                         -----------------------------------------------------  AS OF MARCH 31,
                                           1993       1994       1995       1996       1997          1998
                                         ---------  ---------  ---------  ---------  ---------  ---------------
HISTORICAL CONSOLIDATED BALANCE SHEET
  DATA:
Working capital........................  $  45,451  $ 197,150  $ 237,147  $ 211,582  $ 307,025    $   373,885
Total assets...........................    110,488  1,054,223  1,042,503  1,229,426  2,379,236      2,687,986
Long-term debt, net of current
  portion..............................     11,967    398,534    348,460    460,501  1,488,861      1,638,365
Stockholders' equity...................     70,361    550,449    569,042    572,137    617,053        639,550

------------------------------
(1) There was no provision for Federal or state income taxes in Sun's consolidated financial statements for certain entities that subsequently became subsidiaries of Sun that had elected S corporation status prior to becoming C corporations. Net earnings (loss) and net earnings (loss) per share for the years ended December 31, 1993, 1994 and 1995 reflect Federal and state income taxes that these entities would have been subject to and liable for as C corporations prior to each of the entities' terminations of their S corporation status.
(2) See Note 1(o) to Sun's Consolidated Financial Statements (incorporated by reference herein) for net earnings (loss) per share information. Also, net earnings per share data for the years ended December 31, 1993 is calculated based upon the number of shares of Sun Common Stock issued upon the formation of Sun Healthcare Group, Inc. on April 15, 1993, which placed under the control of a single corporation all of Sun's operations and the appropriate weighted average number of shares of Sun Common Stock for common stock transactions of Sun subsequent to Sun's preincorporation agreement dated as of April 13, 1993, and also include the appropriate weighted average number of shares of Sun Common Stock for common stock transactions of CareerStaff and SunCare for the years ended December 31, 1993, 1994 and 1995.
(3) Results of the year ended December 31, 1994 included a charge of $2,275,000 in connection with the repayment of an inducement fee to effect the conversion of $24,377,000 of Sun's 6 1/2% Convertible Subordinated Debentures.
(4) Results of the year ended December 31, 1995 include a charge of $3,256,000 in connection with the payment of an inducement fee to effect the conversion in January 1995 of $39,449,000 of Sun's 6 1/2% Convertible Subordinated Debentures and an extraordinary charge of $3,413,000, net of the related tax benefit, in connection with the tender offer of Sun's 11 3/4% Senior Subordinated Notes. (See Note (6) to Sun's Consolidated Financial Statements (incorporated by reference herein)).
(5) Also included in results for the year ended December 31, 1995 is $5,800,000 of transaction-related merger costs incurred in connection with the mergers of Sun with CareerStaff and SunCare (see Note (2) to Sun's Consolidated Financial Statements (incorporated by reference herein)), a $59,000,000 impairment loss recorded by Sun that primarily relates to goodwill associated with six of the forty facilities acquired in the acquisition of The Mediplex Group, Inc. ("Mediplex") (see Note (1)(g)) to Sun's Consolidated Financial Statements (incorporated by reference herein)), $4,006,000 related to averting a strike and negotiating new contracts for certain unionized homes in Connecticut, and a charge of $5,505,000 related to monitoring and responding to the government investigations and legal fees resulting from the shareholder litigation. The charge does not contain any estimated amounts for settlement of the OIG investigation or remaining shareholder litigation matters.
(6) Results for the year ended December 31, 1996 include a $24,000,000 charge recognized by Sun to settle certain of the lawsuits brought by shareholders and, as a reduction of this settlement charge, $9,000,000 that was received from Sun's director and officer liability insurance carrier in connection with the settlement (see Note (14) to Sun's Consolidated Financial Statements (incorporated by reference herein)). In addition, in 1996 Sun recorded additional expenses of $4,250,000 related to monitoring and responding to the continuing investigation by the United States Department of Health and Human Services' Office of Inspector General ("OIG") and to responding to the remaining shareholder litigation related to the announcement of the OIG investigation. The charge does not contain any estimated amounts for settlement of the OIG investigation or remaining shareholder litigation matters.
(7) In 1994, the provision for losses on accounts receivable reflects the write-off of $23,446,000 million of receivables of Mediplex that existed at the time of its June 1994 acquisition by Sun. These receivables were impaired as of the fourth quarter of 1994 or earlier. In 1995, an additional $7,608,000 million of Mediplex accounts receivable were written off, of which $3,549,000 million represented accounts receivable existing at the date of acquisition. In 1996, Sun recorded an additional provision for losses on accounts receivable of $6,550,000 million related primarily to its Mediplex facilities (see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein).
(8) Results for the year ended December 31, 1997 include a charge of $7.0 million recognized by Sun in order to reduce the carrying value of the Canadian operations to fair value based on revised estimates of selling value and of costs to sell. In addition, in 1997, Sun recorded an extraordinary charge of $17.9 million, net of the related tax benefit, in connection with Sun's purchase of Regency's 12.25% Junior Subordinated Notes due 2003 and of Regency's 9.875% Senior Subordinated Notes due 2002 and an extraordinary charge of $2.1 million, net of the related tax benefit, related to the refinancing of Sun's credit facility.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      RCA

                                                                                                       NINE MONTHS ENDED
                                                               YEARS ENDED JUNE 30,                        MARCH 31,
                                               -----------------------------------------------------  --------------------
                                                 1993       1994       1995       1996       1997       1997       1998
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
HISTORICAL CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Net revenues.................................  $   4,554  $  37,971  $  79,616  $ 134,011  $ 253,228  $ 182,181  $ 242,676
Net earnings (loss)..........................        574      2,918      5,059       (520)    (7,536)      (608)    (6,793)
Net earnings (loss) per common and common
  equivalent share...........................       0.11       0.30       0.38       (.05)     (0.71)     (0.21)     (0.47)
Weighted average number of common and common
  equivalent shares outstanding..............      5,010      9,840     12,617     11,325     13,710     13,484     14,746
Cash dividends per share.....................     --         --         --         --         --         --         --

                                                                          AS OF JUNE 30,
                                                 ----------------------------------------------------------------  AS OF MARCH
                                                   1992       1993       1994       1995       1996       1997      31, 1998
                                                 ---------  ---------  ---------  ---------  ---------  ---------  -----------
HISTORICAL CONSOLIDATED BALANCE
  SHEET DATA:
Working capital (deficit)......................  $      25  $    (273) $   3,121  $   2,925  $  (1,496) $ (10,490)  $ (29,516)
Total assets...................................        359      2,453     31,230     80,258    177,492    255,371     291,905
Long-term debt, net of current portion.........         11     --          8,200     32,426    108,481    141,674     148,515
Redeemable preferred stock.....................     --         --         --          3,000      2,400      1,800       1,200
Stockholders' equity...........................        133        776     13,400     19,733     30,866     30,695      25,419

                                    CONTOUR

                                                                                                                    NINE
                                                                      SIX MONTHS ENDED                             MONTHS
                                      YEARS ENDED DECEMBER 31,                             YEAR ENDED JUNE 30,      ENDED
                                                                          JUNE 30,                                MARCH 31,
                                   -------------------------------  --------------------  ----------------------  ---------
                                     1992       1993       1994       1994       1995        1996        1997       1997
                                   ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
HISTORICAL CONSOLIDATED
  STATEMENTS OF INCOME DATA:
Sales............................  $   3,441  $   3,618  $   3,946  $   1,929  $   3,568   $  14,542   $  53,349  $  39,052
Net earnings (loss)..............         79        (74)      (529)      (479)       111         527        (260)       425
Net earnings (loss) per common
  and common equivalent share....       0.07      (0.05)     (0.20)     (0.20)      0.02        0.09       (0.05)     (0.06)
Weighted average number of common
  and common equivalent shares
  outstanding....................      1,180      1,434      2,689      2,342      4,786       4,804       6,115      6,488
Cash dividends per share.........     --         --         --         --         --          --          --         --


                                     1998
                                   ---------
HISTORICAL CONSOLIDATED
  STATEMENTS OF INCOME DATA:
Sales............................  $  40,394
Net earnings (loss)..............       (502)
Net earnings (loss) per common
  and common equivalent share....      (0.06)
Weighted average number of common
  and common equivalent shares
  outstanding....................      8,210
Cash dividends per share.........     --

                                                          AS OF DECEMBER 31,                 AS OF JUNE 30,
                                                    -------------------------------  -------------------------------  AS OF MARCH
                                                      1992       1993       1994       1995       1996       1997      31, 1998
                                                    ---------  ---------  ---------  ---------  ---------  ---------  -----------
HISTORICAL CONSOLIDATED
  BALANCE SHEET DATA:
Working capital...................................  $     452  $     395  $     719  $   2,974  $   4,096  $   9,525   $   9,436
Total assets......................................      1,376      1,878      1,485      5,176     11,258     32,521      40,977
Long-term debt, net of current portion............        480     --            554        908      1,353      5,474       5,972
Stockholders' equity..............................        294        649        520      2,891      5,677     16,400      16,219

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    REGENCY

                                                                                                   NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                           -----------------------------------------------------  --------------------
                                             1992       1993       1994       1995       1996       1996       1997
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
HISTORICAL CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Net operating revenue....................  $ 295,340  $ 336,954  $ 377,336  $ 416,093  $ 558,050  $ 411,695  $ 483,838
Net Income (loss)........................     10,419     11,790       (800)     4,454      6,399      9,444     (2,512)

                                                                  AS OF DECEMBER 31,                        AS OF
                                                 -----------------------------------------------------  SEPTEMBER 30,
                                                   1992       1993       1994       1995       1996         1997
                                                 ---------  ---------  ---------  ---------  ---------  -------------
HISTORICAL CONSOLIDATED BALANCE
  SHEET DATA:
Total assets...................................  $ 164,403  $ 242,300  $ 250,896  $ 338,942  $ 353,576    $ 404,243
Total long-term debt, net of current portion...     53,638    103,245    101,941    183,986    184,908      223,765

     SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

"SUN ADJUSTED":                                                            THREE MONTHS ENDED      YEAR ENDED
STATEMENTS OF EARNINGS DATA:                                                 MARCH 31, 1998     DECEMBER 31, 1997
                                                                           -------------------  -----------------
  Net revenues...........................................................      $   741,490         $ 2,494,658
  Net earnings from continuing operations................................           18,917              33,822
  Net earnings from continuing operations per common and common
    equivalent share--diluted............................................             0.38                0.71
  Weighted average number of common and common equivalent shares
    outstanding--diluted.................................................           52,381              48,036
  Cash dividends per share...............................................               --                  --


"SUN ADJUSTED" AND CONTOUR ONLY:                                           THREE MONTHS ENDED      YEAR ENDED
STATEMENTS OF EARNINGS DATA:                                                 MARCH 31, 1998     DECEMBER 31, 1997
                                                                           -------------------  -----------------
  Net revenues...........................................................      $   754,814         $ 2,546,678
  Net earnings from continuing operations................................           17,971              31,525
  Net earnings from continuing operations per common and common
    equivalent share--diluted............................................             0.33                0.61
  Weighted average number of common and common equivalent shares
    outstanding--diluted.................................................           56,614              52,269
  Cash dividends per share...............................................               --                  --

"SUN ADJUSTED" AND CONTOUR ONLY:                                                  AS OF
BALANCE SHEET DATA:                                                          MARCH 31, 1998
                                                                           -------------------
  Working capital........................................................      $   386,661
  Total assets...........................................................        2,795,439
  Long-term debt, net of current portion.................................        1,236,246
  Stockholders' equity...................................................          708,654


"SUN ADJUSTED" AND RCA AND CONTOUR:                                        THREE MONTHS ENDED      YEAR ENDED
STATEMENTS OF EARNINGS DATA:                                                 MARCH 31, 1998     DECEMBER 31, 1997
                                                                           -------------------  -----------------
  Net revenues...........................................................      $   813,948         $ 2,779,871
  Net earnings from continuing operations................................           16,092              22,293
  Net earnings from continuing operations per common share and common
    equivalent share--diluted............................................             0.27                0.39
  Weighted average number of common and common equivalent shares
    outstanding--diluted.................................................           62,184              57,839
  Cash dividends per share...............................................               --                  --

"SUN ADJUSTED" AND RCA AND CONTOUR:                                               AS OF
BALANCE SHEET DATA:                                                          MARCH 31, 1998
                                                                           -------------------
  Working capital........................................................      $   335,209
  Total assets...........................................................        2,962,276
  Long-term debt, net of current portion.................................        1,364,039
  Stockholders' equity...................................................          665,886

                                                                                        YEARS ENDED
                                                                                        DECEMBER 31,
                                                                           --------------------------------------
SUN AND RCA ONLY:
STATEMENTS OF EARNINGS DATA:                                                      1995                1996
                                                                           -------------------  -----------------
  Net revenues...........................................................      $ 1,240,582         $ 1,506,830
  Net earnings (loss) from continuing operations.........................          (13,910)             17,122
  Net earnings (loss) from continuing operations per common and common
    equivalent share--diluted............................................            (0.25)               0.31
  Weighted average number of common and common equivalent shares
    outstanding--diluted.................................................           54,894              54,833
  Cash dividends per share...............................................               --                  --

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Sun, RCA and Contour, and combined per share data on an unaudited pro forma basis. The combined per share data is presented in two different formats: (1) giving effect to the Contour Merger only as a purchase of all of Contour, assuming that 0.4755 shares of Sun Common Stock are issued in exchange for each share of Contour Common Stock based upon the closing price of Sun Common Stock on May 14, 1998 of $17.875 per share; and (2) giving effect to the RCA Merger and the purchase of the minority interest of Contour not owned by RCA assuming that 0.505 shares of Sun Common Stock are issued in exchange for each share of RCA Common Stock based upon the closing price of Sun Common Stock on May 14, 1998 and that 0.4755 shares of Sun Common Stock are issued in exchange for each share of Contour Common Stock not owned by RCA based upon the closing price of Sun Common Stock on May 14, 1998. In the event the RCA Merger is approved, Sun's purchase of Contour's equity not owned by RCA will be accounted for by Sun as a purchase by Sun of a minority interest and Sun and its wholly-owned subsidiaries will own 100% of the outstanding shares of Contour Common Stock once the RCA Merger is completed. In the event the RCA Merger is not approved, the Contour Merger will be accounted for by Sun as a purchase of 100% of the outstanding shares of Contour Common Stock. The historical per share data of Sun presented below is presented as of and for the fiscal years ended December 31, 1995, 1996 and 1997 and as of and for the three months ended March 31, 1998. RCA and Contour have fiscal year ends of June 30. The historical per share data of RCA is presented as of and for the fiscal years ended June 30, 1995, 1996 and 1997 and as of and for the nine-month period ended March 31, 1998. The historical per share data of Contour is presented as of and for the fiscal year ended June 30, 1997 and as of and for the nine-month period ended March 31, 1998. The historical per share data of Regency presented below is presented as of and for the fiscal year ended December 31, 1996 and as of and for the nine-month period ended September 30, 1997. This data should be read in conjunction with the selected historical and pro forma financial information, the unaudited pro forma combined financial statements and the separate historical financial statements of Sun, Regency, RCA and Contour and the notes thereto incorporated or included elsewhere in this Joint Proxy Statement/Prospectus/Information Statement. The unaudited pro forma per share data is not necessarily indicative of the operating results or financial position that would have been achieved had the RCA Merger and/or the Contour Merger and/or the Regency Acquisition been consummated as of or at the beginning of the periods presented, nor is it necessarily indicative of the future operating results of the combined company.

                                                                                                            AT OR FOR
                                                                             AT OR FOR THE YEARS ENDED      THE THREE
                                                                                   DECEMBER 31,              MONTHS
                                                                          -------------------------------  ENDED MARCH
                                                                            1995       1996       1997      31, 1998
                                                                          ---------  ---------  ---------  -----------
Historical--Sun:
  Book value............................................................                        $   13.00   $   13.48
  Cash dividends declared...............................................     --         --         --          --
  Earnings (loss) before extraordinary loss.............................  $   (0.43) $    0.46  $    1.12   $    0.37

                                                                    AT OR FOR THE YEARS ENDED JUNE
                                                                                  30,                  AT OR FOR THE
                                                                    -------------------------------  NINE MONTHS ENDED
                                                                      1995       1996       1997       MARCH 31, 1998
                                                                    ---------  ---------  ---------  ------------------
Historical--RCA:
  Book value......................................................                        $    1.89      $     1.53
  Cash dividends declared.........................................     --         --         --              --
  Earnings (loss) before extrordinary loss........................  $    0.38  $   (0.08) $   (0.68)     $    (0.47)

                                                                                AT OR FOR         AT OR FOR THE
                                                                             THE YEAR ENDED     NINE MONTHS ENDED
                                                                              JUNE 30, 1997      MARCH 31, 1998
                                                                            -----------------  -------------------
Historical--Contour:
  Book value..............................................................      $    1.94           $    1.88
  Cash dividends declared.................................................         --                  --
  Earnings (loss).........................................................      $   (0.05)          $   (0.06)

                                                                             AT OR FOR THE        AT OR FOR THE
                                                                              YEAR ENDED       THREE MONTHS ENDED
                                                                           DECEMBER 31, 1997     MARCH 31, 1998
                                                                          -------------------  -------------------
"Sun Adjusted"--Pro Forma:
  Book value............................................................       $   12.86            $   13.35
  Cash dividends declared...............................................          --                   --
  Earnings (loss).......................................................       $    0.72            $    0.38

                                                                             AT OR FOR THE        AT OR FOR THE
                                                                              YEAR ENDED       THREE MONTHS ENDED
                                                                           DECEMBER 31, 1997     MARCH 31, 1998
                                                                          -------------------  -------------------
"Sun Adjusted" and Contour Only--Pro Forma:
  Book value............................................................       $   13.37            $   13.78
  Cash dividends declared...............................................          --                   --
  Earnings (loss).......................................................       $    0.63            $    0.33

                                                                             AT OR FOR THE        AT OR FOR THE
                                                                              YEAR ENDED       THREE MONTHS ENDED
                                                                           DECEMBER 31, 1997     MARCH 31, 1998
                                                                          -------------------  -------------------
"Sun Adjusted" and RCA and Contour--Pro Forma:
  Book value............................................................       $   11.45            $   11.81
  Cash dividends declared...............................................          --                   --
  Earnings (loss).......................................................       $    0.40            $    0.28

                                                                                                        FOR THE
                                                                                                  YEAR ENDED DECEMBER
                                                                                                          31,
                                                                                                  --------------------
                                                                                                    1995       1996
                                                                                                  ---------  ---------
Sun and RCA Only--Pro Forma:
  Cash dividends declared.......................................................................     --         --
  Earnings (loss)...............................................................................  $   (0.25) $    0.31

                                                                               AT OR FOR THE         AT OR FOR THE
                                                                                YEAR ENDED        THREE MONTHS ENDED
                                                                             DECEMBER 31, 1997      MARCH 31, 1998
                                                                           ---------------------  -------------------
Equivalent Pro Forma for RCA Stockholders--
"Sun Adjusted" and RCA and Contour:
  Book value.............................................................        $    5.78             $    5.96
  Cash dividends declared................................................           --                    --
  Earnings...............................................................        $    0.20             $    0.14

                                                                                                        FOR THE
                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                  --------------------
                                                                                                    1995       1996
                                                                                                  ---------  ---------
Equivalent Pro Forma for RCA Stockholders--
Sun and RCA Only--Pro Forma
  Cash dividends declared.......................................................................     --         --
  Earnings (loss)...............................................................................  $   (0.13) $    0.16

                                                                               AT OR FOR THE         AT OR FOR THE
                                                                                YEAR ENDED        THREE MONTHS ENDED
                                                                             DECEMBER 31, 1997      MARCH 31, 1998
                                                                           ---------------------  -------------------
Equivalent Pro Forma for Contour Stockholders--
"Sun Adjusted" and Contour Only--Pro Forma:
  Book value.............................................................        $    6.14             $    6.55
  Cash dividends declared................................................           --                    --
  Earnings...............................................................        $    0.29             $    0.16

                                                                              AT OR FOR THE          AT OR FOR THE
                                                                               YEAR ENDED         THREE MONTHS ENDED
                                                                            DECEMBER 31, 1997       MARCH 31, 1998
                                                                          ---------------------  ---------------------
Equivalent Pro Forma for Contour Stockholders--
"Sun Adjusted" and RCA and Contour--Pro Forma
  Book value............................................................        $    5.59              $    5.83
  Cash dividends declared...............................................           --                     --
  Earnings..............................................................        $    0.20              $    0.14

                                  RISK FACTORS

    HOLDERS OF RCA CAPITAL STOCK, IN EVALUATING WHETHER TO APPROVE THE RCA MERGER AGREEMENT AND THE RCA MERGER AND THEREBY BECOME HOLDERS OF SUN COMMON STOCK OR SUN PREFERRED STOCK, AS THE CASE MAY BE, HOLDERS OF CONTOUR CAPITAL STOCK, IN EVALUATING WHETHER TO APPROVE THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER AND THEREBY BECOME HOLDERS OF SUN COMMON STOCK, AND HOLDERS OF SUN COMMON STOCK, IN EVALUATING WHETHER TO APPROVE THE RCA MERGER AGREEMENT AND THE RCA MERGER, THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER, AND THE ISSUANCE OF SUN COMMON STOCK AND SUN PREFERRED STOCK PURSUANT TO THE RCA MERGER AND THE ISSUANCE OF SUN COMMON STOCK PURSUANT TO THE CONTOUR MERGER, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT. OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO BE REALIZED AS A RESULT OF THE RCA MERGER AND THE CONTOUR MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE, CONSTITUTE FORWARD-LOOKING STATEMENTS. SUN'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW. HOLDERS OF RCA CAPITAL STOCK, CONTOUR CAPITAL STOCK AND SUN COMMON STOCK ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, WHICH SPEAK ONLY AS OF THE DATE HEREOF. NEITHER SUN, RCA NOR CONTOUR UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

RISK FACTORS CONCERNING THE MERGERS

    DIFFICULTY OF INTEGRATING ACQUIRED OPERATIONS.

    Sun's growth strategy relies heavily on the acquisition of long-term and subacute care facilities. In October 1997, Sun acquired Regency, its largest acquisition to date. Acquisitions present problems of integrating the acquired operations with existing operations, including the loss of key personnel and institutional memory of the acquired business, difficulty in integrating corporate, accounting, financial reporting and management information systems and strain on existing levels of personnel to operate such acquired businesses. In addition, certain assumptions regarding the financial condition of an acquired business may later prove to be incorrect. For example, in connection with Sun's acquisition of The Mediplex Group, Inc. ("Mediplex") in June 1994, a significant percentage of Mediplex's receivables proved to be uncollectible, which resulted in significant write-offs in Sun's 1994, 1995 and 1996 fiscal years. In addition, Sun's net earnings for its 1995 and 1996 fiscal years were adversely affected by an impairment loss to certain goodwill associated with the acquisition of Mediplex and negative revenue adjustments resulting primarily from changes in accounting estimates based on events occurring in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein. Sun's ability to manage its growth effectively will require it to continue to improve its corporate accounting, financial reporting and management information systems, and to attract, train, motivate and manage its employees effectively. See "--Risk Factors Concerning the Mergers--Management of Growth."

    The integration of operations of RCA and Contour following the RCA Merger and/or the Contour Merger (either or both of such transactions being referred to herein as the "Mergers") will require the dedication of management resources that will detract attention from Sun's day-to-day business. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. As part of the Mergers, Sun is expected to seek to reduce expenses by eliminating duplicative or unnecessary personnel, corporate functions and other expenses. There can be no assurance that Sun will be able to reduce expenses in this fashion or that there will not be high costs associated with such activities or that there will not be other material adverse effects of such activities. Such events could materially and adversely affect Sun's financial condition and results of operations. There can be no assurance that Sun will be able to successfully integrate acquired operations, including the operations of RCA and Contour, or to successfully manage any growth; failure to do so effectively and on a timely basis could have a material adverse effect upon Sun's financial condition and results of operations.

    Costs to be incurred in connection with the Mergers are expected to be significant and will be charged against earnings of the combined company. The charge is currently estimated to be approximately $30 million, and is expected to consist of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions, the write-off of certain intangibles and property and equipment and the settlement of certain class action lawsuits. See "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation." Approximately $25 million of the estimated charges are expected to be charged to operations in the fiscal quarter in which the RCA Merger is consummated. Approximately $5 million of the estimated charges relating to the integration expenses are expected to be expensed as incurred as these costs are expected to benefit future combined operations. Pursuant to the memorandum of understanding entered into by RCA, Sun and representatives of the plaintiffs in certain class action lawsuits, Sun has agreed to pay $9 million into an interest bearing account to settle such actions. The settlement will be expensed upon resolution of the conditions to the memorandum of understanding. These amounts are preliminary estimates only and are therefore subject to change. In addition, there can be no assurance that Sun will not incur additional charges in subsequent quarters to reflect costs associated with the Mergers. The components of the charges are expected to be as follows:

Transaction costs and advisory fees............................  $6,250,000
Transitional costs, including severance, closing RCA's
 corporate offices and related relocation......................   8,250,000
Write-off of certain hardware and software costs and other
 assets........................................................   1,500,000
Settlement of class action lawsuits............................   9,000,000
Other related charges, including training, system
 implementation and regulatory costs...........................   5,000,000
                                                                 ----------
    Total:.....................................................  $30,000,000
                                                                 ----------
                                                                 ----------

    If Sun is unable to effectively integrate the operations of an acquired entity with Sun's existing operations, Sun may elect to divest some or all of the acquired operations. In the second quarter of 1996, Sun sold its ambulatory surgery subsidiary. Sun's decision to sell its ambulatory surgery subsidiary was influenced in part by the marketplace's resistance to the integration of subacute care with ambulatory surgery. In addition, in February 1998 Sun announced that it had recognized a $7 million loss in anticipation of the sale and divestiture of its outpatient rehabilitation therapy clinics in Canada, which were acquired as part of Sun's acquisition of Columbia Health Care Inc., in 1995. Sun currently anticipates also selling its outpatient rehabilitation therapy clinics in the United States, which were primarily acquired as part of Sun's acquisitions of Mediplex and Regency.

    LACK OF A FAIRNESS OPINION IN CONNECTION WITH THE RCA MERGER.

    The board of directors of RCA initially approved Amendment No. 2 to the RCA Merger Agreement ("Amendment No. 2") subject to the receipt of a fairness opinion with respect to the consideration payable to RCA's shareholders pursuant to the revised terms of the RCA Merger. However, RCA's board subsequently elected to proceed with the RCA Merger, as amended by Amendment No. 2, without obtaining a fairness opinion. The board of directors of RCA also did not engage an independent financial advisor or obtain a fairness opinion in connection with its decision to recommend that RCA's shareholders approve and adopt the RCA Merger Agreement, as amended by Amendment No. 3 thereto ("Amendment No. 3"), and approve the RCA Merger. As a result, RCA's shareholders will vote on the RCA Merger

Agreement and the RCA Merger without an opinion from an unaffiliated financial advisor that the RCA Merger is fair, from a financial point of view, to the shareholders of RCA.

    Among the factors discussed in "RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors," RCA's board of directors considered the following factors in determining to proceed with the RCA Merger without a fairness opinion: (i) there had been no credible offer from any third party expressing an interest in acquiring RCA since the initial announcement of the RCA Merger and that, in light of (A) RCA's restatement of its earnings and the resignation of its auditors, (B) the class action lawsuits referred to under "--Risk Factors Concerning RCA and Contour--Shareholder Litigation," and (C) RCA's operating loss of approximately $9.4 million for the fiscal year ended June 30, 1997, it was unlikely that RCA would receive a higher offer from another merger partner; (ii) the consideration to be paid to the RCA shareholders in the RCA Merger represents a premium of approximately 42% over the average trading price of the RCA Common Stock for the three-month period immediately preceding December 9, 1996, the date on which speculation first began in the press concerning the possibility that RCA might be acquired, represents a valuation for the RCA Common Stock that could not be achieved as quickly, if at all, if RCA were to remain an independent entity and represents a premium of approximately 21% over the closing price of the RCA Common Stock on the date of the execution of Amendment No. 3; (iii) despite the adverse developments that had occurred since the date of Amendment No. 2 and the decrease in the applicable exchange ratio, the market value of the consideration to be paid to RCA's shareholders pursuant to Amendment No. 3, based on the closing price of the Sun Common Stock as of the date of Amendment No. 3 (which had risen significantly since the date of the RCA Merger Agreement) and the RCA Common Exchange Ratio, was in excess of the market value of the consideration that would have been paid to RCA's shareholders under the original terms of the RCA Merger Agreement (which provided for an Original RCA Common Exchange Ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock) based on the closing price of the Sun Common Stock as of the date thereof; and (iv) Amendment No. 3 contained several revisions to the RCA Merger Agreement that provided RCA and its shareholders with greater certainty that the RCA Merger would be consummated and reduced the risk of another renegotiation of the terms thereof prior to March 31, 1998 (the date after which either party might have freely terminated the RCA Merger Agreement). In view of the foregoing, RCA's board of directors did not believe that obtaining a fairness opinion in connection with the RCA Merger was necessary because it believed that it could evaluate the RCA Merger and make a recommendation to RCA's shareholders with respect to the RCA Merger without such an opinion. However, shareholders of RCA, in evaluating whether to approve and adopt the RCA Merger Agreement and approve the RCA Merger, should consider the fact that the board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to make such recommendation.

    ADVERSE EFFECTS OF FAILURE TO CONSUMMATE THE MERGERS.

    SUN. Since the execution of the RCA Merger Agreement on February 17, 1997, Sun has been providing, on an arm's-length basis, pharmacy products and services, therapy and supplies ("Ancillary Services"), and other management consulting and advisory services, to certain facilities owned, leased or managed by RCA, its affiliates and affiliates of the shareholders of RCA party to the RCA Stock Option Agreement (the "RCA Facilities"). In connection with Amendment No. 3, RCA agreed to take all reasonable action, including terminating existing contracts with other providers of Ancillary Services in accordance with the terms thereof, to cause all remaining RCA Facilities to begin receiving all of their required Ancillary Services from Sun or Sun's affiliates as soon as practicable after November 25, 1997. See "The RCA Merger--Ancillary Services Agreements." As of March 31, 1998, Sun was providing Ancillary Services to RCA Facilities in six states. Revenues from the provision of such Ancillary Services, and from the provision of such other Management Consulting and Advising Services, to RCA Facilities totaled $11.0 million and $12.4 million, or 1.5% and 0.6% of Sun's net revenues, for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively, substantially all of which remained unpaid as of March 31, 1998. Sun and RCA have also entered into a management agreement on an arm's-length basis, dated as of July 15, 1997 (the "Management Agreement"), pursuant to which Sun has agreed to provide management, consulting and advisory services with respect to all 16 RCA Facilities in Virginia and North Carolina. As payment for providing such services, Sun is entitled to receive a monthly management fee equal to seven percent of the gross revenues of such RCA Facilities. See "The RCA Merger--Management Agreements." Sun's revenues under the Management Agreement totaled $0.3 million and $1.4 million for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively, all of which remained unpaid as of December 31, 1997. In the event the RCA Merger is not consummated there can be no assurance that RCA would not seek other sources for the provision of such services, and Sun's potential future revenues therefrom would terminate.

    In addition, RCA is indebted to Sun in the principal amount of $14,750,000, plus accrued and unpaid interest of $1.3 million as of March 31, 1998, pursuant to two loan agreements entered into between Sun and RCA (the "Loan Agreements"). Amounts outstanding under the Loan Agreements are secured by a second lien on all of RCA's accounts receivable and are subordinate to certain other outstanding indebtedness of RCA. See "The RCA Merger--Loan Agreements." In the event that the RCA Merger is not consummated, Sun's ability to collect the amounts owed by RCA to Sun for the provision of Ancillary Services, the provision of other services, under the Management Agreement, and under the Loan Agreements, which together totaled approximately $39.0 million as of March 31, 1998, could be impaired, particularly in light of the recent deterioration of RCA's financial condition and results of operation in the periods subsequent to the execution of the RCA Merger Agreement. See "Risk Factors Concerning RCA and Contour--Deterioration of RCA's Recent Financial Condition; Noncompliance with Certain Covenants; Delinquent Property Taxes." Failure to collect such amounts could require significant charges in the period in which the RCA Merger is terminated, and Sun's financial condition and results of operations may be materially and adversely affected in the period in which such charges are taken. In addition, the failure to consummate the RCA Merger would prevent Sun from obtaining the potential benefits of the RCA Merger to Sun and its stockholders as described under "The RCA Merger--Sun's Reasons for the RCA Merger; Recommendation of Sun's Board of Directors."

    Since the execution of the Contour Merger Agreement on February 17, 1997, Contour has been providing medical products and supplies to facilities owned, leased or managed by Sun. For the nine months ended December 31, 1997, Contour's revenues from the sale of such products and supplies to Sun totaled $2.7 million, or approximately 6.6% of Contour's net revenues. In addition, on December 31, 1997 Sun purchased from a third party $5.0 million aggregate principal amount of 9.00% Contour Convertible Debentures (the "Contour Debentures"), which are convertible into 1,000,000 shares of Contour Common Stock, for an aggregate purchase price of $8.4 million in cash. See "The Contour Merger--Contour Convertible Debentures." In the event that the Contour Merger were not consummated, the value of the Contour Debentures could be impaired, particularly in light of the recent deterioration of Contour's financial condition and results of operation in the periods subsequent to the execution of the Contour Merger Agreement. See "--Risks Concerning RCA and Contour--Deterioration of Contour's Recent Financial Condition; Non-Compliance with Certain Covenants." In addition, the failure to consummate the Contour Merger would prevent Sun from obtaining the potential benefits of the Contour Merger to Sun and its stockholders as described under "The Contour Merger--Sun's Reasons for the Contour Merger; Recommendation of Sun's Board of Directors."

    RCA. RCA's financial condition and results of operations have deteriorated in the periods subsequent to the execution of the RCA Merger Agreement on February 17, 1997. See "--Risk Factors Concerning RCA and Contour--Deterioration of RCA's Financial Condition; Noncompliance with Certain Covenants; Delinquent Property Taxes." There can be no assurance that such deterioration would not continue or accelerate in the event that the RCA Merger were not consummated.

    A memorandum of understanding has been entered into in connection with a proposed settlement of certain putative class action lawsuits brought against RCA and certain of its directors and officers alleging violations of Federal securities laws which is contingent upon the closing of the RCA Merger. In the event that the RCA Merger does not close, or if the settlement is terminated for any reason prior to the RCA Effective Time, then RCA intends to vigorously defend these lawsuits, which may result in protracted litigation that may result in a diversion of management and other resources of RCA. The payment of substantial legal costs or damages, or the diversion of management and other resources, could have a material adverse effect on RCA's business, financial condition or results of operations. See "--Risk Factors Concerning RCA and Contour--Shareholder Litigation."

    RCA is indebted to Sun in the principal amount of $14,750,000, plus accrued and unpaid interest of $1.3 million as of March 31, 1998, pursuant to the Loan Agreements. Amounts outstanding under the Loan Agreements are secured by a second lien on all of RCA's accounts receivable and are subordinate to certain other outstanding indebtedness of RCA. See "The RCA Merger--Loan Agreements." In the event that the RCA Merger is not consummated, Sun may demand immediate repayment of the amounts outstanding under the Loan Agreements on the 120th day following the termination of the RCA Merger (or earlier upon the occurrence of certain events of default that may permit Sun to accelerate the amounts oustanding under the Loan Agreements prior to their stated maturity subject to certain restrictions in favor of RCA's senior lenders). There can be no assurance that, in the event of such demand, the assets of RCA would be sufficient to repay such indebtedness. In addition, a default by RCA of its repayment obligations under the Loan Agreements may result in a cross-default and acceleration under some of RCA's other outstanding indebtedness. In addition, the failure to consummate the RCA Merger would prevent RCA from obtaining the potential benefits of the RCA Merger to RCA and its stockholders as described under "The RCA Merger--RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors."

    CONTOUR. Since the execution of the Contour Merger Agreement on February 17, 1997. Contour has been providing medical products and supplies to facilities owned, leased or managed by Sun. For the nine months ended March 31, 1998, Contour's revenues from the sale of such products and supplies to Sun totaled $2.7 million, or approximately 6.6% of Contour's net revenues. In the event that the Contour Merger is not consummated, there can be no assurance that Sun would not seek other sources for the provision of such products and supplies, and Contour's potential future revenues therefrom would terminate. In addition, to the extent that RCA's business and financial condition deteriorates because of the failure to close the RCA Merger, Contour's business, financial condition and results of operations would also be adversely impacted by virtue of Contour's dependence on RCA and RCA's inability to continue its relationship with Contour as it existed prior to the termination of the RCA Merger. As of March 31, 1998, Contour had accounts receivable of $6.5 million. In the event that the Contour Merger Agreement is not consummated, Contour's ability to convert these receivables may be materially and adversely affected. See "--Risk Factors Concerning RCA and Contour--Deterioration of RCA's Recent Financial Condition; Noncompliance with Certain Covenants; Delinquent Property Taxes" and "--Contour's Dependence on RCA." In addition, the failure to consummate the Contour Merger would prevent Contour from obtaining the potential benefits of the Contour Merger to Contour and its stockholders as described under "The Contour Merger--Sun's Reasons for the RCA Merger; Recommendation of Sun's Board of Directors."

    UNCERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE CONTOUR MERGER.

    The federal income tax consequences of the Contour Merger are uncertain. Assuming that the RCA Merger and Sun's contribution of the Contour Capital Stock acquired in the Contour Merger occur promptly after consummation of the Contour Merger, the Contour Merger would more likely than not qualify as a tax-free reorganization within the meaning of Section 368 of the Code. Alternatively, if the RCA Merger and Sun's contribution of the Contour Capital Stock acquired in the Contour Merger to the Surviving RCA Corporation do not occur promptly after consummation of the Contour Merger, the Contour Merger most likely would not qualify as a tax-free reorganization. Holders of Contour Capital Stock are strongly urged to consult their own tax advisors regarding the federal, state and local and foreign tax consequences of the Contour Merger. See "The Contour Merger--Certain Federal Income Tax Consequences."

    MANAGEMENT OF GROWTH.

    Sun's success will depend in part on its ability to manage the growth of its operations. Any such growth is expected to place a significant strain on Sun's managerial, operational and financial resources. Sun's ability to manage growth effectively will require it to continue to improve its corporate accounting, financial reporting, internal accounting systems and management information systems, and to attract, train, motivate and manage its employees effectively. These demands are expected to require further expenditures for the addition of new management personnel and the development of additional expertise by existing management personnel. There can be no assurance that Sun will be able to manage effectively the expansion of its operations, that its systems, procedures or controls will be adequate to support Sun's operations or that Sun's management will be able to exploit opportunities for its services and products. An inability to manage growth, if any, could have a material adverse effect on Sun's business, results of operations, financial condition and cash flow.

RISK FACTORS CONCERNING SUN

    SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT.

    Sun has substantial indebtedness. As of March 31, 1998, Sun had on a consolidated basis approximately $1.7 billion of indebtedness, including $1.1 billion of indebtedness under the Credit Facility, and approximately $640 million of stockholders' equity. In addition, if the RCA Merger and the Contour Merger had been consummated as of March 31, 1998, Sun's consolidated long-term debt (including current maturities) would have increased by approximately $259 million based on RCA's March 31, 1998 balance sheet and assuming Sun acquires the remaining 35% of Contour for Sun Common Stock. As of March 31, 1998, after giving pro forma effect to the Offerings and the application of the net proceeds therefrom, but without giving effect to the consummation of the Mergers, Sun would have had on a consolidated basis approximately $1.3 billion of indebtedness and approximately $633 million of stockholders' equity, and after giving pro forma effect to the consummation of the Mergers, Sun would have had on a consolidated basis approximately $1.5 billion of indebtedness and approximately $666.0 million of stockholders' equity. As of March 31, 1998, after giving pro forma effect to the Offerings, Sun would have had the ability to borrow approximately an additional $276.6 million under the Credit Facility.

    In addition, as of December 31, 1997, Sun's existing lease agreements required aggregate annual payments for the years ending December 31, 1998, 1999, 2000, 2001, and 2002 of $122.9 million, $122.5 million, $121.5 million, $115.7 million and $113.3 million, respectively. In addition, as part of its growth strategy Sun intends to incur significant additional lease obligations and therefore expects its annual lease obligations over the next five fiscal years will be significantly greater than the amounts set forth in the preceding sentence.

    At March 31, 1998, Sun had outstanding commitments for construction and development costs of approximately $22.7 million in the United States and approximately L0.6 million (approximately $1.0 million as of March 31, 1998) in the United Kingdom. Sun also expects to loan up to $47.0 million (of which approximately $41.4 million had been funded as of March 31, 1998) for the development, construction and operation of assisted living facilities. Any such advances are expected to be funded by borrowings under the Credit Facility and will be subject to certain conditions, including the approval of each project by Sun. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

    The degree to which Sun is leveraged could have important consequences to holders of Sun Common Stock, including, but not limited to, the following: (i) a substantial portion of Sun's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes, including acquisitions; (ii) Sun's ability to obtain additional financing in the future could be limited; (iii) certain of Sun's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the indentures with respect to the 9 1/2% Notes, the Credit Facility and the United Kingdom revolving credit facilities generally contain financial and restrictive covenants that limit the ability of Sun to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by Sun to comply with such covenants could result in an event of default which, if not cured or waived, would have a material adverse effect on Sun. In addition, Sun's future capital requirements will depend on many factors, including Sun's working capital needs, the costs associated with the Mergers and in particular, the timing and extent to which Sun implements its acquisition strategy. Accordingly, Sun expects that it may raise additional equity or debt financing in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

    RISKS ASSOCIATED WITH THE DEVELOPMENT AND EXPANSION OF ANCILLARY SERVICES.

    A significant aspect of Sun's operating strategy is to expand its therapy, temporary therapy staffing and pharmaceutical services and, in particular, to offer these services to nonaffiliated facilities. Therapy, temporary therapy staffing and pharmaceutical services provided to nonaffiliated facilities in the United States, while representing 25%, 28%, 31% and 28% of Sun's revenues for the three months ended March 31, 1998, and for the years ended December 31, 1995, 1996 and 1997, respectively, provided more than half of Sun's operating profits for such periods. In addition, a substantial portion of Sun's consolidated interest expense was attributable to Sun's long-term and subacute care services and its foreign operations and not the ancillary services business due to the capital intensive nature of these businesses and to related acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein. As a result of the Regency Acquisition and RCA Merger, the percentage of revenues from services provided to nonaffiliated facilities is expected to decrease. Regulatory changes, including a Prospective Payment System ("PPS"), are expected to be made that affect reimbursement for these services, which could adversely affect Sun's profitability. See "--Risk Factors Concerning Sun--Risks Related to Prospective Payment System," "--Risk Factors Concerning Sun--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results" and "--Risk Factors Concerning Sun--Risk of Adverse Effect of Future Healthcare Reform." From time to time the negative publicity surrounding the government investigations of Sun has slowed Sun's success in obtaining additional outside contracts in the rehabilitation therapy business, which in the past has resulted in higher than required therapist staffing levels and has affected the private pay enrollment in certain inpatient facilities. In addition, if government investigations have a negative impact on the future billing practices related to Sun's rehabilitation therapy subsidiary, the profitability of the services provided by such subsidiary would be reduced from current levels. See "--Risk Factors Concerning Sun--Investigations; Uncertain Impact on Future Operating Results."

    RISK OF ADVERSE EFFECT OF FUTURE HEALTHCARE REFORM.

    In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, changes in reimbursement by federal and state payors such as Medicare and Medicaid, limitations on the ability of Sun to maintain or increase the level of services it provides, insurance market reforms to increase the availability of group health insurance to small businesses and the requirement that all businesses offer health insurance coverage to their employees. Some of the leading proposals would extend temporary reductions in Medicare reimbursement imposed under current law, impose additional cuts in Medicare reimbursement and substantially restructure Medicaid. In the Balanced Budget Act of 1997 ("BBA"), Congress amended the reimbursement provisions applicable to exempt hospital services, skilled nursing, therapy and other ancillary services. See "--Risk Factors Concerning Sun--Risks Related to Prospective Payment System." These changes include, but are not limited to, reductions in capital reimbursement; reductions in certain laboratory reimbursement; limitations on ancillary costs of skilled nursing facilities; bundling of ancillary services into nursing home payments; and imposition of a prospective payment system for skilled nursing facility services and home health services. Additional changes may still be enacted, which may include amendments similar to those imposed under the BBA as well as the imposition of salary equivalency for occupational and speech therapy services. It is not clear at this time when or whether any new proposals will be adopted, or, if adopted, what effect, if any, such proposals would have on Sun's business. There can be no assurance that future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have a material adverse effect on Sun's financial condition or results of operations. See "--Risk Factors Concerning Sun--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risk Factors Concerning Sun--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Risk Factors Concerning Sun--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities" and "--Risk Factors Concerning Sun--Risks Associated with Related Party Transactions."

    RISKS RELATED TO PROSPECTIVE PAYMENT SYSTEM.

    In the BBA, Congress passed numerous changes to the reimbursement policies applicable to exempt hospital services, skilled nursing, therapy and other ancillary services. The BBA provides for a phase-in of a PPS for skilled nursing facilities over a four-year period, effective for Sun's facilities on January 1, 1999. Under PPS, Medicare will pay skilled nursing facilities a fixed fee per patient day based on the acuity level of the patient to cover all post-hospital extended care routine service costs (I.E., Medicare Part A patients), including ancillary and capital related costs for beneficiaries receiving skilled services. The per diem rate will also cover substantially all items and services furnished during a covered stay for which reimbursement was formerly made separately under Medicare. During the phase-in, payments will be based on a blend of the facility's historical costs and a federally established per diem rate. Interim final regulations, including the federal per diem rates, were published on May 12, 1998. It is unclear what the impact of PPS will be on Sun. There can be no assurance that the imposition of PPS will not have a material adverse effect on the results of operations and financial condition of Sun.

    Sun's revenues from its inpatient facilities will be significantly affected by the size of the federally established per diem rate. There can be no assurance that the per diem rate will not be less than the amount Sun's inpatient facilities currently receive for treating the patients currently in its care. Moreover, since Sun treats a greater percentage of higher acuity patients than many nursing homes, Sun may also be adversely impacted if the federal per diem rates for higher acuity patients doesn't adequately compensate Sun for the additional expenses and risks for caring for such patients. As a result, there can be no assurance that Sun's financial condition and results of operations will not be materially and adversely affected.

    Sun is responding to the implementation of PPS by establishing SUNSOLUTION-REGISTERED TRADEMARK-, whereby Sun will offer to provide ancillary services for a fixed fee to unaffiliated facilities. There can be no assurance that there will be a market for the SUNSOLUTION products and services or whether a change in the demand for Sun's services following the imposition of the PPS will not adversely affect Sun's revenues. Even if SUNSOLUTION is successful, no assurance can be given that the costs of providing the contracted-for services will be less than the fixed fee received by Sun for such services. Given the relative profitability of Sun's ancillary services there can be no assurance that Sun's margins from nonaffiliated operations and ultimately Sun's results of operations and financial condition will not be adversely affected.

    In addition, for all Medicare patients not receiving post-hospital extended care services (i.e., Medicare Part B patients), effective July 1, 1998, reimbursement for ancillary services, including rehabilitation therapy, medical supplies, pharmacy, temporary staffing for rehabilitation therapy, and other ancillary services, will be made pursuant to yet-to-be-developed fee schedules. In addition, effective January 1, 1999, there will be an annual per beneficiary cap of $1,500 on reimbursement for outpatient physical therapy and speech therapy and an annual per beneficiary cap of $1,500 on reimbursement for occupational therapy. Facilities will be permitted to bill patients directly for services rendered in excess of these caps; however, there can be no assurance that Sun will receive any payments in excess of these caps. There also can be no assurance that such yet-to-be-developed fee schedules or caps will not have a material adverse effect on Sun.

    POTENTIAL REDUCTION OF REIMBURSEMENT RATES FROM THIRD PARTY PAYORS AND
     POSSIBLE ADVERSE IMPACT ON FUTURE OPERATING RESULTS.

    Various cost containment measures adopted by governmental and private pay sources have begun to restrict the scope and amount of reimbursable healthcare expenses and limit increases in reimbursement rates for medical services. Any reductions in reimbursement levels under Medicaid, Medicare or private payor programs and any changes in applicable government regulations or interpretations of existing regulations could significantly affect Sun's profitability. Furthermore, government programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially affect the rate of payment to Sun's facilities and its therapy and pharmaceutical businesses. There can be no assurance that payments under governmental or private payor programs will remain at levels comparable to present levels or will be adequate to cover the costs of providing services to patients eligible for assistance under such programs. Significant decreases in utilization and limits on reimbursement could have a material adverse effect on Sun's financial condition and results of operations, including the possible impairment of certain assets. Most recently, in the BBA, Congress amended the reimbursement provisions applicable to exempt hospitals services, skilled nursing, therapy and other ancillary services. See "--Risk Factors Concerning Sun--Risks Associated with the Development and Expansion of Ancillary Services." See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein, for a summary of sources of revenues for Sun for the three most recent fiscal years.

    Reimbursement for therapy services is currently evaluated under Medicare's reasonable cost principles. Under current law, the reasonable costs for physical therapy and respiratory therapy services may not exceed an amount equal to the salary that would reasonably have been paid to a therapist for providing the services (together with certain additional costs) within each geographical area. Salary equivalency guidelines are the amounts published by the Health Care Financing Administration ("HCFA"), which reflect the prevailing salary, fringe benefit and expense factors as determined by HCFA. HCFA then uses the salary equivalency guidelines to determine the reimbursement rates for physical therapy and respiratory therapy costs. Although salary equivalency guidelines will no longer be effective following the implementation of PPS and fee schedule reimbursement, HCFA has published new equivalency guidelines.

    On January 30, 1998, HCFA revised salary equivalency guidelines for respiratory therapy and physical therapy, and for the first time published new salary equivalency guidelines for speech therapy and occupational therapy. HCFA has applied the new salary equivalency guidelines to all services rendered on or after April 10, 1998. Implementation of these guidelines has increased reimbursement rates for respiratory therapy and physical therapy, but reduced reimbursement rates for speech therapy and occupational therapy. The effect of the changes could have a material adverse impact on Sun's results of operations. The salary equivalency guidelines rates will have no continuing impact on reimbursement for therapy services rendered to a Medicare patient receiving post-hospital extended care services following the commencement of PPS, because under PPS therapy services will be bundled into each facility's per diem reimbursement from Medicare. In addition, the salary equivalency guidelines will have no continuing impact on therapy services rendered to all other Medicare patients after the institution of fee schedule reimbursement for therapy services, which may be effective as early as July 1, 1998.

    In 1995, and periodically since then, HCFA has provided information to intermediaries for use in determining reasonable costs for occupational and speech therapy. This information, although not intended to impose limits on such costs, suggests that fiscal intermediaries should carefully review costs that appear to be in excess of what a "prudent buyer" would pay for those services. While the effect of these directives is uncertain, they are a factor considered by such intermediaries in evaluating the reasonableness of amounts paid by providers for the services of Sun's rehabilitation therapy subsidiary. When salary equivalency guidelines, PPS and fee schedules are implemented, reimbursement for these services will no longer be on a "pass through" basis and the HCFA directives and reasonable cost guidelines discussed in this paragraph will become moot as to services rendered after their effectiveness. In addition, some intermediaries require facilities to justify the cost of contract therapists versus employed therapists as an aspect of the "prudent buyer" analysis. With respect to rehabilitation therapy services provided to affiliated facilities, a retroactive adjustment of Medicare reimbursement could be made for some prior periods. With respect to nonaffiliated facilities, an adjustment of reimbursement rates for therapy services could result in indemnity claims against Sun, based on the terms of substantially all of Sun's existing contracts with such facilities, for payments previously made by such facilities to Sun that are reduced by Medicare in the audit process. Any change in reimbursement rates resulting from implementation of the HCFA directives or a reduction in reimbursement as a result of a change in application of reasonable cost guidelines could have a material adverse effect on Sun's financial condition and results of operations (depending on the rates adopted) and customers' ability to pay for prior and continuing services. When PPS with respect to Medicare Part A (effective for Sun's facilities on January 1, 1999) and fee schedules with respect to Medicare Part B (which may be effective as early as July 1, 1998) are implemented, Sun's facilities' reimbursement will no longer be affected by salary equivalency guidelines and the cost reporting settlement process for services rendered after their effectiveness. See "--Risk Factors Concerning Sun--Risks Relating to Prospective Payment System" and "--Risks Associated with Development and Expansion of Ancillary Services."

    RISKS ASSOCIATED WITH REIMBURSEMENT PROCESS AND COLLECTIBILITY OF CERTAIN
     ACCOUNTS RECEIVABLE.

    Sun derives a substantial percentage of its total revenues from Medicare, Medicaid and private insurance. Sun's financial condition and results of operations may be affected by the revenue reimbursement process, which is complex and can involve lengthy delays between the recognition of revenue and the time reimbursement amounts are settled. Net revenues realizable under third-party payor agreements are subject to change due to examination and retroactive adjustment by payors during the settlement process. Payors may disallow in whole or in part requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional supporting documentation is necessary. Sun recognizes revenues from third-party payors and accrues estimated settlement amounts in the period in which the related services are provided. Sun estimates these settlement balances by making determinations based on its prior settlement experience and its understanding of the applicable reimbursement rules and regulations. The majority of third-party payor balances are settled within two to three years following the provision of services. Sun has experienced differences between the net amounts accrued and subsequent settlements, which differences are recorded in operations at the time of settlement. For example, in the fourth quarter of 1997, Sun recorded negative revenue adjustments totalling approximately $15.0 million resulting from changes in accounting estimates of amounts realizable from third-party payors. These changes in accounting estimates primarily arose out of the settlement in late 1997 of certain facility cost reports for 1994 and 1995 and also include estimated charges for projected settlements in 1996.

    Accounts receivable for therapy services have also increased in part because the ability of nonaffiliated facilities to provide timely payments has been impacted by their receipt of payments from fiscal intermediaries which, in some instances, have been delayed due to the fiscal intermediaries conducting reviews of facilities' therapy claims. In addition, accounts receivable have increased in part because of the growth in Sun's inpatient, therapy and pharmaceutical services businesses since December 31, 1996. During 1996 and the first two quarters of 1997, as a result of these factors, accounts receivable for therapy services grew disproportionately to the growth in revenue of that line of business. As a result, Sun increased its provision for losses on accounts receivable in mid-1996. No assurance can be given that further increases in the provision for losses on accounts receivable will not be required.

    Sun's financial condition and results of operations would be materially and adversely affected if the amounts actually received from third-party payors in any reporting period differs materially from the amounts accrued in prior periods. Sun's financial condition and results of operations may also be affected by the timing of reimbursement payments and rate adjustments from third-party payors. Sun has from time to time experienced delays in receiving reimbursement from government agencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

    POTENTIAL LIABILITY FOR REIMBURSEMENTS PAID TO FORMER OPERATORS OF ACQUIRED
     FACILITIES.

    Sun's growth strategy relies heavily on the acquisition of long-term and subacute care facilities. Regardless of the legal form of the acquisition, the Medicare and Medicaid programs often require that Sun assume certain obligations relating to the reimbursement paid to the former operators of facilities acquired by Sun. From time to time, fiscal intermediaries and Medicaid agencies examine cost reports filed by such predecessor operators. If, as a result of any such examination, it is concluded that overpayments to a predecessor operator were made, Sun, as the current operator of such facilities, may be held financially responsible for such overpayments. At this time Sun is unable to predict the outcome of any existing or future examinations. See "--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations."

    RISKS ASSOCIATED WITH RELATED PARTY TRANSACTIONS.

    Current Medicare regulations that apply to transactions between related parties, such as Sun's subsidiaries, are relevant to the amount of Medicare reimbursement that Sun is entitled to receive for the rehabilitation and respiratory therapy and pharmaceutical services that it provides to Sun-operated facilities. These related-party regulations require that, among other things, a substantial part of the rehabilitation and respiratory therapy services or pharmaceutical services, as the case may be, of the relevant subsidiary be transacted with nonaffiliated entities in order for Sun to receive reimbursement for services provided to Sun-operated facilities at the rates applicable to services provided to nonaffiliated entities. The related-party regulations do not indicate a specific level of services that must be provided to nonaffiliated entities in order to satisfy the "substantial part" requirement of such regulations. In instances where this issue has been litigated by others, no consistent standard has emerged as to the appropriate threshold necessary to satisfy the "substantial part" requirement. See "--Risk Factors Concerning Sun-- Risks Associated with the Development and Expansion of Ancillary Services." See "Business--United States Revenue Sources--Medicare" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

    Sun believes that it satisfies the requirements of these regulations regarding nonaffiliated businesses. Sun's net revenues from rehabilitation therapy services, including net revenues for temporary therapy staffing services, provided to nonaffiliated facilities represented 63%, 73%, 74%, 70% and 68% of total rehabilitation and temporary therapy staffing services net revenues for the three months ended March 31, 1998 and for the years ended December 31, 1995, 1996 and 1997, and for the three months ended December 31, 1997, respectively. Respiratory therapy services provided to nonaffiliated facilities represented 56%, 64%, 55%, 63% and 70% of total respiratory therapy services net revenues for the three months ended March 31, 1998 and for the for the period from the date of acquisition of SunCare on May 5, 1995 to December 31, 1995, for the years ended December 31, 1996 and 1997, and for the three months ended December 31, 1997, respectively. Sun's respiratory therapy operations did not provide services to affiliated facilities prior to the acquisition of SunCare on May 5, 1995. Net revenues from pharmaceutical services billed to nonaffiliated facilities represented 78%, 78%, 78%, 79% and 81% of total pharmaceutical services revenues for three months ended March 31, 1998 and for the years ended December 31, 1995, 1996 and 1997, and for the three months ended December 31, 1997, respectively. If, upon audit by Federal or state reimbursement agencies, such agencies find that these regulations have not been satisfied for these periods, and if, after appeal, such findings are sustained, Sun could be required to refund the difference between its cost of providing these services to any entity found to be subject to the related party regulations and the higher amount actually received. See "--Risk Factors Concerning Sun-- Risks Associated with the Development and Expansion of Ancillary Services."

    If Sun fails to satisfy these regulations in the future, the reimbursement that Sun receives for rehabilitation and respiratory therapy and pharmaceutical services provided to its own facilities would be significantly reduced, as a result of which Sun's financial condition and results of operations would be materially and adversely affected for so long as Medicare and Medicaid continue to reimburse on the basis of reasonable cost. While Sun believes that it has satisfied and will continue to satisfy the requirements of these regulations regarding nonaffiliated businesses, there can be no assurance that its position would prevail if contested by relevant reimbursement agencies. The foregoing statements with respect to Sun's ability to satisfy these regulations are forward looking and could be affected by a number of factors, including the interpretation of Medicare regulations by Federal or state reimbursement agencies and Sun's ability to provide services to nonaffiliated facilities. When the salary equivalency guidelines, PPS and fees schedules are implemented, the Medicare impact of the related party rule, will be significantly reduced. See "--Risk Factors Concerning Sun--Risks Related to Prospective Payment System" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, and "Management's Discussion and Analysis of Results of Operations and Financial Condition," included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

    POTENTIAL ADVERSE EFFECT OF CHANGE IN REVENUE SOURCES.

    Changes in the mix of patients among the Medicaid, Medicare and private pay categories, and among different types of private pay sources, can significantly affect the revenues and the profitability of Sun's operations. There can be no assurance that Sun will continue to attract and retain private pay patients or maintain its current payor or revenue mix.

    In addition, there can be no assurance that the facilities operated by Sun, or the provision of services and products by Sun, now or in the future, will initially meet or continue to meet the requirements for participation in the Medicare and Medicaid programs, or that Sun will continue to qualify for the levels of reimbursement it has in the past with respect to reimbursement for rehabilitation therapy, respiratory therapy and pharmaceutical services provided by Sun-operated facilities. A loss of Medicare or Medicaid certification or a change in Sun's reimbursement under Medicare or Medicaid could have an adverse effect on its financial condition and results of operations. See "--Risk Factors Concerning Sun--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risk Factors Concerning Sun--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivables," "--Risk Factors Concerning Sun--Risks Associated with Related Party Transactions," "--Risk Factors Concerning Sun--Risk of Adverse Effect of Future Healthcare Reform" and "--Risk Factors Concerning Sun--Investigations; Uncertain Impact on Future Operating Results."

    INVESTIGATIONS; UNCERTAIN IMPACT ON FUTURE OPERATING RESULTS.

    Sun's subsidiaries, including those that provide subacute and long-term care, rehabilitation and respiratory therapy and pharmaceutical services, are engaged in industries that are extensively regulated. See "--Risk Factors Concerning Sun--Potential Adverse Impact from Extensive Regulation." As such, in the ordinary course of business, the operations of these subsidiaries are continuously subject to state and Federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits and surveys, some of which may be non-routine. If a provider is ever found to have engaged in improper practices, it could be subjected to civil, administrative, or criminal fines, penalties or restitutionary relief, and reimbursement authorities could also seek the suspension or exclusion of the provider or individuals from participation in their program.

    In January 1995, Sun learned that it was the subject of a pending Federal investigation. The investigating agencies are the United States Department of Health and Human Services' Office of Inspector General ("OIG") and the United States Department of Justice. At this time, Sun does not know the full scope of the investigation. However, Sun currently believes that the investigation is focused principally on whether Sun provided and billed for unnecessary or unordered therapy services to residents of skilled nursing facilities and whether Sun adequately documented the therapy services that it provided.

    In July 1997, the Criminal Division of the U.S. Department of Justice informed Sun that it had completed its investigation of Sun, and that it would not initiate any actions against Sun or any individuals. The investigation by the Civil Division of the Department of Justice and the OIG is still proceeding. The government continues to collect information, and Sun continues to cooperate with the investigators. Sun and the government have had preliminary discussions, and Sun expects to have continuing discussions, regarding a possible settlement of the investigation.

    Sun is unable to determine at this time when the investigation will be concluded, how large a monetary settlement the government may seek, the nature of any other remedies that may be sought by the government, whether or when a settlement will in fact occur or whether any such settlement or any other outcome of the investigation will have a material adverse effect on Sun's financial condition or results of operations. The foregoing statements with respect to the outcome of the investigation are forward-looking and could be affected by a number of factors, including the actual scope of the investigation, the government's factual findings and the interpretation of Federal statutes and regulations by the government and Federal courts and whether any such factual findings could serve as a basis for proceedings by other governmental authorities. From time to time the negative publicity surrounding the investigation has in the past adversely affected the private pay enrollment in certain inpatient facilities and slowed Sun's success in obtaining additional outside contracts in the rehabilitation therapy business, which resulted in higher than required therapist staffing levels. Negative publicity in the future could have a similar effect. See "--Risk Factors Concerning Sun--Risks Associated with the Development and Expansion of Ancillary Services."

    In 1996, the Connecticut Attorney General's office and the Connecticut Department of Social Services ("DSS") began an investigation and initiated a hearing in order to determine whether Sun's long-term care subsidiary submitted false and misleading fiscal information on its 1993 and 1994 Medicaid cost reports. Since 1997, the investigation has also covered information for the 1995 cost year as well as cost reporting periods prior to 1993. The information under review includes submissions and representations by the long-term care subsidiary and Sun's chief executive officer. The evidentiary phase of the hearing has concluded. Sun submitted a settlement offer to the DSS in February 1998 and the DSS responded with a counter-offer in late May 1998. Based on Sun's current understanding of the investigation and the terms of the counter-offer, Sun does not believe the terms of a settlement, if any, would have a material adverse effect on Sun's business, financial condition or results of operations. However, Sun is unable to determine at this time when the proceedings will be concluded or, if no settlement is reached, whether the DSS will seek further administrative action or Medicaid reimbursement sanctions. No assurance may be given that a settlement will in fact occur or whether any such settlement or other outcome of the investigation will not have a material adverse effect on Sun's business, financial condition or results of operations. The foregoing statement with regard to the outcome of this investigation is forward looking and could be affected by a number of factors, including factual findings and the interpretation of applicable laws and regulations by the Attorney General and the DSS and whether any such factual findings could serve as a basis for proceedings by other governmental authorities in Connecticut or elsewhere.

    In 1997, Sun was notified by a law firm representing several national insurance companies that these companies believed that Sun had engaged in improper billing and other practices in connection with Sun's delivery of therapy and related services. In response, Sun began discussions directly with these insurers and hopes to resolve these matters without litigation; however, Sun is unable at this time to predict whether it will be able to do so, what the eventual outcome may be or the extent of its liability, if any, to these insurers.

    Pursuant to the Health Insurance Portablility and Accountability Act of 1996 (the "Act"), Congress has provided additional funding to Medicare and Medicaid enforcement units to investigate potential cases of reimbursement abuse in the health care services industry. The Act also sets guidelines to encourage federal, state, and local law enforcement agencies to share general information and to coordinate specific law enforcement activities including conducting investigations, audits, evaluations, and inspections relating to the delivery of and payment for health care. From time to time enforcement agencies conduct audits, inspections and investigations with respect to the reimbursement activities of the subsidiaries of Sun. Sun is currently the subject of several such investigations. It is Sun's practice to cooperate fully in such matters.

    POTENTIAL ADVERSE IMPACT FROM EXTENSIVE REGULATION.

    Sun is subject to extensive Federal, state and local government regulation relating to licensure, conduct of operations, ownership of facilities, expansion of facilities and services and reimbursement for services. As such, in the ordinary course of business, Sun's operations are continuously subject to state and Federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits and surveys, some of which may be nonroutine. All of the facilities operated or managed by Sun are required to be licensed in accordance with the requirements of state and local agencies having jurisdiction over their operations. Most of Sun's facilities are also certified as providers under the Medicaid and Medicare programs. The long-term care facilities, as well as Sun's rehabilitation therapy and pharmaceutical operations, are subject to periodic inspection by governmental and other authorities to assure continued compliance with regulatory procedures and licensing under state law and certification under the Medicare and Medicaid programs. The failure to obtain or renew any required regulatory approvals or licenses or to comply with applicable regulations in the future could adversely affect Sun's financial condition and results of operations. See "--Risk Factors Concerning Sun-- Investigations; Uncertain Impact on Future Operating Results." To the extent that Certificates of Need ("CONs") or other similar approvals are required for expansion of Sun's operations, either through acquisitions or additions to or provision of new services at such facilities, such expansion could be adversely affected by the failure to obtain such CONs or approvals. See "--Risk Factors Concerning Sun-- Risks Related to Prospective Payment System."

    Medicare and Medicaid antifraud and abuse laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid. Expressly prohibited are kickbacks, bribes and rebates related to Medicare or Medicaid referrals. Federal laws also provide civil and criminal penalties for any false or fraudulent statements, knowingly made, in any claim for payment under a Federal or state health care program as well as any material omissions in such claims. In addition, certain states have adopted fraud and abuse and false claims laws that prohibit specified business practices. Sanctions for violating these laws include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs.

    In many states, the temporary therapy staffing industry is regulated, and CareerStaff must be registered or qualify for an exemption from registration. While these regulations have had no material effect on the conduct of CareerStaff's business to date, there can be no assurance that future regulations will not have such an effect. In addition, the healthcare industry to which CareerStaff provides therapists is subject to numerous Federal, state and local regulations. The majority of states require therapists practicing in such states to be licensed or certified. CareerStaff has occasionally experienced difficulties in moving therapists from one state to another because of state licensing requirements. Sun does not believe this has had a material adverse effect on its financial condition or results of operations.

    There can be no assurance that Sun's business in the future will not be materially adversely affected by licensing requirements of state and Federal authorities and by amendments to Federal law, which mandate that nursing homes provide rehabilitation therapy services to their patients and authorize Medicare reimbursement for such services, or by new reimbursement rates proposed by HCFA. See "Business-- Government Regulation" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

    NO ASSURANCE OF CONTINUED RAPID GROWTH.

    Since its formation in 1989, Sun has implemented an aggressive program of expansion of its business through the acquisition of additional long-term and subacute care facilities and other operations. From January 1994 through December 31, 1997, Sun acquired or assumed the net operations or management of 408 long-term and subacute care facilities with a total of 39,227 licensed beds in the United States, the United Kingdom, Australia, Spain and Germany. During this same period, Sun opened 20 facilities with a capacity of 1,624 licensed beds. During such period, Sun has also acquired pharmacies, temporary therapy staffing providers, outpatient rehabilitation clinics, home care agencies, ambulatory surgery centers and a respiratory therapy company, and has experienced significant internal growth, particularly in its therapy operations. Sun's total net revenues increased from $135.7 million for the year ended December 31, 1992, to $2.0 billion for the year ended December 31, 1997. Similarly, net earnings before the extraordinary loss increased from $4.4 million for the year ended December 31, 1992, to $54.7 million for the year ended December 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein. Sun intends to continue to pursue its acquisition strategy in the future. In making such acquisitions, Sun competes with other providers, many of which have greater financial resources than Sun. There can be no assurance that suitable acquisitions will be identified or completed in the future.

    Sun has used both Sun Common Stock and indebtedness to fund many of its significant acquisitions. Although Sun did not utilize Sun Common Stock as acquisition consideration from February 1996 through February 1997, Sun issued or reserved for issuance approximately 23.3 million shares of Sun Common Stock in acquisitions from January 1994 to January 1996. Sun has also undertaken significant borrowing to finance the acquisitions of Regency, Mediplex and other transactions and to support expanded operations (including the assumption or guarantee by Sun of $338.6 million of Mediplex indebtedness as of the date of the acquisition of Mediplex and the assumption or refinancing of $229.2 million of indebtedness in connection with the Regency Acquisition), and would assume $192.0 million of indebtedness (excluding $19.8 million which will be eliminated in consolidation) if the Mergers are consummated (based on RCA's March 31, 1997 balance sheet and assuming Sun acquires the remaining 35% of Contour for Sun Common Stock). Sun's Credit Facility and certain of Sun's indentures limit Sun's ability to raise additional indebtedness which may inhibit Sun's ability to use debt financing to consummate acquisitions. See "--Risk Factors Concerning Sun--Substantial Leverage; Ability to Service Debt" and "Unaudited Pro Forma Combined Financial Statements." See "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. The ability to utilize Sun Common Stock for acquisition or financing purposes will depend on the market price of the Sun Common Stock, which has from time to time been subject to heightened volatility resulting primarily from uncertainties regarding certain Medicare reimbursement policies and a government investigation of Sun's rehabilitation therapy subsidiary. See "--Risk Factors Concerning Sun--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating

Results," "--Risk Factors Concerning Sun--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Risk Factors Concerning Sun--Risks Associated with Related Party Transactions" and "--Risk Factors Concerning Sun--Investigations; Uncertain Impact on Future Operating Results."

    Because of operating and financing constraints resulting from acquisitions and internal growth, there can be no assurance that Sun will have adequate cash or borrowing capacity and other resources to compete effectively for future acquisitions or will be able in the future to continue to engage as actively in acquisitions as it has in the past, and uncertainties regarding reimbursement rates for therapy, the outcome of the government investigation of Sun's rehabilitation therapy subsidiary or a material reduction in such rates could limit internal growth of Sun's therapy business. Pursuant to the Credit Facility, Sun will be required to obtain the consent of its principal bank lenders in connection with significant future acquisitions. In addition, to the extent Sun's operational, administrative and financial resources are strained by its acquisition program, Sun's ability to integrate acquired operations may become more protracted. Although Sun is continuously engaged in discussions regarding future acquisitions, there can be no assurance that any acquisitions will be completed, or that Sun's historic rate of growth in assets, revenues or net revenues will be sustained. See "--Risk Factors Concerning the Mergers--Management of Growth," "--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations," "--Risk Factors Concerning Sun--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities" and "--Risk Factors Concerning Sun--Substantial Leverage; Ability to Service Debt." See "Business-- Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

    FINANCIAL RESULTS SUBJECT TO FLUCTUATION.

    Sun's financial results may fluctuate on a quarterly basis as a result of a number of factors, including the timing of acquisitions, any associated charges to earnings and the financial performance of acquired companies. A material shortfall in revenue or increase in expenses in a given quarter, or a delayed or unrealized ability to achieve synergies from acquisitions, could have a material adverse effect on Sun's earnings. Sun believes that quarterly comparisons of Sun's revenues and operating results should not be relied on as necessarily being indicative of future performance. Operating results in any particular quarter that do not meet the expectations of securities analysts could cause volatility in the price of the Sun Common Stock. See "--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations" and "--Risk Factors Concerning Sun--Potential Volatility of Stock Price."

    RISK OF EXPANSION OF INTERNATIONAL OPERATIONS; FOREIGN EXCHANGE RISK.

    Sun currently conducts business outside the United States in the United Kingdom, Spain, Germany, Australia and Canada. Foreign operations accounted for approximately 9%, 10%, 4% and 2% of Sun's total net revenues during the three months ended March 31, 1998, the years ended December 31, 1997, 1996 and 1995, respectively, and 24% of Sun's consolidated total assets as of December 31, 1997. See "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. Sun expects that its revenues and operations attributable to international operations may increase and substantially contribute to Sun's growth and earnings in the future. Accordingly, as Sun's international operations continue to grow, adverse results from Sun's international operations could adversely affect Sun's financial condition and results of operations. Sun intends to expand its international operations through the acquisition of operational facilities and the construction and development of new facilities. In the past, Sun has constructed and developed new facilities to a more significant degree in its international expansion than it has in the United States, where Sun's growth has been primarily due to the acquisition of operational facilities. In addition to the capital expenditures involved in the construction and development of new facilities, Sun expects to incur substantial losses in the first year of operation of a new facility. As a result, the financial condition and results of operations of Sun's international operations could be adversely affected in any period in which a significant number of facilities are being constructed or developed or are in their first year of operation. The success of Sun's operations in and expansion into international markets depends on numerous factors, many of which are beyond its control. Such factors include, but are not limited to, economic conditions and healthcare regulatory systems in the foreign countries in which Sun operates. In addition, international operations and expansion may increase Sun's exposure to certain risks inherent in doing business outside the United States, including slower payment cycles, unexpected changes in regulatory requirements, potentially adverse tax consequences, currency fluctuations, restrictions on the repatriation of profits and assets, compliance with foreign laws and standards and political risks.

    Sun's financial condition and results of operations are subject to foreign exchange risk. Because of Sun's foreign growth strategies, Sun does not expect to repatriate funds invested overseas and, therefore, foreign currency transaction exposure is not normally hedged. Exceptional planned foreign currency cash flow requirements, such as acquisitions overseas, are hedged selectively to prevent fluctuations in the anticipated foreign currency value. Changes in the net worth of Sun's foreign subsidiaries arising from currency fluctuations are accumulated in the translation adjustments component of stockholders' equity.

    YEAR 2000 RISK.

    In common with users of computers around the world, Sun is investigating if and to what extent the date change from 1999 to 2000 may affect its networks and systems. Sun expects to incur internal staff costs, external consulting costs, and other expenses related to infrastructure and facility enhancement necessary to prepare the systems for the year 2000. Although the total cost to Sun of achieving year 2000 compliant systems is not expected to be material to Sun's operations or financial condition, there can be no assurance that the costs will be as expected or that this program will be successful or that the date change from 1999 to 2000 will not materially adversely affect Sun's business, financial condition and results of operations. The ability of third parties with which Sun transacts business to adequately address their year 2000 issues is outside Sun's control. Although Sun will seek alternative vendors, where its current vendors are unwilling or unable to become year 2000 compliant in a timely manner, there can be no assurance that Sun's business, financial condition and results of operations will not be materially adversely affected by the ability of third parties dealing with Sun, including Medicare and Medicaid, to also manage the effect of the year 2000 date change.

    INCREASED LABOR COSTS AND AVAILABILITY OF PERSONNEL.

    In recent years Sun has experienced increases in its labor costs primarily due to higher wages and greater benefits required to attract and retain qualified personnel, increased staffing levels in its long-term and subacute care facilities due to greater patient acuity and the hiring and retention of staff therapists. Although Sun expects labor costs to continue to increase in the future, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states between increases in reimbursable costs and the receipt of related reimbursement rate increases. Since under the upcoming PPS and fee schedules reimbursement payments will no longer be on a "pass through" basis, increases in costs may no longer result in corresponding increases in reimbursement. See "--Risk Factors Concerning Sun--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risk Factors Concerning Sun--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Risk Factors Concerning Sun--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities" and "--Risk Factors Concerning Sun--Risks Associated with Related Party Transactions."

    In the past, the healthcare industry, including Sun's long-term and subacute care facilities, has experienced a shortage of nurses to staff healthcare operations and, more recently, the healthcare industry has experienced a shortage of therapists. Sun is not currently experiencing a nursing or therapist shortage, but it competes with other healthcare providers for nursing and therapist personnel and may compete with other service industries for persons serving Sun in other capacities, such as certified nursing assistants. A nursing, therapist or certified nursing assistant shortage could force Sun to pay higher salaries and make greater use of higher-cost temporary personnel. A lack of qualified personnel might also require Sun to reduce its census or admit patients requiring a lower level of care, both of which could adversely affect operating results.

    SUBSTANTIAL COMPETITION.

    Sun operates in a highly competitive industry. The nature of competition varies by location. Sun's facilities generally operate in communities that are also served by similar facilities operated by others. Some competing facilities are located in buildings that are newer than those operated by Sun and provide services not offered by Sun, and some are operated by entities having greater financial and other resources and longer operating histories than Sun. In addition, some facilities are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other resources not available to Sun. Some hospitals that either currently provide long-term and subacute care services or are converting their under-utilized facilities into long-term and subacute care facilities are also a potential source of competition to Sun. Sun also competes with other companies in providing rehabilitation therapy services and pharmaceutical products and services to the long-term care industry and in employing and retaining qualified therapists and other medical personnel. Many of these competing companies have greater financial and other resources than Sun. There can be no assurance that Sun will not encounter increased competition in the future that would adversely affect its financial condition and results of operations.

    POTENTIAL CONFLICTS OF INTEREST FROM RELATED PARTY TRANSACTIONS.

    At March 31, 1998, 58 of Sun's 321 long-term and subacute care facilities in the United States were leased or subleased from John E. Bingaman or Zev Karkomi, two of Sun's directors, or from partnerships or corporations in which such directors are general or limited partners, directors or stockholders or otherwise have a significant equity holding. Sun believes the terms of all of the foregoing leases and subleases to which it is a party are as favorable to Sun as those that could have been obtained in arm's length transactions with nonaffiliated parties at the time of such transactions. However, contractual relationships with entities affiliated with members of Sun's board of directors create the potential for conflicts of interest. Sun will likely continue to enter into leases and subleases with members of its board of directors and their affiliates. There can be no assurance that these contractual relationships with members of Sun's board of directors and their affiliates will not create actual conflicts of interest.

    ADEQUACY OF CERTAIN INSURANCE.

    Healthcare companies are subject to medical professional liability, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Sun maintains property, liability and professional liability insurance policies in amounts and with such coverages and deductibles that are deemed appropriate by Sun, based upon historical claims, industry standards and the nature and risks of its business. Sun also requires that physicians practicing at its facilities carry medical professional liability insurance to cover their respective individual professional liabilities. There can be no assurance that such insurance will continue to be available at acceptable costs or that claims in excess of the current insurance coverage or claims not covered by insurance will not be asserted against Sun.

    HEALTH INSURANCE AND WORKERS' COMPENSATION INSURANCE.

    Sun has self-insured the healthcare risks of its employees who select coverage under certain Sun-sponsored plans. Workers' compensation coverage is effected through self-insurance or high-deductible insurance programs, except that Sun's long-term and subacute care subsidiary is a nonsubscriber to the

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
workers' compensation programs in Texas. Substantially all of the risk of workers' compensation claims under the high-deductible programs are assumed by Sun and such risks are comparable to those of a self-insured plan. The high-deductible program provides coverage in all states in which Sun operates with the exception of Arizona, Illinois, Massachusetts, Washington and Connecticut (which are self-insured), Texas (in which Sun is a nonsubscriber) and Rhode Island, Ohio, Maine, Nevada and Wyoming (in which Sun is required to utilize the specific programs offered by those states). The costs of paying for healthcare and workers' compensation claims can fluctuate depending on the type and number of claims in any given period. There can be no assurance that the amounts Sun will be required to pay for these types of claims will not increase.

    ADDITIONAL SHARES TO BE ISSUED BY SUN; SHARES ELIGIBLE FOR FUTURE SALE.

    If the Mergers had been consummated on May 20, 1998, when the Sun Market Price was $17.725, Sun would have issued an aggregate of approximately 10,927,130 shares of Sun Common Stock (including approximately 1,640,816 shares of Sun Common Stock that will be issuable upon the exercise of assumed options and warrants to purchase shares of RCA Common Stock and Contour Common Stock or upon the conversion of the shares of Sun Preferred Stock that will be issued in exchange for the issued and outstanding shares of RCA Series F Preferred Stock in the RCA Merger). In general, these shares will be freely tradable following the Mergers, subject to certain volume and other resale limitations for affiliates of Sun, RCA or Contour pursuant to Rules 144 and/or 145 under the Securities Act. See "The RCA Merger--Limitations on Resales by Affiliates" and "The Contour Merger--Limitations on Resales by Affiliates." An aggregate of approximately 3,356,445 of the shares of Sun Common Stock to be issued in the Mergers will be beneficially owned by persons who may be deemed to be affiliates of RCA or Contour and, therefore, subject to certain volume and other resale limitations. At the time of the Mergers substantially all existing shares of Sun's Common Stock will be eligible for sale in the public market, subject in certain cases to volume and other resale limitations. Sun has approximately 49,593,954 shares of Sun Common Stock outstanding net of treasury shares (based on shares of Sun Common Stock outstanding as of March 31, 1998). As of March 31, 1998, Sun has reserved 4,873,687 shares of Sun Common Stock for issuance pursuant to stock awards in the form of stock options, restricted stock, stock appreciation rights, performance share awards or other stock-based awards pursuant to Sun's stock plans. As of March 31, 1998, options to purchase 3,762,014 shares of Sun Common Stock were outstanding and unexercised. In addition, as of March 31, 1998, 4,645,300 shares of Sun Common Stock were issuable upon conversion of convertible debentures and 540,000 shares of Sun Common Stock were issuable upon exercise of outstanding warrants. An increase in the number of shares of Sun Common Stock that may become available for sale in the public market, or the perception that such sales may occur, could adversely affect the market price prevailing from time to time of Sun Common Stock in the public market and could impair Sun's ability to raise additional capital through the sale of its equity securities.

    CONCENTRATION OF OWNERSHIP.

    As of May 1, 1998, Mr. Andrew Turner, the Chairman of the Board of Directors and Chief Executive Officer of Sun, beneficially owned approximately 13.9% of the outstanding Sun Common Stock. While Mr. Turner's percentage of ownership is not sufficient to enable him to control the outcome on matters submitted to stockholders, his stock ownership, along with his position as Chairman of the Board of Directors and Chief Executive Officer of Sun, enables him to exert significant influence on Sun's operations. Mr. Turner's level of ownership may have the effect of hindering a change of control of Sun.

    ANTI-TAKEOVER PROVISIONS; POSSIBLE ISSUANCE OF PREFERRED STOCK; VOTING BY
     GRANTOR TRUST.

    Sun's certificate of incorporation and by-laws contain provisions that may make it more difficult for a third party to acquire, or discourage acquisition bids for, Sun. In addition, approximately 4% of Sun's Common Stock is owned by a grantor stock trust (the "Grantor Trust"), which holds such shares for

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
issuance under Sun's stock option plans and employee stock purchase plan. Employees and nonemployee directors holding stock options and employee stock purchase plan participants have the right to vote all of the shares held by the Grantor Trust. The voting control of such shares of stock by employees and management may make it more difficult for a third party to acquire (or such ownership may discourage bids for) Sun. The provisions in Sun's certificate of incorporation and by-laws, together with ownership of such shares by the Grantor Trust, could limit the price that certain investors might be willing to pay in the future for shares of Sun Common Stock. In addition, shares of Sun's preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions and having such rights, voting powers, preferences and relative, participating, optional and other special privileges as the board of directors may determine. The rights of the holders of Sun Common Stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Sun. Sun has no present plans to issue any shares of its preferred stock, other than the shares of Sun Preferred Stock to be issued in the RCA Merger. In addition, Sun has adopted a stockholder rights plan that, along with certain provisions of Sun's certificate of incorporation, have the effect of discouraging certain transactions involving a change of control of Sun. See "Description of Sun Capital Stock."

    POTENTIAL VOLATILITY OF STOCK PRICE.

    There has in the past been significant volatility in the market prices of securities of healthcare companies. In particular, the market price of the Sun Common Stock has in the past been subject to heightened volatility resulting primarily from uncertainties regarding certain Medicare reimbursement policies and government investigations of Sun. See "--Risk Factors Concerning Sun--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results" and "--Risk Factors Concerning Sun--Investigations; Uncertain Impact on Future Operating Results." Sun believes factors such as legislative and regulatory developments, continuing uncertainties regarding certain Medicare reimbursement policies and government investigations of Sun and quarterly variations in financial results could cause the market price of the Sun Common Stock to fluctuate substantially. In addition, the stock market has experienced volatility that has particularly affected the market prices of many healthcare service companies' stocks and that often has been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Sun Common Stock. See "Markets and Market Prices."

RISK FACTORS CONCERNING RCA AND CONTOUR

    RESIGNATION OF INDEPENDENT ACCOUNTANTS; RESTATEMENT OF FINANCIAL STATEMENTS.

    On August 14, 1997, Coopers & Lybrand L.L.P. ("C&L") resigned as the independent accountants of RCA and Contour. C&L stated that it resigned as the independent accountants of RCA as a result of (i) concerns regarding RCA management's inability to provide adequate support for certain inventory adjustments; (ii) concerns regarding other potential adjustments that may have required RCA to amend its quarterly financial statements as previously filed for the first three quarters of fiscal 1997; (iii) concerns with respect to the realizability of notes and advances due to RCA from affiliates; and (iv) C&L's view that RCA should increase its allowances for doubtful accounts and Medicaid/Medicare settlements and increase its accruals for self-insured workers' compensation matters. Contour is not aware of any reason for C&L's resignation as its independent accountants other than Contour's affiliation with RCA. C&L stated that its audit report on RCA's and Contour's financial statements for the fiscal year ended June 30, 1996 should not be relied upon because C&L concluded that it could no longer rely on RCA and Contour management's representations. RCA and Contour announced C&L's resignation on August 21, 1997. On September 5, 1997, upon the recommendation of the independent members of the audit committees of

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
RCA's and Contour's respective boards of directors, RCA and Contour each retained Cherry, Bekaert & Holland, L.L.P. ("CB&H") to reaudit RCA's and Contour's financial statements for the fiscal year ended June 30, 1996 and to audit RCA's and Contour's financial statements for the fiscal year ended June 30, 1997. On October 14, 1997, RCA and Contour each filed amended annual reports on Form 10-K/A restating their results for the fiscal year ended June 30, 1996, and on October 23, 1997, RCA and Contour each filed amended quarterly reports on Form 10-Q/A restating their results for the first three quarters of fiscal 1997. See "The RCA Merger--Background of the Mergers." In light of C&L's resignation, and the subsequent restatement of RCA and Contour's financial statements, there is an increased risk that assumptions made by Sun regarding the financial condition of RCA and Contour may later prove to be incorrect. See "--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations."

    SHAREHOLDER LITIGATION.

    Between August 25, 1997 and October 24, 1997, ten putative class action lawsuits (the "Actions") were filed in the United States District Court for the Northern District of Georgia on behalf of persons who purchased RCA Common Stock, naming RCA and certain of its officers and directors as defendants. The complaints have overlapping defendants and largely overlapping (although not identical) class periods. See "The RCA Merger--Background of the Mergers." The complaints allege violations of Federal securities laws by the defendants for disseminating allegedly false and misleading financial statements for RCA's fiscal year ended June 30, 1996 and its first three quarters of fiscal year 1997, which the plaintiffs allege materially overstated RCA's profitability. Generally, each of the Actions seeks unspecified compensatory damages, pre-judgment and post-judgment interest, attorneys' fees and costs and other equitable and injunctive relief.

    On November 25, 1997, RCA, Sun and representatives of the plaintiffs entered into a Memorandum of Understanding ("MOU"). Pursuant to the MOU, Sun has agreed to pay $9 million into an interest-bearing escrow account maintained by Sun (the "Escrow Account") to settle the Actions (the "Settlement"). RCA also agreed to assign coverage under its directors' and officers' liability insurance policy, referred to below, for these specific claims to the plaintiffs. The Settlement is contingent upon the closing of the RCA Merger and confirmatory discovery and is subject to the execution of definitive documentation and court approval. Upon satisfaction of the conditions precedent to the Settlement, all claims by the class that were or could have been asserted by the plaintiffs against RCA or any of the other defendants in the Actions will be settled and released, and the Actions will be dismissed in their entirety with prejudice in exchange for the release of all funds from the Escrow Account to the plaintiffs. Court approval of the Settlement will not be sought unless and until the RCA Merger closes, and, therefore, no assurance can be given that the Settlement will become final even if the RCA Merger is consummated. On February 13, 1998, the plaintiffs filed a motion seeking to compel the immediate production of confirmatory discovery. On March 9, 1998, RCA filed a brief opposing plaintiffs' motion arguing, INTER ALIA, that it is not required under the MOU to provide confirmatory discovery prior to the closing of the RCA Merger. On April 28, 1998, the court denied the plaintiffs' motion for immediate discovery but ruled instead that if the RCA Merger closes on or before June 30, 1998 confirmatory discovery must be produced within 30 days after the RCA Effective Time.

    There can be no assurance that additional actions will not be filed against RCA and its officers and directors. However, the Actions are styled as class actions, and should the RCA Merger close and the Settlement become final, any additional class actions would be precluded, although individual plaintiffs may opt out of the Settlement. There can be no assurance that the Actions will be settled and dismissed on the terms described herein or at all. In the event that the RCA Merger does not close, or if the Settlement is terminated for any reason prior to the RCA Effective Time, then RCA intends to vigorously defend the Actions, which may result in protracted litigation that may result in a diversion of management and other resources of RCA. The payment of substantial legal costs or damages, or the diversion of management and

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other resources, could have a material adverse effect on RCA's business, financial condition and results of operations.

    RCA is a party to indemnification agreements with certain of the other defendants in the Actions, including RCA's officers and directors. RCA has also purchased a directors' and officers' liability insurance policy that provides RCA's directors and officers with liability coverage of up to $5 million per policy year. The scope of coverage under this policy is limited, and RCA is currently engaged in litigation with the carrier regarding whether the policy provides indemnification for losses arising from the Actions. In addition, pursuant to the RCA Merger Agreement, Sun has agreed to provide indemnification to RCA's officers and directors under certain circumstances. See "The RCA Merger--Interests of Certain Persons in the RCA Merger" and "The RCA Merger Agreement--Directors' and Officers' Indemnification."

    OTHER LITIGATION.

    On April 30, 1997, a complaint was filed by Theratx, Inc. ("Theratx") against RCA and certain of its officers and subsidiaries in the Superior Court of Fulton County, Georgia, seeking approximately $1.6 million in damages (plus interest, costs and fees of approximately $0.3 million) in connection with past due accounts for therapy and rehabilitation services. On December 30, 1997, RCA and Theratx settled this matter for the aggregate amount of $2.5 million, which amount includes payment for additional services rendered subsequent to the filing of the original complaint.

    On July 1, 1997, a complaint was filed against RCA by CMS Therapies, Inc. ("CMS") in the Superior Court of Mecklenburg County, North Carolina. The complaint seeks approximately $1.3 million (plus interest and fees) in connection with alleged breaches of therapy services agreements. On July 1, 1997, a complaint was also filed by CMS against RCA's subsidiary, Capitol Care Management Company, Inc. ("Capitol Care"), in the Superior Court of Mecklenburg County, North Carolina, seeking an additional $0.6 million in damages (plus interest and fees) in connection with the alleged breach of a settlement agreement relating to payments for therapy services. On December 15, 1997, judgment was entered against RCA and Capitol Care in the full amount of damages (plus interest and fees). On March 27, 1998, this matter was settled for the aggregate amount of $2.4 million, which amount includes interest and fees.

    On December 10, 1997, a derivative complaint was filed by Brickell Partners ("Brickell") in the United States District Court for the District of Colorado, naming RCA's directors, Christopher Brogdon, Edward E. Lane, Darrell C. Tucker, Julian S. Daley and Harlan Matthews, as defendants and RCA as a nominal defendant. The complaint alleges causes of action for breach of fiduciary duty and gross negligence against the director defendants. The defendants responded to the complaint on March 6, 1998 by filing a motion to transfer the action to the United States District Court for the Northern District of Georgia and filing motions to dismiss based upon lack of personal jurisdiction and failure to properly state a cause of action. RCA is unable to predict at this time the outcome of these motions or of this action.

    RCA is also engaged in a dispute with the Internal Revenue Service (the "IRS") concerning the application of certain income and payroll tax liabilities and payments. The IRS contends that RCA is delinquent in the payment of certain taxes and has assessed taxes, penalties and interest of approximately $1.2 million in connection with the alleged underpayments. RCA contends that the IRS has misapplied payments between income and payroll taxes and between RCA and its affiliates. RCA has estimated and accrued $0.4 million for ultimate settlement of this dispute and has filed a lawsuit against the IRS related to this matter.

    The legal costs incurred by RCA in defending itself against the Theratx claim, the costs of settling the Theratx and CMS claims and the expenses associated with the IRS lawsuit, have been substantial. In addition, the Brickell claims and the IRS lawsuit, if not settled, may be protracted and may result in a diversion of management and other resources of RCA. The payment of substantial legal costs or damages, or the diversion of management and other resources, could have a material adverse effect on RCA's business, financial condition and results of operations.

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    DETERIORATION OF RCA'S RECENT FINANCIAL CONDITION; NONCOMPLIANCE WITH
     CERTAIN COVENANTS; DELINQUENT PROPERTY TAXES.

    RCA experienced significant operating and net losses for the fiscal year ended June 30, 1997. RCA believes that its operating losses of approximately $9.9 million for the fiscal year ended June 30, 1997 and $8.1 million for the nine months ended March 31, 1998 were incurred in part due to a deterioration of RCA's operations as a result of the pendency of and delays associated with the RCA Merger (including higher than normal turnover), costs associated with the integration and operation of RCA's recently acquired Virginia and North Carolina facilities (including significant survey deficiences and costs associated with temporary staffing and state-appointed management at certain of the Virginia and North Carolina facilities), and declines in Medicaid rates and occupancy rates during fiscal year 1997 without a corresponding reduction in operating costs.

    At June 30, 1997, RCA had a working capital deficit of approximately $10.5 million compared to a working capital deficit of approximately $1.5 million at June 30, 1996. During the fiscal year ended June 30, 1997, cash provided by or used in operating activities was approximately $3.8 million as compared to approximately $5.3 million for the fiscal year ended June 30, 1996. This decrease of approximately $8.8 million was primarily due to the net operating loss of approximately $9.4 million, deferred income taxes of approximately $11.1 million and increases in accounts receivable of approximately $21.0 million, which were offset by an increase in accounts payable and accrued expenses of approximately $29.2 million.

    RCA has financed the acquisition of several facilities through the issuance of revenue bonds and similar debt instruments. As of June 30, 1996 and 1997, RCA was not in compliance with certain of the financial and restrictive covenants contained in the indentures underlying approximately $43 million of indebtedness in 1996 and $51 million of indebtedness in 1997, which noncompliance could result in the acceleration of such indebtedness. These covenants include the obligation to make monthly payments to bond sinking funds and the failure to maintain adequate debt service reserves. RCA was also delinquent with regard to approximately $1.2 million and $0.8 million of property taxes at certain of its facilities during the fiscal years ended June 30, 1997 and 1996, respectively. As of March 31, 1998, RCA had total indebtedness outstanding of approximately $192 million, which indebtedness matures at various times between 1998 and 2026.

    There can be no assurance that RCA will not experience continued operating and net losses and working capital deficits in the future, and unforeseen expenses, difficulties and complications could result in greater than anticipated operating losses and working capital deficits or otherwise materially adversely affect RCA's business, financial condition and results of operations. Continued operating and net losses could materially adversely affect RCA's ability to service its indebtedness or secure additional debt financing. There also can be no assurance that the trustees under RCA's bond indentures will not demand immediate repayment of the indebtedness thereunder because of RCA's noncompliance, and in the event of such acceleration, there can be no assurance that the assets of RCA would be sufficient to repay such indebtedness in full.

    DETERIORATION OF CONTOUR'S RECENT FINANCIAL CONDITION; NONCOMPLIANCE WITH
     CERTAIN COVENANTS.

    Contour has experienced significant operating and net losses for the fiscal year ended June 30, 1997. The net loss of approximately $0.3 million for the fiscal year ended June 30, 1997 was primarily due to decreases in gross profit margin historically earned by Contour's bulk medical supplies operations, increases in operating expenses associated with the acquisition of AmeriDyne Corporation in March 1996 and Atlantic Medical Supply Company, Inc. in July 1996 and increases in indirect labor expense, occupancy expense, interest expense and miscellaneous expense.

    As of June 30 and March 31, 1998, Contour was not in compliance with certain financial and other restrictive covenants imposed upon it by its lenders, which noncompliance could result in the acceleration of the indebtedness owing to such lenders. These financial covenants include debt to net worth ratio,

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current ratio and interest coverage ratio maintenance requirments. Contour has obtained waivers from its lenders in connection with such noncompliance as of June 30, 1997 and is seeking waivers as of the most recent practicable date. As of March 31, 1998, Contour had total indebtedness outstanding of approximately $19 million, which matures at various times between 1998 and 2003.

    On December 31, 1997, Sun purchased the Contour Debentures from Renaissance in a privately negotiated transaction for an aggregate purchase price of $8.4 million in cash. As of June 30, 1997, September 30, 1997 and March 31, 1998, Contour was not in compliance with certain financial ratios required to be maintained under the Contour Debentures. On April 2, 1998, Sun agreed to waive such defaults until 10 business days after the termination of the Contour Merger Agreement. See "The Contour Merger--Contour Convertible Debentures."

    There can be no assurance that Contour will not experience continued increases in expenses and decreases in gross margins and gross profit in the future, and other unforeseen expenses, difficulties and complications could result in greater than anticipated operating losses or otherwise materially adversely affect Contour's business, financial condition and results of operations. Continued operating and net losses could also materially adversely affect Contour's ability to service its indebtedness or secure additional debt financing. In addition, no assurance can be given that one or more of Contour's lenders will not demand immediate repayment of their indebtedness, and in the event of such acceleration, there can be no assurance that the assets of Contour would be sufficient to repay such indebtedness in full.

    CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS INVOLVING RCA.

    Certain of RCA's executive officers and directors are also officers and directors of certain companies affiliated with RCA. In particular, Christopher
F. Brogdon and Edward E. Lane are officers, directors or owners of Winter Haven Homes, Inc. ("WHH") and Southeastern Cottages, Inc. ("SCI"), which own or control an aggregate of three facilities for which a subsidiary or RCA provides management services. In addition, Mr. Brogdon and Mr. Lane serve as officers and/or directors of Chamber Health Care Society, Inc. ("Chamber"), Gordon Jensen Health Care Associates, Inc. ("Gordon Jensen") and National Assistance Bureau, Inc. ("NAB"), nonprofit corporations which own or control an aggregate of four facilities for which RCA provides management services. Neither RCA nor its management has an economic interest in the nonprofit corporations for which RCA provides management services other than the management fees RCA receives. Mr. Brogdon is also a significant stockholder, a director and chairman of the board of NewCare Health Corporation ("NewCare"), a publicly held company which provides senior residential care services, primarily as operator of long-term care facilities, in the southeastern United States. Harlen F. Matthews, a director of RCA, is also a director of NewCare. See "Other Information Regarding RCA--Directors and Executive Officers."

    Messrs. Brogdon and Lane may have conflicts of interest in allocating their time and effort between RCA and such affiliated companies, as well as in connection with transactions between RCA and such affiliated companies. Such conflicts of interest could have an adverse effect on RCA's operations.

    In addition to providing management services to affiliated companies, RCA has engaged in a number of other transactions with affiliated entities, including the payment of financial advisory fees to a company owned by Connie B. Brogdon, the wife of Mr. Brogdon, payments to an affiliated company to obtain rights to leases held by it and the guarantee of certain indebtedness of an affiliated non-profit corporation and the guarantee of certain indebtedness of an affiliated for profit corporation. See "Certain Relationships and Related Transactions," included in RCA's Annual Report on Form 10-K for the year ended June 30, 1997, incorporated by reference herein.

    ADVANCES BY RCA TO FACILITIES CONTROLLED BY AFFILIATES.

    A subsidiary of RCA provides management services to four facilities that are owned or controlled by affiliates of RCA and certain affiliated for-profit and nonprofit corporations. In connection with such

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management services, RCA provides cash management services and has advanced working capital to such facilities. At March 31, 1998, the aggregate amount due from affiliates of RCA was $11,897,266. Management of RCA believes that the total indebtedness on these properties is less than their total market value. If for any reason RCA is unable to collect the amounts advanced, RCA could incur substantial losses.

    CONTOUR'S DEPENDENCE ON RCA.

    During the fiscal years ended June 30, 1997 and June 30, 1996, Contour generated a significant amount of its sales and revenues from RCA. Contour sold approximately $7.8 million and $5.5 million, respectively, in products (primarily bulk medical supplies) to facilities owned, leased or managed by RCA. Such sales represented 14% of total sales for the fiscal year ended June 30, 1997, and 37% of total sales for the fiscal year ended June 30, 1996. No other individual customer represented more than 10% of total sales during such periods. For the fiscal year ended June 30, 1997, after excluding the revenues generated by sales to RCA, the next nine largest customers cumulatively represented approximately 15% of Contour's total revenues. Further, Contour generated a significant portion of its accounts receivable from RCA. As of March 31, 1998, Contour had accounts receivable from RCA of approximately $6.5 million. Although Contour's customer base has grown as its sales volume has increased, it is currently still significantly dependent on continued purchases of Contour's products by RCA. Contour may continue to rely on RCA as a source of debt financing. In addition, RCA's financial condition and results of operations have deteriorated in the periods subsequent to the execution of the RCA Merger Agreement on February 17, 1987. See "--Risk Factors Concerning RCA and Contour--Deterioration of RCA's Financial Condition." The loss of RCA's business, or the inability to secure financing from RCA, could materially adversely affect Contour's business, financial condition and results of operations.

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                                  THE MEETINGS

THE SUN SPECIAL MEETING

    GENERAL. This Joint Proxy Statement/Prospectus/Information Statement is being furnished to stockholders of Sun in connection with the solicitation of proxies by the board of directors of Sun for use at the Sun Special Meeting to be held at Sun's Rev. Dr. Kay M. Glaesner, Jr. Training Center, 101 Sun Avenue, N.E., Albuquerque, New Mexico, 87109, on June 26, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders of Sun.

    MATTERS TO BE CONSIDERED. At the Sun Special Meeting, stockholders of record of Sun as of the close of business on the Sun Record Date will be asked to consider and vote upon proposals (i) to approve and adopt the RCA Merger Agreement and to approve the RCA Merger and the issuance of Sun Common Stock and Sun Preferred Stock pursuant thereto; (ii) to approve and adopt the Contour Merger Agreement and to approve the Contour Merger and the issuance of Sun Common Stock pursuant thereto; (iii) to approve an amendment to Sun's Certificate of Incorporation to increase the number of authorized shares of Sun Common Stock; and (iv) to transact such other business as may properly come before the Sun Special Meeting or any adjournments or postponements thereof.

    BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS OF SUN HAS DETERMINED THAT THE RCA MERGER AND THE CONTOUR MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF SUN AND HAS THEREFORE UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER AND UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SUN VOTE FOR
(I) THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER AND THE ISSUANCE OF SUN COMMON STOCK AND SUN PREFERRED STOCK PURSUANT THERETO AND (II) THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER AND THE ISSUANCE OF SUN COMMON STOCK PURSUANT THERETO. THE BOARD OF DIRECTORS OF SUN HAS ALSO UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS OF SUN VOTE FOR THE APPROVAL OF THE AMENDMENT TO SUN'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUN COMMON STOCK.

    SUN RECORD DATE. The board of directors of Sun fixed May 1, 1998 as the record date for determination of holders of Sun Common Stock entitled to notice of and to vote at the Sun Special Meeting. As of the close of business on the Sun Record Date, 49,619,442 shares of Sun Common Stock were outstanding, held by approximately 4,993 holders of record. Only holders of record of Sun Common Stock as of the close of business on the Sun Record Date are entitled to notice of and to vote at the Sun Special Meeting and any adjournments or postponements thereof.

    VOTING; VOTE REQUIRED. Each holder of record of Sun Common Stock on the Sun Record Date is entitled to cast one vote per share of Sun Common Stock held thereby on the Sun Record Date, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Sun at the Sun Special Meeting. A majority of the shares of Sun Common Stock entitled to vote at the Sun Special Meeting will constitute a quorum for the transaction of business at the Sun Special Meeting.

    The approval of the RCA Merger Agreement and the RCA Merger and the issuance of shares of Sun Common Stock and Sun Preferred Stock pursuant to the RCA Merger, and the approval of the Contour Merger Agreement and the Contour Merger and the issuance of shares of Sun Common Stock pursuant to the Contour Merger, will each require the affirmative vote of a majority of the shares of Sun Common Stock present in person or represented by properly executed proxy at the Sun Special Meeting. The approval of the amendment to Sun's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Sun Common Stock.

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    Shares of Sun Common Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the Sun Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the Sun Common Stock present in person or represented by proxy at the Sun Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Joint Proxy Statement/Prospectus/Information Statement will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to a particular matter, other than with respect to the approval of the amendment to Sun's Certificate of Incorporation, which approval will require the affirmative vote of a majority of the outstanding shares of Sun Common Stock.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of the close of business on the Sun Record Date, directors and executive officers of Sun and their respective affiliates may be deemed to be the beneficial owners of shares of Sun Common Stock representing approximately 15.5% of the outstanding voting power of Sun. See "Other Information Regarding Sun--Equity Ownership of Management" and "--Equity Ownership of Principal Stockholders." Each of the directors and executive officers of Sun has indicated that such person intends to vote or direct the vote of all the shares of Sun Common Stock over which such person has voting control in favor of the approval and adoption of the RCA Merger Agreement and approval of the RCA Merger and the issuance of shares of Sun Common Stock and Sun Preferred Stock pursuant thereto, the approval and adoption of the Contour Merger Agreement and approval of the Contour Merger and the issuance of shares of Sun Common Stock pursuant thereto, and the approval of the amendment to Sun's Certificate of Incorporation.

    Eligible participants in certain of Sun's stock-based benefit plans are entitled to instruct the trustee of the Sun Healthcare Group, Inc. Grantor Stock Trust (the "GSOP Trust") on how to vote a designated percentage of the shares of Sun Common Stock held by the GSOP Trust. The percentage allocated to each eligible participant is solely for the purpose of voting the shares owned by the GSOP Trust. Such participants will receive separate voting instruction cards to direct the trustee, on a confidential basis, to vote the shares. If the trustee receives an instruction card on a timely basis from a participant, it will vote the participant's allocated shares as the participant instructs. If a participant signs and timely returns an instruction card without indicating a vote, the trustee will vote that participant's allocated shares in accordance with the recommendations of the board of directors. Allocations are based on the number of eligible participants who provide voting instructions to the trustee on a timely basis. All shares held by the GSOP Trust will be voted by eligible participants.

THE RCA SPECIAL MEETING

    GENERAL. This Joint Proxy Statement/Prospectus/Information Statement is also being furnished to shareholders of RCA in connection with the solicitation of proxies by the board of directors of RCA for use at the RCA Special Meeting to be held at RCA's principal offices located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 26, 1998, at 8:30 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of shareholders of RCA.

    MATTERS TO BE CONSIDERED. At the RCA Special Meeting, shareholders of record of RCA as of the close of business on the RCA Record Date will be asked to consider and vote upon proposals (i) to approve and adopt the RCA Merger Agreement and to approve the RCA Merger; and (ii) to transact such

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other business as may properly come before the RCA Special Meeting or any adjournments or postponements thereof.

    BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS OF RCA HAS DETERMINED THAT THE RCA MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF RCA AND HAS THEREFORE UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF RCA VOTE FOR THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER. Shareholders of RCA, in evaluating whether to approve and adopt the RCA Merger Agreement and approve the RCA Merger, should consider the fact that the board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to make such recommendation. See "Risk Factors--Risk Factors Concerning RCA and Contour--Lack of a Fairness Opinion in Connection with the RCA Merger" and "The RCA Merger--RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors."

    RCA RECORD DATE. The board of directors of RCA fixed May 12, 1998 as the record date for determination of holders of RCA Capital Stock entitled to notice of and to vote at the RCA Special Meeting. As of the close of business on the RCA Record Date, (i) 14,798,525 shares of RCA Common Stock were outstanding, held by approximately 269 holders of record; (ii) 120,000 shares of RCA Series AA Preferred Stock were outstanding, held by approximately seven holders of record; and (iii) 298,334 shares of RCA Series F Preferred Stock were outstanding, held by approximately three holders of record. Only holders of record of RCA Capital Stock as of the close of business on the RCA Record Date are entitled to notice of and to vote at the RCA Special Meeting and any adjournments or postponements thereof.

    VOTING; VOTE REQUIRED. Each holder of record of RCA Capital Stock on the RCA Record Date is entitled to cast one vote for each share of RCA Common Stock held thereby, or into which shares of RCA Series AA Preferred Stock or RCA Series F Preferred Stock held thereby are convertible (110,250 shares of RCA Common Stock, in the case of the RCA Series AA Preferred Stock, and 499,621 shares of RCA Common Stock, in the case of the RCA Series F Preferred Stock), on the RCA Record Date, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the shareholders of RCA at the RCA Special Meeting. A majority of the shares of RCA Capital Stock entitled (with the RCA Series AA Preferred Stock and RCA Series F Preferred Stock being counted on an as-converted basis) to vote at the RCA Special Meeting will constitute a quorum for the transaction of business at the RCA Special Meeting.

    The approval of the RCA Merger Agreement and the RCA Merger will require the affirmative vote of a majority of the outstanding shares of RCA Capital Stock (with the RCA Series AA Preferred Stock and RCA Series F Preferred Stock voting on an as-converted basis), voting together as a single class. Concurrently with the execution of the RCA Merger Agreement, Sun entered into the RCA Stock Option Agreement with Christopher F. Brogdon, Connie B. Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes Inc., collectively owners as of such date of approximately 36% of the outstanding shares of RCA Capital Stock, pursuant to which each such stockholder agreed to vote, and granted to Sun an irrevocable proxy to vote, all voting securities of RCA held by such stockholders in favor of approval of the RCA Merger Agreement and the RCA Merger. See "The RCA Stockholders Stock Option and Proxy Agreement."

    Shares of RCA Capital Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the RCA Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the RCA Capital Stock present in person or represented by proxy at the RCA Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business,

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but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Abstention and broker non-votes will have the same effect as a vote against the approval of the RCA Merger Agreement and the RCA Merger which approval will require the affirmative vote of a majority of the outstanding shares of RCA Capital Stock (with the RCA Series AA Preferred Stock and RCA Series F Preferred Stock voting on an as-converted basis), voting together as a single class.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of the close of business on the RCA Record Date, directors and executive officers of RCA and their respective affiliates may be deemed to be the beneficial owners of shares of RCA Capital Stock representing approximately 31.9% of the outstanding voting power of RCA. See "Other Information Regarding RCA--Equity Ownership of Principal Shareholders and Management." Each of the directors and executive officers of RCA has indicated that such person intends to vote or direct the vote of all the shares of RCA Capital Stock over which such person has voting control in favor of the RCA Merger Agreement and the RCA Merger. In addition, concurrently with the execution of the RCA Merger Agreement, Sun and the owners as of such date of approximately 36% of the outstanding shares or RCA Capital Stock entered into the RCA Stock Option Agreement, pursuant to which each such stockholder granted to Sun the right to vote all of the voting securities of RCA held by such stockholders in favor of the RCA Merger Agreement and the RCA Merger. See "The RCA Stockholders' Stock and Proxy Option Agreement."

THE CONTOUR SPECIAL MEETING

    GENERAL. This Joint Proxy Statement/Prospectus/Information Statement is also being furnished to stockholders of Contour in connection with the Contour Special Meeting to be held at the principal offices of RCA, located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, on June 18, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders of Contour.

    MATTERS TO BE CONSIDERED. At the Contour Special Meeting, stockholders of record of Contour as of the close of business on the Contour Record Date will be asked to consider and vote upon proposals (i) to approve and adopt the Contour Merger Agreement and to approve the Contour Merger; and (ii) to transact such other business as may properly come before the Contour Special Meeting or any adjournments or postponements thereof.

    BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS OF CONTOUR HAS DETERMINED THAT THE CONTOUR MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF CONTOUR AND HAS THEREFORE UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CONTOUR VOTE FOR THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER.

    CONTOUR RECORD DATE. The board of directors of Contour has fixed May 1, 1998 as the record date for determination of holders of Contour Capital Stock entitled to notice of and to vote at the Contour Special Meeting. As of the close of business on the Contour Record Date, (i) 8,309,081 shares of Contour Common Stock were outstanding, held by approximately 104 holders of record; and
(ii) 120,000 shares of Contour Preferred Stock were outstanding, held by approximately six holders of record. Only holders of record of Contour Capital Stock as of the close of business on the Contour Record Date are entitled to notice of and to vote at the Contour Special Meeting and any adjournments or postponements thereof.

    VOTING; VOTE REQUIRED. Each holder of record of Contour Capital Stock on the Contour Record Date is entitled to cast one vote for each share of Contour Common Stock held thereby, or into which shares of Contour Preferred Stock held thereby are convertible (126,000 shares of Contour Common Stock), on the Contour Record Date, exercisable in person on each matter properly submitted for the vote of the stockholders of Contour at the Contour Special Meeting. A majority of the shares of Contour Capital

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Stock (with the Contour Preferred Stock being counted on an as-converted basis)
entitled to vote at the Contour Special Meeting will constitute a quorum for the transaction of business at the Contour Special Meeting.

    The approval of the Contour Merger Agreement and the Contour Merger will require the affirmative vote of a majority of the outstanding shares of Contour Capital Stock (with the Contour Preferred Stock voting on an as-converted basis), voting together as a single class. Concurrently with the execution of the Contour Merger Agreement, Sun entered into the Contour Stock Option Agreement with RCA, pursuant to which RCA agreed to vote, and granted to Sun an irrevocable proxy to vote all of the 5,222,003 shares of Contour Common Stock and 85,000 shares of Contour Preferred Stock owned by RCA in favor of the Contour Merger Agreement and the Contour Merger. See "The Contour Stockholder Stock Option and Proxy Agreement." AS A RESULT, SUN HAS THE RIGHT TO VOTE AT THE CONTOUR SPECIAL MEETING SUFFICIENT SHARES TO APPROVE THE CONTOUR MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER, THEREBY ASSURING THE APPROVAL OF THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER.

    Shares of Contour Capital Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the Contour Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the Contour Capital Stock present in person at the Contour Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Abstentions will have the same effect as a vote against the approval of the Contour Merger Agreement and the Contour Merger, which approval will require the affirmative vote of a majority of the outstanding shares of Contour Capital Stock (with the Contour Preferred Stock voting on an as-converted basis), voting together as a single class.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of the close of business on the Contour Record Date, directors and executive officers of Contour and their respective affiliates, including RCA, may be deemed to be the beneficial owners of shares of Contour Capital Stock representing approximately 66.7 percent of the outstanding voting power of Contour. See "Other Information Regarding Contour--Equity Ownership of Principal Stockholders and Management." Each of the directors and executive officers of Contour has indicated that such person intends to vote or direct the vote of all the shares of Contour Capital Stock over which such person has voting control in favor of the Contour Merger Agreement and the Contour Merger. In addition, concurrently with the execution of the Contour Merger Agreement, Sun and RCA entered into the Contour Stock Option Agreement, pursuant to which RCA granted to Sun the right to vote all of the 5,222,003 shares of Contour Common Stock and 85,000 shares of Contour Preferred Stock owned by RCA in favor of the Contour Merger Agreement and the Contour Merger. See "The Contour Stockholder Stock Option and Proxy Agreement." AS A RESULT, SUN HAS THE RIGHT TO VOTE AT THE CONTOUR SPECIAL MEETING SUFFICIENT SHARES TO APPROVE THE CONTOUR MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER, THEREBY ASSURING THE APPROVAL OF THE CONTOUR MERGER AGREEMENT AND THE CONTOUR MERGER.

PROXIES

    This Joint Proxy Statement/Prospectus/Information Statement is being furnished to holders of Sun Common Stock and holders of RCA Capital Stock in connection with the solicitation of proxies by and on behalf of the boards of directors of Sun and RCA for use at the Sun Special Meeting and the RCA Special Meeting, respectively. All shares of Sun Common Stock and all shares of RCA Capital Stock that are entitled to vote and are represented at the Sun Special Meeting or the RCA Special Meeting, as the case may be, by properly executed proxies received prior to or at such meeting and not duly and timely revoked, will be voted at such meetings in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted (i) in the case of the Sun Special Meeting, FOR (A) the approval and adoption of the RCA Merger Agreement and the approval of the RCA Merger and the issuance of shares of Sun Common Stock and Sun Preferred Stock pursuant thereto, (B) the approval and adoption of the Contour Merger Agreement and approval of the Contour Merger and the issuance of shares of Sun Common Stock pursuant thereto, and (C) the approval of the amendment to Sun's Certificate of Incorporation; and (ii) in the case of the RCA Special Meeting, FOR the approval and adoption of the RCA Merger Agreement and the approval of the RCA Merger.

    If any other matters are properly presented for consideration at either the Sun Special Meeting or the RCA Special Meeting or any adjournments or postponements thereof, including, among other things, consideration of a motion to adjourn or postpone either such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Sun or RCA, as the case may be, at or before the taking of the vote at the Sun Special Meeting or the RCA Special Meeting, as the case may be, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Sun or RCA, as the case may be, before the taking of the vote at the Sun Special Meeting or the RCA Special Meeting, as the case may be, or (iii) attending the Sun Special Meeting or the RCA Special Meeting, as the case may be, and voting in person (although attendance at the Sun Special Meeting or the RCA Special Meeting, as the case may be, will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered, in the case of holders of Sun Common Stock, to Sun Healthcare Group, Inc., at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, Attention: Secretary, and in the case of holders of RCA Capital Stock, to Retirement Care Associates, Inc., at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, Attention: Secretary, or hand-delivered to the Secretary of Sun or RCA, as the case may be, at or before the taking of the vote at the Sun Special Meeting or the RCA Special Meeting, respectively.

    All expenses of this solicitation, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus/Information Statement to stockholders of Sun and shareholders of RCA, will be borne equally by Sun and RCA. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Sun and RCA in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Sun and RCA have retained Morrow & Co., Inc. ("Morrow") to assist in their respective solicitations of proxies from brokers, nominees, institutions and individuals. As compensation for acting as solicitor in connection with the RCA Merger and the Contour Merger, Morrow will be paid a fee of $10,000 and will also be reimbursed for certain out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Sun and RCA will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                            ------------------------

                      RCA SHAREHOLDERS SHOULD NOT SEND ANY
                   STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                            ------------------------

              CONTOUR STOCKHOLDERS ARE NOT BEING ASKED FOR A PROXY
                     AND ARE REQUESTED NOT TO SEND A PROXY.

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
                                 THE RCA MERGER

GENERAL

    The RCA Merger Agreement provides that RCA Merger Sub will be merged with and into RCA. As a result of the RCA Merger, the separate corporate existence of RCA Merger Sub will cease and RCA will continue as the surviving corporation of the RCA Merger (the "Surviving RCA Corporation") and will become a direct wholly-owned subsidiary of Sun. The RCA Merger will take place as promptly as practicable after the adoption and approval of the RCA Merger Agreement and the approval of the RCA Merger by the stockholders of Sun and the shareholders of RCA, and the satisfaction or waiver of the other conditions to the RCA Merger set forth in the RCA Merger Agreement. See "The RCA Merger Agreement." It is expected that the RCA Merger will occur promptly after the consummation of the Contour Merger.

CONVERSION OF RCA CAPITAL STOCK

    At the RCA Effective Time, by virtue of the RCA Merger and without any action on the part of Sun, RCA Merger Sub, RCA or the holders of RCA Capital Stock, each share of RCA Capital Stock issued and outstanding immediately prior to the RCA Effective Time (other than any shares of RCA Capital Stock to be canceled as described below and any dissenting shares) and all rights in respect thereof will forthwith cease to exist and will be converted into and become exchangeable for the number of shares of Sun Common Stock (and associated Preferred Share Purchase Rights) or Sun Preferred Stock, as the case may be, described below.

    RCA COMMON STOCK. Pursuant to the RCA Merger Agreement, each outstanding share of RCA Common Stock will be converted into the number of shares of Sun Common Stock equal to the lower of (i) the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the average of the last reported sales prices of one share of Sun Common Stock on The New York Stock Exchange (the "NYSE") during the period of the 20 most recent trading days ending five business days before the RCA Effective Time (the "Sun Market Price") (unless the Sun Market Price exceeds $24.20 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.413 shares of Sun Common Stock, or unless the Sun Market Price is less than $19.80 per share, in which case each outstanding share of RCA Common Stock will be converted into 0.505 shares of Sun Common Stock) (such number of shares being referred to as the "Pre-Adjustment Common Exchange Ratio"), and (ii) in the event that the RCA Series AA Exchange Ratio (as defined below under "--RCA Series AA Preferred Stock") is greater than 0.714, the Pre-Adjustment Common Exchange Ratio multiplied by the Adjustment Amount (as defined below) (the lower of such numbers being the "RCA Common Exchange Ratio").

    For purposes of the RCA Merger Agreement, the "Adjustment Amount" means the quotient of (x) (A) the aggregate number of shares of Sun Common Stock issuable upon conversion of RCA Common Stock, pursuant to the RCA Merger, before giving effect to clause (ii) in the preceding paragraph, minus (B) the product of (1) the aggregate number of shares of RCA Series AA Preferred Stock issued and outstanding immediately prior to the RCA Effective Time multiplied by (2) the RCA Series AA Exchange Ratio minus 0.714; divided by (y) the aggregate number of shares of Sun Common Stock issuable upon conversion of RCA Common Stock, pursuant to the RCA Merger, before giving effect to clause (ii) in the preceding paragraph.

    In general, if the market price of the Sun Common Stock is lower at the RCA Effective Time than on February 14, 1997, when the market price of the Sun Common Stock was $14.00 per share, the RCA Common Exchange Ratio will be adjusted downward by the Adjustment Amount. For example, if the RCA Merger had been consummated on May 20, 1998, when the Sun Market Price would have been $17.725, the RCA Common Exchange Ratio would not have been adjusted. However, if on such date the Sun Market Price was $10.00, and the holders of the RCA Series AA Preferred Stock had elected prior to the RCA Effective Time to receive the number of shares of Sun Common Stock issuable upon conversion of the RCA Series AA Preferred Stock at the RCA Effective Time pursuant to the RCA Merger Agreement, then the RCA Common Exchange Ratio would have been 0.502.

    RCA SERIES AA PREFERRED STOCK. Each outstanding share of RCA Series AA Preferred Stock will be converted into the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the Sun Market Price (the "RCA Series AA Exchange Ratio" and, together with the RCA Common Exchange Ratio, the "RCA Exchange Ratios").

    RCA SERIES F PREFERRED STOCK. Each outstanding share of RCA Series F Preferred Stock will be converted into one share of Sun Preferred Stock, which shares of Sun Preferred Stock shall thereafter be convertible into the number of shares of Sun Common Stock that such shares of RCA Series F Preferred Stock would have been converted into if converted immediately prior to the RCA Effective Time. If the RCA Effective Time had occured on May 20, 1998, each share of Sun Preferred Stock into which the RCA Series F Preferred Stock will be converted will be convertible into 0.857 shares of Sun Common Stock. The Sun Preferred Stock will provide voting rights on an as-converted basis, and will be substantially similar in all other respects to the RCA Series F Preferred Stock. See "Description of Sun Capital Stock--Series B Convertible Preferred Stock."

    The shares of RCA Series F Preferred Stock are convertible into shares of RCA Common Stock at a conversion price equal to the lesser of (a) $7.638125 or
(b) 85% of the average closing bid price of the RCA Common Stock for the five trading days prior to the date of conversion. At the time of conversion, the holder is also entitled to additional shares of RCA Common Stock equal to $10.00 per share of RCA Series F Preferred Stock converted multiplied by 8% per annum from the date of issuance (September 25, 1996) divided by the applicable conversion price.

    RCA TREASURY STOCK. Each share of RCA Capital Stock held in the treasury of RCA and each share of RCA Capital Stock owned by Sun or any direct or indirect wholly-owned subsidiary of Sun or of RCA immediately prior to the RCA Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

    NO FRACTIONAL SHARES. No fractional share certificates for Sun Common Stock will be issued upon the surrender for exchange of certificates evidencing shares of RCA Capital Stock. In lieu thereof, the Exchange Agent or Sun, as the case may be, will pay each holder of RCA Capital Stock an amount in cash calculated as provided in the RCA Merger Agreement.

    OPTIONS AND WARRANTS. At the RCA Effective Time, each option or warrant granted by RCA to purchase shares of RCA Common Stock (each, an "RCA Stock Option") which is outstanding and unexercised immediately prior to the Effective Time will be assumed by Sun and converted into an option or warrant to purchase shares of Sun Common Stock in such number and at such exercise price as follows and otherwise have the same terms and conditions as in effect immediately prior to the RCA Effective Time: (i) the number of shares of Sun Common Stock to be subject to the new option or warrant will be equal to the product of (A) the number of shares of RCA Common Stock subject to the original option or warrant and (B) the RCA Common Exchange Ratio; (ii) the exercise price per share of Sun Common Stock under the new option or warrant will be equal to the quotient of
(A) the exercise price per share of RCA Common Stock under the original option or warrant divided by (B) the RCA Common Exchange Ratio; and (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Sun Common Stock deliverable upon such exercise shall be rounded down to the nearest whole share and the aggregate exercise price shall be rounded up to the nearest cent. Under the RCA Merger Agreement, Sun has agreed to file a registration statement on Form S-8 with respect to the shares of Sun Common Stock subject to the Retirement Care Associates, Inc. 1993 Stock Option Plan following the RCA Effective Time in order for such shares of Sun Common Stock to be sold without restriction. The RCA Merger Agreement does not require Sun to register the shares of Sun Common Stock issuable upon exercise of any warrants assumed by Sun in the RCA Merger.

    CERTAIN ADJUSTMENTS. If, between the date of the RCA Merger Agreement and the RCA Effective Time, the outstanding shares of RCA Capital Stock or Sun Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period or the number of shares of RCA Capital Stock on a fully diluted basis is in excess of 15,933,284 shares (but excluding options permitted to be issued pursuant to the RCA Merger Agreement), the RCA Exchange Ratios will be adjusted accordingly to provide the holder of RCA Capital Stock the same economic effect as contemplated by the RCA Merger Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

BACKGROUND OF THE MERGERS

    The RCA board of directors has from time to time discussed the advisability of RCA engaging in a strategic combination with another company involved in the long-term care industry. As part of this process, in October 1996, the RCA board authorized management to identify selected publicly traded long-term care companies to determine their interest in engaging in preliminary discussions with RCA regarding a possible business combination. With the assistance of RCA's then-financial advisor, National Westminster Bank plc, New York Branch ("NatWest"), management evaluated potential merger candidates and concluded that a business combination with Sun presented the greatest strategic and financial opportunities for RCA and its shareholders. This conclusion was based primarily on the geographic complementarity of the two companies and because of the opportunity that Sun would have to provide higher margin ancillary services in RCA's facilities, which together likely would allow Sun to attribute a higher value to RCA than other companies in the industry.

    On October 14, 1996, a representative of NatWest, which was engaged at such time as RCA's financial advisor, contacted Andrew L. Turner, Sun's President, Chief Executive Officer and Chairman of the Board, to determine Sun's interest in meeting to consider a possible business combination with RCA. Mr. Turner returned the call the following day, at which time NatWest introduced RCA as a possible acquisition candidate by Sun. On October 25, 1996, Mr. Turner met in Baltimore, Maryland, with Christopher F. Brogdon, RCA's President, Chief Executive Officer and Chairman of the Board, Philip M. Rees, General Counsel of RCA, and two representatives of NatWest. On the basis of this meeting, the parties agreed to further investigate a possible stock merger transaction based on the potential strategic opportunities each of Sun and RCA perceived, including the geographic complementarity of the two companies and opportunity for Sun to provide higher-margin ancillary services to RCA's facilities.

    During the course of the parties' discussions on October 25, 1996, Messrs. Brogdon and Rees also discussed with Mr. Turner RCA's ownership of Contour. Mr. Turner asked Messrs. Brogdon and Rees for more information about Contour and expressed an interest in exploring a business combination with Contour through a separate stock or cash merger transaction.

    On November 2, 1996, a representative of NatWest contacted Warren McInteer, Sun's Vice President of Mergers & Acquisitions, for the purpose of discussing synergies that might result from a combination of Sun and RCA, including the geographic complementarity of the two companies and the opportunity for Sun to provide higher-margin ancillary services in RCA's facilities. On November 12, 1996, Sun signed a confidentiality agreement with RCA covering information pertaining to RCA and its subsidiaries, including Contour, provided by RCA to Sun. After executing the confidentiality agreement, Sun began to receive information and conduct due diligence pertaining to RCA and Contour.

    On December 11, 1996, senior members of management of RCA, including Messrs. Brogdon and Rees, and Sun, including Messrs. Turner and McInteer and Robert D. Woltil, Sun's Senior Vice President for Financial Services and Chief Financial Officer, together with a representative of NatWest, met at Sun's headquarters in Albuquerque, New Mexico, to conduct due diligence and to discuss generally the business of the two companies and the possibility of a business combination.

    On December 20, 1996, RCA executed a confidentiality agreement covering information provided by Sun to RCA, and thereafter RCA began a due diligence investigation of Sun on its own behalf and on behalf of Contour. Sun subsequently engaged J.P. Morgan to act as its financial advisor, including assisting in the due diligence process. Concurrent with the due diligence process, which lasted approximately two months, representatives of the parties (principally (i) Messrs. Turner, McInteer, Woltil, as well as representatives of J.P. Morgan and Sun's legal advisors, on behalf of Sun, (ii) Messrs. Brogdon and Rees and Edward E. Lane, RCA's Secretary, and Darrell C. Tucker, RCA's Treasurer, as well as representatives of NatWest and RCA's legal advisors, on behalf of RCA, and (iii) Messrs. Brogdon, Rees, Lane and Tucker, as well as Contour's legal advisors, on behalf of Contour) began conducting negotiations regarding the terms of the proposed mergers. Management of RCA and Contour advised the members of each company's respective boards from time to time of the status of RCA's and Contour's due diligence and the status of their negotiations with Sun.

    On January 10, 1997, Sun loaned RCA $9,750,000 (the "Sun Loan") in order to enable RCA to cause the repayment of certain indebtedness incurred by Contour in connection with Contour's acquisition of Atlantic Medical Supply Company, Inc. on August 6, 1996 (the "Atlantic Note"). The Atlantic Note, which was due on January 10, 1997, provided that, if an event of default occurred or continued, the Atlantic Note would have been convertible, at the option of the holder, into shares of RCA Common Stock at a 15% discount to the market price. The Sun Loan was made because Sun and RCA desired to prevent the Atlantic Note from going into default while the parties were engaged in discussions regarding the RCA Merger. RCA loaned the proceeds it received from Sun to Contour (the "RCA Loan") and simultaneously converted the RCA Loan into 1,950,000 shares of Contour Common Stock. Contour then satisfied the Atlantic Note with the funds it received from the RCA Loan. In addition, Contour agreed to pay RCA a fee of $500,000 in consideration for RCA's guarantee of the Atlantic Note, which was satisfied by Contour's issuance of an additional 100,000 shares of Contour Common Stock in lieu of cash. Contour's issuance of the 100,000 shares of Contour Common Stock was not related to the Sun Loan or the RCA Loan. Each of these transactions was authorized and approved by the boards of directors of RCA and Contour. The RCA Loan was converted into 1,950,000 shares of Contour Common Stock because RCA believed that the conversion ratio was favorable to RCA and that RCA would derive considerable long-term value from its ownership of the Contour Common Stock. See "--Interests of Certain Persons in the RCA Merger--Loan Extension" and "--Loan Agreements."

    A meeting of the board of directors of Sun was held on January 15, 1997. The results of preliminary business, legal and accounting due diligence investigations of each of RCA and Contour were presented by Sun management and by financial, legal and accounting advisors to Sun. At the conclusion of the meeting, the board members determined that Sun's management and advisors should continue their due diligence work with respect to the potential transactions with RCA and Contour.

    On February 9, 1997, senior management of Sun, including Messrs. Turner, Woltil and McInteer, and RCA, including Messrs. Brogdon and Rees, accompanied by their respective financial and legal advisors, met in Dallas, Texas, to discuss and negotiate the terms and conditions of each of the proposed RCA Merger and the proposed Contour Merger.

    A meeting of the board of directors of Sun was held on February 10, 1997. At that meeting, members of the board were updated regarding the status of negotiations with RCA and Contour. In addition, follow-up reports were provided by Sun management and by financial, legal and accounting advisors to Sun regarding their continuing due diligence investigations of RCA and Contour. Sun management also presented reports regarding their plans to integrate RCA and Contour with Sun's existing businesses. J.P. Morgan presented financial analyses of each of the proposed RCA Merger (the terms of which then contemplated a RCA common exchange ratio of 0.6625 of Sun Common Stock for each share of RCA Common Stock (the "Original RCA Common Exchange Ratio")) and the proposed Contour Merger. See "--Opinion of Sun's Financial Advisor" and "The Contour Merger--Opinion of Sun's Financial Advisor." At the conclusion of the meeting, the board members determined that Sun's management and advisors should continue negotiations with respect to each of the RCA Merger and the Contour Merger and continue their due diligence investigations of each of RCA and Contour.

    During the week of February 10, 1997, the parties and their advisors continued to negotiate the terms of the proposed RCA Merger and Contour Merger.

    A meeting of the board of directors of Sun was held on February 13, 1997. At that meeting, Sun management updated the board of directors of Sun regarding the status of negotiations with RCA and Contour and the ongoing due diligence investigations of RCA and Contour. J.P Morgan updated the board of directors of Sun regarding its financial analyses of each of the proposed RCA Merger and the proposed Contour Merger (indicating that no material change had occurred in such analysis subsequent to its February 10 presentation to the board) and indicated that, if requested, it expected to be in a position to deliver its opinions as to the fairness to Sun, from a financial point of view, of the consideration to be paid by Sun in each of the RCA Merger and the Contour Merger. After extensive discussion, the board of directors of Sun approved the RCA Merger and the Contour Merger, subject to, among other things, receipt of the above-referenced opinions of J.P. Morgan. On February 17, 1996 J.P. Morgan delivered its written opinions to the board of directors of Sun that, as of such date, the consideration to be paid by Sun in each of the RCA Merger and the Contour Merger was fair, from a financial point of view, to Sun. See "--Opinion of Sun's Financial Advisor," and "The Contour Merger--Opinion of Sun's Financial Advisor."

    On February 17, 1997, the RCA board of directors held a special meeting at its headquarters in Atlanta, Georgia, to consider the proposed RCA Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to RCA shareholders. The RCA board heard reports from RCA's senior management and representatives of its financial and legal advisors on the key elements of the proposed transaction, including the background of, and costs associated with, the transaction; operational, financial, legal and regulatory due diligence conducted by RCA management and its advisors; the proposed consideration to be paid to RCA shareholders; financial and valuation analyses of the transaction; the ramifications of a "pooling of interests" transaction; the tax consequences of the transaction; details of proposed break-up fees; the terms of the proposed RCA Merger Agreement and proposed RCA Stock Option Agreement; RCA's strategic alternatives; and the other matters described below under "--RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors."

    After extensive discussion, the RCA board of directors authorized RCA's officers to execute the proposed RCA Merger Agreement and to take all necessary actions to consummate the proposed RCA Merger, subject to the receipt of a written opinion from NatWest that the Original RCA Common Exchange Ratio of
0.6625 shares of Sun Common Stock for each share of RCA Common Stock was fair, from a financial point of view, to the holders of RCA Common Stock.

    On February 17, 1997, the Contour board of directors held a special meeting in Atlanta, Georgia, to consider the proposed Contour Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to Contour stockholders. The Contour board heard reports from Contour's senior management and representatives of its legal advisors on the key elements of the proposed transaction, including the background of, and costs associated with, the transaction; operational, financial, legal and regulatory due diligence conducted by Contour management and its advisors; the proposed consideration to be paid to Contour stockholders; financial and valuation analysis of the transaction; the tax consequences of the transaction; details of proposed break-up fees; the terms of the proposed Contour Merger Agreement and proposed Contour Stock Option Agreement; Contour's strategic alternatives; and the other matters described below under "The Contour Merger--Contour's Reasons for the Contour Merger; Recommendation of Contour's Board of Directors."

    After extensive discussion, the Contour board of directors authorized Contour's officers to execute the proposed Contour Merger Agreement and take all necessary actions to consummate the proposed Contour Merger and retained SALI to deliver a fairness opinion in connection with the proposed Contour Merger.

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    On February 17, 1997, Sun, RCA Merger Sub and RCA executed the RCA Merger
Agreement, Sun, Contour Merger Sub and Contour executed the Contour Merger Agreement, the principal shareholders of RCA executed the RCA Stock Option Agreement and RCA executed the Contour Stock Option Agreement. On February 18, 1997, prior to the opening of trading on the NYSE, Sun, RCA and Contour issued a joint press release announcing the RCA Merger and the Contour Merger. On February 18, 1997, NatWest delivered its written opinion dated as of February 17, 1997 that the Original RCA Common Exchange Ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock, was fair, from a financial point of view, to the holders of RCA Common Stock. On April 8, 1997, SALI delivered its written opinion that the consideration to be paid by Sun in the Contour Merger was fair, from a financial point of view, to the holders of Contour Common Stock. See "The Contour Merger--Opinion of Contour's Financial Advisor."

    In April 1997, Sun's accounting advisors informed Sun and RCA that a provision in the RCA Merger Agreement which granted to certain principal shareholders of RCA an option to purchase the shares of In-House Rehab Corporation (formerly known as Perennial Development Corporation)("In-House") owned by RCA at a negotiated price not to exceed the book value thereof raised certain issues regarding the accounting treatment for the RCA Merger. See "--Accounting Treatment." During April and May, the parties and their accounting, financial and legal advisors discussed various proposals to amend the RCA Merger Agreement. On May 9, 1997, Sun and RCA reached an agreement in principle to amend the RCA Merger Agreement to permit Sun to retain the ownership of the shares of In-House owned by RCA and increase the Original RCA Common Exchange Ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock to an amended exchange ratio of 0.68265 shares of Sun Common Stock for each share of RCA Common Stock (the "First Amended RCA Common Exchange Ratio"). During the weeks of May 12 and May 19 the parties and their advisors negotiated the terms of the proposed amendment to the RCA Merger Agreement.

    A meeting of the board of directors of Sun was held on May 12, 1997. At that meeting, Sun management updated the board of directors of Sun regarding the status of the RCA Merger and the agreement in principle that had been tentatively reached on May 9. J.P. Morgan updated the board of directors of Sun regarding its financial analysis of the proposed amendment to the terms of the proposed RCA Merger (indicating that no material change had occurred in such analysis subsequent to its February 10 presentation to the board) and indicated that it expected to be in a position to deliver its opinion that the consideration to be paid by Sun in the RCA Merger, after giving effect to the increase in the Original RCA Common Exchange Ratio to the First Amended RCA Common Exchange Ratio, was fair, from a financial point of view, to Sun. After extensive discussion, the board of directors of Sun approved the amendment to the RCA Merger Agreement that had been agreed to in principle on May 9 and directed Sun's management and advisors to proceed with the RCA Merger as it was proposed to be amended.

    A meeting of the board of directors of RCA was held on May 22, 1997. At that meeting, RCA management updated the board of directors of RCA regarding the status of the RCA Merger and the agreement in principle that had been tentatively reached on May 9. NatWest delivered its written opinion, dated as of May 22, 1997, that the First Amended RCA Common Exchange Ratio of 0.68265 shares of Sun Common Stock for each share of RCA Common Stock was fair, from a financial point of view, to the holders of RCA Common Stock. After extensive discussion, the board of directors of RCA approved the amendment to the RCA Merger Agreement that had been agreed to in principle on May 9 and directed RCA's management and advisors to proceed with the RCA Merger as it was proposed to be amended.

    On May 27, 1997, Sun, RCA Merger Sub and RCA executed Amendment No. 1 to the RCA Merger Agreement. The amendment (i) eliminated a provision in the RCA Merger Agreement that granted to Christopher F. Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. an option to purchase the shares of In-House owned by RCA at a negotiated price not to exceed the book value thereof; (ii) prohibited Sun from selling the shares of In-House owned by RCA,

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
subject to certain exceptions, or acquiring additional shares of capital stock of In-House, for a period of 24 months following the RCA Effective Time and required Sun to vote such shares for the election of director candidates with In-House's management; (iii) increased the Original RCA Common Exchange Ratio of
0.6625 shares of Sun Common Stock for each share of RCA Common Stock to the First Amended RCA Common Exchange Ratio of 0.68265 shares of Sun Common Stock for each share of RCA Common Stock; and (iv) added to the RCA Merger Agreement additional representations and warranties and covenants related to the accounts receivable and accounts payable of RCA. On May 27, 1997, J.P. Morgan delivered its written opinion that the consideration to be paid by Sun in the RCA Merger, after giving effect to Amendment No. 1 to the RCA Merger Agreement, was fair, from a financial point of view, to Sun. On May 28, 1997, Sun and RCA issued a joint press release announcing the amendment of the RCA Merger Agreement.

    On July 10, 1997, Sun and RCA amended the terms of the $9,750,000 loan that Sun made to RCA on January 10, 1997 to: (i) increase the applicable interest rate by 2.0%; (ii) extend the maturity date to 120 days after the termination of the RCA Merger Agreement; and (iii) replace the collateral securing the loan with a second lien on all of RCA's accounts receivable. On July 10, 1997, Sun also agreed to loan RCA an additional $5,000,000, which loan is also secured by a second lien on all of RCA's accounts receivable. The additional $5,000,000 loan was funded on July 15, 1997. See "--Interests of Certain Persons in the RCA Merger--Loan Extension" and "--Loan Agreements."

    In addition, on July 15, 1997, Sun and RCA entered into an agreement (the "Management Agreement") pursuant to which Sun agreed to provide management services to all 16 long-term care facilities operated by RCA in Virginia and North Carolina. See "--Management Agreement."

    On August 14, 1997, C&L resigned as the independent accountants of each of RCA and Contour.

    On August 15, 1997, William C. Warrick, Sun's Vice President, Corporate Controller, accompanied by representatives of Sun's financial, legal and accounting advisors, met with senior management of RCA to discuss the circumstances surrounding C&L's resignation.

    On August 19, 1997, Sun's legal advisors contacted RCA's legal advisors and informed them that in light of the circumstances surrounding C&L's resignation, the significant deterioration in RCA's business and financial condition since February 17, 1997 and the anticipated restatement of RCA's financial results for the fiscal year ended June 30, 1996 and the first three quarters of fiscal 1997, Sun believed a reduction in the First Amended RCA Common Exchange Ratio was appropriate. Between August 19, 1997 and August 21, 1997, the parties and their advisors negotiated the terms of the proposed amendment to the RCA Merger Agreement and a related amendment to the Contour Merger Agreement.

    A meeting of the board of directors of Sun was held on August 21, 1997. At that meeting, Sun's management and legal advisors updated the board of directors of Sun regarding the status of the RCA Merger and the revised terms thereof that had been negotiated. J.P. Morgan presented a sensitivity analysis regarding the projected effect on the implied 1998 earnings of Sun at amended RCA common exchange ratios ranging from 0.510 to 0.525 and delivered its oral opinion that, as of August 21, 1997, the consideration to be paid by Sun in the RCA Merger was fair, from a financial point of view, to Sun. See "--Opinion of Sun's Financial Advisor." J.P. Morgan also indicated that no event had occurred that would cause it to withdraw its opinion dated February 17 regarding the Contour Merger. After extensive discussion, the board of directors of Sun approved Amendment No. 2 to the RCA Merger Agreement and Amendment No. 1 to the Contour Merger Agreement and directed Sun's management and advisors to proceed with the RCA Merger and the Contour Merger as they were proposed to be amended.

    A meeting of the board of directors of RCA was held on August 21, 1997. At that meeting, RCA's management and legal advisors updated the board of directors of RCA regarding the status of the RCA Merger and the revised terms thereof that had been negotiated. After extensive discussion, the board of directors of RCA approved Amendment No. 2 to the RCA Merger Agreement and directed RCA's

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
management and legal advisors to proceed with the RCA Merger as it was proposed to be amended, subject to receipt of a fairness opinion with respect to the consideration payable to RCA's shareholders pursuant to Amendment No. 2 to the RCA Merger Agreement.

    A meeting of the board of directors of Contour was held on August 21, 1997. At that meeting, Contour's management and legal advisors updated the board of directors of Contour regarding the status of the Contour Merger and the revised terms thereof that had been negotiated. After extensive discussion, the board of directors of Contour approved the amendment to the Contour Merger Agreement and directed Contour's management and legal advisors to proceed with the Contour Merger as it was proposed to be amended.

    On August 21, 1997, Sun, RCA Merger Sub and RCA executed Amendment No. 2 to the RCA Merger Agreement. The amendment (i) decreased the First Amended RCA Common Exchange Ratio from 0.68265 shares of Sun Common Stock for each share of RCA Common Stock to an amended exchange ratio of 0.520 shares of Sun Common Stock for each share of RCA Common Stock (the "Second Amended RCA Common Exchange Ratio"); (ii) contained certain provisions requiring RCA to revise and restate its fiscal 1997 financial statements for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997; (iii) waived certain representations and warranties which had become incorrect since the date of the RCA Merger Agreement and quantified the materiality threshold applicable to the defined term "Company Material Adverse Effect"; (iv) contained certain provisions relating to the resignation of C&L as RCA's independent auditors; (v) amended the provisions of the RCA Merger Agreement related to indemnification of RCA's officers and directors; and (vi) extended the date after which either party may freely terminate the RCA Merger Agreement from September 30, 1997 to November 30, 1997 (or, under certain circumstances, to December 31, 1997). On August 22, 1997, Sun and RCA issued a joint press release announcing the amendment of the RCA Merger Agreement.

    On August 21, 1997, Sun, Contour Merger Sub and Contour executed Amendment No. 1 to the Contour Merger Agreement. The amendment extended the date after which either party might then freely terminate the Contour Merger Agreement from September 30, 1997 to November 30, 1997 (or, under certain circumstances, to December 31, 1997).

    On August 21, 1997, each of RCA and Contour filed a Current Report on Form 8-K (the "RCA 8-K" and the "Contour 8-K," respectively) relating to C&L's resignation as each such company's independent accountants. The RCA 8-K also announced that the audit committee of RCA's board of directors had been instructed to conduct an investigation, with the assistance of outside counsel, into the circumstances underlying the recording of certain inventory adjustments aggregating approximately $1.7 million, which adjustments had a materially favorable impact on RCA's operating results as reported in its fiscal year 1997 interim financial statements, and other potential adjustments to RCA's quarterly financial statements previously reported in RCA's Quarterly Reports on Forms 10-Q for the first, second and third quarters of fiscal year 1997.

    Between August 25, 1997 and October 24, 1997, ten putative class action lawsuits were filed in the United States District Court for the Northern District of Georgia on behalf of persons who purchased RCA Common Stock, naming RCA and certain of its officers and directors as defendants. The complaints have overlapping defendants and largely overlapping (although not identical) class periods. The Actions are styled as follows: SHURKIN V. RETIREMENT CARE ASSOC., INC., ET AL., No. 97-CV-2458, naming RCA, Christopher F. Brogdon, Darrell C. Tucker, Julian S. Daly and Harlan Mathews as defendants, and alleging a class period of October 1, 1996 through August 21, 1997; SOUTHLAND SECURITIES INC., V. RETIREMENT CARE ASSOC., INC., ET AL., No. 97-CV-2494, naming RCA, Christopher F. Brogdon, Darrell C. Tucker and Edward E. Lane as defendants, and alleging a class period of November 12, 1996 through August 21, 1997; GOLDSTEIN V. RETIREMENT CARE ASSOC., INC., ET AL., No. 97-CV-2503, naming RCA, Christopher F. Brogdon, and Darrell C. Tucker as defendants, and alleging a class period of November 12, 1996 through August 21, 1997; JACOB V. RETIREMENT CARE ASSOC., INC., ET AL., No. 97-CV-2529, naming RCA, Christopher F. Brogdon,

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
Darrell C. Tucker and Edward E. Lane as defendants, and alleging a class period of November 12, 1996 through August 21, 1997; GERBER V. RETIREMENT CARE ASSOC., INC., ET AL., No. 97-CV-2680, naming RCA, Christopher F. Brogdon and Darrell C. Tucker as defendants, and alleging a class period of November 12, 1996 through September 9, 1997; APPLESTEIN V. RETIREMENT CARE ASSOC., INC., ET AL., No. 97-CV-2850, naming RCA, Christopher F. Brogdon and Darrell C. Tucker as defendants, and alleging a class period of November 6, 1995 through August 21, 1997; T.P. HOLDING CO. V. RETIREMENT CARE ASSOC., INC., ET AL., No. 1:97-CV-3228, naming RCA, Christopher F. Brogdon and Darrell C. Tucker as defendants, and alleging a class period of November 6, 1995 through September 9, 1997; JEAN POULSON, ET AL. V. RETIREMENT CARE ASSOC., INC., ET AL., No. 1:97-CV-3009, naming RCA, Christopher F. Brogdon and Darrell C. Tucker as defendants, and alleging a class period of November 6, 1995 through August 21, 1997; TIM SEMPLE, ET AL. V. RETIREMENT CARE ASSOC., INC., ET AL., No. 1:97-CV-2998, naming RCA, Christopher F. Brogdon and Darrell C. Tucker as defendants, and alleging a class period of November 6, 1995 through August 21, 1997; and PANKAJ SHAH, ET AL., V. RETIREMENT CARE ASSOC., INC., ET AL., No. 1:97-CV-3192, naming RCA, Christopher F. Brogdon, Darrell C. Tucker, Julian S. Daley and Harlan Mathews as defendants, and alleging a class period of November 6, 1995 through September 10, 1997. The complaints allege violations of Federal securities laws by the defendants for disseminating allegedly false and misleading financial statements for RCA's fiscal year ended June 30, 1996 and its first three quarters of fiscal year 1997, which the plaintiffs allege materially overstated RCA's profitability. Generally, each of the Actions seeks unspecified compensatory damages, pre-judgment and post-judgment interest, attorneys' fees and costs and other equitable and injunctive relief. See "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation."

    On September 5, 1997, C&L delivered letters to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, in which C&L stated that (i) C&L did not disagree with the statements made by Contour concerning C&L in the Contour 8-K, (ii) C&L agreed with the matters reported in the RCA 8-K,
(iii) certain additional disagreements would have been referred to had such disagreements not been resolved to C&L's satisfaction and (iv) C&L concluded that it was unable to rely on RCA management's representations and did not intend to be associated with any of RCA's filings that may be made pursuant to the Securities Act or the Exchange Act and that, accordingly, C&L's report on C&L's audit of RCA's fiscal 1996 financial statements should no longer be relied upon.

    On September 5, 1997, RCA and Contour filed amendments to the RCA 8-K and the Contour 8-K, respectively, in which the respective September 5 C&L letters were included and each company announced that CB&H has been engaged to reaudit such company's fiscal 1996 financial statements and to audit such company's fiscal 1997 financial statements.

    A meeting of the board of directors of RCA was held on September 9, 1997. At that meeting, RCA's management and legal advisors informed the board of directors of RCA that RCA was not in a position to engage a financial advisor to render a fairness opinion regarding the revised terms of the RCA Merger until CB&H had completed its audit of RCA's 1996 and 1997 financial statements. The RCA board of directors did not believe that obtaining a fairness opinion in connection with the RCA Merger was necessary because the RCA board of directors believed that it could evaluate the risks and merits of the RCA Merger and make a recommendation to RCA's shareholders with respect to the RCA Merger without such opinion. The RCA board considered management's analysis of the fairness of the consideration to be received by RCA's shareholders pursuant to the RCA Merger. Management compared the terms of the RCA Merger as amended by Amendment No. 2 to the terms of comparable transactions within the industry and found that the terms of the RCA Merger as amended by Amendment No. 2 exceeded the industry average for the following transaction multiples: (i) adjusted transaction value to last twelve months of Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"); (ii) transaction value to last twelve months' revenues; (iii) transaction value to last twelve months' EBITDAR; (iv) market value of equity to last twelve months of net income; and (v) market value of equity to book value. After extensive discussions, the board of directors of RCA determined to proceed with the

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
RCA Merger without obtaining a fairness opinion. See "Risk Factors--Risk Factors Concerning the Mergers--Lack of a Fairness Opinion in Connection with the RCA Merger," and "--RCA's Reasons for the RCA Merger; Recommendation of RCA's Board of Directors."

    On September 18, 1997 C&L notified Contour that it did not intend to be associated with Contour's filings which may be made pursuant to the Securities Act or the Exchange Act and that its report on its audit of the Contour's financial statements for the fiscal year ended June 30, 1996 should no longer be relied upon.

    On October 14, 1997, RCA and Contour each filed amended annual reports on Form 10-K/A restating their results for the fiscal year ended June 30, 1996, and on October 23, 1997, RCA and Contour each filed amended quarterly reports on Form 10-Q/A restating their results for the first three quarters of fiscal 1997. See "Risk Factors--Risk Factors Concerning RCA and Contour--Resignation of Independent Accountants; Restatement of Financial Statements."

    On November 17, 1997, Sun's legal advisors contacted RCA's legal advisors and informed them that in light of the continued deterioration in RCA's business and financial condition since the date of Amendment No. 2, C&L's statement that its audit report on RCA's financial statements for the fiscal year ended June 30, 1996 should not be relied upon because C&L concluded that it could no longer rely on RCA management's representations and the expansion of the class period in the Actions to include RCA's 1996 fiscal year, Sun believed a reduction in the Second Amended RCA Common Exchange Ratio was appropriate. On November 20, 1997, Messrs. Turner and Woltil met Messrs. Brogdan and Rees, each side accompanied by their legal advisors, in Dallas, Texas, to explore whether a renegotiated transaction was possible. The general structure of a revised transaction was agreed upon.

    Between November 21, 1997 and November 25, 1997, the parties and their respective advisors negotiated the terms of the proposed amendment to the RCA Merger Agreement and related amendments to the Contour Merger Agreement, the RCA Stock Option Agreement and the Contour Stock Option Agreement.

    A meeting of the board of directors of Sun was held on November 24, 1997. At that meeting, Mr. Turner informed the board of directors of Sun of developments relating to RCA since the date of Amendment No. 2 to the RCA Merger Agreement, including the continued deterioration in RCA's business and financial condition, the status of Sun's due diligence investigation of RCA following C&L's resignation and the status of the Actions. Sun's management and legal advisors updated the board of directors of Sun regarding the status of the RCA Merger and the revised terms thereof that had been negotiated and certain remaining open issues related thereto. J.P. Morgan presented its financial analysis of the revised terms of the RCA Merger and delivered its oral opinion (later confirmed in writing) that, as of November 24, 1997, the consideration to be paid by Sun in the RCA Merger was fair, from a financial point of view, to Sun. See "--Opinion of Sun's Financial Advisor." J.P. Morgan also indicated that no event had occurred that would cause it to withdraw its opinion dated February 17 regarding the Contour Merger. After extensive discussion, the board of directors of Sun approved Amendment No. 3 to the RCA Merger Agreement, Amendment No. 2 to the Contour Merger Agreement and Amendment No. 1 to each of the RCA and Contour Stock Option Agreements, and directed Sun's management and advisors to proceed with the RCA Merger and the Contour Merger as they were proposed to be amended, subject to satisfactory resolution of the remaining open issues, including the entry into a memorandum of understanding with the plaintiffs in the Actions regarding an acceptable settlement of the Actions.

    A meeting of the board of directors of RCA was held on November 24, 1997. At that meeting, RCA's management and legal advisors updated the board of directors of RCA regarding the status of the RCA Merger and the revised terms thereof that had been negotiated and certain remaining open issues related thereto. After extensive discussion, the board of directors of RCA approved Amendment No. 3 to the RCA Merger Agreement and Amendment No. 1 to the Contour Stock Option Agreement and directed RCA's management and legal advisors to proceed with the RCA Merger as it was proposed to be amended, subject to satisfactory resolution of the remaining open issues.

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    A meeting of the board of directors of Contour was held on November 24,
1997. At that meeting, Contour's management and legal advisors updated the board of directors of Contour regarding the status of the Contour Merger and the revised terms thereof that had been negotiated. After extensive discussion, the board of directors of Contour approved the amendment to the Contour Merger Agreement and directed Contour's management and legal advisors to proceed with the Contour Merger as it was proposed to be amended.

    On November 25, 1997, RCA, Sun and representatives of the plaintiffs entered into the MOU pursuant to which Sun has agreed to pay $9 million into an interest-bearing escrow account maintained by Sun (the "Escrow Account") to settle the Actions (the "Settlement"). RCA also agreed to assign coverage under its directors' and officers' liability insurance policy, referred to below, for these specific claims to the plaintiffs. The Settlement is contingent upon the closing of the RCA Merger and confirmatory discovery and is subject to the execution of definitive documentation and court approval. Upon satisfaction of the conditions precedent to the Settlement, all claims by the class that were or could have been asserted by the plaintiffs against RCA or any of the other defendants in the Actions will be settled and released and the Actions will be dismissed in their entirety with prejudice in exchange for the release of all funds from the Escrow Account to the plaintiffs. Court approval of the Settlement will not be sought until after the closing of the RCA Merger. On February 13, 1998, the plaintiffs filed a motion seeking to compel the immediate production of confirmatory discovery. On March 9, 1998, RCA filed a brief opposing plaintiffs' motion arguing, INTER ALIA, that it is not required under the MOU to provide confirmatory discovery prior to the closing of the RCA Merger. On April 28, 1998, the court denied the plaintiffs' motion for immediate discovery but ruled instead that if the RCA Merger closes on or before June 30, 1998, confirmatory discovery must be produced within 30 days after the RCA Effective Time.

    On November 25, 1997, Sun, RCA Merger Sub and RCA executed Amendment No. 3 to the RCA Merger Agreement. The amendment decreased the Second Amended RCA Common Exchange Ratio from 0.520 shares of Sun Common Stock for each share of RCA Common Stock to the RCA Common Exchange Ratio, equal to the number of shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $10.00 per share (unless such average closing price exceeds $24.20 per share, in which case the RCA Common Exchange Ratio will be 0.413 shares of Sun Common Stock for each share of RCA Common Stock, or unless such average closing price is less than $19.80 per share, in which case the RCA Common Exchange Ratio will be 0.505 shares of Sun Common Stock for each share of RCA Common Stock). Amendment No. 3 to the RCA Merger Agreement also (i) waived certain representations and warranties which had become incorrect since the date of the RCA Merger Agreement; (ii) modified the definition of "Company Material Adverse Effect" to relate only to changes in the assets or liabilities of RCA; (iii) contained provisions relating to Sun and its affiliates providing ancillary services to RCA and its affiliates; (iv) contained provisions allowing RCA to obtain up to $15 million in working capital financing under certain conditions; (v) contained provisions relating to certain related company leases;
(vi) modified the conditions to Sun's obligations to consummate the RCA Merger related to RCA's representations and warranties and made corresponding modifications in Sun's termination rights; (vii) provided for a termination fee payable to RCA in the event Sun's board of directors changes its recommendation of the RCA Merger in a manner adverse to RCA; (viii) contained certain other technical provisions; and (ix) extended the date after which either party may freely terminate the RCA Merger Agreement from November 30, 1997 (or under certain circumstances, December 31, 1997) to March 31, 1998. On November 25, 1997, Sun, Contour Merger Sub and Contour executed Amendment No. 2 to the Contour Merger Agreement. The amendment extended the date after which either party may freely terminate the Contour Merger Agreement from November 30, 1997 (or under certain circumstances, December 31, 1997) to March 31, 1998 and contained certain other technical provisions. See "The RCA Merger--Amendments to the RCA Merger Agreement" and "The Contour Merger Agreement--Amendments to the Contour Merger Agreement."

    On November 25, 1997, Sun and the principal stockholders of RCA also entered into an amendment to the RCA Stock Option Agreement so as to (i) modify the exercise price of the option described therein

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to $10.00 per share of RCA Common Stock, (ii) not allow Sun to exercise the option thereunder in the event that Sun was in material breach of the RCA Merger Agreement and (iii) shorten the period during which Sun may exercise such option from 120 days to 14 days. See "The RCA Stock Option Agreement."

    On November 25, 1997, Sun and RCA also entered into an amendment to the Contour Stock Option Agreement so as to (i) provide certain registration rights to RCA in the event that Sun pays the exercise price of the option thereunder in shares of Sun Common Stock, (ii) not allow Sun to exercise the option thereunder in the event that Sun was in material breach of the Contour Merger Agreement, and (iii) shorten the period during which Sun may exercise such option from 120 days to 14 days. See "The Contour Stock Option Agreement."

    On November 26, 1997, Sun and RCA issued a joint press release announcing the amendment of the RCA Merger Agreement, the Contour Merger Agreement, the RCA Stock Option Agreement and the Contour Stock Option Agreement and the settlement of the Actions.

    On March 30, 1998, Sun's legal advisors contacted RCA's legal advisors to discuss an amendment to the RCA Merger Agreement and the Contour Merger Agreement to extend the date after which either party may freely terminate the RCA Merger Agreement and the Contour Merger Agreement beyond March 31, 1998. Between March 30, 1998 and April 1, 1998, the parties and their respective legal advisors negotiated the terms of the proposed amendments to the RCA Merger Agreement and the Contour Merger Agreement.

    A meeting of the board of directors of RCA was held on April 3, 1998. At that meeting, RCA's management and legal advisors updated the board of directors of RCA regarding the status of the RCA Merger and the revised terms thereof that had been negotiated. After a thorough discussion, the board of directors of RCA approved Amendment No. 4 to the RCA Merger Agreement and directed RCA's management and legal advisors to proceed with the RCA Merger as it was proposed to be amended.

    A meeting of the board of directors of Contour was held on April 2, 1998. At that meeting, Contour's management updated the board of directors of Contour regarding the status of the Contour Merger and the revised terms thereof that had been negotiated. After a thorough discussion, the board of directors of Contour approved Amendment No. 3 to the Contour Merger Agreement and directed Contour's management and legal advisors to proceed with the Contour Merger as it was proposed to be amended.

    A meeting of the board of directors of Sun was held on April 3, 1998. At that meeting, Sun's management updated the board of directors of Sun regarding the status of the RCA Merger and Contour Merger, the status of the Actions, the proposed extension of the date after which either party may freely terminate the RCA Merger Agreement and the Contour Merger Agreement beyond March 31, 1998, and the additional condition to Sun's obligation to consummate the RCA Merger that the MOU entered into in connection with the settlement of the Actions remain in effect. After a thorough discussion, the board of directors of Sun approved Amendment No. 4 to the RCA Merger Agreement and Amendment No. 3 to the Contour Merger Agreement and directed Sun's management and legal advisors to proceed with the RCA Merger and the Contour Merger as they were proposed to be amended.

    As of April 3, 1998, Sun, RCA Merger Sub and RCA executed Amendment No. 4 to the RCA Merger Agreement. The amendment added as a condition to Sun's obligation to consummate the RCA Merger a requirement that the MOU entered into in connection with the settlement of the Actions remain in effect and extended the date after which either party may freely terminate the RCA Merger Agreement from March 31, 1998 to June 30, 1998. On April 3, 1998, Sun, Contour Merger Sub and Contour executed Amendment No. 3 to the Contour Merger Agreement. The amendment extended the date after which either party may freely terminate the Contour Merger Agreement from March 31, 1998 to June 30, 1998.

    On April 6, 1998, Sun and RCA issued a joint press release announcing the amendment of the RCA Merger Agreement and the Contour Merger Agreement.

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SUN'S REASONS FOR THE RCA MERGER; RECOMMENDATION OF SUN'S BOARD OF DIRECTORS

    The board of directors of Sun has carefully considered the advisability of the RCA Merger and believes that the terms of the RCA Merger Agreement are fair to, and that the RCA Merger is in the best interests of, Sun's stockholders. THE BOARD OF DIRECTORS OF SUN HAS UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SUN VOTE FOR THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER AND THE ISSUANCE OF SUN COMMON STOCK AND SUN PREFERRED STOCK PURSUANT THERETO.

    In the course of its deliberations, the board of directors of Sun reviewed, and consulted with Sun's management and its financial and legal advisors concerning, a number of factors relevant to the RCA Merger. In particular, the board of directors of Sun identified several potential benefits of the RCA Merger to Sun and its stockholders, among other things:

    (i) the ability to extend Sun's position as a diversified healthcare company by acquiring RCA's portfolio of long-term care, assisted living and independent living facilities;

    (ii) the ability to acquire a strong market position in geographic markets in which Sun does not currently have a presence and the complementary geographic locations of a number of Sun facilities and RCA facilities, which may provide an opportunity to realize potential synergies;

   (iii) the ability to provide higher margin ancillary services, such as rehabilitation and respiratory therapy services, temporary therapist staffing and pharmacy services in RCA's facilities;

    (iv) the potential ability to address the medical needs of higher acuity patients and thereby increase overall acuity levels at RCA's facilities and improve the patient mix;

    (v) the written opinion of J.P. Morgan, dated as of November 24, 1997 that, as of the date of such opinion, the consideration to be paid by Sun in the RCA Merger was fair, from a financial point of view, to Sun (see "--Opinion of Sun's Financial Advisor");

    (vi) RCA's business, operations and prospects;

   (vii) the opportunities for economies of scale that may result from the RCA Merger, particularly in terms of the combined purchasing power of the two companies;

  (viii) the terms and conditions of the RCA Merger Agreement, including that the RCA Merger will be accounted for under the pooling of interests method of accounting and will be a tax-free reorganization for federal income tax purposes;

    (ix) the historical market prices of, and other information with respect to, the Sun Common Stock and the RCA Common Stock;

    (x) the prospects for the long-term performance of Sun Common Stock as well as the potential volatility of such stock;

    (xi) the ability of the RCA Merger to allow Sun to become a more efficient and profitable provider of healthcare services, particularly as a result of items (iii), (iv) and (vii) above, and thereby better position Sun to deal with uncertainties which may face the healthcare industry due to healthcare reform;

   (xii) the reduction in the exchange ratio from the original RCA Common Exchange Ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock to the RCA Common Exchange Ratio, equal to the number of shares of Sun Common Stock having a market value, based on an average closing price for the Sun Common Stock, equal to $10.00 per share (unless such average closing price exceeds $24.20 per share, in which case the RCA Common Exchange Ratio will be
0.413 shares of Sun Common Stock for each share of RCA Common Stock, or unless such average closing price is less than $19.80 per share, in which case the RCA Common Exchange Ratio will be 0.505 shares of Sun Common Stock for each share of RCA Common Stock), which would result in fewer shares of Sun Common Stock being issued in the RCA Merger than under the original RCA Merger Agreement; and

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  (xiii) the entry into the MOU with the plaintiffs in the Actions, which was a condition to the board of directors of Sun's decision to proceed with the RCA Merger and approve Amendment No. 3 to the RCA Merger Agreement.

    The board of directors of Sun also considered a variety of inherent risks and other potentially negative factors in its deliberations concerning the RCA Merger. In particular, the board of directors of Sun considered, among other things:

    (i) the potential dilutive effect of the issuance of Sun Common Stock and Sun Preferred Stock pursuant to the RCA Merger;

    (ii) the substantial charge of $30,000,000 expected to be incurred, primarily in the quarter ending June 30, 1998, in connection with the RCA Merger, including costs of integrating the businesses and transaction expenses arising from the RCA Merger (see "Risk Factors--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations");

   (iii) the risk that public market price of the Sun Common Stock might be adversely affected by announcement of the RCA Merger;

    (iv) the risks associated with integrating the operations of RCA with Sun's existing operations, including the loss of key personnel and institutional memory of RCA, difficulty in integrating corporate, accounting, financial reporting and management information systems and strain on existing levels of personnel to operate RCA's business (see "Risk Factors--Risk Factors Concerning the Mergers--Difficulty of Integrating Acquired Operations" and "--Management of Growth");

    (v) the risks associated with the assumption of RCA's existing indebtedness (which totaled $172.7 million as of September 30, 1997) in light of Sun's substantial consolidated indebtedness (which would have totalled $903 million as of September 30, 1997 on a pro forma basis after giving effect to the Regency Acquisition and the consummation of the Credit Facility) (see "Risk Factors--Risk Factors Concerning Sun--Substantial Leverage; Ability to Service Debt");

    (vi) the risks associated with the expansion of Sun's therapy, temporary staffing and pharmaceutical services contemplated in connection with the acquisition of RCA (see "Risk Factors--Risk Factors Concerning Sun--Risks Associated with the Development and Expansion of Ancillary Services");

   (vii) the resignation of C&L as RCA's independent auditors, including C&L's statement that its audit report on RCA's financial statements for the fiscal year ended June 30, 1996 should not be relied upon because C&L concluded that it could no longer rely on RCA management's representations (see "Risk Factors--Risk Factors Concerning RCA and Contour--Resignation of Independent Accountants; Restatement of Financial Statements");

  (viii) the restatement of RCA's financial results for the fiscal year ended June 30, 1996 and for the first three quarters of fiscal 1997 and the increased risk that the assumptions made by Sun regarding the financial conditions of RCA may later prove to be incorrect (see "Risk Factors--Risk Factors Concerning RCA and Contour--Resignation of Independent Accountants; Restatement of Financial Statements");

    (ix) the potential for additional litigation that may be brought against RCA, including obligations that Sun might have towards the directors and officers of RCA as a result of Sun's agreement to indemnify such individuals in certain circumstances (see "Risk Factors--Risk Factors Concerning the Mergers--Lack of a Fairness Opinion in Connection with the RCA Merger," "--Risk Factors Concerning RCA and Contour-- Shareholder Litigation," "--Risk Factors Concerning RCA and Contour--Other Litigation" and "The RCA Merger--Interests of Certain Persons in the RCA Merger--Indemnification; Indemnification Agreements");

    (x) the significant deterioration in RCA's business and financial condition since February 17, 1997 (see "Risk Factors--Risk Factors Concerning RCA and Contour--Deterioration of RCA's Recent Financial Condition; Noncompliance with Certain Covenants; Delinquent Property Taxes"); and

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
    (xi) other risks described above under "Risk Factors."

    In addition, the Board of Directors of Sun considered certain risks associated with not consummating the RCA Merger, including the loss of potential future revenues from the provision of certain services to RCA, the potential impairment of Sun's ability to collect certain amounts owed to it by RCA (which totaled approximately $27.9 million as of December 31, 1997) and the failure to obtain the potential benefits of the RCA Merger. See "Risk Factors--Risk Factors Concerning the Mergers--Adverse Effects of Failure to Consummate the Mergers--Sun."

    Although the board of directors of Sun did not receive quantitative analysis of all of the factors listed above, based on the foregoing matters, and such other matters as the members of the board of directors of Sun deemed relevant, including the board's familiarity with the long-term care industry, the recommendation of management of Sun and the conclusion of the board of directors of Sun that the aggregate benefit of the positive factors described above outweighed the aggregate detriment of the negative factors described above, Sun's board of directors unanimously approved the RCA Merger Agreement and the transactions contemplated thereby.

    The foregoing discussion of the information and factors considered and given weight by the board of directors of Sun is not intended to be exhaustive but includes all material factors considered by the board of directors of Sun. In addition, in reaching the determination to approve and recommend the RCA Merger Agreement and the transactions contemplated thereby, the board of directors of Sun did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors. The board of directors of Sun is, however, unanimous in its recommendation to the holders of Sun Common Stock that the RCA Merger Agreement and the transactions contemplated thereby be approved.

RCA'S REASONS FOR THE RCA MERGER; RECOMMENDATION OF RCA'S BOARD OF DIRECTORS

    The board of directors of RCA has carefully considered the advisability of the RCA Merger, and believes that the terms of the RCA Merger Agreement are fair to, and that the RCA Merger is in the best interests of, RCA and its shareholders. THE BOARD OF DIRECTORS OF RCA HAS UNANIMOUSLY APPROVED AND ADOPTED THE RCA MERGER AGREEMENT AND APPROVED THE RCA MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF RCA VOTE FOR THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT AND APPROVAL OF THE RCA MERGER.

    In the course of its deliberations with respect to Amendment No. 3 to the RCA Merger Agreement ("Amendment No. 3"), the board of directors of RCA reviewed, and consulted with RCA's management and its legal advisors concerning, a number of factors relevant to the RCA Merger. The material factors considered by the RCA board in reaching its conclusion to approve Amendment No. 3 and recommend the approval and adoption of the RCA Merger Agreement, as amended, by RCA's shareholders are set forth below. THE RCA BOARD DID NOT ENGAGE A FINANCIAL ADVISOR OR OBTAIN A FAIRNESS OPINION IN CONNECTION WITH ITS DECISION TO APPROVE AMENDMENT NO. 3 AND RECOMMEND THE APPROVAL AND ADOPTION OF THE RCA MERGER AGREEMENT, AS AMENDED. Shareholders of RCA, in evaluating whether to approve and adopt the RCA Merger Agreement and approve the RCA Merger, should consider the fact that the board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to make such recommendation. See "Risk Factors--Risk Factors Concerning the Mergers--Lack of a Fairness Opinion in Connection with the RCA Merger."

        1. The RCA board reviewed the risks faced by RCA and the attendant risks to RCA's shareholders if the RCA Merger Agreement were terminated. The RCA board believed that, if the RCA Merger Agreement were terminated, there would be a substantial decrease in the price of the RCA Common Stock due to
    (i) the elimination of the merger premium currently reflected in RCA's stock price and (ii) the adverse reaction of the marketplace to the pendency of numerous shareholder lawsuits against RCA and certain of its officers and directors and to RCA's operating loss of approximately $9.4 million for the fiscal year ended June 30, 1997. The RCA board also observed that RCA would face difficulties in executing its business plan of being a leading provider of senior

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    residential care facilities in the southeastern United States if the marketplace believed that RCA might not remain an independent company and the identity of its future owner was unknown.

        2. The RCA board noted that there had been no credible offer from any third party expressing an interest in acquiring RCA since the initial announcement of the RCA Merger and that, in light of (i) RCA's restatement of its earnings and the resignation of its auditors, (ii) the class action lawsuits referred to under "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation" and (iii) RCA's operating loss of approximately $9.4 million for the fiscal year ended June 30, 1997, it was unlikely that RCA would receive a higher offer from another merger partner.

        3. The RCA board determined that the consideration to be paid to the RCA shareholders in the RCA Merger represents a premium of approximately 42% over the average trading price of the RCA Common Stock for the three-month period immediately preceding December 9, 1996, the date on which speculation first began in the press concerning the possibility that RCA might be acquired; represents a valuation for the RCA Common Stock that could not be achieved as quickly, if at all, if RCA were to remain an independent entity; and represents a premium of approximately 21% over the closing price of the RCA Common Stock on the date of the execution of Amendment No. 3.

        4. Based on the closing price of the Sun Common Stock of $21.00 per share on November 25, 1997, the market value of the consideration that would have been paid to the RCA shareholders would have been $13.91 per share under the Original RCA Common Exchange Ratio as compared with $10.00 per share under the RCA Common Exchange Ratio. However, the RCA board noted that, despite the adverse developments that have occurred since the date of Amendment No. 2 and the decrease in the applicable exchange ratio, the market value of the consideration to be paid to RCA's shareholders pursuant to Amendment No. 3, based on the closing price of the Sun Common Stock as of the date of Amendment No. 3 (which had risen significantly since the date of RCA Merger Agreement); and the RCA Common Exchange Ratio, was in excess of the market value of the consideration that would have been paid to RCA's shareholders under the original terms of the RCA Merger Agreement (which provided for an Original RCA Common Exchange Ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock) based on the closing price of the Sun Common Stock as of the date thereof.

        5. The RCA board noted that, in entering into Amendment No. 3, Sun had agreed to (i) allow RCA's schedule of exceptions to its representations and warranties to be updated for exceptions subsequent to August 21, 1997 (the date of Amendment No. 2 to the RCA Merger Agreement); (ii) modify the definition of "Company Material Adverse Effect" to relate only to changes in the assets or liabilities of RCA; (iii) modify the conditions to Sun's obligation to consummate the RCA Merger related to RCA's representations and warranties and make corresponding modifications in Sun's termination rights; and (iv) pay a termination fee to RCA in the event Sun's board of directors changes its recommendation of the RCA Merger in a manner adverse to RCA, thus providing greater certainty that the RCA Merger would be consummated and reducing the risk of another renegotiation of the terms thereof prior to March 31, 1998 (the date after which either party might have freely terminated the RCA Merger Agreement). The RCA board also noted that Amendment No. 3 retained the provisions of the RCA Merger Agreement allowing RCA to respond to unsolicited offers under certain circumstances.

    In addition to the factors described above, in reaching its conclusion to approve Amendment No. 3 and recommend the approval and adoption of the RCA Merger Agreement, as amended, by RCA's shareholders, the RCA board also considered the following factors that it had also considered in approving the original RCA Merger Agreement and Amendments No. 1 and 2 thereto:

    (i) the RCA Merger should permit Sun to provide a full range of higher-margin ancillary services, including pharmacy operations, therapy and subacute care, which services are not now provided by RCA, to RCA's healthcare facilities, which should have a positive impact on Sun's operating performance;

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    (ii) the complementary nature of the businesses of Sun and RCA have little overlap and should create significant opportunities for the development of Sun without the need for significant restructuring, redirection or asset dispositions;

   (iii) Sun has a greater diversification of revenue sources, and possesses greater managerial, operational and financial resources, than does RCA;

    (iv) Sun is expected to achieve certain administrative efficiencies and to eliminate certain duplicate functions;

    (v) Sun should be able to achieve longer-term revenue enhancements and facility expense efficiencies as a result of the combination of management resources and operating assets and the integration and streamlining of certain management, administrative and purchasing functions;

    (vi) the greater financial resources of Sun should permit an acceleration of the development and expansion of new business and services;

   (vii) the market capitalization and public stock distribution of Sun will provide RCA's shareholders with increased liquidity and that, as a result of the RCA Merger, RCA's shareholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

  (viii) the expectation that the RCA Merger will be treated as a "pooling of interests" transaction for accounting and financial reporting purposes (thereby avoiding the reduction in earnings of Sun that would result from the amortization of goodwill under purchase accounting) and will be treated as a tax-free reorganization for federal income tax purposes;

    (ix) the business, managerial expertise, business stategy, prospects and competitive position of RCA and Sun;

    (x) the historical, current and projected financial condition and results of operations of RCA (without giving effect to the RCA Merger) and of Sun (after giving effect to the RCA Merger); and

    (xi) general economic and stock market conditions.

    The RCA board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning Amendment No. 3 that it had also considered in approving the original RCA Merger Agreement and Amendments No. 1 and 2 thereto. In the view of the RCA board, these considerations did not outweigh, individually or collectively, the advantages of the RCA Merger. In particular, the RCA board considered the following:

    (i) the irreversible nature of the decision and the consequent loss of independence;

    (ii) the possible change in certain existing RCA corporate policies and strategies following the RCA Merger;

   (iii) the potential for post-merger dilution of Sun's earnings per share;

    (iv) risks associated with the pending investigation of Sun by the OIG and the Civil Division of the U.S. Department of Justice (see "Risk Factors--Risk Factors Concerning Sun--Investigations; Uncertain Impact on Future Operating Results"); and

    (v) the other risks described above under "Risk Factors."

    In addition, the RCA board of directors considered certain risks associated with not consummating the RCA Merger, including the potential continued or accelerated deterioration of RCA's financial condition and results of operations, the potential termination of the MOU and possible protracted litigation, the potential default by RCA of its obligations to Sun under the Loan Agreements and possible cross-default and acceleration under some of RCA's other indebtedness, and the failure to obtain the potential benefits of the RCA Merger. See "Risk Factors--Risk Factors Concerning the Mergers-- Adverse Effects of Failure to Consummate the Mergers--RCA."

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
    Due to the wide variety of factors considered in connection with the evaluation of the RCA Merger, RCA's board of directors did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of RCA's board of directors may have given different weight to different factors.

    RCA BOARD RECOMMENDATION. RCA's board of directors has approved the RCA Merger Agreement and the transactions contemplated thereby and determined that the RCA Merger is fair to, and in the best interests of, RCA and its shareholders. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF RCA UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF RCA VOTE IN FAVOR OF THE RCA MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. The board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to recommend that RCA's shareholders approve and adopt the RCA Merger Agreement, as amended by Amendment No. 3, and approve the RCA Merger. As a result, RCA's shareholders will vote on the RCA Merger Agreement and the RCA Merger without an opinion from an unaffiliated financial advisor that the RCA Merger is fair, from a financial point of view, to the shareholders of RCA. The RCA board of directors considered each of the factors described above in determining to proceed with the RCA Merger without a fairness opinion. The RCA board of directors did not believe that obtaining a fairness opinion in connection with the RCA Merger was necessary because the RCA board of directors believed that it could evaluate the RCA Merger and make a recommendation to RCA's shareholders with respect to the RCA Merger without such opinion. However, shareholders of RCA, in evaluating whether to approve and adopt the RCA Merger Agreement and approve the RCA Merger, should consider the fact that the board of directors of RCA did not engage a financial advisor or obtain a fairness opinion in connection with its decision to make such recommendation. See "Risk Factors--Risk Factors Concerning the Mergers--Lack of a Fairness Opinion in Connection with the RCA Merger."

OPINION OF SUN'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated February 6, 1997, as amended on April 3, 1998, Sun retained J.P. Morgan to deliver a fairness opinion in connection with the proposed RCA Merger.

    J.P. Morgan rendered opinions to the board of directors of Sun that, as of the date of each of the original RCA Merger Agreement and Amendments Nos. 1 and 2 thereto, the consideration to be paid by Sun in the proposed RCA Merger was fair, from a financial point of view, to Sun.

    On November 24, 1997, J.P. Morgan rendered its oral opinion (which was later confirmed in writing)(such written opinion being referred to as the "J.P. Morgan Opinion") (the inclusion of which in the Joint Proxy Statement/Prospectus/Information Statement has been consented to by J.P. Morgan) to the board of directors of Sun that, as of such date, the consideration to be paid by Sun in the proposed RCA Merger was fair, from a financial point of view, to Sun. The J.P. Morgan Opinion and J.P. Morgan's earlier opinions each concluded that the consideration was fair, although J.P. Morgan relied on different information and utilized different methodologies, in each case as it considered appropriate, in reaching its conclusions. No limitations were imposed by Sun's board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

    THE FULL TEXT OF THE J.P. MORGAN OPINION DATED AS OF NOVEMBER 24, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUN'S STOCKHOLDERS ARE URGED TO READ THE J.P. MORGAN OPINION IN ITS ENTIRETY. THE J.P. MORGAN OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF SUN, IS DIRECTED ONLY TO THE CONSIDERATION TO BE PAID IN THE RCA MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF SUN AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SUN SPECIAL MEETING. THE SUMMARY OF THE J.P. MORGAN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS/INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE J.P. MORGAN OPINION.

    In arriving at the J.P. Morgan Opinion, J.P. Morgan reviewed, among other things, the RCA Merger Agreement, including Amendments No. 1, 2 and 3 thereto; the audited financial statements of RCA for the

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fiscal years ended June 30, 1995, 1996 and 1997, and the unaudited financial statements of RCA for the quarterly period ended September 30, 1997; the audited financial statements of Sun for the fiscal years ended December 31, 1995 and 1996 and the unaudited financial statements of Sun for the quarterly periods ended March 31, June 30 and September 30, 1997; current and historical market prices of the RCA Common Stock; certain publicly available information concerning the business of RCA and of certain other companies engaged in businesses comparable to those of RCA, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to RCA and the consideration paid for such companies; the terms of other business combinations deemed relevant by J.P. Morgan; certain internal financial analyses and forecasts prepared by Sun and RCA and their respective managements; and certain agreements with respect to outstanding indebtedness or obligations of Sun and RCA. J.P. Morgan also held discussions with certain members of the management of Sun and RCA with respect to certain aspects of the RCA Merger, and the past and current business operations of Sun and RCA, the financial condition and future prospects and operations of Sun and RCA, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan visited certain representative facilities of RCA, and reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of the J.P. Morgan Opinion.

    J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Sun and RCA or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Sun and RCA to which such analyses or forecasts relate.

    The projections furnished to J.P. Morgan for Sun and RCA were prepared by the respective managements of each company. Neither Sun nor RCA publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the RCA Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

    The J.P. Morgan Opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the J.P. Morgan Opinion. Subsequent developments may affect the J.P. Morgan Opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which the Sun Common Stock will trade at any future time.

    In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinions. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion dated November 24, 1997.

    PUBLIC TRADING MULTIPLES. Using publicly available information, J.P. Morgan compared selected financial data of RCA with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous to RCA. The companies selected by J.P. Morgan were Advocat Inc., Arbor Health Care Company, Beverly Enterprises Inc., Centennial Healthcare, Genesis Health Ventures, Inc., Harborside Healthcare Corp., Health Care & Retirement Corporation, Integrated Health Services, Inc., Living Centers of America, Inc., Manor Care Inc., Mariner Health Group, Inc., The Multicare Companies, Inc., Regency Health Services, Inc., Summit Care Corporation and Vencor Inc. These companies were selected, among other reasons, because they provide long-term care to patients and operate skilled nursing facilities. For each comparable company, J.P. Morgan calculated an adjusted Firm

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Value to Bed multiple. Firm Value (fully diluted equity multiplied by share price plus net debt) was adjusted in two ways. First, eight times lease expense was included in debt, as is commonplace in the long-term care industry. Second, in order to normalize between companies that have various porportions of ancillary and non-bed related revenue, Firm Value was reduced by a percentage representing the amount of non-skilled-living facility ("SNF") bed and non-assisted living facility ("ALF") bed-related revenue generated by each company. In the denominator, Beds included the most recent publicly available number of SNF and ALF beds owned by each comparable company (managed beds were excluded). The multiples for Firm Value to Bed ranged from 26.2x to 116.1x with a median of 56.3x. The median multiple was then applied to RCA's bed number of approximately 10,200 beds. The range of implied values for RCA Common Stock was $19.00 to $21.00 per share on a stand-alone basis.

    SELECTED TRANSACTION ANALYSIS. Using publicly available information, J.P. Morgan examined selected transactions with respect to the long-term care industry. Specifically, J.P. Morgan reviewed the following transactions:
Vencor's acquisition of Hillhaven (1/26/95), Sun's acquisition of Mediplex (1/27/94), GranCare's acquisition of Evergreen Healthcare (5/3/95), Genesis Health Ventures' acquisition of Geriatric & Medical (7/11/96), Regency Health Services acquisition of Care Enterprises (12/21/93), Mariner Health's acquisition of Pinnacle Care (1/6/94), Genesis Eldercare's acquisition of Multicare (6/16/97), GranCare's acquisition of Living Centers of America (5/8/97), and Living Centers of America's acquisition of Vari-Care (6/14/93). For each transaction, J.P. Morgan calculated an adjusted Firm Value to Bed multiple. Firm Value (Equity Value plus net debt) was adjusted in two ways. First, eight times lease expense was included in debt, as is commonplace in the long-term care industry. Second, in order to normalize between companies that have various proportions of ancillary and non-bed related revenue, Firm Value was reduced by a percentage representing the amount of non-SNF bed and non-ALF bed-related revenue generated by each company. In the denominator, Beds included the most recent publicly available number of SNF and ALF beds owned by the target company (excluding managed beds). The multiples ranged from 29.2x to 97.4x with a median multiple of 48.7x (compared to RCA's own multiple of 42.1x). The median multiple was then applied to RCA's bed number of approximately 10,200 beds. The range of implied value for RCA Common Stock was $15.00 to $18.00 per share.

    DISCOUNTED CASH FLOW ANALYSIS

        STAND-ALONE VALUE: J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the RCA Common Stock on a stand-alone basis (i.e., without synergies). J.P. Morgan calculated the unlevered free cash flows that RCA is expected to generate on a stand-alone basis during fiscal years 1998 through 2001 based upon financial projections prepared by the management of RCA through the years ended December 31 and adjusted by J.P. Morgan, in accordance with instructions from Sun's management, to reflect more moderate growth in revenues and lower operating margins during the forecast period. For the purposes of this analysis, J.P. Morgan assumed that the adjusted revenue growth rate stabilizes at 5 percent and the adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR") margin improves from 12 percent to 15 percent over the period analyzed. J.P. Morgan also calculated a range of stand-alone terminal values of RCA as of December 31, 2001 by applying a perpetual growth rate ranging from 3.0% to 4.0% to the unlevered free cash flow of RCA on a stand-alone basis during the final year of the five-year period. The unlevered free cash flows on a stand-alone basis and the range of stand-alone terminal values were then discounted to present values using a range of discount rates from 10.0% to 11.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of RCA. The present value of the unlevered free cash flows on a stand-alone basis and the range of stand-alone terminal values were then adjusted for RCA's estimated September 30, 1997 excess cash, option exercise proceeds and total adjusted debt (adjusted to include eight times estimated 1998 rent expense as is common in the long-term care industry).

        SYNERGIES VALUE: J.P. Morgan also conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for RCA's potential revenue and cost synergies with

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Sun. J.P. Morgan calculated the unlevered free cash flows from synergies that
RCA is expected to generate during fiscal years 1998 through 2001 based upon financial projections prepared by the management of Sun and RCA through the years ended December 31 and upon management projections adjusted by J.P. Morgan, in accordance with instructions of Sun's management, to reflect more moderate growth in synergy revenues and lower operating margins on those synergy revenues during the forecast period. J.P. Morgan also calculated a range of terminal asset values of RCA's synergies with Sun at the end of the forecast period ending December 31, 2001 by applying a perpetual growth rate ranging from 3.0% to 4.0% to the unlevered free cash flows of RCA's synergies with Sun during the final year of the five-year period. The unlevered free cash flows from RCA's synergies with Sun and the range of terminal asset values of RCA's synergies with Sun were then discounted to present values using a range of discount rates from 10.0% to 11.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of RCA.

        EQUITY VALUE RANGE ON A DISCOUNTED CASH FLOW BASIS: Based on the adjusted financial projections prepared by the management of RCA described under "--Stand-Alone Value" and a discount rate of 10.5%, the Discounted Cash Flow analysis of RCA, including the potential revenue and cost synergies with Sun, indicated a range of equity values between $13.00 and $20.00 per share of RCA Common Stock.

        COMBINED INDICATED RANGE OF EQUITY VALUES (STAND-ALONE BASIS PLUS SYNERGIES). Overall, the three valuation methodologies described herein indicated a range of equity values between $13.00 and $21.00 per share of RCA Common Stock on a stand-alone basis, including synergies.

    The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. The preparation of fairness opinions does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires J.P. Morgan to exercise its professional judgment--based on its experience and expertise--in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by J.P. Morgan was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. J.P. Morgan did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, J.P. Morgan considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

    As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to Sun's board of directors with respect to the RCA Merger on the basis of such experience and its familiarity with Sun.

    For services rendered in connection with and including the delivery of its opinions on the RCA Merger, Sun has agreed to pay J.P. Morgan an engagement fee of $250,000 payable upon execution of the engagement letter dated February 6, 1997, as amended April 3, 1998, and agreed to pay J.P. Morgan a fee

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of $1,850,000 (including the $250,000 engagement fee) payable upon consummation of the RCA Merger. In addition, Sun has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

    J.P. Morgan and its affiliates maintain banking and other business relationships with Sun and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Sun or RCA for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of the RCA Merger to RCA and holders of RCA Capital Stock. The discussion is based on current law and reflects the opinions of Shearman & Sterling, special tax counsel to Sun, and Rogers & Hardin LLP, counsel to RCA. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation, including, without limitation, aspects of federal income taxation that may be applicable to particular shareholders, such as shareholders who are dealers in securities, foreign persons or those who acquired their RCA Capital Stock in a compensation transaction. The discussion also does not address the federal income tax consequences of the RCA Merger to holders of options or warrants to purchase RCA Capital Stock. In addition, it does not address the state, local or foreign tax consequences of the RCA Merger, if any.

    HOLDERS OF RCA CAPITAL STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RCA MERGER.

    The material federal income tax consequences of the RCA Merger to RCA and the holders of RCA Capital Stock will be as follows: (i) the RCA Merger will qualify as a "reorganization" within the meaning of Section 368 of the Code;
(ii) no gain or loss will be recognized by RCA in the RCA Merger; (iii) no gain or loss will be recognized by holders of RCA Capital Stock upon their receipt of Sun Common Stock or Sun Preferred Stock, as the case may be, in exchange for their RCA Capital Stock, except that holders of RCA Capital Stock who receive cash proceeds in lieu of fractional shares of Sun Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of RCA Capital Stock allocated to their fractional share interests; (iv) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the RCA Merger; (v) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of RCA Capital Stock attributed thereto as described below) exceeds one year; (vi) the tax basis of Sun Common Stock or Sun Preferred Stock, as the case may be, received by holders of RCA Capital Stock will be the same as the tax basis of the RCA Capital Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests; and (vii) the holding period of Sun Common Stock or Sun Preferred Stock, as the case may be, in the hands of holders of RCA Capital Stock will include the holding period of their RCA Capital Stock exchanged therefor, provided that such RCA Capital Stock is held as a capital asset at the time of the RCA Merger.

    The material federal income tax consequences of the RCA Merger to Sun will be that no gain or loss will be recognized by Sun in the RCA Merger.

    It is a condition to Sun's and RCA's obligations to effect the RCA Merger that Sun and RCA shall each have received opinions (the "Tax Opinions") from their respective tax counsel, Shearman & Sterling and Rogers & Hardin LLP, which Tax Opinions shall not have been withdrawn or modified in any material respect, to the effect that, on the basis of certain representations, and subject to certain assumptions and limitations stated in the Tax Opinions, the RCA Merger will qualify as a tax-free reorganization under Section 368 of the Code and that each of Sun, RCA Merger Sub and RCA will be a party to the reorganization within the meaning of Section 368(b) of the Code.

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
    No ruling has been or will be obtained from the Internal Revenue Service with respect to the RCA Merger. The Tax Opinions are not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service would not be able to successfully challenge the conclusions expressed in the Tax Opinions.

    Payments in respect of RCA Capital Stock may be subject to informational reporting to the Internal Revenue Service and to a 31% back-up withholding tax. Back-up withholding will not apply, however, to a payment to a holder of RCA Capital Stock or other payee if such holder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to Sun and the RCA Exchange Agent that it is exempt from back-up withholding.

LIMITATIONS ON RESALES BY AFFILIATES

    All shares of Sun Common Stock and Sun Preferred Stock received by RCA shareholders in the RCA Merger will be freely transferable, except that shares of Sun Common Stock and Sun Preferred Stock received by persons who are deemed to be "affiliates" of RCA prior to the RCA Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (or Rule 144 in the case of such persons who become affiliates of Sun) or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be "affiliates" of RCA or Sun are those individuals or entities that control, are controlled by, or are under common control with, such party and generally include executive officers and directors of such party as well as certain principal shareholders of such party. Under guidelines published by the Commission, the sale or other disposition of Sun Common Stock or RCA Common Stock by an affiliate of either Sun or RCA, as the case may be, within 30 days prior to the RCA Effective Time or the sale or other disposition of Sun Common Stock or Sun Preferred Stock thereafter prior to the publication of financial results that include at least 30 days of post-merger combined operations of Sun and RCA could preclude pooling of interests accounting treatment of the RCA Merger. See "--Accounting Treatment." The RCA Merger Agreement requires RCA to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Sun Common Stock and Sun Preferred Stock issued to such person in or pursuant to the RCA Merger except in compliance with the Securities Act and the rules and regulations promulgated by the Commission thereunder. This Joint Proxy Statement/Prospectus/ Information Statement does not cover any resales of Sun Common Stock or Sun Preferred Stock received by affiliates of RCA in the RCA Merger. See "The RCA Merger Agreement--Agreements of RCA Affiliates."

ACCOUNTING TREATMENT

    The RCA Merger is expected to be treated as a "pooling of interests" for accounting purposes. This accounting method permits the recorded assets and liabilities of both Sun and RCA to be carried forward to the Surviving RCA Corporation at their recorded historical amounts and no recognition of goodwill in the combination is required of either company in the RCA Merger.

    It is a condition to each party's obligation to effect the RCA Merger that Sun and RCA receive opinions from Arthur Andersen LLP, the independent public accountants of Sun, based upon certain material facts and certain representations and warranties described in such opinion, to the effect that pooling of interests accounting treatment for the RCA Merger is appropriate. In the event that a substantial number of the shareholders of RCA properly exercise their dissenters' rights, the RCA Merger may not qualify for treatment as a pooling of interests under applicable accounting rules and Sun's independent public accountants may not be able to render an opinion regarding such qualification. Under the RCA Merger Agreement, each party's obligation to consummate the RCA Merger is conditioned on the delivery of such opinion; therefore, the inability of Sun's independent public accountants to deliver such opinion would entitle either party to abandon the RCA Merger. Neither Sun nor RCA intends to waive this condition.

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INTERESTS OF CERTAIN PERSONS IN THE RCA MERGER

    In considering the recommendation of the RCA board of directors with respect to the RCA Merger Agreement and the transactions contemplated thereby, holders of RCA Capital Stock should be aware that certain members of RCA's management and of the RCA board of directors have interests in the RCA Merger that are in addition to the interests of RCA's shareholders in general. These interests arise from, among other things, certain employment agreements and benefit plans, settlement of certain outstanding litigation and indemnification arrangements and certain other matters which Sun has agreed to assume after the RCA Merger.

    As of December 31, 1997, directors and executive officers of RCA beneficially owned (i) 4,910,321 shares of RCA Common Stock for which they will receive the same consideration as other RCA shareholders and (ii) unexercised options to acquire 1,099,152 shares of RCA Common Stock, which will be treated as described below under "--RCA OPTION GRANTS."

    EMPLOYMENT AGREEMENTS. RCA and two of its wholly-owned subsidiaries entered into employment agreements with Philip M. Rees, General Counsel of RCA, John R. Mack, Senior Vice President of Capital Care Management Company, and Jeffrey Andrews, President of Retirement Management Corporation. Each agreement provides for certain payments to the officer party thereto upon termination of such officer's employment prior to the expiration of the term of such agreement by RCA or the relevant subsidiary without "cause" (as defined therein) or by the officer with "good reason," which is defined as (i) the assignment to such officer of duties and responsibilities inconsistent with such officer's positions, duties, responsibilities, titles or offices; (ii) any material reduction by RCA of such officer's duties or responsibilities; (iii) any reduction by RCA of such officer's compensation or benefits (unless such reduction is made with respect to all senior management); or (iv) requiring such officer to be based at a location not within reasonable commuting distance of Atlanta, Georgia. In the event that any such officers is terminated by Sun other than for "cause" or any such officer terminates his employment for "good reason," and subject to each such officer compliance with the terms of his employment agreement, each such officer will have the right thereafter to receive such officer's salary and benefits enumerated in such officer's employment agreement for the remainder of the term. Under such conditions, in the event of such termination, Mr. Rees would be entitled to receive an annual salary of $200,000 until July 1, 1998, $225,000 until July 1, 1999, $247,500 until July 1, 2000, and, as a result of RCA's failure prior to May 1, 1998 to notify Mr. Rees of the termination, contingent on consummation of the RCA Merger, of his employment agreement, $272,250 until July 1, 2001, immediately vested and exercisable nonqualified stock options to purchase 25,000 shares of RCA Common Stock during each year of the employment agreement, and certain other benefits; Mr. Mack would be entitled to receive an annual salary of $192,000 until June 30, 1998, and $212,000 until June 30, 1999, immediately vested and exercisable nonqualified stock options to purchase 25,000 shares of RCA Common Stock during each year of the employment agreement, and certain other benefits; and Mr. Andrews would be entitled to receive an annual salary of $180,000 until July 1, 1998, and $220,000 until July 1, 1999, immediately vested and exercisable nonqualified stock options to purchase 50,000 shares of RCA Common Stock during each year of the employment agreement, and certain other benefits. Any stock option granted pursuant to such employment agreements will expire five years from the date of grant.

    RCA OPTION GRANTS. As provided in the RCA Merger Agreement, by virtue of the RCA Merger, each option or warrant granted by RCA to purchase shares of RCA Common Stock which is outstanding and unexercised immediately prior to the RCA Effective Time will be assumed by Sun and converted into an option or warrant to purchase shares of Sun Common Stock in such number and at such exercise price as is described in the RCA Merger Agreement. As of May 1, 1998, employees (or former employees) of RCA held RCA options to purchase an aggregate of 1,437,171 shares of RCA Common Stock at a weighted average exercise price of $6.77 per share (at exercise prices ranging from $4.647 to $15.95 per share). Approval of the RCA Merger Agreement by the Sun stockholders will constitute stockholder approval of the assumption by Sun of the rights and obligations of option plans of RCA and of the amendment of such plans to provide for, among other things, the conversion at the RCA Effective Time of

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each outstanding option and warrant of RCA into an option or warrant to purchase shares of Sun Common Stock. See "The RCA Merger Agreement--Options and Warrants to Purchase RCA Common Stock."

    INDEMNIFICATION; INDEMNIFICATION AGREEMENTS. Under the RCA Merger Agreement, Sun has agreed that the articles of incorporation and bylaws of the Surviving RCA Corporation will contain the indemnification provisions set forth in RCA's articles of incorporation and bylaws and that such provisions will not be amended, repealed or otherwise modified for a period of six years from the RCA Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the RCA Effective Time were directors, officers, employees, fiduciaries, or agents of RCA. However, the Surviving RCA Corporation may amend or otherwise modify the provisions with respect to indemnification that are set forth in its articles of incorporation and bylaws to exclude any right to indemnification thereunder with respect to any civil or criminal penalties, damages, fines, disgorgement or other similar personal liabilities, or any injunctions or consent decrees, incurred, imposed or entered into in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought or assessed by any United States federal, state or local or any foreign governmental regulatory or administrative authority, agency or commission or any settlement thereof ("Excluded Items."). Sun has also agreed that from and after the RCA Effective Time, Sun and the Surviving RCA Corporation shall indemnify and hold harmless each present and former director and officer of RCA against (i) any costs or expenses (including reasonable attorneys' fees) and (ii) judgments, fines, losses, claims, damages or liabilities, but excluding from this clause (ii) Excluded Items.

    SETTLEMENT ARRANGEMENTS. Between August 25, 1997 and October 24, 1997, ten putative class action lawsuits were filed in the United States District Court for the Northern District of Georgia on behalf of the persons who purchased RCA Common Stock, naming RCA and certain of its officers and directors as defendants. On November 25, 1997, RCA, Sun and representatives of the plaintiffs entered into the MOU, pursuant to which Sun has agreed to pay $9 million into the Escrow Account maintained by Sun to settle the Actions. RCA also agreed to assign coverage under its directors' and officers' liability insurance policy for these specific claims to the plaintiffs. The Settlement is contingent upon the closing of the RCA Merger and confirmatory discovery and is subject to the execution of definitive documentation and court approval. Upon satisfaction of the conditions precedent to the Settlement, all claims by the class that were or could have been asserted by the plaintiffs against RCA or any of the other defendants in the Actions will be settled and released and the Actions will be dismissed in their entirety with prejudice in exchange for the release of all funds from the Escrow Account to the plaintiffs. Court approval of the Settlement will not be sought until after the closing of the RCA Merger. See "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation" and "--Background of the Mergers."

    LOAN EXTENSION. On January 10, 1997, Sun loaned RCA $9,750,000 in order to enable RCA to cause the repayment of certain indebtedness incurred by Contour in connection with Contour's acquisition of Atlantic Medical Supply Company, Inc. ("Atlantic") on August 6, 1996. Consistent with RCA's bank line of credit in effect on such date, the loan is unconditionally and irrevocably guaranteed by Christopher F. Brogdon and Edward E. Lane. On July 10, 1997, Sun and RCA amended the terms of the loan to: (i) increase the applicable interest rate by 2.0%;
(ii) extend the maturity date to 120 days after the termination of the RCA Merger Agreement; and (iii) replace the collateral securing the loan with a second lien on all of RCA's accounts receivable. On July 10, 1997, Sun also agreed to loan RCA an additional $5,000,000, which loan is also secured by a second lien on all of RCA's accounts receivable and is unconditionally and irrevocably guaranteed by Messrs. Brogdon and Lane. The additional $5,000,000 loan was funded on July 15, 1997. See "--Loan Agreements."

LOAN AGREEMENTS

    On January 10, 1997, Sun loaned RCA $9,750,000 (the "Sun Loan") in order to enable RCA to cause the repayment of certain indebtedness incurred by Contour in connection with Contour's acquisition of Atlantic on August 6, 1996 (the "Atlantic Note"). The Atlantic Note, which was due on January 10, 1997,

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provided that, if an event of default occurred or continued, the Atlantic Note would have been convertible, at the option of the holder, into shares of RCA Common Stock at a 15% discount to the market price. The Sun Loan was made because Sun and RCA were then engaged in discussions concerning the RCA Merger, and each party desired to prevent the Atlantic Note from going into default while the parties were engaged in such discussions. RCA loaned the proceeds it received from Sun to Contour (the "RCA Loan") and simultaneously converted the RCA Loan into 1,950,000 shares of Contour Common Stock. Contour then satisfied the Atlantic Note with the funds it received from the RCA Loan. In addition, Contour agreed to pay RCA a fee of $500,000 in consideration for RCA's guarantee of the Atlantic Note, which was satisfied by Contour's issuance of an additional 100,000 shares of Contour Common Stock in lieu of cash. Contour's issuance of the 100,000 shares of Contour Common Stock was not related to the Sun Loan or the RCA Loan. Each of these transactions was authorized and approved by the boards of directors of RCA and Contour. The RCA Loan was converted into 1,950,000 shares of Contour Common Stock because RCA believed that the conversion ratio was favorable to RCA and that RCA would derive considerable long-term value from its ownership of the Contour Common Stock.

    The Sun Loan was made pursuant to a promissory note dated as of January 10, 1997 (the "RCA Note"). On July 10, 1997, Sun and RCA amended the terms of the Sun Loan to: (i) increase the applicable interest rate by 2.0%; (ii) extend the maturity date; and (iii) replace the collateral securing the loan with a second lien on all of RCA's accounts receivable. The RCA Note bears interest at a rate of 11% per annum, and will increase to 15% per annum in the event of a default. The outstanding principal and interest under the RCA Note is due at maturity at the close of business on the 120th day after the termination of the RCA Merger Agreement. The pledge agreement securing the outstanding principal and interest under the RCA Note was amended and restated effective July 10, 1997 to provide that the RCA Note would be secured by a lien on RCA's accounts receivable. The lien on the accounts receivable was junior to the lien securing RCA's bank line of credit in effect on such date. The RCA Note provided that it is an event of default if the aggregate amount of indebtedness outstanding thereunder is not secured by accounts receivable aged less than 120 days and which are not due from affiliates of RCA ("Eligible Accounts") at least equal to 150% of such indebtedness, less the aggregate principal amount of indebtedness outstanding under RCA's bank line of credit in effect on such date and the Additional Loan referred to below. The amendment to the terms of the loan also added certain subsidiaries of RCA as additional borrowers or guarantors under the RCA Note, and such subsidiaries entered into pledge agreements on substantially similar terms as the amended and restated Pledge Agreement entered into by RCA. Consistent with RCA's bank line of credit in effect on such date, the RCA Note is also unconditionally and irrevocably guaranteed by Christopher F. Brogdon and Edward E. Lane.

    On July 10, 1997, Sun agreed to lend RCA an additional $5,000,000 (the "Additional Loan"), which loan was funded on July 15, 1997. The Additional Loan is also secured by a second lien on all of RCA's accounts receivable which lien was subordinate to the lien securing RCA's bank line of credit in effect on such date to the same extent as the lien securing the Sun Loan. The Additional Loan bears interest at a rate of 12% per annum and will increase to 16% per annum in the event of a default. The outstanding principal and interest under the Additional Loan is also due at maturity at the close of business on the 120th day after the termination of the RCA Merger Agreement. The Additional Loan provided that it is an event of default if the aggregate amount of indebtedness outstanding thereunder is not secured by Eligible Accounts or other collateral having an aggregate fair market value at least equal to 100% of such indebtedness, less the aggregate principal amount of indebtedness outstanding under RCA's bank line of credit in effect on such date and the RCA Note. The subsidiaries which are additional borrowers or guarantors under the RCA Note are also additional borrowers or guarantors under the Additional Loan, and have entered into security agreements on substantially similar terms as the pledge agreements securing the RCA Note. The Additional Loan is also unconditionally and irrevocably guaranteed by Christopher F. Brogdon and Edward E. Lane on substantially similar terms as their guarantee of the RCA Note.

    On December 15, 1997, HCFP Funding, Inc. ("HCFP"), RCA and certain of its subsidiaries of RCA entered into a loan and security agreement, pursuant to which HCFP granted to RCA and certain of its subsidiaries a $14 million revolving line of credit (the "HCFP Loan"). The HCFP Loan replaced RCA's previous bank line of credit, is secured by a first priority lien on all of RCA's accounts receivable, and bears interest at a rate of prime plus 2%. Outstanding principal and interest under the HCFP Loan are due on December 15, 2001. Sun and HCFP have entered into an agreement whereby Sun agreed to subordinate the indebtedness outstanding under the Sun Loan and the Additional Loan, and the liens securing such indebtedness to the liens securing the HCFP Loan and not to accelerate the indebtedness outstanding under the Sun loan or the Additional Loan in the event of an event of default thereunder until the later of (i) the 20th day after such event of default and (ii) July 31, 1998 without HCFP's prior written consent.

    Effective as of December 15, 1997, each of the Sun Loan and the Additional Loan were amended to provide that it is an event of default thereunder if the aggregate amount of indebtedness thereunder is not secured by Eligible Accounts at least equal to 100% of such indebtedness, plus, in the case of the Additional Loan, the aggregate fair market value of any other collateral pledged to Sun, less, in each case, the aggregate principal amount outstanding under the HCFP Loan and the Additional Loan (in the case of the Sun loan) or the Sun Loan (in the case of the Additional Loan).

    Each of the Sun Loan and the Additional Loan requires RCA to provide Sun with monthly reports regarding RCA's compliance with the collateral coverage provisions of such loans. As of the date of this Joint Proxy Statement/Prospectus/Information Statement, RCA is in violation of such collateral reporting requirements. Sun has not yet determined what action, if any, it will take in the event that such violations are not cured to Sun's satisfaction.

MANAGEMENT AGREEMENT

    On July 15, 1997, Sun and RCA entered into an agreement (the "Management Agreement") pursuant to which Sun agreed to provide management, consulting and advisory services to RCA with respect to all 16 long-term care facilities (the "Facilities") operated by RCA in Virginia and North Carolina. As payment for providing such services, Sun will receive a monthly management fee equal to seven percent of the gross revenues of the Facilities. The Management Agreement also authorizes Sun to cause its therapy services and pharmaceutical subsidiaries to provide such ancillary services to the Facilities at costs not in excess of those that would be charged to RCA by an unrelated third party in an arm's-length transaction. RCA has agreed to indemnify Sun with respect to any investigations, actions or proceedings on the part of regulatory authorities involving any of the Facilities. The Management Agreement will terminate on the earlier to occur of the RCA Effective Time, 120 days after the termination of the RCA Merger Agreement, or the repayment of the Additional Loan.

ANCILLARY SERVICE AGREEMENTS

    The RCA Merger Agreement provides that neither Sun nor RCA shall terminate, and each shall cause its affiliates and the affiliates of the shareholders of RCA party to the RCA Stock Option Agreement not to terminate, until 14 days after termination of the RCA Merger Agreement (after which either party may terminate) any contracts relating to the provision or receipt of pharmacy products or services, therapy or supplies ("Ancillary Services") that RCA any of its affiliates or any affiliates of the shareholders of RCA party to the RCA Stock Option Agreement have entered into with Sun or any of its affiliates. With regard to RCA's facilities that do not, as of November 25, 1997, receive all of their required Ancillary Services from Sun or Sun's affiliates, RCA shall, and shall cause its affiliates and the affiliates of the shareholders of RCA party to the RCA Stock Option Agreement to, promptly take all reasonable action, including, without limitation, terminating existing contracts with other providers of Ancillary Services in accordance with the terms thereof, to cause all such facilities to begin receiving all of their required Ancillary Services from Sun or Sun's affiliates as soon as practicable after November 25, 1997.

REGULATORY MATTERS

    Under the HSR Act and the rules promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. Sun and RCA each first filed with the Antitrust Division and the FTC a Notification and Report Form (an "HSR Notice") with respect to the RCA Merger on April 28, 1997. The required waiting period under the HSR Act was terminated early and thus expired on May 16, 1997. However, Sun's and RCA's first HSR Notices expired on May 16, 1998. Accordingly, Sun and RCA each filed additional HSR Notices, for which the waiting period expired on May 20, 1998. At any time before or after the RCA Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the RCA Merger or seeking the divestiture of RCA by Sun, in whole or in part, or the divestiture of substantial assets of Sun, RCA, or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances.

OPERATIONS FOLLOWING THE RCA MERGER

    Sun plans to integrate promptly the operations, facilities and personnel of Sun and RCA following the RCA Merger. The general result will be to combine administrative organizations with a reduced headcount and overhead structure and to eliminate duplicative or unnecessary corporate functions. RCA's corporate headquarters in Atlanta, Georgia will be closed as soon as practicable after the RCA Effective Time, which should lead to a significant reduction in costs and, most importantly, allow Sun to quickly and more completely integrate operations. Sun will assume management of all RCA operations upon completion of the RCA Merger. None of the directors or executive officers of RCA is expected to continue in the management of the combined operations following the RCA Effective Time. Sun also intends to terminate all of RCA's contracts with In-House following the RCA Effective Time. Costs to be incurred in connection with the Mergers are expected to be significant and would be charged against earnings of the combined company. The charge is currently estimated to be approximately $30 million, and is expected to consist of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions, the write-off of certain intangibles and property and equipment and the settlement of the Actions (see "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation"). Approximately $25 million of the estimated charges relating to the integration expenses are expected to be charged to operations in the fiscal quarter in which the RCA Merger is consummated. Approximately $5 million of the estimated charges are expected to be expensed as incurred, as these costs are expected to benefit future combined operations. Pursuant to the MOU entered into by RCA, Sun and representatives of the plaintiffs in the Actions, Sun has agreed to pay $9 million into an interest-bearing account to settle the Actions. The Settlement will be expensed upon resolution of the conditions to the MOU. These amounts are preliminary estimates only and are therefore subject to change. In addition, there can be no assurance that Sun will not incur additional charges in subsequent quarters to reflect costs associated with the Mergers. The components of the charges are expected to be as follows:

Transaction costs and advisory fees............................  $6,250,000
Transitional costs, including severance, closing RCA's
 corporate offices and related relocation......................   8,250,000
Write-off of certain hardware and software costs and other
 assets........................................................   1,500,000
Settlement of class action lawsuits............................   9,000,000
Other related charges, including training, systems
 implementation and regulatory costs...........................   5,000,000
                                                                 ----------
      Total....................................................  $30,000,000
                                                                 ----------
                                                                 ----------

DISSENTERS' RIGHTS

    A holder of RCA Series AA Preferred Stock and RCA Series F Preferred Stock (together the "RCA Preferred Stock") who complies with the provisions of Article 113 of the Colorado Business Corporation

Act (the "Business Corporation Act") has the right to receive a cash payment for his or her shares of RCA Preferred Stock instead of receiving the shares of Sun Common Stock or Sun Preferred Stock, as the case may be, offered pursuant to the RCA Merger Agreement. The holders of RCA Common Stock do not have dissenters' rights under Article 113 of the Business Corporation Act. The following summary of the provisions of Article 113 is not intended to be a complete statement of such provisions and is qualified in its entirety to the full text of Article 113, a copy of which is attached to this Joint Proxy Statement/ Prospectus/Information Statement as Appendix C, and incorporated herein by reference. RCA shareholders are urged to consult legal counsel with respect to dissenters' rights.

    Shareholders of a Colorado corporation have the right, in certain circumstances, to dissent from certain corporate actions, including the consummation of a plan of merger by a Colorado corporation which requires the approval of such corporation's shareholders, whether or not such dissenting shareholder has the right to vote with respect to such corporate actions. Shareholders entitled to dissent are also entitled to obtain a cash payment in the amount of the fair value of their shares. The holders of RCA Preferred Stock have such rights with respect to the RCA Merger.

    A holder of RCA Preferred Stock who wishes to assert dissenters' rights under Article 113 must (i) cause RCA to receive, before the vote is taken with respect to the RCA Merger, written notice of the holder's intention to demand a cash payment for the holder's shares of RCA Preferred Stock if the RCA Merger is effectuated; and (ii) not vote the shares of RCA Preferred Stock in favor of the RCA Merger. A holder of RCA Preferred Stock failing to satisfy these requirements will not be entitled to dissenters' rights under Article 113.

    If the RCA Merger is approved, RCA must give a written dissenters' notice to all RCA shareholders who are entitled to demand a cash payment for their shares under Article 113 (the "RCA Dissenters' Notice") within ten days after shareholder approval of the RCA Merger. The RCA Dissenters' Notice must: (i) state that the RCA Merger was authorized and state the effective date or the proposed effective date of the RCA Merger; (ii) state an address at which it will receive cash payment demands and the address of a place where certificates for certificated shares must be deposited; (iii) supply a form for demanding a cash payment, which form shall request a dissenter to state an address to which a cash payment is to be made; (iv) set the date by which it must receive a cash payment demand and certificates for uncertificated shares, which date may not be less than 30 days after the date that the RCA Dissenters' Notice is given; (v) state the requirement regarding the dissent by record holders with respect to shares held by beneficial owners, as permitted by Section 7-113-103(3) of the Business Corporation Act; and (vi) be accompanied by a copy of Article 113.

    An RCA shareholder who wishes to obtain a cash payment for his or her shares of RCA Preferred Stock must demand a cash payment by submitting the form provided pursuant to (iv) above, or by stating such demand in another writing, and depositing the shareholder's certificate(s) for certificated shares. RCA may restrict the transfer of any shares not represented by a certificate from the date the demand for cash payment is received. The shareholder demanding a cash payment in accordance with Section 7-113-204 shall retain all rights of a shareholder, except the right to transfer shares, until the effective date of the RCA Merger. An RCA shareholder who does not provide demand for a cash payment by the dates set forth in the RCA Dissenters' Notice and in accordance with Section 7-113-204 will not be entitled to a cash payment for his or her shares of RCA Preferred Stock as provided in the Business Corporation Act.

    Pursuant to Sections 7-113-206 and 207 of the Business Corporation Act, upon the effective date of the RCA Merger or upon receipt of a cash payment demand, whichever is later, RCA must pay each dissenter who complied with Section 7-113-204 the amount of cash that RCA estimates to be the fair market value of the shares, plus accrued interest. The cash payment must be accompanied by (i) certain financial information regarding RCA; (ii) a statement of RCA's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand a cash payment under Section 7-113-209; and (v) a copy of Section 7-113-206 of the Business Corporation Act.

    Section 7-113-208 of the Business Corporation Act permits RCA to require each shareholder to certify in writing, or in the dissenter's cash payment demand, whether or not the dissenter acquired beneficial ownership of his or her shares of RCA Preferred Stock before the date of the first announcement to the news media or to the shareholders, such date to be set forth in the dissenters' notice. If any dissenter does not so certify in writing, RCA may offer to make a cash payment if the dissenter agrees to accept such payment in full satisfaction of the demand for a cash payment.

    A dissenter may give written notice to RCA, within 30 days after RCA makes or offers a cash payment for the dissenter's shares of RCA Preferred Stock, of the dissenter's estimate of the fair value of such shares and of the amount of interest due and may demand cash payment of such estimate, or reject RCA's offer under Section 7-113-208 and demand a cash payment of the fair value of the shares and interest due if: (i) the dissenter believes that the amount of cash paid pursuant to Section 7-113-206 or offered pursuant to Section 7-113-208 is less than the full value of his or her shares of RCA Preferred Stock or that the interest due was incorrectly calculated; (ii) RCA fails to make a cash payment as required under Section 7-113-206 within the time specified above; or (iii) RCA does not return the deposited certificates as required by Section 7-113-207. Dissenters who do not give the required notice waive the right to demand a cash payment under Section 7-113-209.

    If a demand for a cash payment under Section 7-113-209 remains unresolved, RCA may, within 60 days after receiving the cash payment demand, petition the court to determine the fair value of the shares of RCA Preferred Stock and accrued interest. All dissenters whose demands remain unsettled would be made a party to such a proceeding. Each dissenter is entitled to judgment for the amount the court finds to be the fair value of the shares of RCA Preferred Stock, plus interest, less any amount paid by RCA. The costs associated with this proceeding shall be assessed against RCA, unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding cash payment under Section 7-113-209, in which case the court may assess the costs in the amount the court finds equitable against some or all of the dissenters. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable, against RCA or the dissenters. If RCA does not commence a proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount of cash demanded.

EXCHANGE OF SHARES

    At or prior to the RCA Effective Time, Sun will appoint, and will retain for a period of at least six months after the RCA Effective Time, an exchange agent (the "RCA Exchange Agent") to effect the exchange of shares of RCA Capital Stock for Sun Common Stock and Sun Preferred Stock in connection with the RCA Merger. From time to time after the RCA Effective Time, Sun shall deposit, or cause to be deposited, certificates representing Sun Common Stock and Sun Preferred Stock for conversion of shares of RCA Capital Stock in accordance with the RCA Merger Agreement.

    Commencing immediately after the RCA Effective Time and until the appointment of the RCA Exchange Agent is terminated, each holder of a certificate or certificates theretofore evidencing shares of RCA Capital Stock may surrender the same to the RCA Exchange Agent, and, after the appointment of the RCA Exchange Agent has been terminated, any such holder may surrender any such certificate to Sun. Such holder will be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Sun Common Stock, or Sun Preferred Stock, as the case may be, into which the shares of RCA Capital Stock theretofore represented by the certificate or certificates so surrendered have been converted pursuant to the Merger, together with a cash payment in lieu of fractional shares, if any, and all such shares of Sun Common Stock, or Sun Preferred Stock, as the case may be, will be deemed to have been issued at the RCA Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the RCA Effective Time, represented issued and outstanding shares of RCA Capital Stock will be deemed for all corporate purposes of Sun, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Sun

Common Stock, or Sun Preferred Stock, as the case may be, into which the shares of RCA Capital Stock theretofore represented thereby have been converted at the RCA Effective Time.

    Until certificates representing shares of RCA Capital Stock are surrendered, no dividend or other distribution, if any, payable to the holders of record of Sun Common Stock, or Sun Preferred Stock, as the case may be, as of any date subsequent to the RCA Effective Time will be paid to the holder of such certificate. Upon the surrender of any such certificate representing shares of RCA Capital Stock, however, the record holder of the certificate or certificates representing shares of Sun Common Stock, or Sun Preferred Stock, as the case may be, issued in exchange therefor will receive from the RCA Exchange Agent or from Sun, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the RCA Effective Time and until such surrender will have become payable with respect to such number of shares of Sun Common Stock, or Sun Preferred Stock, as the case may be. No interest will be payable with respect to the payment of any such presurrender dividends upon the surrender of certificates theretofore representing shares of RCA Capital Stock.

    No fractional share certificates for Sun Common Stock will be issued upon the surrender for exchange of certificates evidencing shares of RCA Capital Stock. In lieu thereof, the RCA Exchange Agent or Sun, as the case may be, will pay each holder of RCA Capital Stock an amount in cash calculated as provided in the RCA Merger Agreement.

    Risk of loss and title to certificates representing shares of RCA Capital Stock will pass only upon proper delivery of such certificates to the RCA Exchange Agent.

    Sun shall deposit, or cause to be deposited, certificates representing Sun Common Stock and Sun Preferred Stock for conversion of shares of RCA Capital Stock in accordance with the RCA Merger Agreement.

    At the RCA Effective Time, the stock transfer books of RCA with respect to shares of RCA Capital Stock will each be closed, and there will be no further registration of transfers of shares of RCA Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of RCA Capital Stock that is not registered in the stock transfer records of RCA, at the RCA Effective Time, a certificate or certificates representing the number of full shares of Sun Common Stock or Sun Preferred Stock, as the case may be, into which such shares of RCA Capital Stock have been converted will be issued to the transferee together with a cash payment in lieu of fractional shares, if any, and a cash payment in the amount of any presurrender dividends, if any, if the certificate or certificates representing such shares of RCA Capital Stock is or are properly surrendered as described above, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                            THE RCA MERGER AGREEMENT

    The description of the RCA Merger Agreement contained in this Joint Proxy Statement/Prospectus/ Information Statement is qualified in its entirety by reference to the complete text of the RCA Merger Agreement, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997, Amendment No. 3 thereto dated as of November 25, 1997 and Amendment No. 4 thereto dated as of April 3, 1998, copies of which are attached hereto as Appendices A, A-1, A-2, A-3 and A-4, respectively, and are incorporated herein by reference.

RCA EFFECTIVE TIME

    The RCA Merger will become effective by the filing of a certificate of merger (the "RCA Certificate of Merger") with the Secretary of State of the State of Colorado. However, there can be no assurance that the conditions to the RCA Merger will be satisfied or that the RCA Merger Agreement will not be terminated.

CORPORATE MATTERS

    At the RCA Effective Time the articles of incorporation and by-laws of RCA Merger Sub, as in effect immediately prior to the RCA Effective Time, will become the articles of incorporation and by-laws of the Surviving RCA Corporation, and the officers and directors of RCA Merger Sub immediately prior to the RCA Effective Time will become the initial officers and directors of the Surviving RCA Corporation.

CONVERSION OF SECURITIES

    At the RCA Effective Time, by virtue of the RCA Merger and without any action on the part of Sun, RCA Merger Sub, RCA, the holders of RCA Capital Stock or the holders of common stock, par value $.0001 per share, of RCA Merger Sub,
(i) each share of RCA Common Stock and Series AA Preferred Stock issued and outstanding immediately prior to the RCA Effective Time will be converted into shares of Sun Common Stock as described above under "The RCA Merger--Conversion of RCA Capital Stock," (ii) each share of RCA Series F Preferred Stock will be exchanged for one share of Sun Preferred Stock and (iii) each share of common stock, par value $.0001 per share, of RCA Merger Sub issued and outstanding immediately prior to the RCA Effective Time and all rights in respect thereof will forthwith cease to exist and will be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving RCA Corporation.

OPTIONS AND WARRANTS TO PURCHASE RCA COMMON STOCK

    At the RCA Effective Time, each option or warrant granted by RCA to purchase shares of RCA Common Stock which is outstanding and unexercised immediately prior to the RCA Effective Time will be assumed by Sun and converted into an option or warrant to purchase shares of Sun Common Stock in such number and at such exercise price as described below and otherwise having the same terms and conditions as in effect immediately prior to the RCA Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the RCA Merger). The number of shares of Sun Common Stock to be subject to the new option or warrant will be equal to the product of (i) the number of shares of RCA Common Stock subject to the original option or warrant multiplied by (ii) the RCA Common Exchange Ratio. The exercise price per share of Sun Common Stock under the new option or warrant will be equal to the quotient of (i) the exercise price per share of RCA Common Stock under the original option or warrant divided by (ii) the RCA Common Exchange Ratio. Upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Sun Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the aggregate exercise price will be rounded up, if necessary, to the nearest cent.

REPRESENTATIONS AND WARRANTIES

    The RCA Merger Agreement contains certain customary representations and warranties on the part of RCA, Sun and RCA Merger Sub, including, without limitation, representations and warranties as to (i) organization and qualification and subsidiaries; (ii) organizational documents; (iii) capitalization; (iv) authority relative to the RCA Merger Agreement; (v) no conflict and required filings and consents; (vi) permits and compliance with laws; (vii) Commission filings and financial statements; (viii) absence of certain changes or events since the end of the previous fiscal year; (ix) employee benefit plans and labor matters; (x) accounting and certain tax matters; (xi) contracts and debt instruments; (xii) litigation; (xiii) environmental matters; (xiv) intellectual property; (xv) taxes; (xvi) insurance;
(xvii) brokers; (xviii) certain interests of officers and directors in the constituent corporations; and (xix) state takeover statutes. Amendment No. 1 to the RCA Merger Agreement added additional representations and warranties related to the accounts receivable and accounts payable of RCA.

CONDUCT OF BUSINESS PENDING THE RCA MERGER

    The RCA Merger Agreement provides that, between the date of the RCA Merger Agreement and the RCA Effective Time, RCA and Sun must conduct their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve substantially intact their respective business organizations. The RCA Merger Agreement also provides that neither RCA nor Sun may, without the prior written consent of the other party, between the date of the RCA Merger Agreement and the Effective Time, (i) amend its certificate or articles of incorporation or by-laws; (ii) declare or pay any dividend or other distribution with respect to any of its capital stock, except that subsidiaries of RCA and Sun may pay dividends or make distributions to RCA or Sun; (iii) reclassify, combine, split or subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; or (iv) authorize or enter into any formal or informal agreement or otherwise make any commitment to take any action prohibited by the RCA Merger Agreement. The RCA Merger Agreement further provides that RCA may not (i) issue any shares of RCA Capital Stock, except for (A) issuances of RCA Common Stock pursuant to options, warrants and other convertible RCA Capital Stock outstanding on February 17, 1997, and (B) employee stock option grants to non-officers and directors of RCA, provided that such grants are at fair market value and at a level consistent with past practice and the aggregate amount of such shares does not exceed 25,000 shares of RCA Common Stock; (ii) sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber any shares of RCA Capital Stock or any capital stock of any subsidiary or any of its property or assets; (iii) acquire any interest in any corporation, partnership, other business organization or person or any division thereof; (iv) incur any indebtedness for borrowed money or issue any debt securities; (v) terminate, cancel or request any material change in any material contract, or enter into such a material contract; (vi) enter into any contract relating to the provision or receipt of pharmacy services, therapy or supplies or, after May 27, 1997, involving annual payments of more than $25,000, which, in either case, is not cancelable without penalty upon not more than 60 days' notice; (vii) make or authorize any capital expenditures, other than in the ordinary course of business consistent with past practices that have been budgeted and that are not, in the aggregate, in excess of $5,000,000; (viii) enter into any contract or agreement that, if fully performed, would not be permitted under the RCA Merger Agreement; (ix) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any of RCA's stock option plans or authorize cash payments in exchange for any stock options granted under such plans; (x) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities of any subsidiary; (xi) increase the compensation payable to its directors, officers, consultants or employees, except for increases for non-officer employees that are in the ordinary course of business consistent with past practices, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change on control that would be triggered by the RCA Merger with, any of its directors, officers, consultants or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, or other similar plan or arrangement for the benefit of any director, officer, consultant or employee of RCA, except to the extent required by applicable law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between RCA and any of its directors, officers, consultants or employees; (xii) pay, discharge, settle or satisfy any claims, liabilities or obligations, other than in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of RCA as of June 30, 1996; (xiii) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by United States generally accepted accounting principles; (xiv) make any tax election or settle or compromise any material income tax liability, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on its consolidated balance sheet as of June 30, 1996 and only to the extent of such reserves; (xv) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions previously disclosed to Sun, any affiliate of RCA or any shareholder of RCA who is a party to the RCA Stock Option Agreement; or (xvi) institute, file or commence any claim, action, suit or proceeding. In addition, the RCA Merger Agreement provides that Sun may not sell, transfer, license or otherwise dispose of any material assets.

NOTICES OF CERTAIN EVENTS

    The RCA Merger Agreement provides that each of Sun and RCA must give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the RCA Merger; (ii) any notice or other communication from any governmental entity in connection with the RCA Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Sun or RCA that relate to the consummation of the RCA Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, would become a default under any material contract of such party; (v) any change that could reasonably be expected to have a material adverse effect on RCA or Sun or to delay or impede the ability of either RCA or Sun to perform its obligations pursuant to the RCA Merger Agreement and to effect the consummation of the RCA Merger; and
(vi) the receipt by certain officers of RCA of notice from any creditor that any account payable in excess of $35,000 is past due and that as a result of such past due account such creditor has interrupted, suspended or terminated, or threatened to interrupt, suspend or terminate, the provision of goods or services to RCA.

ACCESS TO INFORMATION; CONFIDENTIALITY

    The RCA Merger Agreement provides that, from the date of the RCA Merger Agreement to the RCA Effective Time, each of Sun and RCA must (i) provide to the other access at reasonable times to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party may reasonably request. In addition, the obligations of Sun and RCA under the confidentiality agreements entered into between them as of November 12, 1996 and December 20, 1996 remain in effect.

NO SOLICITATION OF TRANSACTIONS

    Pursuant to the RCA Merger Agreement, RCA may not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as described below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of RCA's officers, directors or employees,

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or any investment banker, financial advisor, attorney, accountant or other representative retained by RCA, to take any such action. However, the RCA Merger Agreement provides that the board of directors of RCA may (i) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and (ii) after receiving the advice of outside counsel to the effect that RCA's board of directors is required to do so in order to discharge properly its fiduciary duties, consider, negotiate, approve and recommend to its shareholders an unsolicited BONA FIDE written acquisition proposal which (A) was not received in violation of the RCA Merger Agreement, (B) if executed or consummated would be a Competing Transaction, (C) is not subject to financing and (D) RCA's board of directors determines in good faith, after the receipt of an opinion of its financial advisor, would result in a transaction more favorable to RCA's shareholders than the RCA Merger (any such acquisition proposal, a "Superior Proposal"). The RCA Merger Agreement requires that RCA must notify Sun and RCA Merger Sub promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding such an acquisition proposal or a Competing Transaction is made.

    For purposes of the RCA Merger Agreement, "Competing Transaction" means, with respect to RCA, (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of RCA, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25 percent or more of the outstanding voting securities of RCA or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 25 percent or more of the outstanding voting securities of RCA; (v) any solicitation in opposition to the approval of the RCA Merger Agreement by the shareholders of RCA; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

POOLING OF INTERESTS

    The RCA Merger Agreement provides that none of the parties thereto may knowingly take or fail to take any action, other than those required by the RCA Merger Agreement, which action could reasonably be expected to jeopardize the treatment of the RCA Merger as a "pooling of interests" for accounting purposes, and each party is obligated to take all reasonable actions necessary to cause the RCA Merger to be characterized as such.

PLAN OF REORGANIZATION

    The RCA Merger Agreement is intended to constitute a tax-free "plan of reorganization" within the meaning of the income tax regulations promulgated under the Code. Pursuant to the RCA Merger Agreement, RCA and Sun have agreed that, from and after the date of the RCA Merger Agreement, they will use all reasonable efforts to cause the RCA Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the RCA Merger from qualifying, as a tax-free reorganization under the Code. In the event that the RCA Merger fails to qualify as a tax-free reorganization under the Code, RCA and Sun have agreed to negotiate in good faith to restructure the RCA Merger so that it will qualify as a tax-free transaction under the Code.

FURTHER ACTION; CONSENTS; FILINGS

    The RCA Merger Agreement provides that each of RCA and Sun must use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the RCA Merger,
(ii) obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Sun, RCA Merger Sub, RCA or the Surviving RCA

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Corporation in connection with the authorization, execution and delivery of the
RCA Merger Agreement and the consummation of the RCA Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to the RCA Merger Agreement and the RCA Merger required under the rules and regulations of the NYSE, the Securities Act, the Exchange Act and any other applicable federal or state securities laws and any other applicable law. RCA and Sun are also required to promptly give any notices regarding the RCA Merger, the RCA Merger Agreement or the transactions contemplated thereby to third parties required under applicable law or by any contract, license, lease or other agreement to which it is bound, and to use all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the RCA Merger or the other transactions contemplated by the RCA Merger Agreement.

NYSE LISTING

    RCA and Sun have each agreed to use all reasonable efforts to obtain, prior to the RCA Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Sun Common Stock into which the shares of RCA Capital Stock will be converted pursuant to the RCA Merger.

AGREEMENTS OF RCA AFFILIATES

    Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of RCA in connection with the RCA Merger. RCA has delivered to Sun a letter (the "Affiliate Letter") identifying each person who was, in RCA's reasonable judgment, at the RCA Record Date, an "affiliate" of RCA for purposes of Rule 145 under the Securities Act. RCA has also agreed to use all reasonable efforts to cause each person (an "Affiliate") who is identified as an Affiliate in the Affiliate Letter to deliver to Sun, prior to the RCA Effective Time, a written agreement (an "Affiliate Agreement"). Under such Affiliate Agreements, every Affiliate will represent that he or she has been advised that the Affiliate may not sell, transfer or otherwise dispose of Sun Capital Stock issued to the Affiliate in the RCA Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act,
(ii) is made in compliance with the requirements of Rule 145 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Sun, is otherwise exempt from registration under the Securities Act.

    In addition, all executive officers and directors of RCA have confirmed that they intend to vote their respective shares of RCA Capital Stock in favor of the RCA Merger. They have also agreed to restrict sales of such shares prior to and following the RCA Merger to comply with the requirements of pooling-of-interests accounting treatment.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

    Under the RCA Merger Agreement, Sun has agreed that the articles of incorporation and bylaws of the Surviving RCA Corporation in the RCA Merger will contain the indemnification provisions set forth in RCA's articles of incorporation and bylaws and that such provisions will not be amended, repealed or otherwise modified for a period of six years from the RCA Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the RCA Effective Time were directors, officers, employees, fiduciaries, or agents of RCA. However, the Surviving RCA Corporation may amend or otherwise modify the provisions with respect to indemnification that are set forth in its articles of incorporation and bylaws to exclude any right to indemnification thereunder with respect to any civil or criminal penalties, damages, fines, disgorgement or other similar personal liabilities, or any injunctions or consent decrees, incurred, imposed or entered into in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought or assessed by any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any settlement thereof ("Excluded Items"). Sun has also agreed that from and after the

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RCA Effective Time, Sun and the Surviving RCA Corporation shall indemnify and hold harmless each present and former director and officer of RCA against (i) any costs or expenses (including reasonable attorneys' fees) and (ii) judgments, fines, losses, claims, damages or liabilities, but excluding from this clause
(ii) Excluded Items, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the RCA Effective Time, whether asserted or claimed prior to, at or after the RCA Effective Time, to the extent permitted under the charter documents of RCA or Sun.

CONDITIONS TO THE RCA MERGER

    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of both Sun and RCA to consummate the RCA Merger are subject to the satisfaction or waiver of certain conditions, including, without limitation, (i) the continuing effectiveness of the Registration Statement of which this Joint Proxy Statement/ Prospectus/Information Statement forms a part; (ii) the approval of the RCA Merger Agreement and the RCA Merger by the shareholders of RCA and the stockholders of Sun; (iii) the absence of any injunction or order making the RCA Merger illegal or otherwise prohibiting its consummation; (iv) the termination of any waiting period applicable to the consummation of the RCA Merger under the HSR Act or any other applicable competition, merger control or similar law; (v) the receipt of all material consents, approvals and authorizations legally required to be obtained to consummate the RCA Merger; (vi) the issuance of an opinion by Arthur Andersen LLP addressed to Sun and RCA that the Merger will qualify for "pooling of interests" accounting treatment; and (vii) the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sun Common Stock into which shares of RCA Capital Stock will be converted pursuant to the RCA Merger Agreement. THE CONSUMMATION OF THE CONTOUR MERGER IS NOT A CONDITION TO THE RCA MERGER.

    CONDITIONS TO THE OBLIGATIONS OF RCA. The obligations of RCA to consummate the RCA Merger are subject to the satisfaction or waiver of certain additional conditions, including, without limitation, (i) the accuracy in all material respects at and as of the RCA Effective Time of each of the representations and warranties of Sun contained in the RCA Merger Agreement; (ii) the performance or compliance by Sun with all material agreements and covenants required by the RCA Merger Agreement to be performed or complied with by it on or prior to the RCA Effective Time; and (iii) the receipt from Rogers & Hardin LLP, special counsel to RCA, of its opinion to the effect that the RCA Merger will be treated for federal income tax purposes as a tax-free reorganization.

    CONDITIONS TO THE OBLIGATIONS OF SUN. The obligations of Sun to consummate the RCA Merger are subject to the satisfaction or waiver of certain additional conditions, including, without limitation, (i) the performance or compliance by RCA with all material agreements and covenants required by the RCA Merger Agreement to be performed or complied with by it on or prior to the RCA Effective Time; (ii) the accuracy in all material respects at and as of the date of Amendment No. 3 to the RCA Merger Agreement of each of the representations and warranties of RCA contained in the RCA Merger Agreement; (iii) the receipt from Shearman & Sterling, special counsel to Sun, of its opinion to the effect that the RCA Merger will be treated for federal income tax purposes as a tax-free reorganization; (iv) the absence of any pending or threatened action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction which would, require Sun to hold separate or dispose of any of the stock or assets of RCA or its subsidiaries or imposes material limitations on the ability of Sun to control in any material respect the business, assets or operations of either Sun or RCA; and (v) the continued effectiveness of the MOU, or another agreement providing for the settlement in principle of the Actions on terms no less favorable to Sun or RCA than those contained in the MOU (see "Risk Factors--Risks Concerning RCA and Contour--Shareholder Litigation").

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TERMINATION

    The RCA Merger Agreement provides that it may be terminated and the RCA Merger abandoned at any time prior to the RCA Effective Time, notwithstanding the adoption and approval of the RCA Merger Agreement by the stockholders of Sun and the shareholders of RCA, (i) by mutual written consent duly authorized by the boards of directors of each of Sun and RCA; (ii) by either Sun or RCA, if the RCA Effective Time does not occur on or before June 30, 1998; (iii) by either Sun or RCA, if any governmental order, writ, injunction or decree preventing the consummation of the Merger is entered by any court of competent jurisdiction and becomes final and nonappealable; (iv) by Sun, if (A) the board of directors of RCA withdraws, modifies or changes its recommendation of the RCA Merger Agreement or the RCA Merger in a manner adverse to Sun or its stockholders or resolves to do so, (B) the board of directors of RCA recommends to the shareholders of RCA a Competing Transaction or resolves to do so, or (C) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of RCA is commenced and the board of directors of RCA fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); (v) by RCA, if the board of directors of Sun withdraws, modifies or changes its recommendation of the RCA Merger Agreement or the RCA Merger in a manner adverse to RCA or its shareholders or resolves to do so; (vi) by Sun or RCA, if (A) the RCA Merger Agreement and the RCA Merger fail to receive the requisite votes for approval at the RCA Special Meeting or any adjournment or postponement thereof or (B) if the RCA Merger Agreement and the RCA Merger fail to receive the requisite votes for approval at the Sun Special Meeting or any adjournment or postponement thereof;
(vii) by Sun, upon a material uncured breach of any representation or warranty made by RCA on the date of Amendment No. 3 to the RCA Merger Agreement or of any covenant or agreement on the part of RCA set forth in the RCA Merger Agreement;
(viii) by RCA, upon an uncured breach of any representation, warranty, covenant or agreement on the part of Sun set forth in the RCA Merger Agreement; (ix) by Sun if (A) (y) any governmental order, writ, injunction or decree determining the RCA Stock Option Agreement invalid and unenforceable shall have been entered by any court of competent jurisdiction and have become final and nonappealable and (z) RCA or any of its officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination or (B) any of the shareholders of RCA party to the RCA Stock Option Agreement shall be in material breach of such agreement; and (x) by Sun, if (A) there shall have occurred any damage to, or destruction of, the tangible property or assets of RCA or any of its subsidiaries or (B) after November 25, 1997, any suit, claim, action, proceeding or investigation shall be commenced or, to the knowledge of RCA, threatened against RCA or any of its subsidiaries before any governmental entity (y) by any party other than a governmental entity and relating to patient care matters or (z) by any governmental entity, which in the case of clauses (A) and (B), individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

TERMINATION FEES AND EXPENSES

    The RCA Merger Agreement provides that (i) if Sun terminates the RCA Merger Agreement pursuant to clause (iv) in the immediately preceding paragraph or if Sun terminates the RCA Merger Agreement pursuant to clause (vi)(A) in the immediately preceding paragraph, and RCA enters into a definitive agreement with respect to any Competing Transaction within 18 months of termination thereunder, then RCA must pay to Sun an amount equal to $5,000,000, (ii) if RCA terminates the RCA Merger Agreement pursuant to clause (vi)(B) in the immediately preceding paragraph, then Sun must pay to RCA an amount equal to $1,000,000 plus all of RCA's reasonable out-of-pocket expenses incurred in connection with the RCA Merger Agreement and the RCA Merger in an amount no greater than $750,000, (iii) if Sun terminates the RCA Merger Agreement pursuant to clause (vi)(A) of the immediately preceding paragraph and Sun is not otherwise entitled to payment of a termination fee from RCA, then RCA must pay to Sun an amount equal to $1,000,000 plus all of Sun's reasonable out-of-pocket expenses incurred in connection with the RCA Merger Agreement and the RCA Merger in an amount no greater than

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$750,000, (iv) in the event that Sun terminates the RCA Merger Agreement solely pursuant to the failure of Sun to satisfy or waive clause (v) under "--Conditions to the RCA Merger--Conditions to the Obligations of Sun," then Sun must pay to RCA an amount equal to $250,000 plus all of RCA's reasonable out-of-pocket expenses incurred in connection with the RCA Merger Agreement and the RCA Merger in an amount no greater than $750,000, and (v) in the event that RCA shall terminate the RCA Merger Agreement pursuant to clause (v) of the immediately preceding paragraph, Sun shall pay to RCA an amount equal to $5,000,000 (against which the $1,000,000 fee described in clause (iv) of this paragraph shall be credited).

AMENDMENT AND WAIVER

    The RCA Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective boards of directors at any time prior to the RCA Effective Time; provided, however, that, after the approval of the RCA Merger Agreement by the shareholders of RCA or the stockholders of Sun, as the case may be, no amendment may be made, except such amendments as have received the requisite approval and such amendments as are permitted to be made without approval under the Business Corporation Act or the Delaware General Corporation Law, as applicable. The RCA Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

    At any time prior to the RCA Effective Time, any party to the RCA Merger Agreement may (i) extend the time for or waive compliance with the performance of any obligation or other act of any other party thereto or (ii) waive any inaccuracy in the representations and warranties contained in the RCA Merger Agreement or in any document delivered pursuant thereto. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

AMENDMENTS TO THE RCA MERGER AGREEMENT

    On May 27, 1997, the RCA Merger Agreement was amended by Amendment No. 1 thereto, which (i) eliminated a provision in the RCA Merger Agreement which granted to Christopher F. Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. an option to purchase the shares of In-House owned by RCA; (ii) prohibited Sun from selling the shares of In-House owned by RCA, subject to certain exceptions, or acquiring additional shares of capital stock of In-House, for a period of 24 months following the RCA Effective Time and required Sun to vote such shares for the election of director candidates with In-House's management; (iii) increased the original RCA common exchange ratio of 0.6625 shares of Sun Common Stock for each share of RCA Common Stock to the first amended RCA common exchange ratio of 0.68265 shares of Sun Common Stock for each share of RCA Common Stock; and (iv) added to the RCA Merger Agreement additional representations and warranties and covenants related to the accounts receivable and accounts payable of RCA.

    On August 21, 1997, the RCA Merger Agreement was amended by Amendment No. 2 thereto, which (i) decreased the first amended RCA common exchange ratio from
0.68265 shares of Sun Common Stock for each share of RCA Common Stock to the second amended RCA common exchange ratio of 0.520 shares of Sun Common Stock for each share of RCA Common Stock; (ii) contained certain provisions requiring RCA to revise and restate its fiscal 1997 financial statements; (iii) waived certain representations and warranties which had become incorrect since the date of the RCA Merger Agreement and quantified the materiality threshold applicable to the defined term "Company Material Adverse Effect"; (iv) contained certain provisions relating to the resignation of RCA's independent auditors; (v) amended the provisions of the RCA Merger Agreement related to indemnification of RCA's officers and directors; and (vi) extended the date after which either party could freely terminate the RCA Merger Agreement from September 30, 1997 to November 30, 1997 (or, under certain circumstances, to December 31, 1997).

    On November 25, 1997, the RCA Merger Agreement was amended by Amendment No. 3 thereto, which (i) decreased the second amended RCA common exchange ratio from
0.520 shares of Sun Common

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Stock for each share of RCA Common Stock to the RCA Common Exchange Ratio; (ii)
waived certain representations and warranties which had become incorrect since the date of the RCA Merger Agreement; (iii) modified the definition of "Company Material Adverse Effect" to relate only to changes in the assets or liabilities of RCA; (iv) contained provisions relating to Sun and its affiliates providing ancillary services to RCA and its affiliates; (v) contained provisions allowing RCA to obtain up to $15 million in working capital financing under certain conditions; (vi) contained provisions relating to certain related party leases;
(vii) modified the conditions to Sun's obligations to consummate the RCA Merger related to RCA's representations and warranties and made corresponding modifications in Sun's termination rights; (viii) provided for a termination fee payable to RCA in the event Sun's board of directors changes its recommendation of the RCA Merger in a manner adverse to RCA; (ix) contained certain other technical provisions; and (x) extended the date after which either party may freely terminate the RCA Merger Agreement to March 31, 1998.

    On April 3, 1998, the RCA Merger Agreement was amended by Amendment No. 4 thereto, which (i) added as a condition to Sun's obligation to consummate the RCA Merger a requirement that the MOU entered into in connection with the settlement of the Actions remain in effect (see "Risk Factors--Risks Concerning RCA and Contour--Shareholder Litigation"); and (ii) extended the date after which either party may freely terminate the RCA Merger Agreement from March 31, 1998 to June 30, 1998. See "The RCA Merger--Background of the Mergers."

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
             THE RCA STOCKHOLDERS' STOCK OPTION AND PROXY AGREEMENT

    Concurrent with the execution of the RCA Merger Agreement and as a condition to the willingness of Sun to enter into the RCA Merger Agreement, Sun entered into a Stockholders' Stock Option and Proxy Agreement, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of November 25, 1997 (as amended, the "RCA Stock Option Agreement"), with Christopher F. Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. (each a "Stockholder" and, together, the "Stockholders"), collectively owners as of such date of approximately 36% of the outstanding shares of RCA Capital Stock. Pursuant to the RCA Stock Option Agreement, each Stockholder (i) granted to Sun an irrevocable option to purchase such Stockholder's shares at a price equal to $10.00 per share of RCA Common Stock and RCA Series F Preferred Stock, and $10.00 per share of RCA Series AA Preferred Stock under certain circumstances and (ii) agreed to vote, and granted to Sun an irrevocable proxy to vote, all voting securities of RCA held by such Stockholder in favor of approval of the RCA Merger Agreement and the RCA Merger.

    The following description of the RCA Stock Option Agreement is qualified in its entirety by reference to the complete text of the RCA Stock Option Agreement, a copy of which is attached as Exhibit 1.00(a) to the RCA Merger Agreement attached hereto as Appendix A and incorporated herein by reference.

    Pursuant to the RCA Stock Option Agreement, each Stockholder granted to Sun an option (the "RCA Stock Option") to purchase such Stockholder's RCA Common Stock (the "RCA Option Shares"), the RCA Option Shares in the aggregate representing approximately 36% of the shares of RCA Capital Stock issued and outstanding on the date of grant, at a purchase price of $10.00 per share of RCA Common Stock and RCA Series AA Preferred Stock, and $9.00 per share of RCA Series F Preferred Stock (the "RCA Option Purchase Price").

    Sun may exercise the RCA Stock Option, in whole or in part, at any time following the earlier of (i) the termination of the RCA Merger Agreement (other than a termination due to a final and nonappealable judgment preventing the RCA Merger) and (ii) the first occurrence of a Competing Transaction until the expiration of the RCA Stock Option.

    The RCA Stock Option Agreement provides that, in the event Sun wishes to exercise the RCA Stock Option, it must send a written notice to the Stockholder who granted the option specifying the place and date, not later than ten business days and not earlier than three business days following the date of such notice, for closing such purchase. If Sun exercises any such RCA Stock Options, the Stockholder who granted such option must execute and deliver further transfers, assignments, endorsements, consents and other instruments as Sun may reasonably request for the purpose of effectively carrying out the options. At the closing, Sun must pay the aggregate RCA Option Purchase Price for the shares of RCA Capital Stock being purchased from each Stockholder by delivery of a number of shares of Sun Common Stock equal to the quotient of the total amount of the RCA Option Purchase Price and the average of the last reported sales prices of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days ending five business days before the date of such notice. Each such Stockholder must deliver to Sun a certificate or certificates evidencing such Stockholder's shares of RCA Capital Stock to be purchased by Sun, free and clear of any liens, and each Stockholder will receive a certificate or certificates evidencing the shares of Sun Common Stock to be received by each Stockholder at closing.

    The RCA Stock Option Agreement provides that, during the term of the RCA Stock Options, each Stockholder shall not (i) sell, pledge or otherwise dispose of any of its shares of RCA Capital Stock, (ii) deposit its shares of RCA Capital Stock into a voting trust or enter into a voting agreement with respect to such shares, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any RCA Capital Stock. On June 4, 1997, Ms. Brogdon sold 101,871 shares of RCA Common Stock (representing approximately two percent of the shares of RCA Capital Stock subject to the option) in apparent violation of the RCA Stock Option Agreement. According to documents filed by Ms. Brogdon with the Commission in

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
connection with such sale, such shares were sold pursuant to Rule 144 of the Securities Act at a price of $10.0023 per share. Sun has not yet determined what action, if any, it will take in response to such transaction.

    The RCA Stock Option Agreement further provides that each Stockholder, with respect to those shares of RCA Capital Stock that it owns of record, appoints Sun, or any nominee of Sun, during the term of the RCA Stock Options, as its true and lawful proxy, to vote all of the shares of RCA Capital Stock held by each Stockholder at every annual, special or adjourned meeting of the shareholders of RCA (i) in favor of the adoption of the RCA Merger Agreement and approval of the RCA Merger and any other transactions contemplated by the RCA Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between RCA and any other person or entity (other than the RCA Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of RCA under the RCA Merger Agreement or which could result in any of the conditions to RCA's obligations under the RCA Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the RCA Merger Agreement. Each Stockholder further agreed to cause the shares of RCA Capital Stock owned by it beneficially to be voted in accordance with the RCA Stock Option Agreement.

    The RCA Stock Option Agreement also provides that Sun shall, within three months following the closing, file with the Commission a shelf registration statement relating to the resale of the shares of Sun Common Stock issuable upon exercise of an RCA Stock Option by the Stockholders from time to time in accordance with the methods of distribution set forth in such shelf registration statement, and shall use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act as soon as practicable thereafter. Sun is also required to use its best efforts to keep the shelf registration statement continuously effective for up to two years following the closing.

    The RCA Stock Option Agreement also provides that for a period of 30 days after the consummation of a Competing Transaction involving RCA, Sun shall have the right, upon five business days' prior written notice, to cause RCA (or any successor in interest to RCA by merger, sale of all or substantially all of the assets, or otherwise) to repurchase from Sun all or any unexercised portion of the RCA Stock Options, and all or any portion of the shares of RCA Capital Stock acquired by Sun pursuant to the exercise of any RCA Stock Options, for an aggregate price equal to the sum of the following amounts for each class of RCA Capital Stock: (A) the product of the number of shares of such class as to which the RCA Stock Options remain exercisable multiplied by the amount by which the value of the per share consideration paid for such class in the Competing Transaction exceeds the RCA Option Purchase Price for such class; and (B) the product of the number of shares of such class that Sun owns as a result of the exercise of an RCA Stock Option and the per share consideration paid for such class in the Competing Transaction.

    The RCA Stock Option Agreement will expire by its terms (i) if the RCA Stock Options are not exercised prior to the close of business on the 14th day following termination of the RCA Merger Agreement, (ii) if the RCA Merger Agreement is terminated due to entry of a final and nonappealable judgment preventing consummation of the RCA Merger, or (iii) if the RCA Merger Agreement is terminated or terminable due to Sun's uncured breach of any representation, warranty, covenant or agreement.

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                               THE CONTOUR MERGER

GENERAL

    The Contour Merger Agreement provides that Contour Merger Sub will be merged with and into Contour. As a result of the Contour Merger, the separate corporate existence of Contour Merger Sub will cease and Contour will continue as the surviving corporation of the Contour Merger (the "Surviving Contour Corporation") and will become a direct wholly-owned subsidiary of Sun. The Contour Merger will take place as promptly as practicable after the adoption and approval of the Contour Merger Agreement and the approval of the Contour Merger by the stockholders of Sun and Contour, and the satisfaction or waiver of the other conditions to the Contour Merger set forth in the Contour Merger Agreement. See "The Contour Merger Agreement." It is expected that the Contour Merger will occur immediately prior to the consummation of the RCA Merger.

CONVERSION OF CONTOUR CAPITAL STOCK

    At the Contour Effective Time, by virtue of the Contour Merger and without any action on the part of Sun, Contour Merger Sub, Contour or the holders of Contour Capital Stock, each share of Contour Capital Stock (as defined below) issued and outstanding immediately prior to the Contour Effective Time (other than any shares of Contour Capital Stock to be canceled as described below and any dissenting shares) and all rights in respect thereof will forthwith cease to exist and will be converted into and become exchangeable for the number of shares of Sun Common Stock (and associated Preferred Share Purchase Rights) described below.

    CONTOUR COMMON STOCK. Each outstanding share of Contour Common Stock, other than shares owned by RCA, will be converted into the number of shares of Sun Common Stock equal to the quotient of $8.50 divided by the average of the last reported sales prices of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days ending on the fifth business day prior to the Contour Effective Time (the "Sun Market Price") (the "Contour Common Exchange Ratio").

    CONTOUR PREFERRED STOCK. Each outstanding share of Contour Preferred Stock, other than shares owned by RCA, will be converted into the number of shares of Sun Common Stock equal to the quotient of $4.00 divided by the Sun Market Price (the "Contour Preferred Exchange Ratio" and, together, with the Contour Common Exchange Ratio, the "Contour Exchange Ratios").

    CONTOUR CAPITAL STOCK OWNED BY RCA. Outstanding shares of Contour Capital Stock owned by RCA will not be exchanged in the Contour Merger and will remain outstanding. Notwithstanding the foregoing, if the RCA Merger does not occur promptly after consummation of the Contour Merger, or if Sun does not undertake to contribute to RCA all shares of Contour Capital Stock obtained by Sun pursuant to the Contour Merger, RCA would receive the same per share consideration as the other holders of Contour Capital Stock as set forth above.

    CONTOUR TREASURY STOCK. Each share of Contour Capital Stock held in the treasury of Contour and each share of Contour Capital Stock owned by Sun or any direct or indirect wholly-owned subsidiary of Sun or of Contour immediately prior to the Contour Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

    NO FRACTIONAL SHARES. No fractional share certificates for Sun Common Stock will be issued upon the surrender for exchange of certificates evidencing shares of Contour Capital Stock. In lieu thereof, the Contour Exchange Agent or Sun, as the case may be, will pay each holder of Contour Capital Stock an amount in cash calculated as provided in the Contour Merger Agreement.

    OPTIONS AND WARRANTS. At the Contour Effective Time, each option or warrant granted by Contour to purchase shares of Contour Common Stock (each, a "Contour Stock Option") which is outstanding and unexercised immediately prior to the Contour Effective Time will be assumed by Sun and converted into

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an option or warrant to purchase shares of Sun Common Stock in such number and at such exercise price as follows and otherwise have the same terms and conditions as in effect immediately prior to the Contour Effective Time: (i) the number of shares of Sun Common Stock to be subject to the new option or warrant will be equal to the product of (A) the number of shares of Contour Common Stock subject to the original option or warrant and (B) the Contour Common Exchange Ratio; (ii) the exercise price per share of Sun Common Stock under the new option or warrant will be equal to the quotient of (A) the exercise price per share of Contour Common Stock under the original option or warrant divided by
(B) the Contour Common Exchange Ratio; and (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Sun Common Stock deliverable upon such exercise shall be rounded down to the nearest whole share and the aggregate exercise price shall be rounded up to the nearest cent. Under the Contour Merger Agreement, Sun has agreed to file a registration statement on Form S-8 with respect to the shares of Sun Common Stock subject to Contour's Non-Qualified Stock Bonus Plan and 1996 Stock Option Plan following the Contour Effective Time in order for such shares of Sun Common Stock to be sold without restriction. The Contour Merger Agreement does not require Sun to register the shares of Sun Common Stock issuable upon exercise of any warrants assumed by Sun in the Contour Merger.

    CERTAIN ADJUSTMENTS. If, between the date of the Contour Merger Agreement and the Contour Effective Time, the outstanding shares of Contour Capital Stock or Sun Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period or the number of shares of Contour Capital Stock on a fully diluted basis is in excess of 9,454,693 shares (but excluding options permitted to be issued pursuant to the Contour Merger Agreement), the Contour Exchange Ratios will be adjusted accordingly to provide the holder of Contour Capital Stock the same economic effect as contemplated by the Contour Merger Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

BACKGROUND OF THE CONTOUR MERGER

    See "The RCA Merger--Background of the Mergers" for a discussion of the background of the Contour Merger.

SUN'S REASONS FOR THE CONTOUR MERGER; RECOMMENDATION OF SUN'S BOARD OF DIRECTORS

    The board of directors of Sun has carefully considered the advisability of the Contour Merger, and believes that the terms of the Contour Merger Agreement are fair to, and that the Contour Merger is in the best interests of, Sun's stockholders. THE BOARD OF DIRECTORS OF SUN HAS UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SUN VOTE FOR THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER AND THE ISSUANCE OF SUN COMMON STOCK PURSUANT THERETO.

    In the course of its deliberations, the board of directors of Sun reviewed, and consulted with Sun's management and its financial and legal advisors concerning, a number of factors relevant to the Contour Merger. In particular, the board of directors of Sun identified several potential benefits of the Contour Merger to Sun and its stockholders, among other things:

    (i) the ability to extend Sun's position as a diversified healthcare company by vertically integrating into the medical products business;

    (ii) the ability to supply affiliated facilities with medical products distributed by Contour;

   (iii) the ability of Sun to achieve specific savings by reducing costs for medical supplies through price discounts due to Sun's increased purchasing volume following the Contour Merger;

    (iv) the ability of Sun to achieve revenue growth by distributing medical supplies to nonaffiliated skilled nursing, assisted living and independent living facilities;

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    (v) the opportunities for economies of scale that may result from the
Contour Merger due to the combined purchasing power and medical supplies requirements of the two companies;

    (vi) the written opinion of J.P. Morgan, dated February 17, 1997, that the consideration to be paid by Sun in the Contour Merger is fair, from a financial point of view, to Sun (see "--Opinion of Sun's Financial Advisor"), and J.P. Morgan's indication at the November 25, 1997 Meeting of Sun's board of directors, at which meeting the Sun board approved Amendment No. 2 to the Contour Merger Agreement, that no event had occurred that would cause it to withdraw such opinion (see "The RCA Merger-- Background of the Mergers");

   (vii) the potential to gain a competitive advantage in a consolidating healthcare industry through improved market information and knowledge of patient needs;

  (viii) the diversification of market risks inherent in the combination of the two business entities;

    (ix) Contour's business, operations and prospects;

    (x) the terms and conditions of the Contour Merger Agreement;

    (xi) the historical market prices of, and other information with respect to, the Sun Common Stock and the Contour Common Stock; and

   (xii) the prospects for the long-term performance of Sun Common Stock as well as the potential volatility of such stock.

    The board of directors of Sun also considered a variety of inherent risks and other potentially negative factors in its deliberations concerning the Contour Merger. In particular, the board of directors of Sun considered, among other things:

    (i) the potential dilutive effect of the issuance of Sun Common Stock pursuant to the Contour Merger;

    (ii) the risk that the public market price of the Sun Common Stock might be adversely affected by announcement of the Contour Merger; and

   (iii) the risks associated with integrating the operations of Contour with Sun's existing operations, including the loss of key personnel and institutional memory of Contour, difficulty in integrating corporate, accounting, financial reporting and management information systems and strain on existing levels of personnel to operate Contour's business (see "Risk Factors--Risk Factors Concerning the Mergers-- Difficulty of Integrating Acquired Operations" and "--Management of Growth");

    (iv) the risks associated with the assumption of Contour's existing indebtedness in light of Sun's substantial indebtedness (see "Risk Factors--Risk Factors Concerning Sun--Substantial Leverage; Ability to Service Debt");

    (v) the resignation of C&L as Contour's independent auditors, including C&L's statement that its audit report on Contour's financial statements for the fiscal year ended June 30, 1996 should not be relied upon because C&L concluded that it could no longer rely on Contour management's representations (see "Risk Factors--Risk Factors Concerning RCA and Contour--Resignation of Independent Accountants; Restatement of Financial Statements");

    (vi) the restatement of Contour's financial statements for the fiscal year ended June 30, 1996 and the first three quarters of fiscal 1997 and the increased risk that the assumptions made by Sun regarding the financial condition of Contour may later prove to be incorrect (see "Risk Factors--Risk Factors Concerning RCA and Contour--Resignation of Independent Accountants; Restatement of Financial Statements" and the "The RCA Merger--Background of the Mergers");

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
   (vii) the significant deterioration of Contour's business and financial condition since February 17, 1997 (see "Risk Factors--Risk Factors Concerning RCA and Contour--Deterioration of Contour's Recent Financial Condition; Noncompliance with Certain Covenants"); and

  (viii) other risks described above under "Risk Factors."

    In addition, the board of directors of Sun considered certain risks associated with not consummating the RCA Merger, including the potential loss of Contour as a supplier of medical products and services, the potential impairment of the value of the Contour Debentures and the failure to obtain the potential benefits of the Contour Merger. See "Risk Factors--Risk Factors Concerning the Mergers--Adverse Effects of Failure to Consummate the Mergers--Sun."

    Although the board of directors of Sun did not receive quantitative analysis of all of the factors listed above, based on the foregoing matters, and such other matters as the members of the board of directors of Sun deemed relevant, including the board's familiarity with the long-term care industry, the recommendation of management of Sun and the conclusion of the board of directors of Sun that the aggregate benefit of the positive factors described above outweighed the aggregate negative detriment of the negative factors described above, Sun's board of directors unanimously approved the Contour Merger Agreement and the transactions contemplated thereby.

    The foregoing discussion of the information and factors considered and given weight by the board of directors of Sun is not intended to be exhaustive but includes all material factors considered by the board of directors of Sun. In addition, in reaching the determination to approve and recommend the Contour Merger Agreement and the transactions contemplated thereby, the board of directors of Sun did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors.

CONTOUR'S REASONS FOR THE CONTOUR MERGER; RECOMMENDATION OF CONTOUR'S BOARD OF
  DIRECTORS

    The board of directors of Contour has carefully considered the advisability of the Contour Merger, and believes that the terms of the Contour Merger Agreement are fair to, and that the Contour Merger is in the best interests of, Contour and its stockholders. THE BOARD OF DIRECTORS OF CONTOUR HAS UNANIMOUSLY APPROVED AND ADOPTED THE CONTOUR MERGER AGREEMENT AND APPROVED THE CONTOUR MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CONTOUR VOTE FOR THE APPROVAL AND ADOPTION OF THE CONTOUR MERGER AGREEMENT AND APPROVAL OF THE CONTOUR MERGER.

    In the course of its deliberations, the board of directors of Contour reviewed, and consulted with Contour's management and its legal advisors concerning, a number of factors relevant to the Contour Merger. In particular, the board of directors of Contour identified several potential benefits of the Contour Merger to Contour and its stockholders, among other things:

    (i) the consideration to be paid to Contour's stockholders pursuant to the Contour Merger represents a 67% premium over the average of the closing prices of the Contour Common Stock for the 30 trading days prior to the public announcement of the Contour Merger (see "Opinion of Contour's Financial Advisor");

    (ii) the fact that historically there has been only limited trading activity and limited investor interest in the Contour Common Stock;

   (iii) the fact that Contour's majority stockholder, RCA (which is receiving the same consideration as all other Contour stockholders in connection with the Contour Merger), urged the Contour board to approve the Contour Merger and recommend it to the Contour stockholders;

    (iv) the fact that Sun will own a majority of the outstanding shares of Contour Common Stock upon consummation of the RCA Merger and, therefore, would be able to subsequently "cash out" or "merge

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
out" Contour's minority holders on terms that may be less favorable to such holders than the terms of the Contour Merger;

    (v) the desirability of eliminating possible conflicts of interest inherent in the relationship between a parent company and its majority-owned subsidiary;

    (vi) Sun's market capitalization and public stock distribution will provide Contour's stockholders with substantially increased liquidity;

   (vii) there is the possibility that Contour stockholders can benefit from an increase in the price/ earnings multiple of the Sun Common Stock, which has recently traded at price/earnings multiples below the industry averages, should Sun's strategic direction and financial results result in the Sun Common Stock trading at price/earnings multiples more in line with industry averages (see "Opinion of Contour's Financial Advisor");

  (viii) Sun will have a greater diversification of revenue sources, and will possess greater managerial, operational and financial resources, than does Contour;

    (ix) Sun is expected to achieve certain administrative efficiencies and to eliminate certain duplicate functions; and

    (x) Sun's greater financial resources should permit an acceleration of the development and expansion of new business and services.

    In approving the Contour Merger Agreement and the transactions contemplated thereby, and in recommending that Contour's stockholders approve the Contour Merger, the Contour board of directors consulted with Contour management, as well as its legal advisors, and also considered, among other things: (i) the business, managerial expertise, business strategy, prospects and competitive position of Contour and Sun; (ii) historical, current and projected financial condition and results of operations of Contour (without giving effect to the Contour Merger) and of Sun (after giving effect to the Contour Merger); (iii) the requirement by Sun, as a condition to entering into the Contour Merger Agreement, that RCA, which owned as of such date approximately 65% of the outstanding shares of Contour Capital Stock, enter into, and the deleterious effect on potential subsequent acquisition proposals of, the Contour Stock Option Agreement; (iv) the fact that the Contour Merger Agreement permits Contour to terminate the Contour Merger Agreement under certain circumstances if a third party makes a bona fide proposal which is more favorable to Contour's stockholders than the Contour Merger; (v) the consideration to be paid to Contour stockholders and other terms of the Contour Merger Agreement; (vi) the board's determination that it was unlikely that an alternative transaction could be structured that would offer comparable value to Contour's stockholders; and
(vii) general economic and stock market conditions. In addition, on April 8, 1997, the Contour board of directors obtained the opinion of the investment banking firm of Sterne, Agee & Leach, Inc. that, as of April 8, 1997, the consideration to be received by Contour's stockholders in the Contour Merger was fair, from a financial point of view, to the Contour stockholders. See "--Opinion of Contour's Financial Advisor."

    The board of directors of Contour also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Contour Merger. In particular, the board of directors of Contour considered, among other things: (i) the irreversible nature of the decision and the consequent loss of independence; (ii) the possible change in certain existing Contour corporate policies and strategies following the Contour Merger; (iii) the other risks described under "Risk Factors"; and (iv) the potential for post-merger dilution of Sun's earnings per share.

    The board of directors of Contour also considered certain risks associated with not consummating the Contour Merger, including the loss of potential future revenues from the provision of medical products and supplies to Sun, the potential adverse impact on Contour's financial condition and results of operations, and the failure to obtain the potential benefits of the Contour Merger. See "Risk Factors--

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
Risk Factors Concerning the Mergers--Adverse Effects of Failure to Consummate the Mergers-- Contour."

    Due to the wide variety of factors considered in connection with the evaluation of the Contour Merger, Contour's board of directors did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of Contour's board of directors may have given different weight to different factors.

    CONTOUR BOARD RECOMMENDATION. Contour's board of directors has approved the Contour Merger Agreement and the transactions contemplated thereby and determined that the Contour Merger is fair to, and in the best interests of, Contour and its stockholders. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF CONTOUR UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CONTOUR VOTE IN FAVOR OF THE CONTOUR MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF SUN'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated February 6, 1997, Sun retained J.P. Morgan to deliver a fairness opinion in connection with the proposed Contour Merger.

    On February 17, 1997, J.P. Morgan rendered its written opinion (the inclusion of which in the Joint Proxy Statement/Prospectus/Information Statement has been consented to by J.P. Morgan) to the board of directors of Sun that, as of such date, the consideration to be paid by Sun in the proposed Contour Merger was fair from a financial point of view to Sun. No limitations were imposed by Sun's board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

    THE FULL TEXT OF THE OPINION OF J.P. MORGAN, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS/ INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUN'S STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. J.P. MORGAN'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF SUN, IS DIRECTED ONLY TO THE CONSIDERATION TO BE PAID IN THE CONTOUR MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF SUN AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SUN SPECIAL MEETING. THE SUMMARY OF THE OPINION OF J.P. MORGAN SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at its opinion, J.P. Morgan reviewed, among other things, a draft of the Contour Merger Agreement; the audited financial statements of Contour for the fiscal years ended June 30, 1995 and 1996, and the unaudited financial statements of Contour for the period ended December 31, 1996; the audited financial statements of Sun for the fiscal year ended December 31, 1995 and the unaudited financial statements of Sun for the fiscal year ended December 31, 1996; current and historical market prices of the Contour Common Stock; certain publicly available information concerning the business of Contour and of certain other companies engaged in businesses comparable to those of Contour, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to Contour and the consideration paid for such companies; the terms of other business combinations deemed relevant by J.P. Morgan; certain internal financial analyses and forecasts prepared by Sun and Contour and their respective managements; and certain agreements with respect to outstanding indebtedness or obligations of Sun and Contour. J.P. Morgan also held discussions with certain members of the management of Sun and Contour with respect to certain aspects of the Contour Merger, and the past and current business operations of Sun and Contour, the financial condition and future prospects and operations of Sun and Contour, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan visited certain representative facilities of Contour, and reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

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    J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Sun and Contour or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Sun and Contour to which such analyses or forecasts relate.

    The projections furnished to J.P. Morgan for Sun and Contour were prepared by the respective managements of each company. Neither Sun nor Contour publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Contour Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

    J.P. Morgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which the Sun Common Stock will trade at any future time.

    In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

    PUBLIC TRADING MULTIPLES. Using publicly available information, J.P. Morgan compared selected financial data of Contour with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous to Contour. The companies selected by J.P. Morgan were Gulf South Medical, Physician Sales & Service, and Maxxim Medical. These companies were selected, among other reasons, because they distribute medical supplies to providers of long-term care to patients and operators of skilled nursing facilities. For each comparable company, publicly available financial performance through the twelve months ended September 30, 1996 was measured. J.P. Morgan selected the mean value for each multiple, specifically: Firm Value (Equity Value plus debt minus cash) to Last Twelve Months Revenues, Firm Value to Last Twelve Months Earnings Before Interest and Taxes ("EBIT"), and Equity Value (fully diluted equity multiplied by share price) to Projected 1997 Net Income. The multiples for Firm Value to Last Twelve Months Revenues ranged from 1.1x to 2.2x with a mean of 1.5x. The multiples for Firm Value to LTM EBIT ranged from 13.9x to 32.9x with a mean of 22.1x. The multiples for Equity Value to Projected 1997 Net Income ranged from 11.3x to 38.6x with a mean of 24.9x. These multiples were then applied to Contour's Last Twelve Months Revenues, Last Twelve Months Earnings Before Interest and Taxes, and Projected 1997 Net Income on a stand-alone basis (i.e., without synergies).

    SELECTED TRANSACTION ANALYSIS. Using publicly available information, J.P. Morgan examined selected transactions with respect to the medical supplies industry. Specifically, J.P. Morgan reviewed the following transactions: Bergen Brunswig's acquisition of Durr-Fillauer (September 1992), Physician Sales & Services's acquisition of Taylor Medical (April 1995), Gulf South's acquisition of L&M Medical (October 1995), Gulf South's acquisition of Bayer Medical (February 1996), Contour's acquisition of AmeriDyne (March 1996), Contour's acquisition of Atlantic Medical (August 1996), Gulf South's acquisition of Gateway Healthcare (December 1996), and McKesson's acquisition of General Medical (January 1997). J.P. Morgan focused on two transaction multiples for the purposes of valuation: specifically, Firm Value to

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Last Twelve Months Revenues and Firm Value to Last Twelve Months Earnings Before
Interest, Taxes, Depreciation, and Amortization ("EBITDA"). The multiples for Firm Value to LTM Revenues ranged from 0.25x to 0.88x with a mean of 0.49x. The multiples for Firm Value to LTM EBITDA ranged from 12.6x to 12.8x with a mean of 12.7x. These multiples were then applied to Contour's Pro Forma Last Twelve Months Revenues and Contour's Pro Forma Last Twelve Months Earnings Before Interest, Taxes, Depreciation, and Amortization on a stand-alone basis (i.e., without synergies).

    DISCOUNTED CASH FLOW ANALYSIS (STAND-ALONE BASIS). J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Contour Common Stock on a stand-alone basis (i.e., without synergies). J.P. Morgan calculated the unlevered free cash flows that Contour is expected to generate on a stand-alone basis during fiscal years 1997 through 2001 based upon financial projections prepared by the management of Contour through the years ended December 31 and upon management projections adjusted by J.P. Morgan to reflect more moderate growth in revenues and lower operating margins during the five-year period, J.P. Morgan based its discounted cash flow analysis on such adjusted projections and did not rely in any material respect on the financial projections prepared by the management of Contour. J.P. Morgan also calculated a range of stand-alone terminal asset values of Contour at the end of the five-year period ending December 31, 2001 by applying a perpetual growth rate ranging from 3.5% to 4.5% to the unlevered free cash flow of Contour on a stand-alone basis during the final year of the five-year period. The unlevered free cash flows on a stand-alone basis and the range of stand-alone terminal asset values were then discounted to present values using a discount rate of 10.5%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Contour. The present value of the unlevered free cash flows on a stand-alone basis and the range of stand-alone terminal asset values were then adjusted for Contour's estimated September 30, 1996 excess cash, option exercise proceeds and total debt.

    INDICATED RANGE OF EQUITY VALUES (STAND-ALONE BASIS). The three valuation methods described herein (Public Trading Multiples, Selected Transaction Analysis, and Discounted Cash Flow Analysis), indicated an estimated range of equity values for the Contour Common Stock of between $5.50 and $7.50 per share on a stand-alone basis (i.e., without synergies).

    VALUATION OF SYNERGIES: DISCOUNTED CASH FLOW ANALYSIS. J.P. Morgan also conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Contour's potential revenue and cost synergies with Sun. J.P. Morgan calculated the unlevered free cash flows from synergies that Contour is expected to generate during fiscal years 1997 through 2001 based upon financial projections prepared by the management of Sun and Contour through the years ended December 31 and upon management projections adjusted by J.P. Morgan to reflect more moderate growth in synergy revenues and lower operating margins on those synergy revenues during the five-year period, J.P. Morgan based its discounted cash flow analysis on such adjusted projections and did not rely in any material respect on the financial projections prepared by the management of Contour. J.P. Morgan also calculated a range of terminal asset values of Contour's synergies with Sun at the end of the five-year period ending December 31, 2001 by applying a perpetual growth rate ranging from 3.5% to 4.5% to the unlevered free cash flows from Contour's synergies with Sun during the final year of the five-year period. The unlevered free cash flows from Contour's synergies with Sun and the range of terminal asset values of Contour's synergies with Sun were then discounted to present values using a range of discount rates from 10.0% to 11.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Contour. Based on the adjusted management projections and a discount rate of 10.5%, the discounted cash flow analysis of Contour's synergies with Sun indicated a range of equity values between $4.00 and $5.00 per share of the Contour Common Stock.

    COMBINED INDICATED RANGE OF EQUITY VALUES (STAND-ALONE BASIS PLUS SYNERGIES). The estimated range of equity values for the Contour Common Stock of between $5.50 and $7.50 on a stand-alone basis, as indicated by the three valuation methodologies described herein, in addition to the indicated range of

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equity values for Contour's synergies with Sun of between $4.00 and $5.00 per share, as indicated by a discounted cash flow analysis of Contour's synergies with Sun, resulted in a combined indicated range of equity values between $9.50 and $12.50 per share of the Contour Common Stock.

    BLENDED CONSIDERATION PAID BY SUN. J.P. Morgan also noted the effective per share price paid for Contour reflecting the $8.50 per share paid for the publicly traded shares of Contour Common Stock and the per share value for Contour embedded in the equity value of the purchase price of RCA. Through the RCA Merger, Sun will acquire the 56.8% majority interest in Contour owned by RCA at an effective price of $26,980,600, or $5.01 per share of Contour Common Stock. This effective price reflects the consideration paid by Sun for RCA and also reflects that the value of Contour (with synergies) represented 6.8% of the total value of RCA (with synergies), as based on a Discounted Cash Flow Analysis. The Discounted Cash Flow Analysis assumed a discount rate of 10.5% and applied a growth rate of 4.0% to the unlevered free cash flow of Contour (with synergies) and RCA (with synergies) during the forecast period. Pursuant to the Contour Merger, Sun has agreed to purchase the remaining 43.2% of Contour's equity at an effective price of $34,762,500 (assuming a price of $8.50 per publicly traded share). The aggregate consideration paid by Sun for Contour is $61,743,100, and the blended consideration is $6.52 per share.

    The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. The preparation of fairness opinions does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires J.P. Morgan to exercise its professional judgment--based on its experience and expertise--in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by J.P. Morgan was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. J.P. Morgan did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, J.P. Morgan considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

    As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to Sun's board of directors with respect to the Contour Merger on the basis of such experience and its familiarity with Sun.

    Sun has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws. J.P. Morgan will not receive any additional compensation in connection with the Contour Merger. Sun has also agreed to pay J.P. Morgan certain fees for services rendered in connection with the RCA Merger as follows: a $250,000 fee that was paid upon execution of the engagement letter dated February 6, 1997, as amended April 3, 1998, and agreed to pay J.P. Morgan a fee of $1,850,000 (including the $250,000 engagement fee) payable upon consummation of the RCA Merger. See "The RCA Merger--Opinion of Sun's Financial Advisor."

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    J.P. Morgan and its affiliates maintain banking and other business relationships with Sun and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Sun or Contour for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

OPINION OF CONTOUR'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated February 26, 1997, Contour retained SALI to deliver a fairness opinion in connection with the proposed Contour Merger.

    On April 8, 1997 SALI rendered its written opinion (the "SALI Fairness Opinion") (the inclusion of which in this Joint Proxy Statement/Prospectus/Information Statement has been consented to by SALI) to the board of directors of Contour that, as of April 8, 1997, the consideration to be paid ("Acquisition Price") by Sun in the proposed Contour Merger was fair from a financial point of view to the holders of Contour Common Stock. No limitations were imposed by Contour on the scope of SALI's investigation or the procedures to be followed by SALI in rendering its opinion.

    THE FULL TEXT OF THE SALI FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS/ INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. CONTOUR STOCKHOLDERS ARE URGED TO READ THE SALI FAIRNESS OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THIS REVIEW UNDERTAKEN BY SALI IN RENDERING ITS OPINION. THE SUMMARY OF THE SALI FAIRNESS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    SALI did not advise Contour in the negotiation of the Contour Merger Agreement and was not retained by Contour until after the Contour Merger Agreement had been executed. Accordingly, SALI's opinion as to fairness did not address Contour's underlying decision to proceed with the transaction. The SALI Fairness Opinion was provided at the request of Contour's board of directors and does not constitute a recommendation to Contour stockholders concerning whether or not to vote in favor of the transaction or to take or refrain from taking any other action in connection with the transaction.

    In arriving at its opinion, SALI considered the nature of the business and history of the enterprise, the economic outlook in general, the outlook for the healthcare industry and the medical products segment in particular, Contour's earnings and cash flows for the last four years, the outlook for future earnings, the book value of the Contour Common Stock, Contour's financial condition, its dividend-paying capacity, past transactions in Contour Common Stock, sales of comparable companies, and prices at which other public companies in related lines of business are selling. SALI had discussions with management of Contour concerning its financial condition, business, operations, and prospects and conducted such other analyses as SALI deemed relevant to form a basis for its opinion.

    SALI relied on and assumed the accuracy and completeness of the information provided by Contour, its employees, attorneys, agents, and representatives, including any appraisals given to it. SALI did not attempt any independent verification thereof. SALI did not perform any audit of the information submitted, including any financial, environmental, or real estate information. SALI in all cases assumed, but did not verify, the genuineness of all signatures, the authenticity of all original documents submitted, the conformity of all copies submitted to the originals, due authorization, execution, and delivery of all documents and the accuracy of all information supplied and statements made. SALI assumed that Contour has complied with or will in a timely fashion comply with all applicable laws, rules, and regulations. SALI further assumed that Contour has provided all relevant material information concerning its historical and future business operations and financial condition.

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    SALI's opinion is based on economic, industry, market, and other conditions as in effect on, and the information made available to SALI as of, the date of such opinion. Subsequent developments may affect SALI's opinion, and SALI does not have any obligation to update, revise, or reaffirm such opinion. SALI expressed no opinion as to the price at which the Sun Common Stock will trade at any future time.

    In connection with its analysis and in arriving at its opinion, SALI performed a variety of financial and comparative analyses, including those described below.

    COMPARABLE TRANSACTION ANALYSIS

    With consideration of sales of businesses with some similar characteristics as Contour, Contour management knows of only one recent transaction that may be considered comparable. Contour management believes that Gateway Healthcare Corporation was sold to Gulf South Medical Supply, Inc. in the aggregate for roughly 60% to 70% of annual sales. In addition, two recent Contour acquisitions were transacted in the aggregate for roughly 36% and 90% of sales. The Acquisition Price is roughly 190% of Contour's trailing 12 months' sales. In addition, it is important to note that minority shares traded in the open market or in a private transaction typically trade at discounts of 30% or more to similar transactions where majority shares are considered. SALI's research found no other comparable sales to have occurred which would allow SALI to use that valuation as a "yardstick" for Contour.

    COMPARABLE COMPANY TRADING MULTIPLE ANALYSIS

    Through its research, SALI noted that several publicly traded companies with market capitalizations similar to that of Contour have significant exposure to the businesses of manufacturing medical products or the distribution of medical supplies. This provides some basis for comparison to Contour. These companies include Conmed Corp., Gulf South Medical Supply, ICU Medical, Isolyser Company, Maxxim Medical, MBF USA, Medical Action Industries, National Medical, Owens & Minor, Physician Sales & Service, Rochester Medical, Technol Medical, Urohealth Systems, and Xomed (collectively, the "Comparable Companies"). It should be noted that specific exposure to these business lines among the Comparable Companies is varied in type and significance and that individual circumstances make each company uniquely different. The Comparable Companies, however, are all considered small- or micro-cap stocks, and each should be significantly influenced by the economics of the healthcare industry. SALI believes that analysis of companies with such a cross section of exposure offers some basis for comparison with Contour.

    SALI's analysis compared key financial and operating ratios among the Comparable Companies. It compared specific relationships between the Comparable Companies' stock prices and certain of their financial data and similar relationships between the Acquisition Price and Contour's financial data. In this analysis, SALI examined price relationships for each company as of the end of the month for November and December 1996 and January 1997. In addition, SALI included the closing price of the Contour Common Stock on February 14, 1997, to give credit to any market reaction as a result of Contour's announcement of its earnings for the second quarter of fiscal 1997. SALI chose to analyze market pricing during the most recent three months as Contour's results include contributions of two recent acquisitions. SALI believes that these two quarters most accurately reflect Contour's current operational and financial characteristics.

    When compared to the Comparable Companies, Contour's profit margins are generally lower, while returns on investment tend to be stronger due to Contour's use of a generally higher level of financial leverage during the first half of fiscal 1997. Based on trailing 12 months' earnings, Contour's stock has recently averaged trading at a 1% premium to the Comparable Companies' mean and a 21% premium to their median. The Acquisition Price yields a 57% and 88% premium to the Comparable Companies' mean and median price to trailing 12 months' earnings multiple, respectively. Based on earnings for the most recent quarter, Contour's stock has recently averaged trading at a 28% discount to the Comparable Companies' mean and a 7% discount to their median. The Acquisition Price yields a 12% and 44% premium to the Comparable Companies' mean and median price-to-trailing-quarter-earnings multiple, respectively.

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Based on EBITDA (earnings before interest, taxes, depreciation and amortization)
for the most recent quarter, Contour's stock has recently averaged trading at a 23% discount to the Comparable Companies' mean and a 10% premium to their median. The Acquisition Price yields a 20% and 71% premium to the Comparable Companies' mean and median price-to-trailing-quarter-EBITDA, respectively. Based on trailing 12 months' sales, Contour's stock has recently averaged trading at a 54% discount to the Comparable Companies' mean and a 40% discount to their median. The Acquisition Price yields a 27% and 5% discount to the Comparable Companies' mean and median price to trailing 12 months' sales multiple, respectively. Based on book value, Contour's stock has recently averaged trading at a 7% discount to the Comparable Companies' mean and a 4% premium to their median. The Acquisition Price yields a 48% and 65% premium to the Comparable Companies' mean and median price-to-book multiple, respectively. Finally, the average market capitalization of the Comparable Companies is measured by a mean of roughly $170 million and a median of roughly $120 million. With one shareholder owning a majority of Contour and due to a market capitalization of only $45 million, it is reasonable to expect a significantly thinner trading volume in Contour stock and thus some market discounting due to less liquidity of shares.

    RECENT TRADING HISTORY

    Possibly the strongest indicator of reasonable pricing of Contour Common Stock based on all available public information and the general trading liquidity in its stock is the stock's recent trading history. SALI analyzed the relationships between the price of the Contour Common Stock and Contour's reported earnings, book value, sales, and EBITDA since the November 5, 1996 reporting of earnings for the first quarter of fiscal 1997. SALI chose Contour's earnings for the first quarter of fiscal 1997 as its starting point for recent trading as the financial results of this quarter and the second quarter of fiscal 1997 both include the contributions of two recent Contour acquisitions. SALI believes these two quarters most accurately reflect the current operational and financial characteristics of Contour.

    SALI's analysis of recent trading patterns in Contour Common Stock indicates that the multiple of Acquisition Price to earnings for the second quarter of fiscal 1997 is a 40% premium to the stock's recent average price-to-earnings trading history. The multiple of Acquisition Price to Contour's book value as of December 31, 1996 is a 41% premium to the stock's recent average price-to-book trading history. The multiple of Acquisition Price to sales for the second quarter of fiscal 1997 is a 54% premium to the stock's recent average price-to-sales trading history. The multiple of Acquisition Price to EBITDA for the second quarter of fiscal 1997 is a 55% premium to the stock's recent average price-to-EBITDA trading history.

    NET REALIZABLE ASSETS

    SALI's review of Contour's realizable value of net assets indicates that the Acquisition Price is at a premium several times that of any possible value to be realized in a liquidation of its assets. The Acquisition Price is approximately 4.3x Contour's book value per share. Due to the significant premium of the recent trading patterns in Contour Common Stock to Contour's book value and the Acquisition Price to Contour's book value, SALI did not believe that Contour's book value or net asset value was a significant driver of the value of Contour's Common Stock. Therefore, SALI believed that any differences between Contour's book value and its net asset value should not have a material impact on the value of Contour Common Stock.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. SALI believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In performing its analyses, SALI made numerous general assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Sun or Contour. SALI did not make any specific assumptions with

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respect to Contour's future financial performance or results of operations, and was not provided with any internal financial analysis or forecasts prepared by Sun or Contour. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein. Any theoretical or implied values derived from these analyses are not necessarily indicative of actual fair market values, which may be significantly more or less favorable than as set forth herein. In addition, analyses relating to the value of businesses do not purport to reflect the prices at which they may actually be sold.

    For services rendered in connection with and including the delivery of its opinion on the Contour Merger, Contour has agreed to pay SALI a fee of $100,000. The fee includes a $25,000 retainer and a $75,000 payment upon the filing of this Joint Proxy Statement/Prospectus/Information Statement with the Commission. In addition, Contour has agreed to indemnify SALI against certain liabilities, including liabilities arising under the Federal securities laws.

    SALI is a registered broker/dealer with expertise in retail and institutional brokerage; investment banking and underwriting; secondary trading of corporate, municipal, and government securities; and market making in over-the-counter stocks. The only relationship between SALI and Contour and any of its affiliates that has existed at any time during the prior two years has been SALI's preliminary discussions leading to its engagement with respect to the SALI Fairness Opinion.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of the Contour Merger to Contour and holders of Contour Capital Stock. The discussion is based on current law and reflects the opinion of Shearman & Sterling, special tax counsel to Sun. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation, including, without limitation, aspects of federal income taxation that may be applicable to particular stockholders, such as stockholders who are dealers in securities, foreign persons or those who acquired their Contour Capital Stock in a compensation transaction. The discussion also does not address the federal income tax consequences of the Contour Merger to holders of options or warrants to purchase Contour Capital Stock. In addition, it does not address the state, local or foreign tax consequences of the Contour Merger, if any.

    HOLDERS OF CONTOUR CAPITAL STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE CONTOUR MERGER.

    Shearman & Sterling will deliver to Sun an opinion to the effect that assuming that the RCA Merger and Sun's contribution of the Contour Capital Stock acquired in the Contour Merger to the Surviving RCA Corporation occur promptly after consummation of the Contour Merger, the Contour Merger would more likely than not qualify as a tax-free reorganization within the meaning of Section 368 of the Code. In such a case, the material federal income tax consequences of the Contour Merger to Contour and the holders of Contour Capital Stock will be as follows: (i) no gain or loss will be recognized by Contour, Sun or RCA in the Contour Merger; (ii) no gain or loss will be recognized by holders of Contour Capital Stock upon their receipt of Sun Common Stock in exchange for their Contour Capital Stock, except that holders of Contour Capital Stock who receive cash proceeds in lieu of fractional shares of Sun Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Contour Capital Stock allocated to their fractional share interests;
(iii) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Contour Merger; (iv) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Contour Capital Stock attributed thereto as described below) exceeds one year; (v) the tax basis of Sun Common Stock received by holders of Contour Capital Stock will be the same as the tax basis of the Contour Capital Stock exchanged therefor less the tax

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basis, if any, allocated to fractional share interests; and (vi) the holding period of Sun Common Stock in the hands of holders of Contour Capital Stock will include the holding period of their Contour Capital Stock exchanged therefor; provided that such Contour Capital Stock is held as a capital asset at the time of the Contour Merger. On August 5, 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months, and under which gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%. The deductibility of capital losses is subject to limitations. Holders are urged to consult their tax advisor with respect to the effects of such legislation (and proposed technical corrections) and the effect of such limitations.

    No ruling has been or will be obtained from the Internal Revenue Service with respect to the Contour Merger. Opinions of counsel are not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service would not be able to successfully challenge the conclusions expressed in Shearman & Sterling's tax opinion.

    Alternatively, if the RCA Merger and Sun's contribution of the Contour Capital Stock acquired in the Contour Merger to the Surviving RCA Corporation do not occur promptly after consummation of the Contour Merger, the Contour Merger most likely would not qualify as a tax-free reorganization. In such a case, the material federal income tax consequences of the Contour Merger to the holders of Contour Capital Stock will be as follows: (i) gain or loss will be recognized by holders of Contour Capital Stock upon their receipt of Sun Common Stock in exchange for their Contour Capital Stock; (ii) such gain or loss will equal the difference between the tax basis in the Contour Capital Stock exchanged and the fair market value of the Sun Common Stock received; (iii) such gain or loss will constitute capital gain or loss if the Contour Capital Stock exchanged are held as capital assets at the time of the Contour Merger; (iv) such capital gain or loss will be long-term capital gain or loss if the holding period for the Contour Capital Stock exceeds one year; and (v) the tax basis of the Sun Common Stock received by holders of Contour Capital Stock will be equal to the fair market value of the Sun Common Stock on the date of the exchange. As discussed above, recently enacted legislation may reduce the maximum rate of tax on long-term capital gains on most capital assets held by an individual. The deductibility of capital losses is subject to limitations. Holders are urged to consult their tax advisor with respect to the effects of the legislation (and proposed technical corrections) and the effect of such limitations. No ruling has been or will be obtained from the Internal Revenue Service with respect to the Contour Merger. No assurance can be given that the Internal Revenue Service would not be able to successfully challenge the characterization of the Contour Merger as a tax-free reorganization under Section 368 of the Code. The tax treatment of the Contour Merger to the holders of Contour Capital Stock is uncertain. HOLDERS OF CONTOUR CAPITAL STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE CONTOUR MERGER.

    Payments in respect of Contour Capital Stock may be subject to informational reporting to the Internal Revenue Service and to a 31% back-up withholding tax. Back-up withholding will not apply, however, to a payment to a holder of Contour Capital Stock or other payee if such holder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to Sun and the Contour Exchange Agent that it is exempt from back-up withholding.

LIMITATIONS ON RESALES BY AFFILIATES

    All shares of Sun Common Stock received by Contour stockholders in the Contour Merger will be freely transferable, except that shares of Sun Common Stock received by persons who are deemed to be "affiliates" of Contour prior to the Contour Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Sun) or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be "affiliates" of Contour or Sun are those individuals or entities that control, are controlled by, or are under common control with, such

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party and generally include executive officers and directors of such party as well as certain principal stockholders of such party. The Contour Merger Agreement requires Contour to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Sun Common Stock issued to such person in or pursuant to the Contour Merger except in compliance with the Securities Act and the rules and regulations promulgated by the Commission thereunder. This Joint Proxy Statement/Prospectus/Information Statement does not cover any resales of Sun Common Stock received by affiliates of Contour in the Contour Merger. See "The Contour Merger Agreement--Agreements of Contour Affiliates."

ACCOUNTING TREATMENT

    If the shareholders of RCA approve the proposed RCA Merger, the acquisition of the interest in Contour not owned by RCA is expected to be accounted for as a purchase. If the shareholders of RCA do not approve the proposed RCA Merger, the acquisition of all of Contour is expected to be accounted for as a purchase.

INTERESTS OF CERTAIN PERSONS IN THE CONTOUR MERGER

    In considering the recommendation of the Contour board of directors with respect to the Contour Merger Agreement and the transactions contemplated thereby, holders of Contour Capital Stock should be aware that certain members of Contour's management and of the Contour board of directors have interests in the Contour Merger that are in addition to the interests of Contour's stockholders in general. These interests arise from, among other things, certain benefit plans and indemnification arrangements which Sun has agreed to assume after the Contour Merger.

    Not including 5,440,878 shares of Contour Common Stock beneficially held by RCA as of May 1, 1998, directors and executive officers of Contour beneficially owned (i) 164,577 shares of Contour Common Stock for which they will receive the same consideration as other Contour stockholders, (ii) unexercised options to acquire 344,250 shares of Contour Common Stock, and (iii) fully vested, unexercised warrants to acquire 52,500 shares of Contour Common Stock at an exercise price equal to $3.00 per share from June 30, 1999, which will be treated as described below under "--CONTOUR OPTION GRANTS."

    CONTOUR OPTION GRANTS. As provided in the Contour Merger Agreement, by virtue of the Contour Merger, each option or warrant granted by Contour to purchase shares of Contour Common Stock which is outstanding and unexercised immediately prior to the Contour Effective Time will be assumed by Sun and converted into an option or warrant to purchase shares of Sun Common Stock in such number and at such exercise price as is described in the Contour Merger Agreement. As of May 1, 1998, employees (or former employees) of Contour held Contour options to purchase an aggregate of 654,250 shares of Contour Common Stock at a weighted average exercise price of $3.63 per share (at exercise prices ranging from $1.905 to $5.50 per share). Approval of the Contour Merger Agreement by the Sun stockholders will constitute stockholder approval of the assumption by Sun of the rights and obligations of option plans of Contour and of the amendment of such plans to provide for, among other things, the conversion at the Contour Effective Time of each outstanding option and warrant of Contour into an option or warrant to purchase shares of Sun Common Stock. See "The Contour Merger Agreement--Options and Warrants to Purchase Contour Common Stock."

    INDEMNIFICATION; INDEMNIFICATION AGREEMENTS. Under the Contour Merger Agreement, Sun has agreed that the articles of incorporation and bylaws of the Surviving Contour Corporation in the Contour Merger will contain the indemnification provisions set forth in Contour's articles of incorporation and bylaws and that such provisions will not be amended, repealed or otherwise modified for a period of six years from the Contour Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Contour Effective Time were directors, officers, employees, fiduciaries or agents of

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Contour. Sun has also agreed that from and after the Contour Effective Time, Sun and the Surviving Contour Corporation shall indemnify and hold harmless each present and former director and officer of Contour against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Contour Effective Time, whether asserted or claimed prior to, at or after the Contour Effective Time, to the fullest extent that Contour would have been permitted under Nevada law and its charter documents (each as in effect on February 17, 1997) to indemnify such persons.

REGULATORY MATTERS

    Other than the filing with respect to the RCA Merger, no separate filing is required under the HSR Act, and no other filing with or approval of any federal or state governmental entity is required, in connection with the Contour Merger.

OPERATIONS FOLLOWING THE CONTOUR MERGER

    Following the Contour Merger, Contour will be managed by the same executive officers and will continue its operations substantially as such operations were conducted prior to the Contour Merger. Sun and Contour management intend to cooperate to supply Sun-operated facilities with medical products distributed by Contour and to integrate Sun's existing medical products manufacturing and distribution business with Contour's operations. Sun and Contour management intend to expand the current Contour distribution operations to meet the service and volume requirements of Sun's long-term care operations and to enable expansion to nonaffiliated customers.

DISSENTERS' RIGHTS

    A Contour stockholder who complies with the provisions of Chapter 92A of the Nevada Revised Statutes ("NRS") has the right to receive a cash payment for his or her shares of Contour Capital Stock instead of receiving shares of Sun Common Stock pursuant to the Contour Merger Agreement. The following summary of the provisions of Chapter 92A is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 92A, a copy of which is attached to this Joint Proxy Statement/Prospectus/Information Statement as Appendix G, and incorporated herein by reference. Contour stockholders are urged to consult legal counsel with respect to dissenters' rights.

    Stockholders of a Nevada corporation have the right, in certain circumstances, to dissent from certain corporate actions, including the consummation of a plan of merger by a Nevada corporation which requires the approval of such corporation's stockholders. Stockholders who are entitled to dissent are also entitled to obtain a cash payment in the amount of the fair value of their shares. The holders of Contour Capital Stock have such rights with respect to the Contour Merger.

    A Contour stockholder who wishes to assert dissenters' rights must (i) deliver to Contour, before the vote on the Contour Merger is taken, written notice of his or her intent to demand a cash payment for his or her shares of Contour Capital Stock if the Contour Merger is effectuated; and (ii) must not vote his or her shares of Contour Capital Stock in favor of the Contour Merger. A Contour stockholder failing to satisfy these requirements will not be entitled to dissenters' rights under Chapter 92A.

    Contour must send a written dissenters' notice, as described in NRS 92A.430 (the "Contour Dissenters' Notice"), within ten days of effectuation of the Contour Merger Agreement, to all Contour stockholders who have satisfied the above requirements for asserting dissenters' rights. The Contour Dissenters' Notice must include (i) a statement of where the demand for a cash payment is to be sent and where and when certificates, if any, for Contour Capital Stock are to be deposited; (ii) a statement informing the holders of Contour Capital Stock not represented by certificates to what extent the transfer of such shares

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will be restricted after the demand for a cash payment is received; (iii) a form for demanding a cash payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action (the "Announcement Date"), which form requires the Contour stockholder asserting the dissenters' rights to certify whether or not such stockholder acquired beneficial ownership of the shares of Contour Capital Stock before the Announcement Date; (iv) a date by which Sun must receive the demand for a cash payment, which may not be less than 30 or more than 60 days after the date the Contour Dissenters' Notice was delivered; and (v) a copy of NRS Sections 92A.300 to 92A.500.

    A Contour stockholder who wishes to obtain a cash payment for his or her shares of Contour Capital Stock must demand payment, certify whether he or she acquired beneficial ownership of his or her shares of Contour Capital Stock before the Announcement Date, and deposit his or her certificates, if any, in accordance with the terms of the Contour Dissenters' Notice. A Contour stockholder for whom dissenters' rights are asserted as to shares not represented by a certificate will retain all other rights of a Contour stockholder until those rights are canceled or modified by the Contour Merger. Contour may restrict the transfer of any shares not represented by a certificate from the date the demand for a cash payment is received. Pursuant to NRS Section 92A.440, a Contour stockholder who fails to demand a cash payment or deposit his or her certificates where required by the dates set forth in the Contour Dissenters' Notice will not be entitled to a cash payment for his or her shares as provided under Chapter 92A.

    Pursuant to NRS Section 92A.460, within 30 days of receipt of a demand for a cash payment, Contour must pay each dissenter who complied with NRS Section 92A.440 the amount of cash that Contour estimates to be the fair market value of his or her shares of Contour Capital Stock, plus accrued interest. This cash payment obligation may be enforced by the district court of the county where the corporation's registered office is located or, at the election of any dissenter residing or having its registered office in Nevada, of the county where the dissenter resides or has its registered office. The court is required to dispose of the action promptly. The cash payment must be accompanied by (i) certain financial information regarding Contour; (ii) a statement of Contour's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenters' rights to demand a cash payment under NRS Section 92A.480; and (v) a copy of NRS Sections 92A.300 to 92A.500.

    Pursuant to NRS Section 92A.470, Contour may elect to withhold payment from dissenters who became the beneficial owners of their shares on or after the Announcement Date. After consummation of the Contour Merger, however, Contour must estimate the fair value of such shares of Contour Capital Stock, plus accrued interest, and offer to pay this amount in cash to each dissenter who agrees to accept it in full satisfaction of his or her demand. Contour will send this offer with a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' rights to demand a cash payment under NRS Section 92A.480.

    Pursuant to NRS Section 92A.480, a dissenter who believes that the amount paid pursuant to NRS Section 92A.460 or offered pursuant to NRS Section 92A.470 is less than the fair value of his or her shares of Contour Capital Stock or that the interest due is incorrectly calculated may, within 30 days after Contour made or offered a cash payment for his or her shares of Contour Capital Stock, either (i) notify Contour in writing of his or her own estimate of the fair value of such shares and the amount of interest due and demand a cash payment of such estimate less any payments made under NRS Section 92A.460, or
(ii) reject the offer for a cash payment made by Contour under NRS Section 92A.470 and demand a cash payment of the fair value of his or her shares and interest due.

    If a demand for a cash payment remains unsettled, Contour must commence a court proceeding within 60 days after receiving a demand and petition the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled would be made a party to such a proceeding. Each dissenter is entitled to a judgment for the fair value of his or her shares of Contour Capital Stock, plus accrued interest, less any amount paid pursuant to NRS Section 92A.460. The court will assess the costs of the proceedings against Contour unless the court finds that all or some of the dissenters

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acted arbitrarily, vexatiously or not in good faith in demanding a cash payment, in which case the court may assess the costs in the amount the court finds equitable against some or all of the dissenters. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in the amount the court finds equitable, against Contour or the dissenters. If Contour does not commence a proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount of cash demanded.

CONTOUR CONVERTIBLE DEBENTURES

    Contour has outstanding $5,000,000 aggregate principal amount of 9.00% Convertible Debentures (the "Contour Debentures"), which are convertible into shares of Contour Common Stock at a conversion price of $5.00 per share, subject to adjustment in certain circumstances. Under the terms of the indenture governing the Contour Debentures, in the event the Contour Common Stock is not listed on The Nasdaq National Market, the NYSE, the American Stock Exchange or The Nasdaq Small-Cap Market, the Contour Debentures shall be redeemed at the greater of (i) the market value of the Contour Debentures and (ii) 123% of par until July 12, 1998 (and progressively higher amounts thereafter). The Contour Debentures and the loan agreement pursuant to which the Contour Debentures were issued contain default and other provisions contained in loan agreements generally and grant the holders of the Contour Debentures the right to name one director to Contour's board of directors.

    On December 31, 1997, Sun purchased all of the Contour Debentures from Renaissance Capital Growth and Income Fund II, Inc. and Renaissance U.S. Growth and Income Trust, PLC (collectively, "Renaissance") in a privately negotiated transaction for an aggregate purchase price of $8.4 million in cash. Renaissance had not exercised, and Sun does not expect to exercise, its right to name a director to Contour's Board of Directors. As of June 30, 1997, September 30, 1997 and December 31, 1997, Contour was not in compliance with certain financial ratios required to be maintained under the Contour Debenture. On April 2, 1998, Sun agreed to waive such default until 10 business days after the termination of the Contour Merger Agreement.

EXCHANGE OF SHARES

    At or prior to the Contour Effective Time, Sun will appoint, and will retain for a period of at least six months after the Contour Effective Time, an exchange agent (the "Contour Exchange Agent") to effect the exchange of shares of Contour Capital Stock for Sun Common Stock, in connection with the Contour Merger. From time to time after the Contour Effective Time, Sun shall deposit, or cause to be deposited, certificates representing Sun Common Stock for conversion of shares of Contour Capital Stock in accordance with the Contour Merger Agreement.

    Commencing immediately after the Contour Effective Time and until the appointment of the Contour Exchange Agent is terminated, each holder of a certificate or certificates theretofore evidencing shares of Contour Capital Stock may surrender the same, to the Contour Exchange Agent, and, after the appointment of the Contour Exchange Agent has been terminated, any such holder may surrender any such certificate to Sun. Such holder will be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Sun Common Stock into which the shares of Contour Capital Stock theretofore represented by the certificate or certificates so surrendered have been converted pursuant to the Contour Merger, together with a cash payment in lieu of fractional shares, if any, and all such shares of Sun Common Stock will be deemed to have been issued at the Contour Effective Time. Until surrendered and exchanged, each outstanding certificate which, prior to the Contour Effective Time, represented issued and outstanding shares of Contour Capital Stock will be deemed for all corporate purposes of Sun, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Sun Common Stock into which the shares of Contour Capital Stock theretofore represented thereby have been converted at the Contour Effective Time.

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    Until certificates representing shares of Contour Capital Stock are surrendered, no dividend or other distribution, if any, payable to the holders of record of Sun Common Stock as of any date subsequent to the Contour Effective Time will be paid to the holder of such certificate. Upon the surrender of any such certificate representing shares of Contour Capital Stock, however, the record holder of the certificate or certificates representing shares of Sun Common Stock issued in exchange therefor will receive from the Contour Exchange Agent or from Sun, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Contour Effective Time and until such surrender will have become payable with respect to such number of shares of Sun Common Stock. No interest will be payable with respect to the payment of any such presurrender dividends upon the surrender of certificates theretofore representing shares of Contour Capital Stock.

    No fractional share certificates for Sun Common Stock will be issued upon the surrender for exchange of certificates evidencing shares of Contour Capital Stock. In lieu thereof, the Contour Exchange Agent or Sun, as the case may be, will pay each holder of Contour Capital Stock an amount in cash calculated as provided in the Contour Merger Agreement.

    Risk of loss and title to certificates representing shares of Contour Capital Stock will pass only upon proper delivery of such certificates to the Contour Exchange Agent.

    At the Contour Effective Time, the stock transfer books of Contour with respect to shares of Contour Capital Stock will each be closed, and there will be no further registration of transfers of shares of Contour Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Contour Capital Stock that is not registered in the stock transfer records of Contour, at the Contour Effective Time, a certificate or certificates representing the number of full shares of Sun Common Stock into which such shares of Contour Capital Stock have been converted will be issued to the transferee together with a cash payment in lieu of fractional shares, if any, and a cash payment in the amount of any presurrender dividends, if any, if the certificate or certificates representing such shares of Contour Capital Stock is or are properly surrendered as described above, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

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                          THE CONTOUR MERGER AGREEMENT

    The description of the Contour Merger Agreement contained in this Joint Proxy Statement/Prospectus/Information Statement is qualified in its entirety by reference to the complete text of the Contour Merger Agreement, as amended by Amendment No. 1 thereto dated as of August 21, 1997, Amendment No. 2 thereto dated as of November 25, 1997 and Amendment No. 3 thereto dated as of April 3, 1998, copies of which are attached hereto as Appendices D, D-1, D-2 and D-3, respectively, and are incorporated herein by reference.

CONTOUR EFFECTIVE TIME

    The Contour Merger will become effective by the filing of a certificate of merger (the "Contour Certificate of Merger") with the Secretary of State of the State of Nevada. However, there can be no assurance that the conditions to the Contour Merger will be satisfied or that the Contour Merger Agreement will not be terminated.

CORPORATE MATTERS

    At the Contour Effective Time the articles of incorporation and by-laws of Contour Merger Sub, as in effect immediately prior to the Contour Effective Time, will become the articles of incorporation and by-laws of the Surviving Contour Corporation, and the officers and directors of Contour Merger Sub immediately prior to the Contour Effective Time will become the initial officers and directors of the Surviving Contour Corporation.

CONVERSION OF SECURITIES

    At the Contour Effective Time, by virtue of the Contour Merger and without any action on the part of Sun, Contour Merger Sub, Contour, the holders of Contour Capital Stock or the holders of common stock, par value $.001 per share, of Contour Merger Sub, (i) each share of Contour Capital Stock issued and outstanding immediately prior to the Contour Effective Time, other than shares owned by RCA, will be converted into shares of Sun Common Stock as described above under "The Contour Merger--Conversion of Contour Capital Stock," (ii) each outstanding share of Contour Capital Stock owned by RCA will not be exchanged in the Contour Merger and will remain outstanding (other than in the circumstances described below) and (iii) each share of common stock, par value $.001 per share, of Contour Merger Sub issued and outstanding immediately prior to the Contour Effective Time and all rights in respect thereof will forthwith cease to exist and will be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Contour Corporation. Notwithstanding the foregoing, if the RCA Merger does not occur promptly after consummation of the Contour Merger, or if Sun does not undertake to contribute to RCA all shares of Contour Capital Stock obtained by Sun pursuant to the Contour Merger, RCA would receive the same per share consideration as the other holders of Contour Capital Stock pursuant to clause
(i) above.

OPTIONS AND WARRANTS TO PURCHASE CONTOUR COMMON STOCK

    At the Contour Effective Time, each option or warrant granted by Contour to purchase shares of Contour Common Stock which is outstanding and unexercised immediately prior to the Contour Effective Time, will be assumed by Sun and converted into an option or warrant to purchase shares of Sun Common Stock in such number and at such exercise price as described below and otherwise having the same terms and conditions as in effect immediately prior to the Contour Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Contour Merger). The number of shares of Sun Common Stock to be subject to the new option or warrant will be equal to the product of (i) the number of shares of Contour Common Stock subject to the original option or warrant multiplied by
(ii) the Contour Common Exchange Ratio. The exercise price per share of Sun

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Common Stock under the new option or warrant will be equal to the quotient of
(i) the exercise price per share of Contour Common Stock under the original option or warrant divided by (ii) the Contour Common Exchange Ratio. Upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Sun Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the aggregate exercise price will be rounded up, if necessary, to the nearest cent.

REPRESENTATIONS AND WARRANTIES

    The Contour Merger Agreement contains certain customary representations and warranties on the part of Contour, Sun and Contour Merger Sub, including, without limitation, representations and warranties as to (i) organization and qualification and subsidiaries; (ii) organizational documents; (iii) capitalization; (iv) authority relative to the Contour Merger Agreement; (v) no conflict and required filings and consents; (vi) permits and compliance with laws; (vii) Commission filings and financial statements; (viii) absence of certain changes or events since the end of the previous fiscal year; (ix) employee benefit plans and labor matters; (x) certain tax matters; (xi) contracts and debt instruments; (xii) litigation; (xiii) environmental matters;
(xiv) intellectual property; (xv) taxes; (xvi) insurance; (xvii) brokers; (xviii) certain interests of officers and directors in the constituent corporations; and (xix) state takeover statutes.

CONDUCT OF BUSINESS PENDING THE CONTOUR MERGER

    The Contour Merger Agreement provides that, between the date of the Contour Merger Agreement and the Contour Effective Time, Contour and Sun must conduct their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve substantially intact their respective business organizations. The Contour Merger Agreement also provides that neither Contour nor Sun may, without the prior written consent of the other party, between the date of the Contour Merger Agreement and the Contour Effective Time,
(i) amend its certificate or articles of incorporation or by-laws; (ii) declare or pay any dividend or other distribution with respect to any of its capital stock, except that subsidiaries of Contour and Sun may pay dividends or make distributions to Contour or Sun; (iii) reclassify, combine, split or subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; or (iv) authorize or enter into any formal or informal agreement or otherwise make any commitment to take any action prohibited by the Contour Merger Agreement. The Contour Merger Agreement further provides that Contour may not (i) issue any shares of Contour Capital Stock, except for (A) issuances of Contour Common Stock pursuant to options, warrants and other convertible Contour Capital Stock outstanding on February 17, 1997, and (B) employee stock option grants to non-officers and directors of Contour, provided that such grants are at fair market value and at a level consistent with past practice and the aggregate amount of such shares does not exceed 10,000 shares of Contour Common Stock; (ii) sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber any shares of Contour Capital Stock or any capital stock of any subsidiary or any of its property or assets; (iii) acquire any interest in any corporation, partnership, other business organization or person or any division thereof; (iv) incur any indebtedness for borrowed money or issue any debt securities; (v) terminate, cancel or request any material change in any material contract, or enter into such a material contract; (vi) enter into any contract relating to the provision or receipt of pharmacy services, therapy or supplies that is not cancelable without penalty upon not more than 60 days' notice; (vii) make or authorize any capital expenditure, other than in the ordinary course of business consistent with past practices, in the aggregate, in excess of $100,000; (viii) enter into any contract or agreement that, if fully performed, would not be permitted under the Contour Merger Agreement; (ix) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any of Contour's stock option plans or authorize cash payments in exchange for any stock options granted under such plans; (x) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities of any subsidiary, except for the mandatory redemption of any Contour Preferred Stock outstanding as of

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February 17, 1997; (xi) increase the compensation payable to its directors, officers, consultants or employees, except for increases for non-officer employees that are in the ordinary course of business consistent with past practices, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change on control that would be triggered by the Contour Merger with, any of its directors, officers, consultants or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, or other similar plan or arrangement for the benefit of any director, officer, consultant or employee of Contour, except to the extent required by applicable law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Contour and any of its directors, officers, consultants or employees; (xii) pay, discharge, settle or satisfy any claims, liabilities or obligations, other than in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of Contour as of June 30, 1996; (xiii) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by United States generally accepted accounting principles; (xiv) make any tax election or settle or compromise any material income tax liability, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on its consolidated balance sheet as of June 30, 1996, and only to the extent of such reserves; or (xv) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions previously disclosed to Sun, any affiliate of Contour. In addition, the Contour Merger Agreement provides that Sun may not sell, transfer, license or otherwise dispose of any material assets.

NOTICES OF CERTAIN EVENTS

    The Contour Merger Agreement provides that each of Sun and Contour must give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contour Merger; (ii) any notice or other communication from any governmental entity in connection with the Contour Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Sun or Contour that relate to the consummation of the Contour Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, would become a default under any material contract of such party; and (v) any change that could reasonably be expected to have a material adverse effect on Contour or Sun or to delay or impede the ability of either Contour or Sun to perform its obligations pursuant to the Contour Merger Agreement and to effect the consummation of the Contour Merger.

ACCESS TO INFORMATION; CONFIDENTIALITY

    The Contour Merger Agreement provides that, from the date of the Contour Merger Agreement to the Contour Effective Time, each of Sun and Contour must (i) provide to the other access at reasonable times to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party may reasonably request. In addition, the obligations of Sun and Contour under the confidentiality agreements entered into between Sun and RCA as of November 12, 1996 and December 20, 1996 remain in effect.

NO SOLICITATION OF TRANSACTIONS

    Pursuant to the Contour Merger Agreement, Contour may not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any

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Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Contour's officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by Contour, to take any such action. However, the Contour Merger Agreement provides that the board of directors of Contour may (i) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and (ii) after receiving the advice of outside counsel to the effect that Contour's board of directors is required to do so in order to discharge properly its fiduciary duties, consider, negotiate, approve and recommend to its stockholders an unsolicited BONA FIDE written acquisition proposal which (A) was not received in violation of the Contour Merger Agreement, (B) if executed or consummated would be a Competing Transaction, (C) is not subject to financing and (D) Contour's board of directors determines in good faith, after the receipt of an opinion of its financial advisor, would result in a transaction more favorable to Contour's stockholders than the Contour Merger (any such acquisition proposal, a "Superior Proposal"). The Contour Merger Agreement requires that Contour must notify Sun and Contour Merger Sub promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding such an acquisition proposal or a Competing Transaction is made.

    For purposes of the Contour Merger Agreement, "Competing Transaction" means, with respect to Contour, (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of Contour, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25 percent or more of the outstanding voting securities of Contour or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 25 percent or more of the outstanding voting securities of Contour; (v) any solicitation in opposition to the approval of the Contour Merger Agreement by the stockholders of Contour; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

FURTHER ACTION; CONSENTS; FILINGS

    The Contour Merger Agreement provides that each of Contour and Sun must use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Contour Merger, (ii) obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Sun, Contour Merger Sub, Contour or the Surviving Contour Corporation in connection with the authorization, execution and delivery of the Contour Merger Agreement and the consummation of the Contour Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to the Contour Merger Agreement and the Contour Merger required under the rules and regulations of the NYSE, the Securities Act, the Exchange Act and any other applicable federal or state securities laws and any other applicable law. Contour and Sun are also required to promptly give any notices regarding the Contour Merger, the Contour Merger Agreement or the transactions contemplated thereby to third parties required under applicable law or by any contract, license, lease or other agreement to which it is bound, and to use all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Contour Merger or the other transactions contemplated by the Contour Merger Agreement.

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NYSE LISTING

    Contour and Sun have each agreed to use all reasonable efforts to obtain, prior to the Contour Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Sun Common Stock into which the shares of Contour Capital Stock will be converted pursuant to the Contour Merger.

AGREEMENTS OF CONTOUR AFFILIATES

    Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of Contour in connection with the Contour Merger. Contour has delivered to Sun a letter (the "Affiliate Letter") identifying each person who was, in Contour's reasonable judgment, at the Contour Record Date, an "affiliate" of Contour for purposes of Rule 145 under the Securities Act. Contour has also agreed to use all reasonable efforts to cause each person (an "Affiliate") who is identified as an Affiliate in the Affiliate Letter to deliver to Sun, prior to the Contour Effective Time, a written agreement (an "Affiliate Agreement"). Under such Affiliate Agreements, every Affiliate will represent that he or she has been advised that the Affiliate may not sell, transfer or otherwise dispose of Sun Common Stock issued to the Affiliate in the RCA Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Sun, is otherwise exempt from registration under the Securities Act.

    In addition, all executive officers and directors of Contour have confirmed that they intend to vote their respective shares of Contour Capital Stock in favor of the Contour Merger.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

    Under the Contour Merger Agreement, Sun has agreed that the articles of incorporation of the Surviving Contour Corporation in the Contour Merger will contain the indemnification provisions set forth in Contour's articles of incorporation and that such provisions will not be amended, repealed or otherwise modified for a period of six years from the Contour Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Contour Effective Time were directors, officers, employees, fiduciaries or agents of Contour. Sun has also agreed that from and after the Contour Effective Time, Sun and the Surviving Contour Corporation shall indemnify and hold harmless each present and former director and officer of Contour against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Contour Effective Time, whether asserted or claimed prior to, at or after the Contour Effective Time, to the fullest extent that Contour would have been permitted under Nevada law and its charter documents (each as in effect on February 17, 1997) to indemnify such persons.

CONDITIONS TO THE CONTOUR MERGER

    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of both Sun and Contour to consummate the Contour Merger are subject to the satisfaction or waiver of certain conditions, including, without limitation, (i) the continuing effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus/Information Statement forms a part; (ii) the approval of the Contour Merger Agreement and the Contour Merger by the stockholders of each of Contour and Sun; (iii) the absence of any injunction or order making the Contour Merger illegal or otherwise prohibiting its consummation; (iv) the termination of any waiting period applicable to the consummation of the Contour Merger under the HSR Act or any other applicable competition, merger control or similar law; (v) the receipt of all material consents, approvals and authorizations legally required to be obtained to consummate the

Contour Merger; and (vi) the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sun Common Stock into which shares of Contour Capital Stock will be converted pursuant to the Contour Merger Agreement. THE CONSUMMATION OF THE RCA MERGER IS NOT A CONDITION TO THE CONTOUR MERGER.

    CONDITIONS TO THE OBLIGATIONS OF CONTOUR. The obligations of Contour to consummate the Contour Merger are subject to the satisfaction or waiver of certain additional conditions, including, without limitation, (i) the accuracy at and as of the Contour Effective Time of each of the representations and warranties of Sun contained in the Contour Merger Agreement; and (ii) the performance or compliance by Sun with all material agreements and covenants required by the Contour Merger Agreement to be performed or complied with by it on or prior to the Contour Effective Time.

    CONDITIONS TO THE OBLIGATIONS OF SUN. The obligations of Sun to consummate the Contour Merger are subject to the satisfaction or waiver of certain additional conditions, including, without limitation, (i) the accuracy at and as of the Contour Effective Time of each of the representations and warranties of Contour contained in the Contour Merger Agreement; (ii) the performance or compliance by Contour with all material agreements and covenants required by the Contour Merger Agreement to be performed or complied with by it on or prior to the Contour Effective Time; and (iii) the absence of any pending or threatened action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction which would, require Sun to hold separate or dispose of any of the stock or assets of Contour or its subsidiaries or imposes material limitations on the ability of Sun to control in any material respect the business, assets or operations of either Sun or Contour.

TERMINATION

    The Contour Merger Agreement provides that it may be terminated and the Contour Merger abandoned at any time prior to the Contour Effective Time, notwithstanding the adoption and approval of the Contour Merger Agreement by the stockholders of Sun and Contour, (i) by mutual written consent duly authorized by the boards of directors of each of Sun and Contour; (ii) by either Sun or Contour, if the Contour Effective Time does not occur on or before June 30, 1998; (iii) by either Sun or Contour, if any governmental order, writ, injunction or decree preventing the consummation of the Contour Merger is entered by any court of competent jurisdiction and becomes final and nonappealable; (iv) by Sun, if (A) the board of directors of Contour withdraws, modifies or changes its recommendation of the Contour Merger Agreement or the Contour Merger in a manner adverse to Sun or its stockholders or resolves to do so, (B) the board of directors of Contour recommends to the stockholders of Contour a Competing Transaction or resolves to do so, or (C) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of Contour is commenced and the board of directors of Contour fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); (v) by Contour, if the board of directors of Sun withdraws, modifies or changes its recommendation of the Contour Merger Agreement or the Contour Merger in a manner adverse to Contour or its stockholders or resolves to do so; (vi) by Sun or Contour, if (A) the Contour Merger Agreement and the Contour Merger fail to receive the requisite votes for approval at the Contour Special Meeting or any adjournment or postponement thereof and (B) by Sun, if the Contour Merger Agreement and the Contour Merger fail to receive the requisite votes for approval at the Sun Special Meeting or any adjournment or postponement thereof; (vii) by Sun, upon a material uncured breach of any representation, warranty, covenant or agreement on the part of Contour set forth in the Contour Merger Agreement; (viii) by Contour, upon an uncured breach of any representation, warranty, covenant or agreement on the part of Sun set forth in the Contour Merger Agreement; and (ix) by Sun if (y) (A) any governmental order, writ, injunction or decree determining the Contour Stockholder Stock Option Agreement invalid and unenforceable shall have been entered by any court of competent jurisdiction and have become final and nonappealable and (B) Contour or RCA, or any of their respective officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination or (z) RCA shall be in material breach of the Contour Stock Option Agreement.

TERMINATION FEES AND EXPENSES

    The Contour Merger Agreement provides that (i) if Sun terminates the Contour Merger Agreement pursuant to clause (iv) in the immediately preceding paragraph or if Sun terminates the Contour Merger Agreement pursuant to clause (vi)(A) in the immediately preceding paragraph, and Contour enters into a definitive agreement with respect to any Competing Transaction within 18 months of termination thereunder, then Contour must pay to Sun an amount equal to $1,500,000 plus all of Sun's reasonable out-of-pocket expenses, in an amount no greater than $300,000, and (ii) in the event that Sun terminates the Contour Merger Agreement solely pursuant to the failure of Sun to satisfy or waive clause (iv) under "--Conditions to the Contour Merger--Conditions to the Obligations of Sun," then Sun must pay to Contour an amount equal to $250,000 plus all of Contour's reasonable out-of-pocket expenses incurred in connection with the Contour Merger Agreement and the Contour Merger in an amount no greater than $150,000.

AMENDMENT AND WAIVER

    The Contour Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective boards of directors at any time prior to the Contour Effective Time; provided, however, that, after the approval of the Contour Merger Agreement by the stockholders of Contour or Sun, as the case may be, no amendment may be made, except such amendments as have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the Nevada General Corporate Law or the Delaware General Corporation Law, as applicable. The Contour Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

    At any time prior to the Contour Effective Time, any party to the Contour Merger Agreement may (i) extend the time for or waive compliance with the performance of any obligation or other act of any other party thereto or (ii) waive any inaccuracy in the representations and warranties contained in the Contour Merger Agreement or in any document delivered pursuant thereto. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

AMENDMENTS TO THE CONTOUR MERGER AGREEMENT

    On August 21, 1997, the Contour Merger Agreement was amended by Amendment No. 1 thereto, which extended the date after which either party could freely terminate the Contour Merger Agreement from September 30, 1997 to November 30, 1997 (or, under certain circumstances, to December 31, 1997).

    On November 25, 1997, the Contour Merger Agreement was amended by Amendment No. 2 thereto, which extended the date after which either party may freely terminate the Contour Merger Agreement to March 31, 1998 and contained certain other technical provisions.

    On April 3, 1998, the Contour Merger Agreement was amended by Amendment No. 3 thereto, which extended the date after which either party may freely terminate the RCA Merger Agreement from March 31, 1998 to June 30, 1998. See "The RCA Merger--Background of the Mergers."

            THE CONTOUR STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT

    Concurrent with the execution of the Contour Merger Agreement and as a condition to the willingness of Sun to enter into the Contour Merger Agreement, Sun entered into a Stockholder Stock Option and Proxy Agreement, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of November 25, 1997 (as amended, the "Contour Stock Option Agreement"), with RCA, which owned as of such date approximately 65% of the outstanding shares of Contour Capital Stock. Pursuant to the Contour Stock Option Agreement, RCA (i) granted to Sun an irrevocable option to purchase RCA's shares of Contour Capital Stock at a price equal to $8.50 per share, and $4.00 per share of Contour Preferred Stock, under certain circumstances, and (ii) agreed to vote, and granted to Sun an irrevocable proxy to vote, all voting securities of Contour held by RCA in favor of approval of the Contour Merger Agreement and the Contour Merger.

    The following description of the Contour Stock Option Agreement is qualified in its entirety by reference to the complete text of the Contour Stock Option Agreement, a copy of which is attached as Exhibit 1.00(a) to the Contour Merger Agreement attached hereto as Appendix D and incorporated herein by reference.

    Pursuant to the Contour Stock Option Agreement, RCA granted to Sun an option (the "Contour Stock Option") to purchase RCA's Contour Capital Stock (the "Contour Option Shares"), representing approximately 65% of the shares of Contour Common Stock issued and outstanding on the date of grant, at a purchase price of $8.50 per share of Contour Common Stock and $4.00 per share of Contour Preferred Stock (the "Contour Option Purchase Price").

    Sun may exercise the Contour Stock Option, in whole or in part, at any time following the earlier of (i) the termination of the Contour Merger Agreement other than a termination due to a final and nonappealable judgment preventing the Contour Merger, and (ii) the first occurrence of a Competing Transaction, until the expiration of the Contour Stock Option.

    The Contour Stock Option Agreement provides that, in the event Sun wishes to exercise the Contour Stock Option, it must send a written notice to RCA specifying the place and date, not later than ten business days and not earlier than three business days following the date of such notice, for closing such purchase. If Sun exercises the Contour Stock Option, RCA must execute and deliver further transfers, assignments, endorsements, consents and other instruments as Sun may reasonably request for the purpose of effectively carrying out the option. At the closing, Sun must pay the aggregate Contour Option Purchase Price for the shares of Contour Capital Stock being purchased from RCA by wire transfer in immediately available funds of the total amount of the Contour Option Purchase Price or by delivery of a number of shares of Sun Common Stock equal to the quotient of the total amount of the Contour Option Purchase Price and the average of the last reported sales prices of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days, or cash, as the case may be. RCA must deliver to Sun a certificate or certificates evidencing RCA's shares of Contour Capital Stock, free and clear of any liens, and, in the event that Sun has elected to pay the Contour Option Purchase Price in shares of Sun Common Stock, RCA will receive a certificate or certificates evidencing the Sun Common Stock shares to be received by RCA at closing.

    The Contour Stock Option Agreement provides that, during the term of the Contour Stock Option, RCA shall not (i) sell, pledge or otherwise dispose of any of its shares of Contour Capital Stock, (ii) deposit its shares of Contour Capital Stock into a voting trust or enter into a voting agreement with respect to such shares, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Contour Capital Stock.

    The Contour Stock Option Agreement further provides that RCA, with respect to those shares of Contour Capital Stock that it owns of record, appoint Sun, or any nominee of Sun, during the term of the

Contour Stock Option, as its true and lawful proxy, to vote all of the shares of Contour Capital Stock held by RCA at every annual, special or adjourned meeting of the stockholders of Contour (i) in favor of the adoption of the Contour Merger Agreement and approval of the Contour Merger and any other transactions contemplated by the Contour Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Contour and any other person or entity (other than the Contour Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Contour under the Contour Merger Agreement or which could result in any of the conditions to Contour's obligations under the Contour Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Contour Merger Agreement. RCA further agreed to cause the shares of RCA Capital Stock owned by it beneficially to be voted in accordance with the RCA Stockholders' Stock Option and Proxy Agreement.

    The Contour Stock Option Agreement also provides that Sun shall, within three months following the closing, file with the Commission a shelf registration statement relating to the resale of the shares of Sun Common Stock issuable upon exercise of a Contour Stock Option by the Stockholders from time to time in accordance with the methods of distribution set forth in such shelf registration statement, and shall use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act as soon as practicable thereafter. Sun is also required to use its best efforts to keep the shelf registration statement continuously effective for up to two years following the closing.

    The Contour Stock Option Agreement will expire by its terms (i) if the Contour Stock Option is not exercised prior to the close of business on the 14th day following termination of the Contour Merger Agreement, (ii) if the Contour Merger Agreement is terminated due to entry of a final and nonappealable judgment preventing consummation of the Contour Merger or (iii) if the Contour Merger Agreement is terminated or terminable due to Sun's uncured breach of any representation, warranty, covenant or agreement.

                                      SUN

    Sun is a leading provider of high-quality and cost-efficient long-term, subacute and related specialty healthcare services in the United States and the United Kingdom, and also has operations in Spain, Germany and Australia. At March 31, 1998, Sun operated 318 long-term and subacute care facilities (which includes assisted living and managed facilities) with 36,488 licensed beds in the United States, and 177 long-term and acute care facilities with 11,132 licensed beds internationally. Sun is one of the largest providers of ancillary services to long-term care providers in the United States, including provision of rehabilitation therapy (the provision of physical, occupational and speech therapy), respiratory therapy (the provision of respiratory therapy and the distribution of related equipment and supplies), temporary therapy staffing services, and pharmaceutical products and services. Sun provides these services to over 1,500 affiliated and nonaffiliated long-term and subacute care facilities in the United States. After giving pro forma effect to the Regency Acquisition, which closed in the fourth quarter of 1997, Sun's revenues for the year ended December 31, 1997 would have been approximately $2.5 billion.

    Sun's inpatient care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care operations have experienced significant growth since Sun's inception in 1989, primarily from acquisition of additional facilities. Sun believes its inpatient care operations provide it with a platform to expand its therapy and pharmaceutical businesses (which include dispensing pharmaceuticals for such purposes as infusion therapy, pain management, antibiotic therapy and parenteral nutrition) to affiliated and nonaffiliated long-term and subacute care facilities. Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.

    Through CareerStaff, Sun is a nationwide provider of temporary therapy staffing. CareerStaff provides licensed therapists skilled in the areas of physical, occupational and speech therapy primarily to hospitals and nursing home contract service providers. At March 31, 1998, Sun had 29 division offices providing temporary therapy staffing services in major metropolitan areas and four division offices specializing in placements of temporary traveling therapists in smaller cities and rural areas.

    Through SunScript, as of March 31, 1998, Sun operated 42 pharmacies and one pharmaceutical billing and consulting center which together provided pharmaceutical products and services to a total of 840 long-term and subacute care facilities in 27 states, 576 of which were nonaffiliated. In addition, Sun operates 19 pharmacies and one supply distribution center in the United Kingdom at March 31, 1998.

    In October 1997, Sun acquired Regency, an operator of skilled nursing facilities and a diversified provider of rehabilitation therapy, institutional pharmacy and home health services, for approximately $575 million, including approximately $345 million in cash ($22.00 per Regency share) and the assumption or refinancing of approximately $230 million of Regency's indebtedness. See "Unaudited Pro Forma Combined Financial Statements." Pursuant to the Regency Acquisition, Sun acquired 110 long-term care facilities with 11,440 beds, 26 outpatient rehabilitation therapy clinics and eight institutional pharmacies.

    In 1997, Sun expanded its international operations by acquiring 83 facilities in the United Kingdom, Spain, Australia and Germany. Sun operates 152 facilities with 8,517 licensed beds as of March 31, 1998. Sun's growth in the United Kingdom is due in large part to its acquisitions of APTA in December 1996 and Ashbourne in January 1997, which together added 81 long-term care facilities with 4,877 licensed beds to Sun's operations.

    In July 1997, Sun acquired a majority interest in Eurosar, a privately owned operator of eight long-term care facilities in Spain with 1,328 licensed beds. In August 1997, Sun acquired 38% of the equity of Alpha, a publicly held acute care provider in Australia that operated ten facilities with 686 licensed beds. In November 1997, Sun acquired from Moran a majority interest in six hospitals in Australia. In December

1997, Sun acquired a majority interest in Heim Plan--Uternehmensgruppe, an operator of 11 long-term facilities with 930 licensed beds in Germany.

    After giving effect to the Regency Acquisition and assuming the RCA Merger and Contour Merger are each consummated, Sun would have operated on a PRO FORMA basis 605 facilities with 58,992 beds in 28 states in the United States and in the United Kingdom, Spain, Germany and Australia as of March 31, 1998. However, no assurance can be given as to whether either of the Mergers will be consummated.

    The principal executive offices of Sun are located at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, and its telephone number at that location is
(505) 821-3355.

    Additional information concerning Sun is included in documents previously filed by Sun with the Commission and which are incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement. See "Available Information" and "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS CONCERNING SUN

    On May 4, 1998, Sun completed the Debt Offering consisting of a private placment of $125.0 million ($150.0 million if the over-allotment option is exhausted in full) aggregate principal amount of its 9 5/8% Senior Subordinated Notes due 2008, (having an aggregate liquidiation amount of $345.0 million). Concurrently with the Debt Offering, Sun and Sun Financing I, a statutory business trust formed under the Convertible Securities Offering consisting of a of the State of Delaware and a wholly-owned subsidiary of Sun, completed separate private placement of 13,800,000 shares of its 7% Convertible Trust Issued Preferred Securities (liquidation amount $25 per share) having an aggregate liquidation amount of $345.0 million, the proceeds of which were loaned to Sun. A portion of the net proceeds from the Convertible Securities Offering were used to repay approximately $300.0 million of outstanding borrowings under the term loan portion of the Credit Facility. The remaining net proceeds from the Offerings were used to reduce outstanding borrowings under the revolving credit portion of the Credit Facility, which amount may be subsequently reborrowed.

    On or about January 23, 1996, two former stockholders of SunCare, John Brennan and Susan Bird, filed a lawsuit (the "SunCare Litigation") against Sun and certain of its officers and directors in the United States District Court for the Southern District of Indiana. Plaintiffs allege, among other things, that Sun did not disclose material facts concerning the investigation by the OIG and that Sun's financial results were misstated. The complaints purport to state claims, INTER ALIA, under Federal and state securities laws and for breach of contract, including a breach of a registration rights agreement pursuant to which Sun agreed to register the shares of Sun's common stock issued to such former stockholders of SunCare in the acquisition. On May 21, 1998, Sun and the plaintiffs reached an agreement in principle to settle the action for $7.4 million. The settlement is subject to the execution of definitive documentation. The settlement of $7.4 million will be recorded by Sun as a pretax charge during the second quarter of 1998.

                                      RCA

    RCA is a leading provider in the southeastern United States of senior residential care services, which include long-term care, assisted living and independent living services. As of December 31, 1997, RCA's 74 owned, leased or managed long-term care facilities provided skilled nursing care, specialty care services and ancillary services to patients, while its 36 owned, leased or managed, assisted/independent living centers provided services to residents in need of varying degrees of assistance with the activities of daily living. RCA's facilities are located primarily in rural and non-urban areas in the southeastern United States, and it is the largest provider of senior residential care services in Georgia.

    LONG-TERM CARE SERVICES. Basic resident services are those traditionally provided to elderly patients in long-term care facilities with respect to daily living activities and general medical needs. RCA provides in all of its facilities room and board, 24-hour skilled nursing care by registered nurses, licensed practical nurses and certified nursing aides, and a broad range of support services, including dietary services, therapeutic recreational activities, social services, housekeeping and laundry services, pharmaceutical and medical supplies, physical, speech, occupational and respiratory therapy, wound care and other ancillary services.

    ASSISTED LIVING SERVICES. RCA's assisted living centers are designed to assist those persons generally 75 years of age or over who may require assistance with any of the five basic activities of daily life (I.E., bathing, dressing, eating, walking and toileting). RCA's assisted living centers offer residents private or semi-private accommodations, ongoing health assessments, three meals per day and snacks approved by a registered dietician, as well as 24-hour assistance with activities of daily life, housekeeping service, linen and personal laundry service, organized social activities and transportation. The assisted living services are provided in free-standing assisted living centers and in certain units in many of RCA's independent living centers and nursing homes.

    INDEPENDENT LIVING SERVICES. RCA's independent living centers offer independent living to seniors. Each center offers a standard package of services that typically include meal service, laundry and linen service, housekeeping, organized social activities and transportation. In addition, each of the independent living facilities offers a menu of separately priced additional services available at the request of the resident.

    RCA derives its patient service revenue, which accounted for approximately 86% and 81% of its total revenue for the nine months ended March 31, 1997 and fiscal year ended June 30, 1997, respectively, primarily from a combination of state Medicaid programs, the federal Medicare program and private payment sources. RCA's revenues are determined by a number of factors, including the licensed bed capacity of its facilities, occupancy rates at the facilities and the payor mix. Substantially all of RCA's long-term care beds are certified for Medicare services, and its patient service revenue attributable to its assisted/independent living centers is derived exclusively from private pay sources.

    RCA also owns (i) approximately 65% of the outstanding shares of Contour Capital Stock and (ii) approximately 27% of the outstanding common stock of In-House Rehab, Inc. (OTC: "IHRB"), which provided rehabilitation services to approximately 22 of RCA's long-term care facilities as of December 31, 1997.

    RCA's offices are located at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, and its telephone number at that address is (404) 255-7500.

    Additional information concerning RCA is included in documents previously filed by RCA with the Commission and which are incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                    CONTOUR

BUSINESS

    Contour distributes a full line of disposable medical products and bulk medical supplies primarily to skilled nursing facilities, home health agencies, sub-acute care hospitals and other participants in the long-term and alternate care markets, including RCA. Contour also provides third-party billing services to the nursing home and home healthcare markets.

    Contour markets its REDI NURSE SYSTEM-Registered Trademark- product line, which provides custom-packaged procedural trays for use in clinics and long-term care centers as well as by home healthcare nurses, and distributes medical supplies and equipment produced by other manufacturers. Contour sells its products to all of RCA's long-term care facilities, as well as to facilities owned by unaffiliated third parties.

    Contour also distributes large quantities of various bulk medical supplies from over 200 manufacturers. These supplies include items such as examination gloves, wound care products, urological products and a wide array of durable medical products such as testing, laboratory and physical therapy and convalescent products. Contour sells these bulk medical supplies primarily to long-term care facilities, including the RCA facilities, and home healthcare providers.

    Contour, through a wholly-owned subsidiary, also provides Medicare Part B billing services for clients, both under its own Medicare provider number and, at the customer's option, under the customer's provider number on a fee-for-service basis. As a part of these billing services, Contour provides Medicare reimbursable wound care products, enteral (tube-feeding/nutritional) products, ostomy, colostomy and urological products for qualified patients in its customers' skilled nursing facilities.

    Until June 1997, Contour manufactured a full line of orthopedic care and rehabilitation and disposable surgical products. The orthopedic and rehabilitative products included pads and positioning aids for X-rays, CAT scans, mammograms and MRIs; braces for reconstructive rehabilitation after surgery; and finger spreaders, leg spreaders and leg positioning devices to prevent atrophy and speed recovery from surgery. Sterile and nonsterile products such as sponges, swabs, instrument holders, equipment covers and drapes made up Contour's disposable surgical product line. In June 1997, Contour sold all of the assets of its manufacturing operations located in Grand Blanc, Michigan and St. Petersburg, Florida to a third party buyer for cash. Although Contour no longer manufactures orthopedic care and rehabilitation products, Contour continues to assemble procedural kits and trays under its REDI NURSE SYSTEM-Registered Trademark- label and other private labels.

    Contour's principal executive offices are located at 6025 Shiloh Road, Alpharetta, Georgia 30005, and its telephone number at that address is (770) 886-2600.

    The percentage of Contour's total revenue attributable to the three product lines sold by Contour during its last three fiscal years is set forth below.

                                                                        PERCENT OF TOTAL REVENUES
                                                                  -------------------------------------
PRODUCTS:                                                            1997         1996         1995
----------------------------------------------------------------     -----        -----        -----
Orthopedic Care and Rehabilitation Products.....................           3%          18%          31%
Disposable Surgical and Special Procedure Products..............           7           15           29
Bulk Medical Supplies...........................................          90           67           40

    BACKGROUND

    On September 30, 1994, RCA acquired 899,003 shares of Contour Common Stock and all 2,000,000 shares of Contour's Class One Convertible Preferred Stock from three persons who were then officers and directors of Contour. Subsequently, RCA converted the Class One Convertible Preferred Stock into 2,100,000 shares of Contour Common Stock. The Contour Common Stock acquired by RCA in these transactions represented approximately 63% of Contour Common Stock outstanding after the completion of these transactions.

    Beginning in 1995, Contour commenced distribution of medical supply products to nursing home and retirement facilities owned, leased or managed by RCA. Contour has now expanded this activity to other nursing home operators and other healthcare providers.

    On March 1, 1996, Contour acquired AmeriDyne Corporation ("AmeriDyne") through a merger with a newly formed, wholly-owned subsidiary of Contour. Effective as of July 1, 1996, Contour acquired all of the outstanding capital stock of Atlantic Medical Supply Company, Inc. ("Atlantic Medical"), a distributor of disposable medical supplies and a provider of third-party billing services to the nursing home and home healthcare markets. Effective as of July 1, 1996, Contour acquired the remaining minority interest of Facility Supply, Inc., a majority-owned subsidiary of Atlantic Medical.

    PRODUCTS

    Contour's bulk medical supply distribution operations involve the purchase of large quantities of medical supplies from manufacturers and the distribution of such supplies to nursing homes, home health agencies, hospitals, clinics and other health care providers. Contour offers over 6,000 products, including medical/surgical supplies, enteral (nutritional) feeding supplies, personal care items, incontinent supplies, over-the-counter drugs and respiratory therapy and ostomy supplies.

    During April 1994, Contour introduced its REDI NURSE
SYSTEM-Registered Trademark- products line following the grant of four new 510(K) applications by the United States Food and Drug Administration (the "FDA"). The REDI NURSE SYSTEM-Registered Trademark- product line consists of custom-packaged procedural trays that can be used for specified applications, including wound care, catheter irrigation, catheter insertion, intravenous therapy and precautionary procedures.

    During 1996, Contour began assembling preparatory procedural trays for use in imaging applications. The FDA granted Contour ten new 510(K) applications for these trays. Imaging applications in which these trays are utilized include amniocentesis, arthroscopy, biopsy, mammography and angiography.

    SALES, MARKETING AND MARKETS

    Contour currently employs one sales vice president, three regional sales directors, 23 full-time sales associates and five nurse clinicians who are responsible for soliciting new business, maintaining contact with Contour's present customer base and directing the efforts of an independent sales representation organization retained by Contour in July 1994 to market Contour's REDI NURSE SYSTEM-Registered Trademark- product line to the home healthcare and nursing home industry in the southeastern United States. Contour's agreement with such sales organization, which has 11 direct sales representatives who service approximately 4,500 dealers throughout the Southeast, is for a two-year period and is automatically renewable unless canceled by either party. Contour is required to pay such sales organization a commission of 10% of the sales for which it is responsible.

    Historically, Contour has focused on the disposable and limited life medical product markets for both sterile and non-sterile applications. Contour markets to three distinct markets: (i) the end user; (ii) the dealer; and (iii) the value added reseller ("VAR").

    END USERS. The end user market is comprised of three primary care sectors: hospitals; clinics; and orthopedic care facilities.

    DEALERS. The dealer market covers the full spectrum of Contour's product lines. Contour sells its products at a discount to volume dealers which sell Contour's products.

    VAR MARKET. The VAR market consists of original equipment manufacturers (OEM's) and dealers. Many of the foam products produced by Contour are sold to OEM's for use in packaging their kits for special surgical procedures. Additional OEM products include pads and positioning aids for imaging units such as MRI's, CAT scans and X-rays.

    CUSTOMERS

    During the years ended June 30, 1997, and June 30, 1996, Contour sold approximately $7,848,000 and $5,456,000, respectively, in products (primarily bulk medical supplies) to facilities owned, leased or managed by RCA. Such sales represented 14% of total sales for the year ended June 30, 1997 and 37% of total sales for the year ended June 30, 1996. No other individual customer represented more than 10% of total sales during either of these periods. For the year ended June 30, 1997, after excluding the revenues generated by sales to RCA, the next nine largest customers cumulatively represented approximately 15% of total revenues.

    During the six months ended June 30, 1995, RCA accounted for 40% of total sales. No other individual customer represented more than 10% of total sales during this period. During the years ended December 31, 1993 and 1994, sales to Baxter Medical accounted for approximately 14% and 23%, respectively, of Contour's total sales. No other customer accounted for more than 10% of Contour's total sales during either year.

    COMPETITION

    Contour competes with a number of large medical products distributors. In the home healthcare market, its primary competitors include Gulf South Medical Supply, National Medical and Southland. In this market, Contour competes by offering customized ordering programs and other specialized services not offered by larger competitors.

    In the distribution of medical supplies to long-term care providers, its primary competitors include Gulf South Medical Supply, Redline Medical, General Medical and Bergen Brunswig Medical Supplies. In addition, there are a number of smaller, regional competitors. Contour competes by offering an extremely high level of customer service, as well as customized ordering inventory control programs and other more specialized services, some of which are not offered by its competitors.

    In the provision of third-party billing services, Contour competes with several small regional service providers, including Spectrum Health Services, Appalachian and Grove Medical. Contour believes that it competes favorably in this market by offering superior customer service and a variety of programs from which its customers may choose, including fee-for-service billing under the customer's own Medicare provider number.

    PATENTS AND TRADEMARKS

    Hugger-Registered Trademark- and REDI NURSE SYSTEM-Registered Trademark- are registered trademarks of Contour.

    EMPLOYEES

    As of December 31, 1997, Contour had approximately 174 full-time employees, including management, and does not currently employ any part-time employees. None of Contour's employees is represented by a union. Contour considers its employee relations to be good.

    PROPERTIES

    Contour leases certain office, manufacturing and warehouse facilities under operating leases which expire at various dates over the next three years. Contour's existing facilities are adequate for its current

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
operations, and it believes that additional facilities are readily available should the business need arise. The following provides a summary of the facilities currently leased by Contour.

LOCATION                                      USE         SQUARE FOOTAGE      BASE RENT           EXPIRATION
-------------------------------------  -----------------  --------------  -----------------  --------------------
Alpharetta, Georgia..................  Corporate              54,560      $23,188 per month    5-year term from
                                       Offices/                                                   occupancy
                                       Warehouse
St. Petersburg, Florida..............  Office/Warehouse       65,000      $24,521 per month    June 30, 2000(1)
Jackson, Tennessee...................  Office/Warehouse       44,000      $9,900 per month    March 31, 1999(2)
Fayetteville, North Carolina.........  Office/Warehouse       38,500      $7,100 per month    March 31, 1997(3)
Ft. Lauderdale, Florida..............  Office/Warehouse       26,000      $9,125 per month     January 31, 2002
Portland, Oregon.....................  Office/Warehouse       39,500      $12,469 per month     September 30,
                                                                                                   2002(4)
Randolph, Massachusetts..............  Office/Warehouse       30,000      $18,366 per month   December 31, 2003

------------------------------

(1) This lease has two three-year renewal options.

(2) This lease has a two-year renewal option.

(3) This lease has a one-year renewal option.

(4) This lease has a five-year renewal option.

LEGAL PROCEEDINGS

    From time to time, Contour is involved in various legal proceedings relating to claims arising in the ordinary course of its business. Contour is not a party to any such legal proceeding, the adverse outcome of which, individually or in the aggregate, is expected to have a material adverse effect on Contour's financial condition or results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    The following table sets forth certain operating data as a percentage of sales for the periods indicated:

    RESULTS OF OPERATIONS

                                                                                 SIX MONTHS ENDED
                                    NINE MONTHS ENDED    YEARS ENDED JUNE 30,                        YEARS ENDED DECEMBER
                                        MARCH 31,                                  DECEMBER 31,              31,
                                   --------------------  --------------------  --------------------  --------------------
                                     1998       1997       1997       1996       1995       1994       1994       1993
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Sales............................      100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
Cost of Sales....................       74.6       71.2       74.4       72.1       72.0       64.5       64.5       57.0
Gross Profit.....................       25.4       28.8       25.6       27.9       28.0       35.5       35.5       43.0
Operating Expenses...............       25.4       23.9       24.3       23.1       20.7       39.2       40.1       44.9
Other Income (Expense)...........       (1.9)      (3.1)      (2.0)
Net Income (Loss) Before Income
  Taxes (Benefit)................       (1.9)       1.8       (0.7)       5.8        7.3       (6.0)     (13.4)      (3.5)
Income Taxes (Benefit)...........        (.7)        .7       (0.2)       2.1        2.5     --         --           (1.4)
Net Income (Loss)................       (1.2)       1.1       (0.5)       3.6        4.8       (6.0)     (13.4)      (2.0)

    NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO NINE MONTHS ENDED MARCH 31,
     1997

    As a result of the factors discussed below, for the nine months ended March 31, 1998, Contour had a net loss of $501,860 compared to net income of $425,257 for the nine months ended March 31, 1997.

    Sales increased by $1,342,240 for the nine months ended March 31, 1998 as compared to the nine months ended March 31, 1997. Revenues in the nine months ended March 31, 1997 included sales from Contour's manufacturing operation of approximately $4.1 million. Contour sold its manufacturing assets and discontinued manufacturing operations in June 1997.

    The increase of approximately $5.4 million was the result of an increase in sales to RCA of approximately $4.2 million, with the balance of the increase, or approximately $1.2 million, due to the expansion of Contour's customer base.

    Gross profit for the nine months ended March 31, 1998, was $10,275,027 or 25.4% of sales, as compared to $11,236,103 or 28.8% of sales, for the same period of the previous year. The decrease in gross profit as a percentage of sales is primarily the result of lower gross profit margins typically earned on the distribution of bulk medical supplies as compared to the gross profit margins historically earned by Contour's manufacturing enterprise, the assets of which were sold in June, 1997. Following the sale of its manufacturing assets, Contour ceased all manufacturing activities.

    Operating expenses for the nine month period ending March 31, 1998 were $10,259,718 as compared to $9,352,812 in 1997. The operating expenses increased from the same period last year as a result of expenses incurred in the start-up of two new distribution centers in Randolph, Massachusetts and Portland, Oregon. The balance of the increase relates to additional costs incurred as a result of the consolidation of Contour's administrative support functions to the new corporate office building in Atlanta, Georgia.

    YEAR ENDED JUNE 30, 1997 COMPARED TO YEAR ENDED JUNE 30, 1996

    As a result of the factors discussed below, for the year ended June 30, 1997, Contour had a net loss of $259,644 compared to a net profit of $527,034 for the year ended June 30, 1996.

    Sales increased by $38,900,848 for the year ended June 30, 1997 as compared to the year ended June 30, 1996. Approximately $8,848,000 of the increase resulted from sales of bulk medical supplies by AmeriDyne and approximately $26,757,000 from sales of bulk medical supplies by Atlantic Medical. Approximately $2,392,000 of the increase resulted from the sales of bulk medical supplies to RCA. The balance of the increase, or approximately $903,000, resulted from sales of Contour's manufactured products.

    Gross profit for the year ended June 30, 1997 was $13,667,978 or 25.6% of sales, as compared to $4,051,318 or 27.9% of sales, for the year ended June 30, 1996. The decrease in gross profit as a percentage of sales is primarily the result of lower gross profit margins typically earned on the distribution of bulk medical supplies as compared to the gross profit margins historically earned by Contour's manufacturing enterprise.

    Operating expenses for the year ended June 30, 1997 were $12,973,675 as compared to $3,185,620 for the year ended June 30, 1996. Operating expenses increased approximately 407% as the result of the AmeriDyne and Atlantic Medical acquisitions, although as a percent of sales the increase represented a 2.4% increase. The increase of $9,788,056 in operating expenses is directly related to the increase of $38,901,000 in revenues. The largest components of operating expenses are indirect labor (including sales, salaries and commissions), occupancy expense, depreciation and amortization, and insurance. In particular, prior to the acquisitions of AmeriDyne and Atlantic Medical, as of July 1, 1997, Contour did not have a direct sales force and therefore incurred minimal selling expenses as a percentage of sales. Selling expenses as a percentage of sales represent approximately 5% of total sales.

    Indirect labor, including sales salaries and commissions, increased by $4,541,291 compared to the same period last year, to approximately $5,792,383. Occupancy expense, depreciation and amortization and insurance costs increased by $2,009,873 compared to the same period last year, to approximately $3,071,917.

    Other income and expenses are made up of interest expense, debts recovered that were previously written off, service charge income, and gains and losses on the disposition of assets. Interest expense for the year ended June 30, 1997 was $1,295,557 compared to $170,951 for the same period last year. Interest expense has increased primarily as a result of (1) the issuance of $5,000,000 convertible debentures on July 12, 1997, bearing interest at 9% per annum; (2) the issuance of $10,850,000 of notes for the purchase of Atlantic Medical ("Atlantic Notes") and Facility Supply, Inc. ("Facility Notes"); and (3) the increased usage of Contour's line of credit supporting sales growth throughout the year. Other income includes $90,672 of service charge income, $18,879 of debts recovered that were previously written off, and the remaining amount relates to miscellaneous revenues received during the year. Other expense includes approximately $35,000 of losses associated with the disposition of assets and the remaining amount relates to miscellaneous expenses incurred during the fiscal year.

    Gains from the sale of assets for the year ended June 30, 1997 were approximately $600,000 compared to no such gains for the prior year. These gains resulted from the sale of Contour's manufacturing assets.

    Contour also incurred an expense of $500,000 in financing costs associated with the guarantee fee paid to RCA for its guarantee of the Atlantic Notes and the Facility Notes.

    As a result of the acquisition of Atlantic Medical on August 11, 1996, Contour acquired Medicare and trade receivables totaling more than $1.8 million that were deemed to be uncollectible. The entire amount of these receivables was reserved at the date of the acquisition. The remaining reserve for uncollectible accounts represents approximately 16% of trade receivables.

    YEAR ENDED JUNE 30, 1996 COMPARED TO THE TWELVE MONTHS ENDED JUNE 30,
1995.

    As a result of the factors discussed below, Contour had net income of $527,034 for the year ended June 30, 1996, as compared to a net loss of $9,997 for the twelve months ended June 30, 1995.

    Sales for the year ended June 30, 1996 increased to $14,542,421 as compared to $5,585,004 for the twelve months ended June 30, 1995, due to growth in sales volume of the existing product lines and the addition of Contour's new product line, bulk medical supplies. Approximately $4,844,000 of the sales increase is attributable to sales of bulk medical supplies and prepacked kits to nursing homes managed or operated by RCA. The AmeriDyne acquisition on March 1, 1996, resulted in additional sales of bulk medical supplies of approximately $3,617,000. The balance of the sales increase, or approximately $496,000, resulted from increased sales of manufactured foam products and polyethylene bags.

    Gross profit for the year ended June 30, 1996, was $4,051,318 or 27.8% of sales as compared to $1,739,553 or 31.1% of sales for the twelve months ended June 30, 1995. The gross profit percentage decreased in 1996 as compared to the comparable period in 1995 because the sales mix for 1996 was substantially higher in bulk medical supplies, which have a lower gross profit than the manufactured products. Approximately $980,000 of the increase in gross profit for the period ended June 30, 1996 was a result of the additional sales generated from the AmeriDyne acquisition.

    Operating expenses for the year ended June 30, 1996, increased to $3,185,620 as compared to $1,632,015 for the same period in 1995. Total operating expenses increased approximately $1,533,000 as a result of the increased revenues, but as a percentage of sales they decreased to approximately 23% of sales in 1996 versus 29% of sales in the same period in 1995. The AmeriDyne acquisition increased operating expenses by $635,000 for the year ended June 30, 1996. The largest components of operating expenses are indirect labor (including sales salaries and commissions), occupancy expense, depreciation and amortization, and insurance. Operating expenses decreased as a percentage of sales due to Contour's addition of bulk medical supplies to its product line. While the distribution of these products produces lower gross margins, this enterprise requires lower operating expenses to support revenues than Contour's manufacturing business. As revenues from the sales of bulk medical supplies have increased at a significantly faster rate than manufacturing (593% growth in distribution revenues during the twelve months ended June 30, 1996 compared to the twelve months ended June 30, 1995 versus 12% growth in manufacturing revenues during the same period), operating expenses as a percentage of total revenues consequently has declined.

    Other income and expenses are made up of interest expense, debts recovered that were previously written off, service charge income, and gains and losses on the disposition of assets. Interest expense for the year ended June 30, 1996 was approximately $171,000 compared to $39,000 for the same period in the previous year. Interest expense increased primarily as a result of the AmeriDyne acquisition and an increase in Contour's line of credit during the year from $250,000 to $500,000. Service charge income and recoveries of bad debts were approximately $144,000 in the year ended June 30, 1996 compared to $22,000 in the same period the previous year. These increases were primarily due to the acquisition of AmeriDyne. Service charge income totaled $117,201 and recoveries of bad debts previously written off totaled $11,580 for the fiscal year ended June 30, 1996.

    For fiscal year ended June 30, 1996, Contour recorded an allowance for bad debts of $410,000 when there had been no such allowance recorded in prior periods primarily as a result of the AmeriDyne acquisition on March 1, 1996. AmeriDyne maintained an allowance for bad debts of $400,000 at the time AmeriDyne was acquired by Contour.

    Net income before taxes for the year ended June 30, 1996, was $839,200 as compared to $44,721 for the twelve months ended June 30, 1995. The AmeriDyne acquisition contributed approximately $295,000 to net income before taxes for the year ended June 30, 1996.

    SIX MONTHS ENDED JUNE 30, 1995 COMPARED TO SIX MONTHS ENDED JUNE 30, 1994. As a result of the factors discussed below, Contour had net income of $111,373 for the six months ended June 30, 1995, as compared to a net loss of $478,798 for the six months ended June 30, 1994.

    Sales for the six months ended June 30, 1995 increased to $3,568,459 as compared to $1,929,200 during the same period in 1994, due to growth in sales volume of the existing product lines and the addition of bulk medical supply sales. Approximately $1,426,000 of the sales increase was attributable to sales of bulk medical supplies and pre-packaged kits to nursing homes managed or operated by RCA. Approximately $175,000 of these nursing home sales represents sales of Contour's packaged kits and the remainder of the nursing home sales represents sales of bulk medical supplies. The remaining $213,000 of the overall sales increase was due to an increased demand for Contour's existing product line.

    Gross profit for the six months ended June 30, 1995 was $1,024,083, or 28.7% of sales, as compared to $505,500, or 26.2% of sales, for the six months ended June 30, 1994. The gross profit percentage remained relatively constant during the six months ended June 30, 1995 as compared to the comparable period in 1994 because the product mix in both periods included about the same percentage of REDI NURSE kits which have a lower gross profit than the manufactured products. The six-month period ended June 30, 1995 included approximately $1,251,000 in sales of bulk medical supplies which also have a lower gross profit margin, and the margin during the comparable 1994 period was reduced due to the costs of developing and shipping numerous prototype kits for customer evaluation and introduction prior to FDA approvals. In prior years, Contour had higher gross profit margins because most of Contour's sales were of products manufactured by Contour.

    Operating expenses for the six months ended June 30, 1995 increased to $841,275 as compared to $657,199 for the same period in 1994. Total operating expenses increased approximately $184,000 as a result of the increased staffing necessary to service the increased volumes, but as a percentage of sales such expenses decreased to approximately 24% of sales in 1995 versus 34% of sales in the same period in 1994.

    Net income before taxes for the six months ended June 30, 1995 was $166,091 as compared to a net loss before income taxes for the six months ended June 30, 1994 of $478,798, after deducting offering costs of $305,731.

    YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993. As a result of the factors discussed below, Contour had a net loss of $529,182 in 1994 as compared to a net loss of $73,536 in the year ended December 31, 1993.

    Sales for 1994 increased by 9% to $3,945,745 as compared to $3,618,359 in 1993 due to growth in sales of existing product lines and increasing sales in the REDI NURSE product lines, which were introduced during March--April 1994.

    Gross profit for 1994 was $1,399,820, or 35.5% of sales, as compared to $1,557, 109, or 43.0% of sales, in fiscal year 1993. The lower gross profit in 1994 resulted from a change in the sales mix of products and the fact that Contour's profit margins on the REDI NURSE product lines (which are assembled and not manufactured) are lower than its margins on products that it manufactures.

    Operating expenses in 1994 were $1,580,385 as compared to $1,623,465 in 1993. The operating expenses decreased primarily due to a reduction of litigation-related fees and expenses of approximately $55,000.

    The net loss before income taxes in 1994 was $529,182 after deducting offering costs totaling $305,731, as compared to a net loss before income taxes in 1993 of $125,325.

    LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 1998, Contour had $9,436,361 of working capital as compared to $9,524,931 on June 30, 1997.

    Operating activities for the nine months ended March 31, 1998, utilized cash of $6,612,586 as compared to operating activities during the nine months ended March 31, 1997, which utilized cash of $17,909,984. The decreased use of cash was primarily due to the acquisition of Atlantic Medical Supply in 1996.

    The cash flows utilized for investing activities of $1,276,572 during the nine months ended March 31, 1998, were a result of the acquisition of additional equipment for two new distribution centers and costs associated with the completion of the construction of the new corporate office.

    Cash flow of $7,736,005 was provided from financing activities for the nine month period ending March 31, 1998, whereas for the nine month period ending March 31, 1997, cash flows from financing activities provided cash of $19,528,867. During the nine months ended March 31, 1997, $5,000,000 was provided from debenture borrowings, $10,850,000 was provided by acquisition notes and $625,506 was provided by the exercise of stock warrants. During the nine months ended March 31, 1998, $7,415,360 was provided from borrowings and $320,645 was provided by the exercise of stock options and warrants.

    On October 31, 1997, $9.5 million under Contour's line of credit with Barnett Bank was due for repayment. Contour obtained a forebearance from Barnett Bank on the line of credit until November 11, 1997, at which time, the line of credit was renewed and increased to $15 million. Outstanding indebtedness under the line of credit is due for repayment on October 31, 1998. As of March 31, 1998, $12,678,978 had been borrowed against the line for short-term working capital and expansion needs.

    Contour's line of credit with Barnett Bank and the provisions of the indenture relating to its 9% convertible debentures, which together total $17,678,978 of indebtedness, contain certain restrictive covenants. As of March 31, 1998, Contour was out of compliance with a covenant in its line of credit requiring Contour to maintain a current ratio of no less than 1.50, an EBIT coverage ratio of no less than 2.0 and an interest coverage ratio of no less than 4.0. Barnett Bank has granted Contour a waiver of such defaults as of December 31, 1997 and for the quarter then ended. Also as of June 30, 1997, September 30, 1997, December 31, 1997, and March 31, 1998 Contour was not in compliance with certain financial ratios required to be maintained under the Contour Debentures. On April 2, 1998, Sun, which purchased all of the Convertible Debentures on December 31, 1997, agreed to waive such defaults until 10 business days after the termination of the Contour Merger Agreement.

    On August 6, 1996, Contour acquired all of the outstanding stock of Atlantic, a distributor of disposable medical supplies and a provider of third-party billing services to the nursing home and home health care markets. The acquisition was made retroactively to July 1, 1996. Contour paid $1.4 million in cash and promissory notes totaling $10.5 million (the "Atlantic Promissory Notes") for the stock of Atlantic, and subsequently paid an additional $50,000 in cash and issued a promissory note for $350,000 to acquire a minority interest in a subsidiary of Atlantic. The cash for this transaction came from the $5 million debenture placement that was completed on July 12, 1996. Contour paid the Atlantic Promissory Notes from the proceeds of a $9.75 million loan from RCA, payable in accordance with the terms of a promissory note that was convertible into shares of Contour's Common Stock at the option of the note holder. RCA simultaneously converted this promissory note into 1,950,000 shares of Contour Common Stock. The balance of the Atlantic Promissory Notes was paid by borrowing under Contour's lines of credit.

    As a result of the acquisition of Atlantic, Contour acquired Medicare and trade receivables totaling more than $1.8 million that were deemed to be uncollectible. The entire amount of these receivables was reserved at the date of the acquisition. The remaining reserve for uncollectible accounts represents approximately 16% of trade receivables.

    Contour plans to open two additional distribution centers around the United States during the next nine months. Total capital expenditures anticipated to fund this expansion will approximate $2 million. Contour has received commitments from leasing and financing organizations in amounts sufficient to meet these anticipated needs.

    Contour presently does not anticipate any commitments for any other material capital expenditures.

    SEASONALITY AND INFLATION

    Contour's business is relatively consistent and stable on a monthly basis and has not experienced any seasonality over the prior three fiscal years. In addition, Contour does not believe that inflation has had a material effect on its results from operations during the past three fiscal years. There can be no assurance, however, that Contour's business will not be affected by inflation in the future.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Combined Financial Statements give effect to (1) the Regency Acquisition as if the Regency Acquisition had occurred on January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings; (2) the Contour Merger as if the Contour Merger had occurred on March 31, 1998 for the Unaudited Pro Forma Combined Balance Sheets and January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings; (3) the RCA Merger as if the RCA Merger had occurred on March 31, 1998 for the Unaudited Pro Forma Combined Balance Sheets and January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings; (4) the issuance in July 1997 by Sun of $250.0 million of its 9 1/2% Senior Subordinated Notes due 2007 (the "9 1/2% Notes") for the Unaudited Pro Forma Combined Statements of Earnings as if the 9 1/2% Notes had been issued on January 1, 1997; (5) the issuance in May 1998 by Sun of $345.0 million aggregate liquidation value 7% Convertible Trust Issued Preferred Securities (the "Convertible Preferred Securities") as if the Convertible Preferred Securites had been issued on March 31, 1998 for the Unaudited Pro Forma Combined Balance Sheets and January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings; and (6) the issuance in May 1998 by Sun of $125.0 million of its 9 3/8% Senior Subordinated Notes due 2008 (the "9 3/8% Notes") (issued at 99.679% of face amount) as if the 9 3/8% Notes had been issued on March 31, 1998 for the Unaudited Pro Forma Combined Balance Sheets and January 1, 1997 for the Unaudited Pro Forma Combined Statements of Earnings. In addition, Unaudited Pro Forma Combined Statements of Earnings for the two years ended December 31, 1996 are presented to give effect to the combination of Sun and RCA in a transaction to be accounted for as a pooling-of-interests as if such combination occurred on January 1, 1995.

    The pro forma adjustments are based upon currently available information and upon certain assumptions that Sun's management believes are reasonable. Sun accounted for the Regency Acquisition as a purchase of Regency by Sun. Regency's assets and liabilities were recorded at their initial estimated fair market values as of October 8, 1997, the date of the Regency Acquisition. The RCA Merger is expected to be accounted for as a pooling of interests. In the event the RCA Merger is approved, Sun's purchase of Contour's equity not owned by RCA will be accounted for by Sun as a purchase by Sun of a minority interest and Sun and its wholly-owned subsidiaries will own 100% of the outstanding shares of Contour Common Stock once the RCA Merger is completed. In the event the RCA Merger is not approved, the Contour Merger will be accounted for as a purchase of 100% of the outstanding shares of Contour Common Stock. While the RCA Merger is not dependent upon the acquisition by Sun of the outstanding shares of Contour Common Stock not owned by RCA, Sun intends to consummate the RCA Merger only after it acquires the outstanding minority interest in Contour.

    The adjustments included in the Unaudited Pro Forma Combined Financial Statements represent Sun's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements.

    The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Sun, Regency, RCA, and Contour, together with the related notes thereto, which are included or incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement.

    The Unaudited Pro Forma Combined Financial Statements are based on the respective historical financial statements and the notes thereto of Sun, Regency, RCA and Contour, which are included or incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement. Sun and Regency have a fiscal year end of December 31. RCA and Contour have a fiscal year end of June 30. RCA's and Contour's historical financial statements have been recast to present their financial statements on a December 31 fiscal year end for purposes of combining with Sun.

    Costs to be incurred in connection with the RCA Merger and the Contour Merger are expected to be significant and will be charged against earnings of the combined company. The charge is currently estimated to be approximately $30 million, and is expected to consist of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions, the write-off of certain intangibles and property and equipment and the Settlement of the Actions (see "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation"). Approximately $25 million of the estimated charges are expected to be charged to operations in the fiscal quarter in which the RCA Merger is consummated. These estimated charges of $25 million have been reflected in all Unaudited Pro Forma Combined Balance Sheets, which include RCA, as a reduction of Other Assets of $9 million, "Accrued Transaction Costs" of $14.5 million, the write-down of Property and Equipment, net of $1.5 million and a reduction of retained earnings of $25 million. The remaining $5 million of the estimated charges relating to the integration expenses are expected to be expensed as incurred, as these costs are expected to benefit future combined operations. The estimated transaction costs, integration expenses and Settlement costs have not been reflected in the Unaudited Pro Forma Combined Statements of Operations. These amounts are preliminary estimates only and are therefore subject to change. In addition, there can be no assurance that Sun will not incur additional charges in subsequent quarters to reflect costs associated with the RCA Merger and the Contour Merger. The components of the charges are expected to be as follows:

Transaction costs and advisory fees............................  $6,250,000
Transitional costs, including severance, closing RCA's
  corporate offices and related relocation ....................   8,250,000
Write-off of certain hardware and software costs and other
  assets.......................................................   1,500,000
Settlement of class action lawsuits............................   9,000,000
Other related charges, including training, system
  implementation and regulatory costs..........................   5,000,000
                                                                 ----------
    Total......................................................  $30,000,000
                                                                 ----------
                                                                 ----------

    The Unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Regency Acquisition, the RCA Merger, the Contour Merger and the issuance of the 9 1/2% Notes, the Convertible Preferred Securities and the 9 3/8% Notes had occurred as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of Sun, RCA and Contour. The Unaudited Pro Forma Combined Statements of Earnings do not reflect the integration costs related to the Regency Acquisition, the RCA Merger and the Contour Merger or the benefits or cost savings anticipated to result from Regency Acquisition, the RCA Merger and the Contour Merger.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                     SUN
                                                                   FINANCE         SUN
                                                       SUN      TRANSACTIONS     ADJUSTED
                                                    ----------  -------------   ----------
  Cash and cash equivalents.......................  $    1,113  $  --           $    1,113
  Accounts receivable, net........................     601,120     --              601,120
  Other receivables...............................      53,710     --               53,710
  Prepaids and other assets.......................      50,941     --               50,941
  Deferred tax assets.............................       8,621     --                8,621
                                                    ----------  -------------   ----------
    Total current assets..........................     715,505     --              715,505
                                                    ----------  -------------   ----------
  Property & equipment, net.......................     654,971     --              654,971
  Goodwill, net...................................   1,035,181     --            1,035,181
  Notes receivable................................      97,919     --               97,919
  Other assets, net...............................     179,692     10,850(a)       183,719
                                                                    3,938(b)
                                                                  (10,761)(c)
  Deferred tax assets.............................       4,718     --                4,718
                                                    ----------  -------------   ----------
    Total assets..................................  $2,687,986  $   4,027       $2,692,013
                                                    ----------  -------------   ----------
                                                    ----------  -------------   ----------
  Current portion of long-term debt...............  $   54,013  $  (2,143)(a)   $   51,870
  Current portion of obligations under capital
    lease.........................................       2,260     --                2,260
  Accounts payable and accrued expenses...........     285,347     (4,197)(c)      281,150
                                                    ----------  -------------   ----------
    Total current liabilities.....................     341,620     (6,340)         335,280
                                                    ----------  -------------   ----------
  Long-term debt, net of current portion..........   1,558,343    124,599(b)     1,230,274
                                                                 (332,007)(a)
                                                                 (120,661)(b)
  Obligations under capital lease, net of current
    portion.......................................      80,022     --               80,022
  Other long-term liabilities.....................      41,915     --               41,915
  Deferred tax liabilities........................       9,963     --                9,963
                                                    ----------  -------------   ----------
    Total liabilities.............................   2,031,863   (334,409)       1,697,454
                                                    ----------  -------------   ----------
  Minority interest...............................      16,573     --               16,573
  Company-obligated mandatorily redeemable
    convertible preferred securities of a
    subsidiary trust holding solely 7% convertible
    junior subordinated debentures of Sun.........      --        345,000(a)       345,000
  Redeemable convertible preferred stock..........      --         --               --
  Preferred stock.................................      --         --               --
  Common stock....................................         517     --                  517
  Additional paid-in-capital......................     638,324     --              638,324
  Retained earnings...............................      75,501     (6,564)(c)       68,937
  Accumulated other comprehensive income..........       5,391     --                5,391
                                                    ----------  -------------   ----------
                                                       719,733     (6,564)         713,169
                                                    ----------  -------------   ----------
Less:
  Unearned compensation...........................      12,952     --               12,952
  Common stock held in treasury, at cost..........      26,931     --               26,931
  Employee benefit trust, at market...............      40,300     --               40,300
                                                    ----------  -------------   ----------
  Total stockholders' equity......................     639,550     (6,564)         632,986
                                                    ----------  -------------   ----------
  Total liabilities and stockholders' equity......  $2,687,986  $   4,027       $2,692,013
                                                    ----------  -------------   ----------
                                                    ----------  -------------   ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           SUN
                                         FINANCE         SUN
                              SUN      TRANSACTIONS    ADJUSTED
                           ----------  ------------   ----------
Total net revenues.......  $  741,490  $  --          $  741,490
                           ----------  ------------   ----------

Costs and expenses:

  Operating..............     608,585     --             608,585
  Corporate general and
    administrative.......      39,301     --              39,301
  Provision for losses on
    receivables..........       6,013     --               6,013
  Depreciation and
    amortization.........      20,474     --              20,474
  Interest, net..........      35,140     3,003(e)        28,208
                                         (9,523) (f)
                                           (412) (g)
  Minority interest......      --         --              --
                           ----------  ------------   ----------
    Total costs and
      expenses...........     709,513    (6,932)         702,581
                           ----------  ------------   ----------
Dividends on convertible
  preferred securities of
  subsidiary.............      --         6,063(h)         6,063
Earnings before income
  taxes and extraordinary
  loss...................      31,977       869           32,846
Income taxes.............      13,590       339(i)        13,929
                           ----------  ------------   ----------
  Net earnings before
    extraordinary loss...  $   18,387  $    530       $   18,917
                           ----------  ------------   ----------
                           ----------  ------------   ----------

Net earnings before
  extraordinary loss per
  common and common
  equivalent share:
    Basic................  $     0.39                 $     0.40
                           ----------                 ----------
                           ----------                 ----------
    Diluted..............  $     0.37                 $     0.38
                           ----------                 ----------
                           ----------                 ----------

Weighted average number
  of common and common
  equivalent shares
  outstanding:
    Basic................      46,905                     46,905
                           ----------                 ----------
                           ----------                 ----------
    Diluted..............      52,381                     52,381
                           ----------                 ----------
                           ----------                 ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         SUN
                                           SUN        INCLUDING                 REGENCY      REFINANCING
                                         FINANCE       FINANCE                ACQUISITION     OF REGENCY       SUN
                              SUN      TRANSACTIONS   TRANSACTIONS  REGENCY   ADJUSTMENTS    INDEBTEDNESS    ADJUSTED
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------
Total net revenues.......  $2,010,820  $  --          $2,010,820  $ 483,838   $  --          $  --          $2,494,658
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------

Costs and expenses:

  Operating..............   1,662,818     --          1,662,818     421,043     (1,537)(j)      --           2,082,324
  Corporate general and
    administrative.......      98,169     --             98,169      29,574      --             --             127,743
  Provision for losses on
    receivables..........      15,839     --             15,839       6,921      --             --              22,760
  Depreciation and
    amortization.........      56,630     --             56,630      14,588      7,729(k)       --              73,504
                                                                                (2,581)(l)
                                                                                (1,935)(m)
                                                                                  (927)(n)
  Interest, net..........      74,482    (9,141)(d)      50,336      15,388     39,502(o)     (12,741)(q)       90,084
                                         12,721(d)                             (11,899)(p)     10,152(q)
                                         12,011(e)                                               (654)(q)
                                        (38,090)(f)
                                         (1,647)(g)
  Loss on sale of
    Canadian
    operations...........       7,000     --              7,000      --          --             --               7,000
  Minority interest......      --         --             --            (246)     --             --                (246)
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------
    Total costs and
      expenses...........   1,914,938   (24,146)      1,890,792     487,268     28,352         (3,243)       2,403,169
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------
Dividends on convertible
  preferred securities of
  subsidiary.............      --        24,251(h)       24,251      --          --             --              24,251
Earnings before income
  taxes and extraordinary
  loss...................      95,882      (105)         95,777      (3,430)   (28,352)         3,243           67,238
Income taxes.............      41,153       (41)(i)      41,112        (918)    (8,043)(i)      1,265(i)        33,416
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------
  Net earnings before
    extraordinary loss...  $   54,729  $    (64)      $  54,665   $  (2,512)  $(20,309)      $  1,978       $   33,822
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------
                           ----------  ------------   ----------  ---------   ------------   ------------   ----------

Net earnings before
  extraordinary loss per
  common and common
  equivalent share:
    Basic................  $     1.18                 $    1.18                                             $     0.73
                           ----------                 ----------                                            ----------
                           ----------                 ----------                                            ----------
    Diluted..............  $     1.12                 $    1.12                                             $     0.71
                           ----------                 ----------                                            ----------
                           ----------                 ----------                                            ----------

Weighted average number
  of common and common
  equivalent shares
  outstanding:
    Basic................      46,329                    46,329                                                 46,329
                           ----------                 ----------                                            ----------
                           ----------                 ----------                                            ----------
    Diluted..............      51,851                    51,851                                                 48,036
                           ----------                 ----------                                            ----------
                           ----------                 ----------                                            ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The immediately preceding unaudited pro forma combined financial statements give effect to the issuance of the 9 1/2% Notes, the Convertible Preferred Securities and the 9 3/8% Notes and the Regency Acquisition as if these transactions occurred on March 31, 1998 for the unaudited combined pro forma balance sheet (except the 9 1/2% Notes which were issued in July 1997 and the Regency Acquisition which occurred on October 8, 1997, both of which are included in Sun's December 31, 1997 balance sheet) and on January 1, 1997 for the unaudited pro forma combined statements of earnings. In addition, in connection with the Regency Acquisition, Sun replaced its then-existing credit facility (the "Old Credit Facility") with a new $1.2 billion credit facility (the "New Credit Facility").

    The unaudited pro forma combined financial statements that reflect the transactions described above are referred to in subsequent unaudited pro forma combined financial statement as the "Sun Adjusted" amounts.

    Sun retired certain indebtedness of Regency on October 9, 1997, totaling $160.0 million. The transaction resulted in an extraordinary loss, net of income tax benefit of $8.8 million, of $17.9 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 incorporated by reference into this Joint Proxy Statement/Prospectus/Information Statement for further discussion of the extraordinary loss.

(a) In connection with issuance of the Convertible Preferred Securities, Sun capitalized debt issuance costs of approximately $10.9 million, and used the net proceeds of $334.2 million to repay (i) $300.0 million under the term loan portion of the New Credit Facility and (ii) $34.2 million under the revolving credit portion of the New Credit Facility.

(b) In connection with the issuance of the 9 3/8% Notes, Sun capitalized debt issuance costs of approximately $3.9 million and used the net proceeds of $120.7 million to repay borrowings under the revolving credit portion of the New Credit Facility.

(c) In connection with the issuance of the Convertible Preferred Securities, Sun retired $300.0 million under the term loan portion of the New Credit Facility. As a result, Sun will record an extraordinary loss in the three month period ended June 30, 1998 of approximately $6.6 million, net of an income tax benefit of approximately $4.2 million, due to the write-off of part of the term loan portion of the New Credit Facility's debt issuance costs.

(d) In connection with the issuance of the 9 1/2% Notes in July 1997, Sun capitalized related debt issuance costs and used the net proceeds of $242.6 million to repay borrowings under the Old Credit Facility. Interest expense up to July 1997, associated with $242.6 million of borrowings under the Old Credit Facility, is eliminated in the accompanying unaudited pro forma combined statement of earnings. The average variable interest rate for borrowings under the Old Credit Facility was 7.1%. The 9 1/2% Notes' interest expense of $12.7 million includes amortization of debt issuance costs using the effective interest method over the ten-year term of the 9 1/2% Notes of $0.4 million.

(e) Represents the interest expense on the 9 3/8% Notes, including amoritzation of debt issuance costs using the effective interest method over the ten-year term of the 9 3/8% Notes and amortization of the discount described in footnote (f) below.

(f) In connection with the issuance of the Convertible Preferred Securities and the 9 3/8% Notes, Sun received net proceeds of approximately (i) $334.2 million from the issuance of the Convertible Preferred Securities and (ii) $120.7 million from the issuance of the 9 3/8% Notes (issued at a discount of 99.679% of face amount). The net proceeds from the Offerings were used to retire $300.0 million of the term loan portion of the New Credit Facility, which accrued interest during the period at an

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

    average variable rate of 8.5%, and to repay $154.8 million of the revolving credit portion of the New Credit Facility, which accrued interest during the period at an average variable rate of 8.2%.

(g) In conjunction with the pay-down of the New Credit Facility, Sun will write-off $10.8 million of the $27.6 million debt issuance costs related to the New Credit Facility. This adjustment reflects the pro-rata reduction of the historical amortization expense of $1.1 million for the three months ended March 31, 1998 and $4.2 million for the year ended December 31, 1997. The accompanying Unaudited Pro Forma Combined Statement of Earnings does not reflect the $6.6 million extraordinary loss, net of income tax benefit of $4.2 million, which will be recorded in the three months ended June 30, 1998 related to the pay-down of the New Credit Facility.

(h) Represents the dividends payable on the Convertible Preferred Securities, including amortization of issuance costs of $0.1 million for the year ended December 31, 1997.

(i) Represents the income tax benefit associated with the additional expenses presented using an assumed 39% blended statutory tax rate in effect during the period and calculated as follows (dollar amounts in thousands):

                                                                           REGENCY    REFINANCING
                                                            SUN FINANCE  ACQUISITION   OF REGENCY
FOR THE YEAR ENDED DECEMBER 31, 1997                        TRANSACTION  ADJUSTMENTS  INDEBTEDNESS
----------------------------------------------------------  -----------  -----------  ------------
Earnings (loss) before income taxes.......................   $    (105)   $ (28,352)   $    3,243
Add back non-deductible goodwill amortization.............         n/a        7,729           n/a
                                                            -----------  -----------  ------------
                                                                  (105)     (20,623)        3,243
Blended statutory income tax rate.........................     x    39%     x    39%      x    39%
                                                            -----------  -----------  ------------
Income tax (benefit)/provision............................   $     (41)   $  (8,043)   $    1,265
                                                            -----------  -----------  ------------
                                                            -----------  -----------  ------------


                                                            SUN FINANCE
FOR THE THREE MONTHS ENDED MARCH 31, 1998                   TRANSACTION
----------------------------------------------------------  -----------
Earnings before income taxes..............................   $     869
Add back non-deductible goodwill amortization.............         n/a
                                                            -----------
                                                                   869
Blended Statutory income tax rate.........................     x    39%
                                                            -----------
Income tax provision......................................   $     339
                                                            -----------
                                                            -----------

(j) Represents the amortization of the unfavorable lease reserve established in connection with the Regency purchase price allocation. See footnote (k)(iv).

(k) Represents the amortization of the excess of the Regency purchase price (including an estimate of the transaction costs) over the fair market value of the net assets acquired as detailed below (dollar amounts in thousands):

Regency purchase price.........................................  $ 367,260
Acquisition costs (see (i))....................................     14,668
                                                                 ---------
  Adjusted purchase price......................................    381,928
Less: Regency historical net book value excluding net goodwill
  of $62.7 million.............................................     13,359
                                                                 ---------
  Excess to be allocated.......................................  $ 368,569
                                                                 ---------
                                                                 ---------

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

Allocation of excess purchase price:
  Write-off of certain Regency historical intangible assets
    (see (ii)).................................................  $ (19,180)
  Involuntary employee termination benefits (see (iii))........    (10,532)
  Leasehold interest valuation (see (iv))......................    (12,294)
  Write-down of certain Regency assets to fair market value
    (see (v))..................................................    (23,126)
  Lease termination fees and reserve for future minimum lease
    payments (see (vi))........................................     (1,471)
  Other (see (vii))............................................     (2,176)
  Deferred tax assets resulting from adjustments made above....     25,122
  Goodwill.....................................................    412,226
                                                                 ---------
  Excess to be allocated.......................................  $ 368,569
                                                                 ---------
                                                                 ---------

------------------------

    (i) Represents acquisition costs including investment banking, legal, and accounting fees related to the Regency Acquisition that were funded through borrowings under the New Credit Facility.

    (ii) Represents the write-down to fair market value of leasehold interests, covenants-not-to-compete, deferred financing costs and other intangible assets in connection with the Regency Acquisition purchase price allocation. Regency's historical balance sheet included these intangible assets which were determined by Sun to provide no future benefit and therefore were written-off in the purchase price allocation.

    (iii) Represents the involuntary employee termination benefits to be paid to certain former Regency employees and payments made to certain former executives of Regency under pre-existing change of control agreements. Regency's corporate office and its long-term care and pharmacy division management functions were eliminated in connection with the Regency Acquisition. The termination of former Regency employees is expected to be completed no later than the second quarter of 1998.

    (iv) Sun analyzed the current market rental rates for nursing home facilities in the metropolitan and other areas of each state where Regency's facilities were located. The average per bed rental rate for each Regency facility was compared to the appropriate state region average rental rate to determine if the Regency facility rental rates were greater or less than the average rental rates. The analysis found that 23 facilities had rental rates below their regional average and 24 facilities had rental rates that were above their regional average. The net present value of the positive and negative leasehold interests is $13.5 million and $25.8 million, respectively.

    (v) Reflects the write-down to fair market value of certain Regency property and equipment due to the closure of Regency's corporate office, the closure of certain Regency pharmacy facilities and the sale of certain former Regency facilities. The reduction to Regency's historical value was recorded for the following asset groups: $9.6 million to buildings; $7.3 million to equipment; and $6.2 million to construction in progress.

    (vi) Represents lease termination fees and reserves for future minimum lease payments. Lease termination fees of $1.2 million relate to Regency's corporate headquarters and certain Regency facilities that are expected to be shut down in March 1998 and June 1998, respectively. The reserve for future minimum lease payments ($0.3 million) relates to a separate portion of a Regency pharmacy building that has been and will continue to be idle; sub-leasing this idle portion of the building is not practical.

    (vii) Represents deposits and other assets of Regency which have been determined by Sun to provide no future benefit.

       This intangible asset will be amortized using the straight-line method over a period of 40 years. The allocation of the purchase price of Regency is preliminary. Sun is evaluating certain obligations of Regency prior to the acquisition and further adjustments to the preliminary

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

       purchase price allocation may result. Based on the analyses performed to date, the Company does not expect that the finalization of the purchase price allocation will result in a material adjustment to its financial position.

(l) Represents the elimination of goodwill amortization associated with Regency's historical goodwill balance of $71.6 million. Regency assigned useful lives ranging from 15 to 22 years to its goodwill. Amortization was based on the straight-line method.

(m) Represents the elimination of Regency's historical intangible asset amortization for the intangible assets written down in connection with the Regency purchase price allocation (see footnote (k)(ii)).

(n) Represents the elimination of the depreciation expense resulting from the write-down of certain Regency assets to fair market value (see footnote
    (k)(v)).

(o) Represents interest expense recognized on borrowings under the New Credit Facility for the following purposes (dollar amounts in thousands):

Regency purchase price............................................................   $ 367,260
Retire Sun Old Credit Facility....................................................     108,637
Retire Regency revolving credit facility..........................................      39,000
Payment of New Credit Facility Commitment fee.....................................      27,000
Payment of Regency acquisition costs..............................................      14,668
Payment of involuntary employee termination expenditures..........................      10,532
                                                                                    -----------
Borrowings under the New Credit Facility..........................................   $ 567,097
                                                                                    -----------
                                                                                    -----------

   Pro forma interest expense on borrowings under the New Credit Facility is computed using a weighted average interest rate of 8.6%, which is based on the LIBOR at March 31, 1998 of 5.7% plus applicable margins as stated in the New Credit Facility and includes deferred financing cost amortization of $3.1 million.

(p) Represents the elimination of historical interest expense related to (i) Sun's Old Credit Facility and (ii) Regency's line of credit. A portion of Sun's Old Credit Facility interest expense has been eliminated in connection with the pro forma adjustment for the 9 1/2% Notes above. In the nine months ended September 30, 1997, Sun's average outstanding balance under the Old Credit Facility after giving effect to the pro forma repayment attributable to the proceeds of the 9 1/2% Notes was $108.6 million. The average balance outstanding on Regency's line of credit was $39.0 million for the nine months ended September 30, 1997. The weighted average interest rates for the nine months ended September 30, 1997 for the Sun and Regency credit facilities were 7.1% and 7.5%, respectively.

(q) Sun retired Regency's Senior Notes and Junior Notes and replaced such amounts with borrowings under its New Credit Facility. The Senior Notes' and Junior Notes' interest expense and their related debt cost amortization ($0.7 million for the nine months ended September 30, 1997) are replaced by interest expense under the term loan portion of the New Credit Facility, which accrued interest at an average rate of 8.5%.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                       SUN                      MERGER        PRO FORMA
                                                     ADJUSTED    CONTOUR      ADJUSTMENTS      COMBINED
                                                    ----------  ----------  ---------------   ----------
  Cash and cash equivalents.......................  $    1,113  $      158  $  --             $    1,271
  Accounts receivable, net........................     601,120      17,207     --                618,327
  Inventory.......................................      --           8,244     --                  8,244
  Other receivables...............................      53,710       1,053     --                 54,763
  Prepaids and other assets.......................      50,941         699     --                 51,640
  Deferred tax assets.............................       8,621         861     --                  9,482
                                                    ----------  ----------  ---------------   ----------
    Total current assets..........................     715,505      28,222     --                743,727
                                                    ----------  ----------  ---------------   ----------
  Property & equipment, net.......................     654,971       2,492     --                657,463
  Goodwill, net...................................   1,035,181       9,896    72,345(a)        1,107,526
                                                                              (9,896)(b)
  Notes receivable................................      97,919      --         --                 97,919
  Other assets, net...............................     183,719         367     --                184,086
  Deferred tax assets.............................       4,718      --         --                  4,718
                                                    ----------  ----------  ---------------   ----------
    Total assets..................................  $2,692,013  $   40,977  $ 62,449          $2,795,439
                                                    ----------  ----------  ---------------   ----------
                                                    ----------  ----------  ---------------   ----------
  Current portion of long-term debt...............  $   51,870  $   12,996  $  --             $   64,866
  Current portion of obligations under capital
    lease.........................................       2,260      --         --                  2,260
  Accrued transactional costs.....................      --          --         3,000(a)            3,000
  Accounts payable and accrued expenses...........     281,150       5,790                       286,940
                                                    ----------  ----------  ---------------   ----------
    Total current liabilities.....................     335,280      18,786     3,000             357,066
                                                    ----------  ----------  ---------------   ----------
  Long-term debt, net of current portion..........   1,230,274       5,972     --              1,236,246
  Obligations under capital lease, net of current
    portion.......................................      80,022      --         --                 80,022
  Other long-term liabilities.....................      41,915      --         --                 41,915
  Deferred tax liabilities........................       9,963      --         --                  9,963
                                                    ----------  ----------  ---------------   ----------
    Total liabilities.............................   1,697,454      24,758     3,000           1,725,212
                                                    ----------  ----------  ---------------   ----------
  Minority interest...............................      16,573      --         --                 16,573
  Company-obligated mandatorily redeemable
    convertible preferred securities of a
    subsidiary trust holding solely 7% convertible
    junior subordinate debentures of Sun..........     345,000      --         --                345,000
  Redeemable convertible preferred stock..........      --          --         --                 --
  Preferred stock.................................      --             560      (560)(c)          --
  Common stock....................................         517           8        (8)(d)             559
                                                                                  42(a)
  Additional paid-in-capital......................     638,324      16,180   (16,180)(d)         713,950
                                                                              75,626(c),(d)
  Retained earnings...............................      68,937        (529)      529(d)           68,937
  Accumulated other comprehensive income..........       5,391      --         --                  5,391
                                                    ----------  ----------  ---------------   ----------
                                                       713,169      16,219    59,449             788,837
                                                    ----------  ----------  ---------------   ----------
Less:
  Unearned compensation...........................      12,952      --         --                 12,952
  Common stock held in treasury, at cost..........      26,931      --         --                 26,931
  Employee benefit trust, at market...............      40,300      --         --                 40,300
                                                    ----------  ----------  ---------------   ----------
  Total stockholders' equity......................     632,986      16,219    59,449             708,654
                                                    ----------  ----------  ---------------   ----------
  Total liabilities and stockholders' equity......  $2,692,013  $   40,977  $ 62,449          $2,795,439
                                                    ----------  ----------  ---------------   ----------
                                                    ----------  ----------  ---------------   ----------

The accompanying notes are an integral part of this unaudited pro forma combined balance sheet.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES, AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             MERGER      PRO FORMA
                                               SUN ADJUSTED    CONTOUR    ADJUSTMENTS     COMBINED
                                               -------------   --------   ------------   ----------
Total net revenues...........................  $     741,490   $ 13,324   $  --          $  754,814
                                               -------------   --------     ------       ----------
Costs and expenses
  Operating..................................        608,585      9,872      --             618,457
  Corporate general and administrative.......         39,301      3,950      --              43,251
  Provision for losses on receivables........          6,013      --         --               6,013
  Depreciation and amortization..............         20,474      --           452(f)        20,861
                                                                               (65)(g)
  Interest, net..............................         28,208        349      --              28,557
                                               -------------   --------     ------       ----------
  Total costs and expenses...................        702,581     14,171        387          717,139
                                               -------------   --------     ------       ----------
Dividends on convertible preferred securities
  of subsidiary..............................          6,063      --         --               6,063
Earnings before income taxes and
  extraordinary loss.........................         32,846       (847)      (387)          31,612
Income taxes.................................         13,929       (288)     --              13,641
                                               -------------   --------     ------       ----------
  Net earnings before extraordinary loss.....  $      18,917   $   (559)  $   (387)      $   17,971
                                               -------------   --------     ------       ----------
                                               -------------   --------     ------       ----------
Net earnings before extraordinary loss per
  common and common equivalent share
  Primary....................................  $        0.40   $  (0.07)                 $     0.35
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------
  Diluted....................................  $        0.38   $  (0.07)                 $     0.33
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------
Weighted average number of common and common
  equivalent shares outstanding
  Basic......................................         46,905      8,171                      50,883
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------
  Diluted....................................         52,381      8,171                      56,614
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES, AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             MERGER      PRO FORMA
                                               SUN ADJUSTED    CONTOUR    ADJUSTMENTS     COMBINED
                                               -------------   --------   ------------   ----------
Total net revenues...........................  $  2,494,658    $ 54,650   $ (2,630)(e)   $2,546,678
                                               -------------   --------   ------------   ----------
Costs and expenses
  Operating..................................     2,082,324      41,007     (2,664)(e)    2,120,667
  Corporate general and administrative.......       127,743      12,739      --             140,482
  Provision for losses on receivables........        22,760       --         --              22,760
  Depreciation and amortization..............        73,504         926      1,798(f)        75,969
                                                                              (259)(g)
  Interest, net..............................        90,084       1,060      --              91,144
  Gain on sale of manufacturing assets.......       --             (608)       608(h)        --
  Loss on sale of Canadian operations........         7,000       --         --               7,000
  Minority interest..........................          (246)      --         --                (246)
                                               -------------   --------   ------------   ----------
  Total costs and expenses...................     2,403,169      55,124       (517)       2,457,776
                                               -------------   --------   ------------   ----------
Dividends on convertible preferred securities
  of subsidiary..............................        24,251       --         --              24,251
Earnings before income taxes and
  extraordinary loss.........................        67,238        (474)    (2,113)          64,651
Income taxes.................................        33,416        (167)      (123)(i)       33,126
                                               -------------   --------   ------------   ----------
  Net earnings before extraordinary loss.....  $     33,822    $   (307)  $ (1,990)      $   31,525
                                               -------------   --------   ------------   ----------
                                               -------------   --------   ------------   ----------
Net earnings before extraordinary loss per
  common and common equivalent share
  Primary....................................  $       0.73    $  (0.02)                 $     0.63
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------
  Diluted....................................  $       0.71    $  (0.02)                 $     0.61
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------
Weighted average number of common and common
  equivalent shares outstanding
  Basic......................................        46,329      14,671                      50,307
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------
  Diluted....................................        48,036      14,671                      52,269
                                               -------------   --------                  ----------
                                               -------------   --------                  ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The immediately preceding unaudited pro forma combined balance sheet as of March 31, 1998 gives effect to the Contour Merger as if this transaction occurred on March 31, 1998. The immediately preceding unaudited pro forma combined statements of earnings for the three months ended March 31, 1998 and for the year ended December 31, 1997 give effect to the Contour Merger as if this transaction occurred on January 1, 1997.

(a) The estimated purchase price for Contour is as follows:

Common stock consideration.............................................  $70,627,000
Preferred stock consideration..........................................      480,000
Stock warrant consideration............................................    3,712,000
Stock option consideration.............................................      849,000
Transaction costs......................................................    3,000,000
                                                                         -----------
Total consideration....................................................  $78,668,000
                                                                         -----------
                                                                         -----------

    The excess of the purchase price over the fair market value of the net assets acquired, excluding Contour's historical net goodwill, is equal to $72,345,000. This amount would be amortized using the straight-line method over a period of 40 years.

    Sun has not performed a detailed analysis of the fair market value of Contour's assets and liabilities. The pro forma financial statements for the Contour Merger reflect the allocation of the excess of the purchase price over the net book value of the Contour net assets to goodwill. If Sun ultimately directly acquires 100 percent of Contour's outstanding common stock, a detailed analysis of the fair market value of Contour's intangible assets will be performed.

    Under the terms of the Contour Merger, approximately 4,233,000 shares of Sun Common Stock are issuable in exchange for outstanding shares of Contour Common Stock, Contour Preferred Stock and options and warrants to purchase Contour Common Stock.

(b) Represents the elimination of Contour's historical goodwill balance of $9,896,000 in connection with the purchase price allocation. Amortization was based on the straight-line method over 40 years.

(c) Under the terms of the Contour Merger, holders of Contour Preferred Stock will exchange each of their shares for the number of shares of Sun Common Stock equal to the quotient of $4.00 divided by the Sun Market Price. The accompanying unaudited pro forma combined financial statements assume that the Sun Market Price is equal to $17.875, which was the closing price for one share of Sun Common Stock on May 14, 1998. The total consideration exchanged for the outstanding Contour Preferred Stock would be $480,000.

(d) Holders of Contour's Common Stock will exchange their shares for the number of shares of Sun Common Stock equal to the quotient of $8.50 divided by the Sun Market Price. The accompanying unaudited pro forma combined financial statements assume that the Sun Market Price is equal to $17.875, which was the closing price for one share of Sun Common Stock on May 14, 1998. The total consideration exchanged for the outstanding Contour Common Stock and the outstanding options and warrants to purchase Contour Common Stock would be $75.2 million.

(e) Represents the elimination of the revenue earned and the related operating expenses incurred by the manufacturing division of Contour which was sold in June 1997.

(f) Represents the amortization of the goodwill recorded in connection with the Contour Merger.

(g) Represents the elimination of the Contour historical goodwill amortization. Contour goodwill of $10.4 million was amortized based on the straight-line method over 40 years.

(h) Represents the elimination of Contour's non-recurring gain in the sale of its manufacturing assets.

(i) Represents the income tax benefit associated with the additional expenses presented, after eliminating the impact of the non-deductible goodwill amortization, using an assumed 39% blended statutory tax rate.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES,
             RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                        MERGER AND
                                                  SUN                     CONTOUR         PRO FORMA
                                                ADJUSTED     RCA        ADJUSTMENTS        COMBINED
                                               ----------  --------   ---------------     ----------
Cash and cash equivalents....................  $    1,113  $  2,298   $  --               $    3,411
Accounts receivable, net.....................     601,120    52,169    (22,894)(a)           630,395
Inventory....................................      --        10,369      --                   10,369
Other receivables............................      53,710     5,140     (1,299)(b)            57,551
Prepaids and other assets....................      50,941     6,982      --                   57,923
Deferred tax assets..........................       8,621     4,567      --                   13,188
                                               ----------  --------   ---------------     ----------
    Total current assets.....................     715,505    81,525    (24,193)              772,837
                                               ----------  --------   ---------------     ----------
Property & equipment, net....................     654,971   160,325     (1,500)(c)           813,796
Goodwill, net................................   1,035,181    15,992     27,801(d)          1,078,974
Notes receivable.............................      97,919     --       (14,750)(b)            83,169
Other assets, net............................     183,719    34,063     (9,000)(e)           208,782
Deferred tax assets..........................       4,718     --         --                    4,718
                                               ----------  --------   ---------------     ----------
    Total assets.............................  $2,692,013  $291,905   $(21,642)           $2,962,276
                                               ----------  --------   ---------------     ----------
                                               ----------  --------   ---------------     ----------
Current portion of long-term debt............  $   51,870  $ 43,496   $  --               $   95,366
Current portion of obligations under capital
  lease......................................       2,260     --         --                    2,260
Accrued transactional costs..................      --         --        14,500(f)             15,500
                                                                         1,000(d)
Accounts payable and accrued expenses........     281,150    67,545     (1,299)(b)           324,502
                                                                       (22,894)(a)
                                               ----------  --------   ---------------     ----------
    Total current liabilities................     335,280   111,041     (8,693)              437,628
                                               ----------  --------   ---------------     ----------
Long-term debt, net of current portion.......   1,230,274   148,515    (14,750)(b)         1,364,039
Obligations under capital lease, net of
  current portion............................      80,022     --         --                   80,022
Other long-term liabilities..................      41,915     4,631     (4,480)(d)            42,066
Deferred tax liabilities.....................       9,963     1,099      --                   11,062
                                               ----------  --------   ---------------     ----------
Total liabilities............................   1,697,454   265,286    (27,923)            1,934,817
                                               ----------  --------   ---------------     ----------
Minority interest............................      16,573     --         --                   16,573
Company-obligated mandatorily redeemable
  convertible preferred securities of a
  subsidiary trust holding solely 7%
  convertible junior subordinated debentures
  of Sun.....................................     345,000     --         --                  345,000
Redeemable convertible preferred stock.......      --         1,200     (1,200)(h)            --
Preferred stock..............................      --         2,786      --                    2,786
Common stock.................................         517         1          1                   612
                                                                            78(g)(h)
                                                                            (1)(h)
                                                                            16(h)
Additional paid-in-capital...................     638,324    45,886     32,464(g)(h)         716,597
                                                                           (77)(h)
Retained earnings............................      68,937   (23,254)   (25,000)(i)            20,683
Accumulated other comprehensive income.......       5,391     --         --                    5,391
                                               ----------  --------   ---------------     ----------
                                                  713,169    25,419      7,481               746,069
                                               ----------  --------   ---------------     ----------
Less:
  Unearned compensation......................      12,952     --         --                   12,952
  Common stock held in treasury, at cost.....      26,931     --         --                   26,931
  Employee benefit trust, at market..........      40,300     --         --                   40,300
                                               ----------  --------   ---------------     ----------
  Total stockholders' equity.................     632,986    25,419      7,481               665,886
                                               ----------  --------   ---------------     ----------
    Total liabilities and stockholders'
      equity.................................  $2,692,013  $291,905   $(21,642)           $2,962,276
                                               ----------  --------   ---------------     ----------
                                               ----------  --------   ---------------     ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES,
             RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           MERGER AND
                                                    SUN                     CONTOUR       PRO FORMA
                                                  ADJUSTED       RCA      ADJUSTMENTS      COMBINED
                                                 ----------   ---------   ------------   ------------
  Total net revenues...........................  $  741,490   $  83,118   $    140(j)    $    813,948
                                                 ----------   ---------                  ------------
                                                                           (10,800)(a)

  Costs and expenses:

    Operating..................................     608,585      64,000     13,097(j)         674,882
                                                                           (10,800)(a)
    Corporate general and administrative.......      39,301      14,878    (13,097)(j)         41,082
    Provision for losses on receivables........       6,013         525        140(j)           6,678
    Depreciation and amortization..............      20,474       1,637        174(d)          22,285
    Interest, net..............................      28,208       4,729       (277)(b)         32,937
                                                                               277(b)
    Minority interest..........................      --            (215)       215(d)         --
                                                 ----------   ---------   ------------   ------------
    Total costs and expenses...................     702,581      85,554    (10,271)           777,864
                                                 ----------   ---------   ------------   ------------
  Dividends on convertible preferred securities
    of subsidiary..............................       6,063      --          --                 6,063
  Earnings before income taxes and
    extraordinary loss.........................      32,846      (2,436)      (389)            30,021
  Income taxes.................................      13,929      --          --                13,929
                                                 ----------   ---------   ------------   ------------
    Net earnings...............................  $   18,917   $  (2,436)  $   (389)      $     16,092
                                                 ----------   ---------   ------------   ------------
                                                 ----------   ---------   ------------   ------------

  Net earnings per common and common equivalent
    share
    Basic......................................  $     0.40   $   (0.16)                 $       0.29
    Diluted....................................  $     0.38   $   (0.16)                 $       0.27

  Weighted average number of common and common
    equivalent shares outstanding
    Basic......................................      46,905      14,795                        55,936(k)
    Diluted....................................      52,381      14,795                        62,184(k)

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES,
                 REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES
             RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           MERGER AND
                                                    SUN                     CONTOUR       PRO FORMA
                                                  ADJUSTED       RCA      ADJUSTMENTS      COMBINED
                                                 ----------   ---------   ------------   ------------
  Total net revenues...........................  $2,494,658   $ 296,550   $  1,017(j)    $  2,779,871
                                                 ----------   ---------                  ------------
                                                                           (12,354)(a)

  Costs and expenses:

    Operating..................................   2,082,324     232,002     46,379(j)       2,348,351
                                                                           (12,354)(a)
    Corporate general and administrative.......     127,743      52,759    (46,379)(j)        134,123
    Provision for losses on receivables........      22,760       1,354      1,017(j)          25,131
    Depreciation and amortization..............      73,504       7,374        695(d)          81,573
    Interest, net..............................      90,084      17,118     (1,022)(b)        107,202
                                                                             1,022(b)
    Gain on sale of manufacturing assets.......      --            (608)       608(l)         --
    Loss on sale of Canadian operations........       7,000      --          --                 7,000
    Minority interest..........................        (246)       (237)       237(d)            (246)
                                                 ----------   ---------   ------------   ------------
    Total costs and expenses...................   2,403,169     309,762     (9,797)         2,703,134
                                                 ----------   ---------   ------------   ------------
  Dividends on convertible preferred securities
    of subsidiary..............................      24,251      --          --                24,251
  Earnings before income taxes and
    extraordinary loss.........................      67,238     (13,212)    (1,540)            52,486
  Income taxes.................................      33,416      (3,223)     --                30,193
                                                 ----------   ---------   ------------   ------------
    Net earnings before extraordinary loss.....  $   33,822   $  (9,989)  $ (1,540)      $     22,293
                                                 ----------   ---------   ------------   ------------
                                                 ----------   ---------   ------------   ------------

  Net earnings before extraordinary loss per
    common and common equivalent share
    Basic......................................  $     0.73   $   (0.69)                 $       0.40
    Diluted....................................  $     0.71   $   (0.69)                 $       0.39

  Weighted average number of common and common
    equivalent shares outstanding
    Basic......................................      46,329      14,476                        55,360(k)
    Diluted....................................      48,036      14,476                        57,839(k)

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES,
                REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES,
             RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    The immediately preceding unaudited pro forma combined balance sheet as of March 31, 1998 gives effect to the issuance by Sun of the 9 3/8% Notes, the Convertible Preferred Securities, the Regency Acquisition, the acquisition of the Contour equity not owned by RCA, and the RCA Merger as if these transactions occurred on March 31, 1998. The immediately preceding unaudited pro forma combined statement of earnings for the three months ended March 31, 1998 and the year ended December 31, 1997 gives effect to the issuance by Sun of the 9 1/2% Notes, the 9 3/8% Notes, the Convertible Preferred Securities, the Regency Acquisition, the acquisition of the Contour equity not owned by RCA, and the RCA Merger as if these transactions occurred on January 1, 1997.

(a) Represents the elimination of net revenues recorded by Sun and the related trade receivables due to Sun for the performance of ancillary therapy services by Sun at RCA facilities.

(b) RCA has borrowed certain monies from Sun. The accompanying unaudited pro forma combined financial statements reflect the elimination of (i) the balances outstanding as of March 31, 1998 and (ii) the interest recorded during the three months ended March 31, 1998 and the year ended December 31, 1997.

(c) Reflects the write-off of certain RCA fixed assets that are duplicative and will be disposed of subsequent to the RCA Merger.

(d) Sun will exchange shares of Sun Common Stock for all of the outstanding equity of Contour other than the equity of Contour owned by RCA prior to the RCA Merger. This will result in Contour becoming an indirectly wholly-owned subsidiary of Sun. The total consideration for the purchase of the Contour equity not owned by RCA is approximately $32.3 million. The total consideration paid would exceed the balance of the Contour minority interest by $27.8 million. This amount will be recorded as goodwill and amortized using the straight-line method over 40 years. Under the terms of the Contour Merger, approximately 1,468,000 shares of Sun Common Stock are issuable in exchange for outstanding Contour Common Stock and Contour Preferred Stock assuming that the RCA Merger is completed after the Contour Merger. The estimated transaction costs associated with the Contour Merger are $1.0 million.

(e) Represents the payment of the RCA class action litigation settlement (see "Risk Factors--Risk Factors Concerning RCA and Contour--Shareholder Litigation").

(f) Represents the estimated acquisition costs to be incurred by Sun in order to effect the integration of RCA into Sun's operations.

(g) Under the terms of the RCA Merger, holders of RCA's Series AA Redeemable Preferred Stock will exchange each of their shares for the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the average of the last reported sales prices of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days ending five business days before the RCA Effective Time (as defined). The accompanying unaudited Pro Forma Combined Financial Statements assume that the Sun Market Price is equal to $17.875, which was the closing price for one share of Sun Common Stock on May 14, 1998. In the event the Sun Market Price exceeds $24.20 or is less than $19.80, the RCA Series AA Exchange Ratio shall be equal to 0.413 or 0.505, respectively,

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES,
                REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES,
             RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

    and the number of Sun Common Shares issuable for the RCA Series AA Redeemable Preferred Stock is calculated below:

                                                                         HIGH          LOW
                                                                      -----------  -----------
Number of outstanding shares of RCA Series AA Preferred Stock.......      120,000      120,000
RCA Series AA Exchange Ratio
  High: $10.00/$24.20; Low: $10.00/$19.80...........................     x  0.413     x  0.505
                                                                      -----------  -----------
Number of Sun common shares to be issued............................       49,560       60,600
                                                                      -----------  -----------
                                                                      -----------  -----------

(h) The holders of RCA Common Stock will exchange each share for the number of shares of Sun Common Stock equal to the quotient of $10.00 divided by the average of the last reported sales price of one share of Sun Common Stock on the NYSE during the period of the 20 most recent trading days ending five business days before the RCA Effective Time (as defined). The accompanying unaudited Pro Forma Combined Financial Statements assume that the Sun Market Price is equal to $17.875, which was the closing price for one share of Sun Common Stock on May 14, 1998. In the event the Sun Market Price exceeds $24.20 or is less than $19.80, the RCA Common Exchange Ratio shall be equal to 0.413 or 0.505, respectively, and the number of Sun Common Shares issuable for the RCA Common Stock is calculated below:

                                                                        HIGH          LOW
                                                                    ------------  ------------
Outstanding shares of RCA Common Stock, March 31, 1998............    14,798,525    14,798,525
RCA Common Exchange Ratio
  High: $10.00/$24.20; Low: $10.00/$19.80.........................      x  0.413      x  0.505
                                                                    ------------  ------------
Number of Sun common shares to be issued..........................     6,114,751     7,474,735
                                                                    ------------  ------------
                                                                    ------------  ------------

(i) Represents the charge that will be recorded in the fiscal quarter that the RCA Merger is consummated for the matters discussed at (c), (e) and (f) above.

(j) Certain amounts in the RCA statements of earnings related to bad debt expense and to costs incurred at facility locations have been reclassified to conform to Sun's financial reporting policies.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES,
                REGENCY HEALTH SERVICES, INC. AND SUBSIDIARIES,
             RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES AND
                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

(k) The calculation of the pro forma combined weighted average number of common and common equivalent shares outstanding is as follows (in thousands):

                                                 BASIC         DILUTED
                                              YEAR ENDED     YEAR ENDED      BASIC THREE     DILUTED THREE
                                             DECEMBER 31,   DECEMBER 31,    MONTHS ENDED     MONTHS ENDED
                                                 1997           1997       MARCH 31, 1998   MARCH 31, 1998
                                             -------------  -------------  ---------------  ---------------
Sun & Regency Combined.....................       46,329         48,036          46,905           52,381
Shares of Sun Common Stock issued to:
  Holders of RCA Preferred Stock...........           61            210              61              210
  Holders of RCA Common Stock..............        7,475          7,475           7,475            7,475
  Holders of options to purchase RCA Common
    Stock..................................       --                368          --                  368
  Holders of Contour Preferred Stock.......           27             27              27               27
  Holders of Contour Common Stock (other
    than RCA)..............................        1,468          1,468           1,468            1,468
  Holders of options and warrants to
    purchase Contour Common Stock..........       --                255          --                  255
                                                  ------         ------          ------           ------
                                                  55,360         57,839          55,936           62,184
                                                  ------         ------          ------           ------
                                                  ------         ------          ------           ------

    The combined pro forma earnings per share information shown on the accompanying statement of earnings for the year ended December 31, 1997 and for the three months ended March 31, 1998, is calculated based on the closing stock price of Sun Common Stock on May 14, 1998 of $17.875 per share. Fluctuations in the value of Sun Common Stock would not have a significant impact on the calculation.

(l) Represents the elimination of a non-recurring gain on the sale of manufacturing assets.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
               RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          MERGER      PRO FORMA
                                                  SUN         RCA      ADJUSTMENTS     COMBINED
                                               ----------  ---------   ------------   ----------
Total net revenues...........................  $1,316,308  $ 190,522   $  --          $1,506,830
                                               ----------  ---------   ------------   ----------
Costs and expenses
  Operating..................................  1,107,821     140,725     31,970(a)     1,280,516
  Corporate general and administrative.......     62,085      36,317    (31,970)(a)       66,432
  Provision for losses on receivables........     14,970       5,432      --              20,402
  Depreciation and amortization..............     33,817       4,842      --              38,659
  Interest, net..............................     25,899       8,979      --              34,878
  Minority interest..........................     --             542      --                 542
  Restructuring charge.......................     --          --          --              --
  Investigation and litigation costs.........     19,250      --          --              19,250
                                               ----------  ---------   ------------   ----------
  Total costs and expenses...................  1,263,842     196,837      --           1,460,679
                                               ----------  ---------   ------------   ----------
Earnings (loss) before income taxes..........     52,466      (6,315)     --              46,151
Income taxes.................................     30,930      (1,901)     --              29,029
                                               ----------  ---------   ------------   ----------
  Net earnings (loss)........................  $  21,536   $  (4,414)  $  --          $   17,122
                                               ----------  ---------   ------------   ----------
                                               ----------  ---------   ------------   ----------
Net earnings (loss) per common and common
  equivalent share:
  Basic......................................  $    0.46   $   (0.33)                 $     0.32
  Diluted....................................  $    0.46   $   (0.33)                 $     0.31
                                               ----------  ---------                  ----------
                                               ----------  ---------                  ----------
Weight average number of common and common
  equivalent shares outstanding:
  Basic......................................     46,360      13,380                      54,343
  Diluted....................................     46,868      13,380                      54,833
                                               ----------  ---------                  ----------
                                               ----------  ---------                  ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
               RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         MERGER
                                                  SUN         RCA     ADJUSTMENTS    PRO FORMA
                                               ----------   --------  ------------   ----------
Total net revenues...........................  $1,135,508   $104,235  $    839(a)    $1,240,582
                                               ----------   --------  ------------   ----------
Costs and expenses:
  Operating..................................     929,493     70,766    20,049(a)     1,020,308
  Corporate general and administrative.......      51,468     18,393   (20,049)(a)       49,812
  Provision for losses on accounts
    receivable...............................      14,623      --          839(a)        15,462
  Depreciation and amortization..............      27,734      1,895     --              29,629
  Interest, net..............................      21,829      2,369     --              24,198
  Minority interest..........................      --            107     --                 107
  Conversion expense.........................       3,256      --        --               3,256
  Merger expenses............................       5,800      --        --               5,800
  Strike costs...............................       4,006      --        --               4,006
  Investigation and litigation costs.........       5,505      --        --               5,505
  Impairment loss............................      59,000      --        --              59,000
                                               ----------   --------  ------------   ----------
    Total costs and expenses.................   1,122,714     93,530       839        1,217,083
                                               ----------   --------  ------------   ----------
Earnings before income taxes.................      12,794     10,705     --              23,499
Income taxes.................................      33,132      4,277     --              37,409
                                               ----------   --------  ------------   ----------
  Net earnings (loss) from continuing
    operations...............................  $  (20,338)  $  6,428  $  --          $  (13,910)
                                               ----------   --------  ------------   ----------
Net earnings per common and common equivalent
  share from continuing operations:
  Basic......................................  $    (0.43)  $   0.48                 $    (0.25)
  Diluted....................................  $    (0.43)  $   0.48                 $    (0.25)
                                               ----------   --------                 ----------
                                               ----------   --------                 ----------
Weighted average number of common and common
  equivalent shares outstanding:
  Basic......................................      47,419     13,475                     54,894
  Diluted....................................      47,419     13,475                     54,894
                                               ----------   --------                 ----------
                                               ----------   --------                 ----------

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

                SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES AND
         RETIREMENT CARE ASSOCIATES, INC. AND SUBSIDIARIES OF EARNINGS

                NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS

The immediately preceding unaudited pro forma combined statements of earnings give effect to the RCA Merger as if it occurred on January 1, 1995.

(a) Certain amounts in the RCA statements of earnings related to bad debt expense and to costs incurred at facility locations have been reclassified to conform to Sun's financial reporting policies.

                        DESCRIPTION OF SUN CAPITAL STOCK

    Pursuant to its certificate of incorporation, Sun is authorized to issue a total of 105,000,000 shares of capital stock, consisting of 100,000,000 shares of Sun Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share. If the proposed amendment to Sun's Certificate of Incorporation is approved by Sun's stockholders, Sun will be authorized to issue a total of 155,000,000 shares of capital stock, consisting of 150,000,000 shares of Sun Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share. See "Additional Matters Submitted to a Vote of Sun Stockholders--Additional Proposal No. 1--Approval of the Amendment to the Sun Certificate of Incorporation."

SUN COMMON STOCK

    As of May 1, 1998, there were 49,607,942 outstanding shares of Sun Common Stock held by approximately 4,993 holders of record, and an additional 2,122,101 shares of Sun Common Stock held as treasury stock. The holders of shares of Sun Common Stock have one vote per share on all matters to be voted upon by stockholders. Subject to any preferences, voting powers, qualifications and special or relative rights or privileges of any holders of preferred stock, holders of Sun Common Stock are entitled, among other things, to dividends if, when and as declared from time to time by Sun's board of directors out of assets legally available therefor after payment of debts and expenses. Sun's ability to pay dividends is restricted by the terms of its existing credit facility and agreements governing certain outstanding indebtedness of Sun. With the exception of the rights issued pursuant to the Sun's Stockholders' Rights Plan, holders of shares of Sun Common Stock have no preemptive or other rights to subscribe for additional shares. The Sun Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Upon the voluntary or involuntary liquidation of Sun, holders of Sun Common Stock are entitled to receive all remaining assets of Sun available for distribution to stockholders after payment to creditors or of preference amounts owed to holders of any preferred stock.

    All of the outstanding shares of Sun Common Stock are fully paid and nonassessable.

    The shares of Sun Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting can elect all the directors if they so choose, and, in such event, the holders of the remaining shares cannot elect any directors. No stockholder owns more than 50% of the outstanding Sun Common Stock.

PREFERRED STOCK

    A Certificate of Designation relating to a particular series of preferred stock will be filed with the Commission at or prior to the sale of the shares of such series of preferred stock. Sun's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value of $.01 per share, none of which is currently outstanding. Of the 5,000,000 shares of Sun's authorized preferred stock, Sun has reserved for issuance 1,000,000 shares of Series A Preferred Stock, par value $0.01 per share, issuable upon exercise of Sun's Preferred Share Purchase Rights (see the description of Sun's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on June 6, 1995, as amended by Form 8-A/A-1 filed on August 17, 1995, incorporated by reference herein), and up to 300,000 shares of Sun Preferred Stock issuable in connection with the RCA Merger. Sun's preferred stock may be issued from time to time in one or more series without stockholder approval. Subject to limitations prescribed by law, Sun's board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, Sun's board of directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Sun Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of Sun. Among other things, the preferred stock may be issued with extraordinary voting, dividend, redemption or conversion rights. Sun has no plans to issue any shares of preferred stock, other than the shares of Sun Preferred Stock to be issued in the RCA Merger. See "Risk Factors--Anti-Takeover Provisions; Possible Issuance of Preferred Stock."

SERIES B CONVERTIBLE PREFERRED STOCK

    Upon the filing of a Certificate of Designations with respect to the Sun Preferred Stock prior to the consumation of the RCA Merger, Sun will have authorized 450,001 shares of Sun Preferred Stock, none of which are issued and outstanding as of the date hereof. The following description of the preferences, limitations and relative rights of the Sun Preferred Stock is qualified in its entirety by reference to the Certificate of Designations of Series B Convertible Preferred Stock of Sun Healthcare Group, Inc. (the "Certificate of Designations"), a copy of which is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus/Information Statement forms a part.

    DIVIDENDS. The holders of shares of Sun Preferred Stock are not entitled to receive any dividends.

    CONVERSION RIGHTS. Each share of Sun Preferred Stock may be converted at the option of the holder thereof at any time and from time to time, and without the payment of any additional consideration thereof, into the number of fully paid, nonassessable shares of Sun Common Stock as shall be determined by (i) dividing (A) $10.00 by (B) the lesser of (a) $7.638125, or (b) 85% of the average closing bid price of the RCA Common Stock as reported by the NYSE for the five consecutive trading days immediately prior to the RCA Effective Time,
(ii) adding (x) $10.00 per share multiplied by 8% per annum from September 25, 1996 through the RCA Effective Time (y) divided by the number determined pursuant to (i)(B) above, and (iii) multiplying such number by the RCA Common Exchange Ratio (the "Conversion Price"). Each share of Sun Preferred Stock not previously converted at the election of the holder thereof shall automatically be converted into shares of Sun Common Stock pursuant to the above formula on October 2, 1998. No fractional shares of Sun Common Stock will be issued upon conversion of Sun Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round up to the nearest whole share.

    The Conversion Price shall be adjusted to reflect, as deemed equitable and appropriate by the corporation, any stock dividend, stock split or share combination of the Sun Common Stock. In the event of a merger, reorganization, recapitalization or similar event of or with respect to Sun (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of Sun's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), the Sun Preferred Stock must be assumed by the acquiring entity and thereafter the Sun Preferred Stock will be convertible into such class and type of securities as the holder would have received had the holder converted the Sun Preferred Stock immediately prior to such Corporate Change, as appropriately adjusted to equitably reflect the Conversion Price and any stock dividend, stock split or share combination of the Sun Common Stock after such corporate event, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Sun Preferred Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

    VOTING RIGHTS. The holders of Sun Preferred Stock have the same voting rights as holders of Sun Common Stock, except as set forth below or as otherwise from time to time required by law. The holders of Sun Preferred Stock are entitled to vote with the holders of Sun Common Stock, voting together with such holders as one class, on all matters for which the holders of Sun Common Stock are entitled to vote, with each share of Sun Preferred Stock entitled to a number of votes equal to the number of shares of Sun Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. The affirmative vote or consent of the holders of at least a majority of the outstanding shares of Sun Preferred Stock, voting separately as a class, is required for an amendment, alteration or repeal of Sun's Certificate of Incorporation if, and only if, the amendment, alteration or repeal adversely affects the powers, preferences or special rights of the Sun Preferred Stock. To the extent that under Delaware law the vote of the holders of the Sun Preferred Stock, voting separately as a class, is required to authorize a given action of Sun, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Sun Preferred Stock constitutes the approval of such action by the class. Holders of the Sun Preferred Stock are entitled to notice of all shareholders meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Sun's by-laws and applicable statutes.

    LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding-up of Sun, either voluntary or involuntary, the holders of shares of Sun Preferred Stock are entitled to receive, immediately after distributions of senior securities required by the Sun's certificate of incorporation, and prior and in preference to any distribution to junior securities but in parity with any distribution to parity securities, an amount per share equal to the sum of
(i) $10.00 and (ii) an amount equal to $0.40 per annum for the period from October 2, 1996 to the date of such liquidation, dissolution or winding-up. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Sun Preferred Stock and parity securities are insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Sun Preferred Stock and the parity securities, respectively, then the entire assets and funds of Sun legally available for distribution shall be distributed among the holders of the Sun Preferred Stock and the parity securities, pro rata, based on the respective liquidation amounts to which such series of stock is entitled by the Sun's Certificate of Incorporation.

    A consolidation or merger of Sun with or into any other corporation or corporations, or a sale, conveyance or distribution of all or substantially all of the assets of Sun or the effectuation by Sun of a transaction or series of related transactions in which more than 50% of the voting power of Sun is disposed of, shall not be deemed to be a liquidation, dissolution or winding-up within the meaning of this section, but shall instead be treated as follows: In the event that Sun shall make any distribution of its assets upon or with respect to the Sun Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of Sun, each holder of Sun Preferred Stock then outstanding shall receive the amount of such assets which would be distributed to such holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

    PROTECTIVE PROVISIONS. So long as shares of Sun Preferred Stock are outstanding, Sun may not take any action that would impair the rights of the holders of the Sun Preferred Stock and may not without first obtaining the approval (by vote or written consent, as provided by law) of all of the holders of the then outstanding shares of Sun Preferred Stock: (i) alter or change the rights, preferences or privileges of the shares of Sun Preferred Stock or any other securities so as to affect adversely the Sun Preferred Stock; (ii) create any new class of stock having a preference over, or being on a parity with, the Sun Preferred Stock with respect to distributions pursuant to the immediately preceding section; or (iii) do any act or thing which would result in taxation of the holders of shares of Sun Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereinafter from time to time amended).

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Sun Common Stock is ChaseMellon Shareholders Services L.L.C. located in Ridgefield Park, New Jersey.

                        COMPARISON OF STOCKHOLDER RIGHTS

    The rights of Sun stockholders are governed by the certificate of incorporation (the "Sun Certificate") and bylaws of Sun and the laws of the State of Delaware. The rights of RCA shareholders are governed by the articles of incorporation (the "RCA Articles") and bylaws of RCA and the laws of the State of Colorado. The rights of Contour stockholders are governed by the articles of incorporation (the "Contour Articles") and bylaws of Contour and the laws of the State of Nevada. After the RCA Effective Time and Contour Effective Time, the rights of RCA shareholders and Contour stockholders, as the case may be, who become Sun stockholders will be governed by the Sun Certificate, the Sun bylaws and the laws of the State of Delaware. In certain respects, rights of Sun stockholders, RCA shareholders and Contour stockholders are similar. While it is not practical to describe all of the changes in the rights of RCA shareholders and Contour stockholders that will result from the application of Delaware law in lieu of Colorado law and Nevada law, respectively, and the differences between the Sun Certificate and bylaws, the RCA Articles and bylaws and the Contour Articles and bylaws, as applicable, the following is a summary of certain significant differences. It should be understood that such descriptions of the differences is a summary only and does not purport to be a complete description of the differences between Delaware, Colorado and Nevada corporation laws.

    The Sun Certificate authorizes the issuance of 100,000,000 shares of Sun Common Stock and authorizes the issuance of 5,000,000 shares of preferred stock. If the proposed amendment to the Sun Certificate is approved by Sun's stockholders, Sun will be authorized to issue 150,000,000 shares of Sun Common Stock. See "Additional Matters Submitted to a Vote of Sun Stockholders--Additional Proposal No. 1--Approval of the Amendment to the Sun Certificate of Incorporation." Sun has authorized two series of preferred stock, none of which are outstanding. See "Description of Sun Capital Stock." Accordingly, the rights of holders of Sun Common Stock are subject to superior rights and preferences of holders of any outstanding series of Sun preferred stock with respect to dividends and distributions upon liquidation. The relative rights and preferences of any series of Sun preferred stock issued in the future may be established by the Sun board of directors without stockholder action, and shares of such series, when and if issued, could have dividend, liquidation, voting, and other rights superior to those of Sun Common Stock.

    The RCA Articles currently authorize the issuance of 300,000,000 shares of RCA Common Stock and 40,000,000 shares of preferred stock, of which 300,000 shares have been designated as RCA Series AA Preferred Stock and 1,000,000 shares have been designated as RCA Series F Preferred Stock. As of December 31, 1997, 14,792,434 shares of RCA Common Stock were outstanding, 120,000 shares of RCA Series AA Preferred Stock were outstanding and 298,334 shares of RCA Series F Preferred Stock were outstanding.

    The Contour Articles authorize the issuance of 76,000,000 shares of Contour Common Stock and 1,265,000 shares of Contour Preferred Stock. As of December 31, 1997, 8,293,331 shares of Contour Common Stock were outstanding and 135,000 shares of Contour Preferred Stock were outstanding.

    ACTION WITHOUT A MEETING. Delaware law provides that, unless otherwise provided in the certificate of incorporation, any action which may be taken at any annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Sun Certificate provides that any action required or permitted to be taken by stockholders shall be taken only at a duly called special or annual meeting of the stockholders. Stockholders have no authority to take action by written consent unless approved in advance by Sun's board of directors.

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    Colorado law only permits actions to be taken by written consent if all of the shareholders entitled to vote thereon sign such consent. RCA's bylaws permit actions by written consent provided notice is given within ten days to shareholders who do not consent, stating the action taken and, if such action is a merger, dissenting stockholders' rights.

    Under Nevada law, unless otherwise provided in the articles of incorporation, stockholders may take action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize the proposed action at a meeting at which all shares entitled to vote were present and voted. Contour's bylaws provide that any action that may be taken or is required to be taken at any annual or special meeting of stockholders may be taken without a meeting.

    ANNUAL MEETINGS. If a Delaware corporation fails to hold an annual meeting for a period of 13 months after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. The shares of stock represented at such meeting, either in person or by a proxy, and entitled to vote thereof, shall constitute a quorum for the purpose of such meeting.

    Colorado law provides that if an annual meeting of shareholders has not been held within the earlier of six months after the end of the corporation's fiscal year or 15 months after its last annual meeting, a shareholder entitled to participate in an annual meeting may demand an annual meeting of shareholders by written notice of demand to the district court of the county where the corporation's principal or registered office is located.

    Under Nevada law, if a corporation fails to elect directors within 18 months after the last election of directors then the district court has jurisdiction, upon application of any one or more stockholders entitled to exercise at least 15 percent of the voting power, to order the election of directors.

    SPECIAL MEETINGS. Delaware law provides that special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. Sun's bylaws authorize the Chairman of the Board, the President or a majority of the board of directors to call a special meeting of stockholders.

    Colorado law provides that special meetings of the shareholders may be called by any of the following: the board of directors; a person authorized in the bylaws or in resolutions of the board of directors to call special meetings or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote. RCA's bylaws also authorize RCA's President to call a special meeting of shareholders.

    Nevada law does not specifically provide for, or prohibit, special meetings of stockholders. Contour's bylaws provide that special meetings of the stockholders may be called for any purpose at any time by the President, board of directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

    PROXIES. Both Delaware and Colorado law permit proxies of indefinite duration. In the event that the proxy is indefinite as to its duration, Colorado law provides that it will be valid for eleven months and Delaware law provides that it will be valid for three years. Nevada law permits proxies of up to seven years in duration. In the event that the proxy is silent as to duration, Nevada law provides that it will be valid for six months.

    PREEMPTIVE RIGHTS. Under Delaware law, no stockholder shall have any preemptive right to subscribe to any additional issue of stock or to any security convertible into such stock unless, and to the extent that, such right is expressly granted in the certificate of incorporation. The Sun Certificate does not grant preemptive rights to Sun's stockholders.

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    Under Colorado law, a shareholder of a corporation has a preemptive right to acquire unissued shares or rights to purchase such shares of the corporation before the corporation may offer them to other persons, unless such rights are denied or limited in the articles of incorporation. The RCA Articles provide that shareholders have no preemptive rights to purchase any shares or securities of the corporation which it may issue or sell, except as may be otherwise provided in a separate shareholder agreement.

    Under Nevada law, stockholders do not have preemptive rights to acquire unissued shares except to the extent authorized in the articles of incorporation. The Contour Articles do not entitle stockholders as a matter of right to acquire additional shares of any class of stock of the corporation.

    CUMULATIVE VOTING. Under Delaware law, stockholders do not have cumulative voting rights unless the rights are granted to them in the corporation's certificate of incorporation. If cumulative voting is provided for in the certificate or articles of incorporation, each holder of stock shall be entitled to as many votes as shall equal the number of votes which he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by him or her, and that he or she may cast all such votes for a single director, or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit. The Sun Certificate does not provide for cumulative voting.

    Under Colorado law, cumulative voting is generally mandatory for corporations incorporated after December 31, 1958 unless specifically prohibited in the corporation's articles of incorporation. The RCA Articles do not provide for cumulative voting rights in the election of directors.

    Under Nevada law, cumulative voting of stock applies only when so provided in the articles of a corporation. The Contour Articles do not provide for cumulative voting rights in the election of directors.

    DISSOLUTION. A Delaware corporation may be dissolved by the voluntary action of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon. Additionally, a Delaware corporation may be dissolved without the action of the directors if all of the stockholders entitled to vote thereon shall consent in writing. A Colorado corporation and a Nevada corporation may be dissolved upon a proposal of the corporation's board of directors and the affirmative vote of the holders of a majority of the voting power of all stock entitled to vote.

    REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS. Under Delaware law, the vote of a simple majority of the outstanding shares of Sun Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Sun's corporate assets.

    Colorado law generally requires the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote to approve a merger or share exchange. In certain circumstances, the holders of outstanding shares of a class of capital stock of a Colorado corporation are entitled to vote as a separate voting group, regardless of whether the articles of incorporation provide that such shares of capital stock are entitled to vote. However, no vote of shareholders of a Colorado corporation is required to approve a merger if (i) that corporation is the surviving corporation of the merger, (ii) the articles of incorporation of the surviving corporation, with certain exceptions, will not differ from its articles of incorporation before the merger, (iii) each shareholder of the surviving corporation whose shares are outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger, and (iv) the number of shares of the corporation to be issued in the merger, or to be issuable upon conversion of any convertible instruments to be issued in the merger, does not exceed 20% of the voting stock of that corporation outstanding immediately before the merger.

    Except with respect to certain mergers between a parent and subsidiary corporation, under Nevada law a merger generally requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Holders of stock which is not by its terms entitled to vote on such a transaction are entitled to

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notice of the meeting at which the proposed transaction is considered. Nevada law does not require a stockholder vote of the surviving corporation in a merger, however, if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each outstanding or treasury share of the surviving corporation before the merger is unchanged after the merger and (c) the number of shares to be issued by the surviving corporation in a merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

    DISSENTERS' RIGHTS. Under Delaware law, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. In addition, dissenters' rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

    Under Colorado law, any shareholder of a corporation is entitled to receive payment of the fair value of such shareholder's shares of capital stock if such shareholder properly dissents from (i) any merger, share exchange or confirmation of a sale, lease or exchange of all or substantially all of the assets of the corporation or an entity controlled by the corporation not made in the regular course of business for which a vote of such shareholder is required,
(ii) any corporate action that results in an amendment of the articles of incorporation, which materially and adversely affects rights with respect to a dissenter's shares because it alters or abolishes a preferential right of the shares, creates, alters or abolishes a right in respect of redemption, excludes or limits the rights of the shares to be voted on any matter or to cumulate votes, or a reverse stock split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided, or
(iii) any other corporate action to the extent provided by the bylaws or by resolution of the board of directors. See the more detailed discussion of the procedures for asserting dissenters' rights under "The RCA Merger--Dissenters' Rights."

    Nevada law provides that stockholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Similar to Delaware law, Nevada law generally does not provide for dissenters' rights with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or held by at least 2,000 stockholders of record if stockholders receive shares of the surviving corporation or of a listed or widely held (at least 2,000 stockholders) corporation; however, both Delaware law and Nevada law have certain exceptions to such rule and the principal difference between such exceptions is that under Nevada law holders do not have appraisal rights if they receive cash, either exclusively or in addition to surviving corporation stock or widely held stock. See the more detailed discussion of the procedures for asserting dissenters' rights under "The Contour Merger--Dissenters' Rights."

    CONFLICTS OF INTEREST. Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall not be void or voidable solely for that reason, or solely because the

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director or officer was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or her vote was counted for such purpose, provided that the contract or transaction is (i) authorized in good faith by the board of directors, (ii) ratified by the corporation's stockholders, or (iii) fair to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes the contract or transaction.

    In general, Colorado's conflicts of interest statute is the same as Delaware's statute, except that Colorado's conflict of interest statute does not cover transactions between the corporation and its officers.

    Nevada's conflicts of interest statute is the same as Delaware's, except that the Nevada statue does not invalidate transactions in which a director or officer has an interest if the conflict is not known at the time of the transaction.

    DIVIDENDS AND DISTRIBUTIONS. A Delaware corporation may make repurchases or redemptions that do not impair capital and may pay dividends out of any surplus account (generally the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if no surplus exists, out of net profits of the current and preceding fiscal years (provided that certain provisions must be made for preferences of outstanding stock having a liquidation preference). To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and their liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

    Under both Colorado and Nevada law, distributions to shareholders or stockholders of a corporation may not be made if any such distribution would render the corporation unable to meet its liabilities in the ordinary course of business or, if as a result of such distribution, the excess of the corporation's assets over its liabilities would be less than the liquidation of all shares having a preference on liquidation over the class or series to which the distribution is made. Under both Colorado law and Nevada law, corporations may pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

    ANTI-TAKEOVER PROVISIONS. Section 203 of the DGCL, which is currently applicable to Sun, prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exemptions (i) the business combination is approved by the board of directors prior to the date the interested stockholder attained such status, and authorized by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholders or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of Sun in the transaction in which the person or entity became an interested stockholder. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns or within the three years immediately preceding a business combination did own 15% or more of the corporation's outstanding voting stock.

    Colorado does not have a comparable statute.

    Certain provisions of Nevada law disallow the exercise of voting rights with respect to "control shares" of an "issuing corporation" held by an "acquiring person," unless such voting rights are conferred by a majority vote of the disinterested stockholders or if, prior to the acquiring person's acquisition of the control shares, the articles of incorporation or bylaws of the issuing corporation state that such provisions of Nevada law do not apply to the issuing corporation. Contour's bylaws contain such a statement with regard to the transactions contemplated by the Contour Merger Agreement. Nevada law also contains

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provisions restricting the ability of a corporation to engage in any combination with an interested stockholder (i) unless three years have elapsed since the time such interested stockholder becomes such and the combination complies with certain fair price specifications or (ii) unless the board of directors of the corporation approved of the interested stockholder's acquisition of shares. Nevada law defines an interested stockholder, generally, as a person who owns
10% or more of the outstanding shares of such corporation's voting stock. Sun would be considered an interested stockholder of Contour under Nevada law. However, because the Contour board approved the acquisition of the shares of Contour Capital Stock pursuant to the Contour Merger Agreement by Sun, the provisions of Nevada law restricting a combination involving Sun do not apply.

    CHARTER AMENDMENTS. Delaware law does not provide for stockholders, independently from the board, to propose amendments to the certificate of incorporation. Delaware law generally requires that, absent a greater requirement in the certificate or articles of incorporation, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, must vote in favor of the amendment.

    Under Colorado law, the holders of shares representing at least 10% of the vote entitled to be cast on the amendment may propose an amendment to the articles of incorporation. Colorado law generally requires that the amendment be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights.

    Under Nevada law, unless the articles or bylaws otherwise provide, amendments to the articles generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendments would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the holders of the outstanding shares of a class shall be entitled to vote as a class to approve the amendment.

    AMENDMENT OF BYLAWS. Delaware law provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, confer the power to adopt, amend, or repeal bylaws upon the directors. The fact that such power has been or conferred upon the directors shall not divest the stockholders, nor limit their power to adopt, amend or repeal bylaws.

    Generally, Colorado law provides that the board may amend or repeal the bylaws unless the articles reserve the power exclusively to the shareholders or the bylaw expressly provides that the board shall not amend or repeal the bylaw. A corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

    Under Nevada law, unless the articles or bylaws otherwise provide, amendments to the certificate or articles generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon. Contour's bylaws provide that by the affirmative vote of a majority of the voting stock, stockholders may alter, amend or repeal, or adopt additional, bylaws. The Contour bylaws allow the directors to act similarly by an affirmative vote of a majority of the board.

    RIGHTS PLAN. Delaware, Colorado and Nevada law allow for the adoption by a company of a rights plan providing for the issuance of additional shares in the event of acquisition by a third party of a significant portion of the company's outstanding equity. Sun has adopted such a stockholder rights plan. See the description of Sun's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on June 6, 1995, as amended by Form 8-A/A-1 filed on August 17, 1995, incorporated by reference herein. Neither RCA nor Contour has adopted such plans.

    DIRECTORS. Delaware and Colorado law provide that a corporation's board of directors shall consist of at least one member and that the number of directors be fixed in the corporation's certificate or articles of incorporation, as the case may be. Nevada similarly provides that a board of directors shall consist of at

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least one member, but that the number shall be fixed in the corporation's bylaws. The Sun Certificate, the RCA bylaws and the Contour Articles provide that the number of directors constituting the respective boards will be fixed from time to time by resolution of the respective boards. Sun's board currently consists of eleven directors and is classified into three classes of directors, each serving three-year terms. A classified board of directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Staggered terms moderate the pace of changes in the board of directors by extending the minimum time required to elect a majority of directors to two years. RCA's board consists of five directors and is not classified. Contour's board currently consists of three directors and is not classified.

    REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under Delaware law, any director of a classified board of directors may be removed only for cause by the holders of a majority of the shares entitled to vote at an election of directors. Under Colorado law, any director may be removed with or without cause by a majority of votes cast. Under Nevada law, any director may be removed from office with or without cause upon the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled. While the Sun Certificate is silent as to the filling of vacancies on the Sun board of directors, the Sun Certificate provides that any director or the entire Sun board may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors. Contour's bylaws provide for similar removal of directors. RCA's bylaws provide for removal in the manner provided for by Colorado law.

    Delaware, Colorado and Nevada law generally provide that all vacancies on the board of directors, including vacancies caused by an increase in the number of authorized directors, may be filled by a majority of the remaining directors even if they are less than a quorum. The Sun Certificate and RCA's and Contour's bylaws follow this language and further provide that any such elected director shall hold office for a term expiring at the annual meeting at which the term of the class to which he has been elected expires.

    LIMITATION ON DIRECTORS' LIABILITY. Delaware, Colorado and Nevada law each permit a corporation to include a provision in its certificate or articles of incorporation eliminating or limiting the personal liability of a director for damages for breach of the director's fiduciary duty subject to certain limitations. Sun's certificate limits liability to the fullest extent of applicable law. RCA's bylaws limit director liability for actions taken in good faith if the director exercised reasonable care. Contour's bylaws limit director liability for actions taken in compliance with the director's duties.

    INDEMNIFICATION. Delaware, Colorado and Nevada law each permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Each state's laws provide that a corporation may advance expenses of defense and must reimburse a successful defendant for expenses, including attorneys' fees, and both states permit a corporation to purchase and maintain liability insurance for its directors and officers. Each state's laws provide that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnify for the such expenses as the court deems proper. The Sun Certificate, RCA's bylaws and Contour's bylaws permit indemnification to the fullest extent of the applicable law.

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
           ADDITIONAL MATTERS SUBMITTED TO A VOTE OF SUN STOCKHOLDERS

ADDITIONAL PROPOSAL NO. 1--APPROVAL OF THE AMENDMENT TO THE SUN CERTIFICATE OF
  INCORPORATION

    On August 7, 1997, Sun's board of directors adopted, subject to stockholder approval, an amendment to Article Fourth of Sun's Certificate of Incorporation to increase the authorized number of shares of Sun Common Stock from 100,000,000 to 150,000,000. The stockholders are asked to approve the adoption of this amendment to Sun's Certificate of Incorporation.

DESCRIPTION OF THE PROPOSAL

    The text of Article Fourth of Sun's Certificate of Incorporation, as it is proposed to be amended, is as follows:

    "FOURTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Fifty-Five Million (155,000,000) shares, divided into One Hundred Fifty Million (150,000,000) shares of common stock with One Penny ($.01) par value, and Five Million (5,000,000) shares of preferred stock with One Penny ($.01) par value."

    The additional shares of Sun Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Sun Common Stock. Adoption of the proposed amendment and issuance of the Sun Common Stock would not affect the rights of the holders of currently outstanding shares of Sun Common Stock, except for effects incidental to increasing the number of shares of Sun Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Sun Common Stock. The holders of Sun Common Stock do not have preemptive rights to subscribe for the additional shares of Sun Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of Sun's Certificate of Incorporation with the Secretary of State of Delaware.

    Under Sun's current Certificate of Incorporation, Sun has the authority to issue 100,000,000 shares of Sun Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on May 20, 1998, 49,622,661 shares of Sun Common Stock were outstanding, net of treasury shares. Accordingly, as of May 20, 1997, after taking into account the 4,873,687 shares of Sun Common Stock reserved for issuance upon the exercise of options and the granting of other awards under Sun's stock benefit plans, the 540,000 shares of Sun Common Stock reserved for issuance pursuant to outstanding warrants, the 831,197 shares of Sun Common Stock potentially issuable upon the conversion of Sun's 6 1/2% convertible subordinated debentures, the 3,814,103 shares of Sun Common Stock potentially issuable upon the conversion of Sun's 6% convertible subordinated notes, the 17,138,220 shares of Sun Common Stock potentially issuable upon the conversion of Sun's Convertible Preferred Securities and the estimated 10,927,130 shares of Sun Common Stock potentially issuable pursuant to the RCA Merger and the Contour Merger, there remained approximately 11,890,959 shares of Sun Common Stock available for issuance. Accordingly, this amendment in Sun's Certificate of Incorporation is not necessary for the consummation of the RCA Merger and the Contour Merger.

    The purpose of the increase in authorized shares is to provide sufficient shares of Common Stock to, among other things, provide additional shares of Sun Common Stock that could be issued to raise additional funds to repay certain indebtedness outstanding under Sun's $1.2 billion credit facility, of which approximately $1.1 billion was outstanding as of March 31, 1998, and for other corporate purposes without further stockholder approval unless required by applicable law or regulation. Future uses for these additional shares could include effecting acquisitions of other businesses or properties, paying stock dividends, subdividing outstanding shares through stock splits, providing equity incentives to employees, officers or directors, and securing additional financing for the operation of Sun through the issuance of additional shares. Sun's board of directors believes that it is in Sun's best interests to have additional shares of Sun Common Stock authorized at this time in order to alleviate the expense and delay of holding a

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special meeting of stockholders if and when there is a need to issue additional shares of Sun Common Stock. Sun is currently evaluating several financing alternatives. Sun anticipates completion of one or more of these financing events during 1998.

    The additional shares of Sun Common Stock that would become available for issuance if the proposed amendment were adopted could also be used by Sun to oppose a hostile takeover attempt or delay, defer or prevent changes of control of Sun. For example, without further stockholder approval, Sun's board of directors could strategically sell shares of Sun Common Stock in a private transaction to purchasers who would oppose a takeover or favor Sun's current board of directors. Although this proposal to increase the number of authorized shares of Sun Common Stock has been prompted by business and financial considerations, not by the threat of any hostile takeover attempt (nor is Sun's board of directors currently aware of any such attempts directed at Sun), stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Sun to deter, defer or prevent changes of control of Sun, including transactions in which Sun's stockholders might otherwise receive a premium for their shares over then-current market prices.

VOTE REQUIRED: RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the proposal to increase the number of authorized shares of Sun Common Stock will require the affirmative vote of a majority of the outstanding shares of Sun Common Stock. Abstentions and broker non-votes will have the effect of negative votes.

    THE BOARD OF DIRECTORS OF SUN RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO SUN'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUN COMMON STOCK (AS SET FORTH IN ANNEX H HERETO).

                        OTHER INFORMATION REGARDING SUN

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of Sun are:

                  NAME                                               POSITION WITH SUN
----------------------------------------  ------------------------------------------------------------------------
Andrew L. Turner........................  Chairman of the Board of Directors and Chief Executive Officer
Mark G. Wimer...........................  President, Chief Operating Officer and Director
Robert D. Woltil........................  Chief Financial Officer and Director
Robert A. Levin.........................  Senior Vice President--Rehabilitation Services
Warren C. Schelling.....................  Senior Vice President--Pharmaceutical Services
M. Scott Athans.........................  Senior Vice President--U.S. Inpatient Services
Julie Collins...........................  Senior Vice President--Administrative Services
Thomas B. Hamilton......................  Senior Vice President--Inpatient Operations, Europe
Robert F. Murphy........................  Senior Vice President, General Counsel and Secretary
Kenneth C. Noonan.......................  Senior Vice President--Business Development
Andrew P. Masetti.......................  Vice President--Finance
William C. Warrick......................  Vice President, Corporate Controller
Warren H. McInteer......................  Vice President of Mergers and Acquisitions and Treasurer
William R. Anixter......................  Director
John E. Bingaman........................  Director
Zev Karkomi.............................  Director
Martin G. Mand..........................  Director
Lois E. Silverman.......................  Director
James R. Tolbert, III...................  Director
R. James Woolsey........................  Director

    Set forth below are the names of the executive officers and directors of Sun and their ages as of May 1, 1998. The board of directors is divided into three classes elected for staggered terms. Each director holds office until the next annual meeting of stockholders at which the class of directors of which he or she is a member is elected or until his or her successor has been elected and qualified. The terms of Messrs. Turner, Levin and Woltil expire in 2000, the terms of Messrs. Karkomi, Wimer and Schelling and Ms. Silverman expire in 1999, and the terms of Messrs. Bingaman, Mand, Tolbert and Woolsey expire in 1998. The executive officers of Sun are chosen annually to serve until the first meeting of the board of directors following the next annual meeting of stockholders and until their successors are elected and have qualified, or until death, resignation or removal, whichever is sooner.

    Andrew L. Turner, age 51, is Chairman of the Board of Directors and Chief Executive Officer of Sun. Mr. Turner has served in each of these capacities for Sun since its formation and served as President of Sun from Sun's formation until September 1997. Mr. Turner is also the founder of Sun and has overseen the development of Sun's business since its inception in 1989. Mr. Turner was also a founder and previously served as Chief Operating Officer of Horizon Healthcare Corporation, a healthcare services provider, from 1986 to 1989. Prior to 1986, Mr. Turner served as a Senior Vice President of Operations of The Hillhaven Corporation ("Hillhaven"). Mr. Turner has over 20 years of experience in the long-term care industry. Mr. Turner is also a member of the Board of Directors of Watson Pharmaceuticals, Inc., a pharmaceuticals products company, and of The Sports Club Company, Inc., an operator of sports and fitness clubs.

    Mark G. Wimer, age 44, became a director of Sun in 1993. Mr. Wimer became the President and Chief Operating Officer in September 1997. Mr. Wimer had previously served as Senior Vice President for Inpatient Services from 1996 until September 1997. Mr. Wimer previously served as the President of SunRise Healthcare Corporation ("SunRise"), from 1993 until 1995. From 1988 to 1993, Mr. Wimer was President and Chief Executive Officer of Franciscan Eldercare Corporation, a non-profit organization that develops and manages long-term care facilities. From 1984 through 1988, Mr. Wimer was Regional Vice

President of Operations for Hillhaven and had responsibility for management of long-term care facilities for Hillhaven in Washington, Oregon, Idaho and Montana.

    Robert D. Woltil, age 43, became a director of Sun in 1996. Mr. Woltil became the Chief Financial Officer of Sun in 1996. From 1982 to 1996, Mr. Woltil served in various capacities for Beverly Enterprises, Inc. ("Beverly"), a healthcare services provider. From 1995 until 1996, Mr. Woltil was President and Chief Executive Officer of Pharmacy Corporation of America, a subsidiary of Beverly. From 1992 to May 1995, Mr. Woltil was the Chief Financial Officer of Beverly, and from 1990 to 1992, Mr. Woltil was the Vice President--Financial Planning and Control for Beverly. Mr. Woltil is also a certified public accountant.

    Robert A. Levin, age 43, served as a director of Sun from 1993 to May 1998 and as the Secretary of Sun from 1993 to 1996. Mr. Levin became the Senior Vice President for Rehabilitation Services in 1996. This position includes responsibility for all therapy services of Sun, including those of SunDance, Sun's rehabilitation therapy subsidiary. From 1991 to 1995, Mr. Levin was the President and Chief Operating Officer of SunDance. Previously Mr. Levin was Vice President of National Accounts for Medline Industries, Inc., a manufacturer and distributor of medical supplies.

    Warren C. Schelling, age 45, became Senior Vice President for Pharmaceutical Services in 1996 and served as a director of Sun from 1996 to May 1998. This position includes responsibility for all of Sun's pharmaceutical operations, including those of SunScript, Sun's pharmacy subsidiary. From 1994 to 1995, Mr. Schelling was the President of SunScript. Prior to joining Sun, Mr. Schelling was the President and Chief Operating Officer of HPI Health Care Services, Inc., a subsidiary of Diagnostek, Inc., which provides pharmacy management services to hospitals, HMOs, long-term care facilities and health systems, from 1993 to 1994. From 1994 to July 1994, Mr. Schelling also served as the Executive Vice President/Pharmacy Services Officer at Diagnostek, Inc. From 1985 to 1993, Mr. Schelling was a manager in HPI Health Care Services, Inc.

    M. Scott Athans, age 52, became Senior Vice President--Inpatient Services, U.S. in October 1997. This position includes responsibility for all of Sun's inpatient services, including those of SunRise. Prior to joining Sun, Mr. Athans was Chief Operating Officer, and later Chief Executive Officer, of GranCare, Inc. in Atlanta, Georgia, where he directed four operating divisions, including skilled nursing facilities, pharmacies, management contracting and home care from 1993 to 1997. Formerly, he was Chief Operating Officer of Healthfield, Inc., a home healthcare company with operations in Georgia, Tennessee, Alabama, Massachusetts and Florida. He has also held positions as Chief Executive Officer of Georgia Baptist Medical Center in Atlanta and Senior Vice President and Regional Director for America Medical International.

    Julie Collins, age 50, became Senior Vice President--Administrative Services in 1996. This position is responsible for overseeing corporate communications, human resources, risk management, training and corporate office facilities management. From 1994 to 1995, Ms. Collins was the Vice President Human Resources. Prior to joining Sun, Ms. Collins was the Vice President of Human Resources and Support Services for St. Joseph Health System in Atlanta, Georgia from 1993 to 1994. From 1991 to 1993, Ms. Collins had been the Vice President of SunRise. From 1990 to 1991, Ms. Collins was Director of Human Resources for Sheperd Spinal Center in Atlanta, Georgia.

    Thomas B. Hamilton, age 42, became Senior Vice President--Inpatient Operations, Europe in July 1997. Mr. Hamilton has been Chief Executive Officer of Ashbourne PLC since 1987 and Chairman of the Board of Directors of Ashbourne PLC since 1997. From 1983 to 1987, Mr. Hamilton held various positions, most recently Finance Director, with Stakis plc.

    Robert F. Murphy, age 44, became Senior Vice President and the General Counsel of Sun in 1995 and Secretary of Sun in 1996. From 1986 to 1995 Mr. Murphy served in several capacities as an officer and legal counsel to FHP International Corporation, most recently as Vice President and Associate General Counsel. Previously Mr. Murphy was in private practice beginning in 1978.

    Kenneth C. Noonan, age 42, became Senior Vice President--Business Development in July 1997. Prior to joining Sun, Mr. Noonan was Vice President of Managed Care and Business Development for

Manor Care, Inc. from 1994 to June 1997, Vice President of Western Operations for Option Care, Inc. from 1992 to 1994, a founder of Disease Management Home IV Therapy Company from 1990 to 1992 and Western Region Manager for McGaw, Inc. from 1983 to 1990.

    Andrew P. Masetti, age 40, became Vice-President--Finance in October 1997. From June 1997 to October 1997, Mr. Masetti was a Financial Manager of Sun. Prior to joining Sun, Mr. Masetti was Divisional Chief Financial Officer of Harte-Hanks from 1996 to 1997, Chief Financial Officer of Vista Healthcare from 1995 to 1996, Chief Financial Officer of Diagnostek from 1994 to 1995, and he held various financial management positions with Martin Marietta/General Electric from 1979 to 1994.

    William C. Warrick, age 35, became Vice President, Corporate Controller in 1994. From 1991 to 1994, Mr. Warrick directed financial reporting for Continental. From 1990 to 1991, Mr. Warrick held a similar position with McCrory Stores, a retail chain store company. Previously Mr. Warrick was an accountant with KPMG Peat Marwick. Mr. Warrick is a certified public accountant.

    Warren H. McInteer, age 39, joined Sun in 1995 as Vice President of Mergers & Acquisitions. Mr. McInteer became the Treasurer of Sun in 1996. Prior to joining Sun, Mr. McInteer was the Vice President of Financial Planning for Continental Medical Systems ("Continental") in Mechanicsburg, Pennsylvania, from 1993 to 1995. From 1985 to 1993, Mr. McInteer was a management consultant for Price Waterhouse working from offices in Baltimore, London and Philadelphia.

    William R. Anixter, age 74, became a director of Sun in April 1998. Mr. Anixter has been the president of Chama Resources, Inc., a privately held real estate management company, since 1989. He was co-founder and vice chairman of Anixter Bros., Inc., a publicly owned international distributor of wire, cable, fiber optics and related networking products, which was sold to an investor group in 1986. Mr. Anixter also serves on the boards of Anicom, Inc., a publicly owned distributor of communications-related equipment, the United World College and the Boys Club of Albuquerque.

    John E. Bingaman, age 52, became a director of Sun in 1993. Mr. Bingaman also served as a consultant to Sun from 1994 to 1996. Since 1993, Mr. Bingaman has been Vice President of BKS Properties. From 1993 to 1994, Mr. Bingaman was the President of Four Seasons Healthcare Management, Inc., which was a Sun subsidiary that managed certain long-term care facilities through management contracts. Between 1984 and July 1993, Mr. Bingaman was Chief Executive Officer of Honorcare Corporation ("Honorcare"), a provider of long-term care services, responsible for the overall management and strategic planning of Honorcare. Mr. Bingaman has over 25 years of experience in the long-term care industry. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, for a description of certain relationships between Sun and Mr. Bingaman.

    Zev Karkomi, age 74, became a director of Sun in 1993. Mr. Karkomi has over 25 years of experience in the real estate business, with a primary emphasis on properties owned and leased to long-term healthcare operators. He has served as President of Karell Capital Ventures, Inc., a corporation involved in the acquisition, sale, leasing and management of long-term care facilities, since 1980. Mr. Karkomi also serves as the President of Zevco Enterprises, Inc. and Executive Vice President and Chairman of the Board of Progressive Health Group, Inc., real estate investment companies. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, for a description of certain relationships between Sun and Mr. Karkomi.

    Martin G. Mand, age 61, became a director of Sun in 1996. Since 1995, Mr. Mand has been Chairman, President and Chief Executive Officer of Mand Associates, Limited, a financial consulting, speaking and writing firm. Mr. Mand was previously Executive Vice President and Chief Financial Officer of Northern Telecom, Ltd., a global manufacturer of telecommunications equipment, from 1990 to 1994. Mr. Mand also previously served as Vice President and Treasurer of E.I. du Pont de Nemours & Co., a chemical, allied products and energy company. Mr. Mand also serves on the Board of Directors of the Fuji Bank and Trust Company.

    Lois E. Silverman, age 57, became a director of Sun in 1996. Ms. Silverman, a director of CONCENTRA Managed Care Inc., a publicly owned provider of services to reduce the costs of workers' compensation, automobile, disability and health insurance claims. Ms. Silverman was a co-founder, served as the Chairman of the Board of CRA Management Care, Inc. since 1994 to September 1997 and as its Chief Executive Officer from 1988 to 1995. Ms. Silverman is the President of the Commonwealth Institue, a nonprofit organization she established in 1997 for the advancement of women entrepreneurs. Ms. Silverman is also a director of CareGroup and Immunetics, a member of the Dean's Council of the Harvard School of Public Health, an overseer of Tufts University Medical School and a Trustee at the Hebrew Rehabilitation Center for the Aged at Simmons College.

    James R. Tolbert, III, age 63, became a director of Sun in 1995 and was designated Lead Independent Director in May 1998. Mr. Tolbert has served as the Chairman, President, Chief Executive Officer and Treasurer of First Oklahoma Corporation, a holding company, since 1986. Mr. Tolbert has over 15 years of experience in the nursing home industry. In addition, Mr. Tolbert is a member of the Board of Directors of Bonray Drilling Corporation, a corporation engaged in domestic onshore contract drilling of oil and gas wells.

    R. James Woolsey, age 56, became a director of Sun in 1995. Mr. Woolsey has been a partner in the law firm of Shea & Gardner since 1995, where he previously had been a partner from 1980 to 1989 and from 1991 to 1993. From 1993 to 1995, Mr. Woolsey served as the Director of Central Intelligence for the United States government. From 1989 to 1991, Mr. Woolsey was the Ambassador and U.S. Representative to the Negotiation on Conventional Armed Forces in Europe. In addition, Mr. Woolsey is a member of the Board of Directors of USF&G Corp., an insurance holding company, and Yurie Systems, Inc., a network communications company.

EQUITY OWNERSHIP OF MANAGEMENT

    The following table and footnotes set forth certain information regarding the beneficial ownership of Sun Common Stock as of May 1, 1998 (i) by each director of Sun, (ii) the Chief Executive Officer and the four other most highly compensated (for the year ending December 31, 1997) executive officers of Sun who were serving as such at December 31, 1997, and (iii) by all directors and executive officers of Sun as a group. Except as otherwise indicated, to the knowledge of Sun, all persons listed below have sole voting and investment power with respect to their shares of Sun Common Stock:

                                                                                SHARES BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                                                             OWNED(1)         CLASS(1)(%)
------------------------------------------------------------------------------  -------------------  -------------
Andrew L. Turner..............................................................      6,898,712(2)(12)        13.9%
William R. Anixter............................................................          2,000              *
John E. Bingaman..............................................................        185,354(3)(12)       *
Zev Karkomi...................................................................         86,704(4)(12)       *
Robert A. Levin...............................................................        178,727(5)(12)       *
Martin G. Mand................................................................          5,354(6)(12)       *
Robert F. Murphy..............................................................         48,742(12)          *
Warren C. Schelling...........................................................         79,374(7)(12)       *
Lois E. Silverman.............................................................          6,954(8)(12)       *
James R. Tolbert, III.........................................................          5,814(8)(12)       *
Mark G. Wimer.................................................................        162,600(9)(12)       *
Robert D. Woltil..............................................................         76,944(10)(12)       *
R. James Woolsey..............................................................          5,250(11)(12)       *
All directors and executive officers as a group (20 persons, including those
  named above)................................................................      7,846,164(13)           15.5%

------------------------------

 *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Sun Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 1, 1998 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Sun Common Stock beneficially owned.

 (2) Includes 153,000 shares of Sun Common Stock owned by the Turner Children's Trust, 26,024 shares of Sun Common Stock held by the Andrew and Nora Turner Trust and 263,645 shares of Sun Common Stock owned by the Turner Family Foundation (Mr. Turner disclaims beneficial ownership of these shares). Also includes currently exercisable options to purchase 200,000 shares of Sun Common Stock.

 (3) Includes currently exercisable options to purchase 42,750 shares of Sun Common Stock.

 (4) Includes 200 shares owned by Mr. Karkomi's grandson. Mr. Karkomi disclaims beneficial ownership of these shares. Also includes currently exercisable options to purchase 42,750 shares of Sun Common Stock.

 (5) Includes 3,000 shares owned by Mr. Levin and his wife, as to which Mr. Levin has shared voting and investment power. Also includes currently exercisable options to purchase 58,000 shares of Sun Common Stock.

 (6) Includes currently exercisable options to purchase 2,750 shares of Sun Common Stock.

 (7) Includes 2,000 shares owned by Mr. Schelling and his wife, as to which Mr. Schelling has shared voting and investment power. Also includes currently exercisable options to purchase 26,667 shares of Sun Common Stock.

 (8) Includes currently exercisable options to purchase 3,250 shares of Sun Common Stock.

 (9) Includes currently exercisable options to purchase 58,000 shares of Sun Common Stock.

(10) Includes 5,000 shares owned by Mr. Woltil and his wife, as to which Mr. Woltil has shared voting and investment power. Also includes currently exercisable options to purchase 16,667 shares of Sun Common Stock.

(11) Includes currently exercisable options to purchase 3,250 shares of Sun Common Stock.

(12) Includes restricted shares awarded under the Company's 1997 Stock Incentive Plan and 1997 Non-Employee Directors' Plan which may be subject to a substantial risk of forfeiture. The number of restricted shares included for each person listed above as having restricted shares is as follows: Mr. Turner--200,800; Mr. Bingaman--2,301; Mr. Karkomi--2,301; Mr. Levin--73,200;
    Mr. Mand--2,301; Mr. Murphy--35,400; Mr. Schelling--34,800; Ms.
    Silverman--2,352; Mr. Tolbert--2,282; Mr. Wimer--74,400; Mr. Woltil--39,600;
    and Mr. Woolsey--2,000.

(13) Includes an aggregate of 957,753 shares of Sun Common Stock issuable upon the exercise of options that are currently exercisable or subject to vesting within 60 days of May 1, 1998. Also includes an aggregate of 518,537 restricted shares awarded under the 1997 Stock Incentive Plan and 1997 Non-Employee Directors' Plan which may be subject to a substantial risk of forfeiture.

EQUITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table and footnotes set forth certain information with respect to each person believed by Sun to be the beneficial owner of more than five percent of the Sun Common Stock as of May 1, 1998:

                                                                            SHARES
                                                                         BENEFICIALLY       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                       OWNED(1)         CLASS(1)(%)
---------------------------------------------------------------------  -----------------  ---------------
Andrew L. Turner
  Sun Healthcare Group, Inc.
  101 Sun Avenue, N.E.
  Albuquerque, New Mexico 87109......................................      6,898,712(2)           13.9%
Tweedy, Browne Company LLC
  TBK Partners, L.P.
  Vanderbilt Partners, L.P.
  52 Vanderbilt Avenue
  New York, New York 10017...........................................      3,057,159(3)            6.2%
The Crabbe Huson Group, Inc.
  121 SW Morrison, Suite 1400
  Portland, Oregon 97204.............................................      2,756,600(4)            5.6%

------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Sun Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 1, 1998 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Sun Common Stock beneficially owned.

(2) Includes 153,000 shares of Sun Common Stock owned by the Turner Children's Trust, 26,024 shares of Sun Common Stock held by the Andrew and Nora Turner Trust and 263,645 shares of Sun Common Stock owned by the Turner Family Foundation (Mr. Turner disclaims beneficial ownership of these shares). Also includes currently exercisable options to purchase 200,000 shares of Sun Common Stock. Also includes 200,800 restricted shares awarded under the Company's 1997 Stock Incentive Plan which may be subject to a substantial risk of forfeiture.

(3) Based on a Schedule 13D filed with the Commission on January 9, 1998. Consists of sole voting power over all of the shares and sole dispositive power over 239,215 of the shares and shared dispositive power over 2,817,944 of the shares.

(4) Based on a Schedule 13G filed with the Commission on February 6, 1998. Consists entirely of shared voting and dispositive power.

                        OTHER INFORMATION REGARDING RCA

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of RCA are:

                   NAME                                     POSITION WITH RCA
------------------------------------------  -------------------------------------------------
Christopher F. Brogdon....................  Chairman of the Board, President and Chief
                                              Executive Officer
Edward E. Lane............................  Secretary and Director
Darrell C. Tucker.........................  Treasurer and Director
Julian S. Daley...........................  Director
Harlan Mathews............................  Director

    Certain information with respect to each of the directors and executive officers of RCA and their ages as of May 1, 1998, is provided below:

    Christopher F. Brogdon, age 48, has served as Chairman of the Board, President and Chief Executive Officer of RCA since its inception in October 1991. Mr. Brogdon is a founder of RCA and has overseen the development of its business since its inception in October 1991. Mr. Brogdon has 15 years of experience in the long-term care industry. Since March 1987, Mr. Brogdon has been an officer of Winter Haven Homes, Inc. ("WHH") and since August 1990, he has been an officer of National Assistance Bureau, Inc. ("NAB"), both of which are affiliates of RCA that own and operate nursing homes and retirement communities. Mr. Brogdon is also a director of In-House Rehab Corporation, a publicly-held company which is an affiliate of RCA and which provides physical, speech and occupational therapists to nursing homes and other long-term care providers, and is Chairman of the Board of NewCare Health Corporation ("NewCare"), a publicly held company which provides senior residential care services, primarily as an operator of long-term care facilities. Mr. Brogdon is also Chairman of the Board of Contour.

    Edward E. Lane, age 62, has served as Secretary and a director of RCA since its inception in October 1991. Mr. Lane is also a founder of RCA and has overseen the development of its business since its inception in 1991. Mr. Lane has over nine years of experience in the long-term care industry. Mr. Lane also serves as President and a director of Gordon Jensen Health Care Association, Inc. ("Gordon Jensen"), a nonprofit corporation and an affiliate of RCA that owns nine nursing homes and three personal care facilities, and of WHH and NAB. Mr. Lane is also a director of Contour.

    Darrell C. Tucker, age 40, has been a director of RCA since November 1991, and Treasurer since November 1993. Mr. Tucker is also a founder of RCA and has overseen the development of its business since its inception in 1991. Mr. Tucker has over 17 years of experience in the long-term care industry. From July 1990 to October 1990, he was a consultant to WHH. Mr. Tucker is also a director of Contour.

    Julian S. Daley, age 71, has been a director of RCA since November 1993. Since 1975, he has been a real estate broker and developer in Atlanta, Georgia.

    Harlan Mathews, age 71, has been a director of RCA since July 1996. Since 1994 he has been a partner in the law firm of Farris, Mathews, Gilman, Branan & Hellen, P.L.C., in Nashville, Tennessee. From 1993 to 1994, he served as a United States Senator from the State of Tennessee. From 1987 to 1993, he was Deputy to the Governor of Tennessee and Cabinet Secretary. From 1974 to 1987, Mr. Mathews was Treasurer of the State of Tennessee. Mr. Mathews currently serves as a Director of NewCare and Murray Guard, Inc., a publicly held company based in Jackson, Tennessee.

    RCA's board of directors held six meetings during the fiscal year ended June 30, 1997. Each director attended at least 83% of the aggregate number of meetings held by the board of directors and its

Committees during the time each such director was a member of the board or of any such Committee of the board of directors during such period.

EQUITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of RCA Common Stock as of May 1, 1998 by (i) each shareholder known by RCA to own beneficially more than five percent of the outstanding shares of RCA Common Stock, (ii) each director of RCA, (iii) the Chief Executive Officer and the four other most highly compensated (for fiscal year 1997) executive officers of RCA who were serving as such at the end of fiscal year 1997 and (iv) all executive officers and directors of RCA as a group:

                                                                             SHARES
                                                                          BENEFICIALLY        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                        OWNED(1)         CLASS(1)(%)
----------------------------------------------------------------------  -----------------  ----------------
Christopher F. Brogdon................................................      2,715,775(2)          17.9%
  6000 Lake Forrest Drive, Suite 200
  Atlanta, GA 30328
Connie Brogdon........................................................      2,715,775(3)          17.9
  6000 Lake Forrest Drive, Suite 200
  Atlanta, GA 30328
Edward E. Lane........................................................      2,581,791(4)          17.0
  6000 Lake Forrest Drive, Suite 200
  Atlanta, GA 30328
Darrell C. Tucker.....................................................        655,664(5)           4.4
Julian S. Daley.......................................................         46,243(6)          *
Harlan Mathews........................................................         10,000(7)          *
All Officers and Directors as a Group (5 Persons).....................      6,009,473             37.8%

------------------------

 *  Less than 1.0%

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of RCA Common Stock beneficially owned. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it or him. This table is based upon information supplied to RCA by executive officers, directors and principal shareholders.

(2) Includes 902,349 shares of RCA Common Stock owned by Mr. Brogdon; 1,165,439 shares of RCA Common Stock owned by Mr. Brogdon's wife, Connie Brogdon; 253,581 shares of RCA Common Stock, which represents 50% of the shares held by WHH of which Mr. Brogdon's wife, Connie Brogdon, is a 50% owner; and 394,406 shares underlying stock options held by Mr. Brogdon.

(3) Includes 1,165,439 shares of RCA Common Stock owned by Connie Brogdon; 902,349 shares of RCA Common Stock owned by Mrs. Brogdon's husband, Christopher F. Brogdon; 253,581 shares of RCA Common Stock, which represents 50% of the shares held by WHH, and 394,406 shares of RCA Common Stock underlying stock options held by Mrs. Brogdon's husband, Christopher F. Brogdon.

(4) Includes 1,933,804 shares of RCA Common Stock owned by Mr. Lane; 253,581 shares of RCA Common Stock, which represents 50% of the shares held by WHH of which Mr. Lane is a 50% owner and 394,406 shares underlying stock options held by Mr. Lane.

(5) Includes 370,128 shares of RCA Common Stock owned by Mr. Tucker; 17,268 shares held by Mr. Tucker's wife; and 268,264 shares underlying stock options held by Mr. Tucker.

(6) Includes 1,603 shares of RCA Common Stock held directly by Mr. Daley; 12,497 shares held by Mr. Daley's wife; 67 shares held by a partnership; and 32,076 shares underlying stock options held by Mr. Daley.

(7) Represents 10,000 shares underlying stock options held by Mr. Mathews.

                      OTHER INFORMATION REGARDING CONTOUR

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of Contour are:

                   NAME                                   POSITION WITH CONTOUR
------------------------------------------  -------------------------------------------------
Christopher F. Brogdon....................  Chairman of the Board
Edward E. Lane............................  Director
Darrell C. Tucker.........................  Director
John T. Buntin............................  Director
Steven M. Bathgate........................  Director
Donald F. Fox.............................  President, Treasurer and Chief Financial Officer
R. Scott Williams.........................  Vice President--Strategic Development
Mark W. Partin............................  Vice President--Finance and Corporate Controller
Roy Clifton Christianson..................  Vice President--Sales and Marketing
Philip M. Rees............................  Secretary

    Certain information with respect to each of the directors and executive officers of Contour is provided below:

    Christopher F. Brogdon, age 49, has been Chairman of the Board of Contour since September 30, 1994. He has also served as Chairman of the Board, President and Chief Executive Officer of RCA since October 1991. Since March 1987, Mr. Brogdon has been an officer of WHH and since August 1990, he has been an officer of NAB. Mr. Brogdon is also a director of In-House Rehab Corporation, a publicly held company which provides physical, speech and occupational therapists to nursing homes and other long-term care providers, and of NewCare, a publicly held company which provides senior residential care services, primarily as an operator of long-term care facilities.

    Edward E. Lane, age 62, has been a director of Contour since September 30, 1994. He has served as Secretary and a director of RCA since October 1991. Mr. Lane also serves as President and a director of Gordon Jensen and of WHH and NAB.

    Darrell C. Tucker, age 40, has been a director of Contour since September 30, 1994. He has been a director of RCA since November 1991, and its Treasurer since November 1993.

    John T. Buntin, age 50, has been a director of Contour since February 23, 1998. Mr. Buntin has been a principal and Senior Vice President and Secretary of Jim Anderson & Co., an independent insurance agency located in Georgia, from 1979 to the present.

    Steven M. Bathgate, age 44, has been a director of Contour since February 23, 1998. Mr. Bathgate has served as a principal of Bathgate McColley Capital Corp. LLC, an investment banking firm, since its formation in January 1996. Mr. Bathgate held various positions from 1985 to 1996 at Cohig & Associates, Inc., an investment banking firm, including Chairman and Chief Executive Officer. He is currently also a director of Birner Dental Management Services, Inc., a publicly-held company.

    Donald F. Fox, age 49, has been employed by Contour as its President and Chief Financial Officer since April 1996, and served as a consultant to RCA from December 1995 to April 1996. From August 1995 to December 1995, he was a consultant to the City of Roswell, Georgia. From May 1987 to August 1995 he was Chief Financial Officer of Argenbright Holdings Limited (US) and The ADI Group Limited (UK). Mr. Fox has an M.B.A. degree from the Wharton Graduate School of Business of the University of Pennsylvania.

    R. Scott Williams, age 41, Vice President--Stratagic Development, has been employed by Contour since March 1993. From 1991 to 1992, he was Vice President of Sales for Zygiene Medical Technology, Inc., a medical manufacturing company.

    Mark W. Partin, age 30, has been Vice President-Finance and Corporate Controller for Contour since May 1997. From April 1995 to May 1997, he was Corporate Controller of The Williams Group. From May 1991 to April 1995, Mr. Partin was an accountant with Arthur Andersen LLP.

    Roy Clifton Christianson, age 38, has been Vice President-Sales and Marketing for Contour since October 1996. Mr. Christianson has been involved in the medical supply business for over 18 years. From May 1995 to October 1996 he was operations manager of Atlantic Medical. From April 1995 to May 1995 he was Eastern Regional Vice President of Long Term Care for General Medical. From April 1994 to April 1995 Mr. Christianson was Director of Sales and Marketing-Long Term Care for Durr Medical Supply. From 1978 until it was acquired by Durr Medical Supply in April 1994, he was Vice President of Long Term Care for Southeastern Hospital Supply.

    Philip M. Rees, age 35, has been Secretary of Contour since October 18, 1994. He has been General Counsel for RCA since July 1994. From May 1989 to July 1994, Mr. Rees was an attorney with the law firm of Vincent, Chorey, Taylor & Feil in Atlanta, Georgia.

    Contour's board of directors held five meetings during the fiscal year ended June 30, 1997. Each director attended all of the meetings held by the board of directors and its Committees during the time each such director was a member of the board or of any such Committee of the board of directors during such period.

EQUITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of Contour Common Stock as of May 1, 1998 by (i) each stockholder known by Contour to own beneficially more than five percent of the outstanding shares of Contour Common Stock, (ii) each director of Contour, (iii) the Chief Executive Officer and the four other most highly compensated (for fiscal year 1997) executive officers of Contour and (iv) all executive officers and directors of Contour as a group:

                                                                             SHARES
                                                                          BENEFICIALLY         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                        OWNED(1)        OF CLASS(1)(%)
----------------------------------------------------------------------  -----------------  ----------------
Retirement Care Associates, Inc. (2)..................................     5,455,878(3)           65.8
  6000 Lake Forrest Drive, Suite 200
  Atlanta, GA 30328
Donald F. Fox.........................................................        85,000(4)            1.0
R. Scott Williams.....................................................       138,077(5)            1.7
Christopher F. Brogdon................................................       114,050(6)            1.4
Edward E. Lane........................................................        67,200(7)           *
Darrell C. Tucker.....................................................        31,500(8)           *
John T. Buntin........................................................         4,000              *
Steven M. Bathgate....................................................        65,000(9)           *
Roy Clifton Christianson..............................................        50,000(10)          *
Philip M. Rees........................................................        10,500(11)          *
All Directors and Executive Officers as a Group (10 Persons)..........       641,327               5.6%

------------------------

  * Less than 1.0%

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Contour Common Stock beneficially owned. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it or him. This table is based upon information supplied to Contour by executive officers, directors and principal stockholders.

 (2) See "Other Information Regarding RCA." In addition, Connie B. Brogdon, the wife of Mr. Brogdon, is a principal shareholder of RCA. The following sets forth the percentage ownership beneficially held by such persons in RCA:

Christopher F. Brogdon......................................................       17.7%
Edward E. Lane..............................................................       16.7%
Darrell C. Tucker...........................................................        4.3%
Julian S. Daley.............................................................        0.3%
Harlan Mathews..............................................................        0.1%
Connie Brogdon..............................................................       17.7%

 (3) Includes 5,222,003 shares held by RCA; 44,625 shares underlying Class C Warrants held by RCA; 89,250 shares of Contour Common Stock into which shares of Contour Preferred Stock held by RCA may be converted; and 100,000 shares underlying an option held by RCA.

 (4) Includes 10,000 shares of Contour Common Stock held by Mr. Fox and 75,000 shares underlying stock options held by Mr. Fox.

 (5) Includes 8,077 shares of Contour Common Stock held directly by Mr. Williams and 130,000 shares issuable upon the exercise of stock options held by Mr. Williams.

 (6) Includes 65,300 shares held directly by Mr. Brogdon; 10,000 shares held by Mr. Brogdon's wife; 12,500 shares owned by WHH (which itself owns an aggregate of 25,000 shares of Contour) of which Mr. Brogdon's wife is a 50% owner and 26,250 shares underlying stock options held by Mr. Brogdon. Does not include shares held by RCA.

 (7) Includes 28,450 shares held directly by Mr. Lane; 12,500 shares owned by WHH (which owns an aggregate of 25,000 shares of Contour) of which Mr. Lane is a 50% owner; and 26,250 shares underlying stock options held by Mr. Lane. Does not include shares held by RCA.

 (8) Represents 5,250 shares held directly by Mr. Tucker and 26,250 shares underlying stock options held by Mr. Tucker. Does not include shares held by RCA.

 (9) Includes 52,500 shares issuable upon the exercise of a warrant held by Mr. Bathgate.

(10) Represents shares underlying stock options held by Mr. Christianson.

(11) Represents shares underlying stock options held by Mr. Rees.

                                 OTHER MATTERS

    As of the date of this Joint Proxy Statement/Prospectus/Information Statement, the boards of directors of Sun and RCA know of no matters which will be presented for consideration at the Sun Special Meeting or the RCA Special Meeting, respectively, other than as described in this Joint Proxy Statement/ Prospectus/Information Statement. If any other matter properly comes before the Sun Special Meeting or the RCA Special Meeting or any adjournment or postponement thereof and is voted upon, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the respective boards of directors of Sun and RCA.

                                    EXPERTS

    The consolidated financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement, and the financial statements of Regency Health Services, Inc. for the year ended December 31, 1996, included in Sun's Current Report on Form 8-K/A-2 filed with the Securities and Exchange Commission on April 16, 1998 and incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of RCA appearing in RCA's Annual Report on Form 10-K for the year ended June 30, 1997 and incorporated by reference in this Joint Proxy Statement/Prospectus/ Information Statement, have been audited by Cherry, Bekaert & Holland, L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of RCA for the year ended June 30, 1995 that appear in RCA's Annual Report on Form 10-K for the year ended June 30, 1997 and incorporated by reference in this Joint Proxy Statement/Prospectus/Information Statement, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Contour included herein for the years ended June 30, 1997 and 1996 have been audited by Cherry, Bekaert & Holland, L.L.P., independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1995 and the year ended December 31, 1994 have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the shares of Sun Common Stock and Sun Preferred Stock to be issued in connection with the RCA Merger and in connection with the Contour Merger will be passed upon for Sun by Brobeck, Phleger & Harrison LLP, San Francisco, California. The federal income tax consequences of the RCA Merger and the Contour Merger will be passed upon for Sun by Shearman & Sterling, San Francisco, California. The federal income tax consequences of the RCA Merger will be passed upon for RCA by Rogers & Hardin LLP, Atlanta, Georgia.

                             STOCKHOLDER PROPOSALS

    The date by which shareholder proposals must have been received by RCA for inclusion in the proxy statement and form of proxy for its 1998 annual meeting of shareholders, if the RCA Merger has not been consummated prior to the date such meeting is to be held, was August 22, 1997.

    The date by which stockholder proposals must have been received by Contour for inclusion in the proxy statement and form of proxy for its 1998 annual meeting of stockholders, if the Contour Merger has not been consummated prior to the date the meeting is to be held, was August 22, 1997.

    Proposals of stockholders submitted pursuant to Rule 14a-8 of the Commission for inclusion in the proxy statement for the 1998 annual meeting of stockholders must have been received by Sun at its principal executive offices at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109 on or before December 31, 1997.

    Under Sun's bylaws, stockholders desiring to nominate persons for election as directors or bring other business before the stockholders at an annual meeting must notify the Secretary of Sun in writing not less than 60 days before the annual meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or not less than 90 days before the annual meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting. Stockholders' notices must contain the specific information set forth in the bylaws. Stockholders will be furnished a copy of Sun's bylaws without charge upon written request to the Secretary of Sun.

                     CONTOUR MEDICAL INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
Report of Cherry, Bekaert & Holland, L.L.P., Independent Accountants......................................        F-2
Report of BDO Seidman, LLP, Independent Certified Public Accountants......................................        F-3
Consolidated Balance Sheets...............................................................................        F-4
Consolidated Statements of Operations.....................................................................        F-5
Consolidated Statements of Stockholders' Equity...........................................................        F-6
Consolidated Statements of Cash Flows.....................................................................        F-9
Notes to Consolidated Financial Statements................................................................       F-10

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Contour Medical, Inc.
Alpharetta, Georgia

    We have audited the accompanying consolidated balance sheets of Contour Medical, Inc. (a subsidiary of Retirement Care Associates, Inc.) and Subsidiaries (the Company) as of June 30, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Contour Medical, Inc. and Subsidiaries as of June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Cherry, Bekaert & Holland, L.L.P.

Cherry, Bekaert & Holland, L.L.P.
Greensboro, North Carolina

October 9, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Contour, Medical, Inc.
St. Petersburg, Florida

    We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Contour Medical, Inc. (a subsidiary of Retirement Care Associates, Inc.) and Subsidiaries for the six months ended June 30, 1995 and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Contour Medical, Inc. and Subsidiaries for the six months ended June 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Orlando, Florida
August 18, 1995, except for the stock split discussed in Note 9 which is as of March 15, 1996

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                            AS OF JUNE 30,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                       AS OF MARCH   -------------  -------------
                                                                        31, 1998
                                                                      -------------
                                                                       (UNAUDITED)
                                                     ASSETS
Cash................................................................  $     158,504  $     311,657  $     146,219
Accounts receivable:
Related parties.....................................................      6,464,564      5,135,189      1,918,000
Trade, net of allowance for bad debts of approximately $2,924,000 at
  March 31, 1998, $2,805,000 at June 30, 1997 and $410,000 at June
  30, 1996..........................................................     10,742,015      7,811,635      2,527,676
Inventories.........................................................      8,244,203      5,130,142      2,876,792
Refundable income taxes.............................................                      --               21,406
Deferred income taxes...............................................        861,085        572,875        164,048
Prepaid expenses and other..........................................        698,782        237,687         51,519
Due from parent.....................................................      1,052,925        973,164        618,897
                                                                      -------------  -------------  -------------
    Total current assets............................................     28,222,078     20,172,349      8,324,557
                                                                      -------------  -------------  -------------
Property and equipment, net.........................................      2,491,719      1,492,918      1,223,195
                                                                      -------------  -------------  -------------
Other assets:
Deposit on equipment................................................       --              311,453        416,184
Other...............................................................        366,761        434,529          8,167
Goodwill, net of accumulated amortization of approximately $464,940 at March 31, 1998, $251,000 at June 30, 1997 and $11,000 at June
  30, 1996..........................................................      9,896,087     10,109,927      1,286,165
                                                                      -------------  -------------  -------------
                                                                         10,262,848     10,855,909      1,710,516
                                                                      -------------  -------------  -------------
                                                                      $  40,976,645  $  32,521,176  $  11,258,268
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt................................  $  12,996,061  $   6,079,086  $   1,825,193
Accounts payable....................................................      5,060,971      3,839,548      2,036,652
Accrued expenses....................................................        728,685        728,784        366,716
                                                                      -------------  -------------  -------------
    Total current liabilities.......................................     18,785,717     10,647,418      4,228,561
Long-term debt, less current maturities.............................      5,972,226      5,473,841      1,352,937
                                                                      -------------  -------------  -------------
                                                                         24,757,943     16,121,259      5,581,498
                                                                      -------------  -------------  -------------
Stockholders' equity:
Preferred stock--Series A convertible; $.001 par value, shares authorized--1,265,000; issued and outstanding, 120,000, 135,000
  and 600,000, respectively at aggregate liquidation preference.....        560,414        623,414      2,528,000
Common stock; $.001 par value, shares authorized-- 76,000,000;
  issued and outstanding--8,309,081 and 8,127,376 and 5,214,223,
  respectively (net of $765 discount)...............................          7,516          7,334          4,449
Additional paid-in capital..........................................     16,179,651     15,796,188      2,911,696
Retained earnings (deficit).........................................       (528,879)       (27,019)       232,625
                                                                      -------------  -------------  -------------
    Total stockholders' equity......................................     16,218,702     16,399,917      5,676,770
                                                                      -------------  -------------  -------------
                                                                      $  40,976,645  $  32,521,176  $  11,258,268
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       SIX MONTHS
                                                         YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                                          JUNE 30,       JUNE 30,       JUNE 30,    DECEMBER 31,
                                                            1997           1996           1995          1994
                                          NINE MONTHS   -------------  -------------  ------------  ------------
                                          ENDED MARCH
                                           31, 1998
                                         -------------
                                          (UNAUDITED)
Sales..................................  $  40,394,963  $  53,349,137  $  14,542,421  $  3,568,459   $3,945,745
Cost of sales..........................     30,119,926     39,681,159     10,491,103     2,544,376    2,545,925
                                         -------------  -------------  -------------  ------------  ------------
Gross profit...........................     10,275,037     13,667,978      4,051,318     1,024,083    1,399,820
Selling, general and administrative
  expenses.............................     10,259,718     12,973,675      3,185,620       841,275    1,550,385
Litigation settlements.................       --             --             --             --            30,000
                                         -------------  -------------  -------------  ------------  ------------
Income (loss) from operations..........         15,319        694,303        865,698       182,808     (180,565)
                                         -------------  -------------  -------------  ------------  ------------
Other income (expenses):
Offering costs.........................       --             --             --             --          (305,731)
Interest...............................     (1,012,866)    (1,295,556)      (170,951)      (39,098)     (53,627)
Guarantee fee..........................       --             (500,000)      --             --            --
Gain on sale of manufacturing assets...       --              608,423       --             --            --
Interest income........................        107,788         46,362         11,637       --            --
Other income...........................        112,101        146,129        132,816        22,381       10,741
Other expense..........................       --              (74,562)      --             --            --
                                         -------------  -------------  -------------  ------------  ------------
                                              (792,977)    (1,069,204)       (26,498)      (16,717)    (348,617)
                                         -------------  -------------  -------------  ------------  ------------
Income (loss) before income taxes......       (777,658)      (374,901)       839,200       166,091     (529,182)
Income tax (expense) benefit...........        275,798        115,257       (312,166)      (54,718)      --
                                         -------------  -------------  -------------  ------------  ------------
Net income (loss)......................  $    (501,860) $    (259,644) $     527,034  $    111,373   $ (529,182)
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
Basic earnings (loss) per common
  share................................  $       (0.06) $       (0.05) $         .09  $        .02   $     (.20)
Diluted earnings (loss) per common
  share................................  $       (0.06) $       (0.05) $         .08  $        .02   $     (.20)
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
Weighted average common shares
  outstanding..........................      8,210,354      6,115,127      4,804,292     4,786,126    2,688,927
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            COMMON STOCK       ADDITIONAL   RETAINED
                                                                       ----------------------    PAID-IN    EARNINGS
                                                                        SHARES      AMOUNT       CAPITAL    (DEFICIT)
                                                                       ---------  -----------  -----------  ---------
Balance, December 31, 1993...........................................  2,308,239   $   1,129   $   140,923  $ 185,971
  Conversion of preferred stock and warrants:
    Class A..........................................................    219,182         220        39,557    (14,777)
    Class B..........................................................     33,333          33           (33)    --
    Class D..........................................................    238,450         238        75,212    (47,794)
    Class E..........................................................    172,986         173       295,569     --
    Class One........................................................  2,000,000       2,000       370,844     --
  Net loss...........................................................     --          --           --        (529,182)
                                                                       ---------  -----------  -----------  ---------
Balance, December 31, 1994...........................................  4,972,190       3,793       922,072   (405,782)
  Issuance of Series A preferred stock...............................     --          --          (214,997)    --
  Exercise of common stock options...................................     15,385          15        19,985     --
  Correction of Class A preferred stock conversion...................        255      --           --          --
  Redemption of Class A warrants.....................................     --          --               (40)    --
  Tax benefit from utilization of net operating loss carryforward....     --          --            54,718     --
  Retirement of treasury stock.......................................   (414,230)     --           --          --
  Net income.........................................................     --          --           --         111,373
                                                                       ---------  -----------  -----------  ---------
Balance June 30, 1995................................................  4,573,600       3,808       781,738   (294,409)
  Issuance of stock..................................................    352,018         353     2,045,753     --
  Exercise of common stock...........................................     25,000          25        49,975     --
  1.05-for-1 forward stock split.....................................    247,601         247          (247)    --
  Correction for preferred stock.....................................     16,004          16           (16)    --
  Short-swing liability from a shareholder...........................     --          --            36,531     --
  Preferred dividends in arrears.....................................     --          --          (128,000)    --
  Tax benefit from utilization of net operating loss carry-forward...     --          --           125,962     --
  Net income.........................................................     --          --           --         527,034
                                                                       ---------  -----------  -----------  ---------
Balance, June 30, 1996...............................................  5,214,223   $   4,449   $ 2,911,696  $ 232,625
  Convertible debt from Atlantic acquisition converted to common
    stock............................................................  1,950,000       1,950     9,748,050     --
  Common stock issued for RCA's guarantee of Contour's debt for
    Atlantic.........................................................    100,000         100       499,900     --
  Series A converted to common stock.................................    488,250         488     1,859,512     --
  Series A cumulative dividend accrual...............................     --          --           (43,934)    --
  Nonqualified options exercised for common stock....................     68,083          40       154,306     --
  1996 plan options exercised for common stock.......................     10,000          10        57,490     --
  Class B warrants exercised for common stock........................     42,285          42       181,182     --
  Class C warrants exercised for common stock........................     26,250          27       112,473     --
  Consultant's warrants exercised for common stock...................    228,285         228       315,513     --
  Net loss...........................................................     --          --           --        (259,644)
                                                                       ---------  -----------  -----------  ---------
Balance, June 30, 1997...............................................  8,127,376   $   7,334   $15,796,188  $ (27,019)
  Exercise of Common Stock Warrants..................................    119,788         120       282,209
  Non-qualified options exercised for Common Stock...................     46,167          46        88,270
  Series A converted to common stock.................................     15,750          16        62,894
  Net Loss...........................................................     --          --           --        (501,860)
                                                                       ---------  -----------  -----------  ---------
Balance, March 31, 1998 (Unaudited)..................................  8,309,081   $   7,516   $16,179,651  $(528,879)
                                                                       ---------  -----------  -----------  ---------
                                                                       ---------  -----------  -----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                                                                                             CONVERTIBLE PREFERRED
                                                                      TREASURY STOCK            STOCK-SERIES A
                                                                 ------------------------  -------------------------
                                                                   SHARES       AMOUNT       SHARES       AMOUNT
                                                                 -----------  -----------  ----------  -------------

Balance, December 31, 1993.....................................      414,230   $  --           --      $    --
                                                                 -----------       -----   ----------  -------------

Balance, December 31, 1994.....................................      414,230      --           --           --
  Issuance of Series A
    preferred stock............................................      --           --          600,000      2,400,000
  Retirement of treasury
    stock......................................................     (414,230)     --           --           --
                                                                 -----------       -----   ----------  -------------

Balance June 30, 1995..........................................      --           --          600,000      2,400,000
  Preferred dividends in
    arrears....................................................      --           --           --            128,000
                                                                 -----------       -----   ----------  -------------

Balance, June 30, 1996.........................................      --           --          600,000      2,528,000
  Series A converted to
    common.....................................................      --           --         (465,000)    (1,860,000)
  Series A cumulative
    dividend accrual...........................................      --           --           --             43,934
  Series A dividends paid......................................      --           --           --            (88,520)
                                                                 -----------       -----   ----------  -------------

Balance June 30, 1997..........................................      --        $  --          135,000  $     623,414

Series A converted to
  common.......................................................                               (15,000)       (63,000)

Balance March 31, 1998 (unaudited).............................      --        $  --          120,000  $     560,414

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                                                                   CONVERTIBLE PREFERRED
                                                                           CONVERTIBLE PREFERRED
                                                                              STOCK--CLASS A          STOCK--SERIES B
                                                                           ---------------------  ------------------------
                                                                            SHARES      AMOUNT      SHARES       AMOUNT
                                                                           ---------  ----------  -----------  -----------
Balance, December 31, 1993...............................................     99,525  $   25,000           2       --
  Conversion of preferred stock and warrants:
    Class A..............................................................    (99,525)    (25,000)     --           --
    Class B..............................................................     --          --              (2)      --
                                                                                                          --
                                                                           ---------  ----------               -----------
Balance, December 31, 1994...............................................     --      $   --              --    $  --

                                                                REDEEMABLE CUMULATIVE    CONVERTIBLE PREFERRED
                                                               PREFERRED STOCK CLASS D      STOCK--CLASS ONE
                                                               -----------------------  ------------------------
                                                                 SHARES       AMOUNT      SHARES       AMOUNT
                                                               -----------  ----------  -----------  -----------
Balance, December 31, 1993...................................    1,074,176  $  400,500      --       $   --
  Conversion of preferred stock and warrants:
    Class D..................................................   (1,074,176)   (400,500)   2,000,000      372,844
    Class One................................................      --           --       (2,000,000)    (372,844)
                                                               -----------  ----------  -----------  -----------
Balance, December 31, 1994...................................      --       $   --          --       $   --

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                              SIX MONTHS
                                                                                  YEAR ENDED    YEAR ENDED    ENDED JUNE
                                                                                   JUNE 30,      JUNE 30,        30,
                                                                                     1997          1996          1995
                                                                   NINE MONTHS   ------------  ------------  ------------
                                                                      ENDED
                                                                    MARCH 31,
                                                                      1998
                                                                  -------------
                                                                   (UNAUDITED)
Cash flows from operating activities:
Net income (loss)...............................................   $  (501,860)  $   (259,644) $    527,034  $    111,373
Adjustments to reconcile net income (loss) to net cash used in operating activities:
  Gain on sale of assets........................................       --            (608,423)      --            --
Depreciation and amortization...................................       723,303        861,241       255,757        51,670
Guaranty fee....................................................       --             500,000       --            --
Offering costs..................................................       --             --            --            --
Provision for doubtful accounts.................................       --             382,188       --            --
Tax benefit from utilization of net operating loss
  carryforward..................................................       --             --            207,990        54,718

Cash provided by (used in):
Accounts receivable.............................................    (4,259,755)    (5,343,342)   (1,364,353)   (1,123,856)
Inventories.....................................................    (3,114,061)        42,501      (318,832)     (908,317)
Refundable income taxes.........................................       --            (150,865)      (10,726)       (2,500)
Prepaid expenses and other......................................      (681,537)      (121,788)       32,059       (61,325)
Accounts payable................................................     1,221,423        (71,414)      402,534       767,004
Accrued expenses................................................           (99)       362,069       144,490        80,835
                                                                  -------------  ------------  ------------  ------------
Net cash provided by (used in) operating activities.............    (6,612,586)    (4,407,477)     (124,047)   (1,030,398)
                                                                  -------------  ------------  ------------  ------------
Cash flows from investing activities:
Purchases of property and equipment.............................    (1,508,264)      (969,486)     (749,163)     (304,762)
Decrease (increase) in due from parent..........................       (79,761)      (354,267)      550,004    (1,168,901)
Deposit on equipment............................................       311,453       (446,258)      --           (228,282)
Decrease (increase) in other assets.............................       --            (196,575)      --            --
Acquisition of AmeriDyne, net of cash acquired..................       --             --           (322,297)      --
                                                                  -------------  ------------  ------------  ------------
Acquisition of Americare Group and remaining interest in
  facility supply...............................................       --          (1,452,597)      --            --
Proceeds on sale of Contour Fabricators.........................       --           3,350,000       --            --
Net cash provided by (used in) investing activities.............   $(1,276,572)  $    (69,183) $   (521,456) $ (1,701,945)
                                                                  -------------  ------------  ------------  ------------
Cash flows from financing activities:
Deferred offering costs.........................................       --        $    --       $    --       $    --
Proceeds from issuance of notes payable to bank.................       --             --          1,295,635       189,671
Repayment on notes payable to bank..............................       --             --           (686,679)      --
Proceeds from issuance of notes payable and long-term debt......     7,415,360     12,750,473       --            482,622
Payments of notes payable and long-term debt....................       --          (8,841,166)      --            (34,328)
Exercise of stock options.......................................        88,316        211,846        50,000        20,000
Increase (decrease) in due to parent............................       --             --            --           (165,000)
Proceeds from issuance of preferred stock, net of issuance
  costs.........................................................       --             --            --          2,196,447
Redemption of Class A warrants..................................       --             --            --                (40)
Payment of Series A stock dividend..............................       --             (88,520)      --            --
Class B warrants exercised for common...........................       --             181,224       --            --
Class C warrants exercised for common...........................       --             112,500       --            --
Consultants' warrant exercised for common.......................       --             315,741       --            --
Exercise of warrants for cash...................................       232,329        --            --            --
Payment of short-swing liability by a shareholder...............       --             --             36,531       --
                                                                  -------------  ------------  ------------  ------------
Net cash provided by financing activities.......................     7,736,005      4,642,098       695,487     2,689,372
                                                                  -------------  ------------  ------------  ------------
Net increase (decrease) in cash.................................      (153,153)       165,438        49,984       (42,971)
                                                                  -------------  ------------  ------------  ------------
Cash, beginning of period.......................................       311,657        146,219        96,235       139,206
                                                                  -------------  ------------  ------------  ------------
Cash, end of period.............................................   $   158,504   $    311,657  $    146,219  $     96,235
                                                                  -------------  ------------  ------------  ------------
                                                                  -------------  ------------  ------------  ------------


                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1994
                                                                  -------------

Cash flows from operating activities:
Net income (loss)...............................................   $  (529,182)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
  Gain on sale of assets........................................       --
Depreciation and amortization...................................        98,684
Guaranty fee....................................................       --
Offering costs..................................................       305,731
Provision for doubtful accounts.................................       --
Tax benefit from utilization of net operating loss
  carryforward..................................................       --
Cash provided by (used in):
Accounts receivable.............................................       (34,558)
Inventories.....................................................        33,978
Refundable income taxes.........................................        90,941
Prepaid expenses and other......................................        (6,189)
Accounts payable................................................        23,263
Accrued expenses................................................       (10,801)
                                                                  -------------
Net cash provided by (used in) operating activities.............       (28,133)
                                                                  -------------
Cash flows from investing activities:
Purchases of property and equipment.............................       (46,181)
Decrease (increase) in due from parent..........................       --
Deposit on equipment............................................       --
Decrease (increase) in other assets.............................           555
Acquisition of AmeriDyne, net of cash acquired..................       --
                                                                  -------------
Acquisition of Americare Group and remaining interest in
  facility supply...............................................       --
Proceeds on sale of Contour Fabricators.........................       --
Net cash provided by (used in) investing activities.............   $   (45,626)
                                                                  -------------
Cash flows from financing activities:
Deferred offering costs.........................................   $   (59,990)
Proceeds from issuance of notes payable to bank.................       --
Repayment on notes payable to bank..............................       (42,177)
Proceeds from issuance of notes payable and long-term debt......       --
Payments of notes payable and long-term debt....................       --
Exercise of stock options.......................................       --
Increase (decrease) in due to parent............................       165,000
Proceeds from issuance of preferred stock, net of issuance
  costs.........................................................       --
Redemption of Class A warrants..................................       --
Payment of Series A stock dividend..............................       --
Class B warrants exercised for common...........................       --
Class C warrants exercised for common...........................       --
Consultants' warrant exercised for common.......................       --
Exercise of warrants for cash...................................       --
Payment of short-swing liability by a shareholder...............       --
                                                                  -------------
Net cash provided by financing activities.......................        62,833
                                                                  -------------
Net increase (decrease) in cash.................................       (10,926)
                                                                  -------------
Cash, beginning of period.......................................       150,132
                                                                  -------------
Cash, end of period.............................................   $   139,206
                                                                  -------------
                                                                  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

    Contour Medical, Inc. ("Contour Medical" or the "Company") was incorporated in Nevada in April 1987 and in 1989 conducted an initial public offering. The Company's common stock is traded in the over-the-counter market, and since September 21, 1995, has been traded on the Nasdaq Small-Cap Market under the symbol "CTMI." Approximately 62% of the Company's common stock is owned by Retirement Care Associates, Inc. ("Retirement Care"), a publicly-held company engaged in the management and operation of retirement care and long-term nursing home facilities in the Southeastern United States. The Company's corporate offices are located in Alpharetta, Georgia.

    Prior to 1996, the Company's revenues were derived predominantly through its manufacturing facilities, Contour Fabricators, Inc. ("CFI") and Contour Fabricators of Florida, Inc. ("CFFI"), located in Grand Blanc, Michigan and St. Petersburg, Florida, respectively. These companies manufactured disposable surgical procedure products and custom packaged procedural trays for use in specialized medical applications. During 1997, the assets related to these businesses were sold to an unrelated party.

    In 1996, the Company acquired AmeriDyne Corporation ("AmeriDyne"), a Jackson, Tennessee-based distributor of bulk medical supplies primarily to home health agencies and hospitals. Sales from AmeriDyne included in the consolidated statements of operations amounted to approximately $14,464,000 and $3,616,000 for 1997 and 1996, respectively. (See Note 13).

    In 1997, the Company acquired Atlantic Medical Supply Company, Inc. ("Atlantic Medical"), an Augusta, Georgia-based distributor of medical supplies and ancillary products to long-term care providers. Sales from Atlantic Medical's facilities in Georgia, North Carolina and Florida amounted to approximately $26,757,000 in 1997. (See Note 12).

    On June 27, 1997, the Company sold all of its manufacturing assets, including equipment, accounts receivable, customer lists, prepaid assets, deposits, inventory and other assets. These assets were sold for $3,350,000 in cash to an unrelated third party, RawCar, L.L.P. The Company retained all liabilities related to the assets sold. Upon completion of this sale, the Company ceased all manufacturing activity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Principles of Consolidation--The consolidated financial statements include the accounts of Contour Medical, Inc. and its wholly-owned subsidiaries, Atlantic Medical Supply Company, Inc., AmeriDyne Corporation, Contour Fabricators, Inc., and Contour Fabricators of Florida, Inc., collectively referred to as "the Company." All material intercompany accounts and transactions have been eliminated in the consolidation.

    Management Estimates--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of consolidated assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of consolidated revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition--Sales are recognized upon shipment of products to customers.

    Trade Receivables--The Company uses the allowance method to provide for uncollectible accounts. Allowance for doubtful accounts approximated $2,805,000 and $410,000 as of June 30, 1997 and 1996, respectively.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Inventories--Inventories are valued at lower of cost (first-in, first-out) or market. AmeriDyne inventories are valued at the lower of average cost or market.

    Property and Equipment--Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by accelerated methods for financial reporting and income tax purposes.

    Fair Value of Financial Instruments--Financial instruments held by the Company at June 30, 1997 include cash, deposits and long-term debt. Management believes that, considering current terms of similar financial instruments, the carrying value of the Company's financial instruments approximated their fair values at June 30, 1997.

    Goodwill--The Company has classified as goodwill the cost in excess of fair value of the net assets of Atlantic Medical and AmeriDyne acquired in purchase transactions. Goodwill is being amortized on the straight-line method over 40 years. Amortization charged to continuing operations amounted to approximately $240,000 and $11,000 for the years ended June 30, 1997 and 1996, respectively. The Company periodically reviews goodwill to assess recoverability, and any impairment would be recognized in operating results if anticipated undiscounted future cash flows of the underlying assets do not exceed the book value of the goodwill and the underlying assets.

    Offering Costs--Fees, costs and expenses related to offerings of securities are deferred and charged against the proceeds therefrom or, if the offering is unsuccessful, charged to operations. Costs of $257,000 related to a proposed public offering were deferred at December 31, 1993 and charged to operations in the second quarter of 1994, when the offering was abandoned. Deferred costs at December 31, 1994, related to the private placement discussed in Note 9, were charged against the proceeds therefrom in 1995.

    Deferred Loan Costs--Fees, costs and expenses related to the issuance of long-term debt are deferred and amortized over the term of the related debt using the straight-line method. Amortization of deferred loan costs charged to operations in 1997 approximated $46,000.

    Income Taxes--Income taxes are accounted for using the asset and liability method for financial accounting and reporting purposes. Accordingly, deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets when management considers it more likely than not that some portion or all of the asset will not be realized.

    Change in Year-End--The Company changed its fiscal year-end from December 31 to June 30 during 1995. Accordingly, the June 30, 1995 statements of operations, stockholders' equity and cash flows are for the six months then ended.

    Reclassifications--Certain 1996 and 1995 amounts have been reclassified to conform with the 1997 presentation. These reclassifications had no effect on operations.

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which is required to be adopted for the fiscal years ending after December 15, 1997. SFAS No. 128 supersedes APB Opinion No. 15, "Earnings

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Per Share" and specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. SFAS 128 essentially replaces the primary EPS and fully diluted EPS presentations under APB Opinion No. 15 with a basic EPS and a diluted EPS calculation. The Company adopted the provisions of SFAS 128 effective December 31, 1997. In accordance with SFAS 128, all prior periods presented have been restated to reflect the provisions thereof.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There currently are no additional disclosures in the financial statements of the Company that are expected to be required by the provisions of this statement.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which changes the way public companies report information about segments of their business in annual financial statements and requires segment information in quarterly reports to shareholders. SFAS 131 also requires that public companies report certain information about their products and services, the geographic areas in which they operate and their major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The Company has not determined what additional disclosures may be required by the provisions of SFAS 131.

3. RELATED PARTY TRANSACTIONS

    During 1995, the Company began distributing medical supplies to health care facilities owned, leased, or managed by Retirement Care. Sales to these facilities approximated $7,848,000, $5,456,000 and $1,426,000 for the years ended June 30, 1997, 1996 and the six-month period ended June 30, 1995, respectively. Trade accounts receivable of approximately $5,135,000 and $1,918,000 related to these health care facility sales are outstanding as of June 30, 1997 and 1996, respectively. Additionally, the Company had an outstanding loan receivable due from Retirement Care of approximately $973,000 as of June 30, 1997 with interest at prime and $619,000 as of June 30, 1996 which is due on demand with no stated interest rate.

4. INVENTORIES

    Inventories at June 30, 1997 and 1996 consisted of the following:

                                                                        1997          1996
                                                                    ------------  ------------
Raw materials.....................................................  $    --       $    330,699
Work in process...................................................       --             96,647
Finished goods....................................................     5,130,142     2,449,446
                                                                    ------------  ------------
                                                                    $  5,130,142  $  2,876,792
                                                                    ------------  ------------
                                                                    ------------  ------------

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

5. PROPERTY AND EQUIPMENT

    Property and equipment at March 31, 1998 (unaudited) and at June 30, 1997 and 1996 consisted of the following:

                                                       MARCH 31,
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
                                                      (UNAUDITED)
Land and land improvements..............              $     16,004  $      9,841  $     50,000
Building................................   5-45 yrs.         1,164         6,159       596,247
Machinery and equipment.................    3-7 yrs.     1,706,273     1,442,614     1,798,520
Furniture and fixtures..................    5-7 yrs.     1,039,832       498,876       146,536
Leasehold improvements..................      5 yrs.       697,102        74,717       251,352
Vehicles................................    3-5 yrs.       164,949        84,853        72,245
                                                      ------------  ------------  ------------
                                                         3,625,324     2,117,060     2,914,900
Less accumulated depreciation...........                (1,133,605)      624,142     1,691,705
                                                      ------------  ------------  ------------
                                                      $  2,491,719  $  1,492,918  $  1,223,195
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    All property and equipment are pledged as collateral. (See Note 6).

6. NOTES PAYABLE

    Notes payable at March 31, 1998 (unaudited) and at June 30, 1997 and 1996 consisted of the following:

                                                                                         1997           1996
                                                                     MARCH 31, 1998  -------------  -------------
                                                                     --------------
                                                                      (UNAUDITED)
Borrowings under $15,000,000 revolving line of credit, interest based on 30 day LIBOR plus 2.00% (7.69% at March 31, 1998), payable monthly, principal due October 31, 1998, collateralized by accounts receivable, inventory, and guarantees of Retirement
  Care Associates, Inc.............................................  $   12,678,978  $   5,886,545  $    --
Convertible debentures, interest at 9.00% payable monthly,
  principal due July 1, 2003, convertible into shares of common
  stock............................................................       5,000,000      5,000,000       --
Borrowings under $1,250,000 nonrevolving line of credit, interest at prime (8.50% at March 31, 1998), principal of $20,833 plus interest due monthly, collateralized by accounts receivable, inventory, furniture, fixtures, equipment, machinery, bank
  accounts and guarantees of Retirement Care Associates, Inc.......  $    1,222,222  $     548,491  $    --
Note payable to stockholder, interest at 10.00%, principal and
  interest of $5,693, due monthly through March 1999...............          64,751        109,252        163,646
Note payable to equipment company, interest at 14.00%, monthly installments of $405 including interest, matures August 1998,
  collateralized by equipment......................................           2,336          5,546       --

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

6. NOTES PAYABLE (CONTINUED)

                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                     MARCH 31, 1998
                                                                     --------------
                                                                      (UNAUDITED)
Note payable to equipment company, interest at 11.00%, monthly installments of $533 including interest, matured December 1997,
  collateralized by equipment......................................        --                3,093          8,805
Note payable to bank, interest at prime plus 1.00% (9.25% at June
  30, 1996), principal of $5,000 plus interest due monthly through
  June 2000, collateralized by equipment...........................        --             --              217,559
Note payable to bank, interest at prime plus .75% (9.00% at June
  30, 1996), principal of $7,605 plus interest due monthly through
  May 2000, collateralized by accounts receivable, inventory,
  equipment and real property......................................        --             --              496,171
Mortgage payable to bank, bearing interest at 8.58%, principal and interest of $6,793 due monthly through December 2003,
  collateralized by accounts receivable, inventory, equipment and
  real property....................................................        --             --              456,233
Mortgage payable to bank, interest at prime plus .75% (9.00% at
  June 30, 1996), principal of $1,190 plus interest due monthly through December 2000, collateralized by accounts receivable,
  inventory, equipment and real property...........................        --             --               64,284
Borrowings under $100,000 line of credit, interest at prime plus
  .75% (9.00% at June 30, 1996), payable monthly, collateralized by
  accounts receivable, inventory, equipment and real property......        --             --               65,000
Note payable to bank, interest at 8.75%, principal and interest of
  $1,282 due monthly through April 2001, collateralized by
  equipment........................................................        --             --               60,436
Borrowings under $500,000 line of credit, interest at prime plus
  .25% (8.50% at June 30, 1996), payable monthly, collateralized by accounts receivable, inventory and equipment, and guarantees by
  Retirement Care Associates, Inc..................................        --             --              433,535
Note payable to leasing institution, interest at 14.60%, monthly installments of $309 plus sales tax, matures June 1997,
  collateralized by computer equipment.............................        --             --                2,924
Note payable to bank, interest at 9.00%, principal and interest of
  $3,600 due monthly through May 1997, collateralized by accounts receivable, inventory, furniture, fixtures, equipment, machinery, bank accounts, and guarantees of Retirement Care Associates,
  Inc..............................................................        --             --               38,924

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

6. NOTES PAYABLE (CONTINUED)

                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                     MARCH 31, 1998
                                                                     --------------
                                                                      (UNAUDITED)
Note payable to bank, interest at 9.00%, principal and interest of
  $5,266 due monthly through October 1997, collateralized by accounts receivable, inventory, furniture, fixtures, equipment, machinery, bank accounts, and guarantees of Retirement Care
  Associates, Inc..................................................        --             --              212,613
Borrowings under $975,000 line of credit, interest at prime plus
  1.25% (9.50% at June 30, 1996), principal is due on demand but no later than May 15, 1997, collateralized by accounts receivable, inventory, furniture, fixtures, equipment, machinery, bank
  accounts, and guarantees by Retirement Care Associates, Inc......        --             --              958,000
                                                                     --------------  -------------  -------------
                                                                         18,968,287     11,552,927      3,178,130
Less current maturities............................................     (12,996,061)    (6,079,086)    (1,825,193)
                                                                     --------------  -------------  -------------
                                                                     $    5,972,226  $   5,473,841  $   1,352,937
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------

    The aggregate maturities of long-term debt are as follows as of March 31, 1998:

1998...........................................................  $12,996,061
1999...........................................................     249,996
2000...........................................................     249,996
2001...........................................................     249,996
2002...........................................................     222,238
Thereafter.....................................................   5,000,000

    The Company's revolving line of credit totaling $12,678,978 of indebtedness contains certain restrictive financial covenants. Under the terms of the credit agreement, the Company is required to maintain a debt to net worth (or equity) ratio of no more than 2.5, a current ratio of no less than 1.50 an EBIT coverage ratio of no less than 2.0, and an interest coverage ratio of no less than 4.0. At March 31, 1998, the Company was out of compliance with the interest coverage ratio, the total debt to equity ratio, the EBIT coverage ratio and the current ratio requirements.

    At June 30, 1997, the Company had approximately $4,113,000 and $202,000 of unused credit under its revolving line of credit and its nonrevolving equipment line of credit, respectively. Outstanding draws against the revolving and nonrevolving lines of credit bear interest at LIBOR plus 2.00% and the prime rate of interest, respectively.

    The Company's 9% Convertible Debentures are convertible into shares of the Company's common stock from the date of issuance until the date that any adjustment may occur at a conversion price of $5.00 per share of common stock. The conversion price may be adjusted one time to seventy-five percent (75%) of the average closing bid price of the common stock for the 21 consecutive trading days following the Company's public press release of the 1997 fiscal year end financial results if (y) the Company has failed to

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

6. NOTES PAYABLE (CONTINUED)
earn before taxes, a minimum of $3,372,000, and (z) the average closing bid price of the common stock for the 21 consecutive trading days following the Company's public press release of the 1997 fiscal year end financial results is less than the then-existing conversion price. If an adjustment is required, then the Company must furnish to the holders of the debentures a statement, signed by the Chief Executive Officer of the Company, of the facts creating such adjustment and specifying the resultant adjusted conversion price then in effect. The adjustment will only be made to adjust the conversion price to a price that is less than the then-existing conversion price. The conversion feature of the 9% Convertible Debentures has not been triggered.

    On December 31, 1997, Sun Healthcare Group, Inc. ("Sun") purchased all of the Company's 9% Convertible Debentures, totaling $5 million, from Renaissance Capital Growth and Income Fund II, Inc. and Renaissance U.S. Growth and Income Trust, PLC (collectively, "Renaissance") in a privately negotiated transaction for an aggregate purchase price of $8.4 million in cash. As of June 30, 1997, September 30, 1997 and December 31, 1997, the Company was not in compliance with certain financial ratios required to be maintained under the Company's 9% Convertible Debentures, including the current ratio, debt to equity ratio and interest coverage ratio. On April 2, 1998, Sun agreed to waive such defaults until 10 business days after the termination of Contour's merger agreement with Sun.

7. LEASE COMMITMENTS

    The Company is obligated under various noncancelable leases for equipment and office space. Future minimum lease commitments under operating leases were as follows as of March 31, 1998.

1998............................................................  $1,436,587
1999............................................................  1,436,587
2000............................................................  1,284,179
2001............................................................  1,111,331
2002............................................................  1,278,031
Thereafter......................................................     --

8. INCOME TAXES

    Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Income tax expense (benefit) includes the following amounts:

                                            YEARS ENDED JUNE 30,    SIX MONTHS     YEAR ENDED
                                           -----------------------  ENDED JUNE    DECEMBER 31,
                                              1997         1996      30, 1995         1994
                                           -----------  ----------  -----------  ---------------
Current:
  Federal................................  $   --       $  161,951   $  --          $  --
  State..................................      --           28,101      --             --
  Deferred...............................     (115,257)    122,114      54,718         --
                                           -----------  ----------  -----------         -----
Total income tax expense (benefit).......  $  (115,257) $  312,166   $  54,718      $  --
                                           -----------  ----------  -----------         -----
                                           -----------  ----------  -----------         -----

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

8. INCOME TAXES (CONTINUED)

    The components of deferred tax assets derived from temporary deductible differences are as follows:

                                           YEARS ENDED JUNE 30,     SIX MONTHS    YEAR ENDED
                                         -------------------------  ENDED JUNE   DECEMBER 31,
                                             1997         1996       30, 1995        1994
                                         ------------  -----------  -----------  ------------
Allowance for uncollectible accounts...  $    556,875  $   164,048  $   --        $   --
Allowance for inventory valuation......        16,000      --           --            --
Nondeductible accruals.................       --           --             7,524       --
Net operating loss.....................       444,546      355,108      459,568      485,519
                                         ------------  -----------  -----------  ------------
                                            1,017,421      519,156      467,092      485,519
Less valuation allowance...............      (444,546)    (355,108)    (467,092)    (485,519)
                                         ------------  -----------  -----------  ------------
Net deferred tax asset--current........  $    572,875  $   164,048  $   --        $   --
                                         ------------  -----------  -----------  ------------
                                         ------------  -----------  -----------  ------------

    The following summary reconciles differences from income taxes at the federal statutory rate with the effective tax rate:

                                        YEARS ENDED JUNE 30,  SIX MONTHS    YEAR ENDED
                                        --------------------  ENDED JUNE   DECEMBER 31,
                                          1997       1996      30, 1995        1994
                                        ---------  ---------  -----------  ------------
Income taxes (benefits) at federal
  statutory rate......................     (34.00)%     34.00%      34.00%      (34.00)%
State income taxes, net of federal tax
  benefit.............................     --           3.60%       3.10%       --
Carryforward of net operating loss....     --         --           (9.90)%      --
Losses not available for carryback....      34.00%    --          --             34.00%
Other, net............................     --          (0.04)%       5.00%      --
                                        ---------  ---------  -----------  ------------
Income taxes at effective rate........     --          37.56%       32.2%       --
                                        ---------  ---------  -----------  ------------
                                        ---------  ---------  -----------  ------------

    As of June 30, 1997, the Company had net operating loss carryforwards for tax purposes, expiring at various dates ending July 30, 2012, of approximately $1.1 million which includes approximately $516,000 attributable to Contour Medical, Inc. for the period prior to January 1, 1993. Due to certain change of ownership requirements of Section 382 of the Internal Revenue Code, utilization of the Company's operating losses is expected to be limited to approximately $414,000 per year. The deferred tax asset related to the tax benefit of these losses has been offset by a valuation allowance due to uncertainty of realization. The valuation allowance increased approximately $89,000 during 1997 and decreased approximately $112,000 during 1996.

    The income tax benefit arising from any utilization of the net operating losses attributable to CMI will be credited to additional paid-in capital when recognized. During 1996, the income tax benefit of utilization of net operating losses attributable to the Company of approximately $126,000 was credited to paid-in capital.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

9. CAPITAL STOCK

    Stock Bonus Plan--The Company has a non-qualified employee stock bonus plan. The Plan provides for the granting of up to 1,000,000 options for the purchase of the Company's common stock to eligible employees at purchase prices of at least $.01 per share. Options awarded under the Plan vest over a three-year period from the date of grant and are exercisable over a five-year period from the date of grant.

    Changes in options outstanding are summarized as follows:

                                                                       OPTION      PRICE PER
                                                                       SHARES        SHARE
                                                                      ---------  -------------
Balance, December 31, 1993..........................................    265,386  $  1.30-$2.00
  Granted...........................................................    100,000  $        2.25
Balance, December 31, 1994..........................................    365,386  $  1.30-$2.25
  Granted...........................................................     50,000  $        3.90
  Exercised.........................................................    (15,385) $        1.30
  Canceled..........................................................         (1) $        1.30
Balance, June 30, 1995..............................................    400,000  $  2.00-$3,90
  Granted...........................................................     45,000  $        4.11
  Exercised.........................................................    (25,000) $        2.00
  Stock split.......................................................     21,000
Balance, June 30, 1996..............................................    441,000  $  1.88-$4.11
  Exercised.........................................................    (68,083) $  3.71-$4.11
  Canceled..........................................................    (40,500)
Balance, June 30, 1997..............................................    332,417

    All of the above options were granted with an exercise price above fair market value at the date of grant. In addition, 325,423 stock options related to the non-qualified employee stock bonus plan were exercisable at June 30, 1997. Common shares for future issuance under this plan totaled 919,532 at June 30, 1997.

    Stock Option Plan--In February 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan allows the Board of Directors to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board of Directors has the right to determine, at the time of option, whether the option will be an Incentive Stock Option or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board of Directors at the time the options are granted. The 1996 Plan provides for the granting of up to 815,000 options for the purchase of the Company's common stock.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

9. CAPITAL STOCK (CONTINUED)
    Changes in options outstanding are summarized as follows:

                                                                                 OPTION PRICE
                                                                       SHARES      PER SHARE
                                                                      ---------  -------------
Balance, June 30, 1995..............................................     --           --
Granted.............................................................    160,000  $  4.64-$5.75
Stock split.........................................................      4,250
                                                                      ---------
Balance, June 30, 1996..............................................    164,250  $  4.64-$5.75
                                                                      ---------
                                                                      ---------
Granted.............................................................    207,500  $  5.50-$5.75
Canceled............................................................    (65,000) $        5.75
Exercised...........................................................    (10,000) $        5.75
                                                                      ---------
Balance, June 30, 1997..............................................    296,750
                                                                      ---------
                                                                      ---------

    All of the above options were granted with an exercise price above fair market value at the time of grant. In addition, all of the stock options related to the 1996 plan were exercisable at June 30, 1997, and 518,250 common shares are reserved for future issuance under this plan.

    Stock Split--In February 1996, the Board of Directors authorized a 1.05-for-1 forward stock split of its common stock effective March 1996. All common shares and per share amounts have been retroactively adjusted to give effect to the forward stock split.

    Stock Warrants--At June 30, 1997, the Company had 757,584 stock warrants outstanding. Information relating to these warrants is summarized as follows:

                                                                           NUMBER OF     EXERCISE
                                              EXPIRATION     NUMBER OF   COMMON SHARES   PRICE PER
TYPE                                             DATE        WARRANTS     PER WARRANT     WARRANT
-------------------------------------------  -------------  -----------  -------------  -----------
Class C....................................      Feb. 1999     275,000          1.05     $    4.50
Consultant.................................      Oct. 1997      86,334          1.05     $    1.50
Consultant.................................      Oct. 1999     200,000          1.05     $    3.00
Consultant.................................      Oct. 1997      46,250          1.05     $    3.00
Consultant.................................      Sep. 1999      50,000          1.00     $    5.50
Retirement Care Associates.................      Aug. 1999     100,000          1.00     $    5.00

    During fiscal year 1997, 40,272 of the Class B warrants were converted into 42,285 shares of common stock. The remaining class B warrants expired in July 1996.

    Change of Control--On September 30, 1994, Retirement Care acquired 889,002 shares of the Company's outstanding common stock and 2,000,000 shares of the Company's Class One Convertible Preferred Stock from three persons who were officers and directors of the Company. Subsequently, Retirement Care converted the Class One Convertible Preferred Stock into 2,100,000 shares of common stock. During the year ended June 30, 1997, Retirement Care Associates, Inc. converted a note payable due from Contour Medical, Inc. into 1,950,000 shares of CMI's common stock. RCA also received 100,000 shares of CMI's common stock as compensation for a loan guarantee.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

9. CAPITAL STOCK (CONTINUED)
    Class One Convertible Preferred Stock--During 1994, the holders of 1,000,000 shares of Class D Redeemable Cumulative Preferred Stock exchanged their shares for 2,000,000 shares of newly created no par Class One Convertible Preferred Stock. The Class One Preferred Stock had a liquidation preference of $3.00 per share. Each Class One Preferred Share was convertible into 1.05 shares of the Company's common stock. All 2,000,000 shares of Class One Preferred Stock were converted into 2,100,000 shares of common stock in November 1994. CLASS A CONVERTIBLE PREFERRED STOCK - During 1994, 99,525 shares of Class A Convertible Preferred Stock were converted into 230,141 shares of common stock. The conversion included a stock dividend of $14,777 for dividends in arrears through the date of conversion.

    Class B Convertible Preferred Stock--During 1994, two shares of Class B Convertible Preferred Stock were converted into 35,000 shares of common stock.

    Class D Redeemable Cumulative Preferred Stock--In April 1994, 74,176 shares of Class D Redeemable Cumulative Preferred Stock and 148,345 Class D warrants were converted into 250,354 shares of common stock and 119,225 Class B warrants. In addition, 1,000,000 shares of Class D Redeemable Cumulative Preferred Stock and 846,667 Class D warrants were converted into 2,000,000 shares of new Class One Convertible Preferred Stock. In November 1994, the Class One shares were converted into 2,100,000 shares of common stock. These conversions included a stock dividend of $47,794 for dividends in arrears through the date of conversion.

    Class E Convertible Preferred Stock--In April 1994, 172,986 shares of Class E Convertible Preferred Stock were converted into 181,635 shares of common stock.

    Series A Convertible Preferred Stock and Class C Warrants--During 1995, the Company completed a private placement of its securities consisting of 60 units sold at a price of $40,000 per unit. Each unit sold in the private placement consisted of 10,000 shares of the Company's Series A Convertible Preferred Stock and 5,000 Class C Redeemable Common Stock Purchase Warrants. Each share of Series A Preferred Stock has a $4 liquidation preference and is convertible into
1.05 shares of the Company's common stock beginning in May 1996. Additionally, the holders of the Series A Preferred Stock are entitled to receive annual cash dividends (payable semiannually) of 4% of the liquidation preference of the stock, or $.16 per share, on a cumulative basis from the date of issuance. During the year ended June 30, 1997, the Company paid $88,520 in Series A Preferred Stock dividends. Cumulative dividends in arrears related to the Series A Preferred Stock amounted to approximately $83,000 ($.61 per share) and $128,000 ($.21 per share) for the years ended June 30, 1997 and 1996, respectively. The Series A Preferred Stock may be redeemed by the Company at $4 per share plus dividends in arrears beginning in May 1999. During the year ended June 30, 1997, 465,000 shares of Series A Preferred Stock was converted into 488,250 shares of common stock. In addition, 840,000 shares of common shares are reserved for future issuance upon conversion of the total authorized Series A Preferred Stock.

    Preferred Stock Cancellation--Subsequent to the conversion of the preferred stock classes, the Company canceled the Class A, Class B, Class C, Class E and Class One Convertible Preferred Stock and the Class D Redeemable Convertible Preferred Stock.

    Issuance of Stock in Satisfaction of Loans--During the year ended June 30, 1997, the Company issued 1,950,000 shares of common stock in satisfaction of a $9,750,000 note payable to Retirement Care.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

9. CAPITAL STOCK (CONTINUED)

    Issuance of Stock upon Conversion of Warrants--On September 29, 1997, the Company issued 42,000 shares of its Common Stock in a private transaction upon the exercise of a warrant for $60,000 in cash.

    Shares Reserved--At June 30, 1997, the Company has reserved common stock for future issuance under all of the above arrangements amounting to 2,367,720.

    Issuance of Stock in Satisfaction of a Loan Guarantee Fee--During the year ended June 30, 1997, the Company issued 100,000 shares of common stock in satisfaction of a loan guarantee fee to Retirement Care. The loan guarantee was related to the acquisition of Atlantic Medical.

10. MAJOR CUSTOMERS

    Sales to significant customers were as follows:

                                                                      NUMBER OF
                       YEAR ENDING JUNE 30,                           CUSTOMERS    SALES VOLUMES
-------------------------------------------------------------------  ------------  -------------
1994...............................................................          1      $   531,000
1995...............................................................         --          --
1996...............................................................         --          --
1997...............................................................         --          --

    As a result of the increased sales volume due to sales to related parties of approximately $7,848,000 (see Note 3), there were no sales to significant other customers during the years ended June 30, 1997 and 1996 and the six-month period ended June 30, 1995, respectively.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

11. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                             SIX
                                                                     YEARS ENDED           MONTHS
                                                                      JUNE 30,              ENDED     YEAR ENDED
                                                             ---------------------------  JUNE 30,   DECEMBER 31,
                                                                 1997           1996        1995         1994
                                                             -------------  ------------  ---------  ------------
Cash paid for interest.....................................  $   1,008,735  $    170,951  $  39,065   $   53,627
Cash paid for income taxes.................................  $           0  $        930  $   2,500   $    5,000

Noncash financing and investing activities:
  Acquisition of Atlantic Medical Supply Company, Inc. and
    20% of Facility Supply, Inc............................  $  10,500,000  $          0  $       0   $        0
  Convertible note payable issued to Retirement Care
    Associates, Inc. used to satisfy notes payable issued
    in connection with Atlantic Medical Supply Company,
    Inc. acquisition.......................................  $   9,750,000  $          0  $       0   $        0
  Issuance of 100,000 shares of common stock to Retirement
    Care Associates, Inc. as compensation for guarantee of
    notes issued in Atlantic Medical Supply Company, Inc.
    acquisition............................................  $     500,000  $          0  $       0   $        0
  Issuance of 369,618 shares of common stock for purchase
    of AmeriDyne Corporation...............................  $           0  $  2,100,000  $       0   $        0
  Deferred offering costs charged to additional paid-
    in-capital as an offset to private placement offering
    proceeds...............................................  $           0  $          0  $  11,444   $        0
  Conversion of 1,074,176 shares of Class D Preferred Stock
    and 995,012 Class D Warrants into 250,372 shares of
    common stock and 2,000,000 shares of Class One
    Preferred Stock........................................  $           0  $          0  $       0   $  400,500
                                                             -------------  ------------  ---------  ------------
                                                             $  20,750,000  $  2,100,000  $  11,444   $  400,500
                                                             -------------  ------------  ---------  ------------
                                                             -------------  ------------  ---------  ------------

12. ATLANTIC MEDICAL ACQUISITION

    Effective July 1, 1996, the Company acquired all of the outstanding stock of Atlantic Medical Supply Company, Inc. for approximately $11.9 million in a transaction accounted for as a purchase. The purchase price exceeded the fair value of the net assets acquired by approximately $8.6 million. The resulting goodwill is being amortized on the straight-line basis over 40 years. The consolidated financial statements include the results of operations of Atlantic Medical subsequent to June 30, 1996.

    The following unaudited pro forma consolidated results of operations presents information as if the acquisition had occurred at the beginning of the year ended June 30, 1996. The pro forma information is presented for information purposes only. Although it is based on historical information, it is unaudited and

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

12. ATLANTIC MEDICAL ACQUISITION (CONTINUED) does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined enterprise.

                                                                                   UNAUDITED
                                                                                  YEAR ENDED
                                                                                 JUNE 30, 1996
                                                                                 -------------
Sales..........................................................................  $  34,333,727
Net income.....................................................................  $     585,784
Per share......................................................................  $         .10

13. AMERIDYNE ACQUISITION

    Effective March 1, 1996, the Company acquired all of the outstanding common stock of AmeriDyne Corporation (AmeriDyne) for approximately $2.475 million in cash and stock in a transaction accounted for as a purchase. The purchase price exceeded fair value of the net assets acquired by approximately $1.3 million. The resulting goodwill is being amortized on the straight-line basis over 40 years. The consolidated financial statements include the results of operations of AmeriDyne subsequent to February 29, 1996.

    The following unaudited pro forma consolidated results of operations presents information as if the acquisition had occurred at the beginning of the fiscal year. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined enterprise.

                                                                                   UNAUDITED
                                                                                  YEAR ENDED
                                                                                 JUNE 30, 1996
                                                                                 -------------
Sales..........................................................................  $  21,406,882
Net income.....................................................................  $     348,880
Per share......................................................................  $         .05

14. PRO-FORMA PRESENTATION OF STOCK COMPENSATION COSTS

    In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This new standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard. If the former standard for measurement is elected, SFAS No. 123 requires supplemental disclosure to show the effects of using the new measurement criteria. This statement is effective for the Company's 1997 fiscal year. The Company intends to continue using the measurement prescribed by APB Opinion No. 25, and accordingly, this pronouncement will not affect the Company's financial position or results of operations.

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

14. PRO-FORMA PRESENTATION OF STOCK COMPENSATION COSTS (CONTINUED)
    The following is a summary of stock option activity and related information for the years ended June 30:

    NON-QUALIFIED STOCK OPTION PLAN:

                                                             1997                    1996
                                                    ----------------------  ----------------------
                                                                WEIGHTED                WEIGHTED
                                                                 AVERAGE                 AVERAGE
                                                                EXERCISE                EXERCISE
                                                     OPTIONS      PRICE      OPTIONS      PRICE
                                                    ---------  -----------  ---------  -----------
Outstanding--Beginning of year....................    441,000        2.16     400,000        1.97
  Granted.........................................          0                  45,000        4.11
  Exercised.......................................    (68,083)       3.05     (25,000)       4.11
  Stock split.....................................                             21,000        4.11
  Forfeited.......................................    (40,500)       3.85
                                                    ---------               ---------
Outstanding--Ending of year.......................    332,417        1.78     441,000        2.16
                                                    ---------               ---------
Exercisable--End of year..........................    325,423                 367,439
Weighted average fair value of options granted
  during the year.................................          0                    2.38

    Exercise prices for options outstanding as of June 30, 1997 ranged from $2 to $4. The weighted average remaining contractual life of those options is 1.46 years.

    STOCK OPTION PLAN:

                                                             1997                    1996
                                                    ----------------------  ----------------------
                                                                WEIGHTED                WEIGHTED
                                                                 AVERAGE                 AVERAGE
                                                                EXERCISE                EXERCISE
                                                     OPTIONS      PRICE      OPTIONS      PRICE
                                                    ---------  -----------  ---------  -----------
Outstanding--Beginning of year....................    164,250        4.97
  Granted.........................................    207,500        5.30     164,250        4.97
  Exercised.......................................    (10,000)       5.75
  Forfeited.......................................    (65,000)       5.65
                                                    ---------               ---------
Outstanding--Ending of year.......................    296,750        5.03     164,250        4.97
                                                    ---------               ---------
Exercisable--End of year..........................    296,750                 164,250
Weighted average fair value of options granted
  during the year.................................       3.27                    3.07

    Exercise prices for options outstanding as of June 30, 1997 ranged from $5 to $6. The weighted average remaining contractual life of those options is 3.74 years.

    Because the Company has adopted the disclosure-only provisions of SFAS No. 123, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date of the awards consistent with the

                     CONTOUR MEDICAL, INC. AND SUBSIDIARIES

14. PRO-FORMA PRESENTATION OF STOCK COMPENSATION COSTS (CONTINUED) provisions of SFAS No. 123, the Company's net income (loss) and per share data would have been stated as follows:

                                                                         1997         1996
                                                                      -----------  -----------
Net income (loss)--as reported......................................  $  (259,644) $   527,034
Net income (loss)--pro forma........................................  $  (667,110) $   194,040
Earnings (loss) per share--as reported..............................  $      (.05) $      0.09
Earnings (loss) per share--pro forma................................  $     (0.12) $      0.02

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumption used for grants in 1997 and 1996; expected volatility of 68%, risk-free interest rate of 6.0%, and expected lives ranging from 3 to 5 years.

15. EARNINGS PER SHARE

    The Company adopted SFAS 128 "Earnings Per Share" effective December 31, 1997. In accordance with the provisions of that statement, the Company has recomputed earnings per share for all periods presented.

    The following table provides supplemental information with respect to the computation of basic earnings per share and fully diluted earnings per share:

                                                                                           SIX
                                                                   YEAR        YEAR       MONTHS       YEAR
                                                                  ENDED       ENDED       ENDED       ENDED
                                                                 6/30/97     6/30/96     6/30/95     12/31/94
                                                  NINE MONTHS   ----------  ----------  ----------  ----------
                                                     ENDED
                                                    3/31/98
                                                 -------------
                                                  (UNAUDITED)
Income (numerator)
Net income.....................................      (501,860)    (259,644)    527,034     111,373    (529,182)
Preferred stock dividends......................       (10,800)     (43,934)    (96,000)    (72,000)     --
                                                 -------------  ----------  ----------  ----------  ----------
Income available to common stockholders........      (512,660)    (303,578)    431,034      79,373    (529,182)
                                                 -------------  ----------  ----------  ----------  ----------
                                                 -------------  ----------  ----------  ----------  ----------
Shares (denominator)...........................     8,210,354    6,115,127   4,804,292   4,786,126   2,688,927
Common Shares outstanding
Effects of dilutive securities
  Warrants.....................................       328,878       --         479,966     278,356      --
  Options......................................       354,714       --         293,078     210,886      --
                                                 -------------  ----------  ----------  ----------  ----------
                                                    8,893,946    6,115,127   5,577,336   5,275,368   2,688,927
                                                 -------------  ----------  ----------  ----------  ----------
                                                 -------------  ----------  ----------  ----------  ----------
Per-Share Amount
Basic EPS......................................          (.06)        (.05)        .09         .02        (.20)
Diluted EPS....................................          (.06)        (.05)        .08         .02        (.20)

    For all years presented, no convertible securities were included in the computation of diluted EPS because their effect would have been anti-dilutive. During certain periods presented, options and warrants have not been included in the computation of diluted EPS because the exercise price of such options and warrants was greater than the average market price of the common stock underlying such options and warrants during such period, or because their effect would have been anti-dilutive.

                                   APPENDIXES

APPENDIX A:       RCA MERGER AGREEMENT

APPENDIX A-1:     AMENDMENT NO. 1 TO THE RCA MERGER AGREEMENT

APPENDIX A-2:     AMENDMENT NO. 2 TO THE RCA MERGER AGREEMENT

APPENDIX A-3:     AMENDMENT NO. 3 TO THE RCA MERGER AGREEMENT

APPENDIX A-4:     AMENDMENT NO. 4 TO THE RCA MERGER AGREEMENT

APPENDIX B:       OPINION OF J.P MORGAN SECURITIES INC. DATED NOVEMBER 24, 1997 REGARDING
                    THE RCA MERGER

APPENDIX C:       ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT

APPENDIX D:       CONTOUR MERGER AGREEMENT

APPENDIX D-1:     AMENDMENT NO. 1 TO THE CONTOUR MERGER AGREEMENT

APPENDIX D-2:     AMENDMENT NO. 2 TO THE CONTOUR MERGER AGREEMENT

APPENDIX D-3:     AMENDMENT NO. 3 TO THE CONTOUR MERGER AGREEMENT

APPENDIX E:       OPINION OF J.P. MORGAN SECURITIES INC. DATED FEBRUARY 17, 1997 REGARDING
                    THE CONTOUR MERGER

APPENDIX F:       OPINION OF STERNE, AGEE & LEACH, INC. DATED APRIL 8, 1997 REGARDING THE
                    CONTOUR MERGER

APPENDIX G:       CHAPTER 92A OF THE NEVADA REVISED STATUTES

APPENDIX H:       CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SUN
                    HEALTHCARE GROUP, INC.

                                                                      APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG

                          SUN HEALTHCARE GROUP, INC.,

                         PEACH ACQUISITION CORPORATION

                                      AND

                        RETIREMENT CARE ASSOCIATES, INC.

                         DATED AS OF FEBRUARY 17, 1997

                               TABLE OF CONTENTS

                                             ARTICLE I
                                            DEFINITIONS

                                                                                           PAGE
                                                                                           -----
SECTION 1.01.    CERTAIN DEFINED TERMS................................................           2

                                            ARTICLE II
                                            THE MERGER

SECTION 2.01.    THE MERGER...........................................................           7
SECTION 2.02.    CLOSING..............................................................           7
SECTION 2.03.    EFFECTIVE TIME.......................................................           7
SECTION 2.04.    EFFECT OF THE MERGER.................................................           7
SECTION 2.05.    ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF
                   SURVIVING CORPORATION..............................................           8

                                            ARTICLE III
                        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01.    CONVERSION OF SECURITIES.............................................           8
SECTION 3.02.    EXCHANGE OF SHARES OTHER THAN TREASURY SHARES AND DISSENTING
                   SHARES.............................................................           9
SECTION 3.03.    STOCK TRANSFER BOOKS.................................................           9
SECTION 3.04.    NO FRACTIONAL SHARE CERTIFICATES.....................................          10
SECTION 3.05.    OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON STOCK................          10
SECTION 3.06.    CERTAIN ADJUSTMENTS..................................................          11
SECTION 3.07.    UNDISTRIBUTED AMOUNTS................................................          11
SECTION 3.08.    DISSENTING SHARES....................................................          11

                                            ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.    ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.........................          12
SECTION 4.02.    ARTICLES OF INCORPORATION AND BYLAWS.................................          12
SECTION 4.03.    CAPITALIZATION.......................................................          12
SECTION 4.04.    AUTHORITY RELATIVE TO THIS AGREEMENT.................................          13
SECTION 4.05.    NO CONFLICT; REQUIRED FILINGS AND CONSENTS...........................          13
SECTION 4.06.    PERMITS; COMPLIANCE WITH LAWS........................................          14
SECTION 4.07.    SEC FILINGS; FINANCIAL STATEMENTS....................................          15
SECTION 4.08.    ABSENCE OF CERTAIN CHANGES OR EVENTS.................................          16
SECTION 4.09.    EMPLOYEE BENEFIT PLANS; LABOR MATTERS................................          16
SECTION 4.10.    ACCOUNTING AND CERTAIN TAX MATTERS...................................          18
SECTION 4.11.    CONTRACTS; DEBT INSTRUMENTS..........................................          19
SECTION 4.12.    LITIGATION...........................................................          19
SECTION 4.13.    ENVIRONMENTAL MATTERS................................................          19
SECTION 4.14.    INTELLECTUAL PROPERTY................................................          19
SECTION 4.15.    TAXES................................................................          20
SECTION 4.16.    INSURANCE............................................................          21
SECTION 4.17.    PROPERTIES...........................................................          21

                                                                                           PAGE
                                                                                           -----
SECTION 4.18.    POOLING AFFILIATES...................................................          21
SECTION 4.19.    BROKERS..............................................................          21
SECTION 4.20.    CERTAIN BUSINESS PRACTICES...........................................          21
SECTION 4.21.    TRANSACTION EXPENSES.................................................          21
SECTION 4.22.    INTERESTED PARTY TRANSACTIONS........................................          21
SECTION 4.23.    STATE TAKEOVER STATUTES..............................................          22

                                             ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 5.01.    ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.........................          22
SECTION 5.02.    CERTIFICATE OF INCORPORATION AND BYLAWS..............................          22
SECTION 5.03.    CAPITALIZATION.......................................................          22
SECTION 5.04.    AUTHORITY RELATIVE TO THIS AGREEMENT.................................          23
SECTION 5.05.    NO CONFLICT; REQUIRED FILINGS AND CONSENTS...........................          23
SECTION 5.06.    PERMITS; COMPLIANCE WITH LAWS........................................          24
SECTION 5.07.    SEC FILINGS; FINANCIAL STATEMENTS....................................          25
SECTION 5.08.    ABSENCE OF CERTAIN CHANGES OR EVENTS.................................          26
SECTION 5.09.    EMPLOYEE BENEFIT PLANS; LABOR MATTERS................................          26
SECTION 5.10.    ACCOUNTING AND CERTAIN TAX MATTERS...................................          27
SECTION 5.11.    CONTRACTS; DEBT INSTRUMENTS..........................................          27
SECTION 5.12.    LITIGATION...........................................................          27
SECTION 5.13.    ENVIRONMENTAL MATTERS................................................          27
SECTION 5.14.    INTELLECTUAL PROPERTY................................................          28
SECTION 5.15.    TAXES................................................................          28
SECTION 5.16.    POOLING AFFILIATES...................................................          28
SECTION 5.17.    OPINION OF FINANCIAL ADVISOR.........................................          28
SECTION 5.18.    BROKERS..............................................................          28
SECTION 5.19.    CERTAIN BUSINESS PRACTICES...........................................          28

                                            ARTICLE VI
                                             COVENANTS

SECTION 6.01.    CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING...............          29
SECTION 6.02.    CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING....................          31
SECTION 6.03.    COOPERATION; STEERING COMMITTEE......................................          32
SECTION 6.04.    NOTICES OF CERTAIN EVENTS............................................          32
SECTION 6.05.    ACCESS TO INFORMATION; CONFIDENTIALITY...............................          32
SECTION 6.06.    NO SOLICITATION OF TRANSACTIONS......................................          32
SECTION 6.07.    POOLING..............................................................          33
SECTION 6.08.    LETTERS OF ACCOUNTANTS...............................................          33
SECTION 6.09.    PLAN OF REORGANIZATION...............................................          33
SECTION 6.10.    SUBSEQUENT FINANCIAL STATEMENTS......................................          33
SECTION 6.11.    CONTROL OF OPERATIONS................................................          34
SECTION 6.12.    FURTHER ACTION; CONSENTS; FILINGS....................................          34

                                            ARTICLE VII
                                       ADDITIONAL AGREEMENTS

SECTION 7.01.    REGISTRATION STATEMENT; PROXY STATEMENT..............................          34

                                                                                           PAGE
                                                                                           -----
SECTION 7.02.    STOCKHOLDERS' MEETINGS...............................................          36
SECTION 7.03.    POOLING AFFILIATES...................................................          36
SECTION 7.04.    DIRECTORS' AND OFFICERS' INDEMNIFICATION.............................          37
SECTION 7.05.    NO SHELF REGISTRATION................................................          37
SECTION 7.06.    PUBLIC ANNOUNCEMENTS.................................................          37
SECTION 7.07.    STOCK EXCHANGE LISTING...............................................          37
SECTION 7.08.    BLUE SKY.............................................................          37
SECTION 7.09.    COMPANY STOCK OPTIONS................................................          37
SECTION 7.10.    PERENNIAL DEVELOPMENT CORPORATION....................................          38
SECTION 7.11.    MANAGEMENT CONTRACTS.................................................          38
SECTION 7.12.    NOTE EXTENSION.......................................................          38

                                           ARTICLE VIII
                                     CONDITIONS TO THE MERGER

SECTION 8.01.    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE
                   MERGER.............................................................          38
SECTION 8.02.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.........................          39
SECTION 8.03.    CONDITIONS TO THE OBLIGATIONS OF PARENT..............................          40

                                            ARTICLE IX
                                 TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01.    TERMINATION..........................................................          40
SECTION 9.02.    EFFECT OF TERMINATION................................................          42
SECTION 9.03.    AMENDMENT............................................................          42
SECTION 9.04.    WAIVER...............................................................          42
SECTION 9.05.    EXPENSES.............................................................          42

                                             ARTICLE X
                                        GENERAL PROVISIONS

SECTION 10.01.   NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................          43
SECTION 10.02.   NOTICES..............................................................          43
SECTION 10.03.   SEVERABILITY.........................................................          43
SECTION 10.04.   ASSIGNMENT; BINDING EFFECT; BENEFIT..................................          44
SECTION 10.05.   INCORPORATION OF EXHIBITS............................................          44
SECTION 10.06.   GOVERNING LAW........................................................          44
SECTION 10.07.   WAIVER OF JURY TRIAL.................................................          44
SECTION 10.08.   HEADINGS.............................................................          44
SECTION 10.09.   COUNTERPARTS.........................................................          44
SECTION 10.10.   ENTIRE AGREEMENT.....................................................          44

                                          EXHIBITS

Exhibit         Form of Stockholders Stock Option and Proxy Agreement
1.00(a)
Exhibit         Form of Company Affiliate Agreement
7.03(a)
Exhibit         Form of Parent Affiliate Agreement
7.03(b)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY");

                              W I T N E S S E T H:

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to combine the respective businesses of Parent and the Company by means of a merger (the "MERGER") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the Business Corporation Act of the State of Colorado (the "BUSINESS CORPORATION ACT");

    WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent has entered into a stock option and proxy agreement substantially in the form attached hereto as EXHIBIT 1.00(A), dated as of the date hereof (the "STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT"), with Chris Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. (each, a "PRINCIPAL STOCKHOLDER"), pursuant to which each Principal Stockholder has granted to Parent an option to purchase from such Principal Stockholder, and proxies to vote, all of the shares of Company Capital Stock (as hereinafter defined) held by such Principal Stockholder, all upon the terms and subject to the conditions set forth therein;

    WHEREAS, concurrently with the execution of this Agreement, Parent, Contour Medical Inc., a Nevada corporation and subsidiary of the Company ("CONTOUR"), and Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly owned subsidiary of Parent ("CONTOUR MERGER SUB"), have entered into an Agreement and Plan of Merger and Reorganization (the "CONTOUR MERGER AGREEMENT") pursuant to which Contour Merger Sub will be merged with and into Contour (the "CONTOUR MERGER") and each share of common stock of Contour (other than shares owned by the Company) will be converted into the right to receive that number of shares of Parent Common Stock equal to the quotient of $8.50 and the Closing Date Market Price (as defined in the Contour Merger Agreement), or $8.50 in cash, or a combination of Parent Common Stock and cash, all upon the terms and subject to the conditions set forth therein;

    WHEREAS, concurrently with the execution of the Contour Merger Agreement and as an inducement to Parent and Contour Merger Sub to enter into the Contour Merger Agreement, Parent has entered into a stock option and proxy agreement, dated as of the date hereof (the "CONTOUR STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT"), with the Company, pursuant to which the Company has granted to Parent an option to purchase from the Company, and proxies to vote, all of the shares of capital stock of Contour held by the Company, all upon the terms and subject to the conditions set forth therein;

    WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

    WHEREAS, for United States Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE");

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural number of the terms so defined, unless the context otherwise requires):

    "ADJUSTMENT FACTOR" shall mean the quotient of (i) (A) the aggregate number of shares of Parent Common Stock issuable upon conversion of the Company Common Stock pursuant to Section 3.01(a) before giving effect to clause (ii) thereof, MINUS (B) the product of (1) the aggregate number of shares of Series AA Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time multiplied by (2) the Series AA Exchange Ratio minus 0.714; DIVIDED by (ii) the aggregate number of shares of Parent Common Stock issuable upon conversion of the Company Common Stock pursuant to Section 3.01(a) before giving effect to clause (ii) thereof.

    "AFFILIATE" shall have the meaning specified in Rule 144 promulgated under the Securities Act.

    "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

    "ARTICLES OF MERGER" shall have the meaning specified in Section 2.03.

    "BENEFICIAL OWNER" shall mean, with respect to any shares of capital stock, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares of capital stock.

    "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

    "BUSINESS CORPORATION ACT" shall have the meaning specified in the recitals to this Agreement.

    "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

    "CASH DEPOSIT" shall have the meaning specified in Section 3.04.

    "CLOSING" shall have the meaning specified in Section 2.02.

    "CLOSING DATE MARKET PRICE" shall mean the average of the last reported sales prices of one share of Parent Common Stock on the NYSE during the period of the 20 most recent trading days ending on the Determination Date.

    "CODE" shall have the meaning specified in the recitals to this Agreement.

    "COMMON EXCHANGE RATIO" shall have the meaning specified in Section 3.01(a).

    "COMPANY" shall have the meaning specified in the preamble to this Agreement.

    "COMPANY 1996 10-K" shall have the meaning specified in Section 4.02.

    "COMPANY AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.05(a).

    "COMPANY BENEFIT PLANS" shall have the meaning specified in Section 4.09(a).

    "COMPANY CAPITAL STOCK" shall mean the Company Common Stock, the Series AA Redeemable Preferred Stock and the Series F Preferred Stock.

    "COMPANY COMMON STOCK" shall mean the Common Stock par value $0.0001 per share, of the Company.

    "COMPANY CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of November 12, 1996, between Parent and the Company.

    "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

    "COMPANY FAIRNESS OPINION" shall mean a written opinion by a nationally recognized investment banking firm delivered to the board of directors of the Company (i) to the effect that the exchange ratios to be offered to the holders of shares of Company Capital Stock in the Merger are fair to the holders of shares of Company Capital Stock from a financial point of view and (ii) which has been authorized by such firm for inclusion in the Proxy Statement.

    "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole.

    "COMPANY MATERIAL CONTRACT" shall have the meaning specified in Section
4.11.

    "COMPANY NOTE" shall mean the promissory note of the Company dated January 10, 1997 in favor of Parent.

    "COMPANY PERMITS" shall have the meaning specified in Section 4.06(a).

    "COMPANY REPORTS" shall have the meaning specified in Section 4.07(a).

    "COMPANY STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

    "COMPANY STOCK OPTION" shall have the meaning specified in Section 3.05.

    "COMPANY STOCK PLANS" shall mean the Company's 1993 Stock Option Plan.

    "COMPANY SUBSIDIARIES" shall have the meaning specified in Section 4.01.

    "COMPETING TRANSACTION" shall mean any of the following involving the Company, as the case may be (other than the Merger contemplated by this Agreement):

        (i) any merger, consolidation, share exchange, business combination or other similar transaction;

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

       (iii) any tender offer or exchange offer for 15 percent or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

        (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15 percent or more of the outstanding voting securities of such party;

        (v) any solicitation in opposition to the approval of this Agreement by the stockholders of the Company; or

        (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    "CONFIDENTIALITY AGREEMENTS" shall mean the Parent Confidentiality Agreement and the Company Confidentiality Agreement.

    "COSTS" shall have the meaning specified in Section 7.04(d).

    "DETERMINATION DATE" shall mean the fifth business day prior to the date on which the Effective Time is expected to occur.

    "DISSENTING SHARES" shall have the meaning specified in Section 3.08.

    "$" shall mean United States Dollars.

    "EFFECTIVE TIME" shall have the meaning specified in Section 2.03.

    "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

    "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

    "EXCHANGE AGENT" shall have the meaning specified in Section 3.02.

    "EXCHANGE FUND" shall have the meaning specified in Section 3.02.

    "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the closing of the Merger.

    "GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of Delaware.

    "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

    "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

    "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

    "INDEMNIFIED PARTIES" shall have the meaning specified in Section 7.04(d).

    "IRS" shall mean the United States Internal Revenue Service.

    "J.P. MORGAN" shall mean J.P. Morgan Securities Inc., financial advisor to Parent.

    "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

    "MEDICAID" shall have the meaning specified in Section 4.06(a).

    "MERGER" shall have the meaning specified in the recitals to this Agreement.

    "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

    "NATWEST" shall mean National Westminster Bank Plc, New York Branch, financial advisor to the Company.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "PARENT" shall have the meaning specified in the preamble to this Agreement.

    "PARENT 1995 10-K" shall have the meaning specified in Section 5.02.

    "PARENT AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.03(b).

    "PARENT BENEFIT PLANS" shall have the meaning specified in Section 5.09(a).

    "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of Parent.

    "PARENT CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of December 20, 1996, between Parent and the Company.

    "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and forming a part hereof.

    "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole.

    "PARENT MATERIAL CONTRACT" shall have the meaning specified in Section 5.11.

    "PARENT NEW PREFERRED" shall have the meaning specified in Section 3.01(c).

    "PARENT PERMITS" shall have the meaning specified in Section 5.06(a).

    "PARENT PREFERRED STOCK" shall mean the preferred stock of Parent designated as "Series A Preferred Stock" pursuant to the certificate of designation of preferences of preferred shares of Parent filed with the Secretary of State of the State of Delaware on June 2, 1995.

    "PARENT REPORTS" shall have the meaning specified in Section 5.07(a).

    "PARENT RIGHTS" shall mean the preferred stock purchase rights issued pursuant to that certain Rights Agreement, as amended, dated as of June 2, 1995, between Parent and Boatmens' Trust Company (the "PARENT RIGHTS AGREEMENT").

    "PARENT STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

    "PARENT STOCK PLANS" shall mean Parent's 1993 Combined Incentive and Nonqualified Stock Option Plan, as amended, 1993 Directors Stock Option Plan, as amended, 1995 Non-Employee Directors' Stock Option Plan, 1996 Combined Incentive and Nonqualified Stock Option Plan, as amended, and 1997 Stock Incentive Plan and Employee Stock Purchase Plan.

    "PARENT SUBSIDIARIES" shall have the meaning specified in Section 5.01.

    "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

    "POOLING AFFILIATE" shall mean, with respect to any specified person, any other persons who are "affiliates" of such specified person within the meaning of rule 145 promulgated under the Securities Act or applicable SEC accounting releases with respect to "pooling of interests" accounting treatment.

    "PRESURRENDER DIVIDENDS" shall have the meaning specified in Section 3.02.

    "PRINCIPAL STOCKHOLDER" shall have the meaning specified in the recitals to this Agreement.

    "PROXY STATEMENT" shall have the meaning specified in Section 7.01(a).

    "REGISTRATION STATEMENT" shall have the meaning specified in Section
7.01(a).

    "REPRESENTATIVES" shall have the meaning specified in Section 6.05(a).

    "SEC" shall have the meaning specified in the recitals to this Agreement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

    "SERIES AA EXCHANGE RATIO" shall have the meaning specified in Section 3.01(b).

    "SERIES AA REDEEMABLE PREFERRED STOCK" shall mean the preferred stock of the Company designated as "Series AA Redeemable Convertible Preferred Stock" pursuant to the Articles of Amendment to Articles of Incorporation of the Company filed with the Secretary of State of the State of Colorado on September 29, 1994.

    "SERIES F PREFERRED STOCK" shall mean the preferred stock of the Company designated as "Series F Convertible Preferred Stock" pursuant to the Articles of Amendment to Articles of Incorporation of the Company filed with the Secretary of State of the State of Colorado on September 25, 1996.

    "STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

    "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    "SUPERIOR PROPOSAL" shall have the meaning specified in Section 6.06.

    "SURVIVING CORPORATION" shall have the meaning specified in Section 2.01.

    "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

    "TERMINATING COMPANY BREACH" shall have the meaning specified in Section 9.01(g).

    "TERMINATING PARENT BREACH" shall have the meaning specified in Section 9.01(h).

    "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Act, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Parent may, at its option, elect to amend this Agreement to provide for a merger of Company with and into Merger Sub or Parent or one or more other affiliates of Parent (an "ALTERNATIVE MERGER"); PROVIDED, HOWEVER, that (i) any such Alternative Merger shall not adversely affect the tax or accounting treatment provided for herein and shall not materially delay consummation of the transactions contemplated hereby, (ii) in the event of any such election, the Company shall have the opportunity to update the Company Disclosure Schedule to reflect additional items that are required to be set forth therein only as a result of any differences between the Alternative Merger structure and that of the Merger and (iii) Parent shall waive any failure to satisfy Section 8.03(a) or 8.03(b) to the extent such non-compliance results only from any differences between the Alternative Merger structure and that of the Merger.

    SECTION 2.02. CLOSING. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, unless another date, time or place is agreed to by the Company and Parent.

    SECTION 2.03. EFFECTIVE TIME. At the time of the Closing, the parties shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Colorado in such form as required by, and executed in accordance with the relevant provisions of, the Business Corporation Act (the date and time of such filing, or such later time as may be agreed by the parties hereto and specified in the Articles of Merger, being the "EFFECTIVE TIME").

    SECTION 2.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.05. ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by the Company and Parent prior to the Effective Time, at the Effective Time:

        (a) the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by Law and such articles of incorporation or bylaws;

        (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal; and

        (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 3.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the lower of (i) 0.6625 shares of Parent Common Stock and (ii) in the event that the Series AA Exchange Ratio is greater than 0.714, 0.6625 shares of Parent Common Stock multiplied by the Adjustment Factor (the lower of such numbers being the "COMMON EXCHANGE RATIO");

        (b) Each share of Series AA Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series AA Redeemable Preferred Stock to be cancelled pursuant to Section 3.01(e) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the number of shares of Parent Common Stock equal to the quotient of $10.00 divided by the Closing Date Market Price, rounded to three decimal places (the "SERIES AA EXCHANGE RATIO");

        (c) Each share of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series F Preferred Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall, pursuant to the terms thereof, be assumed by Parent (and amended so as to provide voting rights on an as-converted basis) and thereafter be convertible into the number of shares of Parent Common Stock that such share would have been converted into if converted immediately prior to the Effective Time (such shares, as so assumed and amended, being the "PARENT NEW PREFERRED");

        (d) Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

        (e) Each share of common stock, par value $.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    SECTION 3.02. EXCHANGE OF SHARES OTHER THAN TREASURY SHARES AND DISSENTING SHARES. Subject to the terms and conditions hereof, at or prior to the Effective Time, Parent shall appoint an exchange agent to effect the exchange of shares of Company Capital Stock (other than Dissenting Shares) for Parent Common Stock (and shares of Parent New Preferred) in accordance with the provisions of this Article III (the "EXCHANGE AGENT"). From time to time after the Effective Time, Parent shall deposit, or cause to be deposited, certificates representing Parent Common Stock (and shares of Parent New Preferred) for conversion of shares of Company Capital Stock (other than Dissenting Shares) in accordance with the provisions of Section 3.01 (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing shares of Company Capital Stock (other than Dissenting Shares) may surrender the same to the Exchange Agent and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Parent. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock (or shares of Parent New Preferred) into which the shares of Company Capital Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with
Section 3.04, and all such shares of Parent Common Stock (or shares of Parent New Preferred) shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding shares of Company Capital Stock shall be deemed for all corporate purposes of Parent, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Parent Common Stock (or shares of Parent New Preferred) into which the shares of Company Capital Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing shares of Company Capital Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Parent Common Stock (or shares of Parent New Preferred) as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing shares of Company Capital Stock, however, the record holder of the certificate or certificates representing shares of Parent Common Stock (or shares of Parent New Preferred) issued in exchange therefor shall receive from the Exchange Agent or from Parent, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Parent Common Stock (or shares of Parent New Preferred) ("PRESURRENDER DIVIDENDS"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing shares of Company Capital Stock. After the appointment of the Exchange Agent shall have been terminated, such holders of Parent Common Stock (or shares of Parent New Preferred) which have not received payment of Presurrender Dividends shall look only to Parent for payment thereof. Notwithstanding the foregoing provisions of this Section 3.02, risk of loss and title to such certificates representing shares of Company Capital Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any Parent Common Stock (or shares of Parent New Preferred) or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 3.03. In the event that this Agreement shall have been terminated pursuant to Section 9.01 hereof, the Company and Parent shall cause the Exchange Agent to use its commercially reasonable efforts to effect the prompt return of stock certificates representing shares of Company Capital Stock to the holders thereof.

    SECTION 3.03. STOCK TRANSFER BOOKS. (a) At the Effective Time, each of the stock transfer books of the Company with respect to shares of Company Capital Stock shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the stock transfer records of the Company, at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock (or shares of Parent New Preferred) into which such shares of Company Capital Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with
Section 3.02, if the certificate or certificates representing such shares of Company Capital Stock is or are surrendered as provided in Section 3.02, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting a Pooling Affiliate of the Company shall not be exchanged until Parent shall have received from such person an executed Company Affiliate Agreement, as provided in Section 7.03(a).

    SECTION 3.04. NO FRACTIONAL SHARE CERTIFICATES. Unless Parent otherwise determines, no scrip or fractional share certificates for Parent Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of Company Capital Stock, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of the Surviving Corporation with respect to such fractional share interest. In lieu of fractional shares, each holder of shares of Company Capital Stock who, except for the provisions of this Section 3.04, would be entitled to receive a fractional share of Parent Common Stock shall, upon surrender of the certificate or certificates representing shares of Company Capital Stock, be entitled to receive an amount in cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by (b) the closing price for a share of Parent Common Stock on the NYSE on the first business day immediately prior to the Effective Time. At or prior to the Effective Time, Parent shall pay to the Exchange Agent an amount in cash (the "CASH DEPOSIT") sufficient for the Exchange Agent to pay each holder of Company Capital Stock the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to this
Section 3.04. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Company Capital Stock, subject to and in accordance with the terms of Section 3.02. In no event shall either (i) the total cash consideration paid to holders of Company Capital Stock in lieu of fractional shares exceed one percent (1%) of the value of the total consideration issued to holders of Company Capital Stock in exchange for their Company Capital Stock or (ii) any holder of Company Capital Stock, directly or indirectly, receive cash in an amount equal to or greater than the value of one full share of Parent Company Stock.

    SECTION 3.05. OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON STOCK. At the Effective Time, each option or warrant granted by the Company to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):

        (a) the number of shares of Parent Common Stock to be subject to the new option or warrant shall be equal to the product of (i) the number of shares of Company Common Stock subject to the original option or warrant and (ii) the Common Exchange Ratio;

        (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to the quotient of (i) the exercise price per share of Company Common Stock under the original option or warrant divided by (ii) the Common Exchange Ratio; and

        (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

    The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

    SECTION 3.06. CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Capital Stock on a fully diluted basis is in excess of that specified in
Section 4.03 and disclosed in 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), but excluding options permitted to be issued pursuant to Section 6.01(b) hereof, then the exchange ratios established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

    SECTION 3.07. UNDISTRIBUTED AMOUNTS. Any portion of the Exchange Fund or the Cash Deposit which remains undistributed for six months after the Effective Time shall be delivered to Parent, and any holder of Company Capital Stock who has not theretofore complied with the provisions of this Article III shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock or Parent New Preferred, as the case may be, or any cash in lieu of fractional shares of Parent Common Stock and any Presurrender Dividends.

    SECTION 3.08.  DISSENTING SHARES.  Notwithstanding any provision of Section
3.01 hereof to the contrary, shares of Company Capital Stock which are held by holders of such shares who have not voted in favor of the Merger, who are entitled to dissent and who have delivered a written notice of intent to demand payment for such shares in the manner provided in Article 113 of the Business Corporation Act ("DISSENTING SHARES"), shall not be converted into or exchanged for or represent the right to receive any shares of Parent Common Stock (or shares of Parent New Preferred), unless such holder fails to perfect or effectively withdraws or loses such rights to payment. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses such right to payment, then such Dissenting Shares shall thereupon be deemed to have been converted into and exchanged pursuant to Section 3.01 hereof, as of the Effective Time, for the right to receive shares of Parent Common Stock (or shares of Parent New Preferred) issued in the Merger to which the holder of such shares of Company Capital Stock is entitled, without any interest thereon. The Company shall give Parent prompt notice of any notices and demands received by the Company for payment for shares of Company Capital Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Prior to the Effective Time, the Company shall establish an escrow account with a financial institution and the Company shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Merger. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each directly and indirectly owned subsidiary of the Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and the CompanySubsidiaries, taken as a whole.

    SECTION 4.02.  ARTICLES OF INCORPORATION AND BYLAWS.  Except as set forth in
Section 4.02 of the Company Disclosure Schedule, the copies of the Company's articles of incorporation and bylaws that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "COMPANY 1996 10-K") are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

    SECTION 4.03. CAPITALIZATION. The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 40,000,000 shares of preferred stock, 300,000 of which have been designated as Series AA Redeemable Preferred Stock and 1,000,000 of which have been designated as Series F Preferred Stock. As of the date hereof (i) 14,869,212 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 80,400 shares of Company Common Stock are held in the treasury of the Company , (iii) no shares of Company Common Stock are held by the Company Subsidiaries, (iv) 2,182,625 shares of Company Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Company Stock Plans, (v) 1,004,315 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Company Common Stock, (vi) 165,375 shares of Company Common Stock are reserved for issuance upon conversion of the Series AA Redeemable Preferred Stock, (vii) 1,640,660 shares of Company Common Stock are reserved for issuance upon conversion of the Series F Preferred Stock, (viii) 180,000 shares of Series AA Redeemable Preferred Stock are issued and outstanding and (ix) 450,001 shares Series F Preferred Stock are issued and outstanding. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans or pursuant to agreements or arrangements described in
Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 4.03 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of (w) the number of options and warrants to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (x) the exercise price of each such outstanding stock option and warrant, (y) the vesting schedule of each such outstanding stock option and (z) the grantee or holder of each such option and warrant. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except in accordance with the terms of the Series AA Redeemable Preferred Stock, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

    SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, to the Company's knowledge, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock and Series AA Redeemable Preferred Stock entitled to vote with respect thereto at the Company Stockholders' Meeting, voting together as a single class and the filing and recordation of the Articles of Merger as required by the Business Corporation
Act). The execution and delivery of the Stockholders Stock Option and Proxy Agreement by the Principal Stockholders and the consummation by the Principal Stockholders of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Stockholders Stock Option and Proxy Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default

(or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, the filing and recordation of the Articles of Merger as required by the Business Corporation Act, and as set forth in Section 4.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

    SECTION 4.06. PERMITS; COMPLIANCE WITH LAWS. (a) The Company and the Company Subsidiaries are in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted and
(ii) agreements from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Federal Medicare program ("MEDICARE"), any applicable state Medicaid program ("MEDICAID") or any comparable foreign medical reimbursement program (collectively, the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 4.06(a) of the Company Disclosure Schedule, all of the Company's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Company, threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06(a) of the Company

Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Company Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs or (ii) the suspension or cancellation of any other Company Permit, except any such Company Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, since June 30, 1996, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    (b) The Company and each Company Subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of the Company or any Company Subsidiary as a provider in any such program, and neither the Company nor any Company Subsidiary has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with the Company or such Company Subsidiary as a provider, which action, investigation or proceeding would have, individually or in the aggregate, a Company Material Adverse Effect.

    (c) Neither the Company nor any Company Subsidiary is delinquent with respect to the filing of any claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues. Section 4.06(c) sets forth the date of the most recent such filing for each of the Company's and the Company's Subsidiaries' facilities. Except as indicated in its financial statements included in the Company Reports, the Company or each Company Subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither the Company nor any Company Subsidiary has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by it for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Company Material Adverse Effect.

    SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, the Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since June 30, 1994 through the date of this Agreement (collectively and as amended, the "COMPANY REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 4.07 of the Company Disclosure Schedule, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

    (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of the Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1996 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in
Section 4.08 of the Company Disclosure Schedule or as disclosed in any Company Report filed since June 30, 1996, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice.

    SECTION 4.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Section 4.09(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its affiliates and any employee of the Company or of any Company Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form
5500) filed with the IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Except as disclosed on Section 4.09(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

    (b) None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

    (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 4.09(c) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No legal action, suit or claim is pending or threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

    (d) The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.09(d) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iv) neither the Company nor any Company Subsidiary has incurred any liability for any penalty or tax arising under

Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under
Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan;
(vi) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Company Benefit Plan subject to Title IV of ERISA; (vii) no Company Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; (viii) none of the assets of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (ix) all contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates; (x) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance; and
(xi) as of the Effective Time, no Company Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

    (e) Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, to the Company's knowledge, the Company and the Company Subsidiaries are in compliance with the requirements of the Americans With Disabilities Act.

    (f) The Company and the Company Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

    (g) Except as set forth in Section 4.09(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Company Material Adverse Effect.

    (h) The Company has delivered to Parent true, complete and correct copies of
(i) all employment agreements with officers and all consulting agreements of the Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees or consultants which contain "change of control" provisions.

    SECTION 4.10. ACCOUNTING AND CERTAIN TAX MATTERS. Except as disclosed in the Company Reports, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under
Section 368 of the Code. The Company is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

    SECTION 4.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Set forth in Section 4.11 of the Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries as described in the notes to the financial statements incorporated in the Company 1996 10-K.

    SECTION 4.12.  LITIGATION.  Except as disclosed in the Company Reports or in
Section 4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 4.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports or in Section 4.13 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of the Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of any Environmental Law.

    SECTION 4.14. INTELLECTUAL PROPERTY. Except as set forth in Section 4.14 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of the Company and the Company Subsidiaries as currently conducted, and the

Company is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.14 of the Company Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Company or any Company Subsidiary and (ii) the Company or any Company Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in
Section 4.14 of the Company Disclosure Schedule, the conduct of the respective businesses of the Company and the Company Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 4.15. TAXES. The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.15(a) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment; (b) neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of the Company Subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any Company Subsidiaries; (c) neither the Company nor any of the Company Subsidiaries is currently being audited by any taxing authority; (d) there are no tax liens on any assets of the Company or any Company Subsidiary; (e) neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (f) the accruals and reserves for taxes reflected in the audited balance sheet as of June 30, 1996 included in the Company 1996 10-K are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles; (g) neither the Company nor any of the Company Subsidiaries is required to include in income any amount in respect of any adjustment under Section 481 of the Code;
(h) neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code; (i) neither the Company nor any of the Company Subsidiaries owns any property of a character, the transfer of which would give rise to (x) a revaluation of such property for purposes of any AD VALOREM or similar tax, or
(y) any documentary, stamp or other transfer tax; and (j) neither the Company nor any of the Company Subsidiaries has an "excess loss account" for purposes of the treasury regulations promulgated under Section 1502 of the Code. Within ten days after the date hereof, the Company and the Company Subsidiaries will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's and the Company Subsidiaries' incorporation.

    SECTION 4.16. INSURANCE. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and the Company Subsidiaries provide adequate coverage against loss.

    SECTION 4.17. PROPERTIES. Except as set forth in Section 4.17 of the Company Disclosure Schedule or specifically described in the Company Reports, the Company and the Company Subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company 1996 10-K as being owned by the Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

    SECTION 4.18. POOLING AFFILIATES. Section 4.18 of the Company Disclosure Schedule sets forth the name and address of each person who is, in the Company's reasonable judgment, a Pooling Affiliate of the Company.

    SECTION 4.19. BROKERS. No broker, finder or investment banker (other than NatWest) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent true, complete and correct copies of all agreements between the Company and NatWest pursuant to which such firm would be entitled to any payment relating to the Merger.

    SECTION 4.20. CERTAIN BUSINESS PRACTICES. None of the Company, any Company Subsidiary or any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

    SECTION 4.21. TRANSACTION EXPENSES. Section 4.21 of the Company Disclosure Schedule sets forth the Company's current, good faith, itemized estimate of the fees and expenses the Company will incur in connection with consummating the Merger and the other transactions contemplated hereby.

    SECTION 4.22.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 4.22 of the Company Disclosure Schedule or in the Company Reports, since December 11, 1996 no executive officer, director or stockholder of the Company or any of the Company Subsidiaries has engaged in any business dealings with the Company or any of the Company Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

    SECTION 4.23. STATE TAKEOVER STATUTES. To the knowledge of the Company, no state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Stock Option and Proxy Agreement or the transactions contemplated hereby or thereby.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

    SECTION 5.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Parent, Merger Sub and each other subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Parent and the Parent Subsidiaries, taken as a whole.

    SECTION 5.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Parent's certificate of incorporation and bylaws that are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "PARENT 1995 10-K") are true, complete and correct copies thereof. Parent has heretofore furnished the Company with true, complete and correct copies of the articles of incorporation and bylaws of Merger Sub. Such certificate or articles of incorporation, as the case may be, and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate or articles of incorporation, as the case may be, or bylaws.

    SECTION 5.03. CAPITALIZATION. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as Parent Preferred Stock. As of the date hereof (i) 48,104,729 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 3,008,958 shares of Parent Common Stock are held in a Grantor Stock Trust, (iii) 2,030,116 shares of Parent Common Stock are held in the treasury of Parent, (iv) no shares of Parent Common Stock are held by the Parent Subsidiaries, (v) 3,334,547 shares of Parent Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Parent Stock Plans, (vi) 500,000 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Parent Common Stock, (vii) 3,814,102 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6% Convertible Subordinated Debentures due 2004, (viii) 899,170 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6 1/2%

Convertible Subordinated Debentures due 2003, (ix) no shares of Parent Preferred Stock are issued and outstanding and (x) 1,000,000 shares of Parent Preferred Stock are reserved for future issuance pursuant to the Parent Rights. At or prior to the Effective Time, Parent shall have designated 450,000 (less the number of shares of Series F Preferred that are converted after the date hereof) shares of preferred stock as Parent New Preferred and reserved a sufficient number of shares of Parent Common Stock for issuance upon conversion of the Parent New Preferred. As of the date hereof, there are no shares of preferred stock of Parent issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, pursuant to the Parent Rights or pursuant to agreements or arrangements described in Section 5.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent, Merger Sub or any other Parent Subsidiary or obligating Parent, Merger Sub or any other Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent, Merger Sub or any other Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent, Merger Sub or any other Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

    SECTION 5.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote with respect thereto at the Parent Stockholders' Meeting, if required, and the filing and recordation of the Articles of Merger as required by the Business Corporation Act). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    SECTION 5.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate or articles of incorporation, as the case may be, or bylaws of Parent or Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (iii) except as set forth in Section 5.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any other Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

    (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except
(i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Articles of Merger as required by the Business Corporation Act and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

    SECTION 5.06. PERMITS; COMPLIANCE WITH LAWS. (a) Parent, Merger Sub and each other Parent Subsidiary is in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Parent, Merger Sub or any other Parent Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted and (ii) agreements from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Medicare program, any applicable Medicaid program or any comparable foreign medical reimbursement program (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, all of Parent's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. None of Parent, Merger Sub or any other Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Purchaser nor any Purchaser Subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of Parent, threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.06(a) of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Parent Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid program or (ii) the suspension or cancellation of any other Parent Permit, except any such Parent Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, since December 31, 1995, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (b) Parent and each Parent Subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Parent or any Parent Subsidiary as a provider in any such program, and neither Parent nor any Parent Subsidiary has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with Parent or such Parent Subsidiary as a provider, which action, investigation or proceeding would have, individually or in the aggregate, a Parent Material Adverse Effect.

    (c) Parent and each Parent Subsidiary have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, except where the failure to file such claim, report or other filing would not have, individually or in the aggregate, a Parent Material Adverse Effect. Except as indicated in its financial statements included in the Parent Reports, Parent or each Parent Subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither Parent nor any Parent Subsidiary has any knowledge or notice of any material changes required to made to any cost reports, claims, or filings made by it for any period or of any deficiency in such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Parent Material Adverse Effect.

    SECTION 5.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it
(A) with the SEC and the NYSE since December 31, 1994 through the date of this Agreement (collectively and as amended, the "PARENT REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Except as is provided in the Parent Reports or as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

    (b) Except as is provided in the Parent Reports or in Section 5.07(b) of the Parent Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

    (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and its Subsidiaries as reported in the Parent Reports, including the notes thereto, or as disclosed in Section 5.07(c) of the Parent Disclosure Schedule, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 5.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since December 31, 1995, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by Merger Sub, (iii) any material change by Parent in its accounting methods, principles or practices or (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities.

    SECTION 5.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"), Parent has delivered or made available to the Company a true, complete and correct copy of
(i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and
(v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code.

    (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (c) Except as set forth in Section 5.09(c) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.10. ACCOUNTING AND CERTAIN TAX MATTERS. Except as disclosed in the Parent Reports or in Section 5.10 of the Parent Disclosure Schedule, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

    SECTION 5.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Parent Reports or in Section 5.11 of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Set forth in
Section 5.11 of the Parent Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and its subsidiaries as described in the notes to the financial statements incorporated in the Parent 1995 10-K.

    SECTION 5.12.  LITIGATION.  Except as disclosed in the Parent Reports or in
Section 5.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent Reports or as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental

Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary in violation of any Environmental Law.

    SECTION 5.14. INTELLECTUAL PROPERTY. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of Parent and the Parent Subsidiaries as currently conducted, and Parent is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 5.14 of the Parent Disclosure Schedule lists all material licenses, sublicenses and other agreements to which Parent or any Parent Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of Parent or any Parent Subsidiary and (ii) Parent or any Parent Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section
5.14 of the Parent Disclosure Schedule, the conduct of the respective businesses of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there are no infringements of any proprietary rights owned by or licensed by or to Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.15. TAXES. Except as set forth in Section 5.15 of the Parent Disclosure Schedule and except for such matters that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent, Merger Sub and each other Parent Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent, Merger Sub and the other Parent Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Parent, Merger Sub or any other Parent Subsidiary and (iv) Parent, Merger Sub and each other Parent Subsidiary has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

    SECTION 5.16. POOLING AFFILIATES. Section 5.16 of the Parent Disclosure Schedule sets forth the name and address of each person who is, in Parent's reasonable judgment, a Pooling Affiliate of Parent.

    SECTION 5.17. OPINION OF FINANCIAL ADVISOR. J.P. Morgan has delivered to the board of directors of Parent its written opinion to the effect that, as of the date hereof, the consideration to be paid by Parent in the Merger is fair, from a financial point of view, to Parent. J.P. Morgan has authorized the inclusion of its opinion in the Proxy Statement.

    SECTION 5.18. BROKERS. No broker, finder or investment banker (other than J.P. Morgan) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company true, complete and correct copies of all agreements between Parent and J.P. Morgan pursuant to which such firm would be entitled to any payment relating to the Merger.

    SECTION 5.19. CERTAIN BUSINESS PRACTICES. None of Parent, any Parent Subsidiary or any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

        (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary except for (A) issues of Company Common Stock pursuant to options, warrants and convertible Company Capital Stock outstanding on the date hereof and disclosed as such pursuant to Section 4.03 and (B) employee stock option grants to non-officers and directors of the Company; PROVIDED, HOWEVER, that (x) such grants are at fair market value and at a level consistent with past practice, (y) Parent has received notice of the Company's intention to grant such options and has consented thereto in writing (which consent shall not be unreasonably withheld) and (z) the aggregate amount of such granted options does not exceed 25,000 shares of Company Common Stock, or (ii) any property or assets of the Company or any Company Subsidiary;

        (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole; (iv) enter into any contract or agreement relating to the provision or receipt of pharmacy products or services, therapy or supplies that is not cancelable without penalty upon not more than 60 days' notice; (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for calendar year 1997 and disclosed to Parent and that are not, in the aggregate, in excess of $5,000,000 for the Company and the Company Subsidiaries taken as a whole; or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

        (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

        (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

        (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, or propose to do any of the foregoing;

        (h) increase the compensation payable or to become payable to, or pay or enter into any agreement or understanding to pay any bonus to, its directors, officers, consultants or employees (other than increases in compensation for non-officer employees that are in the ordinary course of business consistent with past practice and the payment of bonuses to non-officer employees that are in the ordinary course of business consistent with past practice and pursuant to objective written criteria established by the board of directors of the Company PROVIDED that Parent has received notice of the Company's intention to implement such increase and has consented thereto in writing (which consent shall not be unreasonably withheld)), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company or any Company Subsidiary and any of the Company's directors, officers, consultants or employees;

        (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

        (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

        (k) make any tax election or settle or compromise any material Federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

        (l) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions or payments pursuant to the agreements set forth on Section 6.01(m) of the Company Disclosure Schedule, any affiliate of the Company or of any Principal Stockholder, including any of the following entities: Gordon Jensen Health Care Association, Inc., National Assistance Bureau, Inc., Winter Haven Homes, Inc., Chamber Health Care Society, Inc., Southeastern Cottages, Inc., Senior Care, Inc., The Atrium Nursing Home, Inc., The Atrium of Jacksonville, Ltd. and Warner Robbins L.P.; or

        (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 6.02. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except
(i) as set forth in Section 6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the Nectarine Merger) or (iii) as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except (i) as set forth in Section
6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the Nectarine Merger) or (iii) as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

        (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

        (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

        (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (e) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

        (f) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 6.03. COOPERATION; STEERING COMMITTEE. Upon the execution and delivery of this Agreement, Parent and the Company shall establish a committee (the "STEERING COMMITTEE") for the purpose of, to the extent permitted by applicable Laws, facilitating the efficient transaction and combination of the respective businesses of Parent and the Company as promptly as practicable following the Effective Time. The Steering Committee shall consist of individuals to be jointly designated from time to time by the Chairmen of Parent and the Company and shall be chaired by Parent. The Steering Committee shall be dissolved as of the Effective Time.

    SECTION 6.04. NOTICES OF CERTAIN EVENTS. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect or to delay or impede the ability of either the Company or Parent to perform its obligations pursuant to this Agreement and to effect the consummation of the Merger.

    SECTION 6.05. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the zpCompany Subsidiaries, respectively, to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

    (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Section 6.05.

    SECTION 6.06. NO SOLICITATION OF TRANSACTIONS. The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary, to take any such action; PROVIDED, HOWEVER, that nothing contained in this Section 6.06 shall prohibit the board of directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.06 or (ii) with regard to such an offer, after receiving the advice of outside counsel to the effect that the board of directors of the Company is required to do so in order to discharge properly its fiduciary duties, considering, negotiating and approving and recommending to the shareholders of the Company an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this
Section 6.06, (B) if executed or consummated would be a Competing Transaction,
(C) is not subject to financing and (D) the board of directors of the Company determines in good faith, after receipt of an opinion of its financial advisors to such effect, would result in a transaction more favorable to the Company's stockholders, than the transaction contemplated by this Agreement (any such acquisition proposal, a "SUPERIOR PROPOSAL"). The Company shall notify Parent promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 6.06.

    SECTION 6.07. POOLING. From and after the date of this Agreement, none of the parties hereto, or any of their respective controlled affiliates, shall knowingly take or fail to take any action, other than actions which such party is required to take or abstain from taking pursuant to this Agreement, which action or failure to act could reasonably be expected to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. From and after the date of this Agreement, each of the parties hereto shall take all reasonable actions necessary to cause the Merger to be characterized as a "pooling of interests" for accounting purposes.

    SECTION 6.08. LETTERS OF ACCOUNTANTS. At the written request of Parent, each of the Company and Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of each of Coopers & Lybrand L.L.P. and BDO Seidman, LLP and Arthur Andersen LLP, respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby.

    SECTION 6.09. PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code. In the event that the Merger shall fail to qualify as a reorganization under the provisions of Section 368 of the Code, then the parties hereto agree to negotiate in good faith to restructure the Merger in order that it shall qualify as tax-free transaction under the Code. Following the Effective Time, and consistent with any such consent, neither the Surviving Corporation nor Parent nor any of their respective affiliates knowingly and voluntarily shall take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368 of the Code.

    SECTION 6.10. SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, each of the Company and Parent (i) shall consult with the other prior to making publicly available its financial results for any period and (ii) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and shall promptly deliver to the other copies of each such report filed with the SEC.

    SECTION 6.11. CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

    SECTION 6.12. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub, the Company or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

    (b) Each of the parties hereto shall promptly give (or cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable Law or by any contract, license, lease or other agreement to which it or any of its subsidiaries is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Merger or the other transactions contemplated by this Agreement.

    (c) The Company shall use its best efforts to obtain the Company Fairness Opinion as promptly as practicable.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.01. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare, and the Company and Parent shall file with the SEC, a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the Company's stockholders pursuant to the Merger and (ii) the Proxy Statement with respect to the Merger relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") and, if required, Parent's stockholders (the "PARENT STOCKHOLDERS' MEETING"), to be held to consider approval of this Agreement and the Merger contemplated hereby (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NYSE in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the

Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock and Parent New Preferred pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of the Company (subject to the Company's receipt of the Company Fairness Opinion) and, if required, of Parent. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NYSE, (iv) the Business Corporation Act and (v) the General Corporation Law.

    (b) The Proxy Statement shall include (i) (A) the approval of the Merger and recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and (B) the Company Fairness Opinion, and, if required, (ii) (A) the approval of the Merger and recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and (B) the opinion of J.P. Morgan referred to in Section 5.17.

    (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    (d) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' Meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the Business Corporation Act, the Securities Act and the Exchange Act.

    (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent

Stockholders' Meeting, if any, and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the Business Corporation Act, the General Corporation Law, the Securities Act and the Exchange Act.

    SECTION 7.02. STOCKHOLDERS' MEETINGS. The Company shall, subject to receipt of the Company Fairness Opinion, call and hold the Company Stockholders' Meeting and, if applicable, Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement, and the Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting, if any, and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Business Corporation Act or applicable stock exchange requirements to obtain such approval. If applicable, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's articles or certificate of incorporation, as the case may be, and bylaws to effect the Merger.

    SECTION 7.03. POOLING AFFILIATES. (a) Not fewer than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who was, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Pooling Affiliate of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate agreement in the form attached hereto as EXHIBIT 7.03(A) (each, a "COMPANY AFFILIATE AGREEMENT"), executed by each of the Pooling Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Pooling Affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of rule 145 promulgated under the Securities Act or applicable SEC accounting releases with respect to "pooling of interests" accounting treatment, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed Company Affiliate Agreement and regardless of whether such person's name and address appear on
Section 4.18 of the Company Disclosure Schedule.

    (b) Parent shall use all reasonable efforts to obtain or cause to be obtained, prior to the Effective Time, an affiliate agreement in the form attached hereto as EXHIBIT 7.03(B) (each, a "PARENT AFFILIATE

AGREEMENT"), executed by each person who was, in Parent's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Pooling Affiliate of Parent.

    SECTION 7.04. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification that are set forth, as of the date of this Agreement, in the articles of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

    (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Colorado law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

    SECTION 7.05. NO SHELF REGISTRATION. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company or Parent within the meaning of rule 145 promulgated under the Securities Act.

    SECTION 7.06. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NYSE, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

    SECTION 7.07. STOCK EXCHANGE LISTING. Each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock which will be issuable upon exercise of Company Stock Options pursuant to Section 3.05.

    SECTION 7.08. BLUE SKY. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock and of Parent New Preferred to be issued in accordance with the provisions of this Agreement.

    SECTION 7.09. COMPANY STOCK OPTIONS. (a) At the Effective Time, Parent shall assume, by virtue of this Agreement and without any further action on the part of the Company, all of the Company's obligations with respect to each outstanding Company Stock Option, whether vested or unvested. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Company Stock Option, would be such a corporation were Section 424 of the Code applicable to such Company Stock Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Company Stock Plans and the applicable Company Stock Option agreements shall be deemed to refer to Parent, which shall have assumed the Company Stock Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of the Company or Parent. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Plan and the applicable Company Stock Option as in effect immediately prior to the Effective Time, except as otherwise provided in Section 3.05. Parent shall use all reasonable efforts to ensure that Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

    (b) With respect to the Company Stock Plans, Parent shall take all corporate action necessary or appropriate to, as soon as practicable after the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such plan to the extent such registration statement is required under applicable law in order for such shares of Parent Common Stock to be sold without restriction, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options under such plans remain outstanding.

    SECTION 7.10. PERENNIAL DEVELOPMENT CORPORATION. For a period of 12 months after the Effective Time, Parent shall, upon the written request of the Principal Stockholders, agree to sell the assets or shares of capital stock of Perennial Development Corporation owned by the Company at the Effective Time to the Principal Stockholders or their designees for a negotiated price not to exceed the book value thereof pursuant to mutually acceptable terms and conditions.

    SECTION 7.11. MANAGEMENT CONTRACTS. (a) Prior to the Effective Time, the Company will cause each of its or any of the Company Subsidiaries' management contracts with related parties, including, without limitation, those disclosed in Section 7.11(a) of the Company Disclosure Schedule, to be amended at or prior to the Effective Time so as (i) to be freely assignable after the Effective Time to Parent or any Parent Subsidiary and (ii) subject to the applicable limitations of Section 501(c)(3) of the Code, to have a minimum term of ten years and fees and reimbursement provisions no less favorable than those in effect on the date hereof.

    (c) Prior to the Effective Time, the Company will use its best efforts to cause each of its or the Company Subsidiaries' management contracts with unrelated parties, including, without limitation, those disclosed in Section 7.11(b) of the Company Disclosure Schedule, to be amended at or prior to the Effective Time so as to (i) be freely assignable after the Effective time to Parent or any Parent Subsidiary and (ii) subject to the applicable limitations of Section 501(c)(3) of the Code, to have a minimum term of ten years and fees and reimbursement provisions no less favorable than those in effect on the date hereof.

    SECTION 7.12. NOTE EXTENSION. Parent hereby agrees that (a) in the event it becomes obligated to pay the Company pursuant to Section 9.05(f), then the Maturity Date (as defined in the Company Note) shall be extended by the period of time from the date hereof to the date of such termination of this Agreement and (b) in the event that this Agreement is terminated under circumstances other than (i) those set forth in Section 7.12(a), (ii) pursuant to Section 9.01(d), 9.01(f)(i), 9.01(g) or 9.01(i), then the Maturity Date shall be extended until the later of 30 days after such termination or August 9, 1997.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

    SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the

Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

        (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of each of the Company and, if applicable, Parent, in accordance with the Business Corporation Act and the General Corporation Law, respectively;

        (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

        (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

        (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a change in or have an effect on the business of the Company or Parent that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole;

        (f) Arthur Andersen LLP, as the independent public accountants of Parent, shall have issued an opinion, addressed to each of Parent and the Company, respectively, that the Merger will qualify for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards; and

        (g) the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock issuable upon the exercise of Company Stock Options pursuant to Section 3.05 shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

        (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to such effect;

        (b) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to that effect; and

        (c) Rogers & Hardin, special counsel to the Company, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to the Company, and reasonably satisfactory to it, based upon customary representations of the Company and customary assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of the Company, Merger Sub and Parent will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

    SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

        (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

        (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;

        (c) Shearman & Sterling, special counsel to Parent, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to Parent, and reasonably satisfactory to it, based upon customary representations of Parent and customary assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect;

        (d) there shall not be pending or threatened any action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction (whether preliminary, final or appealable) which would, require Parent to hold separate or dispose of any of the stock or assets of the Company or the Company Subsidiaries or imposes material limitations on the ability of Parent to control in any material respect the business, assets or operations of either Parent or the Company; and

        (e) Parent shall have obtained any necessary consent or waiver of NationsBank of Texas, N.A. to consummation of the Merger on terms and conditions satisfactory to Parent (the "NATIONSBANK CONSENT").

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

        (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

        (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before September 30, 1997; PROVIDED, HOWEVER, that in the event that the Effective Time has not occurred by such time solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent, until December 31, 1997; PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

        (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

        (d) by Parent, if (i) the board of directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of the Company shall have been commenced and the board of directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

        (e) by the Company, if a Parent Stockholders' Meeting is to be held and the board of directors of Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so;

        (f) by Parent or the Company, (i) if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof, if any such vote is required;

        (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

        (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 30 days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(h); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

        (i) by Parent, if (x) (A) any Governmental Order, writ, injunction or decree determining the Stockholders Stock Option and Proxy Agreement invalid or unenforceable shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable and (B) the

    Company or any of the Company Subsidiaries, or any of any of their officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination or (y) any of the Principal Stockholders shall be in material breach of the Stockholders Stock Option and Proxy Agreement;

        (j) by Parent, on March 17, 1997 if the NationsBank Consent has not been obtained by such time; or

        (k) by Parent, upon two days' written notice to the Company, if the Company has failed to obtain the Company Fairness Opinion by the close of business (New York City time) on February 18, 1997 and such failure continues until the end of such notice period.

    SECTION 9.02. EFFECT OF TERMINATION. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in
Section 9.05(b), (c), (d) and (e); PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

    SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement by the stockholders of the Company or, if required, Parent, as the case may be, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the Business Corporation Act or the General Corporation Law, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.05. EXPENSES. (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

    (b) In the event that (i) Parent shall terminate this Agreement pursuant to
Section 9.01(d); or (ii) (A) Parent shall terminate this Agreement pursuant to
Section 9.01(f), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction with respect to the Company and (C) within 18 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated; then, in the case of clause (i) of this
Section 9.05(b), promptly after such termination, or, in the case of clause (ii) of this Section 9.05(b), promptly after the execution and delivery of such agreement or such consummation, the Company shall pay to Parent an amount equal to $5,000,000 (against which the $1,000,000 fee described in Section 9.05(e) shall be credited if previously paid).

    (c) Any payment required to be made pursuant to Section 9.05(b) shall be made to Parent not later than the date of the entry into an agreement referred to therein and two business days after delivery to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent in the notice of demand for payment delivered pursuant to this Section 9.05(c).

    (d) In the event that the Company shall terminate this Agreement pursuant to
Section 9.01(f)(ii), Parent shall pay to the Company within two business days after such termination an amount equal to $1,000,000 plus all of the Company's Expenses, as evidenced by reasonable documentation, and in an amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by the Company; PROVIDED, HOWEVER, that, in the event both the Company and Parent would otherwise be entitled to payments under this Section
9.05 in connection with the termination of this Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

    (e) In the event that Parent shall terminate this Agreement pursuant to
Section 9.01(f)(i) and Parent is not otherwise entitled to payment pursuant to
Section 9.05(b), the Company shall pay to Parent within two business days after such termination an amount equal to $1,000,000 plus all of Parent's Expenses, as evidenced by reasonable documentation, and in an amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by Parent; PROVIDED, HOWEVER, that, in the event both the Company and Parent would otherwise be entitled to payments under this Section 9.05 in connection with the termination of this Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

    (f) In the event that the Merger shall not be consummated solely due to the failure by Parent to satisfy or waive Section 8.03(e) (other than due to termination of this Agreement pursuant to Section 9.01(j)), then Parent shall pay to the Company within two business days after termination of the Merger Agreement an amount equal to $250,000 plus all of the Company's Expenses, as evidenced by reasonable documentation, and in amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by the Company.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement and the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

    SECTION 10.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

    SECTION 10.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

    SECTION 10.04. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Effective Time). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.06, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

    SECTION 10.05. INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

    SECTION 10.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

    SECTION 10.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

    SECTION 10.08. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.09. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 10.10. ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.

                                          By: /s/ ANDREW L. TURNER
                                             -----------------------------------
                                             Name: Andrew L. Turner
                                             Title: President and Chief
                                          Executive Officer

                                          101 Sun Avenue, N.E.
                                          Albuquerque, New Mexico 87109
                                          Telephone: (505) 821-3355
                                          Telecopy: (505) 856-0747
                                          Attention: Robert F. Murphy
                                          with a copy to:
                                          Brobeck Phleger & Harrison LLP
                                          One Market
                                          Spear Street Tower
                                          San Francisco, CA 94105
                                          Attention: Michael J. Kennedy
                                          PEACH ACQUISITION CORPORATION
                                          By: /s/ ANDREW L. TURNER
                                             -----------------------------------
                                             Name: Andrew L. Turner
                                             Title: President and Chief
                                          Executive Officer

                                          c/o Sun Healthcare Group, Inc.
                                          101 Sun Avenue, N.E.
                                          Albuquerque, New Mexico 87109
                                          Telephone: (505) 821-3355
                                          Telecopy: (505) 856-0747
                                          Attention: Robert F. Murphy

                                          RETIREMENT CARE ASSOCIATES, INC.
                                          By: /s/ CHRISTOPHER F. BROGDEN
                                             -----------------------------------
                                             Name: Christopher F. Brogden
                                             Title: President

                                          6000 Lake Forest Drive
                                          Suite 200
                                          Atlanta, Georgia 30328
                                          Telephone: (404) 255-7500
                                          Telecopy: (404) 255-5789
                                          Attention: Philip Rees
                                          with a copy to:
                                          Rogers & Hardin
                                          2700 Cain Tower
                                          Peachtree Center
                                          229 Peachtree Street, N.E.
                                          Atlanta, Georgia 30303
                                          Telephone: (404) 522-5700
                                          Telecopy: (404) 525-2224
                                          Attention: Steven E. Fox

                                                                 EXHIBIT 1.00(A)

                 STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT

    STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997, among SUN HEALTHCARE GROUP INC., a Delaware corporation ("PARENT"), and each other person and entity listed on the signature pages hereof (each, a "STOCKHOLDER").

    WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.0001 per share ("COMPANY COMMON STOCK"), Series AA Redeemable Convertible Preferred Stock ("AA PREFERRED"), and Series F Convertible Preferred Stock ("F PREFERRED" and, together with the Company Common Stock and AA Preferred, the "COMPANY CAPITAL STOCK"), of Retirement Care Associates, Inc., a Colorado corporation (the "COMPANY"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Capital Stock owned by the Stockholders and any shares of Company Capital Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "SHARES");

    WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "MERGER AGREEMENT"; capitalized terms not otherwise defined herein being herein with the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into a subsidiary of Parent (the "MERGER"); and

    WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that each Stockholder agree, and, in order to induce Parent to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to grant Parent options to purchase such Stockholder's Shares and proxies to vote such Stockholder's Shares;

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE OPTIONS

    SECTION 1.01. GRANT OF OPTIONS. Each Stockholder hereby grants to Parent an irrevocable option (each, an "OPTION") to purchase such Stockholder's Shares at (i) a price per share of Company Common Stock equal to $9.27 (the "COMMON PURCHASE PRICE"), (ii) a price per share of AA Preferred equal to $10.00 (the "AA PURCHASE PRICE"), and (iii) a price per share of F Preferred equal to $9.27 (the "F PURCHASE PRICE" and, together with the Common Purchase Price and the AA Purchase Price, the "PURCHASE PRICE"). Each Option shall expire if (i) such Option is not exercised prior to the close of business on the 120th day following termination of the Merger Agreement, (ii) if the Merger Agreement is terminated pursuant to Section 9.01(c) thereof, or (iii) if the Closing Date Market Price is less than $12.07.

    SECTION 1.02. EXERCISE OF OPTIONS. (a) Provided that (i) to the extent necessary, any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT") with respect to the exercise of an Option shall have expired or been terminated and (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court or governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of an Option or the delivery of Shares shall be in effect, Parent may exercise any or all of the Options at any time following the earlier of (i) the termination of the Merger Agreement (other than a termination pursuant to Section 9.01(c) thereof) and (ii) the first occurrence of a Competing Transaction until the expiration of such Options. In the event that Parent wishes to exercise an Option, Parent shall give written notice (the date of such notice being herein called the "NOTICE DATE"), to the Stockholder who granted such Option specifying a place and date (not later than ten Business Days (as defined below) and not earlier than three Business Days following the Notice Date) for closing such purchase (the "CLOSING"). For the purposes of this Agreement, the term "BUSINESS DAY" shall mean any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

    (b) If Parent shall exercise any Option in accordance with the terms of this Agreement, and without additional consideration, the Stockholder who granted such Option shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including the transfer of any and all of such Stockholder's Shares Parent and the release of any and all liens, claims and encumbrances covering such Shares.

    SECTION 1.03.  PAYMENT FOR AND DELIVERY OF CERTIFICATES.  At the Closing,
(a) Parent shall pay the aggregate Purchase Price for the Shares being purchased from each Stockholder by delivery of that number of shares of Parent Common Stock (the "PARENT SHARES") equal to the quotient of the total amount of the Purchase Price and the Closing Date Market Price (determined as if the Effective Time had occurred on the Notice Date), (b) each Stockholder whose Shares are being purchased shall deliver to Parent a certificate or certificates evidencing such Stockholder's Shares, and such Stockholder agrees that such Shares shall be transferred free and clear of all liens, and (c) Parent shall deliver to each Stockholder a certificate or certificates evidencing the Parent Shares to be received by each Stockholder at the Closing, and Parent agrees that such Parent Shares shall be transferred free and clear of all liens. All such certificates representing Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of such Stockholder thereon guaranteed, and with all applicable taxes paid or provided for.

                                   ARTICLE II
                         TRANSFER AND VOTING OF SHARES

    SECTION 2.01. TRANSFER OF SHARES. During the term of the Options, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any the Company Capital Stock.

    SECTION 2.02. VOTING OF SHARES; FURTHER ASSURANCES. (a) Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Parent, or any nominee of Parent, with full power of substitution, during and for the term of the Option granted by such Stockholder hereunder (or, following termination of the Merger Agreement, during such periods as the Options are exercisable), as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Colorado may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

    (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS

    Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

    SECTION 3.01. DUE ORGANIZATION, ETC. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    SECTION 3.02. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or similar organizational document of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder purports to be a corporation) any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Agreement.

    (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

    SECTION 3.03. TITLE TO SHARES. Such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement. At the Closing such Stockholder will deliver good and valid title to its Shares free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement. Such Stockholder has full right, power and authority to sell, transfer and deliver its Shares pursuant to this Agreement. Upon delivery of such Shares and payment of the Purchase Price therefor as contemplated herein, Parent will receive good and valid title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction or encumbrance of any kind.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent hereby represents and warrants to each Stockholder as follows:

    SECTION 4.01. DUE ORGANIZATION, ETC. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

    SECTION 4.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Parent of its obligations under this Agreement.

    (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent of its obligations under this Agreement.

    SECTION 4.03. INVESTMENT INTENT. The purchase of Shares from any Stockholder pursuant to this Agreement is for the account of Parent for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder.

                                   ARTICLE V
                              REGISTRATION RIGHTS

    SECTION 5.01. SHELF REGISTRATION. (a) Parent shall, within three months following the Closing, file with the Securities and Exchange Commission (the "COMMISSION") a shelf registration statement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (a "SHELF REGISTRATION STATEMENT"), relating to the resale of the Parent Shares by the Stockholders from time to time in accordance with the methods of distribution set forth in such Shelf Registration

Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter; PROVIDED, HOWEVER, that no Stockholder shall be entitled to have the Parent Shares held by it covered by such Shelf Registration Statement unless such Stockholder is in compliance with Section 5.02(f) hereof.

    (b) Parent shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Stockholders until the earliest to occur of the following: (A) two year anniversary of the Closing; (B) the earliest time at which all the Parent Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (C) the earliest time at which, in the written opinion of independent counsel to Parent, all outstanding Parent Shares held by persons that are not affiliates of Parent may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto (in any such case, such period being called the "EFFECTIVENESS PERIOD"). Parent shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if Parent voluntarily takes any action that would result in Stockholders of Parent Shares covered thereby not being able to offer and sell any such Parent Shares during that period, unless (i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require Parent to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of Parent and its stockholders, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose for such suspension.

    SECTION 5.02. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

        (a) Parent shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

        (b) Parent shall advise the Stockholders:

            (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

            (ii) upon the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

           (iii) upon the receipt by Parent of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

            (iv) upon the happening of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus so that, as of such date, the Shelf Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

        (c) Parent shall, during the Effectiveness Period, deliver to each Stockholder with respect to a Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Stockholder may reasonably request; and Parent consents (except during the continuance of any event described in Section 5.02(b)(iv)) to the use of the prospectus or any amendment or supplement thereto by each of the Stockholders in connection with the offering and sale of the Parent Shares covered by the prospectus or any amendment or supplement thereto during the Effectiveness Period.

        (d) Prior to any offering of Parent Shares pursuant to any Shelf Registration Statement, Parent shall register or qualify or cooperate with the Stockholders and their respective counsel in connection with the registration or qualification of such Parent Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Stockholders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Parent Shares covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that in no event shall Parent be obligated to
    (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5.02(d), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or
    (iii) subject itself to taxation in any jurisdiction if it is not so subject.

        (e) Upon the occurrence of any event contemplated by Section 5.02(b)(iv) above, Parent shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Parent Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Parent notifies the Stockholders of the occurrence of any event contemplated by Section 5.02(b)(iv) above, the Stockholders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

        (f) Parent may require each Stockholder with respect to a Shelf Registration Statement to furnish to Parent such information regarding the Stockholder and the distribution of Parent Shares held by such Stockholder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement and Parent may exclude from such registration the Parent Shares of any Stockholder that fails to furnish such information within a reasonable time after receiving such request.

        (g) Parent will use its best efforts to cause the Parent Shares to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Parent Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder.

                                   ARTICLE VI
                               REPURCHASE OPTION

    SECTION 6.01. REPURCHASE OPTION. For a period of 30 days after the consummation of a Competing Transaction involving the Company (a "REPURCHASE EVENT"), Parent shall have the right, upon five business days' prior written notice to the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) (the "REPURCHASE NOTICE"), to cause the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) to have a closing and to pay at such closing (and the Company and such successor, jointly and severally, shall be obligated to pay) to Parent in consideration for the cancellation of all or any portion of the Options, and/or the repurchase from Parent of all or any portion of the Shares acquired by Parent pursuant to exercise of Options, as the case may be, an aggregate price (the "REPURCHASE PRICE") equal to the sum of the following amounts for each class of Company Capital Stock: (A) the product of (x) the number of Shares of such class as to which the Option remains exercisable multiplied by (y) the amount by which (i) the value of the per share consideration paid for such class in the Competing Transaction exceeds (ii) the Purchase Price for such class and (B) the product of (x) the number of Shares of such class that Parent owns as a result of exercise of an Option and (y) the per share consideration paid for such class in the Competing Transaction. At any closing contemplated by the Repurchase Notice, the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) shall pay to Parent the Repurchase Price by delivering to Parent a certified or bank check payable to or on the order of Parent in an amount equal to the Repurchase Price.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    SECTION 7.01. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

       (a)  If to Parent
             Sun Healthcare Group Inc.
             101 Sun Avenue, N.E.
             Albuquerque, New Mexico 87109
             Attention: Robert F. Murphy
             Telecopier No.: (505) 856-0747
             with a copy to:
             Brobeck Phleger & Harrison LLP
             One Market
             Spear Street Tower
             San Francisco, CA 94105
             Attention: Michael J. Kennedy
             Telecopier No.: (415) 442-1010

       (b)  If to a Stockholder
             c/o Retirement Care Associates, Inc.
             6000 Lake Forest Drive
             Suite 200
             Atlanta, Georgia 30328
             Attention: Philip M. Rees
             Telecopier: (404) 255-5789
             with a copy to:
             Rogers & Hardin
             2700 Cain Tower
             Peachtree Center
             229 Peachtree Street, N.E.
             Atlanta, Georgia 30303
             Attention: Steven E. Fox
             Telecopier No.: (404) 525-2224

    SECTION 7.02. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 7.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 7.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

    SECTION 7.05. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

    SECTION 7.06. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 7.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 7.08. GOVERNING LAW. EXCEPT TO THE EXTENT THAT COLORADO LAW IS MANDATORILY APPLICABLE TO THE RIGHTS OF THE STOCKHOLDERS OF THE COMPANY, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

    SECTION 7.09. STOCK CERTIFICATE LEGENDS; STOP TRANSFER ORDERS. In the event that Parent issues shares of Parent Common Stock to the Stockholders, (i) all certificates representing such shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear an appropriate legend, and (ii) Parent may cause stop transfer orders to be placed with its transfer agent with respect to such certificates.

    SECTION 7.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          SUN HEALTHCARE GROUP INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          STOCKHOLDERS

                                          --------------------------------------
                                          Chris Brogdon

                                          --------------------------------------
                                          Connie Brogdon

                                          --------------------------------------
                                          Edward E. Lane

                                          --------------------------------------
                                          Darrell C. Tucker

                                          WINTER HAVEN HOMES, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A
                              LIST OF STOCKHOLDERS

                                                             NUMBER OF SHARES OF COMPANY CAPITAL STOCK
                                                                 OWNED BENEFICIALLY AND OF RECORD


                                                            COMPANY
                                                            COMMON
NAME OF STOCKHOLDER                                          STOCK       AA PREFERRED       F PREFERRED
Chris Brogdon                                                927,948               0                 0
Connie Brogdon                                             1,266,031               0                 0
Edward E. Lane                                             1,933,804               0                 0
Darrell C. Tucker                                            382,392               0                 0
Winter Haven Homes, Inc.                                     491,462               0                 0

                             AMENDMENT NO. 1 TO THE
                 STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT

    THIS AMENDMENT NO. 1 to the STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997 (the "AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("PARENT"), and each other person and entity listed on the signature pages hereof (each, a "STOCKHOLDER"), is made this 25th day of November, 1997 by and among Parent and each Stockholder.

                                  WITNESSETH:

    WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided in Amendment No. 3 thereto dated of even date herewith; and

    WHEREAS, in connection therewith Parent and each Stockholder desire to amend the Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1: AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

        (a) Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

           "Section 1.01. GRANT OF OPTIONS. Each Stockholder hereby grants to Parent an irrevocable option (each, an "OPTION") to purchase such Stockholder's Shares at (i) a price per share of Company Common Stock equal to $10.00 (the "COMMON PURCHASE PRICE"), (ii) a price per share of AA Preferred equal to $10.00 ( the "AA PURCHASE PRICE"), and (iii) a price per share of F Preferred equal to $9.00 (the "F PURCHASE PRICE" and, together with the Common Purchase Price and the AA Purchase Price, the "PURCHASE PRICE"). Each Option shall expire if (i) such Option is not exercised prior to the close of business on the 14th day following termination of the Merger Agreement, or (ii) if the Merger Agreement is terminated pursuant to Section 9.01(c) thereof or terminated or terminable pursuant to Section 9.01(h)."

    SECTION 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, severally and not jointly, hereby represents and warrants to Parent that: Such Stockholder has all necessary power and authority (corporate or otherwise) to execute and deliver this Amendment, to perform its obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by such Stockholder and the consummation by such Stockholder of the transactions contemplated by the Agreement as amended hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Amendment has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to each Stockholder that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    SECTION 3. EFFECT ON AGREEMENT. Except as otherwise specifically provided herein, the Agreement shall not be amended but shall remain in full force and effect.

    SECTION 4. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                          SUN HEALTHCARE GROUP, INC.
                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          STOCKHOLDERS
                                          --------------------------------------
                                          Chris Brogdon

                                          --------------------------------------
                                          Connie Brogdon

                                          --------------------------------------
                                          Edward E. Lane

                                          --------------------------------------
                                          Darrell C. Tucker

                                          WINTER HAVEN HOMES, INC.
                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                 EXHIBIT 7.03(A)

                      FORM OF COMPANY AFFILIATE AGREEMENT
                                             , 1997

Sun Healthcare Group Inc.
101 Sun Avenue, N.E.
Albuquerque, New Mexico 87109
Attention: Robert F. Murphy

                              AFFILIATE AGREEMENT

Ladies and Gentlemen:

    Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 (the "Merger Agreement"; capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement), among Sun Healthcare Group Inc., a corporation organized under the laws of the State of Delaware ("Parent"), Peach Acquisition Corporation, a corporation organized under the laws of the State of Colorado ("Merger Sub") and a direct wholly owned subsidiary of Parent, and Retirement Care Associates, Inc., a corporation organized under the laws of the State of Colorado (the "Company").

    Pursuant to the terms of the Merger Agreement, at the Effective Time, outstanding shares of Company Capital Stock will be converted into and become exchangeable for shares of Parent Common Stock or New Parent Preferred on the basis set forth in the Merger Agreement.

    The undersigned has been advised that as of the date hereof [it] [he] [she] may be deemed to be an "affiliate" of the Company, as such term is (i) defined for purposes of paragraphs (c) and (d) of rule 145 ("Rule 145") of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76, of the Commission.

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company and other stockholders of the Company and their respective counsel and accounting firms.

    The undersigned hereby represents and warrants to and agrees with Parent that:

        1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

        2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his][her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for the Company;

        3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Company Capital Stock and options or warrants to purchase Company Capital Stock specified beneath [its] [his] [her] name on the signature page hereto (the "Company Securities"). Except for the Company Securities, the undersigned does not own beneficially any shares of Company Capital Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company;

        4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock in violation of the Securities Act or the Rules and Regulations;

        5. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, pledge or otherwise dispose of Parent Common Stock issued to [it] [him] [her ] in the Merger unless (i) such sale, transfer, pledge or other disposition has been registered under the Securities Act, (ii) such sale, transfer, pledge or other disposition is made in conformity with the volume and other limitations of Rule 145 or
    (iii) in the opinion of counsel reasonably acceptable to Parent (it being understood that the law firms of Rogers & Hardin and Shearman & Sterling are deemed to be reasonably satisfactory to Parent), such sale, transfer, pledge or other disposition is otherwise exempt from registration under the Securities Act;

        6. The undersigned understands that, except as provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of Parent Common Stock by the undersigned or on [its] [his] [her] behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

        7. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to Parent Common Stock issued to [it] [him] [her] and that there will be placed on the certificates for Parent Common Stock issued to [it] [him] [her], or any substitutions therefor, a legend stating in substance:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

        8. The undersigned also understands that, unless the sale, transfer, pledge or other disposition by [it] [him] [her] of Parent Common Stock issued to [it] [him ] [her] has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT

           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

        9. Any other provisions of this letter agreement to the contrary notwithstanding, during the 30-day period immediately preceeding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations, the undersigned will not engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into of any similar transaction intended to reduce the risk of the undersigned's ownership of or investment in, any of the following:

           a. any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

           b.  any Company Securities; or

           c. any shares of Company Capital Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this letter agreement;

        10. As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Parent will be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent;

        11. The undersigned has no present plan or intention to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale" of any of the shares of Parent Common stock to be received by the undersigned in the Merger. The undersigned is not aware of, or participating in, any plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock on a fully diluted basis immediately prior to the Merger;

        12. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the Merger, the representations contained herein will be true, complete and correct at all times from the date hereof through the Closing Date; and

        13. The undersigned currently intends to vote all Company Capital Stock held by [it] [him] [her] in favor of the Merger.

    Execution of this letter should not be considered an admission on the part of the undersigned that [it] [he] [she ] is an affiliate of the Company as described above, or as a waiver of any rights the undersigned may have to object to any claim that [it ] [he] [she] am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          [
                                          --------------------------------------
                                          [AFFILIATE]]

                                          [[AFFILIATE]

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:]

                                    Number of shares of Company Capital Stock beneficially
                                                            owned:

                                                         Common Stock:
                                                                        --------------------

                                      Series AA Redeemable Convertible
                                                      Preferred Stock:
                                                                        --------------------

                                        Series F Convertible Preferred
                                                                Stock:
                                                                        --------------------

                                  Number of shares of Company Capital Stock subject to
                                  options, warrants or other rights to acquire Company
                                  Capital Stock beneficially owned:

                                                         Common Stock:
                                                                        --------------------

                                      Series AA Redeemable Convertible
                                                      Preferred Stock:
                                                                        --------------------

                                        Series F Convertible Preferred
                                                                Stock:
                                                                        --------------------

ACCEPTED AND AGREED as of
                 , 1997:

SUN HEALTHCARE GROUP INC.

By:
   ------------------------------------
   Name:
   Title:

                                                                 EXHIBIT 7.03(B)

                       FORM OF PARENT AFFILIATE AGREEMENT
                                             , 1997

Sun Healthcare Group Inc.
101 Sun Avenue, N.E.
Albuquerque, New Mexico 87109
Attention: Robert F. Murphy

                              AFFILIATE AGREEMENT

Ladies and Gentlemen:

    Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 (the "Merger Agreement"; capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement), among Sun Healthcare Group Inc., a corporation organized under the laws of the State of Delaware ("Parent"), Peach Acquisition Corporation, a corporation organized under the laws of the State of Colorado ("Merger Sub") and a direct wholly owned subsidiary of Parent, and Retirement Care Associates, Inc., a corporation organized under the laws of the State of Colorado (the "Company").

    Pursuant to the terms of the Merger Agreement, at the Effective Time, outstanding shares of Company Capital Stock will be converted into and become exchangeable for shares of Parent Common Stock or New Parent Preferred on the basis set forth in the Merger Agreement.

    The undersigned has been advised that as of the date hereof [it ] [he] [she] may be deemed to be an "affiliate" of Parent, as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76, of the Commission.

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company and other stockholders of the Company and their respective counsel and accounting firms.

    The undersigned hereby represents and warrants to and agrees with Parent that:

        1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

        2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for Parent;

        3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Parent Common Stock and options to purchase Parent Common Stock specified beneath [its ] [his] [her] name on the signature page hereto (the "Parent Securities"). Except for the Parent Securities, the undersigned does not own beneficially any shares of Parent Common Stock or any other equity securities of Parent or any options, warrants or other rights to acquire any equity securities of Parent;

        4. Any other provisions of this letter agreement to the contrary notwithstanding, during the 30-day period immediately preceeding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations, the undersigned will not engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into of any similar transaction intended to reduce the risk of the undersigned's ownership of or investment in, any of the following:

           a.  any Parent Securities; or

           b. any shares of Parent Common Stock or any other equity securities of Parent which the undersigned purchases or otherwise acquires after the execution of this letter agreement; and

        5. As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Parent will be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    Execution of this letter agreement should not be considered an admission on the part of the undersigned that [it] [he] [she] is an affiliate of Parent as described above, or as a waiver of any rights the undersigned may have to object to any claim that [it] [he] [she] am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          [
                                          --------------------------------------

                                          [AFFILIATE]]

                                          [[AFFILIATE]

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:]

                                   Number of shares of
                                   Parent Common Stock
                                   beneficially owned:
                                                              ----------------------

                                   Number of shares of
                                   Parent Common Stock
                                   subject to options,
                                   warrants or other rights
                                   to acquire Parent Common
                                   Stock beneficially owned:
                                                              ----------------------

ACCEPTED AND AGREED
  as of                  , 1997:

SUN HEALTHCARE GROUP INC.

By:
-------------------------------
   Name:
   Title:

                                                                    APPENDIX A-1

                             AMENDMENT NO. 1 TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AMENDMENT NO. 1 to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY"), is made this 27th day of May, 1997 by and among Parent, Merger Sub and the Company.

                              W I T N E S S E T H:

    WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1: AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

        (a) Section 3.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the lower of (i) 0.68265 shares of Parent Common Stock and (ii) in the event that the Series AA Exchange Ratio is greater than 0.714, 0.68265 shares of Parent Common Stock multiplied by the Adjustment Factor (the lower of such numbers being the "COMMON EXCHANGE RATIO");

        (b) Article IV of the Merger Agreement is hereby amended by adding the following Section 4.24 immediately following Section 4.23 thereof:

           "SECTION 4.24. RECEIVABLES AND PAYABLES. (a) Section 4.24(a) of the Company Disclosure Schedule sets forth an aged list of the accounts receivable of the Company and the Company Subsidiaries as of April 30, 1997, separately showing the amount of receivables held by the Company and each Company Subsidiary that as of such date had been outstanding (i) 30 days or less, (ii) 31 to 60 days, (iii) 61 to 90 days, (iv) 91 to 120 days and (v) more than 120 days, and separately showing as to each of the foregoing categories the amount of such receivables that are owed by affiliates of the Company. Except to the extent, if any, reserved against in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "COMPANY 10-Q"), all accounts receivable reflected in the Company 10-Q arose in, and the Company's accounts receivable existing at the Effective Time will have arisen in, the ordinary course of business, representing bona fide claims of the Company against debtors for sales made, services performed or other charges that to the best of the Company's knowledge are not subject to valid claims of set-off or other defenses or counterclaims and will be collectible in the ordinary course of business without resort to litigation or extraordinary collection practices.

           (b) Section 4.24(b) of the Company Disclosure Schedule sets forth an aged list of the accounts payable of the Company and the Company Subsidiaries as of April 30, 1997, separately showing the amount of payables owed by the Company and each Company Subsidiary that as of such date had been outstanding (i) 30 days or less,
       (ii) 31 to 60 days, (iii) 61 to 90 days, (iv) 91 to 120 days and (v) more than 120 days. Except to the extent set forth on Section 4.24(b) of the Company Disclosure Schedule, none of Christopher F. Brogdon, Edward E. Lane, Darrell C. Tucker, Philip M. Rees, John R. Mack or Jeffrey Andrews has been informed by any creditor that any account payable in excess of $35,000 is past due and that as a result of such past due account such creditor has interrupted, suspended or terminated, or threatened to interrupt, suspend or terminate, the provision of goods or services to the Company or any Company Subsidiary (other than where the Company has arranged for an alternate supplier of such goods or services on terms no less favorable to the Company than those previously available from the terminated supplier prior to such termination)."

        (c) Clause (iv) of Section 6.01(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(iv) enter into any contract or agreement (A) relating to the provision or receipt of pharmacy products or services, therapy or supplies, or (B) after May 27, 1997 involving annual payments of more than $25,000, which, in the case of either (A) or (B), is not cancelable without penalty upon not more than 60 days' notice;"

        (d) Section 6.04 of the Merger Agreement is hereby amended by deleting the word "and" immediately preceding clause (v) thereof and adding the following clause (vi) immediately following clause (v) thereof:

           "; and (vi) the receipt by any of Christopher F. Brogdon, Edward E. Lane, Darrell C. Tucker, Philip M. Rees, John R. Mack or Jeffrey Andrews of notice from any creditor that any account payable in excess of $35,000 is past due and that as a result of such past due account such creditor has interrupted, suspended or terminated, or threatened to interrupt, suspend or terminate, the provision of goods or services to the Company or any Company Subsidiary (other than where the Company has arranged for an alternate supplier of such goods or services on terms no less favorable to the Company than those previously available from the terminated supplier prior to such termination)."

        (e) Section 7.10 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "SECTION 7.10. IN-HOUSE REHAB CORPORATION. For a period of 24 months after the Effective Time, Parent agrees that it will (i) not permit the Surviving Corporation to voluntarily sell the shares of capital stock of In-House Rehab Corporation ("IN-HOUSE") owned by the Company at the Effective Time unless such sale is permitted under Section 6.07 hereof;
       (ii) not purchase, nor permit the Surviving Corporation to purchase, any additional shares of capital stock of In-House; and (iii) cause the Surviving Corporation to vote all of the shares of In-House owned by it in favor of the director candidates nominated by the board of directors of In-House. Nothing in Section 6.07 or this Section 7.10 shall limit the Parent's or the Surviving Corporation's ability to (a) tender or sell any of its shares of capital stock of In-House in connection with a tender offer or any other transaction or series of related transactions in which a third party (including a "group" within the meaning of Section 13(d)(3) of the Exchange Act, but excluding any affiliate of the Parent or the Surviving Corporation) acquires or becomes the beneficial owner of (i) more than fifty percent (50%) of the outstanding voting securities of In-House or the surviving entity, whether by merger, consolidation, reorganization or other similar means, or (ii) all or substantially all of the assets of In-House, (b) sell or exchange any of its shares of capital stock of In-House in connection with a plan or reorganization pursuant to a bankruptcy proceeding, or (c) sell its shares of capital stock of In-House to In-House pursuant to a stock repurchase program."

        (f) The Company Disclosure Schedule is hereby amended as follows:

            (i) The page of Section 4.03 of the Company Disclosure Schedule entitled "Retirement Care Associates, Inc. - Warrants and Convertible Securities Outstanding at February 13, 1997" is hereby amended and restated in its entirety by Schedule I hereto; and

            (ii) Schedule II hereto is added to the Company Disclosure Schedule as Section 4.24 thereto.

        (g) Ten days after the Company shall have certified in writing to Parent that it has provided Parent with all information known to the Company as of the date of such certificate with respect to the matters set forth on
    Schedule III hereto (the "Certification Date"), the Company Disclosure Schedule shall be amended as follows:

            (i) Section 4.03 of the Company Disclosure Schedule shall be amended from and after the Certification Date by adding Section 4.03 of Schedule III hereto thereto;

            (ii) Section 4.09(g) of the Company Disclosure Schedule shall be amended from and after the Certification Date by adding Section 4.09(g) of Schedule III hereto thereto; and

           (iii) Section 7.11 of the Company Disclosure Schedule shall be amended from and after the Certification Date by adding Section 7.11 of
       Schedule III hereto thereto.

    SECTION 2.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth on Schedules III and IV hereto, each of the representations and warranties of the Company contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement. The Company acknowledges and agrees that (i) Parent shall not have waived any of its rights or remedies under Sections 8.03 or 9.01 of the Merger Agreement with respect to anything set forth on Schedule III hereto until the Certification Date shall have occurred; and (ii) Schedule IV hereto is not an amendment to Article IV of the Merger Agreement or to the Company Disclosure Schedule and that Parent has not waived any of its rights or remedies under Sections 8.03 or 9.01 of the Merger Agreement with respect to anything set forth on Schedule IV hereto.

    (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. Each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

    SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    SECTION 4. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.

                                          By: /s/ ROBERT D. WOLTIL
                                          --------------------------------------
                                             Name: Robert D. Woltil

                                             Title: Senior Vice President for
                                          Financial
                                                 Services and Chief Financial
                                          Officer

                                          PEACH ACQUISITION CORPORATION

                                          By: /s/ ROBERT D. WOLTIL
                                          --------------------------------------
                                             Name: Robert D. Woltil

                                             Title: Vice President

                                          RETIREMENT CARE ASSOCIATES, INC.

                                          By: /s/ CHRISTOPHER F. BROGDON
                                          --------------------------------------
                                             Name: Christopher F. Brogdon

                                             Title: President and Chief
                                                    Executive Officer

                                                                    APPENDIX A-2

                             AMENDMENT NO. 2 TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AMENDMENT NO. 2 (this "Amendment") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997 (as so amended, the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY"), is made this 21st day of August, 1997 by and among Parent, Merger Sub and the Company.

                              W I T N E S S E T H:

    WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement which provides, upon the terms and subject to the conditions set forth therein, for the Merger of Merger Sub with and into the Company; and

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

    (a) The definition of "COMPANY DISCLOSURE SCHEDULE" included in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule entitled "Company Disclosure Schedules of Retirement Care Associates, Inc.
    Re: Project Peach" dated February 17, 1997, delivered by the Company to Parent prior to the execution of this Agreement, as amended by Schedules I, II, and III to Amendment No. 1 to this Agreement, and as further supplemented by Schedule I to Amendment No. 2 to this Agreement, and forming a part hereof."

    (b) The definition of "COMPANY MATERIAL ADVERSE EFFECT" included in Section
1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole; PROVIDED, HOWEVER, that no such change in or effect on the business of the Company and the Company Subsidiaries shall constitute a "Company Material Adverse Effect" unless such change or effect has, or could reasonably be expected to have, individually or in the aggregate, an effect of more than $10,000,000 on the assets, liabilities or results of operations of the Company for one or more financial reporting periods, exclusive of any change or effect that results from any of the matters described in the Company Disclosure Schedule."

    (c) Section 3.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the lower of (i) 0.520 shares of Parent Common Stock and (ii) in the event that the Series AA Exchange Ratio is greater than 0.714, 0.520 shares of Parent Common Stock multiplied by the Adjustment Factor (the lower of such numbers, calculated to three decimal places, being the "COMMON EXCHANGE RATIO")."

    (d) Section 4.07(a) of the Merger Agreement is hereby amended by deleting clause (A) thereof and adding the following clause (A) in place thereof:

       "(A) with the SEC and the NYSE since June 30, 1994 through the date of Amendment No. 2 to this Agreement (collectively and as amended (including any amendment filed after the date of this Agreement pursuant to Section
       6.13 hereof), the "COMPANY REPORTS") and".

    (e) Section 4.08 of the Merger Agreement is hereby amended by deleting clause (i) thereof and adding the following clause (i) in place thereof:

       "(i) any event or events which, individually or in the aggregate, constitute a Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved,"

    (f) Section 6.01 of the Merger Agreement is hereby amended by deleting the word "or" immediately preceding clause (m) thereof and adding the following immediately after clause (m) thereof:

       ";

    (n) institute, file or commence any claim, action, suit or proceeding".

    (g) Section 6.03 of the Merger Agreement is hereby amended by adding the following sentence immediately following the third sentence thereof:

       "In addition, the Company shall give Parent prompt notice of any suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company, any Company Subsidiary or any Indemnified Party which could reasonably be expected to be materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or to such Indemnified Party, as the case may be, and the Parent shall have the right to participate in all negotiations and proceedings with respect to any such suit, claim, action, proceeding or investigation."

    (h) Section 6.08 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "SECTION 6.08. LETTERS OF ACCOUNTANTS. At the written request of Parent, each of the Company and/or Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of their respective independent public accountants, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby."

    (i) Article VI of the Merger Agreement is hereby amended by adding the following Sections 6.13 and 6.14 immediately following Section 6.12 thereto:

        "SECTION 6.13. AMENDED COMPANY REPORTS. Not later than August 25, 1997, the Company shall file with the SEC amendments to its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, December 31, 1996, and March 31, 1997, containing financial statements reflecting all of the adjustments described in Section 4.07(a) of Schedule I to Amendment No. 2 to this Agreement, and shall promptly deliver to Parent copies of each such amended Form 10-Q filed with the SEC. The disclosure included in the form of amended Forms 10-Q that will be filed with the SEC pertaining to the matters described in Section 4.07(a) of Schedule I to Amendment No. 2 to this Agreement shall not differ in any respect from the information included in Section 4.07(a) of Schedule I to Amendment No. 2 to this Agreement without the prior written consent of Parent. The Company shall not file with the SEC any amendment to any Company Report without the prior written consent of Parent unless such amendment is permitted by this
    Section 6.13.

        SECTION 6.14. CONSENT OF ACCOUNTANTS; WORK PAPERS. (a) The Company shall use its best efforts to cause Coopers & Lybrand L.L.P. to consent to the use in the Registration Statement and the Proxy Statement of their report on the consolidated financial statements of the Company appearing in the Company 1996 10-K; PROVIDED, HOWEVER, that the Company shall not be required under this Section 6.14(a) to pay any amounts claimed by Coopers & Lybrand L.L.P. which, in the Company's good faith exercise of its reasonable judgment, are subject to valid claims of set-off or other defenses or counterclaims.

    (b) The Company shall use its best efforts to cause Coopers & Lybrand L.L.P. to make available to Arthur Andersen LLP copies of all materials in Coopers & Lybrand L.L.P.'s possession relating to (i) Coopers & Lybrand L.L.P.'s audit of the Company's financial statements for the year ended June 30, 1997, including all work papers, computer files and other materials prepared by Coopers & Lybrand L.L.P. in connection with such audit, and (ii) Coopers & Lybrand L.L.P.'s analysis as to whether any condition exists with respect to the Company that will preclude "pooling of interests" accounting treatment for the Merger under applicable United States accounting rules, including all computer files and other material prepared by Coopers & Lybrand L.L.P. in connection with such analysis; PROVIDED, HOWEVER, that the Company shall not be required under this
Section 6.14(b) to pay any amounts claimed by Coopers & Lybrand L.L.P. which, in the Company's good faith exercise of its reasonable judgment, are subject to valid claims of set-off or other defenses or counterclaims."

    (j) Section 7.04 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "SECTION 7.04. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification that are set forth, as of the date of this Agreement, in the articles of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors or officers of the Company; PROVIDED, HOWEVER, that the Surviving Corporation may amend or otherwise modify the provisions with respect to indemnification that are set forth in its articles of incorporation and bylaws to exclude any right to indemnification thereunder with respect to any civil or criminal penalties, damages, fines, disgorgement or other similar personal liabilities, or any injunctions or consent decrees, incurred, imposed or entered into in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought or assessed by any Governmental Entity or any settlement thereof ("EXCLUDED ITEMS").

        (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against (i) any costs or expenses (including reasonable attorneys' fees) and (ii) judgments, fines, losses, claims, damages or liabilities, but excluding from this clause (ii) Excluded Items (collectively, "COSTS"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent permitted under the articles of incorporation and bylaws of the Company or Parent (each as in effect on the Effective Date).

        (c) If any Indemnified Party shall seek indemnification pursuant to this
    Section 7.04, such Indemnified Party shall give prompt notice to Parent and the Surviving Corporation, stating the amount of the Costs, if known, and method of computation thereof. The obligations and liabilities of Parent and the Surviving Corporation under this Section 7.04 with respect to Costs arising from any claims, actions, suits, proceedings or investigations of any third party, including any Governmental Entity, which are subject to the indemnification provided for in this Section 7.04 ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give Parent and the Surviving Corporation notice of such Third Party Claim within 10 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not release Parent and the Surviving Corporation from any of its obligations under this Section 7.04 except to the extent Parent and the Surviving Corporation are materially prejudiced by such failure. Upon receipt of notice from an Indemnified Party as provided in this Section 7.04(c), Parent and the Surviving Corporation shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party. In the event that any Indemnified Party shall seek indemnification as provided herein, the Indemnified Party shall make available to Parent and the Surviving Corporation, at Parent's and the Surviving Corporation's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by Parent and the Surviving Corporation;

        (d) Notwithstanding anything set forth in this Section 7.04 to the contrary, (i) if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and Parent and the Surviving Corporation in connection with any Third Party Claim (other than an Excluded Item), then the Indemnified Party shall be entitled to retain its own counsel that is reasonably satisfactory to Parent and the Surviving Corporation at the expense of Parent and the Surviving Corporation, (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and Parent and the Surviving Corporation in connection with any Excluded Item, then the Indemnified Party shall be entitled to retain its own counsel at its own expense, and (iii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the counsel selected by Parent to defend an Excluded Item for the same counsel to represent both the Indemnified Party and Parent and the Surviving Corporation in connection with such Excluded Item, then the Indemnified Party shall retain its own counsel at its own expense."

    (k) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before November 30, 1997; PROVIDED, HOWEVER, that in the event that the Effective Time has not occurred by such time (i) due to the failure to satisfy the condition specified in Section 8.01(b), and as of such time

    (A) the condition specified in Section 8.01(a) shall have been satisfied,
    (B) neither the Company Stockholders' Meeting nor, if applicable, the Parent Stockholders' Meeting, shall have been held, and (C) neither Parent nor the Company shall be entitled to terminate this Agreement under any other paragraph of this Section 9.01, then such date shall be extended, without any action on the part of any party hereto, until December 31, 1997; or (ii) solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent, until December 31, 1997; and PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

    (l) Section 9.01(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach (i) is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, or (ii) has been disclosed on Schedule I, II or III to Amendment No. 1 to this Agreement or on Schedule I to Amendment No. 2 to this Agreement, Parent may not terminate this Agreement under this Section 9.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
    Section 9.01;"

    (m) Section 9.01(k) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(k) by the Company, if the Company shall have failed to obtain the Company Fairness Opinion by the close of business (New York City time) on August 27, 1997; PROVIDED, HOWEVER, that Parent may extend such date by up to ten business days by delivering written notice thereof to the Company; and PROVIDED, FURTHER that such termination shall not be effective unless and until the Company shall have paid to Parent an amount equal to all of Parent's Expenses, as evidenced by reasonable documentation, in an amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by Parent; or".

    (n) Section 9.01 of the Merger Agreement is hereby amended by deleting the word "or" immediately preceding clause (k) thereof and adding the following clause (l) immediately following clause (k) thereof:

        "(l) by Parent, if the letter of Coopers & Lybrand L.L.P. required by
    Item 304(a)(3) of Regulation S-K expresses any material disagreement with the contents of the Current Report on Form 8-K filed by the Company with the SEC on August 21, 1997."

    SECTION 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The board of directors of the Company has determined that it is consistent with and in furtherance of the Company's long-term business strategy and fair to and in the best interests of the Company's stockholders to amend the Merger Agreement as provided herein. The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. After giving effect to Section 1(a) of this Amendment and the amendment of certain Company Reports pursuant to Section 6.13 of the Merger Agreement, as amended hereby, each of the representations and warranties of the Company contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. Each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

    SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

    SECTION 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                SUN HEALTHCARE GROUP, INC.

                                By:  /s/ ROBERT D. WOLTIL
                                     -----------------------------------------
                                     Name: Robert D. Woltil
                                     Title:  Senior Vice President for
                                     Financial
                                            Services and Chief Financial
                                     Officer

                                PEACH ACQUISITION CORPORATION

                                By:  /s/ ROBERT D. WOLTIL
                                     -----------------------------------------
                                     Name: Robert D. Woltil
                                     Title:  Vice President

                                RETIREMENT CARE ASSOCIATES, INC.

                                By:  /s/ CHRISTOPHER F. BROGDON
                                     -----------------------------------------
                                     Name: Christopher F. Brogdon
                                     Title:  President and Chief Executive
                                     Officer

                                                                    APPENDIX A-3

                             AMENDMENT NO. 3 TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AMENDMENT NO. 3 to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997 and Amendment No. 2 thereto dated as of August 21, 1997 (as so amended, the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY"), is made this 25th day of November, 1997 by and among Parent, Merger Sub and the Company.

                                  WITNESSETH:

    WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement which provides, upon the terms and subject to the conditions set forth therein, for the Merger of Merger Sub with and into the Company; and

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    Section 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

        (a) The definition of "COMPANY DISCLOSURE SCHEDULE" included in Section
    1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule entitled "Company Disclosure Schedules of Retirement Care Associates, Inc. Re: Project Peach" dated February 17, 1997, delivered by the Company to Parent prior to the execution of this Agreement, as amended by Schedules I, II, and III to Amendment No. 1 to this Agreement and
       Schedule I to Amendment No. 2 to this Agreement, and as further supplemented by Schedule I to Amendment No. 3 to this Agreement, and forming a part hereof."

        (b) The definition of "COMPANY MATERIAL ADVERSE EFFECT" included in
    Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be expected to be, materially adverse to the assets (including intangible assets) or liabilities (contingent or otherwise) of the Company and the Company Subsidiaries taken as a whole."

        (c) Section 3.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the lower of (i) the "Pre-Adjustment Exchange Ratio" (as defined below) and (ii) in the event that the Series AA Exchange Ratio is greater than 0.714, the Pre-Adjustment Exchange Ratio multiplied by the Adjustment Factor (the lower of such numbers being the "COMMON EXCHANGE RATIO"). The "PRE-ADJUSTMENT EXCHANGE RATIO" shall be that number of shares of Parent Common Stock equal to the ratio of (x) $10.00 and (y) the Closing Date Market Price shares of Parent Common Stock; PROVIDED, HOWEVER, that (i) in the event the Closing Date Market Price is less than $19.80, the Pre-Adjustment Exchange Ratio shall be equal to 0.505 shares of Parent Common Stock, and (ii) in the event the Closing Date Market Price is more than $24.20, the Pre-Adjustment Exchange Ratio shall be equal to 0.413 shares of Parent Common Stock."

        (d) Section 4.07(a) of the Merger Agreement is hereby amended by deleting clause (A) thereof and adding the following clause (A) in place thereof:

           "(A) with the SEC and the NYSE since June 30, 1994 through the date of Amendment No. 3 to this Agreement (collectively, the "COMPANY REPORTS") and".

        (e) Section 6.03 of the Agreement is hereby amended by inserting the following as the penultimate sentence thereof: "The Steering Committee shall meet by teleconference, upon the Company's or Parent's request, as often as once every two weeks."

        (f) Section 6.13 of the Agreement is hereby amended by inserting the following as the last sentence thereof: "The Company shall file with the SEC amendments to the Company Reports relating to issues described in Section
    6.13 of the Company Disclosure Schedule if, and to the extent that, Parent and its independent public accountants reasonably determine such amendments to be advisable in connection with the filing of the Proxy Statement and/or the Registration Statement."

        (g) Section 7.04(a) of the Agreement is hereby amended by restating the proviso set forth therein to read as follows: "; PROVIDED, HOWEVER, that the Surviving Corporation may amend or otherwise modify the provisions with respect to indemnification that are set forth in its articles of incorporation and bylaws to exclude any right to indemnification thereunder with respect to any civil or criminal penalties, damages, fines, disgorgement or other similar personal liabilities, or any injunctions or consent decrees, incurred, imposed or entered into, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought or assessed by any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any settlement thereof ("EXCLUDED ITEMS")." (h) Article VII of the Merger Agreement is hereby amended by the following Sections 7.13, 7.14 and 7.15 immediately following
    Section 7.12 thereof:

           "Section 7.13. COMPANY ANCILLARY SERVICES PENDING THE CLOSING. (a) Neither Parent nor the Company shall terminate, and each shall cause its affiliates and the affiliates of the Principal Stockholders not to terminate, any contracts relating to the provision or receipt of pharmacy products or services, therapy or supplies (collectively, "ANCILLARIES") THAT THE COMPANY, ANY OF ITS AFFILIATES OR ANY AFFILIATES OF THE PRINCIPAL STOCKHOLDERS HAVE ENTERED INTO WITH PARENT OR ANY OF ITS AFFILIATES; PROVIDED, HOWEVER, that upon termination of this Agreement, any such contract may be terminated by any of the parties thereto upon the provision of two weeks' written notice to the other parties thereto.

           (b) With regard to the Company's facilities that do not, as of the date of Amendment No. 3 to this Agreement, receive all of their required Ancillaries from Parent or Parent's affiliates, the Company shall, and shall cause its affiliates and the affiliates of the Principal Stockholders to, promptly take all reasonable action, including, without limitation, terminating existing contracts with other providers of Ancillaries in accordance with the terms thereof (it being understood that neither the Company nor any other party to such contract shall be required to terminate such contract if doing so would constitute a breach thereof or require a penalty or termination payment by the Company (unless Parent agrees to make such payment)), to cause all such facilities to begin receiving all of their required Ancillaries from Parent or Parent's affiliates as soon as practicable after the date of Amendment No. 3 to this Agreement.

           Section 7.14. COMPANY WORKING CAPITAL FACILITY. Notwithstanding anything to the contrary herein, the Company may incur up to $15,000,000 in additional working capital financing (the "WORKING CAPITAL FACILITY") if the following conditions are satisfied: (i) Parent is given a reasonable opportunity in advance to review and comment upon all documentation related to the Working Capital Facility; (ii) the terms of the Working Capital Facility require the Company to provide to Parent copies of all correspondence between the Company and the providers of the Working Capital Facility; and (iii) the only permitted use of the Working Capital Facility is the satisfaction of the Company's ordinary course working capital requirements. If the conditions described in the preceding sentence are satisfied, then Parent will agree to the subordination on terms reasonably satisfactory to Parent of the Company Note to the Working Capital Facility.

           Section 7.15. CERTAIN COMPANY LEASES. Prior to the Effective Time, the Company will cause each of its or any of the Company Subsidiaries' leases with related parties, including, without limitation, those disclosed on Section 7.15(a) of the Company Disclosure Schedule, to be amended so as specify that (i) the monthly rent under such leases shall equal 1.1 times the monthly payments of principal and interest that the lessor under such lease is obligated to pay under the promissory note related thereto in effect on the date of Amendment No. 3 to this Agreement (subject only to potential increase in such principal amount to as much as the maximum amount allowed under such lease as in effect on the date of Amendment No. 3 to this Agreement) and (ii) such monthly rent shall not be affected by any pre-payment or refinancing of the amount evidenced by such promissory note."

        (i) Section 8.03(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall have been true, complete and correct on the date of Amendment No. 3 to this Agreement (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties of the Company that is not so qualified shall have been true, complete and correct in all material respects on the date of Amendment No. 3 to this Agreement (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such date), in each case except as contemplated or permitted by this Agreement."

        (j) Section 8.03(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: "(e) [Removed and reserved]".

        (k) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before March 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this

       Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

        (l) Section 9.01(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(g) by Parent, (i) if any representation or warranty on the part of the Company set forth in this Agreement shall be untrue, incomplete or incorrect on the date of Amendment No. 3 to this Agreement or (ii) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, in either case such that the conditions set forth in
       Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach (i) is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, or (ii) has been disclosed on Schedule I, II or III to Amendment No. 1 to this Agreement, on Schedule I to Amendment No. 2 to this Agreement or on Schedule I to Amendment No. 3 to this Agreement ("DISCLOSED ITEMS"), Parent may not terminate this Agreement under this
       Section 9.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;".

        (m) Section 9.01(j) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(j) by Parent, if (i) there shall have occurred any damage to, or destruction of, the tangible property or assets of the Company or any of the Company Subsidiaries or (ii) after the date of Amendment No. 3 to this Agreement, any suit, claim, action, proceeding or investigation shall be commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity (A) by any party other than a Governmental Entity and relating to patient care matters or (B) by any Governmental Entity, which in the case of clauses (i) and (ii), individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; PROVIDED, HOWEVER, that Disclosed Items shall not give Parent the right to terminate this Agreement under this Section 9.01(j)."

        (n) Section 9.01(k) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: "(k) [Removed and Reserved]".

        (o) Section 9.05(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(f) In the event that the Company shall terminate this Agreement pursuant to Section 9.01(e), Parent shall pay to the Company within two business days after such termination an amount equal to $5,000,000 (against which the $1,000,000 fee described in Section 9.05(d) shall be credited) by wire transfer of immediately available funds to an account designated by the Company."

    Section 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. After giving effect to Section 1(a) of this Amendment, each of the representations and warranties of the Company contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. Each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

    Section 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

    Section 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Sun Healthcare Group, Inc.
                                          By: /s/ ROBERT D. WOLTIL
                                             -----------------------------------
                                             Name: Robert D. Woltil
                                             Title: Senior Vice President for
                                                    Financial Services and Chief
                                                    Financial Officer

                                          Peach Acquisition Corporation
                                          By: /s/ ROBERT D. WOLTIL
                                             -----------------------------------
                                             Name: Robert D. Woltil
                                             Title: Vice President

                                          Retirement Care Associates, Inc.
                                          By: /s/ CHRISTOPHER F. BROGDON
                                             -----------------------------------
                                             Name: Christopher F. Brogdon
                                             Title: President and Chief
                                                    Executive Officer

                                                                    APPENDIX A-4

                             AMENDMENT NO. 4 TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AMENDMENT NO. 4 to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997 and Amendment No. 3 thereto dated as of November 25, 1997 (as so amended, the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY"), is made this 3rd day of April, 1998 by and among Parent, Merger Sub and the Company.

                              W I T N E S S E T H:

    WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement which provides, upon the terms and subject to the conditions set forth therein, for the Merger of Merger Sub with and into the Company; and

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    Section 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

    (a) Section 8.03(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(e) the Memorandum of Understanding (the "MOU") dated as of November 25, 1997, among Chris Brogdon, Darrell C. Tucker, Julian S. Daley, Edward E. Lane, Harlan Mathews and the Company and the plaintiffs on behalf of themselves as well as all members of the class in the Retirement Care Associates Securities Litigation (IN RE RETIREMENT CARE ASSOCIATES SECURITIES LITIGATION), Master File No. 1:97-CV-2458-CC (the "ACTION"), or another agreement providing for the settlement in principle of the Action on terms no less favorable to Parent or the Company than those contained in the MOU, shall be in full force and effect on and as of the Effective Time, and no action shall have been taken by any party (other than Parent) to the MOU or such other agreement to terminate, void or withdraw from, or amend or otherwise modify in a manner adverse to Parent or the Company, the MOU or such other agreement."

    (b) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before June 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

    Section 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Since the date of Amendment No. 3 to the Merger Agreement, (i) no damage to, or destruction of, the tangible property or assets of the Company or any of the Company Subsidiaries has occurred, and (ii) no suit, claim, action, proceeding or investigation has been commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity (A) by any party other than a Governmental Entity and relating to patient care matters or (B) by any Governmental Entity, which in the case of clauses (i) or (ii), individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect (other than any Disclosed Item).

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    Section 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

    Section 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.

                                          By: /s/ ROBERT D. WOLTIL

                                             -----------------------------------

                                              Name:  Robert D. Woltil
                                             Title:  Senior Vice President for
                                              Financial Services and Chief
                                              Financial Officer

                                          PEACH ACQUISITION CORPORATION
                                          By: /s/ ROBERT D. WOLTIL

                                             -----------------------------------

                                              Name:  Robert D. Woltil
                                             Title:  Vice President

                                          RETIREMENT CARE ASSOCIATES, INC.
                                          By: /s/ CHRISTOPHER F. BROGDON

                                             -----------------------------------

                                              Name:  Christopher F. Brogdon
                                             Title:  President and Chief
                                              Executive Officer

                                                                      APPENDIX B
                                                                       JP MORGAN

November 24, 1997

The Board of Directors

Sun Healthcare Group

Attention:  Andy Turner
        President and CEO

Ladies and Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to Sun Healthcare Group Inc. (the "Company" or "Sun") of the consideration proposed to be paid by the Company in connection with the proposed merger ("the Merger") of a wholly-owned subsidiary of the Company ("the Merger Subsidiary") with Retirement Care Associates (the "Seller" or "RCA"). Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 as amended by Amendment No. 1 thereto dated May 27, 1997, Amendment No. 2 thereto dated as of August 21, 1997 and Amendment No. 3 thereto dated as of November 25, 1997 (as amended, the "Agreement"), among the Merger Subsidiary, the RCA, and Sun, RCA will become a wholly-owned subsidiary of Sun, and Sun will pay (i) for each share of Common Stock, par value $0.0001 per share, of RCA ("RCA Common Stock") consideration equal to Common Stock of Sun ("Sun Common Stock") having a market value, based on an average closing price for Sun Common Stock, equal to $10.00 per share (unless the average closing price exceeds $24.20 per share, in which case each outstanding share of RCA Common Stock will be converted into a right to receive 0.413 shares of Sun Common Stock, or unless such an average closing price is less than $19.80 per share, in which case each outstanding share of RCA Common Stock will be converted into the right to receive 0.505 shares of Sun Common Stock), (ii) for each share of Series AA Preferred Stock of RCA the right to receive shares of Sun Common Stock having a market value, based on an average closing price for Sun Common Stock, equal to $10.00 per share, and (iii) for each share of Series F Preferred Stock of RCA one share of Sun Preferred Stock, which shares of Sun Preferred Stock shall thereafter be convertible into the number of shares of Sun Common Stock that such shares of RCA Series FF Preferred Stock would have been converted into if converted immediately prior to the effective time of the RCA merger.

    In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Seller and of certain other companies engaged in businesses comparable to those of the Seller, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Seller and the consideration received for such companies; (iv) current and historical market prices of the Common Stock of the Seller; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1994, December 31, 1995, and December 31, 1996 and the Seller for the fiscal year ended June 30, 1995, June 30, 1996 and June 30, 1997 and the audited financial statements of the Seller and the Company for the period ended September 30, 1997; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company and the Seller; (vii) certain internal financial analyses and forecasts prepared by the Seller, the Company, and their respective managements; and (viii) the terms of other business combinations that we deemed relevant.

    In addition, we have held discussions with certain members of the management of the Company and the Seller with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Seller, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

    In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Seller. We have also assumed that the Merger will be a tax free reorganization. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel to the Company. We have also considered the material synergies that the management of the Company believes can be attained as a result of the Merger. We have assumed that these synergies reflect the best currently available estimates of management of the Company and will be readily achieved.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's Common Stock will trade at any future time.

    We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. J.P. Morgan Securities Inc continues to advise the Company on financial and strategic matters. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Seller for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

    On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the Company.

    This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                          Very truly yours,
                                          J.P. MORGAN SECURITIES INC.
                                          By: /s/ HOWARD POWERS
                                             -----------------------------------
                                             Name: Howard Powers
                                             Title: Managing Director

                                                                      APPENDIX C

                       COLORADO BUSINESS CORPORATION ACT
                                  ARTICLE 113
                               DISSENTERS' RIGHTS
                                     PART I
                      RIGHT OF DISSENT--PAYMENT FOR SHARES

    7-113-101 DEFINITIONS--For purposes of this article:

        (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

        (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

        (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, except to the extent that exclusion would be inequitable.

        (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101 C.R.S.

        (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

        (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

    7-113-102 RIGHT TO DISSENT--(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party if:

            (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

           (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

        (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

        (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

    (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

        (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

        (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

        (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

    (1.8) The limitation is set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

        (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

        (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

        (c) Cash in lieu of fractional shares; or

        (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

    (2)  Deleted by Laws 1996, H.B. 96-1285, s 30, eff. June 1, 1996.

    (2.5) A shareholder whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

    (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

    (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

    (2) A beneficial shareholder may asserts dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

        (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

    (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2
                  PROCEDURE FOR EXERCISE OF DISSENTER'S RIGHTS

    7-113-201 NOTICE OF DISSENTERS' RIGHTS--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

    (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

    7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

        (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholders' intention to demand payment for the shareholders' shares if the proposed corporate action is effectuated; and

        (b) Not vote the shares in favor of the proposed corporate action.

    (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

    (3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

    7-113-203 DISSENTERS' NOTICE--(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

    (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

        (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

        (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certified shares must be deposited;

        (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

        (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

        (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

        (g) be accompanied by a copy of this article.

    7-113-204 PROCEDURE TO DEMAND PAYMENT.--(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

        (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2)(d), duly completed, or may be stated in another writing; and

        (b) Deposit the shareholder's certificates for certificated shares.

    (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

    (3) Except as provided in section 7-113-207 or 7-113-209 (1)(b), the demand for payment and deposit of certificates are irrevocable.

    (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

    7-113-205 UNCERTIFICATED SHARES.--(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

    (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

    7-113-206 PAYMENT.--(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

    (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

        (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

        (b) A statement of the corporation's estimate of the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

        (e) A copy of this article.

    7-113-207 FAILURE TO TAKE ACTION.--(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

    7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

    (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

    7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.--(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

        (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less that the fair value of the shares or that the interest due was incorrectly calculated;

        (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

        (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

    (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3
                          JUDICIAL APPRAISAL OF SHARES

    7-113-301 COURT ACTION.--(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

    (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if (1)the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office(2), it shall commence the proceeding in the country where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

    (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

    7-113-302 COURT COSTS AND COUNSEL FEES.--(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation: except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

        (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                      APPENDIX D

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                     AMONG
                          SUN HEALTHCARE GROUP, INC.,
                       NECTARINE ACQUISITION CORPORATION
                                      AND
                             CONTOUR MEDICAL, INC.
                         DATED AS OF FEBRUARY 17, 1997

                               TABLE OF CONTENTS

                                        ARTICLE I

                                      DEFINITIONS


                                                                                          PAGE
                                                                                        ---------
SECTION 1.01.    CERTAIN DEFINED TERMS................................................          1

                                        ARTICLE II

                                      THE MERGER

SECTION 2.01.    THE MERGER...........................................................          6
SECTION 2.02.    CLOSING..............................................................          6
SECTION 2.03.    EFFECTIVE TIME.......................................................          6
SECTION 2.04.    EFFECT OF THE MERGER.................................................          7
SECTION 2.05.    ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF                   7
                   SURVIVING CORPORATION..............................................

                                       ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01.    CONVERSION OF SECURITIES.............................................          7
SECTION 3.02.    EXCHANGE OF SHARES OTHER THAN TREASURY SHARES AND DISSENTING                   8
                   SHARES.............................................................
SECTION 3.03.    STOCK TRANSFER BOOKS.................................................          9
SECTION 3.04.    NO FRACTIONAL SHARE CERTIFICATES.....................................          9
SECTION 3.05.    OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON STOCK................          9
SECTION 3.06.    CERTAIN ADJUSTMENTS..................................................         10
SECTION 3.07.    UNDISTRIBUTED AMOUNTS................................................         10
SECTION 3.08.    DISSENTING SHARES....................................................         10

                                       ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.    ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.........................         11
SECTION 4.02.    ARTICLES OF INCORPORATION AND BYLAWS.................................         11
SECTION 4.03.    CAPITALIZATION.......................................................         11
SECTION 4.04.    AUTHORITY RELATIVE TO THIS AGREEMENT.................................         12
SECTION 4.05.    NO CONFLICT; REQUIRED FILINGS AND CONSENTS...........................         12
SECTION 4.06.    PERMITS; COMPLIANCE WITH LAWS........................................         13
SECTION 4.07.    SEC FILINGS; FINANCIAL STATEMENTS....................................         14
SECTION 4.08.    ABSENCE OF CERTAIN CHANGES OR EVENTS.................................         15
SECTION 4.09.    EMPLOYEE BENEFIT PLANS; LABOR MATTERS................................         15
SECTION 4.10.    CERTAIN TAX MATTERS..................................................         18
SECTION 4.11.    CONTRACTS; DEBT INSTRUMENTS..........................................         18
SECTION 4.12.    LITIGATION...........................................................         18
SECTION 4.13.    ENVIRONMENTAL MATTERS................................................         18
SECTION 4.14.    INTELLECTUAL PROPERTY................................................         19
SECTION 4.15.    TAXES................................................................         19
SECTION 4.16.    INSURANCE............................................................         20
SECTION 4.17.    PROPERTIES...........................................................         20
SECTION 4.18.    RULE 145 AFFILIATES..................................................         20
SECTION 4.19.    BROKERS..............................................................         20

                                                                                          PAGE
                                                                                        ---------
SECTION 4.20.    CERTAIN BUSINESS PRACTICES...........................................         20
SECTION 4.21.    TRANSACTION EXPENSES.................................................         20
SECTION 4.22.    INTERESTED PARTY TRANSACTIONS........................................         21
SECTION 4.23.    STATE TAKEOVER STATUTES..............................................         21

                                        ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 5.01.    ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.........................         21
SECTION 5.02.    CERTIFICATE OF INCORPORATION AND BYLAWS..............................         21
SECTION 5.03.    CAPITALIZATION.......................................................         22
SECTION 5.04.    AUTHORITY RELATIVE TO THIS AGREEMENT.................................         22
SECTION 5.05.    NO CONFLICT; REQUIRED FILINGS AND CONSENTS...........................         22
SECTION 5.06.    PERMITS; COMPLIANCE WITH LAWS........................................         23
SECTION 5.07.    SEC FILINGS; FINANCIAL STATEMENTS....................................         24
SECTION 5.08.    ABSENCE OF CERTAIN CHANGES OR EVENTS.................................         25
SECTION 5.09.    EMPLOYEE BENEFIT PLANS; LABOR MATTERS................................         25
SECTION 5.10.    CERTAIN TAX MATTERS..................................................         26
SECTION 5.11.    CONTRACTS; DEBT INSTRUMENTS..........................................         26
SECTION 5.12.    LITIGATION...........................................................         26
SECTION 5.13.    ENVIRONMENTAL MATTERS................................................         27
SECTION 5.14.    INTELLECTUAL PROPERTY................................................         27
SECTION 5.15.    TAXES................................................................         27
SECTION 5.16.    BROKERS..............................................................         27
SECTION 5.17.    CERTAIN BUSINESS PRACTICES...........................................         27

                                       ARTICLE VI

                                       COVENANTS

SECTION 6.01.    CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING...............         28
SECTION 6.02.    CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING....................         30
SECTION 6.03.    NOTICES OF CERTAIN EVENTS............................................         30
SECTION 6.04.    ACCESS TO INFORMATION; CONFIDENTIALITY...............................         31
SECTION 6.05.    NO SOLICITATION OF TRANSACTIONS......................................         31
SECTION 6.06.    LETTERS OF ACCOUNTANTS...............................................         32
SECTION 6.07.    SUBSEQUENT FINANCIAL STATEMENTS......................................         32
SECTION 6.08.    CONTROL OF OPERATIONS................................................         32
SECTION 6.09.    FURTHER ACTION; CONSENTS; FILINGS....................................         32

                                       ARTICLE VII

                               ADDITIONAL AGREEMENTS

SECTION 7.01.    REGISTRATION STATEMENT; PROXY STATEMENT..............................         33
SECTION 7.02.    STOCKHOLDERS' MEETINGS...............................................         34
SECTION 7.03.    RULE 145 AFFILIATES..................................................         35
SECTION 7.04.    DIRECTORS' AND OFFICERS' INDEMNIFICATION.............................         35
SECTION 7.05.    NO SHELF REGISTRATION................................................         35
SECTION 7.06.    PUBLIC ANNOUNCEMENTS.................................................         35
SECTION 7.07.    STOCK EXCHANGE LISTING...............................................         35
SECTION 7.08.    BLUE SKY.............................................................         36
SECTION 7.09.    COMPANY STOCK OPTIONS................................................         36

                                                                                          PAGE
                                                                                        ---------
                                       ARTICLE VIII

                              CONDITIONS TO THE MERGER

SECTION 8.01.    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE                 36
                   MERGER.............................................................
SECTION 8.02.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.........................         37
SECTION 8.03.    CONDITIONS TO THE OBLIGATIONS OF PARENT..............................         37

                                       ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01.    TERMINATION..........................................................         38
SECTION 9.02.    EFFECT OF TERMINATION................................................         39
SECTION 9.03.    AMENDMENT............................................................         39
SECTION 9.04.    WAIVER...............................................................         39
SECTION 9.05.    EXPENSES.............................................................         39

                                        ARTICLE X

                                  GENERAL PROVISIONS

SECTION 10.01.   NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................         40
SECTION 10.02.   NOTICES..............................................................         40
SECTION 10.03.   SEVERABILITY.........................................................         40
SECTION 10.04.   ASSIGNMENT; BINDING EFFECT; BENEFIT..................................         41
SECTION 10.05.   INCORPORATION OF EXHIBITS............................................         41
SECTION 10.06.   GOVERNING LAW........................................................         41
SECTION 10.07.   WAIVER OF JURY TRIAL.................................................         41
SECTION 10.08.   HEADINGS.............................................................         41
SECTION 10.09.   COUNTERPARTS.........................................................         41
SECTION 10.10.   ENTIRE AGREEMENT.....................................................         41

                                    EXHIBITS

Exhibit
1.00(a)        Form of Stockholder Stock Option and Proxy Agreement
Exhibit 7.03   Form of Company Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), NECTARINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and CONTOUR MEDICAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY");

                              W I T N E S S E T H:

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to combine the respective businesses of Parent and the Company by means of a merger (the "MERGER") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Nevada (the "GENERAL CORPORATION LAW");

    WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent has entered into a stock option and proxy agreement substantially in the form attached hereto as EXHIBIT 1.00(A), dated as of the date hereof (the "STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT"), with Retirement Care Associates, Inc., a corporation organized and existing under the laws of the State of Colorado ("PRINCIPAL STOCKHOLDER"), pursuant to which Principal Stockholder has granted to Parent an option to purchase from Principal Stockholder, and a proxy to vote, all of the shares of Company Capital Stock (as hereinafter defined) held by Principal Stockholder, all upon the terms and subject to the conditions set forth therein;

    WHEREAS, concurrently with the execution of this Agreement, Parent, Principal Stockholder and Peach Acquisition Corporation, a Colorado corporation and a direct wholly owned subsidiary of Parent ("RCA MERGER SUB"), have entered into an Agreement and Plan of Merger and Reorganization (the "RCA MERGER AGREEMENT") pursuant to which RCA Merger Sub will be merged with and into Principal Stockholder (the "RCA MERGER"), all upon the terms and subject to the conditions set forth therein; and

    WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a purchase under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC");

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to equally applicable to the singular and plural number of the terms so defined, unless the context otherwise requires):

    "AFFILIATE" shall have the meaning specified in rule 144 promulgated under the Securities Act.

    "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

    "ARTICLES OF MERGER" shall have the meaning specified in Section 2.03.

    "BENEFICIAL OWNER" shall mean, with respect to any shares of capital stock, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares of capital stock.

    "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

    "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

    "CASH DEPOSIT" shall have the meaning specified in Section 3.05.

    "CLOSING" shall have the meaning specified in Section 2.02.

    "CLOSING DATE MARKET PRICE" shall mean the average of the last reported sales prices of one share of Parent Common Stock on the NYSE during the period of the 20 most recent trading days ending on the Determination Date.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

    "COMMON EXCHANGE RATIO" shall have the meaning specified in Section 3.01(a).

    "COMPANY" shall have the meaning specified in the preamble to this Agreement.

    "COMPANY 1996 10-K" shall have the meaning specified in Section 4.02.

    "COMPANY AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.05(a).

    "COMPANY BENEFIT PLANS" shall have the meaning specified in Section 4.09(a).

    "COMPANY CAPITAL STOCK" shall mean the Company Common Stock and the Series A Preferred Stock.

    "COMPANY COMMON STOCK" shall mean the Common Stock par value $0.001 per share, of the Company.

    "COMPANY CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of November 12, 1996, between Parent and Principal Stockholder.

    "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

    "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole.

    "COMPANY MATERIAL CONTRACT" shall have the meaning specified in Section
4.11.

    "COMPANY PERMITS" shall have the meaning specified in Section 4.06(a).

    "COMPANY REPORTS" shall have the meaning specified in Section 4.07(a).

    "COMPANY STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

    "COMPANY STOCK OPTION" shall have the meaning specified in Section 3.06.

    "COMPANY STOCK PLANS" shall mean the Company's Non-Qualified Stock Bonus Plan and the Company's 1996 Stock Option Plan.

    "COMPANY SUBSIDIARIES" shall have the meaning specified in Section 4.01.

    "COMPETING TRANSACTION" shall mean any of the following involving the Company, as the case may be (other than the Merger contemplated by this Agreement):

        (i) any merger, consolidation, share exchange, business combination or other similar transaction;

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

       (iii) any tender offer or exchange offer for 15 percent or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

        (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15 percent or more of the outstanding voting securities of such party;

        (v) any solicitation in opposition to the approval of this Agreement by the stockholders of the Company; or

        (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    "CONFIDENTIALITY AGREEMENTS" shall mean the Parent Confidentiality Agreement and the Company Confidentiality Agreement.

    "COSTS" shall have the meaning specified in Section 7.04(d).

    "DELAWARE GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of Delaware.

    "DETERMINATION DATE" shall mean the fifth business day prior to the date on which the Effective Time is expected to occur.

    "DISSENTING SHARES" shall have the meaning specified in Section 3.09.

    "$" shall mean United States Dollars.

    "EFFECTIVE TIME" shall have the meaning specified in Section 2.03.

    "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

    "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

    "EXCHANGE AGENT" shall have the meaning specified in Section 3.03.

    "EXCHANGE FUND" shall have the meaning specified in Section 3.03.

    "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the closing of the Merger.

    "GENERAL CORPORATION LAW" shall have the meaning specified in the recitals to this Agreement.

    "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

    "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

    "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

    "INDEMNIFIED PARTIES" shall have the meaning specified in Section 7.04(d).

    "IRS" shall mean the United States Internal Revenue Service.

    "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

    "MEDICAID" shall have the meaning specified in Section 4.06(a).

    "MERGER" shall have the meaning specified in the recitals to this Agreement.

    "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "PARENT" shall have the meaning specified in the preamble to this Agreement.

    "PARENT 1995 10-K" shall have the meaning specified in Section 5.02.

    "PARENT AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.03(b).

    "PARENT BENEFIT PLANS" shall have the meaning specified in Section 5.09(a).

    "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of Parent.

    "PARENT CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of December 20, 1996, between Parent and Principal Stockholder.

    "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and forming a part hereof.

    "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole.

    "PARENT MATERIAL CONTRACT" shall have the meaning specified in Section 5.11.

    "PARENT PERMITS" shall have the meaning specified in Section 5.06(a).

    "PARENT PREFERRED STOCK" shall mean the preferred stock of Parent designated as "Series A Preferred Stock" pursuant to the certificate of designation of preferences of preferred shares of Parent filed with the Secretary of State of the State of Delaware on June 2, 1995.

    "PARENT REPORTS" shall have the meaning specified in Section 5.07(a).

    "PARENT RIGHTS" shall mean the preferred stock purchase rights issued pursuant to that certain Rights Agreement, as amended, dated as of June 2, 1995, between Parent and Boatmens' Trust Company (the "Parent Rights Agreement").

    "PARENT STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

    "PARENT STOCK PLANS" shall mean Parent's 1993 Combined Incentive and Nonqualified Stock Option Plan, as amended, 1993 Directors Stock Option Plan, as amended, 1995 Non-Employee Directors' Stock Option Plan, 1996 Combined Incentive and Nonqualified Stock Option Plan, as amended, and 1997 Stock Incentive Plan and Employee Stock Purchase Plan.

    "PARENT SUBSIDIARIES" shall have the meaning specified in Section 5.01.

    "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

    "PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of January 10, 1997, by and between Parent and RCA.

    "PRESURRENDER DIVIDENDS" shall have the meaning specified in Section 3.03.

    "PRINCIPAL STOCKHOLDER" shall have the meaning specified in the recitals to this Agreement.

    "PROXY STATEMENT" shall have the meaning specified in Section 7.01(a).

    "REGISTRATION STATEMENT" shall have the meaning specified in Section
7.01(a).

    "REPRESENTATIVES" shall have the meaning specified in Section 6.05(a).

    "RULE 145 AFFILIATE" shall mean, with respect to any specified person, any other persons who are "affiliates" of such specified person within the meaning of rule 145 promulgated under the Securities Act.

    "SEC" shall have the meaning specified in the recitals to this Agreement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

    "SERIES A PREFERRED STOCK" shall mean the preferred stock of the Company designated as "Series A Convertible Preferred Stock" pursuant to Amendment Number Eight to Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on February 2, 1995.

    "STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

    "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    "SUPERIOR PROPOSAL" shall have the meaning specified in Section 6.06.

    "SURVIVING CORPORATION" shall have the meaning specified in Section 2.01.

    "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

    "TERMINATING COMPANY BREACH" shall have the meaning specified in Section 9.01(g).

    "TERMINATING PARENT BREACH" shall have the meaning specified in Section 9.01(h).

    "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Parent may, at its option, elect to amend this Agreement to provide for a merger of Company with and into Merger Sub or Parent or one or more other affiliates of Parent (an "ALTERNATIVE MERGER"); PROVIDED, HOWEVER, that (i) any such Alternative Merger shall not adversely affect the tax or accounting treatment provided for herein and shall not materially delay consummation of the transactions contemplated hereby, (ii) in the event of any such election, the Company shall have the opportunity to update the Company Disclosure Schedule to reflect additional items that are required to be set forth therein only as a result of any differences between the Alternative Merger structure and that of the Merger and (iii) Parent shall waive any failure to satisfy Section 8.03(a) or 8.03(b) to the extent such non-compliance results only from any differences between the Alternative Merger structure and that of the Merger.

    SECTION 2.02. CLOSING. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, unless another date, time or place is agreed to by the Company and Parent.

    SECTION 2.03. EFFECTIVE TIME. At the time of the Closing, the parties shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with the relevant provisions of, the

General Corporation Law (the date and time of such filing, or such later time as may be agreed by the parties hereto and specified in the Articles of Merger, being the "EFFECTIVE TIME").

    SECTION 2.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.05. ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by the Company and Parent prior to the Effective Time, at the Effective Time:

        (a) the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by Law and such articles of incorporation or bylaws;

        (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal; and

        (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 3.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(c) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for, at the election of Parent, which election must be made prior to the date the Proxy Statement is mailed to the stockholders of the Company, clause (i) to be applicable in the absence of a timely election (the election of clause (ii) or (iii) being a "CASH ELECTION"), (i) that number of shares of Parent Common Stock (the "COMMON EXCHANGE RATIO") equal to the quotient of $8.50 and the Closing Date Market Price, (ii) $8.50, net in cash, without interest thereon, or (iii) a combination of shares of of Parent Common Stock (valued at the Closing Date Market Price) and cash with an aggregate value of $8.50;

        (b) Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock to be cancelled pursuant to Section 3.01(c) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for, at the election of Parent (the selection of clause (ii) or (iii) being a "CASH ELECTION"), (i) that number of shares of Parent Common Stock equal to the quotient of $4.00 and the Closing Date Market Price, (ii) $4.00, net in cash, without interest thereon or (iii) a combination of shares of Parent Common Stock (valued at the Closing Date Market Price) and cash with an aggregate value of $4.00;

        (c) Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

        (d) Each share of common stock, par value $.001 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    SECTION 3.02. EXCHANGE OF SHARES OTHER THAN TREASURY SHARES AND DISSENTING SHARES. Subject to the terms and conditions hereof, at or prior to the Effective Time, Parent shall appoint an exchange agent to effect the exchange of shares of Company Capital Stock (other than Dissenting Shares) for Parent Common Stock or cash, as the case may be, in accordance with the provisions of this
Article III (the "EXCHANGE AGENT"). From time to time after the Effective Time, Parent shall deposit, or cause to be deposited, certificates representing Parent Common Stock for conversion of shares of Company Capital Stock (other than Dissenting Shares) or cash, as the case may be, in accordance with the provisions of Section 3.01 (such certificates or cash, together with any dividends or distributions with respect thereto, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing shares of Company Capital Stock (other than Dissenting Shares) may surrender the same to the Exchange Agent and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Parent. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock or cash into which the shares of Company Capital Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and any such shares of Parent Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding shares of Company Capital Stock shall be deemed for all corporate purposes of Parent, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Parent Common Stock or cash into which the shares of Company Capital Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing shares of Company Capital Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Parent Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing shares of Company Capital Stock, however, the record holder of the certificate or certificates representing shares of Parent Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Parent, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Parent Common Stock ("PRESURRENDER DIVIDENDS"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing shares of Company Capital Stock. After the appointment of the Exchange Agent shall have been terminated, such holders of Parent Common Stock which have not received payment of Presurrender Dividends shall look only to Parent for payment thereof. Notwithstanding the foregoing provisions of this
Section 3.02, risk of loss and title to such certificates representing shares of Company Capital Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 3.03. In the event that this Agreement shall have been terminated pursuant to Section 9.01 hereof, the Company and Parent shall cause the Exchange Agent to use its commercially reasonable efforts to effect the prompt return of stock certificates representing shares of Company Capital Stock to the holders thereof.

    SECTION 3.03. STOCK TRANSFER BOOKS. (a) At the Effective Time, each of the stock transfer books of the Company with respect to shares of Company Capital Stock shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the stock transfer records of the Company, at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with Section 3.02, if the certificate or certificates representing such shares of Company Capital Stock is or are surrendered as provided in Section 3.02, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting a Rule 145 Affiliate of the Company shall not be exchanged until Parent shall have received from such person an executed Company Affiliate Agreement, as provided in Section 7.03.

    SECTION 3.04 NO FRACTIONAL SHARE CERTIFICATES. Unless Parent otherwise determines, no scrip or fractional share certificates for Parent Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of Company Capital Stock, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of the Surviving Corporation with respect to such fractional share interest. In lieu of fractional shares, each holder of shares of Company Capital Stock who, except for the provisions of this Section 3.04, would be entitled to receive a fractional share of Parent Common Stock shall, upon surrender of the certificate or certificates representing shares of Company Capital Stock, be entitled to receive an amount in cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by (b) the closing price for a share of Parent Common Stock on the NYSE on the first business day immediately prior to the Effective Time. At or prior to the Effective Time, Parent shall pay to the Exchange Agent an amount in cash (the "CASH DEPOSIT") sufficient for the Exchange Agent to pay each holder of Company Capital Stock the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to this
Section 3.04. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Company Capital Stock, subject to and in accordance with the terms of Section 3.02. In no event shall either (i) the total cash consideration paid to holders of Company Capital Stock in lieu of fractional shares exceed one percent (1%) of the value of the total consideration issued to holders of Company Capital Stock in exchange for their Company Capital Stock or (ii) any holder of Company Capital Stock, directly or indirectly, receive cash in an amount equal to or greater than the value of one full share of Parent Company Stock.

    SECTION 3.05 OPTIONS AND WARRANTS TO PURCHASE COMPANY COMMON STOCK. At the Effective Time, each option or warrant granted by the Company to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):

        (a) the number of shares of Parent Common Stock to be subject to the new option or warrant shall be equal to the product of (i) the number of shares of Company Common Stock subject to the original option or warrant and (ii) the Common Exchange Ratio;

        (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to the quotient of (i) the exercise price per share of Company Common Stock under the original option or warrant divided by (ii) the Common Exchange Ratio; and

        (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

    The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

    SECTION 3.06 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period or the number of shares of Company Capital Stock on a fully diluted basis is in excess of that specified in Section
4.03 and disclosed in 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), but excluding options permitted to be issued pursuant to Section 6.01(b) hereof, then, the exchange ratios established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

    SECTION 3.07 UNDISTRIBUTED AMOUNTS. Any portion of the Exchange Fund or the Cash Deposit which remains undistributed for six months after the Effective Time shall be delivered to Parent, and any holder of Company Capital Stock who has not theretofore complied with the provisions of this Article III shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock or any cash in lieu of fractional shares of Parent Common Stock and any Presurrender Dividends.

    SECTION 3.08  DISSENTING SHARES.  Notwithstanding any provision of Section
3.01 hereof to the contrary, shares of Company Capital Stock which are held by holders of such shares who have not voted in favor of the Merger, who are entitled to dissent and who have delivered a written notice of intent to demand payment for such shares in the manner provided in Section 481 et seq. of the General Corporation Law ("DISSENTING SHARES"), shall not be converted into or exchanged for or represent the right to receive any shares of Parent Common Stock, unless such holder fails to perfect or effectively withdraws or loses such rights to payment. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses such right to payment, then such Dissenting Shares shall thereupon be deemed to have been converted into and exchanged pursuant to Section 3.01 hereof, as of the Effective Time, for the right to receive shares of Parent Common Stock issued in the Merger to which the holder of such shares of Company Capital Stock is entitled, without any interest thereon. The Company shall give Parent prompt notice of any notices and demands received by the Company for payment for shares of Company Capital Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Prior to the Effective Time, the

Company shall establish an escrow account with a financial institution and the Company shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Merger. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each directly and indirectly owned subsidiary of the Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and the Company Subsidiaries, taken as a whole.

    SECTION 4.02.  ARTICLES OF INCORPORATION AND BYLAWS.  Except as set forth in
Section 4.02 of the Company Disclosure Schedule, the copies of the Company's articles of incorporation and bylaws that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "COMPANY 1996 10-K") are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

    SECTION 4.03. CAPITALIZATION. The authorized capital stock of the Company consists of 76,000,000 shares of Company Common Stock and 1,265,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of the date hereof (i) 7,996,793 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) no shares of Company Common Stock are held in the treasury of the Company,
(iii) no shares of Company Common Stock are held by the Company Subsidiaries,
(iv) 905,250 shares of Company Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Company Stock Plans, (v) 784,815 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Company Common Stock, (vi) 194,250 shares of Company Common Stock are reserved for issuance upon conversion of the Series A Preferred Stock, (vii) 1,000,000 shares of Company Common Stock are reserved for issuance upon conversion of the

Company's 9% Convertible Debentures and (viii) 185,000 shares of Series A Preferred Stock are issued and outstanding. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans or pursuant to agreements or arrangements described in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 4.03 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of (w) the number of options and warrants to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (x) the exercise price of each such outstanding stock option and warrant, (y) the vesting schedule of each such outstanding stock option and (z) the grantee or holder of each such option and warrant. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except in accordance with the terms of the Series A Preferred Stock, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in
Section 4.03 of the Company Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

    SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock and Series A Preferred Stock entitled to vote with respect thereto at the Company Stockholders' Meeting, voting together as a single class and the filing and recordation of the Articles of Merger as required by the General Corporation Law). The execution and delivery of the Stockholders Stock Option and Proxy Agreement by Principal Stockholder and the consummation by Principal Stockholder of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Stockholders Stock Option and Proxy Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, the filing and recordation of the Articles of Merger as required by the General Corporation Law, and as set forth in Section 4.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

    SECTION 4.06. PERMITS; COMPLIANCE WITH LAWS. (a) The Company and the Company Subsidiaries are in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Company Permit, except any such Company Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, since June 30, 1996, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    (b) Except as disclosed on Section 4.06(b) of the Company Disclosure Schedule, since June 30, 1996, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by the Company or any of the Company Subsidiaries (the "COMPANY PRODUCTS"), other than a Company Third Party Product (as defined below), is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no officer of the Company or any of the Company Subsidiaries knows of any such defect or failure. In the case of products which are produced or manufactured by third parties and are distributed by the Company or any of the Company Subsidiaries (the "COMPANY THIRD PARTY PRODUCTS"), to the knowledge of any of the officers of the Company or any of the Company Subsidiaries, there have been no written notices, citations or decisions by any governmental or regulatory body that any Company Third Party Product distributed at any time by the Company or any of the Company Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the officers of the Company or any of the Company Subsidiaries knows of any such defect or failure. The Company and each of the Company Subsidiaries has complied with the laws, regulations, policies, procedures and specifications applicable to the Company with respect to the design, manufacture, labelling, testing and inspection of Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the United States Food and Drug Administration (the "FDA"), and has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Company Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, labelling, testing and inspection of Company Products and the operation of manufacturing facilities outside of the United States except for such non-compliance as would not have a Company Material Adverse Effect. Except as disclosed on Section 4.06(b) of the Company Disclosure Schedule, since June 30, 1996, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the officers of the Company or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Company Products, other than Company Third Party Products, and neither the Company nor any of the Company Subsidiaries has independently engaged in recalls or field notifications. In the case of Company Third Party Products distributed by the Company or any of the Company Subsidiaries, neither Company nor any of the Company Subsidiaries has received any notices or any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Company Third Party Products, and neither Company nor any of the Company Subsidiaries has independently engaged in recalls or field notifications. Except as set forth on Exhibit 4.06(b) to the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received, and to the knowledge of any of the officers of the Company or any of the Company Subsidiaries, there is no reasonable basis for, any warning letter or Section 305 notices from the FDA.

    (c) Except as set forth on Section 4.06(c)(i) of the Company Disclosure Schedule, the Company or one or more of the Company Subsidiaries has obtained, in all countries where the Company or such Company Subsidiary, as applicable, is marketing or has marketed the Company Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or Federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Company Products in such countries that are currently marketed by the Company or such Company Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Company Material Adverse Effect. Section 4.06(c)(ii) of the Company Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings relating to Company Products. Section 4.06(c)(iii) of the Company Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Company Products since June 30, 1996.

    SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, the Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since June 30, 1994 through the date of this Agreement (collectively and as amended, the "COMPANY REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 4.07 of the Company Disclosure Schedule, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

    (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of the Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1996 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in
Section 4.08 of the Company Disclosure Schedule or as disclosed in any Company Report filed since June 30, 1996, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice.

    SECTION 4.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Section 4.09(a) of the Company Disclosure Schedule lists (i) all employee benefit plans as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its affiliates and any employee of the Company or of any Company Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plans, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form
5500) filed with the IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Except as disclosed on Section 4.09(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

    (b) None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

    (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 4.09(c) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No legal action, suit or claim is pending or threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

    (d) The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.09(d) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individual or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iv) neither the Company nor any Company Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan; (vi) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Company Benefit Plan subject to Title IV of ERISA; (vii) no Company Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; (viii) none of the assets of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (ix) all contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates; (x) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance; and
(xi) as of the Effective Time, no Company Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

    (e) Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, to the Company's knowledge, the Company and the Company Subsidiaries are in compliance with the requirements of the Americans With Disabilities Act.

    (f) The Company and the Company Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

    (g) Except as set forth in Section 4.09(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Company Material Adverse Effect.

    (h) The Company has delivered to Parent true, complete and correct copies of
(i) all employment agreements with officers and all consulting agreements of the Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees or consultants which contain "change of control" provisions.

    SECTION 4.10. CERTAIN TAX MATTERS. Except as disclosed in the Company Reports, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. The Company is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under
Section 368 of the Code.

    SECTION 4.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Set forth in Section 4.11 of the Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries as described in the notes to the financial statements incorporated in the Company 1996 10-K.

    SECTION 4.12.  LITIGATION.  Except as disclosed in the Company Reports or in
Section 4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 4.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports or in Section 4.13 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of the Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of any Environmental Law.

    SECTION 4.14. INTELLECTUAL PROPERTY. Except as set forth in Section 4.14 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of the Company and the Company Subsidiaries as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.14 of the Company Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Company or any Company Subsidiary and (ii) the Company or any Company Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 4.14 of the Company Disclosure Schedule, the conduct of the respective businesses of the Company and the Company Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 4.15. TAXES. The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.15(a) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment; (b) neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of the Company Subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any Company Subsidiaries; (c) neither the Company nor any of the Company Subsidiaries is currently being audited by any taxing authority; (d) there are no tax liens on any assets of the Company or any Company Subsidiary; (e) neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (f) the accruals and reserves for taxes reflected in the audited balance sheet as of June 30, 1996 included in the Company 1996 10-K are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles; (g) neither the Company nor any of the Company Subsidiaries is required to include in income any amount in respect of any adjustment under Section 481 of the Code;
(h) neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the

Code, determined without regard to Section 280G(b)(4) of the Code; (i) neither the Company nor any of the Company Subsidiaries owns any property of a character, the transfer of which would give rise to (x) a revaluation of such property for purposes of any AD VALOREM or similar tax, or (y) any documentary, stamp or other transfer tax; and (j) neither the Company nor any of the Company Subsidiaries has an "excess loss account" for purposes of the treasury regulations promulgated under Section 1502 of the Code. Within ten days after the date hereof, the Company and the Company Subsidiaries will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's and the Company Subsidiaries' incorporation.

    SECTION 4.16. INSURANCE. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and the Company Subsidiaries provide adequate coverage against loss.

    SECTION 4.17. PROPERTIES. Except as set forth in Section 4.17 of the Company Disclosure Schedule or specifically described in the Company Reports, the Company and the Company Subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company 1996 10-K as being owned by the Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

    SECTION 4.18. RULE 145 AFFILIATES. Section 4.18 of the Company Disclosure Schedule sets forth the name and address of each person who is, in the Company's reasonable judgment, a Rule 145 Affiliate of the Company.

    SECTION 4.19. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

    SECTION 4.20. CERTAIN BUSINESS PRACTICES. None of the Company, any Company Subsidiary or any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

    SECTION 4.21. TRANSACTION EXPENSES. Section 4.21 of the Company Disclosure Schedule sets forth the Company's current, good faith, itemized estimate of the fees and expenses the Company will incur in connection with consummating the Merger and the other transactions contemplated hereby.

    SECTION 4.22.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 4.22 of the Company Disclosure Schedule or in the Company Reports, since December 19, 1996, no executive officer, director or stockholder of the Company or any of the Company Subsidiaries has engaged in any business dealings with the Company or any of the Company Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

    SECTION 4.23. STATE TAKEOVER STATUTES. The board of directors of the Company has approved the Merger, this Agreement, the Stockholders Stock Option and Proxy Agreement, the Pledge Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Stock Option and Proxy Agreement, the Pledge Agreement and the transactions contemplated hereby and thereby the provisions of Sections 78.378 through 78-3793, inclusive, and Sections 78.411 through 78.444, inclusive of the General Corporation Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholder Stock Option and Proxy Agreement, the Pledge Agreement or the transactions contemplated hereby or thereby.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

    SECTION 5.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Parent, Merger Sub and each other subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (b) SECTION 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Parent and the Parent Subsidiaries, taken as a whole.

    SECTION 5.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Parent's certificate of incorporation and bylaws that are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "PARENT 1995 10-K") are true, complete and correct copies thereof. Parent has heretofore furnished the Company with true, complete and correct copies of the articles of incorporation and bylaws of Merger Sub. Such certificate or articles of incorporation, as the case may be, and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate or articles of incorporation, as the case may be, or bylaws.

    SECTION 5.03. CAPITALIZATION. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as Parent Preferred Stock. As of the date hereof (i) 48,104,729 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 3,008,958 shares of Parent Common Stock are held in a Grantor Stock Trust, (iii) 2,030,116 shares of Parent Common Stock are held in the treasury of Parent, (iv) no shares of Parent Common Stock are held by the Parent Subsidiaries, (v) 3,334,547 shares of Parent Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Parent Stock Plans, (vi) 500,000 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Parent Common Stock, (vii) 3,814,102 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6% Convertible Subordinated Debentures due 2004, (viii) 899,170 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6 1/2% Convertible Subordinated Debentures due 2003, (ix) no shares of Parent Preferred Stock are issued and outstanding and (x) 1,000,000 shares of Parent Preferred Stock are reserved for future issuance pursuant to the Parent Rights. As of the date hereof, there are no shares of preferred stock of Parent issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, pursuant to the Parent Rights or pursuant to agreements or arrangements described in Section 5.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent, Merger Sub or any other Parent Subsidiary or obligating Parent, Merger Sub or any other Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent, Merger Sub or any other Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent, Merger Sub or any other Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

    SECTION 5.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote with respect thereto at the Parent Stockholders' Meeting, if required, and the filing and recordation of the Articles of Merger as required by the General Corporation Law). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    SECTION 5.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate or articles of incorporation, as the case may be, or bylaws of Parent or Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (iii) except as set forth in Section 5.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any other Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

    (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except
(i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Articles of Merger as required by the General Corporation Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

    SECTION 5.06. PERMITS; COMPLIANCE WITH LAWS. (a) Parent, Merger Sub and each other Parent Subsidiary is in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Parent, Merger Sub or any other Parent Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted and (ii) agreements from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Medicare program, any applicable Medicaid program or any comparable foreign medical reimbursement program (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, all of Parent's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. None of Parent, Merger Sub or any other Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Purchaser nor any Purchaser Subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of Parent, threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.06(a) of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Parent Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid program or (ii) the suspension or cancellation of any other Parent Permit, except any such Parent Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, since December 31, 1995, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (b) Parent and each Parent Subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Parent or any Parent Subsidiary as a provider in any such program, and neither Parent nor any Parent Subsidiary has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with Parent or such Parent Subsidiary as a provider, which action, investigation or proceeding would have, individually or in the aggregate, a Parent Material Adverse Effect.

    (c) Parent and each Parent Subsidiary have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, except where the failure to file such claim, report or other filing would not have, individually or in the aggregate, a Parent Material Adverse Effect. Except as indicated in its financial statements included in the Parent Reports, Parent or each Parent Subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither Parent nor any Parent Subsidiary has any knowledge or notice of any material changes required to made to any cost reports, claims, or filings made by it for any period or of any deficiency in such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Parent Material Adverse Effect.

    SECTION 5.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it
(A) with the SEC and the NYSE since December 31, 1994 through the date of this Agreement (collectively and as amended, the "PARENT REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Except as is provided in the Parent Reports or as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

    (b) Except as is provided in the Parent Reports or in Section 5.07(b) of the Parent Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

    (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and its Subsidiaries as reported in the Parent Reports, including the notes thereto, or as disclosed in Section 5.07(c) of the Parent Disclosure Schedule, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 5.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since December 31, 1995, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by Merger Sub, (iii) any material change by Parent in its accounting methods, principles or practices or (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities.

    SECTION 5.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"), Parent has delivered or made available to the Company a true, complete and correct copy of
(i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and
(v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code.

    (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement.

With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    (c) Except as set forth in Section 5.09(c) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.10. CERTAIN TAX MATTERS. Except as disclosed in the Parent Reports, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement including, without limitation, any Cash Election) that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

    SECTION 5.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Parent Reports or in Section 5.11 of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Set forth in
Section 5.11 of the Parent Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and its subsidiaries as described in the notes to the financial statements incorporated in the Parent 1995 10-K.

    SECTION 5.12.  LITIGATION.  Except as disclosed in the Parent Reports or in
Section 5.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent Reports or as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary in violation of any Environmental Law.

    SECTION 5.14. INTELLECTUAL PROPERTY. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of Parent and the Parent Subsidiaries as currently conducted, and Parent is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 5.14 of the Parent Disclosure Schedule lists all material licenses, sublicenses and other agreements to which Parent or any Parent Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of Parent or any Parent Subsidiary and (ii) Parent or any Parent Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section
5.14 of the Parent Disclosure Schedule, the conduct of the respective businesses of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there are no infringements of any proprietary rights owned by or licensed by or to Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.15. TAXES. Except as set forth in Section 5.15 of the Parent Disclosure Schedule and except for such matters that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent, Merger Sub and each other Parent Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent, Merger Sub and the other Parent Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Parent, Merger Sub or any other Parent Subsidiary and (iv) Parent, Merger Sub and each other Parent Subsidiary has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

    SECTION 5.16. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

    SECTION 5.17. CERTAIN BUSINESS PRACTICES. None of Parent, any Parent Subsidiary or any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

        (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary except for (A) issues of Company Common Stock pursuant to options, warrants and convertible Company Capital Stock outstanding on the date hereof and disclosed as such pursuant to Section 4.03 and (B) employee stock option grants to non-officers and directors of the Company; PROVIDED, HOWEVER, that (x) such grants are at fair market value and at a level consistent with past practice, (y) Parent has received notice of the Company's intention to grant such options and has consented thereto in writing (which consent shall not be unreasonably withheld) and (z) the aggregate amount of such granted options does not exceed 10,000 shares of Company Common Stock, or (ii) any property or assets of the Company or any Company Subsidiary;

        (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole; (iv) enter into any contract or agreement relating to the provision or receipt of pharmacy products or services, therapy or supplies that is not cancelable without penalty upon not more than 60 days' notice;
    (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for calendar year 1997 and disclosed to Parent and that are not, in the aggregate, in excess of $100,000 for the Company and the Company Subsidiaries taken as a whole; or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

        (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

        (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

        (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, or propose to do any of the foregoing, except for the mandatory redemption of any Series A Preferred Stock outstanding on the date hereof;

        (h) increase the compensation payable or to become payable to, or pay or enter into any agreement or understanding to pay any bonus to, its directors, officers, consultants or employees (other than increases in compensation for non-officer employees that are in the ordinary course of business consistent with past practice and the payment of bonuses to non-officer employees that are in the ordinary course of business consistent with past practice and pursuant to objective written criteria established by the board of directors of the Company PROVIDED that Parent has received notice of the Company's intention to implement such increase and has consented thereto in writing (which consent shall not be unreasonably withheld)), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company or any Company Subsidiary and any of the Company's directors, officers, consultants or employees;

        (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

        (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

        (k) make any tax election or settle or compromise any material Federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

        (l) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions or payments pursuant to the agreements set forth on Section 6.01(m) of the Company Disclosure Schedule any affiliate of the Company or of Principal Stockholder; or

        (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 6.02. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except
(i) as set forth in Section 6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the RCA Merger) or (iii) as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except (i) as set forth in Section
6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the RCA Merger) or (iii) as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

        (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

        (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

        (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (d) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

        (e) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 6.03. NOTICES OF CERTAIN EVENTS. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect or to delay or impede the ability of either the Company or Parent to perform its obligations pursuant to this Agreement and to effect the consummation of the Merger.

    SECTION 6.04. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the Company Subsidiaries, respectively,
to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

    (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Section 6.04.

    SECTION 6.05. NO SOLICITATION OF TRANSACTIONS. The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary, to take any such action; PROVIDED, HOWEVER, that nothing contained in this Section 6.05 shall prohibit the board of directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.05 or (ii) with regard to such an offer, after receiving the advice of outside counsel to the effect that the board of directors of the Company is required to do so in order to discharge properly its fiduciary duties, considering, negotiating and approving and recommending to the shareholders of the Company an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this Section 6.06, (B) if executed or consummated would be a Competing Transaction, (C) is not subject to financing and (D) the board of directors of the Company determines in good faith, after receipt of an opinion of its financial advisor to such effect, would result in a transaction more favorable to the Company's stockholders, than the transaction contemplated by this Agreement (any such acquisition proposal, a "SUPERIOR PROPOSAL"). The Company shall notify Parent promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 6.05.

    SECTION 6.06. LETTERS OF ACCOUNTANTS. At the written request of Parent, each of the Company and Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of each of Coopers & Lybrand L.L.P., BDO Seidman LLP and Pender Newkirk & Company, and Arthur Andersen LLP, respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby.

    SECTION 6.07. SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, each of the Company and Parent (i) shall consult with the other prior to making publicly available its financial results for any period and (ii) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and shall promptly deliver to the other copies of each such report filed with the SEC.

    SECTION 6.08. CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

    SECTION 6.09. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub, the Company or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

    (b) Each of the parties hereto shall promptly give (or cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable Law or by any contract, license, lease or other agreement to which it or

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any of its subsidiaries is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Merger or the other transactions contemplated by this Agreement.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.01. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare, and the Company and Parent shall file with the SEC, a document or documents that will constitute (i) if Parent Common Stock is to be issued in the Merger, the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the Company's stockholders pursuant to the Merger and (ii) the proxy statement or information statement with respect to the Merger relating to the special meeting of, or the taking of action by written consent by, the Company's stockholders (in either case, the "COMPANY STOCKHOLDERS' MEETING") and, if required, Parent's Stockholders (the "PARENT STOCKHOLDERS' MEETING"), to be held to consider approval of this Agreement and the Merger contemplated hereby (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NYSE in accordance with its rules. If applicable, each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement, if applicable, and Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, if applicable, the Proxy Statement shall be mailed to the stockholders of the Company and, if required, of Parent. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NYSE, (iv) the General Corporation Law and (v) the Delaware General Corporation Law.

    (b) The Proxy Statement shall include (i) the approval of the Merger and, if the Company solicits proxies from the Company's stockholders, the recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and, if required, (ii) the approval of the Merger and recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby.

    (c) No amendment or supplement to the Proxy Statement, if applicable, or the Registration Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. If applicable, each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    (d) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement, if applicable, or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' Meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and (B) if applicable, in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement, if applicable, or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the General Corporation Law, the Securities Act and the Exchange Act.

    (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement, if applicable, or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and (B) if applicable, in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the General Corporation Law, the General Corporation Law, the Securities Act and the Exchange Act.

    SECTION 7.02. STOCKHOLDERS' MEETINGS. The Company shall call and hold the Company Stockholders' Meeting and, if applicable, Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement, and the Company and Parent shall use all reasonable efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting, if any, on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. If applicable, the Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval. If applicable, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval, if required. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's articles or certificate of incorporation, as the case may be, and bylaws to effect the Merger.

    SECTION 7.03. RULE 145 AFFILIATES. If Parent has not previously made a Cash Election, not fewer than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who was, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Rule 145 Affiliate of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate agreement in the form attached hereto as EXHIBIT 7.03 (each, a "COMPANY AFFILIATE AGREEMENT"), executed by each of the Pooling Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Rule 145 Affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed Company Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

    SECTION 7.04. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification that are set forth, as of the date of this Agreement, in the articles of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

    (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Colorado law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

    SECTION 7.05. NO SHELF REGISTRATION. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company or Parent within the meaning of rule 145 promulgated under the Securities Act.

    SECTION 7.06. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NYSE, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

    SECTION 7.07. STOCK EXCHANGE LISTING. If Parent has not previously made a Cash Election, each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to
Article III and the shares of Parent Common Stock which will be issuable upon exercise of Company Stock Options pursuant to Section 3.05.

    SECTION 7.08. BLUE SKY. If Parent has previously made a Cash Election, each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

    SECTION 7.09. COMPANY STOCK OPTIONS. (a) At the Effective Time, Parent shall assume, by virtue of this Agreement and without any further action on the part of the Company, all of the Company's obligations with respect to each outstanding Company Stock Option, whether vested or unvested. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Company Stock Option, would be such a corporation were Section 424 of the Code applicable to such Company Stock Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Company Stock Plans and the applicable Company Stock Option agreements shall be deemed to refer to Parent, which shall have assumed the Company Stock Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of the Company or Parent. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Plan and the applicable Company Stock Option as in effect immediately prior to the Effective Time, except as otherwise provided in Section 3.05. Parent shall use all reasonable efforts to ensure that Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

    (b) With respect to the Company Stock Plans, Parent shall take all corporate action necessary or appropriate to, as soon as practicable after the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such plan to the extent such registration statement is required under applicable law in order for such shares of Parent Common Stock to be sold without restriction, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options under such plans remain outstanding.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

    SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

        (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of each of the Company and, if applicable, Parent in accordance with the General Corporation Law and the Delaware General Corporation Law, respectively;

        (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

        (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

        (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a change in or have an effect on the business of the Company or Parent that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole; and

        (f) the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock issuable upon the exercise of Company Stock Options pursuant to Section 3.06 shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

        (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to such effect; and

        (b) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to that effect.

    SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

        (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

        (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;

        (c) there shall not be pending or threatened any action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction (whether preliminary, final or appealable) which would, require Parent to hold separate or dispose of any of the stock or assets of the Company or the Company Subsidiaries or imposes material limitations on the ability of Parent to control in any material respect the business, assets or operations of either Parent or the Company; and

        (d) Parent shall have obtained any necessary consent or waiver of NationsBank of Texas, N.A. to consummation of the Merger on terms and conditions satisfactory to Parent.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

        (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

        (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before September 30, 1997; PROVIDED, HOWEVER, that in the event that the Effective Time has not occurred by such time solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent, until December 31, 1997; PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

        (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

        (d) by the Company, if a Parent Stockholders' Meeting is to beheld and the board of directors of Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so;

        (e) by Parent, if (i) the board of directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of the Company shall have been commenced and the board of directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

        (f) (i) by Parent or the Company, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof and (ii) by Parent, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof, if any such vote is required;

        (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such

    Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

        (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 30 days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(h); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

        (i) by Parent, if (x) (A) any Governmental Order, writ, injunction or decree determining the Stockholders Stock Option and Proxy Agreement invalid or unenforceable shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable and (B) the Company, any of the Company Subsidiaries or the Principal Stockholder, or any of any of their officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination or (y) the Principal Stockholder shall be in material breach of the Stockholders Stock Option and Proxy Agreement.

    SECTION 9.02. EFFECT OF TERMINATION. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in
Section 9.05(b), (c), (d) and (e); PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

    SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement by the stockholders of the Company or, if required, Parent, as the case may be, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the General Corporation Law or the Delaware General Corporation Law, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.05. EXPENSES. (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

    (b) In the event that (i) Parent shall terminate this Agreement pursuant to
Section 9.01(d); or (ii) (A) Parent shall terminate this Agreement pursuant to
Section 9.01(e), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction with respect to the Company and (C) within 18 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated; then, in the case of clause (i) of this
Section 9.05(b), promptly after such termination, or, in the case of clause (ii) of this Section 9.05(b), promptly after the execution and delivery of such agreement or such consummation, the Company shall pay to Parent an amount equal to $1,500,000 plus all of Parent's Expenses, as evidenced by reasonable documentation, in an amount not greater than $300,000.

    (c) Any payment required to be made pursuant to Section 9.05(b) shall be made to Parent not later than the date of the entry into an agreement referred to therein and two business days after delivery to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent in the notice of demand for payment delivered pursuant to this Section 9.05(c).

    (d) In the event that the Merger shall not be consummated solely due to the failure by Parent to satisfy or waive Section 8.03(d), then Parent shall pay to the Company within two business days after termination of the Merger Agreement an amount equal to all of the Company's Expenses, as evidenced by reasonable documentation, and in amount no greater than $150,000, by wire transfer of immediately available funds to an account designated by the Company.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement and the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

    SECTION 10.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

    SECTION 10.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

    SECTION 10.04. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Effective Time); provided, further, that in the event that the RCA Merger is consummated at or prior to the Effective Time, then Parent shall have the right to contribute all of the capital stock of Merger Sub to RCA. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than
Section 7.06, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

    SECTION 10.05. INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

    SECTION 10.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF NEVADA. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

    SECTION 10.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

    SECTION 10.08. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.09. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 10.10. ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.

                                          By: /s/ ANDREW L. TURNER
                                             -----------------------------------
                                             Name: Andrew L. Turner
                                             Title: President and Chief
                                          Executive Officer

                                          101 Sun Avenue, N.E.
                                          Albuquerque, New Mexico 87109
                                          Telephone: (505) 821-3355
                                          Telecopy: (505) 856-0747
                                          Attention: Robert F. Murphy
                                          with a copy to:
                                          Brobeck Phleger & Harrison LLP
                                          One Market
                                          Spear Street Tower
                                          San Francisco, CA 94105
                                          Telephone: (415) 442-0900
                                          Telecopy: (415) 442-1010
                                          Attention: Michael J. Kennedy
                                          NECTARINE ACQUISITION CORPORATION
                                          By: /s/ ANDREW L. TURNER
                                             -----------------------------------
                                             Name: Andrew L. Turner
                                             Title: President and Chief
                                          Executive Officer

                                          c/o SUN HEALTHCARE GROUP, INC.
                                          101 Sun Avenue, N.E.
                                          Albuquerque, New Mexico 87109
                                          Telephone: (505) 821-3355
                                          Telecopy: (505) 856-0747
                                          Attention: Robert F. Murphy

                                          CONTOUR MEDICAL, INC.
                                          By: /s/ DONALD F. FOX
                                             -----------------------------------
                                             Name: Donald F. Fox
                                             Title: President

                                          3340-D Scherer Drive
                                          St. Petersburg, Florida 33716
                                          Telephone: (813) 572-0089
                                          Telecopy: (813) 573-5505
                                          Attention: Donald F. Fox
                                          with a copy to:
                                          Rogers & Hardin
                                          2700 Cain Tower
                                          Peachtree Center
                                          229 Peachtree Street, N.E.
                                          Atlanta, Georgia 30303
                                          Telephone: (404) 522-5700
                                          Telecopy: (404) 525-2224
                                          Attention: Steven E. Fox

                                                                 EXHIBIT 1.00(A)

                  STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT

    STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997, among SUN HEALTHCARE GROUP INC., a Delaware corporation ("PARENT"), and RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation ("STOCKHOLDER").

    WHEREAS, as of the date hereof Stockholder owns (either beneficially or of record) 5,222,003 shares of common stock, par value $0.001 per share ("COMPANY COMMON STOCK"), and 89,250 shares of Series A Preferred Stock ("A PREFERRED" and, together with the Company Common Stock, the "COMPANY CAPITAL STOCK"), of Contour Medical, Inc., a Nevada corporation (the "COMPANY") (all such shares of Company Capital Stock owned by Stockholder and any shares of Company Capital Stock hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the "SHARES");

    WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "MERGER AGREEMENT"; capitalized terms not otherwise defined herein being herein with the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into a subsidiary of Parent (the "MERGER"); and

    WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that Stockholder agree, and, in order to induce Parent to enter into the Merger Agreement, Stockholder has agreed, to grant Parent an option to purchase Stockholder's Shares and proxies to vote Stockholder's Shares;

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE OPTIONS

    SECTION 1.01. GRANT OF OPTIONS. Stockholder hereby grants to Parent an irrevocable option (each, an "OPTION") to purchase Stockholder's Shares at (i) a price per share of Company Common Stock equal to $8.50 (the "COMMON PURCHASE PRICE") and (ii) a price per share of A Preferred equal to $4.00 (the "A PURCHASE PRICE" and, together with the Common Purchase Price, the "PURCHASE PRICE"). Each Option shall expire if (i) such Option is not exercised prior to the close of business on the 120th day following termination of the Merger Agreement or (ii) if the Merger Agreement is terminated pursuant to Section 9.01(c) thereof.

    SECTION 1.02. EXERCISE OF OPTIONS. (a) Provided that (i) to the extent necessary, any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT") with respect to the exercise of an Option shall have expired or been terminated and (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court or governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of an Option or the delivery of Shares shall be in effect, Parent may exercise any or all of the Options at any time following the earlier of (i) the termination of the Merger Agreement (other than a termination pursuant to Section 9.01(c) thereof) and (ii) the first occurrence of a Competing Transaction until the expiration of such Options. In the event that Parent wishes to exercise an Option, Parent shall give written notice (the date of such notice being herein called the "NOTICE DATE"), to Stockholder specifying a place and date (not later than ten Business Days (as defined below) and not earlier than three Business Days following the Notice Date) for closing such purchase (the "CLOSING"). For the purposes of this Agreement, the term "BUSINESS DAY" shall mean any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

    (b) If Parent shall exercise any Option in accordance with the terms of this Agreement, and without additional consideration, Stockholder shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including the transfer of any and all of Stockholder's Shares Parent and the release of any and all liens, claims and encumbrances covering such Shares.

    SECTION 1.03.  PAYMENT FOR AND DELIVERY OF CERTIFICATES.  At the Closing,
(a) Parent shall pay the aggregate Purchase Price for the Shares being purchased from Stockholder by (i) wire transfer in immediately available funds of the total amount of the Purchase Price for such Shares to an account designated by Stockholder by written notice to Parent or (ii) delivery of that number of shares of Parent Common Stock equal to the quotient of the total amount of the Purchase Price and the Closing Date Market Price (determined as if the Effective Time had occurred on the Notice Date), (b) Stockholder shall deliver to Parent a certificate or certificates evidencing Stockholder's Shares, and Stockholder agrees that such Shares shall be transferred free and clear of all liens and (c) in the event that Parent has elected to pay the exercise price with shares of Parent Common Stock, Parent shall deliver to Stockholder a certificate or certificates evidencing such shares, and Parent agrees that such shares of Parent Common Stock shall be transferred free and clear of all liens. All such certificates representing Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, and with all applicable taxes paid or provided for.

                                   ARTICLE II
                         TRANSFER AND VOTING OF SHARES

    SECTION 2.01. TRANSFER OF SHARES. During the term of the Options, and except as otherwise provided herein, Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any the Company Capital Stock.

    SECTION 2.02. VOTING OF SHARES; FURTHER ASSURANCES. (a) Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Parent, or any nominee of Parent, with full power of substitution, during and for the term of the Option granted by Stockholder hereunder (or, following termination of the Merger Agreement, during such periods as the Options are exercisable), as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Colorado may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

    (b) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

    Stockholder hereby represents and warrants to Parent as follows:

    SECTION 3.01. DUE ORGANIZATION, ETC. Stockholder is duly organized and validly existing under the laws of Colorado. Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of Stockholder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    SECTION 3.02. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Stockholder or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Stockholder of its obligations under this Agreement.

    (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

    SECTION 3.03. TITLE TO SHARES. Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement. At the Closing Stockholder will deliver good and valid title to its Shares free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement. Stockholder has full right, power and authority to sell, transfer and deliver its Shares pursuant to this Agreement. Upon delivery of such Shares and payment of the Purchase Price therefor as contemplated herein, Parent will receive good and valid title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction or encumbrance of any kind.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent hereby represents and warrants to Stockholder as follows:

    SECTION 4.01. DUE ORGANIZATION, ETC. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

    SECTION 4.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Parent of its obligations under this Agreement.

    (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent of its obligations under this Agreement.

    SECTION 4.03. INVESTMENT INTENT. The purchase of Shares from any Stockholder pursuant to this Agreement is for the account of Parent for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE V
                               GENERAL PROVISIONS

    SECTION 5.01. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

       (a) If to Parent
           Sun Healthcare Group Inc.
           101 Sun Avenue, N.E.
           Albuquerque, New Mexico 87109
           Attention: Robert F. Murphy
           Telecopier No.: (505) 856-0747
           with a copy to:
           Brobeck Phleger & Harrison LLP
           One Market
           Spear Street Tower
           San Francisco, CA 94105
           Attention: Michael J. Kennedy
           Telecopier No.: (415) 442-1010

       (b) If to Stockholder
           Retirement Care Associates, Inc.
           6000 Lake Forest Drive
           Suite 200
           Atlanta, Georgia 30328
           Attention: Philip M. Rees
           Telecopier No.: (404) 255-5789
           with a copy to:
           Rogers & Hardin
           2700 Cain Tower
           Peachtree Center
           229 Peachtree Street, N.E.
           Atlanta, Georgia 30303
           Attention: Steven E. Fox
           Telecopier No.: (404) 525-2224

    SECTION 5.02. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 5.03. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 5.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

    SECTION 5.05. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

    SECTION 5.06. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 5.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 5.08. GOVERNING LAW. EXCEPT TO THE EXTENT THAT NEVADA LAW IS MANDATORILY APPLICABLE TO THE RIGHTS OF THE STOCKHOLDERS OF THE COMPANY, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

    SECTION 5.09. STOCK CERTIFICATE LEGENDS; STOP TRANSFER ORDERS. In the event that Parent issues shares of Parent Common Stock to Stockholder, (i) all certificates representing such shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear an appropriate legend, and (ii) Parent may cause stop transfer orders to be placed with its transfer agent with respect to such certificates.

    SECTION 5.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          SUN HEALTHCARE GROUP INC.
                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          RETIREMENT CARE ASSOCIATES, INC.
                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                             AMENDMENT NO. 1 TO THE
                 STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT

    THIS AMENDMENT NO. 1 to the STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997 (the "AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("PARENT"), and RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation, ("STOCKHOLDER"), is made as of this 25th day of November, 1997 by and among Parent and each Stockholder.

                                  WITNESSETH:

    WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided in Amendment No. 2 thereto dated of even date herewith; and

    WHEREAS, in connection therewith Parent and Stockholder desire to amend the Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1: AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

    (a) Section 1.01 of the Agreement is hereby amended by (i) replacing the phrase "120th" with the phrase "14th" therein and (ii) adding the following phrase at the end thereof: "or terminated or terminable pursuant to Section 9.01(h) thereof."

    (b) The following is hereby inserted as a new Article V thereto and the succeeding Articles and Section are hereby appropriately renumbered:

                                   ARTICLE V
                              REGISTRATION RIGHTS

    SECTION 5.01. SHELF REGISTRATION. (a) In the event that Parent pays for the Shares being purchased by delivery of shares of Parent Common Stock, Parent shall, within three months following the Closing, file with the Securities and Exchange Commission (the "COMMISSION") a shelf registration statement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (a "SHELF REGISTRATION STATEMENT"), relating to the resale of the Parent Shares by the Stockholder from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter; PROVIDED, HOWEVER, that Stockholder shall not be entitled to have the Parent Shares held by it covered by such Shelf Registration Statement unless Stockholder is in compliance with Section 5.02(f) hereof.

    (b) Parent shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Stockholders until the earliest to occur of the following: (A) the two year anniversary of the Closing; (B) the earliest time at which all the Parent Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (C) the earliest time at which, in the written opinion of independent counsel to Parent, all outstanding Parent Shares held by persons that are not affiliates of Parent may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto (in any such case, such period being called the "EFFECTIVENESS PERIOD"). Parent shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if Parent voluntarily takes any action that would result in Stockholders of Parent Shares covered thereby not being able to offer and sell any such Parent Shares during that period, unless (i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require Parent to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of Parent and its stockholders, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose for such suspension.

    SECTION 5.02. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

        (a) Parent shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

        (b) Parent shall advise the Stockholder:

            (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

            (ii) upon the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

           (iii) upon the receipt by Parent of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

            (iv) upon the happening of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus so that, as of such date, the Shelf Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

        (c) Parent shall, during the Effectiveness Period, deliver to Stockholder with respect to a Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as Stockholder may reasonably request; and Parent consents (except during the continuance of any event described in Section 5.02(b)(iv)) to the use of the prospectus or any amendment or supplement thereto by Stockholder in connection with the offering and sale of the Parent Shares covered by the prospectus or any amendment or supplement thereto during the Effectiveness Period.

        (d) Prior to any offering of Parent Shares pursuant to any Shelf Registration Statement, Parent shall register or qualify or cooperate with the Stockholder and its counsel in connection with the registration or qualification of such Parent Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Stockholders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Parent Shares covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that in no event shall Parent be obligated to
    (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5.02(d), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or
    (iii) subject itself to taxation in any jurisdiction if it is not so subject.

        (e) Upon the occurrence of any event contemplated by Section 5.02(b)(iv) above, Parent shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Parent Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Parent notifies the Stockholder of the occurrence of any event contemplated by Section 5.02(b)(iv) above, the Stockholder shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

        (f) Parent may require Stockholder with respect to a Shelf Registration Statement to furnish to Parent such information regarding the Stockholder and the distribution of Parent Shares held by the Stockholder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement and Parent may exclude from such registration the Parent Shares of any Stockholder that fails to furnish such information within a reasonable time after receiving such request.

        (g) Parent will use its best efforts to cause the Parent Shares to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Parent Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder."

    SECTION 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Parent that: Stockholder has all necessary power and authority (corporate or otherwise) to execute and deliver this Amendment, to perform its obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Stockholder and the consummation by Stockholder of the transactions contemplated by the Agreement as amended hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of Stockholder. This Amendment has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to Stockholder that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    SECTION 3. EFFECT ON AGREEMENT. Except as otherwise specifically provided herein, the Agreement shall not be amended but shall remain in full force and effect.

    SECTION 4. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                          SUN HEALTHCARE GROUP, INC.
                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          RETIREMENT CARE ASSOCIATES, INC.
                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                    EXHIBIT 7.03

                      FORM OF COMPANY AFFILIATE AGREEMENT
                                          , 1997

Sun Healthcare Group Inc.
101 Sun Lane, N.E.
Albuquerque, New Mexico 87109
Attention: Robert F. Murphy

                              AFFILIATE AGREEMENT

Ladies and Gentlemen:

    Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 (the "Merger Agreement"; capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement), among Sun Healthcare Group Inc., a corporation organized under the laws of the State of Delaware ("Parent"), Nectarine Acquisition Corporation, a corporation organized under the laws of the State of Nevada ("Merger Sub") and a direct wholly owned subsidiary of Parent, and Contour Medical, Inc., a corporation organized under the laws of the State of Nevada (the "Company").

    Pursuant to the terms of the Merger Agreement, at the Effective Time, outstanding shares of Company Capital Stock will be converted into and become exchangeable for shares of Parent Common Stock and/or cash on the basis set forth in the Merger Agreement.

    The undersigned has been advised that as of the date hereof [it ] [he] [she] may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of rule 145 ("Rule 145") of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company and other stockholders of the Company and their respective counsel and accounting firms.

    The undersigned hereby represents and warrants to and agrees with Parent that:

        1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

        2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for the Company;

        3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Company Capital Stock and options or warrants to purchase Company Capital Stock specified beneath [its] [his] [her] name on the signature page hereto (the "Company Securities"). Except for the Company Securities, the undersigned does not own beneficially any shares of Company Capital Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company;

        4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock in violation of the Securities Act or the Rules and Regulations;

        5. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, pledge or otherwise dispose of Parent Common Stock issued to [it] [him] [her ] in the Merger unless (i) such sale, transfer, pledge or other disposition has been registered under the Securities Act, (ii) such sale, transfer, pledge or other disposition is made in conformity with the volume and other limitations of Rule 145 or
    (iii) in the opinion of counsel reasonably acceptable to Parent (it being understood that the law firms of Rogers & Hardin and Shearman & Sterling are deemed to be reasonably satisfactory to Parent), such sale, transfer, pledge or other disposition is otherwise exempt from registration under the Securities Act;

        6. The undersigned understands that, except as provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of Parent Common Stock by the undersigned or on [its] [his] [her] behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

        7. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to Parent Common Stock issued to [it][him] [her] and that there will be placed on the certificates for Parent Common Stock issued to [it] [him] [her], or any substitutions therefor, a legend stating in substance:

           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

        8. The undersigned also understands that, unless the sale, transfer, pledge or other disposition by [it] [him] [her] of Parent Common Stock issued to [it] [him ] [her] has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

       SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

        9. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the Merger, the representations contained herein will be true, complete and correct at all times from the date hereof through the Closing Date; and

        10. The undersigned currently intends to vote all Company Capital Stock held by [it] [him] [her] in favor of the Merger.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    Execution of this letter should not be considered an admission on the part of the undersigned that [it] [he] [she ] is an affiliate of the Company as described above, or as a waiver of any rights the undersigned may have to object to any claim that [it ] [he] [she] am such an affiliate on or after the date of this letter.

                                          Very truly yours,
                                          [
                                          --------------------------------------
                                          [AFFILIATE]]
                                          [[AFFILIATE]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:]

                              Number of shares of Company Capital Stock beneficially owned:

                                                         Common Stock:
                                                                        --------------------

                                                    Series A Preferred
                                                                Stock:
                                                                        --------------------

                              Number of shares of Company Capital Stock subject to options, warrants or other rights to acquire Company Capital Stock
                             beneficially owned:

                                                         Common Stock:
                                                                        --------------------

                                                    Series A Preferred
                                                                Stock:
                                                                        --------------------

ACCEPTED AND AGREED as of
           , 1997:
SUN HEALTHCARE GROUP INC.
By:
   -----------------------------------
   Name:
   Title:

                                                                    APPENDIX D-1

                             AMENDMENT NO. 1 TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AMENDMENT NO. 1 (this "Amendment") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), NECTARINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and CONTOUR MEDICAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY"), is made this 21st day of August, 1997 by and among Parent, Merger Sub and the Company.

                              W I T N E S S E T H:

    WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

        (a) Section 6.06 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "SECTION 6.06. LETTERS OF ACCOUNTANTS. At the written request of Parent, each of the Company and/or Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of their respective independent public accountants, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby."

        (b) Article VI of the Merger Agreement is hereby amended by adding the following Section 6.10 immediately following Section 6.09 thereof:

           SECTION 6.10. CONSENT OF ACCOUNTANTS; WORK PAPERS. (a) The Company shall use its best efforts to cause Coopers & Lybrand L.L.P. to consent to the use in the Registration Statement and the Proxy Statement of their report on the consolidated financial statements of the Company appearing in the Company 1996 10-K; PROVIDED, HOWEVER, that the Company shall not be required under this Section 6.10(a) to pay any amounts claimed by Coopers & Lybrand L.L.P. which, in the Company's good faith exercise of its reasonable judgment, are subject to valid claims of set-off or other defenses or counterclaims.

           (b) The Company shall use its best efforts to cause Coopers & Lybrand L.L.P. to make available to Arthur Andersen LLP copies of all materials in Coopers & Lybrand L.L.P.'s possession relating to Coopers & Lybrand L.L.P.'s audit of the Company's financial statements for the year ended June 30, 1997, including all work papers, computer files and other materials prepared by Coopers & Lybrand L.L.P. in connection with such audit; PROVIDED, HOWEVER, that the

       Company shall not be required under this Section 6.10(b) to pay any amounts claimed by Coopers & Lybrand L.L.P. which, in the Company's good faith exercise of its reasonable judgment, are subject to valid claims of set-off or other defenses or counterclaims."

        (c) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before November 30, 1997; PROVIDED, HOWEVER, that in the event that the Effective Time has not occurred by such time (i) due to the failure to satisfy the condition specified in Section 8.01(b), and as of such time (A) the condition specified in Section 8.01(a) shall have been satisfied, (B) neither the Company Stockholders' Meeting nor, if applicable, the Parent Stockholders' Meeting, shall have been held, and (C) neither Parent nor the Company shall be entitled to terminate this Agreement under any other paragraph of this Section 9.01, then such date shall be extended, without any action on the part of any party hereto, until December 31, 1997; or (ii) solely due to the failure to satisfy the condition specified in
    Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent, until December 31, 1997; and PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

    SECTION 2.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

    SECTION 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.

                                          By: /s/ ROBERT D. WOLTIL
                                            ------------------------------------
                                            Name:  Robert D. Woltil

                                          Title:   Senior Vice President for
                                          Financial

                                                 Services and Chief Financial
                                          Officer

                                          NECTARINE ACQUISITION CORPORATION

                                          By: /s/ ROBERT D. WOLTIL
                                            ------------------------------------
                                            Name:  Robert D. Woltil

                                          Title:   Vice President

                                          CONTOUR MEDICAL, INC.

                                          By: /s/ CHRISTOPHER F. BROGDON
                                            ------------------------------------
                                            Name:  Christopher F. Brogdon

                                          Title:   Chairman of the Board

                                                                    APPENDIX D-2

                             AMENDMENT NO. 2 TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AMENDMENT NO. 2 (this "Amendment") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997 (as so amended, the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), NECTARINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and CONTOUR MEDICAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY"), is made this 25th day of November, 1997 by and among Parent, Merger Sub and the Company.

                                  WITNESSETH:

    WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    Section 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

        (a) Section 3.01 of the Agreement shall be amended (i) by deleting the first parenthetical phrase of Section 3.01(a) and adding the following parenthetical phrase in place thereof: "other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(c), any shares of Company Common Stock to be treated in accordance with Section 3.01(e) and any Dissenting Shares)"; and (ii) by adding the following new Section 3.01(e) thereto: "(e) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Principal Stockholder shall remain issued and outstanding; PROVIDED, HOWEVER, that if at the time the Articles of Merger are filed with the Secretary of State of Nevada either (i) articles of merger with respect to the RCA Merger have not been filed so as to cause the RCA Merger to occur immediately after the Merger or (ii) Parent has not undertaken to contribute to Principal Stockholder all shares of Company Capital Stock obtained by Parent pursuant to the Merger, then the Principal Stockholder Shares shall not be treated in accordance with this Section 3.01(e) but instead shall be treated in accordance with Section 3.01(a)."

        (b) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before March 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

    Section 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    Section 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

    Section 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.
                                          By: /s/ ROBERT D. WOLTIL
                                            ------------------------------------
                                            Name:  Robert D. Woltil
                                            Title:   Senior Vice President for
                                                     Financial Services and
                                                     Chief Financial Officer

                                          NECTARINE ACQUISITION CORPORATION
                                          By: /s/ ROBERT D. WOLTIL
                                            ------------------------------------
                                            Name:  Robert D. Woltil
                                            Title:   Vice President

                                          CONTOUR MEDICAL, INC.
                                          By: /s/ CHRISTOPHER F. BROGDON
                                            ------------------------------------
                                            Name:  Christopher F. Brogdon
                                            Title:   Chairman of the Board

                                                                    APPENDIX D-3

                             AMENDMENT NO. 3 TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AMENDMENT NO. 3 (this "AMENDMENT") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of August 21, 1997 and Amendment No. 2 thereto dated as of November 25, 1997 (as so amended, the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), NECTARINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Nevada ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and CONTOUR MEDICAL, INC., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY"), is made this 3rd day of April, 1998 by and among Parent, Merger Sub and the Company.

                                  WITNESSETH:

    WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided herein.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    Section 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

        (a) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

           "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before June 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

    Section 2.  REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

    Section 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

    Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

    Section 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUN HEALTHCARE GROUP, INC.
                                          By: /s/ ROBERT D. WOLTIL
                                            ------------------------------------
                                            Name:  Robert D. Woltil
                                            Title:   Senior Vice President for
                                                     Financial Services and
                                                     Chief Financial Officer

                                          NECTARINE ACQUISITION CORPORATION
                                          By: /s/ ROBERT D. WOLTIL
                                            ------------------------------------
                                            Name:  Robert D. Woltil
                                            Title:   Vice President

                                          CONTOUR MEDICAL, INC.
                                          By: /s/ CHRISTOPHER F. BROGDON
                                            ------------------------------------
                                            Name:  Christopher F. Brogdon
                                            Title:   Chairman of the Board

                                                                      APPENDIX E
                                                                       JP MORGAN

February 17, 1997

The Board of Directors
Sun Healthcare Group

Attention:  Andy Turner
        President and CEO

Ladies and Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to Sun Healthcare Group, Inc. (the "Company") of the consideration proposed to be paid by the Company in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary of the Company ("the Merger Subsidiary") with Contour Medical, Inc. (the "Seller"). Pursuant to the Agreement and Plan of Merger and Reorganization dated as of February 17, 1997 (the "Agreement"), among the Merger Subsidiary, the Seller, and the Company, the Seller will become a wholly-owned subsidiary of the Company, and the Company will pay for each share of Common Stock, par value $0.001 per share, of the Seller consideration equal to $8.50 in cash or stock at the Company's option and will pay cash or issue common shares at the discretion of the Company with respect to Class A Preferred Stock as provided in more detail in the Agreement.

    In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Seller and of certain other companies engaged in businesses comparable to those of the Seller, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Seller and the consideration received for such companies; (iv) current and historical market prices of the Common Stock of the Seller; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1994 and December 31, 1995 and the Seller for the fiscal year ended June 30, 1995 and June 30, 1996 and the unaudited financial statements of the Seller and the Company for the period ended September 30, 1996; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company and the Seller; (vii) certain internal financial analyses and forecasts prepared by the Seller, the Company, and their respective managements; and
(viii) the terms of other business combinations that we deemed relevant.

    In addition, we have held discussions with certain members of the management of the Company and the Seller with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Seller, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

    In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgements by management as to the expected future results of operations and financial condition of the Company and the Seller. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also considered the material synergies that the management of the company believes can be attained as a result of the Merger. We have assumed that these synergies reflect the best currently available estimates of management of the Company and will be readily achieved. We have also considered the fact that the Company is purchasing Retirement Care Associates, which owns the majority interest in the Seller.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's stock will trade at any future time.

    We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. J.P. Morgan Securities Inc continues to advise the Company on financial and strategic matters. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Seller for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

    On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the Company.

    This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                          Very truly yours,
                                          J.P. MORGAN SECURITIES INC.
                                          By: /s/ HOWARD POWERS
                                             -----------------------------------
                                             Name: Howard Powers
                                             Title: Managing Director

                                                                      APPENDIX F

April 8, 1997

Board of Directors
Contour Medical, Inc.
3340 Scherer Drive
St. Petersburg, Florida 33716

Gentlemen:

    You have requested the opinion of Sterne, Agee & Leach, Inc. ("SALI") as to the fairness, from a financial point of view, to Contour Medical, Inc. ("Contour"), of the consideration to be paid by Sun Healthcare Group, Inc. ("Sun") in connection with the proposed merger (the "Contour Merger") of Nectarine Acquisition Corporation ("Contour Merger Sub"), a direct wholly-owned subsidiary of Sun, with and into Contour pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, by and among Contour, Contour Merger Sub and Sun. In the Contour Merger, each share of common stock of Contour ("Contour Common Stock") issued and outstanding immediately prior to the effectiveness of the Contour Merger shall be converted into the right to receive $8.50 per share, in cash or Sun's common stock or a combination thereof, at Sun's choice (the "Merger Consideration").

    SALI is a registered broker/dealer, with expertise including retail and institutional brokerage; investment banking and underwriting; secondary trading of corporate, municipal, and government securities; and market making in over-the-counter stocks. We have acted as financial advisor to the Board of Directors of Contour in connection with the Contour Merger and will receive a fee for our services, part of which has been paid as a retainer with the remainder to be paid with the completion of of our opinion. In addition, Contour has agreed to indemnify SALI against certain liabilities. The only relationship between SALI and Contour and any of its affiliates that has existed at any time over the prior two years has been SALI's preliminary discussion leading to this engagement.

Page Two
Contour Medical, Inc.
April 8, 1997

    In arriving at our opinion we considered the nature of the business and history of the enterprise, the economic outlook in general, the outlook for the health care industry and the medical products segment in particular, Contours earnings are cash flows for the last four years, the outlook for future earnings, the book value of Contour Common Stock, Contours' financial condition, its expense paying capacity, past transactions in Contour Common Stock, sales of comparable companies, and prices at which other public companies in related lines of business are selling. We had discussions with management of Contour concerning its financial condition, business, operations, and prospects and conducted such other analyses as we deemed relevant to form a basis for our opinion.

    We have relied on, and assumed the accuracy and completeness of, the information provided by Contour, its employees, attorneys, agents, and representatives, including any appraisals given to us. We did not attempt any independent verification thereof. We did not perform any audit of the information submitted, including any financial, environmental, or real estate information. We in all cases assumed, but did not verify, the genuineness of all signatures, the authenticity of all original documents submitted, the conformity of all copies submitted to the originals, due authorization, execution, and delivery of all documents and the accuracy of all information supplied and statements made. We assumed that Contour has complied with or will in a timely fashion comply with all applicable laws, rules, and regulations. We further assumed that Contour has provided all relevant material information concerning its historical and future business operations and financial condition.

    Our opinion is based on economic, industry, market, and other conditions as in effect on, and the information made available to us as of, the date of such opinion. Our opinion does not address Contour's underlying business decision to effect the Contour Merger or constitute a recommendation to any holder of Contour Common Stock as to how such holder should vote with respect to the Contour Merger. Subsequent developments may affect our opinion, and we do not have any obligation to update, revise, or reaffirm such opinion. We express no opinion as to the price at which Sun's Common Stock will trade at any future time.

    Based on our analysis of the factors deemed relevant, it is our opinion that the Merger Consideration is fair from a financial point of view to the stockholders of Contour.

                                          Very truly yours,
                                          STERNE, AGEE & LEACH, INC.

                                                   /s/ JEFFREY D. SAUT

                                          --------------------------------------
                                                     Jeffrey D. Saut
                                            MANAGING DIRECTOR, CAPITAL MARKETS

                                                                      APPENDIX G

                            NEVADA REVISED STATUTES
            TITLE 7. BUSINESS ASSOCIATIONS; SECURITIES; COMMODITIES
                 CHAPTER 92A. MERGERS AND EXCHANGES OF INTEREST
                          RIGHTS OF DISSENTING OWNERS

92A.300. DEFINITIONS.

    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305. "BENEFICIAL STOCKHOLDER" DEFINED.

    "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310. "CORPORATE ACTION" DEFINED.

    "Corporate action" means the action of a domestic corporation.

92A.315. "DISSENTER" DEFINED.

    "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

92A.320. "FAIR VALUE" DEFINED.

    "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

92A.325. "STOCKHOLDER" DEFINED.

    "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330. "STOCKHOLDER OF RECORD" DEFINED.

    "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

92A.335. "SUBJECT CORPORATION" DEFINED.

    "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340. COMPUTATION OF INTEREST.

    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans, or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

92A.380. RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO
  OBTAIN PAYMENT FOR SHARES.

    1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

        (a) Consummation of a plan of merger to which the domestic corporation is a party:

           (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, of the articles of incorporation and he is entitled to vote on the merger; or

           (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

        (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

        (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

    2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

92A.390. LIMITATIONS ON RIGHT OF DISSENT; STOCKHOLDERS OF CERTAIN CLASSES OR
  SERIES; ACTION OF
  STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

    1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

        (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

        (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

           (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                (I) The surviving or acquiring entity; or

               (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 holders of owner's interests of record; or

           (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

    2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

92A.400. LIMITATIONS ON RIGHT OF DISSENT; ASSERTION AS TO PORTIONS ONLY TO
  SHARES REGISTERED TO
  STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

    1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

    2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

        (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

        (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

92A.410. NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

    1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

    2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

92A.420. PREREQUISITE TO DEMAND FOR PAYMENT FOR SHARES.

    1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

        (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

        (b) Must not vote his shares in favor of the proposed action.

    2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

92A.430. DISSENTER'S NOTICE; DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS;
  CONTENTS.

    1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

    2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

        (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

        (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

        (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

92A.440. DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF
  STOCKHOLDER.

    1.  A stockholder to whom a dissenter's notice is sent must:

        (a) Demand payment;

        (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

        (c) Deposit his certificates, if any, in accordance with the terms of the notice.

    2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

    3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

92A.450. UNCERTIFICATED SHARES; AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR
  PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

    1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

    2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

92A.460. PAYMENT FOR SHARES; GENERAL REQUIREMENTS.

    1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

        (a) Of the county where the corporation's registered office is located;
    or

        (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

    2.  The payment must be accompanied by:

        (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

        (b) A statement of the subject corporation's estimate of the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

        (e) A copy of NRS 92A.300 to 92A.500, inclusive.

92A.470. PAYMENT FOR SHARES; SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S
  NOTICE.

    1. A subject corporation may elect to withhold payments from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

    2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

92A.480. DISSENTER'S ESTIMATE OF FAIR VALUE; NOTIFICATION OF SUBJECT
  CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

    1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

    2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

92A.490. LEGAL PROCEEDING TO DETERMINE FAIR VALUE; DUTIES OF SUBJECT
  CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

    1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

    3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as to an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

        (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

        (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500. LEGAL PROCEEDING TO DETERMINE FAIR VALUE; ASSESSMENT OF COSTS AND FEES.

    1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

    2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

        (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

    3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

    4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

    5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                                                      APPENDIX H

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                         OF SUN HEALTHCARE GROUP, INC.

    Sun Healthcare Group, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

    That Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

    FOURTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Fifty-Five Million (155,000,000) shares, divided into One Hundred Fifty Million (150,000,000) shares of common stock with One Penny ($.01) par value, and Five Million (5,000,000) shares of preferred stock with One Penny ($.01) par value.

    The foregoing Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law by the holders of a majority of the outstanding shares of Common Stock of the Corporation.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Vice President and Controller and attested by its Secretary
effective this       day of         , 1998.

                                          SUN HEALTHCARE GROUP, INC.
                                          By:
                                                          Robert D. Woltil, Senior Vice
                                                                     President
                                                            for Financial Services and
                                                             Chief Financial Officer

ATTEST:
Robert F. Murphy, Secretary

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

    As authorized by Section 102(b)(7) of the DGCL, Sun's Certificate of Incorporation limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Sun has also entered into indemnification agreements with certain of its officers and with its directors and also provides insurance coverage to such parties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS

    The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT NO.                                             DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     2.1     Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, among Sun
               Healthcare Group, Inc., Peach Acquisition Corporation and Retirement Care Associates, Inc.
               (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus/Information
               Statement included as part of this Registration Statement).

     2.2     Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of May 27, 1997, among Sun Healthcare Group, Inc., Peach Acquisition Corporation and Retirement Care Associates,
               Inc. (incorporated by reference to Appendix A-1 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

     2.3     Amendment No. 2 to the Agreement and Plan of Merger and Reorganization, dated as of August 21,
               1997, among Sun Healthcare Group, Inc., Peach Acquisition Corporation and Retirement Care
               Associates, Inc. (incorporated by reference to Appendix A-2 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

EXHIBIT NO.                                             DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     2.4     Amendment No. 3 to the Agreement and Plan of Merger and Reorganization, dated as of November 25,
               1997, among Sun Healthcare Group, Inc., Peach Acquisition Corporation and Retirement Care
               Associates, Inc. (incorporated by reference to Appendix A-3 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

     2.5     Amendment No. 4 to the Agreement and Plan of Merger and Reorganization dated as of February 17,
               1997 among Sun Healthcare Group, Inc., Retirement Care Associates, Inc. and Peach Acquisition
               Corporation (incorporated by reference to Appendix A-4 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

     2.6     Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 among Sun
               Healthcare Group, Inc., Nectarine Acquisition Corporation and Contour Medical, Inc.
               (incorporated by reference to Appendix D to the Joint Proxy Statement/ Prospectus/Information
               Statement included as part of this Registration Statement).

     2.7     Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of August 21,
               1997, among Sun Healthcare Group, Inc., Nectarine Acquisition Corporation and Contour Medical,
               Inc. (incorporated by reference to Appendix D-1 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

     2.8     Amendment No. 2 to the Agreement and Plan of Merger and Reorganization, dated as of November 25,
               1997, among Sun Healthcare Group, Inc., Nectarine Acquisition Corporation and Contour Medical,
               Inc. (incorporated by reference to Appendix D-2 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

     2.9     Amendment No. 3 to the Agreement and Plan of Merger and Reorganization dated as of February 17,
               1997 among Sun Healthcare Group, Inc., Contour Medical, Inc. and Nectarine Acquisition
               Corporation (incorporated by reference to Appendix D-3 to the Joint Proxy
               Statement/Prospectus/Information Statement included as part of this Registration Statement).

     3.1 (1) Certificate of Incorporation of Sun Healthcare Group, Inc.

     3.2 (1 (2) Bylaws of Sun, as amended.

     3.3 (3) Certificate of Amendment to Certificate of Incorporation of Sun Healthcare Group, Inc. dated April
               15, 1993.

     3.4 (4) Certificate of Amendment to Certificate of Incorporation of Sun Healthcare Group, Inc. dated June
               23, 1994.

     3.5     Form of Certificate of Amendment to the Certificate of Incorporation of Sun Healthcare Group, Inc.
               (incorporated by reference to Appendix H to the Joint Proxy Statement/ Prospectus/Information
               Statement included as part of this Registration Statement).

     4.1     Form of Certificate of Designations of Series B Convertible Preferred Stock of Sun Healthcare
               Group, Inc.

     4.2 (5) Form of Rights Agreement, dated as of June 2, 1995, between Sun Healthcare Group, Inc. and
               Boatmen's Trust Company, which includes the form of Certificate of Designations for the Series A
               Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of Summary of Preferred Stock Purchase Rights as Exhibit C.

EXHIBIT NO.                                             DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     4.3 (6) First Amendment to Rights Agreement, dated as of August 11, 1995, amending the Rights Agreement, dated as of June 2, 1995, between Sun Healthcare Group, Inc. and Boatmen's Trust Company.

     5.1     Opinion letter of Brobeck, Phleger & Harrison LLP as to the legality of the securities being registered by this Registration Statement.

     8.1     Opinion letter of Shearman & Sterling as to certain tax matters regarding the RCA Merger.

     8.2     Opinion letter of Rogers & Hardin LLP as to certain tax matters regarding the RCA Merger.

     8.3     Opinion letter of Shearman & Sterling as to certain tax matters regarding the Contour Merger.

    23.1     Consent of Brobeck, Phleger & Harrison LLP with respect to its opinion as to the legality of securities being registered by this Registration Statement (contained in Exhibit 5.1).

    23.2     Consent of Shearman & Sterling with respect to its opinion as to certain tax matters regarding the
               RCA Merger (contained in Exhibit 8.1).

    23.3     Consent of Rogers & Hardin LLP with respect to its opinion as to certain tax matters regarding the
               RCA Merger (contained in Exhibit 8.2).

    23.4     Consent of Shearman & Sterling with respect to its opinion as to certain tax matters regarding the
               Contour Merger (contained in Exhibit 8.3).

    23.5     Consent of J.P. Morgan Securities Inc. with respect to its fairness opinion dated November 24,
               1997 regarding the RCA Merger.

    23.6     Consent of J.P. Morgan Securities Inc. with respect to its fairness opinion dated February 17,
               1997 regarding the Contour Merger.

    23.7     Consent of Sterne, Agee & Leach, Inc. with respect to its fairness opinion dated April 8, 1997 regarding the Contour Merger.

    23.8     Consent of Arthur Andersen LLP, independent public accountants, with respect to financial statements of Sun Healthcare Group, Inc. and Regency Health Services, Inc.

    23.9     Consent of Cherry, Bekaert & Holland, L.L.P., independent auditors, with respect to financial statements of Retirement Care Associates, Inc.

    23.10    Consent of BDO Seidman, LLP, independent auditors, with respect to financial statements of
               Retirement Care Associates, Inc.

    23.11    Consent of Cherry, Bekaert & Holland, L.L.P., independent auditors, with respect to financial statements of Contour Medical, Inc.

    23.12    Consent of BDO Seidman, LLP, independent auditors with respect to financial statements of Contour
               Medical, Inc.

    24.1     Powers of attorney (included on pages II-6 and II-7 of this Registration Statement).

    99.1     Form of Proxy Card of Sun Healthcare Group, Inc.

    99.2     Form of Proxy Card of Retirement Care Associates, Inc.

------------------------

(1) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Registration Statement (No. 33-62670) on Form S-1.

(2) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Registration Statement (No. 33-77870) on Form S-1.

(3) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 10-Q for the quarter ended March 31, 1996.

(4) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 10-Q for the quarter ended September 30, 1994.

(5) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 8-A filed June 6, 1995.

(6) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 8-A/A-1 filed August 17, 1995.

    (b) FINANCIAL STATEMENT SCHEDULES

    Financial statements and schedules not included herein have been omitted because of the absence of conditions under which they are required or because the required information, where material, is shown in the consolidated financial statements or notes thereto incorporated by reference in the Joint Proxy Statement/Prospectus/Information Statement.

    (c) REPORTS, OPINIONS AND APPRAISALS

    Opinions of J.P. Morgan Securities Inc. with respect to the RCA Merger and the Contour Merger, and of Sterne, Agee & Leach, Inc. with respect to the Contour Merger (attached as Appendices B and E, and Appendix F, respectively, to the Joint Proxy Statement/Prospectus/Information Statement filed as a part of this Registration Statement).

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) (i) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (ii) The undersigned registrant hereby undertakes that every prospectus:
             (A) that is filed pursuant to paragraph (c) immediately preceding or (B) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Joint Proxy Statement/Prospectus/Information Statement pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albuquerque, state of New Mexico, on May 21, 1998.

                                          SUN HEALTHCARE GROUP, INC.

                                By:                         /s/ ANDREW L. TURNER
                                           ------------------------------------------------------
                                                              Andrew L. Turner
                                                           CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints each of Robert D. Woltil, Robert F. Murphy and William C. Warrick, as his attorney-in-fact, each with the power of substitution, to sign this Registration Statement on his behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                             TITLE                               DATE
-------------------------------------------------  ----------------------------------------------------  ---------------


By:                 /s/ ANDREW L. TURNER           Chairman of the Board of Directors and
               ------------------------------          Chief Executive Officer                            May 21, 1998
                      Andrew L. Turner

By:                 /s/ ROBERT D. WOLTIL           Chief Financial Officer (Principal
               ------------------------------          Financial Officer) and Director                    May 21, 1998
                      Robert D. Woltil

By:                /s/ ANDREW P. MASETTI           Vice President, Finance (Principal
               ------------------------------          Accounting Officer)                                May 21, 1998
                     Andrew P. Masetti

By:                /s/ WILLIAM R. ANIXTER
               ------------------------------      Director                                               May 21, 1998
                     William R. Anixter

By:                 /s/ JOHN E. BINGAMAN
               ------------------------------      Director                                               May 21, 1998
                      John E. Bingaman

By:                   /s/ ZEV KARKOMI
               ------------------------------      Director                                               May 21, 1998
                        Zev Karkomi

By:                  /s/ MARTIN G. MAND
               ------------------------------      Director                                               May 21, 1998
                       Martin G. Mand

                    SIGNATURE                                             TITLE                               DATE
-------------------------------------------------  ----------------------------------------------------  ---------------

By:                /s/ LOIS E. SILVERMAN
               ------------------------------      Director                                               May 21, 1998
                     Lois E. Silverman

By:              /s/ JAMES R. TOLBERT, III
               ------------------------------      Director                                               May 21, 1998
                   James R. Tolbert, III

By:                  /s/ MARK G. WIMER
               ------------------------------      Director                                               May 21, 1998
                       Mark G. Wimer

By:                 /s/ R. JAMES WOOLSEY
               ------------------------------      Director                                               May 21, 1998
                      R. James Woolsey

                               INDEX TO EXHIBITS

    The Exhibit numbers in the following list correspond to the numbers assigned to such exhibits in Item 601 and Regulation S-K.

  EXHIBIT NO.                                         DESCRIPTION
---------------     --------------------------------------------------------------------------------
        2.1         Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, among Sun Healthcare Group, Inc., Peach Acquisition Corporation and Retirement
                      Care Associates, Inc. (incorporated by reference to Appendix A to the Joint
                      Proxy Statement/Prospectus/Information Statement included as part of this
                      Registration Statement).
        2.2         Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of May 27, 1997, among Sun Healthcare Group, Inc., Peach Acquisition
                      Corporation and Retirement Care Associates, Inc. (incorporated by reference to
                      Appendix A-1 to the Joint Proxy Statement/Prospectus/Information Statement
                      included as part of this Registration Statement).
        2.3         Amendment No. 2 to the Agreement and Plan of Merger and Reorganization, dated as of August 21, 1997, among Sun Healthcare Group, Inc., Peach Acquisition
                      Corporation and Retirement Care Associates, Inc. (incorporated by reference to
                      Appendix A-2 to the Joint Proxy Statement/Prospectus/Information Statement
                      included as part of this Registration Statement).
        2.4         Amendment No. 3 to the Agreement and Plan of Merger and Reorganization, dated as of November 25, 1997, among Sun Healthcare Group, Inc., Peach Acquisition
                      Corporation and Retirement Care Associates, Inc. (incorporated by reference to
                      Appendix A-3 to the Joint Proxy Statement/Prospectus/Information Statement
                      included as part of this Registration Statement).
        2.5         Amendment No. 4 to the Agreement and Plan of Merger and Reorganization dated as of February 17, 1997 among Sun Healthcare Group, Inc., Retirement Care
                      Associates, Inc. and Peach Acquisition Corporation (incorporated by reference to Appendix A-4 to the Joint Proxy Statement/Prospectus/Information Statement
                      included as part of this Registration Statement).
        2.6         Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 among Sun Healthcare Group, Inc., Nectarine Acquisition Corporation and
                      Contour Medical, Inc. (incorporated by reference to Appendix D to the Joint
                      Proxy Statement/ Prospectus/Information Statement included as part of this
                      Registration Statement).
        2.7         Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of August 21, 1997, among Sun Healthcare Group, Inc., Nectarine Acquisition
                      Corporation and Contour Medical, Inc. (incorporated by reference to Appendix
                      D-1 to the Joint Proxy Statement/Prospectus/Information Statement included as part of this Registration Statement).
        2.8         Amendment No. 2 to the Agreement and Plan of Merger and Reorganization, dated as of November 25, 1997, among Sun Healthcare Group, Inc., Nectarine Acquisition
                      Corporation and Contour Medical, Inc. (incorporated by reference to Appendix
                      D-2 to the Joint Proxy Statement/Prospectus/Information Statement included as part of this Registration Statement).
        2.9         Amendment No. 3 to the Agreement and Plan of Merger and Reorganization dated as of February 17, 1997 among Sun Healthcare Group, Inc., Contour Medical, Inc.
                      and Nectarine Acquisition Corporation (incorporated by reference to Appendix
                      D-3 to the Joint Proxy Statement/Prospectus/Information Statement included as part of this Registration Statement).
        3.1(1)      Certificate of Incorporation of Sun Healthcare Group, Inc.
        3.2(1)(2)   Bylaws of Sun, as amended.

  EXHIBIT NO.                                         DESCRIPTION
---------------     --------------------------------------------------------------------------------
        3.3(3)      Certificate of Amendment to Certificate of Incorporation of Sun Healthcare
                      Group, Inc. dated April 15, 1993.
        3.4(4)      Certificate of Amendment to Certificate of Incorporation of Sun Healthcare
                      Group, Inc. dated June 23, 1994.
        3.5         Form of Certificate of Amendment to the Certificate of Incorporation of Sun
                      Healthcare Group, Inc. (incorporated by reference to Appendix H to the Joint
                      Proxy Statement/ Prospectus/Information Statement included as part of this
                      Registration Statement).
        4.1         Form of Certificate of Designations of Series B Convertible Preferred Stock of
                      Sun Healthcare Group, Inc.
        4.2(5)      Form of Rights Agreement, dated as of June 2, 1995, between Sun Healthcare
                      Group, Inc. and Boatmen's Trust Company, which includes the form of
                      Certificate of Designations for the Series A Preferred Stock as Exhibit A, the
                      form of Right Certificate as Exhibit B and the form of Summary of Preferred
                      Stock Purchase Rights as Exhibit C.
        4.3(6)      First Amendment to Rights Agreement, dated as of August 11, 1995, amending the
                      Rights Agreement, dated as of June 2, 1995, between Sun Healthcare Group, Inc.
                      and Boatmen's Trust Company.
        5.1         Opinion letter of Brobeck, Phleger & Harrison LLP as to the legality of the securities being registered by this Registration Statement.
        8.1         Opinion letter of Shearman & Sterling as to certain tax matters regarding the
                      RCA Merger.
        8.2         Opinion letter of Rogers & Hardin LLP as to certain tax matters regarding the
                      RCA Merger.
        8.3         Opinion letter of Shearman & Sterling as to certain tax matters regarding the
                      Contour Merger.
       23.1         Consent of Brobeck, Phleger & Harrison LLP with respect to its opinion as to the legality of securities being registered by this Registration Statement
                      (contained in Exhibit 5.1).
       23.2         Consent of Shearman & Sterling with respect to its opinion as to certain tax matters regarding the RCA Merger (contained in Exhibit 8.1).
       23.3         Consent of Rogers & Hardin LLP with respect to its opinion as to certain tax matters regarding the RCA Merger (contained in Exhibit 8.2).
       23.4         Consent of Shearman & Sterling with respect to its opinion as to certain tax matters regarding the Contour Merger (contained in Exhibit 8.3).
       23.5         Consent of J.P. Morgan Securities Inc. with respect to its fairness opinion dated November 24, 1997 regarding the RCA Merger.
       23.6         Consent of J.P. Morgan Securities Inc. with respect to its fairness opinion voted February 17, 1997 regarding the Contour Merger.
       23.7         Consent of Sterne, Agee & Leach, Inc. with respect to its fairness opinion voted
                      April 8, 1997 regarding the Contour Merger.
       23.8         Consent of Arthur Andersen LLP, independent public accountants, with respect to financial statements of Sun Healthcare Group, Inc.
       23.9         Consent of Cherry, Bekaert & Holland, L.L.P., independent auditors, with respect to financial statements of Retirement Care Associates, Inc.
       23.10        Consent of BDO Seidman, LLP, independent auditors, with respect to financial statements of Retirement Care Associates, Inc.
       23.11        Consent of Cherry, Bekaert & Holland, L.L.P., independent auditors, with respect to financial statements of Contour Medical, Inc.

  EXHIBIT NO.                                         DESCRIPTION
---------------     --------------------------------------------------------------------------------
       23.12        Consent of BDO Seidman, LLP, independent auditors with respect to financial statements of Contour Medical, Inc.
       24.1         Powers of attorney (included on pages II-6 and II-7 of this Registration
                      Statement).
       99.1         Form of Proxy Card of Sun Healthcare Group, Inc.
       99.2         Form of Proxy Card of Retirement Care Associates, Inc.

------------------------

(1) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Registration Statement (No. 33-62670) on Form S-1.

(2) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Registration Statement (No. 33-77870) on Form S-1.

(3) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 10-Q for the quarter ended March 31, 1996.

(4) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 10-Q for the quarter ended September 30, 1994.

(5) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 8-A filed June 6, 1995.

(6) Incorporated by reference from exhibits to Sun Healthcare Group, Inc.'s Form 8-A/A-1 filed August 17, 1995.